Prospectus Supplement dated July 24, 2007
(To Prospectus dated July 6, 2007)
$368,301,000 (Approximate)
BAYVIEW FINANCIAL MORTGAGE PASS-THROUGH TRUST 2007-B
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-B
Bayview Financial Mortgage Pass-Through Trust 2007-B, Issuing Entity
Bayview Financial, L.P., Sponsor
Bayview Financial Securities Company, LLC, Depositor
Wells Fargo Bank, N.A., Master Servicer

You should consider carefully the risk factors beginning on page S-23 of this prospectus supplement and on page 1 of the prospectus.

For a list of capitalized terms used in this prospectus supplement, see the index beginning on page S-128 of this prospectus supplement.

The certificates will represent interests in the issuing entity only and will not represent interests in or obligations of the sponsor, the depositor or any of their affiliates or any other entity.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the chart below:

Class	Class Principal or Notional Balance(1)	Interest Rate(2)	Price to Public	Underwriting Discount	Proceeds to Depositor
A-IO	$79,896,934(3)	Variable(3)	3.83160%	0.09766%	3.73394%
1-A1	$67,539,000	6.407%	99.99913%	0.17000%	99.82913%
1-A2	$31,104,000	6.831%	99.99921%	0.17000%	99.82921%
1-A3	$ 7,408,000	7.219%	99.99747%	0.17000%	99.82747%
1-A4	$13,255,000	8.048%	99.99877%	0.22500%	99.77377%
1-A5	$13,256,000	6.770%	99.99520%	0.22500%	99.77020%
2-A1	$56,660,000	Adjustable	100.00000%	0.21000%	99.79000%
2-A2	$26,437,000	Adjustable	100.00000%	0.21000%	99.79000%
2-A3	$29,696,000	Adjustable	100.00000%	0.21000%	99.79000%
2-A4	$70,000,000	Adjustable	100.00000%	0.21000%	99.79000%
M-1	$21,563,000	Adjustable	98.75303%	0.40000%	98.35303%
M-2	$ 6,161,000	Adjustable	100.00000%	0.50000%	99.50000%
M-3	$10,974,000	Adjustable	96.40337%	0.60000%	95.80337%
M-4	$ 5,006,000	Adjustable	(4)	(4)	(4)
B-1	$ 4,814,000	Adjustable	(4)	(4)	(4)
B-2	$ 4,428,000	Adjustable	(4)	(4)	(4)
______________
(1)	These amounts are approximate, as described in this prospectus supplement.
(2)	The interest rate for each class of offered certificates is subject to limitation and is described in this prospectus supplement under “Summary of Terms.”
(3)	Initial notional balance. The class A-IO certificates are interest-only certificates; they will not be entitled to payments of principal. Interest will accrue on each component of the class A-IO certificates at a variable rate as described in this prospectus supplement under “Summary of Terms—The Offered Certificates—Payment Components.”
(4)	The class M-4, class B-1 and class B-2 certificates are not being purchased by or offered by the underwriters. These certificates may be offered in the future as described in this prospectus supplement.

The assets of the trust fund will primarily consist of (1) two pools of first lien, fully amortizing and balloon, fixed and adjustable rate, mortgage loans secured by residential properties and (2) an interest rate cap agreement. Principal and interest on the offered certificates will be payable monthly, as described in this prospectus supplement. The first expected distribution date is August 28, 2007. Credit enhancement for the offered certificates includes overcollateralization, excess interest and the application of excess cashflow, subordination, loss allocation and limited cross-collateralization features, as well as a limited reserve fund. Amounts payable under an interest rate cap agreement provided by Barclays Bank PLC will be deposited in the reserve fund and amounts payable under an interest rate swap agreement provided by Merrill Lynch Capital Services, Inc. will be deposited into the swap account, in each case to be applied to pay certain interest shortfalls, maintain overcollateralization and repay certain losses.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The class M-4, class B-1 and class B-2 certificates will not be purchased from the depositor by the underwriters and are not offered by the underwriters. Delivery of the offered certificates will be made in book-entry form through the Depository Trust Company, Clearstream Banking Luxembourg and the Euroclear System on or about July 27, 2007.

JPMorgan
Citigroup
Merrill Lynch & Co.

Important Notice about Information Presented in this
Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates.

The information presented in this prospectus supplement is intended to enhance the general terms of the accompanying prospectus. If the specific terms of this prospectus supplement and the general terms of the accompanying prospectus vary, you should rely on the information in this prospectus supplement.

________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Capitalized terms used in this prospectus supplement are defined on the page identified in the Index of Defined Terms, or in the accompanying prospectus.

S-ii

S-iii

Servicing	S-60
Custody of the Mortgage Files	S-65
Early Termination of the Trust Fund	S-65
Optional Substitution of Certain Mortgage Loans	S-65
Certain Matters under the Pooling and Servicing Agreement	S-66
Reports to Certificateholders	S-67
Voting Rights	S-68
The Trustee	S-68
The Issuing Entity	S-69
Fees and Expenses of the Trust Fund	S-70
Description of the Certificates	S-71
General	S-71
Book-Entry Registration	S-74
Distributions of Interest	S-74
The Cap Agreement; Basis Risk Shortfalls and Limited Credit Support	S-82
Determination of LIBOR	S-85
Distributions of Principal	S-85
Overcollateralization; Application of Excess Cashflow	S-91
Supplemental Interest Trust	S-94
Allocation of Losses; Reserve Fund Draws	S-98
Early Termination of the Trust Fund	S-99
Certain Yield and Prepayment Considerations	S-100
General	S-100
Yield Considerations Related to the Class A-IO Certificates	S-103
Subordinate Certificates	S-104
Modeling Assumptions	S-104
Weighted Average Life	S-111
Material Federal Income Tax Considerations	S-119
Tax Classification of the Trust Fund	S-119
Tax Treatment of the Offered Certificates	S-119
Taxation of the Notional Principal Contract Components	S-121
Special Tax Attributes	S-122
ERISA Considerations	S-122
ERISA Considerations with respect to the Swap Agreement	S-123
Legal Investment Considerations	S-124
Use of Proceeds	S-125
Method of Distribution	S-125
Legal Matters	S-126
Ratings	S-126
Index of Defined Terms	S-128
Annex A Schedule of Cap Agreement Notional Amounts	S-A-1
Annex B Class A-IO Schedule	S-B-1
Annex C Certain Characteristics of the Mortgage Loans	S-C-1

S-iv

The Offered Certificates

The certificates consist of the classes of certificates listed in the tables below, together with the class X, class P, class R and class RL certificates. Only the classes of certificates listed in the tables below are offered by this prospectus supplement.

	Class
	Principal or Notional	Initial Interest			Initial Certificate Ratings
Class	Balance(1)	Rate(2)	Principal Type	Interest Type	Fitch	Moody’s	S&P

A-IO	$79,896,934(3)	Variable(4)	Senior, Interest-Only	Variable Rate	AAA	Aaa	AAA
1-A1	$67,539,000	6.407%(5)	Senior, Sequential	Fixed Rate	AAA	Aaa	AAA
1-A2	$31,104,000	6.831%(5)	Senior, Sequential	Fixed Rate	AAA	Aaa	AAA
1-A3	$7,408,000	7.219%(5)	Senior, Sequential	Fixed Rate	AAA	Aaa	AAA
1-A4	$13,255,000	8.048%(5)	Senior, Sequential	Fixed Rate	AAA	Aaa	AAA
1-A5	$13,256,000	6.770%(5)	Senior, Non-accelerating (NAS)(6)	Fixed Rate	AAA	Aaa	AAA
2-A1	$56,660,000	5.620%(5)	Senior, Sequential	Adjustable Rate	AAA	Aaa	AAA
2-A2	$26,437,000	5.720%(5)	Senior, Sequential	Adjustable Rate	AAA	Aaa	AAA
2-A3	$29,696,000	6.170%(5)	Senior, Sequential	Adjustable Rate	AAA	Aaa	AAA
2-A4	$70,000,000	6.020%(5)	Senior, Pass-Through	Adjustable Rate	AAA	Aaa	AAA
M-1	$21,563,000	6.570%(5)	Subordinated	Adjustable Rate	AA	Aa2	AA
M-2	$6,161,000	7.070%(5)	Subordinated	Adjustable Rate	AA-	Aa3	AA-
M-3	$10,974,000	7.320%(5)	Subordinated	Adjustable Rate	A	A2	A
M-4	$5,006,000	7.820%(5)	Subordinated	Adjustable Rate	A-	A3	A-
B-1	$4,814,000	9.320%(5)	Subordinated	Adjustable Rate	BBB+	Baa1	BBB+
B-2	$4,428,000	11.320%(5)	Subordinated	Adjustable Rate	BBB	Baa2	BBB

(1)	These balances are approximate, as described in this prospectus supplement.
(2)
The interest rate for each class of offered certificates is subject to limitation and is described in this prospectus supplement under “Summary of Terms—The Offered Certificates—Interest Payments—Amounts Available for Interest Payments.”

(3)
Initial notional balance. The class A-IO certificates are interest-only certificates; they will not be entitled to payments of principal and will accrue interest on their component notional balances, as described in this prospectus supplement under “Summary of Terms—The Offered Certificates—Payment Components.”

(4)
With respect to any distribution date up to and including the distribution date in January 2010, the applicable annual rate for each component as set forth under the headings “A-IO(1) Component Interest Rate” and “A-IO(2) Component Interest Rate” on Annex B for that distribution date and thereafter 0.0000%, in each case subject to reduction, as described in this prospectus supplement under “Summary of Terms—Payments on the Offered Certificates—Interest Payments.”

(5)
Subject to the applicable available funds cap, as described in this prospectus supplement under “Summary of Terms—The Offered Certificates—Interest Payments.” Interest will accrue on the class principal balance of the pool 2 senior certificates and the subordinate certificates at an adjustable rate based on one-month LIBOR plus a certain spread as described in this prospectus supplement under “Summary of Terms—The Offered Certificates—Interest Payments—Amounts Available for Interest Payments.”

(6)
The class 1-A5 certificates will not receive principal payments at the same rate as the other pool 1 senior certificates because principal payments generally will not be made on these certificates until August 2010 and thereafter will include the NAS priority amount as described in this prospectus supplement under “Summary of Terms—Payments on the Offered Certificates—Principal Payments.”

The offered certificates will also have the following characteristics:

Class	Record Date(1)	Delay/Accrual Period(2)	Interest Accrual Convention	Final Scheduled Distribution Date(3)	Expected Final Distribution Date(4)	Minimum Denomination	Incremental Denomination	CUSIP Number
A-IO	DD	0 day	30/360	1/28/2010	1/28/2010	$3,000,000	$1	07324F AA8
1-A1	CM	27 day	30/360	8/28/2037	9/28/2009	$100,000	$1	07324F AB6
1-A2	CM	27 day	30/360	8/28/2037	12/28/2011	$100,000	$1	07324F AC4
1-A3	CM	27 day	30/360	8/28/2037	4/28/2013	$100,000	$1	07324F AD2
1-A4	CM	27 day	30/360	8/28/2037	10/28/2016	$100,000	$1	07324F AE0
1-A5	CM	27 day	30/360	8/28/2037	10/28/2016	$100,000	$1	07324F AF7
2-A1	DD	0 day	Actual/360	8/28/2037	9/28/2009	$100,000	$1	07324F AG5
2-A2	DD	0 day	Actual/360	8/28/2037	10/28/2011	$100,000	$1	07324F AH3
2-A3	DD	0 day	Actual/360	8/28/2037	10/28/2016	$100,000	$1	07324F AJ9
2-A4	DD	0 day	Actual/360	8/28/2037	10/28/2016	$100,000	$1	07324F AK6
M-1	DD	0 day	Actual/360	8/28/2037	10/28/2016	$100,000	$1	07324F AL4
M-2	DD	0 day	Actual/360	8/28/2037	10/28/2016	$100,000	$1	07324F AM2
M-3	DD	0 day	Actual/360	8/28/2037	10/28/2016	$100,000	$1	07324F AN0
M-4	DD	0 day	Actual/360	8/28/2037	10/28/2016	$100,000	$1	07324F AP5
B-1	DD	0 day	Actual/360	8/28/2037	10/28/2016	$100,000	$1	07324F AQ3
B-2	DD	0 day	Actual/360	8/28/2037	10/28/2016	$100,000	$1	07324F AR1

(1)
CM = For any distribution date, the last business day of the month immediately preceding the month in which that distribution date occurs, provided that for purposes of determining the record date, each distribution date will be deemed to occur on the 28th calendar day of the related month, regardless whether such day is a business day.
DD = For any distribution date, the close of business on the business day immediately preceding that distribution date.

(2)
27 day = For any distribution date, the interest accrual period for the fixed rate certificates will be the calendar month immediately preceding the month in which the related distribution date occurs, provided that for purposes of determining the accrual period, each distribution date will be deemed to occur on the 28th calendar day of the related month, regardless whether such day is a business day. The distribution date is generally the 28th day of each month (or if the 28th day is not a business day, the next business day).
0 day = For any distribution date, the interest accrual period for the class A-IO certificates and the adjustable rate certificates will be the period beginning on the immediately preceding distribution date (or July 27, 2007, in the case of the first interest accrual period) and ending on the calendar day before the related distribution date.

(3)	Determined by adding thirty years to the first distribution date, except in the case of the class A-IO certificates, which are 30-month structured interest-only certificates.
(4)
The expected final distribution date of the offered certificates (other than the class A-IO certificates) is based upon (a) the prepayment assumption and the modeling assumptions used in this prospectus supplement, each as described under “Certain Yield and Prepayment Considerations—Modeling Assumptions,” and (b) the assumption that the option to purchase the mortgage loans and the other property of the trust fund is exercised by the master servicer at the earliest possible distribution date as described below under “Summary of Terms—Early Termination of the Trust Fund.” The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially later, than the applicable expected final distribution date listed above.

Summary of Terms

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, you should carefully read this entire prospectus supplement and the accompanying prospectus.

While this summary contains an overview of certain calculations, cashflow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cashflow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

Whenever we refer to a percentage of some or all of the mortgage loans in the trust fund (or in a mortgage pool), that percentage has been calculated on the basis of the total principal balance of those mortgage loans as of July 1, 2007, unless we specify otherwise. We explain in this prospectus supplement under “Description of the Certificates—Distributions of Interest” how the principal balance of a mortgage loan is determined. Whenever we refer in this Summary of Terms or in the Risk Factors section to the total principal balance of any mortgage loans, we mean the total of their principal balances determined by that method, unless we specify otherwise.

The Parties

Sponsor

Bayview Financial, L.P., a Delaware limited partnership, is the sponsor and will sell approximately 39.14% of the mortgage loans to the depositor.

Revolving Trust Seller

Bayview Financial Property Trust II, a Delaware statutory trust, will sell approximately 60.86% of the mortgage loans to the depositor.

Depositor

Bayview Financial Securities Company, LLC, a Delaware limited liability company, will sell the mortgage loans to the trustee on behalf of the issuing entity. The depositor’s address is 4425 Ponce de Leon Boulevard, 5th Floor, Coral Gables, Florida 33146, and its telephone number is (305) 854-8880.

Issuing Entity

Bayview Financial Mortgage Pass-Through Trust 2007-B, a common law trust formed under the laws of the State of New York.

Trustee

U.S. Bank National Association will act as trustee for the trust fund.

Master Servicer

Wells Fargo Bank, N.A. will oversee to a limited extent the servicing of the mortgage loans by the servicers, but will not be responsible for overseeing the activities of any subservicer.

Servicers

The servicers of the mortgage loans will include Manufacturers and Traders Trust Company, a New York banking corporation, Bayview Loan Servicing, LLC, a Delaware limited liability company and various other servicers. Bayview Loan Servicing, LLC and various other mortgage servicing entities will act as subservicers of certain of the mortgage loans.

Originators

The originators of the mortgage loans to be included in the trust fund include an affiliate of the sponsor, Interbay Funding, LLC, a Delaware limited liability company, as well as various banks, savings and loans and other mortgage lending institutions.

Cap Counterparty

The trustee, on behalf of the trust fund, will enter into an interest rate cap agreement with Barclays Bank PLC.

Swap Counterparty

The trustee, on behalf of the supplemental interest trust, will enter into an interest rate swap agreement with Merrill Lynch Capital Services, Inc.

Cut-off Date

July 1, 2007.

Closing Date

On or about July 27, 2007.

The Offered Certificates

The classes of Bayview Financial Mortgage Pass-Through Trust 2007-B Mortgage Pass-Through Certificates, Series 2007-B, issued with the initial approximate characteristics set forth under “The Offered Certificates” in the table on page S-1.

The offered certificates will be issued in book-entry form. See “Description of the Certificates—General” in this prospectus supplement. The minimum denomination and the incremental denomination of each class of offered certificates are set forth in the table on page S-2.

The certificates will represent ownership interests in the assets of the trust fund, which will consist primarily of two separate pools of fixed and adjustable rate, first lien, fully amortizing and balloon residential loans, referred to as “pool 1” and “pool 2,” and the interest rate cap agreement described in this prospectus supplement. In addition, the supplemental interest trust will hold an interest rate swap agreement for the benefit of the certificateholders.

Payments of principal and interest on the class 1-A1, 1-A2, 1-A3, 1-A4 and 1-A5 certificates (referred to in this prospectus supplement as the “group 1 certificates”) will be based primarily on collections on the pool 1 mortgage loans, and payments of principal and interest on the class 2-A1, 2-A2, 2-A3 and 2-A4 certificates (referred to in this prospectus supplement as the “group 2 certificates,” and together with the group 1 certificates, the “class A certificates”), will be based primarily on collections on the pool 2 mortgage loans. Payments of interest on the class A-IO certificates will be based on collections from both mortgage pools as described below under “—Payment Components.” Payments of principal and interest on the class M-1, M-2, M-3, M-4, B-1 and B-2 certificates will be based on collections from both pools of mortgage loans.

In addition to the offered certificates, the trust fund will issue the class X, P, R and RL certificates described in this prospectus supplement.

The offered certificates will have an approximate total initial principal balance of $368,301,000. Any difference between the total principal balance of the offered certificates on the date they are issued and the approximate total principal balance of the offered certificates on the date of this prospectus supplement will not exceed 5%.

Payment Components

Solely for purposes of determining payments of interest on the class A-IO certificates, this class of certificates will consist of two payment components. Each component of the certificates will have a specified notional balance as described in this prospectus supplement.

The outstanding notional balance of these certificates at any time will equal the sum of the component notional balances of its respective components. Similarly, the total amount of interest accrued on these certificates in any payment period will equal the sum of the amount of interest accrued on the notional balances of its components for the corresponding period.

The holder of a class A-IO certificate will not have a severable interest in either of its components, but will have an undivided interest in the entire class. Holders of the class A-IO certificates may not transfer the components of the class A-IO certificates separately.

See “Description of the Certificates—General” in this prospectus supplement.

Payments on the Offered Certificates

Principal and interest on each class of the certificates will be payable on the 28th day of each month, beginning in August 2007. However, if the 28th day is not a business day, payments will be made on the next business day.

The rights of holders of the class M-l, M-2, M-3, M-4, B-1 and B-2 certificates to receive payments of interest and principal will be subordinate to the rights of the holders of certificates having a higher priority of payment, as described in this Summary of Terms under “—Enhancement of Likelihood of Payment on the Certificates—Subordination of Payments” below. We refer to these certificates as “subordinate” certificates, and we refer to the class A certificates and the class A-IO certificates as “senior” certificates.

The class P certificates will be entitled to any prepayment premiums paid by borrowers in connection with certain voluntary prepayments of the pool 1 and pool 2 mortgage loans, to the extent such prepayment fees are not payable to the related servicer as additional servicing compensation. These amounts will not be available for payments to holders of offered certificates. The class X certificates will be entitled to excess cashflow remaining from each mortgage pool after required payments are made to the offered certificates, and after certain fees and expenses are paid, as described in this prospectus supplement.

Interest Payments

Amounts Available for Interest Payments

Interest will accrue on each class of the offered certificates and related components at the applicable annual rate described below on the principal balance or notional balance of that class or component, as the case may be.

•
Class 1-A1: The lesser of (1) 6.407% and (2) the pool 1 available funds cap, which is described under “Description of the Certificates—Distributions of Interest” in this prospectus supplement. After the optional call date described under “The Agreements—Early Termination of the Trust Fund” below, the lesser of (1) 6.907% and (2) the pool 1 available funds cap.

•	Class 1-A2: The lesser of (1) 6.831% and (2) the pool 1 available funds cap. After the optional call date, the lesser of (1) 7.331% and (2) the pool 1 available funds cap.

•	Class 1-A3: The lesser of (1) 7.219% and (2) the pool 1 available funds cap. After the optional call date, the lesser of (1) 7.719% and (2) the pool 1 available funds cap.

•	Class 1-A4: The lesser of (1) 8.048% and (2) the pool 1 available funds cap. After the optional call date, the lesser of (1) 8.548% and (2) the pool 1 available funds cap.

•	Class 1-A5: The lesser of (1) 6.770% and (2) the pool 1 available funds cap. After the optional call date, the lesser of (1) 7.270% and (2) the pool 1 available funds cap.

•
Class 2-A1: The lesser of (1) LIBOR plus 0.300% and (2) the pool 2 available funds cap, which is described under “Description of the Certificates—Distributions of Interest” in this prospectus supplement. After the optional call date, the lesser of (1) LIBOR plus 0.450% and (2) the pool 2 available funds cap.

•	Class 2-A2: The lesser of (1) LIBOR plus 0.400% and (2) the pool 2 available funds cap. After the optional call date, the lesser of (1) LIBOR plus 0.600% and (2) the pool 2 available funds cap.

•	Class 2-A3: The lesser of (1) LIBOR plus 0.850% and (2) the pool 2 available funds cap. After the optional call date, the lesser of (1) LIBOR plus 1.275% and (2) the pool 2 available funds cap.

•	Class 2-A4: The lesser of (1) LIBOR plus 0.700% and (2) the pool 2 available funds cap. After the optional call date, the lesser of (1) LIBOR plus 1.050% and (2) the pool 2 available funds cap.

•	Class A-IO: Interest will accrue on each component of the class A-IO certificates as follows:

o
A-IO(1) Component: (1) With respect to any distribution date up to and including the distribution date in January 2010, the lesser of (a) the applicable rate for that component set forth in Annex B to this prospectus supplement and (b) the A-IO(1) component net funds cap, and (2) with respect to any distribution date thereafter, 0.000%.

o
A-IO(2) Component: (1) With respect to any distribution date up to and including the distribution date in January 2010, the lesser of (a) the applicable rate for that component set forth in Annex B to this prospectus supplement, and (b) the A-IO(2) component net funds cap, and (2) with respect to any distribution date thereafter, 0.000%.

•
Class M-1: The lesser of (1) LIBOR plus 1.250% and (2) the subordinate available funds cap, which is described under “Description of the Certificates—Distributions of Interest” in this prospectus supplement. After the optional call date, the lesser of (1) LIBOR plus 1.875% and (2) the subordinate available funds cap.

•
Class M-2: The lesser of (1) LIBOR plus 1.750% and (2) the subordinate available funds cap. After the optional call date, the lesser of (1) LIBOR plus 2.625% and (2) the subordinate available funds cap.

•
Class M-3: The lesser of (1) LIBOR plus 2.000% and (2) the subordinate available funds cap. After the optional call date, the lesser of (1) LIBOR plus 3.000% and (2) the subordinate available funds cap.

•
Class M-4: The lesser of (1) LIBOR plus 2.500% and (2) the subordinate available funds cap. After the optional call date, the lesser of (1) LIBOR plus 3.750% and (2) the subordinate available funds cap.

•
Class B-1: The lesser of (1) LIBOR plus 4.000% and (2) the subordinate available funds cap. After the optional call date, the lesser of (1) LIBOR plus 6.000% and (2) the subordinate available funds cap.

•
Class B-2: The lesser of (1) LIBOR plus 6.000% and (2) the subordinate available funds cap. After the optional call date, the lesser of (1) LIBOR plus 9.000% and (2) the subordinate available funds cap.

The pool 1 available funds cap is a limitation generally based on the amount of interest accrued on the net mortgage rates of the pool 1 mortgage loans during the applicable due period, net of (a) certain payments due to the swap counterparty, to the extent not paid from collections on the pool 2 mortgage loans and (b) the amount of interest accrued on the A-IO(1) component for that distribution date. The pool 2 available funds cap is a limitation generally based on the amount of interest accrued on the net mortgage rates of the pool 2 mortgage loans during the applicable due period, net of (a) certain payments due to the swap counterparty and (b) the amount of interest accrued on the A-IO(2) component for that distribution date. The A-IO(1) component net funds cap is a limitation generally based on interest accrued on the mortgage loans in pool 1, at their net mortgage rates, net of certain amounts owed to the swap counterparty, and the A-IO(2) component net funds cap is a limitation generally based on interest accrued on the mortgage loans in pool 2, at their net weighted average mortgage rates, net of certain amounts owed to the swap counterparty, in each case as described under “Description of the Certificates—Distributions of Interest” in this prospectus supplement. The subordinate available funds cap is a limitation generally based on the amount of interest accrued on the net mortgage rates of all of the mortgage loans during the applicable due period, net of (a) certain payments due to the swap counterparty and (b) the amount of interest accrued on the senior certificates for that distribution date.

As described in this prospectus supplement, you may receive less interest than you are entitled to if the mortgage loans do not generate enough interest in any particular month to pay interest due.

See “Description of the Certificates—Distributions of Interest” in this prospectus supplement.

Priority of Interest Payments

The key payment concept for distributions of interest is the “interest remittance amount,” which is, generally, for any distribution date and any mortgage pool, the amount of interest collected or advanced by the servicers on the mortgage loans in that mortgage pool during the related collection period, plus other amounts collected or recovered (such as insurance proceeds) which are allocated to interest, but as reduced by the master servicing fee, the applicable servicing fees and certain costs reimbursable to the trustee, the master servicer or the servicers.

See “Distribution of Interest—Definitions Relating to Interest Distribution Priorities” in this prospectus supplement for a description of the Interest Remittance Amount.

On each distribution date (or, in the case of amounts for payment to the swap counterparty, the business day prior to each distribution date), the interest remittance amount for each mortgage pool will be paid, for each mortgage pool, in the following order of priority:

(a) to the swap account, any net swap payment or swap termination payment owed to the swap counterparty (other than a swap termination payment due to a default on the part of the swap counterparty), to be paid first, from pool 2 interest collections and second, from pool 1 interest collections, to the extent not paid from pool 2 interest collections;

(b) to the custodian, the allocable portion of the custodian fee, and to the trustee, the allocable portion of the trustee fee;

(c) to the A-IO(1) payment component (in the case of payments of the interest remittance amount related to pool 1 only) or the A-IO(2) payment component (in the case of payments of the interest remittance amount related to pool 2 only), current interest due and any interest unpaid from previous months for that component and that distribution date;

(d) proportionately, to the senior certificates relating to that mortgage pool, current interest due and any interest unpaid from previous months for each class for that distribution date;

(e) proportionately, to the senior certificates of the other mortgage pool, to the extent unpaid, current interest due and any interest unpaid from previous months for each class for that distribution date;

(f)  to each of class M-1, M-2, M-3, M-4, B-1 and B-2 certificates, in that order, current interest due and any interest unpaid from previous months for each class for that distribution date; and

(g) any remaining amount of aggregate interest remittance amount will be applied as part of monthly excess cashflow for that distribution date, as described under “—Enhancement of Likelihood of Payment on the Certificates—Application of Excess Cashflow” below.

See “Description of the Certificates—Distributions of Interest—Interest Distribution Priorities” in this prospectus supplement for a complete description of the priority of payments of interest.

The Interest Rate Cap Agreement

The trustee, on behalf of the supplemental interest trust, will enter into an interest rate cap agreement with Barclays Bank PLC, as cap counterparty, for the benefit of the offered certificates and referred to in this prospectus supplement as the “interest rate cap agreement.”

Under the interest rate cap agreement, the cap counterparty will be required to make monthly payments to the supplemental interest trust from August 2007 through July 2017 if one-month LIBOR moves above certain specified rates. Proceeds from the interest rate cap agreement will be deposited in the reserve fund and will provide temporary, limited protection against upward movements in one-month LIBOR, diminish the amount of basis risk shortfalls experienced by the class A, M-1, M-2, M-3, M-4, B-1 and B-2 certificates, and provide limited credit support during the period it is in effect.

See “Description of the Certificates—The Cap Agreement; Basis Risk Shortfalls and Limited Credit Support” in this prospectus supplement.

The Interest Rate Swap Agreement

The trustee, on behalf of the supplemental interest trust, will enter into an interest rate swap agreement with Merrill Lynch Capital Services, Inc., as swap counterparty, for the benefit of the offered certificates and referred to in this prospectus supplement as the “interest rate swap agreement” or the “swap agreement.”

Under the interest rate swap agreement, one business day prior to each distribution date, beginning in August 2007 and ending after the distribution date in July 2011, the supplemental interest trust will be obligated to make fixed payments at a rate of 5.406% annually, and the swap counterparty will be obligated to make floating payments at LIBOR (as determined under the interest rate swap agreement), in each case calculated on a notional amount and adjusted to a monthly basis. To the extent that a fixed payment exceeds the floating payment relating to any distribution date, certain amounts otherwise available to certificateholders will be applied to make a net swap payment to the swap counterparty, and to the extent that a floating payment exceeds the fixed payment on any distribution date, the swap counterparty will owe a net swap payment to the supplemental interest trust.

Any net amounts received under the interest rate swap agreement will be deposited into the swap account and will generally be paid on each distribution date as described below under “—Priority of Swap Account Payments.”

See “Description of the Certificates—Supplemental Interest Trust” in this prospectus supplement.

Principal Payments

Amounts Available for Principal Payments

The amount of principal payable on each class of certificates that is entitled to principal payments will be determined primarily by (1) funds received on the related mortgage loans that are available to make payments on each class of certificates, (2) priorities and formulas that allocate portions of principal payments received on the mortgage loans between both mortgage pools and among the different classes of certificates, (3) the application of excess interest from each mortgage pool to pay principal on each class of certificates that is entitled to principal payments, calculated as described in this prospectus supplement, and (4) the amount of principal received on the mortgage loans that is released to the class X certificates, calculated as described in this prospectus supplement.

Funds received on the mortgage loans may consist of expected scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

The manner of allocating payments of principal on the mortgage loans will differ, as described in this prospectus supplement, depending upon the occurrence of several different events or triggers, including:

•
whether a distribution date occurs before, or on or after the “stepdown date,” which is the latest to occur of (1) the distribution date in August 2010, (2) the first distribution date on which the total principal balance of the mortgage loans in the trust fund is equal to or less than 50% of the cut-off date balance and (3) for each class of certificates entitled to payments of principal, the first distribution date on which the ratio of (a) the total principal balance (after payments of principal on that date) of the subordinate certificates plus any overcollateralization amount and any amounts on deposit in the reserve fund to (b) the total principal balance of the mortgage loans in the trust fund equals or exceeds the percentage specified in this prospectus supplement;

•	whether a “cumulative loss trigger event” has occurred, and cumulative losses on the mortgage loans are higher than certain levels specified in this prospectus supplement;

•	whether a “delinquency event” has occurred, and the delinquency performance of the mortgage loans over any 90-day period is worse than certain levels set forth in this prospectus supplement; and

•
whether a “subordination trigger event” has occurred with respect to any class of certificates entitled to payments of principal, so that the ratio of (a) the total principal balance (after payments of principal on that date) of the classes of subordinate certificates that are lower in priority of payment than that class, plus any overcollateralization amount and any amounts on deposit in the reserve fund to (b) the total principal balance of the mortgage loans in the trust fund is less than the percentage specified in this prospectus supplement.

The class A-IO certificates are interest-only certificates and will not be entitled to payments of principal.

In addition, the class 1-A5 certificates are “non-accelerated senior” certificates and will generally receive no payments of principal for the first three years after the closing date; thereafter, the class 1-A5 certificates will be entitled to receive principal generally in an increasing amount starting in August 2010 and for the next four years, thus accelerating the payment of these certificates while slowing the payment of principal to the other group 1 certificates.

See “Description of the Certificates—Distributions of Principal” in this prospectus supplement.

See “Certain Yield and Prepayment Considerations” in this prospectus supplement and in the accompanying prospectus for a discussion of factors that could affect when the principal of a class of certificates will be paid in full.

Priority of Principal Payments

The key payment concept for payments of principal is the “principal distribution amount,” which is, generally, for any distribution date and any mortgage pool, the amount of principal collected or advanced by the servicers on the mortgage loans in that mortgage pool during the related collection period, including any prepayments in full or in part collected during the related prepayment period, plus other amounts collected or recovered (such as insurance proceeds) that are allocated to principal, but as reduced by certain costs reimbursable to the trustee, the master servicer or the servicers.

See “Description of the Certificates—Distributions of Principal” in this prospectus supplement for a description of the Principal Distribution Amount.

On each distribution date (or, in the case of amounts for payment to the swap counterparty, the business day prior to each distribution date), the principal distribution amount for each mortgage pool will be paid, for each mortgage pool, in the following order of priority:

A. For each distribution date occurring (x) before the stepdown date or (y) when a trigger event is in effect, the principal distribution amount for each mortgage pool will be paid in the following order of priority:

(a) to the swap account, any net swap payment or swap termination payment owed to the swap counterparty (other than a swap termination payment due to a default on the part of the swap counterparty), to the extent not previously paid from interest collections as described under “—Priority of Interest Payments” above, to be paid first, from pool 2 principal collections and second, from pool 1 principal collections, to the extent not paid from pool 2 principal collections;

(b) to the senior certificates relating to that mortgage pool that are entitled to payments of principal, in the priorities as set forth under “Description of the Certificates—Distributions of Principal—Principal Distribution Priorities” in this prospectus supplement, until the related senior certificates have been paid to zero;

(c) to the extent unpaid pursuant to priority (b) above, to the senior certificates relating to the other mortgage pool, in the priorities as set forth under “Description of the Certificates—Distributions of Principal—Principal Distribution Priorities” in this prospectus supplement, until the related senior certificates have been paid to zero;

(d) to each class of class M-1, M-2, M-3, M-4, B-1 and B-2 certificates, in that order, until each such class has been paid to zero; and

(e) any remaining amount of aggregate principal distribution amount will be applied as part of monthly excess cashflow for that distribution date, as described under “—Enhancement of Likelihood of Payment on the Certificates—Application of Excess Cashflow” below.

B. For each distribution date occurring (x) after the stepdown date and (y) when a trigger event is not in effect, the principal distribution amount for each mortgage pool will be paid in the following order of priority:

(a) to the swap account, any net swap payment or swap termination payment owed to the swap counterparty (other than a swap termination payment due to a default on the part of the swap counterparty), to the extent not previously paid from interest collections as described under “—Priority of Interest Payments” above, to be paid first, from pool 2 principal collections and second, from pool 1 principal collections, to the extent not paid from pool 2 principal collections;

(b) to the offered certificates, in the priorities as set forth under “Description of the Certificates—Distributions of Principal—Principal Distribution Priorities” in this prospectus supplement, until the related offered certificates have been paid to meet certain overcollateralization targets; and

(c) any remaining amount of principal distribution amount will be applied as part of monthly excess cashflow for that distribution date, as described under “—Enhancement of Likelihood of Payment on the Certificates—Application of Excess Cashflow” below.

See “Description of the Certificates—Distributions of Principal—Principal Distribution Priorities” in this prospectus supplement for a complete description of the priority of payments of principal and a description of the terms relating to payments of principal, respectively.

Limited Recourse

The only sources of cash available to make interest and principal payments on the certificates will be the assets of the trust fund and the supplemental interest trust. The trust fund will have no source of cash other than collections and recoveries on the mortgage loans through insurance or otherwise, limited amounts on deposit in a reserve fund and payments received under an interest rate cap agreement as described under “—Enhancement of Likelihood of Payment on the Certificates—The Interest Rate Cap Agreement” below. No other entity will be required or expected to make any payments on the certificates.

Enhancement of Likelihood of Payment on the Certificates

In order to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, the payment structure includes overcollateralization, excess interest and the application of excess cashflow, subordination, loss allocation and limited cross-collateralization features, as well as a limited reserve fund. The certificates will not be insured by any financial guaranty insurance policy. In addition, amounts payable under an interest rate cap agreement and an interest rate swap agreement will be applied to pay certain interest shortfalls, maintain overcollateralization and repay certain losses.

The class B-2 certificates are more likely to experience losses than the class B-1, M-4, M-3, M-2, M-1 certificates and the senior certificates. The class B-1 certificates are more likely to experience losses than the class M-4, M-3, M-2, M-1 certificates and the senior certificates. The class M-4 certificates are more likely to experience losses than the class M-3, M-2 and M-1 certificates and the senior certificates. The class M-3 certificates are more likely to experience losses than the class M-2 and M-1 certificates and the senior certificates. The class M-2 certificates are more likely to experience losses than the class M-1 certificates and the senior certificates, and the class M-1 certificates are more likely to experience losses than the senior certificates.

See “Risk Factors—Risks Related to Potential Inadequacy of Credit Enhancement and Other Support,” “Description of the Certificates—Overcollateralization; Application of Excess Cashflow” and “—Supplemental Interest Trust” in this prospectus supplement for a detailed description of the forms of credit enhancement available to the certificates.

Overcollateralization

On the closing date, the total principal balance of the mortgage loans is expected to exceed the total principal balance of the certificates by approximately $16,747,950 or approximately 4.35%. This condition is referred to as “overcollateralization.”

To the extent described in this prospectus supplement, interest received on the mortgage loans in excess of the amount needed to pay interest on the certificates and certain expenses and fees of the trust fund will be used to reduce the principal balances of the offered certificates in order to reduce the total principal balance of the offered certificates, until the total principal balance of the mortgage loans exceeds the total outstanding principal balance of the offered certificates by the amount required by the rating agencies. We cannot assure you that sufficient excess interest will be generated to achieve and maintain overcollateralization.

See “Risk Factors—Risks Related to Potential Inadequacy of Credit Enhancement and Other Support” and “Description of the Certificates—Overcollateralization; Application of Excess Cashflow” in this prospectus supplement and “Credit Enhancement—Overcollateralization” in the accompanying prospectus.

Excess Interest

The mortgage loans included in the trust fund will accrue interest each month that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the certificates and certain fees and expenses of the trust fund. This “excess interest” received from the mortgage loans each month, together with any available amounts received under the interest rate cap agreement and the interest rate swap agreement and not otherwise allocated, will be available to absorb realized losses on the mortgage loans and to achieve and maintain overcollateralization, in the case of excess interest, or maintain overcollateralization, in the case of amounts received under the interest rate cap agreement and the interest rate swap agreement, at required levels.

See “Risk Factors—Risks Related to Potential Inadequacy of Credit Enhancement and Other Support” and “Description of the Certificates—Overcollateralization; Application of Excess Cashflow” in this prospectus supplement.

Application of Excess Cashflow

The amount of any excess interest, together with (a) any excess amounts of overcollateralization not needed to achieve or maintain the required level of overcollateralization as specified by the rating agencies and (b) certain amounts of the principal distribution amount not paid to the certificates on or after the stepdown date and on any distribution date on which a trigger event is not in effect, will be applied as “excess cashflow,” together with payments (if any) received under the interest rate cap agreement, the interest rate swap agreement and amounts (if any) on deposit in the reserve fund, in order to pay principal on the offered certificates, to absorb realized losses on the mortgage loans, to maintain the required level of overcollateralization and to pay certain interest shortfalls.

Any excess cashflow and other amounts described above, other than payments received under the interest rate swap agreement, will be paid on each distribution date in the following order of priority:

first, to the extent of excess interest for that date, as principal to the offered certificates entitled to principal payments, generally in accordance with the priorities summarized under “—Payments on the Offered Certificates—Principal Payments—Priority of Principal Payments” above;

second, to the extent of any amounts received in respect of the interest rate cap agreement for that date, from the reserve fund, to the offered certificates generally in order of priority of payment of interest summarized under “—Payments on the Offered Certificates—Interest Payments—Priority of Interest Payments” above, the amount of any interest unpaid from previous months;

third, to the extent of any remaining amounts received in respect of the interest rate cap agreement for that date, from the reserve fund, to the offered certificates generally in accordance with the priorities summarized under “—Payments on the Offered Certificates—Principal Payments—Priority of Principal Payments” above, the amount of any loss amount described above;

fourth, to the extent of any remaining amounts received in respect of the interest rate cap agreement for that date, from the reserve fund, and together with any remaining excess interest, to the offered certificates (other than the class A-IO certificates), generally in order of priority of payment of interest summarized under “—Payments on the Offered Certificates—Interest Payments—Priority of Interest Payments” above, any basis risk shortfalls and unpaid basis risk shortfalls on those classes;

fifth, to the extent of any remaining amounts received in respect of the interest rate cap agreement for that date, from the reserve fund, and together with any remaining excess interest, to each class of class M-1, M-2, M-3, M-4, B-1 and B-2 certificates, in that order, the amount of any “deferred amounts,” which generally are amounts in respect of any realized losses previously allocated to those certificates;

sixth, as provided in the pooling and servicing agreement, any fee payable in connection with the purchase of a substitute interest rate cap agreement, if any, for that distribution date;

seventh, to the swap account (limited, with respect to any amounts on deposit in the reserve fund, as described in this prospectus supplement), any net swap payment or swap termination payment owed to the swap counterparty which was due to a default on the part of the swap counterparty; and

eighth, any remaining excess cashflow will be paid to various certificates not offered by this prospectus supplement, including residual certificates.

See “Risk Factors—Risks Related to Potential Inadequacy of Credit Enhancement and Other Support” and see also “Description of the Certificates—Overcollateralization; Application of Excess Cashflow” in this prospectus supplement for a complete description of the priority of payment of excess cashflow.

Subordination of Payments

Payments of interest and principal (as applicable) will be made to holders of each class of offered certificates entitled to interest and principal payments (as applicable) before payments are made to the holders of the class X, R and RL certificates. In addition, senior certificates will have a payment priority as a group over other certificates. The class M-1 certificates will have a payment priority over the class M-2, M-3, M-4, B-1 and B-2 certificates; the class M-2 certificates will have a payment priority over the class M-3, M-4, B-1 and B-2 certificates; the class M-3 certificates will have a payment priority over the class M-4, B-1 and B-2 certificates; the class M-4 certificates will have a payment priority over the class B-1 and B-2 certificates; and the class B-1 certificates will have a payment priority over the class B-2 certificates. Each class of offered certificates will have a payment priority over the class X, R and RL certificates.

See “Description of the Certificates—Overcollateralization; Application of Excess Cashflow” in this prospectus supplement and “Credit Enhancement—Subordinate Securities” in the accompanying prospectus.

Limited Cross-Collateralization

Under certain limited circumstances, payments on the mortgage loans in one pool may be paid to the holders of the senior certificates corresponding to the other pool.

If the senior certificates relating to one pool have been retired, then principal payments on the mortgage loans relating to the retired senior certificates will be paid in respect of principal to the remaining senior certificates of the other pool, if any, before being paid to the subordinate certificates.

See “Risk Factors—Risks Related to Potential Inadequacy of Credit Enhancement and Other Support,” “Description of the Certificates—Distributions of Interest” and “—Distributions of Principal” in this prospectus supplement.

Allocation of Losses; Reserve Fund

As described in this prospectus supplement, limited amounts on deposit in a reserve fund, including amounts paid under the interest rate cap agreement, will be used to pay (in addition to other amounts described in this prospectus supplement) the amount of losses on the mortgage loans. The amount of losses on the mortgage loans to the extent that these losses exceed excess interest, any overcollateralization and amounts in the reserve fund, as described in this prospectus supplement, will be applied to reduce the principal balance of the subordinate class of offered certificates still outstanding that has the lowest payment priority, until the principal balance thereof has been reduced to zero. Losses will first be allocated in reduction of the principal balance of the class B-2 certificates until it is reduced to zero; then in reduction of the principal balance of the class B-1 certificates until it is reduced to zero; then in reduction of the principal balance of the class M-4 certificates until it is reduced to zero; then in reduction of the principal balance of the class M-3 certificates until it is reduced to zero; then in reduction of the principal balance of the class M-2 certificates until it is reduced to zero; and then finally in reduction of the principal balance of the class M-1 certificates until such amount has been reduced to zero. Losses will not be applied to reduce the principal balance of the class A certificates. If a loss has been allocated to reduce the principal balance of your subordinate certificate, it is possible, although it is unlikely, that you will later receive a payment in respect of that reduction. If the applicable subordination is insufficient to absorb losses, then holders of senior certificates will incur losses and may never receive all of their principal payments.

See “Description of the Certificates—Credit Enhancement—Allocation of Losses; Reserve Fund Draws” in this prospectus supplement.

The Interest Rate Cap Agreement

The interest rate cap agreement is primarily intended to provide temporary, limited protection against upward movements in one-month LIBOR and diminish the amount of basis risk shortfalls experienced by the class A, M-1, M-2, M-3, M-4, B-1 and B-2 certificates during the period it is in effect. It will also provide limited credit support during that period.

See “—The Offered Certificates—Interest Payments—The Interest Rate Cap Agreement” and “Risk Factors—Risks Related to Potential Inadequacy of Credit Enhancement and Other Support—The Interest Rate Cap Agreement” in this prospectus supplement.

The Interest Rate Swap Agreement

The interest rate swap agreement is primarily intended to provide temporary, limited protection against upward movements in one-month LIBOR and diminish the amount of basis risk shortfalls experienced by the class A, M-1, M-2, M-3, M-4, B-1 and B-2 certificates during the period it is in effect. It will also provide limited credit support during that period.

See “Risk Factors—Risks Related to Potential Inadequacy of Credit Enhancement and Other Support—The Interest Rate Swap Agreement,” “Description of the Certificates—Supplemental Interest Trust—The Interest Rate Swap Agreement” and “—Application of Deposits and Payments Received by the Supplemental Interest Trust” in this prospectus supplement.

Priority of Reserve Fund Payments

On each distribution date, payments from the reserve fund will be made pursuant to the priorities described above under “—Enhancement of Likelihood of Payment on the Certificates—Application of Excess Cashflow.”

Priority of Swap Account Payments

Any net amounts received under the interest rate swap agreement will be deposited into the swap account and will generally be paid on each distribution date (or, in the case of amounts for payment to the swap counterparty, the business day prior to each distribution date) in the following order of priority:

first, to the swap counterparty, any net swap payment owed to the swap counterparty, and then any unpaid swap termination payment owed to the swap counterparty (other than a swap termination payment due to a default on the part of the swap counterparty);

second, to the offered certificates, generally in order of priority of payment of interest summarized under “—Payments on the Offered Certificates—Interest Payments—Priority of Interest Payments” above, any interest unpaid from previous months;

third, to the offered certificates, generally in accordance with the priorities summarized under “—Payments on the Offered Certificates—Principal Payments—Priority of Principal Payments” above, any loss amount as described under “Description of the Certificates—Allocation of Losses; Reserve Fund Draws” in this prospectus supplement;

fourth, to the offered certificates (other than the class A-IO certificates), generally in order of priority of payment of interest summarized under “—Payments of the Certificates—Interest Payments—Priority of Interest Payments” above, any basis risk shortfalls and unpaid basis risk shortfalls on those classes;

fifth, to each class of class M-1, M-2, M-3, M-4, B-1 and B-2 certificates, in that order, as “deferred amounts,” which generally are amounts in respect of any realized losses previously allocated to those certificates;

sixth, for the purchase of any replacement interest rate swap agreement (if necessary);

seventh, to the reserve fund, for application to the extent required as described in this prospectus supplement;

eighth, to the swap counterparty, any unpaid swap termination payment due to a default on the part of the swap counterparty; and

ninth, to the Class X Certificates.

See “Description of the Certificates—Supplemental Interest Trust—Interest Rate Swap Agreement” and “—Application of Deposits and Payments Received by the Supplemental Interest Trust” in this prospectus supplement.

Fees and Expenses

Before payments are made on the certificates, each servicer will be paid from interest advanced or collected on the related mortgage loans, prior to deposit into the collection account, a monthly fee, calculated as, for mortgage loans initially serviced by Manufacturers and Traders Trust Company, a rate not in excess of approximately 1.000% annually, and for mortgage loans serviced by the remaining servicers, as provided in the related servicing agreement, a rate not in excess of approximately 3.305% annually, in each case, on the principal balance of each mortgage loan serviced by that servicer. As of the cut-off date, the weighted average servicing fee rate is approximately 0.46426% annually. Each servicer will also be entitled to receive, to the extent provided in the applicable servicing agreement, additional compensation in the form of any interest or other income earned on funds it has deposited in a custodial account pending remittance to the master servicer, as well as late charges and certain fees paid by borrowers and, in certain cases, REO management fees.

Before payments are made on the certificates, the master servicer will be paid from interest advanced or collected on the mortgage loans, prior to deposit into the certificate distribution account, a monthly fee for each mortgage loan calculated as 0.0150% annually on the total principal balance of the mortgage loans, and as additional compensation, the master servicer will retain investment income on funds in the collection account.

As compensation for its services, the trustee will be paid a monthly fee calculated as 0.0050% annually on the total principal balance of the mortgage loans.

As compensation for its services, the custodian will be paid a monthly fee calculated as 0.0030% annually on the total principal balance of the mortgage loans.

Amounts due to the cap counterparty in consideration for the cap counterparty’s entering into the interest rate cap agreement will be paid by the sponsor on or prior to the closing date and will not be payable from the assets of the trust fund.

Expenses of the servicers, the master servicer and the trustee that are permitted to be reimbursed under the servicing agreements and the pooling and servicing agreement will be paid prior to any payments to certificateholders.

See “The Agreements—Fees and Expenses of the Trust Fund” in this prospectus supplement.

Final Scheduled Distribution Date

The final scheduled distribution date for the offered certificates will be the applicable distribution date specified in the table on page S-2. The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially earlier, than the applicable final scheduled distribution date.

The Mortgage Loans

On the closing date, the assets of the trust fund will consist primarily of two pools of mortgage loans with a total principal balance as of July 1, 2007, of approximately $385,048,950. The mortgage loans will be secured by first priority mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages. Approximately 96.84% of the mortgage loans in pool 1 are fixed rate mortgage loans with a mortgage rate greater than 5.80%, and approximately 3.16% of the mortgage loans in pool 1 have mortgage rates that adjust in accordance with an index, with the number of months to next rate adjustment greater than 60 from the cut-off date, as described in this prospectus supplement. Approximately 13.12% of the mortgage loans in pool 2 are fixed rate mortgage loans with a mortgage rate of 5.80% or less, and approximately 86.88% of the mortgage loans in pool 2 have mortgage rates that adjust in accordance with an index, with the number of months to next rate adjustment less than or equal to 60 from the cut-off date, as described in this prospectus supplement.

The mortgage loans will include fixed and adjustable rate, first lien, fully amortizing and balloon loans secured by residential properties. Some of the mortgage loans provide for payments of interest but not principal for a period ranging from 6 months to 20 years.

The mortgage loans are generally believed to have been originated in accordance with underwriting guidelines that are less strict than Fannie Mae and Freddie Mac guidelines. As a result, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than mortgage loans underwritten in accordance with higher standards.

Aggregate Mortgage Pool Summary

	Range or Total	Weighted Average	Total Percentage
Number of Mortgage Loans	2,891	—	100.00%
Number of Fixed Rate Mortgage Loans	1,984	—	48.31%
Number of Adjustable Rate Mortgage Loans	907	—	51.69%
Total Principal Balance	$385,048,950	—	—
Principal Balances	$2,797 to $2,800,000	$133,189	—
Mortgage Rates	1.000% to 17.000%	8.112%	—
Original Terms to Maturity (in months)	24 to 480	343	—
Stated Remaining Terms to Maturity (in months)	3 to 479	316	—
Number of Interest-Only Mortgage Loans	358	—	26.41%
Original Interest-Only Periods of the Interest-Only Mortgage Loans (in months)	6 to 240	103(2)	—
Remaining Interest-Only Terms of the Interest-Only Mortgage Loans (in months)	2 to 177	92(2)	—
Geographic Concentration in Excess of 10.00% of the total Scheduled Principal Balance:
• California	365	—	21.17%
• Texas	734	—	16.03%
• Florida	340	—	11.01%
Maximum Single Zip Code Concentration	—	—	0.91%
Credit Scores(3)	500 to 832	666	—
Number of Mortgage Loans with Prepayment Penalties at Origination	702	—	42.06%
Number of Mortgage Loans with Related Second Liens	363	—	22.42%
Gross Margins(1)	0.000% to 10.590%	4.325%	—
Maximum Mortgage Rates(4)	8.500% to 23.885%	13.811%	—
Minimum Mortgage Rates(4)	0.750% to 12.600%	5.425%	—
Months to Next Mortgage Rate Adjustment(1)	1 to 115	29	—
Initial Caps(4)	1.000% to 10.000%	3.375%	—
Periodic Caps(4)	1.000% to 10.000%	1.394%	—
Number of Negative Amortization Mortgage Loans	84	—	4.56%

(1)	Based only on the adjustable rate mortgage loans.
(2)	Based only on the interest-only mortgage loans.
(3)	Based only on the mortgage loans having credit scores.
(4)	Based only on the adjustable rate mortgage loans having maximum mortgage rates, minimum mortgage rates, initial caps and periodic caps, as applicable.

Pool 1 Mortgage Pool Summary

	Range or Total	Weighted Average	Total Percentage
Number of Mortgage Loans	1,510	—	42.04%
Number of Fixed Rate Mortgage Loans	1,490	—	96.84%
Number of Adjustable Rate Mortgage Loans	20	—	3.16%
Total Principal Balance	$161,858,724	—	—
Principal Balances	$2,797 to $1,225,250	$107,191	—
Mortgage Rates	5.875% to 17.000%	8.632%	—
Original Terms to Maturity (in months)	24 to 480	326	—
Stated Remaining Terms to Maturity (in months)	3 to 472	299	—
Number of Interest-Only Mortgage Loans	92	—	13.45%
Original Interest-Only Periods of the Interest-Only Mortgage Loans (in months)	6 to 240	99(2)	—
Remaining Interest-Only Terms of the Interest-Only Mortgage Loans (in months)	2 to 173	81(2)	—
Geographic Concentration in Excess of 10.00% of the Pool 1 Scheduled Principal Balance:
• Texas	660	—	31.91%
• California	60	—	11.21%
Maximum Single Zip Code Concentration	—	—	2.17%
Credit Scores(3)	500 to 830	657	—
Number of Mortgage Loans with Prepayment Penalties at Origination	223	—	28.26%
Number of Mortgage Loans with Related Second Liens	111	—	10.89%
Gross Margins(1)	1.875% to 3.250%	2.539%	—
Maximum Mortgage Rates(4)	11.125% to 17.990%	12.772%	—
Minimum Mortgage Rates(4)	1.875% to 10.999%	2.898%	—
Months to Next Mortgage Rate Adjustment(1)	66 to 115	86	—
Initial Caps(4)	3.000% to 6.000%	4.970%	—
Periodic Caps(4)	1.000% to 2.000%	1.813%	—
Number of Negative Amortization Mortgage Loans	0	—	0.00%

(1)	Based only on the adjustable rate mortgage loans in pool 1.
(2)	Based only on the interest-only mortgage loans in pool 1.
(3)	Based only on the mortgage loans in pool 1 having credit scores.
(4)	Based only on the adjustable rate mortgage loans in pool 1 having maximum mortgage rates, minimum mortgage rates, initial caps and periodic caps, as applicable.

Pool 2 Mortgage Pool Summary

	Range or Total	Weighted Average	Total Percentage
Number of Mortgage Loans	1,381	—	57.96%
Number of Fixed Rate Mortgage Loans	494	—	13.12%
Number of Adjustable Rate Mortgage Loans	887	—	86.88%
Total Principal Balance	$223,190,226	—	—
Principal Balances	$3,944 to $2,800,000	$161,615	—
Mortgage Rates	1.000% to 15.990%	7.735%	—
Original Terms to Maturity (in months)	24 to 480	356	—
Stated Remaining Terms to Maturity (in months)	13 to 479	328	—
Number of Interest-Only Mortgage Loans	266	—	35.81%
Original Interest-Only Periods of the Interest-Only Mortgage Loans (in months)	24 to 240	104(2)	—
Remaining Interest-Only Terms of the Interest-Only Mortgage Loans (in months)	4 to 177	95(2)	—
Geographic Concentration in Excess of 10.00% of the Pool 2 Scheduled Principal Balance:
• California	305	—	28.39%
• Florida	177	—	12.25%
Maximum Single Zip Code Concentration	—	—	1.25%
Credit Scores(3)	503 to 832	673	—
Number of Mortgage Loans with Prepayment Penalties at Origination	479	—	52.08%
Number of Mortgage Loans with Related Second Liens	252	—	30.79%
Gross Margins(1)	0.000% to 10.590%	4.372%	—
Maximum Mortgage Rates(4)	8.500% to 23.885%	13.839%	—
Minimum Mortgage Rates(4)	0.750% to 12.600%	5.491%	—
Months to Next Mortgage Rate Adjustment(1)	1 to 59	28	—
Initial Caps(4)	1.000% to 10.000%	3.329%	—
Periodic Caps(4)	1.000% to 10.000%	1.382%	—
Number of Negative Amortization Mortgage Loans	84	—	7.87%

(1)	Based only on the adjustable rate mortgage loans in pool 2.
(2)	Based only on the interest-only mortgage loans in pool 2.
(3)	Based only on the mortgage loans in pool 2 having credit scores.
(4)	Based only on the adjustable rate mortgage loans in pool 2 having maximum mortgage rates, minimum mortgage rates, initial caps and periodic caps, as applicable.

See “Description of the Mortgage Pools” in this prospectus supplement and “The Trusts and the Trust Assets—Mortgage Loans” in the accompanying prospectus for a general description of the mortgage loans expected to be included in the trust fund.

Mortgage Loan Representations and Warranties

Bayview Financial, L.P. will make certain representations and warranties concerning the mortgage loans to the depositor under a mortgage loan purchase agreement (or, in the case of the re-sold mortgage loans conveyed to the depositor by Bayview Financial Property Trust II as described in this prospectus supplement under “The Agreements—Assignment of Mortgage Loans—The Re-Sold Mortgage Loans,” will assume liability under a diligence agreement entered into with the depositor for breach of certain representations and warranties) and, in turn, these representations and warranties will be assigned by the depositor to the trustee for the benefit of certificateholders under the pooling and servicing agreement. In addition, Bayview Financial, L.P. will represent that none of the mortgage loans in the trust fund will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws, and for certain of the mortgage loans, will make additional representations and warranties.

Following the discovery of a breach of any representation or warranty that materially and adversely affects the value of a mortgage loan, or receipt of notice of that breach, Bayview Financial, L.P. will be required to either (1) cure that breach, (2) repurchase the affected mortgage loan from the trust fund or (3) in certain circumstances, substitute another mortgage loan.

In order to substitute a new mortgage loan for a mortgage loan that has been removed from the trust fund because of a breach of a representation or warranty, (a) substitution must take place within two years after the closing date and (b) a mortgage loan that is materially similar to the defective mortgage loan must be available for substitution.

Bayview Financial, L.P. will also have the option, but not the obligation, to substitute a qualified substitute mortgage loan for any mortgage loan for which the related borrower fails to make the first monthly payment of principal and interest due after the Closing Date.

See “The Agreements—Representations and Warranties” and “—Optional Substitution of Certain Mortgage Loans” in this prospectus supplement and “The Trusts and the Trust Assets—Assignment of Primary Assets—Representations and Warranties” in the accompanying prospectus.

Mortgage Loan Servicing

The servicers will service the mortgage loans in the trust fund pursuant to servicing agreements generally in the form described in this prospectus supplement and the accompanying prospectus.

The servicers are required to make advances in respect of scheduled payments on the mortgage loans, net of the applicable servicing fee, in certain circumstances described under “The Agreements—Advances” in this prospectus supplement. If a servicer does not make a required advance, the master servicer will be obligated to do so to the extent required by the pooling and servicing agreement.

The sponsor will on or prior to the closing date transfer its ownership in the servicing rights with respect to substantially all of the mortgage loans serviced by Bayview Loan Servicing LLC and Manufacturers and Traders Trust Company to Manufacturers and Traders Trust Company. Any further transfer of servicing to one or more successor servicers is subject to the conditions set forth in the pooling and servicing agreement and the servicing agreements, as described in this prospectus supplement.

See “The Agreements—The Pooling and Servicing Agreement and the Servicing Agreements” in the accompanying prospectus.

Early Termination of the Trust Fund

As provided in the pooling and servicing agreement, on any distribution date after the total principal balance of the mortgage loans (determined in the aggregate rather than by pool) declines to less than 10% of their initial total principal balance, the master servicer will have the option to purchase all the mortgage loans and the other assets of the trust fund.

If the mortgage loans and other assets of the trust fund are purchased, certificateholders will be paid accrued interest and principal (if applicable) equal to the outstanding principal balance of those certificates.

See “The Agreements—Early Termination of the Trust Fund” in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans.

Financing

Certain of the underwriters or their affiliates have provided financing for certain of the mortgage loans. A portion of the proceeds of the sale of the offered certificates will be used to repay this financing.

Tax Status

The trustee will elect to treat all or a portion of the trust fund as one or more REMICs for federal income tax purposes. Each of the offered certificates will represent ownership of “regular interests” in a REMIC, coupled with certain contractual rights and obligations. Each of the class R and RL certificates will be designated as a “residual interest” in one or more REMICs.

The class A-IO certificates will be, and certain other classes of offered certificates may be, issued with original issue discount for federal income tax purposes.

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

Generally, the class A certificates and the class A-IO certificates may be purchased by employee benefit plans or individual retirement accounts subject to the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or Section 4975 of the Internal Revenue Code of 1986, as amended, provided that the acquisition and holding of such certificates are eligible for the exemptive relief available under a statutory or class exemption described in this prospectus supplement under “ERISA Considerations.” The subordinate certificates (to the extent described in this prospectus supplement) may be purchased by benefit plan investors that are certain insurance company general accounts. A fiduciary of an employee benefit plan or an individual retirement account must determine that the purchase of certificates is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans. Because of the complexity of regulations that govern these plans, you are encouraged to consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any offered certificates.

See “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus for a more complete discussion of these issues.

Legal Investment Considerations

The certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Other legal restrictions apply to the ability of some types of investors to purchase the certificates. Prospective investors should consider these restrictions.

See “Legal Investment Considerations” in this prospectus supplement and in the accompanying prospectus.

Ratings of the Certificates

It is a condition of the issuance of the offered certificates that they receive ratings from Fitch Ratings, Moody’s Investors Service and Standard & Poor’s Ratings Services not lower than the ratings set forth in the table on page S-1.

See “Ratings” in this prospectus supplement for a more complete discussion of the certificate ratings and “Risk Factors—Ratings on the Securities are Dependant on Assumptions by the Rating Agencies” in the accompanying prospectus.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates.

Lack of Information Regarding Underwriting Standards; Higher Expected Delinquencies in
Payment
The substantial majority of the mortgage loans expected to be included in the trust fund were acquired by the sponsor from various unaffiliated savings institutions, finance companies and other sellers. Although neither the sponsor nor the depositor has, in many cases, information available regarding the underwriting standards that were applied in originating these mortgage loans, it is likely that these mortgage loans were originated in accordance with standards less strict than those of Fannie Mae and Freddie Mac. In particular, approximately 6.73% of the mortgage loans were originated by the sellers of the related mortgaged properties; these sellers may not have applied any recognized underwriting standards. As a result, it is expected that the mortgage loans in the trust fund will experience rates of delinquency and default that are higher than those experienced by mortgage loans that were underwritten in accordance with higher standards.

Rising unemployment, higher interest rates, or a decline in housing prices generally or in certain regions of the United States may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the trust fund than on mortgage loans that were originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the mortgage loans. These risks are magnified with respect to the interest-only mortgage loans and the balloon loans. See “Risk Factors—Changes in U.S. Economic Conditions May Adversely Affect the Performance of the Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” in the accompanying prospectus for a discussion of risks related to economic conditions generally and the mortgage loans.

See “Description of the Mortgage Pools” in this prospectus supplement for a description of the characteristics of the mortgage loans expected to be included in the trust fund.
Higher Risk of Loss Due to
Delinquencies in Payment
Approximately 7.12% and 5.85% of the mortgage loans to be included in pool 1 and pool 2, respectively, were between 30 and 59 days delinquent in payment as of the related servicer’s delinquency determination date, as described under “Description of the Mortgage Pools—General” in this prospectus supplement. As a result, the trust fund may experience higher losses than if all of the mortgage loans were current in payment.

Foreclosure Restrictions May
Increase Realized Losses
The applicable servicer generally will be prohibited from foreclosing on those mortgage loans that are 60 or more days delinquent in payment as of the closing date. In the case of those mortgage loans subject to this foreclosure restriction, realized losses may be greater and the proceeds received from a foreclosure sale may be less than would be the case if those mortgage loans were not subject to a foreclosure restriction.

See “The Agreements—Servicing—Foreclosure Restrictions” for further discussion of mortgage loans subject to foreclosure restrictions.
Greater Risk Involving Certain
Property Types
Approximately 24.71% and 22.12% of the mortgage loans in pool 1 and pool 2, respectively, are secured by second homes or by other properties, including unimproved land, held by borrowers for investment.

If borrowers experience financial difficulties, they may be more likely to default on a mortgage loan secured by non-owner occupied property than a mortgage loan secured by a primary residence of a borrower. If credit support is not available to absorb the losses, investors in the certificates could suffer a loss on their investment.

Unimproved land generates no current income to support payment of the related mortgage loan and other expenses, may prove to be unsuitable for its intended purpose and may be difficult to sell for an amount at least equal to the unpaid principal balance of the related mortgage loan.

See “Certain Legal Aspects of Loans and Contracts— Multifamily and Mixed Use Loans” in the accompanying prospectus.
Greater Risk Involving Higher
Loan-to-Value Ratios
Mortgage loans with higher loan-to-value ratios may present a greater risk of loss. In particular, approximately 60.04% and 31.57% of the mortgage loans in pool 1 and pool 2, respectively, are known to have had loan-to-value ratios at origination or modification in excess of 80%.

Additionally, some of the mortgage loans may have a current loan-to-value ratio higher than the original loan-to-value ratio because the value of the related mortgaged property has declined at a faster rate than the amortization of the related mortgage loan. We cannot assure you that the value of these mortgaged properties will not continue to decline. Mortgage loans with high original loan-to-value ratios may be more likely to experience borrower default and foreclosure than mortgage loans with lower original loan-to-value ratios.

See “Insurance—Primary Mortgage Insurance Policies” in the accompanying prospectus for a description of factors affecting this risk.
Risks Associated with Loans Providing for Interest-Only
Payments
Approximately 13.45% and 35.81% of the mortgage loans to be included in pool 1 and pool 2, respectively, provide for monthly payments of interest, but not principal, for a period of 6 months to 20 years following origination, in the case of pool 1, and 2 years to 20 years following origination, in the case of pool 2. Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to pay interest and to amortize the principal balance over the remaining term and to pay interest at the applicable mortgage rate.

The interest-only mortgage loans may present special default and prepayment risks, particularly for certificates purchased at a discount.

See “Risk Factors—Risks Associated with Loans Providing for Interest-Only Payments” and “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of the Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” in the accompanying prospectus for a discussion of risks related to the interest-only mortgage loans and economic conditions.

Risks Related to Mortgage Loans that Provide for Negative
Amortization
Approximately 7.87% of the mortgage loans to be included in pool 2 are known to provide for so-called “negative amortization.” Under the terms of a negative amortization mortgage loan, a borrower may have any of various payment options, including the option to make a minimum payment (initially determined based on an interest rate that may be lower, and in some cases substantially lower, than the sum of the index applicable at origination and the related margin) that may not be sufficient to pay all interest accrued on the loan.

To the extent that borrowers elect to make the minimum monthly payment, cashflow in respect of these mortgage loans will be limited for an extended period of time. On any payment date on which the borrower chooses to pay the minimum payment amount, if accrued interest at the applicable rate exceeds the minimum payment amount, that excess will become deferred interest that will be added to the outstanding principal balance of the mortgage loan. The increased principal balance will bear interest at the applicable mortgage rate.

See “Risk Factors—Changes in U.S. Economic Conditions May Adversely Affect the Performance of the Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” in the accompanying prospectus.

In addition, any deferral of interest on negative amortization mortgage loans will result in a reduction of the amount of interest available to be paid as interest to the certificates.
Greater Risk Involving Balloon
Mortgage Loans
Approximately 9.24% and 13.98% of the mortgage loans to be included in pool 1 and pool 2, respectively, are balloon mortgage loans. These loans pay interest only or will not be fully amortizing over their terms to maturity, and will require substantial principal payments at their stated maturity. Balloon mortgage loans involve a greater degree of risk because the ability of a borrower to make these substantial principal payments typically will depend upon that borrower’s ability to either timely refinance the balloon mortgage loan or timely sell the mortgaged property. Many borrowers may have erratic payment histories, including multiple payment delinquencies, that may substantially impair their ability to refinance the balloon mortgage loans.

For additional information regarding balloon mortgage loans, see “Description of the Mortgage Pools” and “Certain Yield and Prepayment Considerations” in this prospectus supplement and “Risk Factors—Risks Related to Certain Features of Balloon Loans” and “The Trusts and the Trust Assets—Mortgage Loans—Balloon Loans” in the accompanying prospectus.

Risk of Default on High Balance
Mortgage Loans
The principal balances of approximately 1 mortgage loan in pool 1, representing approximately 0.76% of the cut-off date pool balance of pool 1, exceeded $1,000,000, and the principal balances of approximately 7 mortgage loans in pool 1, representing approximately 3.95% of the cut-off date pool balance of pool 1, were between $750,000 and $1,000,000, as of the cut-off date.

The principal balances of approximately 7 mortgage loans in pool 2, representing approximately 4.95% of the cut-off date pool balance of pool 2, exceeded $1,000,000, and the principal balances of approximately 5 mortgage loans in pool 2, representing approximately 1.92% of the cut-off date pool balance of pool 2, were between $750,000 and $1,000,000, as of the cut-off date.

Defaults and losses on these mortgage loans may have a disproportionate effect on certificateholders.

Risks Related to Simultaneous Second Liens and Other
Borrower Debt
Approximately 10.89% and 30.79% of the mortgage loans to be included in pool 1 and pool 2, respectively, are known to be secured by mortgaged properties that are subject to a second lien created at the time of origination of the first lien mortgage loan that is included in the trust fund, or in connection with secondary mortgage financing obtained by the borrowers following origination of the first lien mortgage loan. However, other borrowers whose first lien loans are included in the trust fund may have also obtained secondary mortgage financing from other lenders.

Investors should consider that borrowers who have less equity in their homes may be more likely to default and may be more likely to submit to foreclosure proceedings.
See “Risk Factors—Risks Related to Simultaneous Second Liens and Other Borrower Debt” in the accompanying prospectus.
Risks Associated with
Documentation Defects	Certain of the loan files being transferred to the trustee may have one or more of the following document defects:
• the loan file contains neither the original nor a copy of the mortgage note;
• the mortgage note is missing the proper intervening endorsements;
• the loan file is missing intervening assignments;
• the loan file is missing a copy of certain assumptions, modifications or waivers;
• the loan file is missing a copy of the title insurance policy; and
• in the case of cooperative loans, the loan file does not contain a copy of a recognition agreement or security agreement.
Failure to obtain all intervening assignments with respect to a mortgage loan could result in delays in foreclosure and liquidation in the event of a default.

The sponsor will be obligated to repurchase any mortgage loan if any effort to enforce the related mortgage loan or the related mortgage, deed of trust or other security instrument is materially impaired by the documentation defect. However, no mortgage loan with respect to which a copy of the original mortgage is missing will be required to be repurchased unless and until the mortgage loan is to be foreclosed upon and the mortgage is unenforceable because the original mortgage cannot be obtained from the public recording office.

For a significant number of the mortgage loans, copies of the title insurance policies have not been, or will not be, obtained. The sponsor will be obligated to repurchase any mortgage loan (other than a cooperative loan) if the trustee’s interest in such mortgage loan is materially and adversely affected by the missing policy.

If the sponsor does not fulfill its obligation to repurchase defective mortgage loans, holders of offered certificates may incur losses.
Delinquencies May Be Higher Due
to Servicing Transfers
Because the sponsor generally acquires mortgage loans on a servicing released basis, it is necessary to arrange for the transfer of the mortgage loan servicing to the servicers. The sponsor has engaged the servicers to service the mortgage loans as well as other mortgage loans acquired by the sponsor. Servicing with respect to a substantial portion of the mortgage loans was transferred to the servicers within the three months preceding the cut-off date or is in the process of being transferred. In addition, the sponsor will on or prior to the closing date transfer its ownership of the servicing rights with respect to mortgage loans serviced by Bayview Loan Servicing, LLC, representing approximately 82.17% and 73.44% of the mortgage loans to be included in pool 1 and pool 2, respectively, as of the cut-off date, to Manufacturers and Traders Trust Company. Bayview Loan Servicing, LLC has been engaged by Manufacturers and Traders Trust Company to subservice certain of the mortgage loans.

Servicing transfers involve notifying borrowers to remit payments to the new servicer, transferring physical possession of the servicing files and records to the new servicer and entering mortgage loan and borrower data on the management information systems of the new servicer, and these transfers could result in misdirected notices, misapplied payments, data input errors and other problems. Industry experience indicates that mortgage loan delinquencies and defaults are likely to temporarily increase during the transition to a new servicer and immediately following the servicing transfer. The recent transfer of servicing of a substantial portion of the mortgage loans to the servicers, as well as the transfer of servicing to Manufacturers and Traders Trust Company, is expected to increase the rate of delinquencies on these mortgage loans at least until all of the related borrowers are informed of the transfer, the applicable servicer has received all of the related loan files and records and all relevant data has been entered on the servicer’s management information systems.

We cannot give you any assurance as to the severity or duration of any increase in the rate of delinquencies or defaults due to transfers of servicing.

See “The Master Servicer and the Servicers—Servicers” in this prospectus supplement and “Risk Factors—Delinquencies May Be Higher Due to Servicing Transfers” and “The Agreements—The Pooling and Servicing Agreement and the Servicing Agreements” in the accompanying prospectus.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Yields
of the Offered Certificates
Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the yield on your certificates. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose total loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable rate mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events, alone or in combination, may contribute to higher delinquency rates.

See “Risk Factors—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” in the prospectus.

In addition, numerous residential mortgage lenders that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims. The financial condition of a mortgage lender may also be adversely affected by the increasing rate of delinquencies and defaults on adjustable rate loans.

The mortgage loans in the trust fund include subprime mortgage loans and you should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on your certificates.

See “Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies” in the prospectus. See also “Description of the Mortgage Pools” in this prospectus supplement for a description of the characteristics of the mortgage loans and “Origination, Acquisition and Servicing of Loans—Origination and Acquisition of Loans” in the prospectus for a general description of the origination of the mortgage loans.

Geographic Concentration of
Mortgage Loans
Approximately 31.91% and 11.21% of the mortgage loans to be included in pool 1 on the closing date are secured by mortgaged properties located in the states of Texas and California, respectively. In addition, approximately 28.39% and 12.25% of the mortgage loans to be included in pool 2 on the closing date are secured by mortgaged properties located in the states of California and Florida, respectively. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in these states because adverse economic conditions and natural disasters in these states will have a disproportionate impact on the mortgage loans in general. For example, mortgaged properties in California may be more susceptible to certain types of hazards, such as earthquakes, hurricanes, floods, wildfires and other natural disasters.

See “Certain Yield and Prepayment Considerations” in this prospectus supplement and “Risk Factors—Geographic Concentration of Mortgage Loans” in the accompanying prospectus. For additional information regarding the geographic distribution of the mortgage loans expected to be included in the trust fund, see the applicable table under “Description of the Mortgage Pools” in Annex C to this prospectus supplement. For a discussion of the risks related to economic conditions generally and the mortgage loans, see “Risk Factors—Changes in U.S. Economic Conditions May Adversely Affect the Performance of the Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” in the accompanying prospectus.

Risks Related to Potential Inadequacy of Credit Enhancement and Other
Support
The certificates are not insured by any financial guaranty insurance policy. The credit enhancement features described in the summary are intended to enhance the likelihood that certificateholders will receive regular payments of interest and principal.

Excess Interest and Overcollateralization. In order to increase the overcollateralization to the level required by the rating agencies, it will be necessary that the mortgage loans in each pool generate more interest than is needed to pay interest on the related certificates and that pool’s allocable portion of fees and expenses of the trust fund. We expect that the loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans in each pool is higher than the weighted average of the interest rates on the certificates. We cannot assure you, however, that the mortgage loans, together with amounts available from the interest rate cap agreement and the interest rate swap agreement, will generate enough excess interest to achieve and maintain overcollateralization, in the case of the mortgage loans, or maintain overcollateralization, in the case of the interest rate cap agreement and the interest rate swap agreement, at the level required by the rating agencies. The following factors will affect the amount of excess interest that the loans will generate:

Prepayments. Every time a mortgage loan is prepaid in whole or in part, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest or, in the case of a partial payment, will be generating less interest. The effect on your certificates of this reduction will be influenced by the number of prepaid loans and the characteristics of the prepaid loans. Prepayment of a disproportionately large number of high interest rate loans would have a greater negative effect on future excess interest.

Defaults. The rate of defaults on the loans may turn out to be higher than expected. Defaulted loans may be liquidated, and liquidated loans will no longer be outstanding and generating interest. Defaults on a disproportionately high number of loans having relatively high interest rates would have a greater negative effect on future excess interest.

Level of LIBOR. Substantially all of the mortgage loans have either fixed interest rates or interest rates that adjust based on an index that differs from the one-month LIBOR index used to determine the interest rates on the group 2 certificates and the subordinate certificates. As a result of an increase in one-month LIBOR, the interest rates on these certificates may increase relative to interest rates on the mortgage loans, requiring that more of the interest generated by the mortgage loans be applied to cover interest on the certificates. The interest rate cap agreement and the interest rate swap agreement described in this prospectus supplement are intended to mitigate this risk.

See “Description of the Certificates—Overcollateralization; Application of Excess Cashflow” in this prospectus supplement and “Credit Enhancement—Overcollateralization” in the accompanying prospectus.

Subordination. Subordination in right of payment of the subordinate certificates provides a form of credit enhancement for the senior certificates and for each class of subordinate certificates having a higher priority of payment. However, if this subordination is insufficient to absorb losses in excess of excess interest, any overcollateralization that is created and any amounts in the reserve fund available to pay losses, then holders of subordinate certificates, particularly the class B certificates, may never receive all of their principal payments.

You should consider the following:

•      if you buy a class B-2 certificate and losses on the mortgage loans exceed excess interest, any overcollateralization that has been created and any amounts in the reserve fund available to pay losses, the principal balance of your certificate will be reduced proportionately with the principal balances of the other class B-2 certificates by the amount of that excess;

•      if you buy a class B-1 certificate and losses on the mortgage loans exceed excess interest, any overcollateralization that has been created and any amounts in the reserve fund available to pay losses, plus the class principal balance of the class B-2 certificates, the principal balance of your certificate will be reduced proportionately with the principal balances of the other class B-1 certificates by the amount of that excess;

•      if you buy a class M-4 certificate and losses on the mortgage loans exceed excess interest, any overcollateralization that has been created and any amounts in the reserve fund available to pay losses, plus the total class principal balance of the class B-2 and B-1 certificates, the principal balance of your certificate will be reduced proportionately with the principal balances of the other class M-4 certificates by the amount of that excess;

•      if you buy a class M-3 certificate and losses on the mortgage loans exceed excess interest, any overcollateralization that has been created and any amounts in the reserve fund available to pay losses, plus the total class principal balance of the class B-2, B-1 and M-4 certificates, the principal balance of your certificate will be reduced proportionately with the principal balances of the other class M-3 certificates by the amount of that excess;

•      if you buy a class M-2 certificate and losses on the mortgage loans exceed excess interest, any overcollateralization that has been created and any amounts in the reserve fund available to pay losses, plus the total class principal balance of the class B-2, B-1, M-4 and M-3 certificates, the principal balance of your certificate will be reduced proportionately with the principal balances of the other class M-2 certificates by the amount of that excess; and

•      if you buy a class M-1 certificate and losses on the mortgage loans exceed excess interest, any overcollateralization that has been created and any amounts in the reserve fund available to pay losses, plus the total class principal balance of the class B-2, B-1, M-4, M-3 and M-2 certificates, the principal balance of your certificate will be reduced proportionately with the principal balances of the other class M-1 certificates by the amount of that excess.

Losses on the mortgage loans will not reduce the principal balances of the senior certificates.

If overcollateralization is maintained at the required amount and the mortgage loans generate interest in excess of the amount needed to pay interest and principal on the offered certificates and the fees and expenses of the trust fund, then excess interest will be used to pay certificateholders the amount of any reduction in the principal balances of the certificates caused by application of losses. These payments will be made in order of seniority. We cannot assure you, however, that excess interest will be generated in an amount sufficient to make these payments.

See “Description of the Certificates—Overcollateralization; Application of Excess Cashflow” and “—Allocation of Losses; Reserve Fund Draws” in this prospectus supplement and “Credit Enhancement—Subordinate Securities” in the accompanying prospectus.

Limited Cross-Collateralization. If you buy a class A certificate, payments on your certificate will depend, for the most part, on collections on the mortgage loans in the pool that relates to your class of certificates. However, your certificates will have the benefit of credit enhancement in the form of overcollateralization and subordination from each pool. That means that even if the rate of losses on mortgage loans in the pool that relates to your class of certificates is low, losses in the unrelated pool may reduce the loss protection for your certificates.

The Interest Rate Cap Agreement. Any amounts received under the interest rate cap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization, repay losses and increase the amount on deposit in the reserve fund. However, no amounts will be payable under the interest rate cap agreement unless one-month LIBOR moves above certain levels, and the amounts payable under the cap agreement are subject to a maximum rate on and after August 2010, in each case as described under “Description of the Certificates—The Cap Agreement; Basis Risk Shortfalls and Limited Credit Support—The Cap Agreement” in this prospectus supplement. We cannot assure you that any amounts will be received under the interest rate cap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization, pay interest shortfalls or repay losses on the mortgage loans.

See “Description of the Certificates—The Cap Agreement; Basis Risk Shortfalls and Limited Credit Support—The Cap Agreement” in this prospectus supplement.

The Interest Rate Swap Agreement. Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization, repay losses and increase the amount on deposit in the reserve fund. In general, however, no amounts will be payable to the supplemental interest trust by the swap counterparty unless the floating amount owed by the swap counterparty with respect to a distribution date exceeds the fixed amount owed to the swap counterparty. This will not occur except in periods when one-month LIBOR (as determined pursuant to the interest rate swap agreement) exceeds 5.406% per annum. In addition, the swap agreement is scheduled to terminate after the distribution date in July 2011. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization, pay interest shortfalls or repay losses on the mortgage loans.

See “Description of the Certificates—Supplemental Interest Trust—The Interest Rate Swap Agreement” in this prospectus supplement.
Unpredictability and Effect of
Prepayments	Borrowers may prepay their mortgage loans in whole or in part at any time. A prepayment of a mortgage loan will usually result in a payment of principal on the certificates.
• If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.
• If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

Approximately 28.26% and 52.08% of the mortgage loans to be included in pool 1 and pool 2, respectively, impose a penalty for prepayments during periods that generally range from 6 months to 30 years after origination, in the case of pool 1, and 6 months to 5 years after origination, in the case of pool 2, which may discourage these borrowers from prepaying their mortgage loans during the penalty period.

The prepayment experience of the mortgage loans may differ significantly from that of first lien residential mortgage loans generally. Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by unaffiliated servicers or the master servicer. In addition, the availability of newer mortgage products with more flexible payment terms or that require lower monthly payments, such as “option ARMs,” may result in an increase in the number of borrowers who prepay their mortgage loans to take advantage of new products. The rate at which prepayments, defaults and losses occur on the mortgage loans will affect the average lives and yields of the certificates. See “Risk Factors—Changes in U.S. Economic Conditions May Adversely Affect the Performance of the Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” in the accompanying prospectus for a discussion of risks related to economic conditions generally and the mortgage loans.

See “Certain Yield and Prepayment Considerations” in this prospectus supplement and “Certain Yield and Prepayment Considerations—Maturity and Prepayment” in the accompanying prospectus for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Application of the Applicable Available Funds Caps and Timing of Interest Rate Adjustments May Reduce
Interest Payments
Each class of the group 1 certificates will accrue interest based on a fixed rate. Each class of the group 2 certificates and subordinate certificates will accrue interest at an interest rate that adjusts monthly based on the one-month LIBOR index plus a specified margin. However, the interest rates on the offered certificates are subject to a limitation, generally based on the weighted average interest rate of the mortgage loans in pool 1, in the case of the group 1 certificates; the mortgage loans in pool 2, in the case of the group 2 certificates; or the mortgage loans in both pools, in the case of the class A-IO certificates and the subordinate certificates, in each case net of certain allocable fees and expenses of the trust fund, any net swap payments owed to the swap counterparty, interest accrued on the applicable class A-IO component or components and, in the case of the subordinate certificates, net of the amount of interest accrued on the senior certificates.

The applicable available funds cap may be applied to the group 1 certificates or the subordinate certificates on any distribution date because, for example, mortgage loans in pool 1 with relatively higher interest rates may prepay at a more rapid rate than loans having relatively lower rates.

The applicable available funds cap may be applied to the group 2 certificates or the subordinate certificates on any distribution date because, for example:

•      the indices applicable to substantially all of the adjustable rate mortgage loans in pool 2 differ from, or adjust at different intervals than, one month LIBOR, and in some cases do not adjust for a period of five years;

• the interest rates on the fixed rate mortgage loans in pool 2 will not adjust and the adjustable rate loans may prepay at a more rapid rate than the fixed rate loans; and
• mortgage loans in pool 2 with relatively higher interest rates may prepay at a more rapid rate than loans having relatively lower rates.

Amounts received in respect of the interest rate cap agreement and the interest rate swap agreement, if any, will be available to fund any resulting shortfalls. However, because amounts payable under the cap agreement and the swap agreement are limited as described in this prospectus supplement, and because the cap agreement and the swap agreement expire after ten years and four years, respectively, these amounts may be insufficient to pay shortfalls caused by application of the available funds caps. The calculation and application of the available funds caps are described in this prospectus supplement under “Description of the Certificates—Distributions of Interest.” The terms of the interest rate cap agreement are described in this prospectus supplement under “Description of the Certificates—The Cap Agreement; Basis Risk Shortfalls and Limited Credit Support.”

The interest rates on adjustable rate mortgage loans will adjust periodically based on any of a variety of indices and the interest rates on the LIBOR certificates will adjust monthly based on LIBOR as described in this prospectus supplement under “Description of the Certificates—Determination of LIBOR.” In particular, because the interest rates on the LIBOR certificates adjust monthly while the interest rates on the adjustable rate mortgage loans may adjust as frequently as monthly or as infrequently as every five years (and in some cases, only after the expiration of the related initial fixed rate period), in a rising interest rate environment the interest accrued on the LIBOR certificates may be greater than interest accrued on the mortgage loans net of other amounts having a higher priority of payment. In addition, because the interest rates for adjustable rate mortgage loans are based on the related index plus the related gross margin, these interest rates could be higher than prevailing market interest rates, which may result in an increase in the rate of prepayments on the adjustable rate mortgage loans.

Special Risks for the Class A-IO
Certificates
Interest will accrue on the components of the class A-IO certificates on their respective declining scheduled notional balances described in this prospectus supplement. After the distribution date in January 2010, the notional balance of each component of the class A-IO certificates will be zero and, therefore, current interest will no longer be payable on the class A-IO certificates. In the event that the mortgage loans prepay at a rapid rate resulting in their prepayment in full while the class A-IO certificates remain outstanding, investors in the class A-IO certificates could fail to recover their initial investments.

Adverse Effect of Reduction of
Rating of Cap Counterparty
As of the date of this prospectus supplement, the cap counterparty under the interest rate cap agreement has the ratings described under “Description of the Certificates—The Cap Agreement; Basis Risk Shortfalls and Limited Credit Support—The Cap Counterparty.” The ratings of the offered certificates are dependent in part upon the credit ratings of the cap counterparty (or any credit support provider). If the credit ratings of the cap counterparty (or any credit support provider) are qualified, reduced or withdrawn and the cap counterparty (or any credit support provider) does not post collateral securing its obligations under the interest rate cap agreement or a substitute cap counterparty (or any credit support provider) is not obtained in accordance with the terms of the interest rate cap agreement, the ratings of the offered certificates may be qualified, reduced or withdrawn. If that happens, the value and marketability of your certificates will be adversely affected.

See “The Cap Agreement; Basis Risk Shortfalls and Limited Credit Support—The Cap Agreement” and “—The Cap Counterparty” in this prospectus supplement.
Risks Related to the Interest Rate
Swap Agreement
Any net swap payment payable to the swap counterparty under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce payments of interest on the certificates. If the rate of prepayments on the mortgage loans is faster than anticipated, the notional amount on which payments due under the interest rate swap agreement is calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make net swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty. Therefore, the combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the certificates.

In the event that the trust fund, after application of all interest and principal received on the mortgage loans, cannot make the required net swap payment to the swap counterparty, a swap termination payment as described in this prospectus supplement will be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of an early termination of the interest rate swap agreement will reduce amounts available for distribution to certificateholders.

See “Description of the Certificates—Distributions of Interest,” “—Distributions of Principal” and “—Supplemental Interest Trust” in this prospectus supplement.
Effect of Creditworthiness of Swap Counterparty on Ratings of
Certificates
As of the date of this prospectus supplement, the swap counterparty under the interest rate swap agreement has the ratings described under “Description of the Certificates—Supplemental Interest Trust—The Swap Counterparty.” The ratings of the offered certificates are dependent in part upon the credit ratings of the swap counterparty (or any credit support provider). If the credit ratings of the swap counterparty (or any credit support provider) are qualified, reduced or withdrawn and the swap counterparty (or any credit support provider) does not post collateral securing its obligations under the interest rate swap agreement or a substitute swap counterparty (or any credit support provider) is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of the offered certificates may be qualified, reduced or withdrawn. In that event, the value and marketability of those certificates will be adversely affected.

See “Description of the Certificates—Supplemental Interest Trust—Interest Rate Swap Agreement” in this prospectus supplement.
Violation of Various Federal, State and Local Laws May Result in
Losses on the Mortgage Loans
Violation of certain federal, state or local laws and regulations relating to the protection of consumers, unfair and deceptive practices and debt collection practices may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and, in addition, could subject the trust fund to damages and administrative enforcement.

See “Risk Factors—Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans” in the accompanying prospectus.
Violation of Predatory Lending Laws/Risks Related to High Cost
Loans
Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trustee on behalf of the trust fund, as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans. If the loans are found to have been originated in violation of predatory or abusive lending laws and the sponsor does not repurchase the affected loans and pay any related liabilities, certificateholders could incur losses.

See “Risk Factors—Risks Related to Predatory Lending Laws/High Cost Loans” in the accompanying prospectus.

The Master Servicer and the Servicers

The information set forth in this section under “—The Master Servicer” has been provided by Wells Fargo Bank, N.A. (“Wells Fargo Bank”), as Master Servicer (in such capacity, the “Master Servicer”), and the information set forth under “—Servicers” has been provided by the applicable Servicers, to the extent applicable to them.

The Master Servicer

Wells Fargo Bank will act as Master Servicer under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23+ million customers and 158,000 employees as of December 31, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Sponsor and its affiliates may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank’s master servicing offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951.

Wells Fargo Bank’s assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective Servicing Agreements. In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the Servicers. In addition, upon the occurrence of certain Servicer events of default under the terms of any Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust Fund against such defaulting Servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,805,000,000.

Servicers

General. The Servicers will service the Mortgage Loans, directly or through subservicers under the supervision of the Master Servicer, to the extent provided in the Pooling and Servicing Agreement and consistent with the applicable Servicing Agreements. The Master Servicer will not be ultimately responsible for the servicing of the Mortgage Loans except to the limited extent described under “The Agreements—Servicing—Advances” herein, and will not be responsible for the supervision of loss mitigation functions, including collection efforts with respect to defaulted Mortgage Loans, workouts, discounted payoffs, foreclosure, and disposition of Mortgaged Properties to which title has been taken on behalf of the Trust Fund by foreclosure, deed-in-lieu of foreclosure or otherwise (“REO Property”). However, if the Master Servicer becomes aware that a Servicer is not fulfilling its obligations under the Servicing Agreement with respect to these matters, the Master Servicer will be obligated to terminate the Servicer and, within 90 days of such termination, appoint a successor servicer that satisfies the eligibility requirements set forth in the applicable Servicing Agreement. Following termination of a Servicer and prior to the appointment of a successor servicer, the Master Servicer will assume the obligation to make Advances.

Approximately 8.44% and 77.11% of the Mortgage Loans will initially be physically serviced by Manufacturers and Traders Trust Company (a/k/a M&T Bank) (as successor by merger to M&T Mortgage Corporation), a New York banking corporation (“M&T Bank”) and Bayview Loan Servicing, LLC (“BLS”), respectively. The remainder of the Mortgage Loans will initially be serviced by various mortgage servicing institutions (together with M&T Bank and BLS, the “Servicers”), none of which will service more than 10% of the Mortgage Loans or the Mortgage Loans in any Mortgage Pool. Certain of the Mortgage Loans that BLS is obligated to service will be directly serviced by third party servicers, which BLS will treat for purposes of its obligations under its Servicing Agreement as subservicers. In some cases, these subservicers will have the right to transfer the servicing to other subservicers.

For a description of the material servicing terms of the Pooling and Servicing Agreement and the Servicing Agreements, including a description of when and how a servicer may waive or modify the terms of a mortgage loan (for example, in order to prevent default or to mitigate a loss), the material terms of the collection of funds and the related servicing account, Advances and termination provisions regarding servicers, see “The Agreements—Servicing” in this prospectus supplement and “The Agreements—The Pooling and Servicing Agreement and the Servicing Agreements” in the Prospectus.

Manufacturers and Traders Trust Company. M&T Bank will act as a Servicer under the related Servicing Agreement. Its principal offices are located at One Fountain Plaza, Buffalo, New York 14203. M&T Bank is approved by Ginnie Mae, Freddie Mac and Fannie Mae as a seller-servicer and its processing offices are approved by FHA as branch offices. M&T Bank has been servicing mortgage loans for investors since 1986 and currently services residential and commercial mortgage loans in the Sponsor’s portfolio and in 34 securitization trusts of the Sponsor.

As of March 30, 2007, M&T Bank was the servicer of a portfolio of approximately 172,374 mortgage loans totaling approximately $19.2 billion. As of March 30, 2007, M&T Bank serviced approximately 158,078 residential mortgage loans totaling approximately $15.6 billion, an increase of approximately 4 percent over the same time frame in 2006, and approximately 14,296 commercial mortgage loans totaling approximately $3.6 billion, an increase of approximately 56 percent over the same time frame in 2006.

As of March 30, 2007, M&T Bank serviced a portfolio of approximately 172,374 loans totaling approximately $19.2 billion. M&T Bank’s servicing portfolio is composed of 34.1% Fannie Mae, Freddie Mac and Ginnie Mae loans, 31% private securitizations, 21.1% owned portfolio, 13.3% State of New York Mortgage Agency loans and 0.5% non-securitized private loans.

M&T Bank has approximately 196 employees located in two offices in Buffalo, New York dedicated to mortgage servicing. M&T Bank utilizes subservicers, including Bayview Loan Servicing, LLC, with respect to many of the mortgage loans for which it is the contractual servicer. In addition, with respect to mortgage loans that it directly services, M&T Bank employs various service providers to perform such functions as (but not limited to) monitoring maintenance of hazard insurance and flood insurance, and tax service. If a borrower fails to provide M&T Bank with updated proof of insurance or if M&T Bank receives a cancellation notice from the insurance company, M&T Bank sends an expiration letter to the customer advising that they need to obtain coverage and provide proof of insurance. If proof of insurance is not received, a binder letter is sent (binding force placed coverage), and if further efforts to contact the borrower are unsuccessful, insurance is purchased and the loan payments are increased to cover this cost. If the borrower ultimately provides proof of insurance coverage, the force-placed policy is cancelled and appropriate amounts are refunded.

Custodial responsibilities for documents related to mortgage loans serviced by M&T Bank are generally performed by an independent custodian.

Bayview Loan Servicing. BLS will act as a Servicer under the related Servicing Agreement. For more information regarding BLS, see “Origination, Acquisition and Servicing of Loans—Servicing—Bayview Loan Servicing” in the Prospectus.

Description of the Mortgage Pools

Wherever reference is made herein to a percentage of some or all of the Mortgage Loans, this percentage is determined (unless otherwise specified) on the basis of the total Principal Balance of the Mortgage Loans (or the specified Mortgage Pool) as of July 1, 2007 (the “Cut-off Date”). With respect to Mortgage Loans that have been modified, references herein to the date of origination will be deemed to be the date of the most recent modification.

General

The assets of the Trust Fund will consist of two pools (“Pool 1” and “Pool 2,” respectively, and each, a “Mortgage Pool”) including, in the aggregate, approximately 2,891 mortgage loans (the “Mortgage Loans”), secured by first liens on (1) single family residential real properties, (2) two- to four-family residential real properties, (3) condominium units, together with such units’ appurtenant interests in common elements (the Mortgage Loans secured thereby, “Condominium Loans”), (4) planned unit developments, (5) assignments by borrowers of security interests in shares issued by private, non-profit, cooperative housing corporations (“Cooperatives”) and the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific units (the Mortgage Loans secured thereby, “Cooperative Loans”), (6) unimproved land and (7) other property types (each of the foregoing, a “Mortgaged Property”), with a total principal balance of the Mortgage Loans as of the Cut-off Date, of approximately $385,048,950. As described herein under “Description of the Certificates—General,” the Mortgage Loans have been segregated into Pool 1 and Pool 2 for the purpose of allocating distributions among the Senior Certificates. Each Mortgage Pool has the approximate characteristics described in Annex C to this prospectus supplement.

Approximately 39.14% of the Mortgage Loans will be acquired directly from the Sponsor by Bayview Financial Securities Company, LLC (the “Depositor”) pursuant to a purchase agreement (the “Mortgage Loan Purchase Agreement”) on the date of initial issuance of the Certificates (the “Closing Date”). The remainder of the Mortgage Loans will be acquired by the Depositor on the Closing Date directly from Bayview Financial Property Trust II (“BFPT II”), which will have acquired those Mortgage Loans from Bayview Financial Revolving Asset Trust 2004-B, Bayview Financial Revolving Asset Trust 2005-A and Bayview Financial Revolving Asset Trust 2005-E (each referred to herein as a “Revolving Trust”). The Mortgage Loans purchased by the Depositor from BFPT II are referred to herein as “Re-Sold Mortgage Loans”). The Re-Sold Mortgage Loans were sold by the Sponsor to BFPT II and by BFPT II to the Revolving Trusts in prior securitization transactions.

The Mortgage Loans were initially acquired by the Sponsor from various unaffiliated sellers or, in the case of approximately 0.38% of the Mortgage Loans, from an affiliate of the Sponsor that originated those Mortgage Loans in connection with servicing workouts. The Mortgage Loans are generally secured by senior liens on fee simple interests in real property of various types as described herein, or, to the extent described herein, on shares of stock in a cooperative corporation and related rights. In general, interest on Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

Certain information with respect to the characteristics of the Mortgage Loans is presented in tabular form in Annex C to this prospectus supplement, including certain historical delinquency information with respect to each Mortgage Pool. The Mortgage Loans are segregated into the two Mortgage Pools described herein, and collections and other recoveries in respect of all related Mortgage Loans will be available for distribution of interest and principal, as applicable, on all related classes of Certificates.

The Sponsor will make, or will have made, certain limited representations and warranties regarding the Mortgage Loans (including the Re-Sold Mortgage Loans, as described herein). The Sponsor will be required to repurchase or substitute for any Mortgage Loan as to which a breach of its representations and warranties with respect to that Mortgage Loan occurs if the breach materially and adversely affects the interests of any holder of Certificates (a “Certificateholder”) in any of these Mortgage Loans. There can be no assurance that the Sponsor will have sufficient resources or liquidity in the future to effect repurchases of Mortgage Loans due to breaches of representations and warranties. See “The Agreements—Assignment of Mortgage Loans” herein and “The Trusts and the Trust Assets—Assignment of Primary Assets—Representations and Warranties” and “The Agreements—Assignment of Primary Assets—Mortgage Loans” in the Prospectus.

The Sponsor will be required to repurchase or substitute for any Mortgage Loan that was more than 59 days delinquent as of the Cut-off Date. The Sponsor also will have the option, but not the obligation, to substitute a Qualified Substitute Mortgage Loan for any Mortgage Loan as to which the related borrower fails to make the first scheduled payment of principal and interest (each, a “Monthly Payment”) due after the Closing Date (a “Removable Mortgage Loan”), as described herein, provided that the substitution occurs by September 30, 2007.

Under the Mortgage Loan Purchase Agreement, the Sponsor will agree that neither the Sponsor nor any of its affiliates will directly solicit any borrower under a Mortgage Loan to refinance such loan or to incur additional financing subordinate to such loan.

Approximately 31.32% of the Mortgage Loans have an Original Loan-to-Value Ratio of more than 80% but not greater than 100% and are not insured by any primary mortgage insurance policy or lender paid mortgage insurance policy. Approximately 0.54% of the Mortgage Loans have an Original Loan-to-Value Ratio in excess of 100% and are not insured by any primary mortgage insurance policy or lender paid mortgage insurance policy.

Approximately 42.06% of the Mortgage Loans provide for payment by the borrower of a prepayment premium or yield maintenance payment, each generally referred to herein as a prepayment premium, in connection with certain full or partial prepayments of principal. Generally, each of these Mortgage Loans provides for payment of a prepayment premium in connection with certain partial prepayments and prepayments in full made within the period of time specified in the related mortgage note, ranging from 6 months to 30 years from the date of origination of the Mortgage Loan. The amount of the applicable prepayment premium, to the extent permitted under applicable state law, is as provided in the related mortgage note (each, a “Mortgage Note”). Any prepayment premiums with respect to the Mortgage Loans will be distributed to the Class P Certificates or will be paid to the Servicers as additional servicing compensation, and will not be available to make payments on the other classes of Certificates.

Approximately 13.45% of the Mortgage Loans in Pool 1 and 35.81% of the Mortgage Loans in Pool 2 provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period ranging from 6 months to 20 years, in the case of Pool 1, and 2 years to 20 years, in the case of Pool 2, in each case following the origination of the related Mortgage Loan. Following the applicable interest-only period, the Monthly Payment with respect to these Mortgage Loans will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related Mortgage Rate.

“Balloon Mortgage Loans” are Mortgage Loans having original terms to maturity that are shorter than their amortization schedules, in each case leaving a substantial portion of the original principal balance due and payable on the respective scheduled maturity date (a “Balloon Payment”). The Balloon Mortgage Loans are generally expected to have amortization schedules that range from 18 months to 50 years and scheduled maturity dates that range from 2 years to 30 years from the due date of the first Monthly Payment. The majority of the Balloon Mortgage Loans have original terms to maturity of 5 years or more. The existence of a Balloon Payment generally will require the related borrower to refinance such Mortgage Loan or to sell the Mortgaged Property on or prior to the scheduled maturity date. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available loan rates at the time of sale or refinancing, the borrower’s equity in the related Mortgaged Property, the financial condition and credit profile of the borrower, applicable tax laws and prevailing general economic conditions. None of the Sponsor, the Depositor, the Master Servicer, the Servicers, the Sponsor or the Trustee is obligated to refinance any Balloon Mortgage Loan. Because of the credit histories of the borrowers, there is no assurance that a borrower will be able to refinance a Balloon Mortgage Loan. Certain of the Balloon Mortgage Loans, representing approximately 0.94% of the Cut-off Date Aggregate Pool Balance, provide for the payment of interest only prior to the Balloon Payment date. See “Risk Factors—Greater Risk Involving Balloon Mortgage Loans” herein. Approximately 11.99% of the Mortgage Loans are Balloon Mortgage Loans.

The “Original Loan-to-Value Ratio” for a Mortgage Loan is the ratio, expressed as a percentage, of the principal balance of a Mortgage Loan at the date of origination or modification to the lower of the value of the related Mortgaged Property determined in an appraisal obtained at origination or the purchase price, if available. The Original Loan-to-Value Ratio for a Mortgage Loan is calculated on the basis of the outstanding principal balance of the Mortgage Loan at origination or modification. The “Current Loan-to-Value Ratio” for a Mortgage Loan is the ratio, expressed as a percentage, of the principal balance of a Mortgage Loan at the Cut-off Date to, with respect to approximately 89.71% of the Mortgage Loans, the lower of the value of the related Mortgaged Property determined in an appraisal obtained at origination or the purchase price, if applicable, or, with respect to approximately 10.29% of the Mortgage Loans, the value of the related Mortgaged Property based on a broker price opinion prepared after origination. The Sponsor utilized a broker price opinion to determine the Current Loan-to-Value Ratio when appraisal or purchase price information was unavailable or in the case of certain subprime residential Mortgage Loans.

Scheduled payments on the Mortgage Loans are generally due monthly, but may be due at different intervals. In the case of approximately 0.32% of the Mortgage Loans, payments are due quarterly, semi-annually or annually.

Approximately 4.56% of the Mortgage Loans provide for negative amortization. In general, a negative amortization feature permits the related borrower to make, for the period specified in the related Mortgage Note, a minimum monthly payment on the Mortgage Loan that may be sufficient to amortize the principal balance of the Mortgage Loan over the remaining term but not to pay all accrued interest, or may be insufficient to pay accrued interest and not amortize the principal balance at all. Such minimum monthly payment may be calculated at an interest rate that may be lower, and in some cases substantially lower, than the sum of the index applicable at origination and the related margin. As provided in the applicable Mortgage Note, interest accrued and not required to be paid currently will be added to the principal balance of the related Mortgage Loan.

The “Net Mortgage Rate” for each Mortgage Loan will equal the mortgage rate thereon (each, a “Mortgage Rate”), as reduced by the Aggregate Fee Rate. The “Aggregate Fee Rate” for each Mortgage Loan is the sum of the applicable Servicing Fee Rate, the Master Servicing Fee Rate, the Trustee Fee Rate, the Custodian Fee Rate and the rate of any lender-paid primary mortgage insurance (if any). The Mortgage Rates reflected in this prospectus supplement are reduced by the rate of any related Retained Interest, as described herein.

As of the related Servicer’s delinquency determination date (which is on or after the Cut-off Date, with respect to approximately 63.49% of the Mortgage Loans; on or after June 1, 2007, but prior to the Cut-off Date, with respect to approximately 25.09% of the Mortgage Loans; and on or after May 1, 2007, but prior to June 1, 2007, with respect to approximately 11.42% of the Mortgage Loans) (such date, the “Delinquency Determination Date”), approximately 7.12% and 5.85% of the Mortgage Loans to be included in Pool 1 and Pool 2, respectively, were 30 to 59 days delinquent in their Monthly Payments under the terms of their related Mortgage Note. As of the related Delinquency Determination Date, none of the Mortgage Loans were 60 days or more delinquent in payment. The delinquency status of a mortgage loan is determined as of the close of business on the last day of each month in accordance with the MBA method, so that, for example, if a borrower failed to make a monthly payment due on June 1 prior to the Cut-off Date, that mortgage loan would be considered to be 30 days delinquent.

Pool 1 Mortgage Loans

The “Pool 1 Mortgage Loans” consist of (i) approximately 1,490 fixed rate Mortgage Loans (the “Pool 1 Fixed Rate Mortgage Loans”), each having a Mortgage Rate greater than 5.80% per annum with a total principal balance as of the Cut-off Date of approximately $156,750,285 and (ii) approximately 20 adjustable rate Mortgage Loans (the “Pool 1 Adjustable Rate Mortgage Loans”), each having a Mortgage Rate that adjusts in accordance with an index, with the number of months to next rate adjustment greater than 60 from the Cut-off Date, with a total principal balance as of the Cut-off Date of approximately $5,108,439. The Pool 1 Mortgage Loans had individual principal balances at origination of at least approximately $9,750 but not more than approximately $1,225,250, with an average principal balance at origination of approximately $114,942. Approximately 12.37% of the Pool 1 Mortgage Loans have terms to maturity from the date of origination of not more than fifteen years. The Pool 1 Mortgage Loans have a weighted average remaining term to calculated maturity of approximately 299 months as of the Cut-off Date. Approximately 9.24% of the Pool 1 Mortgage Loans are Balloon Mortgage Loans. Approximately 2.93% of the Pool 1 Mortgage Loans have been modified.

Pool 2 Mortgage Loans

The “Pool 2 Mortgage Loans” consist of (i) approximately 887 adjustable rate Mortgage Loans (the “Pool 2 Adjustable Rate Mortgage Loans” and, together with the Pool 1 Adjustable Rate Mortgage Loans, the “Adjustable Rate Mortgage Loans”), each having a Mortgage Rate that adjusts in accordance with an index, with the number of months to next rate adjustment less than or equal to 60 from the Cut-off Date, with a total principal balance as of the Cut-off Date of approximately $193,915,492 and (ii) approximately 494 fixed rate Mortgage Loans (the “Pool 2 Fixed Rate Mortgage Loans” and, together with the Pool 1 Fixed Rate Mortgage Loans, the “Fixed Rate Mortgage Loans”), each having a Mortgage Rate less than or equal to 5.80% per annum, with a total principal balance as of the Cut-off Date of approximately $29,274,734. The Pool 2 Mortgage Loans had individual principal balances at origination of at least $13,500 but not more than $2,800,000, with an average principal balance at origination of approximately $175,567. Approximately 1.25% of the Pool 2 Mortgage Loans have terms to maturity from the date of origination of not more than fifteen years. The Pool 2 Mortgage Loans have a weighted average remaining term to calculated maturity of approximately 328 months as of the Cut-off Date. Approximately 13.98% of the Pool 2 Mortgage Loans are Balloon Mortgage Loans. Approximately 8.13% of the Pool 2 Mortgage Loans have been modified.

Mortgage Rate Adjustment

The Adjustable Rate Mortgage Loans have Mortgage Rates that adjust periodically on the basis of an index (an “Index”) specified in the related Mortgage Note plus, generally, a fixed percentage (the “Gross Margin”). Approximately 654 of the Adjustable Rate Mortgage Loans (and approximately 6 and 648 of the Pool 1 Adjustable Rate Mortgage Loans and the Pool 2 Adjustable Rate Mortgage Loans, respectively), representing approximately 82.53% of the Adjustable Rate Mortgage Loans (and approximately 23.86% and 84.08% of the Pool 1 Adjustable Rate Mortgage Loans and the Pool 2 Adjustable Rate Mortgage Loans, respectively), have Mortgage Rates that generally adjust semi-annually in accordance with an Index equal to the average of the interbank offered rates for six-month United States dollar deposits in the London market based on quotations of major banks (“Six-Month LIBOR”), as published in The Wall Street Journal.

Approximately 105 of the Adjustable Rate Mortgage Loans (and approximately 10 and 95 of the Pool 1 Adjustable Rate Mortgage Loans and the Pool 2 Adjustable Rate Mortgage Loans, respectively), representing approximately 10.71% of the Adjustable Rate Mortgage Loans (and approximately 38.98% of the Pool 1 Adjustable Rate Mortgage Loans and 9.96% of the Pool 2 Adjustable Rate Mortgage Loans, respectively), have Mortgage Rates that adjust in accordance with an Index equal to the weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in Statistical Release H.15(519) (the “Release”) and as most recently available as of the date 30 days prior to the Adjustment Date (“One-Year CMT”).

Approximately 34 of the Adjustable Rate Mortgage Loans (representing none of the Pool 1 Adjustable Rate Mortgage Loans and approximately 34 of the Pool 2 Adjustable Rate Mortgage Loans), representing approximately 2.00% of the Adjustable Rate Mortgage Loans (and approximately 0.00% and 2.06% of the Pool 1 Adjustable Rate Mortgage Loans and the Pool 2 Adjustable Rate Mortgage Loans, respectively), have Mortgage Rates that adjust generally in accordance with an Index equal to the bank prime rate as published in The Wall Street Journal (the “Prime Rate”). The remainder of the Adjustable Rate Mortgage Loans have Mortgage Rates that adjust in accordance with various other indices identified in the tables entitled “Indices of the Adjustable Rate Mortgage Loans” in Annex C to this prospectus supplement. The Mortgage Rates on the Adjustable Rate Mortgage Loans adjust at various intervals ranging from monthly to once every five years. See the table entitled “Frequency of Mortgage Rate Adjustment of the Adjustable Rate Mortgage Loans as of the Cut-off Date” in Annex C to this prospectus supplement.

The amount of the Monthly Payment on each Adjustable Rate Mortgage Loan will, except in the case of Mortgage Loans that permit negative amortization, be adjusted on the day of the calendar month in which the Monthly Payment is due (each, a “Due Date”) of the month following the month in which the applicable adjustment date (each such date, an “Adjustment Date”) occurs to equal the amount necessary to pay interest at the then-applicable Mortgage Rate and (except in the case of Interest-Only Loans during the interest-only period) to fully amortize the outstanding principal balance of each Adjustable Rate Mortgage Loan over its remaining term to stated maturity. The Adjustable Rate Mortgage Loans will have various adjustment dates, Gross Margins and limitations on Mortgage Rate adjustments, as described below. Adjustable Rate Mortgage Loans whose next Adjustment Date is more than four years after the Cut-off Date are referred to herein as “Long ARM Mortgage Loans.”

The Mortgage Rate with respect to approximately 91.39% of the Adjustable Rate Mortgage Loans may not increase or decrease on any Adjustment Date by more than a specified percentage per annum (the “Periodic Cap”).

The Mortgage Rate on an Adjustable Rate Mortgage Loan may not be less than the minimum Mortgage Rate (the “Minimum Mortgage Rate”) or exceed the maximum Mortgage Rate (the “Maximum Mortgage Rate”) specified for that Mortgage Loan, if any, in the related Mortgage Note. The Minimum Mortgage Rate for each Adjustable Rate Mortgage Loan will be equal to the Gross Margin, in the case of approximately 64.02% of the Adjustable Rate Mortgage Loans. The Minimum Mortgage Rate on the Adjustable Rate Mortgage Loans will range from 0.750% to 12.600%, with a weighted average Minimum Mortgage Rate (for those Mortgage Loans having Minimum Mortgage Rates) as of the Cut-off Date of approximately 5.425%. The Maximum Mortgage Rates on the Adjustable Rate Mortgage Loans will range from 8.500% to 23.885% with a weighted average Maximum Mortgage Rate (for those Mortgage Loans having Maximum Mortgage Rates) as of the Cut-off Date of approximately 13.811%. The Mortgage Rates of Adjustable Rate Mortgage Loans without Maximum Mortgage Rates will be limited by usury or other applicable law. The Gross Margins for the Adjustable Rate Mortgage Loans range from 0.000% to 10.590%, with a weighted average Gross Margin as of the Cut-off Date of approximately 4.325%.

The initial Mortgage Rate in effect on an Adjustable Rate Mortgage Loan generally will be lower, and may be significantly lower, than the Mortgage Rate that would have been in effect based on the related Index and Gross Margin. Therefore, unless the related Index declines after origination of an Adjustable Rate Mortgage Loan, the related Mortgage Rate will generally increase on the first Adjustment Date following origination of such Mortgage Loan, subject to the Periodic Cap. The repayment of the Adjustable Rate Mortgage Loans will be dependent on the ability of the borrowers to make larger monthly payments following adjustments of the related Mortgage Rates. Adjustable Rate Mortgage Loans that have the same initial Mortgage Rate may not always bear interest at the same Mortgage Rate because such Mortgage Loans may have different adjustment dates (and the Mortgage Rates therefore may reflect different related Index values), Gross Margins, Minimum Mortgage Rates and Maximum Mortgage Rates.

Conversion Option

The Mortgage Rates with respect to approximately 0.06% of the Adjustable Rate Mortgage Loans having a total Principal Balance of approximately $110,386 may be converted, at the option of the related borrowers, to fixed interest rates. If any borrower exercises its right to convert to a fixed rate, the Mortgage Loan will remain in Pool 2 as a Fixed Rate Mortgage Loan.

Cooperative Loans

Approximately 0.25% of the Mortgage Loans are Cooperative Loans, which were originated in Michigan, New York or Pennsylvania. These Mortgage Loans are not secured by liens on real estate. The “owner” of a cooperative apartment does not own the real estate constituting the apartment, but owns shares of stock in a corporation that holds title to the building in which the apartment is located, and by virtue of owning such stock is entitled to a proprietary lease or occupancy agreement to occupy the specific apartment. A Cooperative Loan is secured by a lien on the shares and an assignment of the lease or occupancy agreement. The proprietary lease or occupancy agreement securing a Cooperative Loan is generally subordinate to any blanket mortgage on the related cooperative apartment building and/or on the underlying land. If the borrower defaults on a Cooperative Loan, the lender’s remedies are similar to the remedies that apply to a foreclosure of a leasehold mortgage or deed of trust, in that the lender can foreclose the loan and assume ownership of the shares and of the borrower’s rights as lessee under the related proprietary lease or occupancy agreement. Typically, the lender and the cooperative housing corporation enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the borrower on its obligations under the lease or occupancy agreement. Certain of the Cooperative Loans have not been recognized by the related cooperative housing corporation.

For information on certain risks related to Cooperative Loans, see “Certain Legal Aspects of Loans and Contracts—Cooperatives” and “—Realizing Upon Cooperative Security” in the Prospectus.

Interest-Only Loans

Approximately 26.41% of the Mortgage Loans (“Interest-Only Loans”) provide for Monthly Payments of interest at the related Mortgage Rate, but not principal, for periods ranging from 6 months to 20 years following origination. Following the interest-only period, the Monthly Payment on each of these Mortgage Loans will be increased to an amount sufficient to fully amortize the principal balance over the remaining term and pay interest at the related Mortgage Rate. See “Risk Factors—Risks Associated with Loans Providing for Interest-Only Payments” in this prospectus supplement.

Certain Mortgaged Properties Securing Mortgage Loans

Approximately 23.21% of the Mortgage Loans are secured by Mortgaged Properties that are investment properties or second homes, including unimproved land. Investors should consider the likelihood that a borrower may be more likely to default on a Mortgage Loan secured by investment property than a Mortgage Loan secured by a primary residence.

Certain of the Mortgage Loans (a total of 133 Mortgage Loans, representing approximately 3.00% of the Cut-off Date Aggregate Pool Balance) are cross-defaulted, but not cross-collateralized, with each other. 35 borrowers are the obligors under 2 Mortgage Loans each, representing approximately 1.80% of the Cut-off Date Aggregate Pool Balance; 13 borrowers are the obligors under 3 Mortgage Loans each, representing approximately 0.88% of the Cut-off Date Aggregate Pool Balance; 1 borrower is the obligor under 5 Mortgage Loans, representing approximately 0.05% of the Cut-off Date Aggregate Pool Balance; 1 borrower is the obligor under 7 Mortgage Loans, representing approximately 0.11% of the Cut-off Date Aggregate Pool Balance; and 1 borrower is the obligor under 12 Mortgage Loans, representing approximately 0.16% of the Cut-off Date Aggregate Pool Balance.

Material Unaffiliated Originators

None of the various banks, savings and loans and other mortgage lending institutions that originated the Mortgage Loans to be included in the Trust Fund originated 10% or more of the Mortgage Loans or the Mortgage Loans in any Mortgage Pool.

Loan Characteristics

Set forth in Annex C to this prospectus supplement is a description of certain additional characteristics of the Mortgage Loans as of the Cut-off Date (or such other date as is specified).

Certain Characteristics of the Mortgage Pools

The description in this prospectus supplement of the Mortgage Loans is based upon Pool 1 and Pool 2 as constituted at the close of business on the Cut-off Date, generally as adjusted for scheduled principal payments due on or before the Cut-off Date. Prior to the issuance of the Certificates, it is expected that the Principal Balances of certain of the Mortgage Loans in each Mortgage Pool will be adjusted, Mortgage Loans will be removed from each Mortgage Pool and a limited number of other mortgage loans will be included in each Mortgage Pool. The Depositor believes that the information set forth herein will be substantially representative of the characteristics of Pool 1 and Pool 2 as they will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities, the proportion of fixed and adjustable rate Mortgage Loans, and certain other characteristics of the Mortgage Loans, may vary.

Static Pool Information

Static pool information with respect to the Sponsor’s prior securitized pools formed during the period from May 2001 to April 2007, presented by pool, is available online at www.bfstaticpools.com. Access to this web address is unrestricted and free of charge.

Various factors may affect the prepayment, delinquency and loss performance of the Mortgage Loans over time. The various mortgage loan pools for which performance information is shown at the above internet address had initial characteristics that differed, and may have differed in ways that were material to the performance of those mortgage pools. These differing characteristics include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity and the presence or absence of prepayment penalties. In particular, prospective investors should note that the mortgage pools for which performance information is shown include multifamily, commercial and mixed use mortgage loans. We do not make any representation, and you should not assume, that the performance information shown at the above internet address is in any way indicative of the performance of the Mortgage Loans in the Trust Fund. See “Static Pool Information” in the Prospectus.

Affiliations and Certain Relationships and Related Transactions

As more fully described under “The Sponsor” and “The Depositor” below, the Depositor is a wholly owned subsidiary of the Sponsor. In addition, one of the Servicers, BLS, and one of the originators, Interbay Funding, LLC (“Interbay”), are affiliates of the Sponsor and the Depositor. See “The Master Servicer and the Servicers—Servicers—Bayview Loan Servicing” in this prospectus supplement and “Origination, Acquisition and Servicing of Loans—Origination and Acquisition of Loans” in the prospectus.

As is more fully described in this prospectus supplement, certain of the Underwriters or their affiliates have provided financing for certain of the Mortgage Loans. See “Method of Distribution” herein.

Merrill Lynch Capital Services, Inc., the Swap Counterparty, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the Underwriters, are affiliates. See “Description of the Certificates — Supplemental Interest Trust — The Swap Counterparty” herein.

Additional Information

The description in this prospectus supplement of the Mortgage Pools and the Mortgaged Properties is based upon the Mortgage Pools as constituted at the close of business on the Cut-off Date, as adjusted for scheduled payments due on or before that date. A Current Report on Form 8-K will be filed, together with the Pooling and Servicing Agreement and certain other transaction documents, with the Commission within fifteen days after the issuance of the Offered Certificates. In the event that Mortgage Loans are removed from or added to the Trust Fund, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

Pursuant to the Pooling and Servicing Agreement, the Trustee will, based solely upon information received from or on behalf of the Master Servicer, provide monthly statements to Certificateholders containing the information described under “The Agreements—Reports to Certificateholders” in this prospectus supplement. The Trustee will make available each month, to any interested party, the monthly statement to Certificateholders via the Trustee’s website. The Trustee’s website will initially be located at www.usbank.com/abs and assistance in using the website can be obtained by calling the Trustee’s bondholder services group at (800) 934-6802.  Parties that are unable to access the above distribution information are entitled to have a paper copy mailed to them via first class by notifying the Trustee at U.S. Bank National Association, 60 Livingston Avenue, Mailcode: EP-MN-WS3D, St. Paul, Minnesota 55107, Attention: Trustee, Bayview 2007-B. The Trustee will have the right to change the way such reports are distributed in order to make such reports more convenient and/or more accessible, and the Trustee will provide notification regarding any such changes. See “Additional Information” in the Prospectus.

In addition, periodic and annual reports regarding the Issuing Entity will be filed with the Commission as described under “Reports to Securityholders and to the SEC” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the Prospectus. These reports will be made available on a website maintained by Wells Fargo Bank located at www.ctslink.com.

The Sponsor

BFLP, a Delaware limited partnership whose principal executive offices are located at 4425 Ponce de Leon Boulevard, 5th Floor, Coral Gables, Florida 33146, will be the Sponsor. See “Bayview Financial, L.P.—The Sponsor” in the Prospectus for more information regarding BFLP.

The Depositor

Bayview Financial Securities Company, LLC, a Delaware limited liability company whose principal executive offices are located at 4425 Ponce de Leon Boulevard, 5th Floor, Coral Gables, Florida 33146, will be the Depositor. Its telephone number is (305) 341-5632. See “The Depositor” and “Additional Information” in the Prospectus for more information regarding the Depositor.

Administration of the Trust Fund

Servicing and Administrative Responsibilities

The Servicers, the Master Servicer and the Trustee will have the following responsibilities with respect to the Trust Fund:

Party:	Responsibilities:
Servicers	Performing the servicing functions with respect to the Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the Servicing Agreements, including, but not limited to:
•
collecting monthly remittances of principal and interest on the Mortgage Loans from the related borrowers, depositing such amounts in the related Custodial Account, and delivering all amounts on deposit in the Custodial Accounts to the Master Servicer for deposit in the Collection Account on the Servicer Remittance Date;

•
collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

	•	making Advances with respect to delinquent payments of principal and interest on the Mortgage Loans (other than balloon payments);
•
paying customary costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property or (c) borrower-paid primary mortgage insurance policy premiums and fire and hazard insurance coverage;

	•	providing monthly loan-level reports to the Master Servicer;
	•	maintaining certain insurance policies relating to the Mortgage Loans; and
	•	initiating foreclosure proceedings.
See “The Agreements—Servicing” in this prospectus supplement.
Master Servicer	Performing the master servicing functions in accordance with the provisions of the Pooling and Servicing Agreement and the Servicing Agreements, including but not limited to:
•
monitoring each Servicer’s performance and enforcing each Servicer’s obligations under the related Servicing Agreement; provided, however, that the Master Servicer will not be responsible for the supervision of the activities of the Servicers related to resolution of defaulted Mortgage Loans, including collections, modifications, foreclosure and disposition of REO Property.

•
collecting monthly remittances from each Servicer for deposit in the Collection Account on the related Servicer Remittance Date and delivering amounts on deposit in the Collection Account to the Trustee on the Master Servicer Remittance Date, net of any amounts payable or reimbursable to the Master Servicer;

Party:		Responsibilities:
•
gathering the monthly loan-level reports delivered by each Servicer and preparing and delivering to the Trustee monthly reports containing the information necessary for the Trustee to provide monthly statements to Certificateholders;

	•	preparing and filing annual federal and (if required) state tax returns on behalf of the Trust Fund;
	•	preparing and filing periodic reports with the Commission on behalf of the Trust Fund with respect to the Certificates;
•
terminating the rights and obligations of any Servicer, if in the Master Servicer’s judgment it determines that such Servicer should be terminated in accordance with the related Servicing Agreement, giving notice thereof to the Depositor and the Trustee and taking such other action as it deems appropriate;

	•	upon the termination of a Servicer, appointing a successor servicer or servicing the related Mortgage Loans (itself or through an affiliate), as provided in the Pooling and Servicing Agreement; and
	•	upon the failure of a Servicer to make Advances with respect to a Mortgage Loan, making those Advances, to the extent provided in the Pooling and Servicing Agreement.
See “The Agreements—Servicing” in this prospectus supplement.
Trustee	Performing the trust administration functions in accordance with the provisions of the Pooling and Servicing Agreement, including but not limited to:
	•	holding and maintaining the Mortgage Loan documents related to the Mortgage Loans in safekeeping for the benefit of the Certificateholders;
•
receiving monthly remittances from the Master Servicer for deposit in the Certificate Distribution Account and, based solely on information provided by the Master Servicer, distributing all amounts on deposit in the Certificate Distribution Account to the Certificateholders and the Swap Account, in accordance with the priorities described under “Descriptions of the Certificates—Distributions of Interest,” “—Distributions of Principal” and “—Overcollateralization; Application of Excess Cashflow” on each Distribution Date;

	•	receiving any payments received from the Cap Counterparty and depositing such payments into the Reserve Fund;

Party:		Responsibilities:
	•	depositing any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty into the Swap Account;
•
distributing amounts on deposit in the Swap Account to the Certificateholders and the Swap Counterparty, based solely on the information contained in the investor reports, in accordance with the priorities described under “Description of the Certificates—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust” on each Distribution Date or the Business Day prior to such Distribution Date, as applicable;

	•	distributing to Certificateholders the monthly distribution date statement based on information received from the Master Servicer and the Cap Counterparty;
	•	distributing annual investor reports summarizing aggregate distributions to Certificateholders necessary to enable Certificateholders to prepare their tax returns;
•
after an Event of Default has occurred of which a responsible officer of the Trustee has actual knowledge, giving written notice thereof to the Depositor, the Master Servicer, the Rating Agencies and each Certificateholder; and

•
after an Event of Default has occurred of which a responsible officer of the Trustee has actual knowledge, until a successor master servicer is appointed, acting as successor master servicer in the event the Master Servicer resigns or is removed by the Trustee.

See “The Agreements—Reports to Certificateholders” and “—Custody of the Mortgage Files” below.

Trust Accounts

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans will, at all times before distribution thereof to the Certificateholders, the Swap Counterparty or the Cap Counterparty, be deposited in the Custodial Accounts, the Collection Account, the Certificate Distribution Account, the Swap Account and the Reserve Fund (each as defined herein and together, the “Trust Accounts”), which are accounts established in the name of the Trustee (and, in the case of the Swap Account and the Reserve Fund, in the name of the Trustee on behalf of the Supplemental Interest Trust). Funds on deposit in the Trust Accounts may be invested by the party responsible for such Trust Account as described below. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:
Custodial Accounts	Servicers	Any investment earnings will be paid as compensation to the related Servicer and will not be available for distribution to Certificateholders.
Collection Account	Master Servicer	Any investment earnings will be paid as compensation to the Master Servicer, and will not be available for distributions to Certificateholders.
Certificate Distribution Account	Trustee	Any investment earnings will be paid to the Trustee and will not be available for distribution to Certificateholders.
Swap Account	Trustee
Any investment earnings will remain in the Swap Account and will be paid to the Swap Counterparty and the Certificateholders as described under “Description of the Certificates—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust.”

Reserve Fund	Trustee
Any investment earnings will remain in the Reserve Fund and be available for distribution to Certificateholders as described under “Description of the Certificates—Overcollateralization; Application of Excess Cashflow.”

If funds deposited in the Custodial Accounts, the Collection Account, the Certificate Distribution Account or the Swap Account are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by the party giving direction as to the investment of funds held in such account out of its own funds, without any right of reimbursement therefor; if funds deposited in the Reserve Fund are invested by the responsible party identified in the table above, the risk of loss will be controlled by limiting any such investment of funds to investments in certain obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States, or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States.

Example of Distributions

The following sets forth an example of collection of payments from borrowers on the Mortgage Loans, transfer of amounts among the Trust Accounts and distributions on the Certificates for the Distribution Date in August 2007:

July 2 through August 1	Due Period:

Payments due during the related Due Period (July 2 through August 1) from borrowers will be deposited in each Servicer’s Custodial Account as received and will include scheduled principal payments due during the related Due Period and interest accrued on the ending scheduled balance from the prior Due Period.

July 1 through July 31	Prepayment Period for partial and full prepayments received from borrowers:

Partial principal prepayments received by the related Servicer and principal prepayments in full received by any Servicer during the related Prepayment Period (July 1 through July 31) will be deposited into such Servicer’s Custodial Account for remittance to the Master Servicer on the Servicer Remittance Date.

August 17 or August 20	Servicer Remittance Date:

The related Servicers will remit collections and recoveries in respect of the Mortgage Loans to the Master Servicer for deposit into the Collection Account on or prior to the 18th day of each month, or if the 18th day is not a Business Day, on the next preceding Business Day (or in some cases, on the next succeeding Business Day), as specified in the related Servicing Agreement (such date, the “Servicer Remittance Date”).

August 27	Master Servicer Remittance Date:
One Business Day before the Distribution Date (such date, the “Master Servicer Remittance Date”), the Master Servicer will remit to the Trustee amounts on deposit in the Collection Account for deposit into the Certificate Distribution Account, including any Advances made by the Servicers or the Master Servicer for that Distribution Date, net of any amounts payable or reimbursable to the Master Servicer.

July 31 or August 27	Record Date:

With respect to the Group 1 Certificates, distributions will be made to Certificateholders of record for all such classes as of the close of business on the last Business Day of the calendar month immediately preceding the month in which the related Distribution Date occurs, provided that for purposes of determining the Record Date, each Distribution Date will be deemed to occur on the 28th calendar day of the related month, regardless whether such day is a Business Day; with respect to the LIBOR Certificates and the Class A-IO Certificates, distributions will be made to Certificateholders of record for all such classes as of the close of business on the Business Day immediately preceding the related Distribution Date.

August 27	Any payment received from the Cap Counterparty under the Cap Agreement:
One Business Day before the Distribution Date, the Cap Counterparty will pay to the Trustee for deposit into the Reserve Fund any payments required to be paid by the Cap Counterparty under the Cap Agreement.

August 27	Any payment received from or payable to the Swap Counterparty under the Swap Agreement:
One Business Day before the related Distribution Date, the Swap Counterparty will pay to the Trustee for deposit into the Swap Account any Net Swap Payments or Swap Termination Payments required to be paid by the Swap Counterparty under the Swap Agreement, or the Trustee will pay to the Swap Counterparty any Net Swap Payments or Swap Termination Payments required to be paid by the Trustee under the Swap Agreement, as applicable.

August 28	Distribution Date:
On the 28th day of each month (or if the 28th day is not a Business Day, the next Business Day), the Trustee will make distributions to Certificateholders from amounts on deposit in the Certificate Distribution Account, the Swap Account and the Reserve Fund.

Succeeding months follow the same pattern.

The Agreements

General

The following summary describes certain terms of the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreement, the Mortgage Loan Diligence Agreement and the Servicing Agreements (collectively, the “Agreements”). The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Agreements. The following summary supplements, and to the extent inconsistent with, replaces, the description of the general terms and provisions of the Agreements under the heading “The Agreements” in the Prospectus.

The Certificates will be issued pursuant to a pooling and servicing agreement (the “Pooling and Servicing Agreement”) dated as of July 1, 2007, among the Depositor, the Master Servicer and the Trustee. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. Offered Certificates in certificated form will be transferable and exchangeable at the corporate trust office of the Trustee, which will serve as certificate registrar and paying agent.

Assignment of Mortgage Loans

General. The Depositor will purchase (1) certain of the Mortgage Loans from the Sponsor pursuant to the Mortgage Loan Purchase Agreement and (2) the remaining Mortgage Loans from BFPT II as described below, and will sell the Mortgage Loans to the Trustee on behalf of the Trust Fund, for the benefit of Certificateholders, together with (generally) all principal and interest received on or with respect to the Mortgage Loans after the Cut-off Date, but not including any principal and interest due on or before the Cut-off Date.

A portion of the interest payment on each Mortgage Loan so identified in the Pooling and Servicing Agreement will not be conveyed to, or included in, the Trust Fund and is referred to in this prospectus supplement as “Retained Interest.” In each case, the amount of Retained Interest will be calculated on the basis of a fixed per annum rate (the “Retained Interest Rate”) ranging from 1.115% to 4.115%. Approximately 0.50% of the Mortgage Loans are subject to Retained Interest. The Mortgage Rates reflected in this prospectus supplement are reduced by the rate of the related Retained Interest (if any).

The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement. Such schedule will include information as to the Principal Balance of each Mortgage Loan as of the Cut-off Date, as well as information with respect to the Mortgage Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Mortgage Loan and the Original Loan-to-Value Ratio at origination or modification.

It is expected that the Mortgages or assignments of Mortgage with respect to certain of the Mortgage Loans will have been recorded in the name of an agent on behalf of the holder of the related Mortgage Note. In that case, no Mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the applicable Servicer will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent. Except as described above and under “Risk Factors—Risks Associated with Documentation Defects,” the Depositor will, as to each Mortgage Loan, deliver or cause to be delivered to the Trustee the Mortgage Note endorsed to the order of the Trustee or in blank, the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver a copy of such Mortgage together with its certificate that the original of such Mortgage was delivered to such recording office), and an assignment of the Mortgage in recordable form. The Pooling and Servicing Agreement will require that the Depositor record assignments of the Mortgages to the Trustee in the appropriate public office for real property records in any state as to which the Depositor does not provide to the Trustee an opinion of counsel to the effect that recordation is not necessary to perfect the security interest of the Trustee in the Mortgaged Properties in such state.

The Depositor will deliver or cause to be delivered to the Trustee with respect to each Cooperative Loan, to the extent in its possession, the related original cooperative note endorsed to the order of the Trustee, the related security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers. The Sponsor will file in the appropriate office a financing statement evidencing the Trustee’s security interest in the collateral for each Cooperative Loan.

The Trustee will hold these documents in trust for the benefit of the Certificateholders and will, within the period specified in the Pooling and Servicing Agreement, review the documents. If any document in a loan file is found to be defective in any material respect, the Trustee will promptly notify the Depositor and the Sponsor. The Sponsor will be obligated to either substitute another Mortgage Loan of like kind (a “Qualified Substitute Mortgage Loan”) for the affected Mortgage Loan (subject to the limitations provided in the Pooling and Servicing Agreement) or to repurchase any Mortgage Loan if any effort to enforce the related Mortgage Loan or Mortgage is materially impaired by such documentation defect. Any such Mortgage Loan with respect to which the original Mortgage or original Mortgage Note is missing will not be required to be repurchased unless and until such Mortgage Loan is to be foreclosed upon and the related Mortgage is unenforceable because the original Mortgage is not obtainable from the public recording office. Any repurchase effected by the Sponsor will be at a price equal to the Principal Balance of the related Mortgage Loan as of the date of purchase, together with accrued and unpaid interest at the applicable Mortgage Rate to the date of such repurchase, plus the amount of any unreimbursed Advances and servicing advances made by the related Servicer or the Master Servicer in respect of the Mortgage Loan. The Trustee is obligated to enforce the repurchase obligation of the Sponsor, to the extent described herein under “The Agreements—Representations and Warranties.” This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a material defect in a loan document.

Each transfer of the Mortgage Loans from the Sponsor to the Depositor and from the Depositor to the Trustee will be intended to be a sale of the Mortgage Loans and will be reflected as such in the Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, respectively. However, in the event of insolvency of either the Sponsor or the Depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the Mortgage Loans by the insolvent party as a financing secured by a pledge of the Mortgage Loans. In the event that a court were to recharacterize the sale of the Mortgage Loans by either the Sponsor or the Depositor as a financing, each of the Depositor, as transferee of the Mortgage Loans from the Sponsor, and the Trustee will have a security interest in the Mortgage Loans transferred to it. The Trustee’s security interest will be perfected by delivery of the mortgage notes to the Trustee.

See “The Trusts and the Trust Assets—Assignment of Primary Assets” and “The Agreements—Assignment of Primary Assets—Mortgage Loans” in the Prospectus.

The Re-Sold Mortgage Loans. Each Revolving Trust will have assigned to BFPT II, and BFPT II will assign to the Depositor, its rights under the warranties made by the Sponsor in connection with the initial sale of these Mortgage Loans by the Sponsor. In addition, in connection with its purchase of the Re-Sold Mortgage Loans from BFPT II, the Depositor and BFLP entered into a “Mortgage Loan Diligence Agreement” pursuant to which BFLP undertook to perform, for a fee, such diligence procedures as were appropriate in BFLP’s reasonable judgment in order to ensure the accuracy of certain representations and warranties and the delivery of proper documentation with respect to the Re-Sold Mortgage Loans. In its capacity as agent under the Mortgage Loan Diligence Agreement, BFLP has undertaken liability for breaches of the representations and warranties listed below (among others) and for defective documentation as if it were the seller of the Re-Sold Mortgage Loans to the Depositor. For convenience of reference we refer elsewhere in this prospectus supplement to the obligations of the Sponsor to repurchase or substitute for Mortgage Loans due to breaches of representations and warranties or defective documentation, although BFLP’s obligation may be in its capacity as Sponsor or as agent under the Mortgage Loan Diligence Agreement.

Representations and Warranties

The Sponsor will make as of the Closing Date (or in the case of certain representations and warranties with respect to the Re-Sold Mortgage Loans, will have made previously), certain limited representations and warranties in respect of the Mortgage Loans and will be obligated to repurchase (or, within the period provided in the Pooling and Servicing Agreement, to substitute a Qualified Substitute Mortgage Loan for) any Mortgage Loan as to which there exists an uncured breach of certain of its representations and warranties, which breach materially and adversely affects the value of, or interest of the Certificateholders in, the Mortgage Loan. For a general description of these representations and warranties see “The Trusts and the Trust Assets—Assignment of Primary Assets—Representations and Warranties” in the Prospectus.

The Sponsor may also repurchase a Mortgage Loan as to which there exists an uncured breach of certain representations and warranties made by the party from which the Sponsor acquired the Mortgage Loan.

There can be no assurance as to the ability of the Sponsor to fulfill its obligation to repurchase, or substitute for, defective Mortgage Loans.

The purchase price of any Mortgage Loan will be generally equal to 100% of the unpaid principal balance thereof at the date of repurchase, together with accrued and unpaid interest at the applicable Mortgage Rate to the date of repurchase, the amount of any unreimbursed Advances and servicing advances made by the Master Servicer or a Servicer, as applicable, in respect of the Mortgage Loan and the amount of any costs and damages incurred by the Trust Fund as a result of violation of any applicable federal, state, or local predatory or abusive lending law in connection with the origination of the Mortgage Loan. See “Risk Factors—Limited Obligations” and “—Assignment of Mortgage Loans” herein.

With respect to any Mortgage Loan required to be purchased by the Sponsor as provided above, rather than repurchase the Mortgage Loan, the Sponsor may, at its sole option, remove the Mortgage Loan (a “Deleted Mortgage Loan”) from the Mortgage Pool and substitute in its place a Qualified Substitute Mortgage Loan, provided that the substitution occurs within two years following the Closing Date.

Any Qualified Substitute Mortgage Loan will, on the date of substitution:

•
have an outstanding Principal Balance, after application of all Monthly Payments due during or prior to the month of substitution, not in excess of the Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs;

•	have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan;

•	in the case of any Adjustable Rate Mortgage Loan, have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan;

•	in the case of any Adjustable Rate Mortgage Loan, have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan;

•	in the case of any Adjustable Rate Mortgage Loan, have a gross margin not less than (and not more than one percentage point in excess of) the gross margin of the Deleted Mortgage Loan;

•	in the case of any Adjustable Rate Mortgage Loan, have a next adjustment date not more than two months later than the next adjustment date on the Deleted Mortgage Loan;

•	have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan;

•	have the same Due Date as the Due Date of the Deleted Mortgage Loan;

•	have a loan-to-value ratio as of the date of substitution equal to or lower than the loan-to-value ratio of the Deleted Mortgage Loan as of that date;

•	not be more than 29 days delinquent in payment; and

•	conform to each representation and warranty set forth in the Mortgage Loan Purchase Agreement applicable to the Deleted Mortgage Loan.

Servicing

The Mortgage Loans will be serviced by the Servicers under the supervision of the Master Servicer to the extent provided in the Pooling and Servicing Agreement and consistent with the applicable servicing agreements (each, a “Servicing Agreement”). Bayview Financial, L.P. (“BFLP,” or the “Sponsor”) has transferred its ownership of the servicing rights with respect to the Mortgage Loans serviced by BLS and by M&T Bank to M&T Bank. Any further transfer of servicing to one or more successor servicers will be subject to the conditions set forth in the Pooling and Servicing Agreement and the Servicing Agreements, as applicable. BLS has been engaged by M&T Bank to subservice Mortgage Loans of relatively lower credit quality.

The Servicers will have primary responsibility for servicing the Mortgage Loans. Each of the Trustee and the Master Servicer are either parties or third party beneficiaries under the Servicing Agreements and can enforce the rights of the Sponsor thereunder. See “Origination, Acquisition and Servicing of Loans—Servicing” in the Prospectus.

Under each Servicing Agreement, the Master Servicer has the authority to terminate the related Servicer for certain events of default which indicate that either the Servicer is not performing, or is unable to perform, its duties and obligations under the related Servicing Agreement. If the Master Servicer terminates a Servicer, the Master Servicer will be required to appoint a successor servicer as provided in the Pooling and Servicing Agreement.

The Master Servicer will not be ultimately responsible for the performance of the servicing activities by any Servicer, except as described under “—Advances” below. In addition, the Master Servicer will not be responsible for the supervision of the activities of the Servicers related to resolution of defaulted Mortgage Loans, including collections, modifications, foreclosure and disposition of REO Property. If a Servicer fails to fulfill its obligations under the applicable Servicing Agreement, the Master Servicer will be obligated to terminate that Servicer and, within 90 days of such termination, appoint a successor servicer that satisfies the eligibility requirements set forth in the Servicing Agreement.

A Servicer generally may not transfer the servicing to a successor servicer without the consent of the Trustee and the Master Servicer. The Pooling and Servicing Agreement requires that, in the case of transfers to a successor servicer other than a Servicer identified in this prospectus supplement, each Rating Agency confirm in writing that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the Certificates.

Waiver or Modification of Mortgage Loan Terms. In general, a Servicer may engage in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements or capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable; provided, however, that a Servicer may not permit any modification of a Mortgage Loan that would change the Mortgage Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on a Mortgage Loan unless the Mortgage Loan is in default or default is reasonably foreseeable, and, generally, unless such Servicer has determined that the loss mitigation practice would not be materially adverse to the Trust Fund. In making that determination, generally, a Servicer may take into account whether such loss mitigation practice will not be materially adverse to the Trust Fund in the aggregate on a present value basis using reasonable assumptions (including with respect to any estimated Realized Losses that might result absent such action). Modifications may have the effect of, among other things, reducing payments of principal, interest or other amounts owed under the Mortgage Loan, either temporarily or permanently, extending the final maturity date of the Mortgage Loan, deferring delinquent payments, or any combination of these or other modifications. A Servicer may not make or permit any modification, waiver or amendment of any term of any mortgage loan that would cause any REMIC created under the Pooling and Servicing Agreement to fail to qualify as a REMIC or result in the imposition of any tax on any such REMIC.

A Servicer will have the discretion to waive prepayment premiums as provided in the related Servicing Agreement.

To the extent provided in the related Servicing Agreement, each Servicer other than BLS and M&T Bank will have the discretion to sell defaulted loans as an alternative to foreclosure.

As described under “The Agreements—The Pooling and Servicing Agreement and the Servicing Agreements—Foreclosure and Other Disposition” in the Prospectus, REO Properties may be purchased by an affiliate of the Depositor.

For a general description of certain provisions of the Pooling and Servicing Agreement and the Servicing Agreements, see “The Agreements—The Pooling and Servicing Agreement and the Servicing Agreements” in the Prospectus.

Assumptions; Due-on-Sale Provisions. The Pooling and Servicing Agreement and the related Servicing Agreements will provide that BLS and M&T Bank as servicers will, to the extent permitted by the related loan documents, permit assumption of a Mortgage Loan by a new borrower in connection with the sale of the Mortgaged Property, provided that certain conditions are satisfied. These generally include that (i) the current borrower will pay any and all fees and expenses incurred in connection with the transfer of the Mortgaged Property; (ii) if applicable, the proposed transferee will have demonstrated expertise in owning and operating similar Mortgaged Properties; (iii) the proposed transferee will, as of the date of the proposed transfer, have an aggregate net worth and liquidity acceptable to the related Servicer; (iv) the transferee will assume all obligations of the current borrower under the loan documents and enter into an assumption agreement satisfactory to the related Servicer, obtain a guaranty in favor of the Trust and provide an affidavit regarding the absence of hazardous and toxic materials; (v) no event of default under the related loan documents will occur as a result of the transfer; and (vi) the current borrower delivers an endorsement to the existing title policy ensuring a valid lien on the Mortgaged Property and naming the transferee as the owner; in each case as more fully set forth in the Pooling and Servicing Agreement and the related Servicing Agreements.

The Pooling and Servicing Agreement and the related Servicing Agreements will also provide that, if any Mortgaged Property has been conveyed by the borrower other than in connection with a permitted assumption as described above, the related Servicer will, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under any “due-on-sale” clause applicable thereto, if any, unless it reasonably believes that such enforcement is not exercisable under applicable law or regulations, or that the related borrower generally is likely to bring a legal action to challenge such acceleration. In any case where such a due-on-sale clause will not be exercised, the related Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the borrower remains liable thereon. The respective Servicer will also be authorized, with the prior approval of the insurer under any required insurance policies, to enter into a substitution of liability agreement with such person, pursuant to which the original borrower is released from liability and such person is substituted as borrower and becomes liable under the Mortgage Note. See “Certain Legal Aspects of Mortgage Loans — Due-on-Sale Clauses.”

The Servicers will be authorized to enter into an assumption agreement on behalf of the Trust in connection with any Mortgage Loan that is in default or is reasonably likely to default.

Foreclosure Restrictions. Any Mortgage Loans that are 60 or more days delinquent in payment as of the Closing Date will have certain restrictions placed on their foreclosure under the terms of the Pooling and Servicing Agreement in order to comply with the REMIC provisions of the Code (as defined herein). These restrictions will be lifted with respect to any such delinquent Mortgage Loan if such Mortgage Loan becomes current in payment for three consecutive monthly payments. In the event that one of the Mortgage Loans subject to these restrictions goes into foreclosure, if acquiring title to the Mortgaged Property underlying the Mortgage Loan would cause the adjusted basis of such Mortgaged Property, together with all other ineligible assets owned by the related REMIC, to exceed 0.75% of the adjusted bases of the assets in the related REMIC, the applicable Servicer will not be permitted to acquire title to that Mortgaged Property on behalf of that REMIC. Instead, the applicable Servicer will have to liquidate the Mortgage Loan for cash. In addition, if the applicable Servicer were to determine that following a distribution on any Distribution Date the adjusted bases of REO properties acquired by the Trustee in respect of foreclosure-restricted Mortgage Loans, along with any other ineligible assets owned by the related REMIC, were to exceed 1.0% of the adjusted bases of the assets of the related REMIC, then prior to that Distribution Date the Servicer would be required to dispose of enough of such REO properties, along with any other ineligible assets owned by the related REMIC, such that the adjusted bases of such REO properties, along with any other ineligible assets owned by the related REMIC, would not exceed 1.0% of the adjusted bases of the assets of the related REMIC. In either event, the applicable Servicer would be permitted to acquire, for its own account and not on behalf of the Trustee, a mortgaged property relating to a foreclosure-restricted Mortgage Loan at the related foreclosure sale for an amount not less than the greater of (i) the highest bid by any other person at the foreclosure sale and (ii) the estimated fair market value of that Mortgaged Property, as determined by the applicable Servicer in good faith. As a result, losses on the Mortgage Loans may be greater than if the applicable Servicer were permitted to obtain title on behalf of the Trustee.

Custodial Accounts and Collection Account. As is generally described in the Prospectus under “The Agreements—The Pooling and Servicing Agreement and the Servicing Agreements—Collections and Remittances,” each Servicing Agreement will require that the applicable Servicer remit to the Master Servicer on a monthly basis collections and other recoveries in respect of the Mortgage Loans that are on deposit in the related Custodial Account, as reduced by the Servicing Fees for the related period and by the amount of any prior Advances and expenses reimbursable to the Servicer. These amounts will be deposited in a separate account established and maintained by the Master Servicer (the “Collection Account”). The Master Servicer will deposit in a separate account established and maintained by the Trustee (the “Certificate Distribution Account”) on the date specified in the Pooling and Servicing Agreement amounts required to be distributed to Certificateholders and certain other amounts described herein.

Payments under the Cap Agreement will be deposited into the Reserve Fund.

Prepayment Interest Shortfalls. When a borrower prepays a Mortgage Loan between Due Dates, the borrower generally is required to pay interest on the amount prepaid only from the last scheduled Due Date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. If, on any Distribution Date, as a result of principal prepayments in full on the Mortgage Loans during the applicable Prepayment Period, the amount of interest due on these Mortgage Loans is less than a full month’s interest on these Mortgage Loans, the applicable Servicer will be required to remit the amount of the insufficiency. With respect to certain of the Mortgage Loans, the amount of the insufficiency remitted by the applicable Servicer will be limited to the Servicer’s Servicing Fee or in certain cases a portion of the Servicer’s Servicing Fee, each as provided in the applicable Servicing Agreement. Generally, neither the Servicers nor the Master Servicer will be obligated to remit the amount of any insufficiency due to a prepayment in part.

Advances. The information in the following three paragraphs applies generally to the servicing of Mortgage Loans other than Full Recourse Mortgage Loans. References in this prospectus supplement to “Advances” do not include amounts advanced by a Servicer in respect of a Full Recourse Mortgage Loan.

Prior to each Distribution Date, each Servicer will be required to make advances (out of its own funds or funds held in its Custodial Account for future distribution or withdrawal) with respect to any Monthly Payments (net of the related Servicing Fees) that were due on the Mortgage Loans it services during the immediately preceding Due Period and delinquent at the close of business on the related determination date (each, an “Advance”); provided, however, that with respect to delinquent Balloon Payments a Servicer’s obligation to make an Advance will be limited to an amount equal to the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for the related Balloon Mortgage Loan.

These Advances will be required to be made only to the extent they are deemed by a Servicer to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds. The purpose of making these Advances is to maintain a regular cashflow to the Certificateholders, rather than to guarantee or insure against losses. If a Servicer fails to make an Advance as required under the applicable Servicing Agreement, the Master Servicer, if it becomes successor Servicer, will be obligated to make any such Advance, subject to the Master Servicer’s determination of recoverability and otherwise in accordance with the terms of the Pooling and Servicing Agreement. Neither the Servicers nor the Master Servicer will be required to make any Advances with respect to reductions in the amount of the Monthly Payments on the Mortgage Loans due to Debt Service Reductions or the application of the Servicemembers Civil Relief Act, as amended, or similar state or local legislation or regulations (the “Relief Act”).

All Advances will be reimbursable to the Servicers and Master Servicer on a first priority basis from late collections, Insurance Proceeds or Liquidation Proceeds from the Mortgage Loan as to which the unreimbursed Advance was made. In addition, any Advances previously made that are deemed by the Servicers or the Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation Proceeds may be reimbursed to the Servicers out of any funds in the Custodial Account prior to remittance to the Master Servicer and reimbursed to the Master Servicer out of any funds in the Collection Account prior to distribution on the Certificates. No party that makes an Advance is entitled to interest on those Advances.

Servicing Compensation and Payment of Expenses. The Master Servicer will be paid a monthly fee (the “Master Servicing Fee”) for each Mortgage Loan calculated as 0.015% per annum (the “Master Servicing Fee Rate”) on the total Principal Balance of the Mortgage Loans (the “Aggregate Pool Balance”) and, as additional compensation, the Master Servicer will retain investment income on funds in the Collection Account prior to deposit into the Certificate Distribution Account.

A monthly fee (a “Servicing Fee”) will be paid for each Mortgage Loan, calculated as, for Mortgage Loans initially serviced by M&T Bank, not in excess of approximately 1.000% per annum; and for Mortgage Loans serviced by BLS and the other Servicers, as provided in the related Servicing Agreement, not in excess of approximately 3.305% per annum (each, a “Servicing Fee Rate”), on the outstanding principal balance (or scheduled principal balance, as specified in the applicable Servicing Agreement) of each Mortgage Loan serviced by that Servicer. As of the Cut-off Date the weighted average Servicing Fee Rate is approximately 0.46426% per annum.

Each Servicer will also be entitled to receive, to the extent provided in the applicable Servicing Agreement, additional compensation in the form of any interest or other income earned on funds it has deposited in a custodial account (a “Custodial Account”) pending remittance to the Master Servicer, as well as late charges and certain fees paid by borrowers and, in certain cases, REO management fees.

The Master Servicer and the Servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders.

Evidence as to Compliance. Each Servicing Agreement will provide that on or before a specified date in March of each year, beginning in March 2008, the related Servicer will provide to the Depositor, the Trustee and the Master Servicer a report on an assessment of compliance with servicing criteria for asset-backed securities (as specified in Item 1122(d) of Regulation AB), together with a copy of an attestation report from a registered public accounting firm, prepared in accordance with the standards for compliance for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, regarding such party’s assessment of compliance (such reports, collectively, an “Assessment of Compliance”). The Pooling and Servicing Agreement will provide that on or before a specified date in March of each year, beginning in March 2008, (1) the Master Servicer will provide to the Depositor and the Trustee an Assessment of Compliance and (2) the Trustee will provide to the Depositor and the Master Servicer an Assessment of Compliance. In addition, any permitted subservicer or subcontractor of any of the parties described above that is participating in the servicing function relating to the Mortgage Loans, within the meaning of Regulation AB, will also provide to the Depositor, the Trustee and the Master Servicer an Assessment of Compliance.

The servicing criteria to be assessed in such Assessments of Compliance include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration, in each case as specified in Item 1122(d) of Regulation AB (collectively, the “AB Servicing Criteria”). Each report is required to indicate that the AB Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance.

Each Servicing Agreement (and the Pooling and Servicing Agreement, with respect to the Master Servicer) will also provide for delivery to the Depositor, the Trustee and the Master Servicer on or before a specified date in March of each year, beginning in March 2008, a separate annual statement of compliance (as specified in Item 1123 of Regulation AB) (a “Statement of Compliance”) from each Servicer (and, for any year during which the Master Servicer directly services any of the Mortgage Loans, as servicer, from the Master Servicer) to the effect that, to the best knowledge of the signing officer, the Servicer (or Master Servicer, if applicable) has fulfilled in all material respects its obligations under the related Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status of that failure. This Statement of Compliance may be provided as a single form making the required statements as to more than one Servicing Agreement.

Copies of the Assessments of Compliance and Statements of Compliance may be obtained by Certificateholders without charge upon written request to the Trustee at the address of the Trustee set forth above under “Additional Information.” These items will also be filed with the Issuing Entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Amendment of the Servicing Agreements. Each Servicing Agreement may generally be amended by written agreement between the Servicer and the Trustee, as acknowledged by the Master Servicer, without notice to or consent of the Certificateholders.

Custody of the Mortgage Files

The Servicers will generally not have responsibility for custody of the Mortgage Loan documents described under “—Assignment of Mortgage Loans” above. The Trustee will hold these documents in trust for the benefit of the Certificateholders. The Mortgage Loan documents related to a Mortgage Loan will be held together in an individual file separate from other mortgage loan files held by the Trustee. The Trustee will not receive a separate fee for performance of its custodial duties.

Early Termination of the Trust Fund

As provided in the Pooling and Servicing Agreement, on or after the “Optional Call Date,” which will be the first Distribution Date on which the Aggregate Pool Balance as of the beginning of the related Due Period is less than 10% of the Cut-off Date Aggregate Pool Balance, the Master Servicer will have the option to purchase the Mortgage Loans and other assets in the Trust Fund. Any such purchase of Mortgage Loans and other assets must be made at a price equal to the sum of (a) the greater of (1) the sum of the unpaid principal balance of each Mortgage Loan as of the date of repurchase and (2) the fair market value of each Mortgage Loan without regard to accrued interest, (b) accrued and unpaid interest on the Mortgage Loans at the Mortgage Rate to, but not including, the Due Date in the Due Period relating to the Distribution Date on which such repurchase price is distributed, (c) any unreimbursed servicing advances with respect to the Mortgage Loans, (d) the fair market value of all other property of the Trust Fund, (e) the Class A-IO Termination Amount and (f) any Swap Termination Payment owed to the Swap Counterparty as a result of the optional purchase of the Mortgage Loans that remain outstanding.

Distributions on the Certificates in respect of any such optional purchase will be made in accordance with the priorities of distribution described herein. The proceeds of any such distribution may not be sufficient to distribute the full amount due to each class of Certificates.

Upon presentation and surrender of the Certificates in connection with an optional purchase of the Mortgage Loans, the holders of the Offered Certificates will receive, to the extent of available amounts, an amount generally equal to (1) in the case of the Class A-IO Certificates, an amount (the “Class A-IO Termination Amount”) equal to the sum of (i) Current Interest thereon for such Distribution Date, (ii) the present value of the remaining scheduled distributions on the Class A-IO Certificates, using a discount rate of 6.137% per annum and (iii) any previously unpaid accrued interest and (2) in the case of the Class A Certificates and the Subordinate Certificates, the Class Principal Balance of that class plus one month’s interest thereon at the then-applicable Interest Rate, plus any previously unpaid accrued interest. Available amounts relating to interest collections from a Mortgage Pool will be distributed to the related Offered Certificates in accordance with the priorities set forth under “Description of the Certificates—Distributions of Interest” for the payment of accrued and unpaid interest thereon. Available amounts relating to principal collections from a Mortgage Pool will be distributed to the related Offered Certificates in accordance with the priorities set forth under “Description of the Certificates—Distributions of Principal,” or as otherwise specified in the Pooling and Servicing Agreement, until the Class Principal Balance of each such class has been reduced to zero.

Optional Substitution of Certain Mortgage Loans

The Sponsor will have the option, but not the obligation, to substitute a Qualified Substitute Mortgage Loan for a Removable Mortgage Loan until September 30, 2007. The Sponsor’s option will be exercisable on the date that the Mortgage Loan becomes 30 days delinquent and until September 30, 2007, in accordance with the procedures for substitution described under “—Representations and Warranties” above. Even if the related borrower subsequently makes a late Monthly Payment, the Sponsor will retain its right to exercise the option described above.

Certain Matters under the Pooling and Servicing Agreement

Certain Matters Regarding the Trustee. For a description of the duties and obligations of the Trustee, the Trustee’s rights to receive indemnification and reimbursement of its expenses from the Trust Fund, the circumstances under which the Trustee may be removed or may resign and other matters under the Pooling and Servicing Agreement, see “The Agreements—The Trustee” in the Prospectus.

Events of Default under the Pooling and Servicing Agreement. An “Event of Default” under the Pooling and Servicing Agreement will generally consist of:

•
any failure by the Master Servicer to deposit to the Collection Account all Mortgage Loan collections received by the Master Servicer from the Servicers within two Business Days following the Business Day on which such amounts are deposited by the Master Servicer to its general account;

•	any failure by the Master Servicer to remit to the Trustee any payment required to be made to the Trustee for the benefit of the Certificateholders by the related Master Servicer Remittance Date;

•
any failure by the Master Servicer to deliver a report required by the Pooling and Servicing Agreement that continues unremedied for a period of three Business Days after the giving of written notice of such failure by the Depositor or the Trustee (except if such failure is for cause or inability beyond the Master Servicer’s control, as evidenced by an officer’s certificate of the Master Servicer to such effect);

•
any failure by the Master Servicer to observe or perform any other term, covenant or agreement in the Pooling and Servicing Agreement or any failure to comply with the accepted master servicing practices, as set forth in the Pooling and Servicing Agreement, which failure materially and adversely affects the rights of the Certificateholders and continues unremedied for 30 days after the giving of written notice of such failure by the Depositor, the Trustee or the Certificateholders evidencing 10% of the voting rights; and

•
certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

So long as an Event of Default under the Pooling and Servicing Agreement remains unremedied, the Trustee may terminate the Master Servicer, whereupon the Trustee, unless a successor master servicer is appointed, will succeed to all responsibilities, duties and liabilities of the Master Servicer under the Pooling and Servicing Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable Master Servicing Fee Rate, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Pooling and Servicing Agreement.

During the continuance of an Event of Default under the Pooling and Servicing Agreement, the Trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders, and Certificateholders evidencing not less than 51% of the voting rights may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers if the Trustee reasonably believes it may not obtain compensation or reimbursement for any expenses and liabilities that may be incurred by the Trustee by taking such action. Also, the Trustee may decline to follow the direction if the Trustee determines that the action or proceeding so directed conflicts with any rule of law or with the Pooling and Servicing Agreement.

No Certificateholder, solely by virtue of that holder’s status as a Certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement, unless that Certificateholder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 51% of the voting rights have made a written request upon the Trustee to institute a proceeding in its own name as Trustee thereunder, have not given the Trustee any direction inconsistent with such request, and have offered to the Trustee reasonable indemnity, and the Trustee for the number of days specified in the Pooling and Servicing Agreement has neglected or refused to institute such a proceeding.

Amendment of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement may be amended by the parties to the Pooling and Servicing Agreement, without notice to or consent of the Certificateholders:

(1)    to cure any ambiguity;

(2)    to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

(3)    to add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement; or

(4)    to comply with any requirements imposed by the Code;

provided, that (a) no such amendment may adversely affect the status of any REMIC and (b) any amendment under clause (3) above must not adversely affect in any material respect the interests of any Certificateholders. Any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Certificates.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the Certificateholders of not less than 66% of the Class Principal Balance (or percentage interest) of each class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no amendment by consent of Certificateholders may reduce the amount or delay the timing of payments on any Certificate without the consent of the holder of such Certificate, or reduce the percentage required to consent to the amendment, without the consent of Certificateholders of 100% of the Class Principal Balance (or percentage interest) of each class of Certificates affected by the amendment.

Reports to Certificateholders

The Trustee will make available to each Certificateholder, in the manner described under “Additional Information” above, on each Distribution Date, or as soon thereafter as is practicable, a report setting forth the information generally described under “The Agreements—Reports to Securityholders” in the Prospectus (on the basis of the aggregate Mortgage Loan level information obtained from the Master Servicer).

In addition, following a calendar year during which the Certificates were outstanding, the Trustee will prepare and make available to any person who at any time during the calendar year was a Certificateholder of record, a report showing the aggregate interest and the aggregate principal received by such person with respect to the Certificates during the prior calendar year and such other customary information as may be required to enable such Certificateholder to prepare its federal income tax returns. Such information will also include the amount of OID (as defined herein) accrued on each class of Certificates. The Master Servicer will provide the Trustee with such information as is necessary for the Trustee to prepare such reports (and the Trustee may rely solely upon such information).

As described under “Additional Information” above, the Trustee will make available each month, to any interested party, the monthly statement to Certificateholders via the Trustee’s internet website. The Trustee will provide a paper copy of the monthly statement to any requesting Certificateholder. The Trustee will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Trustee will provide timely and adequate notification to such parties regarding any such changes.

Additionally, periodic and annual reports will be filed with the Commission as described above under “Additional Information” and below under “—Incorporation of Certain Information by Reference” in this prospectus supplement and under “Incorporation of Certain Information by Reference” in the prospectus. These reports, together with the Depositor’s registration statement filed with the Commission (Registration No. 333-131460), may be inspected and copied at the public reference facilities maintained by the Commission or viewed electronically via the Commission’s website, in each case as described above under “Additional Information.” In addition, these reports will be available on the website of the party identified in this prospectus supplement under the heading “Additional Information.” See “Additional Information” in the prospectus and in this prospectus supplement.

Voting Rights

90% of all voting rights under the Pooling and Servicing Agreement will be allocated among all holders of the Offered Certificates (other than the Class A-IO Certificates), in proportion to their then outstanding Class Principal Balances; 4% of all voting rights will be allocated to the holders of the Class X Certificates; and 6% of all voting rights will be allocated to the holder of the Residual Certificates. The Class A-IO and Class P Certificates will have no voting rights.

The Trustee

U.S. Bank National Association (“U.S. Bank”) will act as Trustee under the Pooling and Servicing Agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $221 billion as of March 31, 2007. As of March 31, 2007, U.S. Bancorp served approximately 14.2 million customers, operated 2,498 branch offices in 24 states and had over 50,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 46 U.S. cities. The Pooling and Servicing Agreement will be administered from U.S. Bank’s corporate trust office located at 60 Livingston Avenue, St. Paul, Minnesota 55107.

U.S. Bank has provided corporate trust services since 1924. As of March 31, 2007, U.S. Bank was acting as trustee with respect to over 81,000 issuances of securities with an aggregate outstanding principal balance of over $2.2 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The Trustee will make each monthly statement available to the Certificateholders via the Trustee’s internet website at http://www.usbank.com/abs. Certificateholders with questions may direct them to the Trustee’s bondholder services group at (800) 934-6802.

As of March 31, 2007, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee, registrar and paying agent on 472 issuances of sub-prime mortgage backed securities with an outstanding aggregate principal balance of approximately $243,685,600,000.

U.S. Bank will act as custodian of the Mortgage Loan files pursuant to the Pooling and Servicing Agreement U.S. Bank will hold the Mortgage Loan files in one of its custodial vaults, which are located in U.S. Bank Document Custody Services, 7861 Bayberry Road, Jacksonville, Florida 32256. The Mortgage Loan files are tracked electronically to identify that they are held by U.S. Bank pursuant to the Pooling and Servicing Agreement. U.S. Bank uses a barcode tracking system to track the location of, and owner or secured party with respect to, each file that it holds as custodian, including the Mortgage Loan files held on behalf of the Trustee. As of March 31, 2007, U.S. Bank holds approximately 7,544,000 document files for approximately 980 entities and has been acting as a custodian for approximately 21 years. See “The Agreements—Custody of the Mortgage Loan Files” in this prospectus supplement.

The Trustee will perform the functions described under “—Certain Matters under the Pooling and Servicing Agreement” above. As compensation for its services as trustee, the Trustee will be paid a monthly fee (the “Trustee Fee”) equal to 0.0050% per annum (the “Trustee Fee Rate”) multiplied by the Aggregate Pool Balance as of the beginning of the related Due Period, and will be entitled to reimbursement for expenses and certain other amounts prior to distribution of any amounts to Certificateholders in accordance with the Pooling and Servicing Agreement.

As compensation for its services as custodian, the Trustee will be paid a monthly fee (the “Custodian Fee”) equal to 0.0030% per annum (the “Custodian Fee Rate”) multiplied by the Aggregate Pool Balance as of the beginning of the related Due Period.

For a description of certain reports made available by the Trustee see “—Reports to Certificateholders” and “Additional Information” above.

The Issuing Entity

On the Closing Date, and until the termination of the Trust Fund pursuant to the Pooling and Servicing Agreement, Bayview Financial Mortgage Pass-Through Trust 2007-B (the “Issuing Entity”) will be a common law trust formed under the laws of the State of New York. The Issuing Entity will be created under the Pooling and Servicing Agreement by the Depositor and its assets will consist of the Trust Fund. The Issuing Entity will not have any liabilities as of the Closing Date, other than as provided in the Pooling and Servicing Agreement. The fiscal year end of the Issuing Entity will be December 31 of each year.

On the Closing Date, the Supplemental Interest Trust will be created under the Pooling and Servicing Agreement by the Depositor, and its assets will consist of the Swap Agreement, the Reserve Fund and such assets as from time to time are deposited in the Swap Account. The Supplemental Interest Trust will be a common law trust formed under the laws of the State of New York. On the Closing Date, the Sponsor will make an initial deposit of $1,000 into the Swap Account, and an initial deposit of $1,000 into the Reserve Fund, in each case on behalf of the Supplemental Interest Trust. See “Description of the Certificates—Supplemental Interest Trust” and “—The Cap Agreement; Basis Risk Shortfalls and Limited Credit Support—Basis Risk Shortfalls” in this prospectus supplement.

The Issuing Entity will not have any employees, officers or directors. The Trustee, the Depositor, the Master Servicer and the Servicers will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Pooling and Servicing Agreement and the Servicing Agreements as set forth in this prospectus supplement.

The Trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically provided in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Trust Fund, borrow money on behalf of the Trust Fund or make loans from the assets of the Trust Fund to any person or entity, without the amendment of the Pooling and Servicing Agreement by Certificateholders and the other parties thereto as described under “—Certain Matters under the Pooling and Servicing Agreement—Amendment of the Pooling and Servicing Agreement.”

If the assets of the Trust Fund are insufficient to pay the Certificateholders all principal and interest owed, holders of some or all classes of Certificates will not receive all of their expected payments of interest and principal and will suffer a loss. The risk of loss to holders of Subordinate Certificates is greater than to holders of Senior Certificates. See “Risk Factors—Risks Related to Potential Inadequacy of Credit Enhancement and Other Support” in this prospectus supplement. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of a bankruptcy of the Sponsor, the Depositor or any originator, it is not anticipated that the Trust Fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

Fees and Expenses of the Trust Fund

In consideration of their duties on behalf of the Trust Fund, the Servicers, the Master Servicer and the Trustee will receive from the assets of the Trust Fund certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Servicers	Monthly
A monthly fee paid to each Servicer, from amounts that would otherwise be distributed to Certificateholders in respect of interest, calculated on the outstanding principal balance of each Mortgage Loan, at a rate of 0.500% per annum, in the case of approximately 79.65% of the Mortgage Loans and at various rates (up to a maximum rate of 3.305% per annum, with a weighted average servicing fee rate of 0.324% per annum), in the case of the remaining Mortgage Loans (resulting in weighted average servicing fee rate of 0.464% per annum with respect to all Mortgage Loans), plus all investment earnings on amounts on deposit in the related Custodial Account.
Withdrawn from the related Custodial Account in respect of each Mortgage Loan serviced by that Servicer, before distribution of any amounts to Certificateholders.

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Master Servicer	Monthly
A monthly fee paid to the Master Servicer, from amounts that would otherwise be distributed to Certificateholders in respect of interest, calculated at a rate of 0.0150% per annum on the outstanding principal balance of the Mortgage Loans, plus all investment earnings on amounts on deposit in the Collection Account.

Retained by the Master Servicer.
Trustee	Monthly
A monthly fee paid to the Trustee for its services as trustee, from amounts that would otherwise be distributed to Certificateholders in respect of interest, calculated at a rate of 0.0050% per annum on the outstanding principal balance of the Mortgage Loans, plus all investment earnings on amounts on deposit in the Certificate Distribution Account.

Retained by the Trustee.
Monthly
A monthly fee paid to the Trustee for its services as custodian, from amounts that would otherwise be distributed to Certificateholders in respect of interest, calculated at a rate of 0.0030% per annum on the outstanding principal balance of the Mortgage Loans.

Retained by the Trustee.

The Servicing Fees set forth in the table above may not be increased without amendment of the related Servicing Agreement as described under “—Servicing—Amendment of the Servicing Agreements” above. None of the other fees set forth in the table above may be changed without amendment of the Pooling and Servicing Agreement as described under “The Agreements—Certain Matters under the Pooling and Servicing Agreement—Amendment of the Pooling and Servicing Agreement” above.

Fees to the Cap Provider in consideration for the Cap Provider’s entering into the Cap Agreement will be paid by the Sponsor on or prior to the Closing Date and will not be payable from the assets of the Trust Fund.

Expenses of the Servicers, the Master Servicer and the Trustee will be reimbursed before distributions are made on the Certificates. Expenses of the Trustee will be reimbursed up to $100,000 annually before distributions of interest and principal are made on the Certificates, as described under “—Expenses and Indemnities of the Trustee” above; any additional unpaid expenses above $100,000 in any year will be paid to the Trustee to the extent of any remaining Interest Remittance Amount after all distributions of Current Interest and Carryforward Interest on the Offered Certificates.

Description of the Certificates

General

The Bayview Financial Mortgage Pass-Through Trust 2007-B Mortgage Pass-Through Certificates, Series 2007-B (the “Certificates”) will consist of the following classes:

•	the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4, Class 1-A5, Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates (the “Class A Certificates”);

•	the Class A-IO Certificates (together with the Class A Certificates, the “Senior Certificates”);

•	the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1 and Class B-2 Certificates (the “Subordinate Certificates”);

•	the Class X and Class P Certificates; and

•	the Class R and Class RL Certificates (the “Residual Certificates”).

Solely for purposes of determining distributions of interest and principal on the Class A Certificates, the Class A Certificates have been divided into the following payment groups (each a “Certificate Group”):

The Group 1 Certificates: The Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4 and Class 1-A5 Certificates are referred to herein as the “Group 1 Certificates.” Distributions of interest and principal on the Group 1 Certificates will relate to, and generally will be limited to, collections from the Pool 1 Mortgage Loans. However, holders of each class of Group 1 Certificates will receive the benefit of Excess Interest generated by each Mortgage Pool and, to a limited extent, certain distributions of principal and interest generated by Pool 2, as described under “—Distributions of Interest.”

The Group 2 Certificates: The Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates are referred to herein as the “Group 2 Certificates.” Distributions of interest and principal on the Group 2 Certificates will relate to, and generally will be limited to, collections from the Pool 2 Mortgage Loans. However, holders of each class of Group 2 Certificates will receive the benefit of Excess Interest generated by each Mortgage Pool and, to a limited extent, certain distributions of principal and interest generated by Pool 1, as described under “—Distributions of Interest.”

The Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4, Class M-1, Class M-2, Class M-3, Class M-4, Class B-1 and Class B-2 Certificates are sometimes referred to herein collectively as the “LIBOR Certificates.” The Class A Certificates, the Class A-IO Certificates and the Subordinate Certificates are sometimes referred to herein collectively as the “Offered Certificates.” Only the Offered Certificates are offered hereby.

The Class A-IO Certificates: Solely for the purpose of determining distributions of interest on the Class A-IO Certificates from each Mortgage Pool, the Class A-IO Certificates will consist of two components, the “A-IO(1) Component” relating to Pool 1, and the “A-IO(2) Component” relating to Pool 2. The “Class Notional Balance” of the Class A-IO Certificates as of any Distribution Date will equal the sum of the “A-IO(1) Component Notional Balance” and the “A-IO(2) Component Notional Balance,” in each case as set forth on Annex B hereto for such date.

The holders of the Class A-IO Certificates will not have severable ownership interests in the A-IO(1) Component or the A-IO(2) Component, but rather will have undivided interests in the entire class. The components of the Class A-IO Certificates are interest-only components and do not represent an entitlement to distributions of principal.

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will evidence undivided beneficial ownership interests in the Trust Fund. The “Trust Fund” will generally consist of:

•	the Mortgage Loans, together with the related security interest in collateral pledged to secure the Mortgage Loans;

•	amounts deposited in the Collection Account and the Certificate Distribution Account;

•	property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure;

•	any applicable insurance policies; and

•	all proceeds of any of the foregoing.

In addition, the Certificates will represent beneficial ownership interests in the Supplemental Interest Trust, the assets of which will be the Swap Agreement described under “—Supplemental Interest Trust—The Interest Rate Swap Agreement” in this prospectus supplement, and the Reserve Fund and the Cap Agreement described under “The Cap Agreement; Basis Risk Shortfalls and Limited Credit Support” in this prospectus supplement, and all proceeds thereof.

The Trustee will elect to treat all or a portion of the assets of the Trust Fund as one or more real estate mortgage investment conduits (each, a “REMIC”) for federal income tax purposes. Each class of Offered Certificates will represent ownership of a “regular interest” in a REMIC and the Class R and Class RL Certificates will represent the remaining interest in the assets of the Trust Fund after the required distributions are made to all other classes of Certificates and will evidence the “residual interests” in the REMICs.

Each class of Offered Certificates (other than the Class A-IO Certificates) will be issued in the approximate initial class principal balance specified on the cover page hereof (each a “Class Principal Balance”). The Class A-IO Certificates will be issued without a principal balance, and interest will accrue on the components of the Class A-IO Certificates on their respective component notional balances, as described below. The total of the initial Class Principal Balances and the Class Notional Balance of the Offered Certificates may vary by plus or minus five percent from those set forth herein. Except as may be provided in the Pooling and Servicing Agreement for purposes of determining amounts distributable on REMIC interests, the Class X, Class P, Class R and Class RL Certificates will not have Class Principal Balances.

The Class Principal Balance of any class of Offered Certificates as of any Distribution Date will be its respective initial Class Principal Balance as reduced by all amounts previously distributed on such class in respect of principal prior to such Distribution Date as reduced, in the case of the Subordinate Certificates, by any Applied Loss Amount; provided, however, that on any Distribution Date on which a Subsequent Recovery is distributed, the Class Principal Balance of any class of Subordinate Certificates then outstanding to which an Applied Loss Amount has been applied will be increased, in order of seniority, by an amount equal to the lesser of (i) any Deferred Principal Amount for such class immediately prior to such Distribution Date and (ii) the total amount of any Subsequent Recovery distributed on such date to Certificateholders, after application (for this purpose) to more senior classes of Subordinate Certificates.

Distributions on the Offered Certificates will be made on the 28th day of each month (or, if the 28th day is not a Business Day, the next succeeding Business Day), commencing in August 2007 (each, a “Distribution Date”), to Certificateholders of record on the immediately preceding Record Date. The “Record Date” for each class of Offered Certificates and each Distribution Date will be (1) in the case of the Group 1 Certificates, the close of business on the last Business Day of the calendar month immediately preceding the month in which that Distribution Date occurs, provided that for purposes of determining the Record Date, each Distribution Date will be deemed to occur on the 28th calendar day of the related month, regardless whether such day is a Business Day and (2) in the case of the LIBOR Certificates and the Class A-IO Certificates, the close of business on the Business Day immediately preceding such Distribution Date. A “Business Day” is generally any day other than a Saturday or Sunday or a day on which banks in New York, Minnesota or Maryland (or, as to the Servicers, such other states as are specified in the applicable Servicing Agreements) are closed.

Distributions on the Offered Certificates will be made to each registered holder entitled thereto, either (1) by check mailed to each Certificateholder’s address as it appears on the books of the Trustee, or (2) at the request, submitted to the Trustee in writing at least five Business Days prior to the related Record Date, of any holder of an Offered Certificate having an initial principal balance of not less than $5,000,000 or a percentage interest equal to or greater than 25%, by wire transfer in immediately available funds; provided that the final distribution in respect of an Offered Certificate will be made only upon presentation and surrender of the Certificate at the corporate trust office of the Trustee.

The minimum denominations and the incremental denominations of the Offered Certificates are set forth in the table on page S-2.

Book-Entry Registration

General. Each class of Offered Certificates (the “Book-Entry Certificates”) will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) and its participants in the United States or, through Clearstream Banking Luxembourg (“Clearstream”) or Euroclear Bank S.A./NV as operator of the Euroclear System (“Euroclear”) in Europe and through their participating organizations (each participant or participating organization, a “Participant”).

Each class of Book-Entry Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. (“Cede”). Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

For information with respect to tax documentation procedures relating to the Book-Entry Certificates, see “Material Federal Income Tax Considerations—Taxation of Securities Treated as Debt Instruments” in the Prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex I to the Prospectus.

Distributions of Interest

The amount of interest distributable on each Distribution Date in respect of each class of Offered Certificates and the related components will equal the sum of Current Interest for that class or component and any Carryforward Interest for that class or component, to the extent of the Interest Remittance Amount for that Distribution Date. Interest will accrue on the LIBOR Certificates on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period; interest will accrue on each component of the Class A-IO Certificates and on the Group 1 Certificates on the basis of a 360-day year consisting of twelve 30-day months.

With respect to each Distribution Date, the “Accrual Period” applicable to (1) the Group 1 Certificates, will be the calendar month immediately preceding such Distribution Date, provided that for purposes of determining the Accrual Period, such Distribution Date will be deemed to occur on the 28th calendar day of the related month, regardless whether such day is a Business Day and (2) the Class A-IO Certificates (and each component thereof) and the LIBOR Certificates, will be the period beginning on the immediately preceding Distribution Date (or on the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

Distributions of interest on the Class A-IO Certificates will be made only up to and including the Distribution Date in January 2010.

The “Interest Rate” for each class of Offered Certificates will be the applicable per annum rate set forth or described in the “Summary of Terms” herein or below.

On each Distribution Date, the Interest Rate applicable to each class of Offered Certificates will be subject to reduction by application of the Pool 1 Available Funds Cap, the Pool 2 Available Funds Cap or the Subordinate Available Funds Cap, as applicable, which is the maximum rate of interest for any such class of Offered Certificates for any Distribution Date. The A-IO(1) Component Interest Rate and the A-IO(2) Component Interest Rate are also subject to reduction as described herein.

The Class A-IO Components: On each Distribution Date on or prior to the Distribution Date in January 2010, the components of the Class A-IO Certificates will accrue interest on their respective component notional balances for that Distribution Date. Thereafter, the Class A-IO Certificates will not accrue interest and will not be entitled to any distributions of interest. The initial Class Notional Balance of the Class A-IO Certificates will be equal to approximately $79,896,934.

With respect to each Distribution Date on or prior to the Distribution Date in January 2010, the A-IO(1) Component will accrue interest at a per annum rate (the “A-IO(1) Component Interest Rate”) equal to the lesser of (1) the applicable per annum rate set forth on Annex B hereto for that Distribution Date and (2) the A-IO(1) Component Net Funds Cap, and the A-IO(2) Component will accrue interest at a per annum rate (the “A-IO(2) Component Interest Rate”) equal to the lesser of (1) the applicable per annum rate set forth on Annex B hereto for that Distribution Date and (2) the A-IO(2) Component Net Funds Cap. Thereafter, the components of the Class A-IO Certificates will not accrue interest and will not be entitled to any distributions of interest.

•
The “A-IO(1) Component Net Funds Cap,” expressed as a percentage, will equal, for any Distribution Date and the Class A-IO(1) Component, a per annum rate equal to a fraction, the numerator of which is the product of (x) the Optimal Interest Remittance Amount for such date and (y) 12, and the denominator of which is the A-IO(1) Component Notional Balance for that Distribution Date.

•
The “Optimal Interest Remittance Amount” will equal, for each Distribution Date, the product of (A) (x) the weighted average of the Net Mortgage Rates of the Pool 1 Mortgage Loans as of the first day of the related Due Period divided by (y) 12 and (B) the Pool Balance for Pool 1 as of the first day of the related Due Period (not including for this purpose Mortgage Loans in Pool 1 for which prepayments in full have been received and distributed in the month prior to that Distribution Date), minus any Net Swap Payment and Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty, to the extent not paid from collections on the Pool 2 Mortgage Loans.

•
The “A-IO(2) Component Net Funds Cap,” expressed as a percentage, will equal, for any Distribution Date and the Class A-IO(2) Component, a per annum rate equal to (a) the Pool 2 Net WAC minus (b)(1) a fraction, the numerator of which is the product of (x) the sum of any Net Swap Payment and Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty for such date and (y) 12, and the denominator of which is the Pool Balance for Pool 2 for that Distribution Date.

•	The “Pool 2 Net WAC” will equal, for any Distribution Date, the weighted average (by Principal Balance) of the Net Mortgage Rates of the Pool 2 Mortgage Loans.

Definitions Relating to Interest Distribution Priorities.

•
The “Pool 1 Available Funds Cap,” expressed as a percentage, will equal, for any Distribution Date and the Group 1 Certificates, (A) (1) (a) the total of interest accrued (whether or not collected or advanced) for the related Due Period on the Pool 1 Mortgage Loans at the applicable Net Mortgage Rates minus (b) the sum of (x) any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty (provided that any such Swap Termination Payment is not due to a Swap Counterparty Trigger Event) to the extent not paid from collections on the Pool 2 Mortgage Loans and (y) the total of interest accrued for the related Accrual Period on the A-IO(1) Component for such Distribution Date, multiplied by (2) the Senior Available Funds Cap Percentage, divided by (3) the total Class Principal Balance of the Group 1 Certificates immediately prior to that Distribution Date, multiplied by (B) 12.

•
The “Pool 2 Available Funds Cap,” expressed as a percentage, will equal, for any Distribution Date and the Group 2 Certificates, (A) (1) (a) the total of interest accrued (whether or not collected or advanced) for the related Due Period on the Pool 2 Mortgage Loans at the applicable Net Mortgage Rates minus (b) the sum of (x) any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty (provided that any such Swap Termination Payment is not due to a Swap Counterparty Trigger Event) and (y) the total of interest accrued for the related Accrual Period on the A-IO(2) Component for such Distribution Date, multiplied by (2) the Senior Available Funds Cap Percentage, divided by (3) the Class Principal Balance of the Group 2 Certificates immediately prior to that Distribution Date, multiplied by (B) the fraction, expressed as a percentage, the numerator of which is 360, and the denominator of which is the actual number of days in the related Accrual Period.

•
The “Senior Available Funds Cap Percentage” will equal, for any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the total Class Principal Balance of the Group 1 Certificates and the Group 2 Certificates and the denominator of which is the total Class Principal Balance of the Offered Certificates, in each case immediately prior to that Distribution Date.

•
The “Subordinate Available Funds Cap,” expressed as a percentage, will equal, for any Distribution Date and each class of Subordinate Certificates, (A) (1) (a)the total of interest accrued (whether or not collected or advanced) for the related Due Period on all Mortgage Loans at the applicable Net Mortgage Rates minus (b) the sum of (x) any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty (provided that any such Swap Termination Payment is not due to a Swap Counterparty Trigger Event) and (y) the total of interest accrued for the related Accrual Period on the Senior Certificates (excluding any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls), divided by (2) the total Class Principal Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1 and Class B-2 Certificates immediately prior to that Distribution Date multiplied by (B) the fraction, expressed as a percentage, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period.

Application of the Pool 1 Available Funds Cap may affect any or all of the Group 1 Certificates on any Distribution Date, application of the Pool 2 Available Funds Cap may affect the Group 2 Certificates on any Distribution Date, and application of the Subordinate Available Funds Cap may affect any or all of the Subordinate Certificates on any Distribution Date. The outstanding Subordinate Certificates having the lowest priority of distribution of interest are the most likely to be affected by the Subordinate Available Funds Cap at any time. Any resulting Basis Risk Shortfall will be distributable from Excess Interest and from amounts received in respect of the Swap Agreement, the Cap Agreement on any applicable Distribution Date as described herein, and, to the limited extent described herein, from the Reserve Fund.

•	“Current Interest” for each class of Offered Certificates (other than the Class A-IO Certificates) and any component of the Class A-IO Certificates will equal, for any Distribution Date, the total amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Balance of that class or the Component Notional Balance of that component. “Current Interest” with respect to the Class A-IO Certificates and any Distribution Date will equal the total Current Interest on the components of that class for that Distribution Date.

•
“Carryforward Interest” for each class of Offered Certificates (other than the Class A-IO Certificates) and any component of the Class A-IO Certificates will equal, for any Distribution Date, the amount, if any, by which (1) the sum of (x) Current Interest for that class (or component thereof) for the immediately preceding Distribution Date and (y) any unpaid Carryforward Interest from previous Distribution Dates exceeds (2) the amount distributed in respect of interest on that class (or component) on that immediately preceding Distribution Date. “Carryforward Interest” with respect to the Class A-IO Certificates and any Distribution Date will equal the total Carryforward Interest on the components of that class.

•
The “Due Period” for any Distribution Date is the one-month period beginning on the second day of the calendar month immediately preceding the month in which that Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs (or, in certain cases, the Due Period will be the calendar month immediately preceding the month in which that Distribution Date occurs), provided that for purposes of determining the Due Period, each Distribution Date will be deemed to occur on the 28th calendar day of the related month, regardless whether such day is a Business Day.

•
The “Interest Remittance Amount” for each Mortgage Pool and any Distribution Date will equal, in general, to the extent provided in the Pooling and Servicing Agreement and the Servicing Agreements, (a) the sum of (1) all interest collected (other than Payaheads) or advanced or otherwise remitted in respect of Monthly Payments on the Mortgage Loans in such Mortgage Pool during the related Due Period, less (x) the Master Servicing Fee, the applicable Servicing Fee and the rate of any lender-paid primary mortgage insurance (if any) on the Mortgage Loans in such Mortgage Pool and (y) unreimbursed Advances with respect to the Mortgage Loans in such Mortgage Pool and the applicable Pool Percentage of other amounts due to the Master Servicer, the Servicers or the Trustee (other than the Trustee Fee and the Custodian Fee) in each case, to the extent allocable to interest, (2) all Compensating Interest paid by the applicable Servicer with respect to the related Prepayment Period and the Mortgage Loans in such Mortgage Pool, (3) the portion of the purchase price allocable to interest (less unreimbursed Advances, to the extent allocable to interest, and the other amounts due the Master Servicer, the Servicers or the Trustee, to the extent allocable to interest) of each Mortgage Loan that was purchased from such Mortgage Pool during the related Prepayment Period due to a breach of a representation or a warranty or a document defect, (4) the portion of any Substitution Amount allocable to interest and paid during the related Prepayment Period with respect to the Mortgage Loans in such Mortgage Pool, (5) all Net Liquidation Proceeds and any other recoveries collected and remittances made during the related Prepayment Period with respect to the Mortgage Loans in such Mortgage Pool, to the extent allocable to interest, less unreimbursed Advances with respect to the Mortgage Loans in such Mortgage Pool, to the extent allocable to interest, and the applicable Pool Percentage of other amounts due to the Master Servicer, the Servicers or the Trustee and (6) certain other amounts as provided in the Pooling and Servicing Agreement, as reduced by (b) the applicable Pool Percentage of any other expenses reimbursable to the Trustee. Prepayment premiums and yield maintenance payments paid by borrowers will not be included in the Interest Remittance Amount and will not be available to pay interest on the Offered Certificates or be included in Excess Interest.

•
“Insurance Proceeds” means, generally, proceeds of any title, hazard or other insurance policy covering any Mortgage Loan, other than (1) proceeds to be applied to the restoration or repair of the related Mortgaged Property, (2) proceeds released to the related borrower in accordance with the Pooling and Servicing Agreement, and (3) proceeds released to the related Servicer or to the Master Servicer to reimburse such party for any Advances or servicing advances made in respect of the related Mortgage Loan pursuant to the related Servicing Agreement or the Pooling and Servicing Agreement, as applicable.

•	“Liquidation Expenses” means, generally, expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan.

•
“Liquidation Proceeds” means, generally, amounts (including any Insurance Proceeds) received in connection with the liquidation of defaulted Mortgage Loans, whether through trustee’s sale, foreclosure sale or otherwise, or amounts received in connection with any condemnation or partial release of a Mortgaged Property, other than amounts required to be paid to the borrower pursuant to the terms of the applicable Mortgage Loan or otherwise pursuant to law.

•	“Net Liquidation Proceeds” means Liquidation Proceeds reduced by Liquidation Expenses.

•	A “Payahead” is generally any scheduled payment intended by the related borrower to be applied in a Due Period subsequent to the Due Period in which the payment was received.

•
The “Pool Percentage” for either Mortgage Pool as of each Distribution Date will be a fraction, expressed a percentage, the numerator of which is the Pool Balance for such Mortgage Pool for that Distribution Date and the denominator of which is the Aggregate Pool Balance for that Distribution Date.

•	The “Pool Balance” for either Mortgage Pool as of any date of determination will be equal to the aggregate of the Principal Balances of the Mortgage Loans in such Mortgage Pool as of that date.

•
The “Prepayment Period” for any Distribution Date is the immediately preceding calendar month (or, in certain cases, such other period as is specified in the applicable Servicing Agreement), provided that for purposes of determining the Prepayment Period, each Distribution Date will be deemed to occur on the 28th calendar day of the related month, regardless whether such day is a Business Day.

•
The “Principal Balance” of any Mortgage Loan for any date of determination is, generally, equal to the outstanding principal balance thereof as of the Cut-off Date, reduced by all scheduled principal payments due on or before the Cut-off Date, whether or not received, minus the sum of (1) all principal collected or advanced in respect of Monthly Payments due after the Cut-off Date through the immediately preceding Due Period and (2) all principal prepayments received, and the principal portion of all Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries collected with respect to principal, through the immediately preceding Prepayment Period.

•
A “Subsequent Recovery” means any amount recovered by the related Servicer with respect to a Liquidated Mortgage Loan (after reimbursement of any unreimbursed advances or expenses of the Servicer), after liquidation or disposition of such Mortgage Loan, with respect to which a Realized Loss has been incurred.

•
The “Substitution Amount” will be generally equal to the amount, if any, by which the Principal Balance of a Mortgage Loan required to be removed from the Mortgage Pool due to a breach of representation or warranty or defective documentation exceeds the principal balance of the related substitute Mortgage Loan, plus unpaid interest accrued thereon at the applicable Mortgage Rate through the end of the Due Period during which such substitution occurs and the amount of any costs and damages incurred by the Trust Fund as a result of violation of any applicable federal, state or local predatory or abusive lending law in connection with the origination of the Mortgage Loan.

Interest Distribution Priorities. The Interest Remittance Amount for each Mortgage Pool will be distributed on each Distribution Date (or, in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date) concurrently as follows:

A. The Interest Remittance Amount for Pool 1 will be distributed in the following order of priority:

(1) for deposit into the Swap Account, any Net Swap Payment or Swap Termination Payment (to the extent not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty (including amounts remaining unpaid from previous Distribution Dates), to the extent not paid from the Interest Remittance Amount for Pool 2 in accordance with clause B.(1) below;

(2) to the Trustee, the Pool 1 allocable portion (based on the applicable Pool Percentage) of the Trustee Fee and the Pool 1 allocable portion (based on the applicable Pool Percentage) of the Custodian Fee;

(3) to the A-IO(1) Component, Current Interest and any Carryforward Interest for that component;

(4) concurrently, pro rata, to the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4 and Class 1-A5 Certificates, Current Interest and any Carryforward Interest for each such class;

(5) concurrently, pro rata, to the Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates, Current Interest and any Carryforward Interest (after giving effect to the distribution of the Interest Remittance Amount for Pool 2 pursuant to clause B.(4) below) for each such class;

(6) to the Class M-1 Certificates, Current Interest and any Carryforward Interest for that class;

(7) to the Class M-2 Certificates, Current Interest and any Carryforward Interest for that class;

(8) to the Class M-3 Certificates, Current Interest and any Carryforward Interest for that class;

(9) to the Class M-4 Certificates, Current Interest and any Carryforward Interest for that class;

(10) to the Class B-1 Certificates, Current Interest and any Carryforward Interest for that class;

(11) to the Class B-2 Certificates, Current Interest and any Carryforward Interest for that class;

(12) to the Trustee, the Pool 1 allocable portion (based on the applicable Pool Percentage) of any previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Pooling and Servicing Agreement; and

(13) for application as part of Excess Cashflow for such Distribution Date, as described under “—Overcollateralization; Application of Excess Cashflow” below, any Interest Remittance Amount for Pool 1 remaining after application pursuant to clauses (1) through (12) above (such amount, “Pool 1 Excess Interest” for such Distribution Date).

B.  The Interest Remittance Amount for Pool 2 will be distributed in the following order of priority:

(1) for deposit into the Swap Account, any Net Swap Payment or Swap Termination Payment (to the extent not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty (including amounts remaining unpaid from previous Distribution Dates);

(2) to the Trustee, the Pool 2 allocable portion (based on the applicable Pool Percentage) of the Trustee Fee and the Pool 2 allocable portion (based on the applicable Pool Percentage) of the Custodian Fee;

(3) to the A-IO(2) Component, Current Interest and any Carryforward Interest for that component;

(4) concurrently, pro rata, to the Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates, Current Interest and any Carryforward Interest for each such class;

(5) concurrently, pro rata, to the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4 and Class 1-A5 Certificates, Current Interest and any Carryforward Interest (after giving effect to the distribution of the Interest Remittance Amount for Pool 1 pursuant to clause A.(4) above) for each such class;

(6) to the Class M-1 Certificates, Current Interest and any Carryforward Interest for that class;

(7) to the Class M-2 Certificates, Current Interest and any Carryforward Interest for that class;

(8) to the Class M-3 Certificates, Current Interest and any Carryforward Interest for that class;

(9) to the Class M-4 Certificates, Current Interest and any Carryforward Interest for that class;

(10) to the Class B-1 Certificates, Current Interest and any Carryforward Interest for that class;

(11) to the Class B-2 Certificates, Current Interest and any Carryforward Interest for that class;

(12) to the Trustee, the Pool 2 allocable portion (based on the applicable Pool Percentage) of any previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Pooling and Servicing Agreement; and

(13) for application as part of Excess Cashflow for such Distribution Date, as described under “—Overcollateralization; Application of Excess Cashflow” below, any Interest Remittance Amount for Pool 2 remaining after application pursuant to clauses (1) through (12) above (such amount, “Pool 2 Excess Interest,” and together with Pool 1 Excess Interest, “Excess Interest” for such Distribution Date).

When a principal prepayment is made on a Mortgage Loan, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Prepayments in part will generally be applied as of the date of receipt. Full or partial prepayments (or proceeds of other liquidations) received in any Prepayment Period will be distributed to Certificateholders on the Distribution Date following the applicable Prepayment Period. To the extent that, as a result of a prepayment in full, a borrower is not required to pay a full month’s interest on the amount prepaid, a shortfall in the amount available to make distributions of one month’s interest on the Certificates (a “Prepayment Interest Shortfall”) could result. With respect to prepayments in full of Mortgage Loans, as of the Closing Date the Servicers will be obligated to fund any resulting Prepayment Interest Shortfall for any Prepayment Period as described under “The Agreements—Servicing—Prepayment Interest Shortfalls” herein. The Servicers generally are not obligated to fund prepayment interest shortfalls resulting from prepayments in part with respect to any of the Mortgage Loans. See “The Agreements—Servicing—Prepayment Interest Shortfalls” herein. Any such payment by a Servicer is referred to herein as “Compensating Interest” and is limited, in certain cases, as further described herein. Any prepayment interest shortfalls not covered by Compensating Interest (“Net Prepayment Interest Shortfalls”) will reduce the Interest Remittance Amount available for distribution on the related Distribution Date.

The Class X Certificates will be entitled on each Distribution Date to certain amounts from each Mortgage Pool, as provided in the Pooling and Servicing Agreement. The Class P Certificates will be entitled on each Distribution Date to all prepayment premiums and yield maintenance payments from each Mortgage Pool actually collected by the Servicers during the related Prepayment Period, to the extent such prepayment fees are not payable to the related Servicer as additional servicing compensation.

The Cap Agreement; Basis Risk Shortfalls and Limited Credit Support

The Cap Agreement. On the Closing Date the Trustee, on behalf of the Supplemental Interest Trust, will enter into an interest rate cap agreement (the “Cap Agreement”) with Barclays Bank PLC (together with any successor, the “Cap Counterparty”) whereby the Cap Counterparty will agree to make certain payments to the Trustee, on behalf of the Supplemental Interest Trust, prior to each Distribution Date. The Cap Agreement will be documented on standard forms provided by the International Swaps and Derivatives Association, Inc. (“ISDA”). These forms generally consist of an ISDA master agreement, a schedule to the master agreement and a confirmation, although in some cases the schedule and the confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference.

Under the Cap Agreement, the Cap Counterparty will agree to pay prior to each Distribution Date, beginning in August 2007, interest on a calculated notional amount at an annual rate equal to the excess, if any, of LIBOR (subject, beginning in August 2010, to a maximum rate of 12.32% per annum) over the specified rate for that Distribution Date (the “Strike Rate”) on the basis of a 360-day year and the actual number of days elapsed in the applicable calculation period. The Strike Rate will be, for each Distribution Date through the Distribution Date in July 2010, 5.32% per annum; for each subsequent Distribution Date through the Distribution Date in July 2015, 7.32% per annum; and for each subsequent Distribution Date until the Cap Agreement terminates, 9.32% per annum. The Cap Agreement will terminate by its course after the Distribution Date in July 2017. The amount upon which payments under the Cap Agreement will be based for each Distribution Date will be approximately $107,108,430 as of the Closing Date and will decline on each Distribution Date to an amount equal to the lesser of (1) the total Class Principal Balance of the Offered Certificates and (2) the amount set forth on Annex A hereto for such Distribution Date.

In addition, the Cap Agreement will be terminable by the Trustee or the Cap Counterparty following the occurrence of certain specified events of default, including failure of the Cap Counterparty to make required payments, and certain standard events under the ISDA master agreement.

The Cap Counterparty and the Trustee, on behalf of the Supplemental Interest Trust, will enter into a credit support annex in relation to the Cap Agreement to protect the Supplemental Interest Trust against future ratings downgrades of the Cap Counterparty that might otherwise hinder the ability of the Cap Counterparty to continue its obligations under the Cap Agreement. The Trustee, for the benefit of the Supplemental Interest Trust, will establish a segregated collateral account to hold any collateral required to be posted by the Cap Counterparty under such credit support annex. Where a termination event occurs with respect to the Cap Counterparty under the Cap Agreement, or where the Cap Counterparty fulfills certain obligations to the Supplemental Interest Trust such as finding a replacement cap counterparty or a guarantor that meets established criteria of the Rating Agencies, the Trustee may be required to make payments from such segregated collateral account to the Cap Counterparty if amounts are due to such party under the terms of such credit support annex.

The Trustee will deposit into such segregated collateral account any amounts posted as collateral by the Cap Counterparty and will remit interest earned on such amounts to the Cap Counterparty pursuant to the terms of the credit support annex and to the extent earned by the Trustee. Amounts held in such segregated collateral account will not be part of the Cap Account or the Trust Fund and will not be available for distribution to Certificateholders.

As of the Closing Date, the Cap Counterparty (or any credit support provider under the Cap Agreement) will be rated at or above the Minimum Credit Rating (as defined below). However, there can be no assurance that such rating will be maintained. If the rating of the Cap Counterparty (or any credit support provider) is qualified, reduced or withdrawn, the ratings of the Offered Certificates may be reduced.

The “Minimum Credit Rating” means ratings by Fitch (if rated by Fitch or, if not rated by Fitch, equivalent ratings by another rating agency) of the Cap Counterparty’s (or the Swap Counterparty’s, as applicable) senior unsecured short-term debt obligations of at least “F1” and senior unsecured long-term debt obligations of at least “A+”; a rating by Moody’s of the Cap Counterparty’s (or the Swap Counterparty’s, as applicable) senior unsecured long-term debt obligations of at least “A1”; and ratings by S&P of the Cap Counterparty’s (or the Swap Counterparty’s, as applicable) senior unsecured short-term debt obligations of at least “A-1” and senior unsecured long-term debt obligations of at least “A+.”

Subject to the terms of the Cap Agreement, if the rating of the Cap Counterparty drops below the Minimum Credit Rating, the Cap Counterparty will be required to transfer, at its expense, all of its rights and obligations under the Cap Agreement to a counterparty that satisfies such minimum credit rating. In the event that the Cap Counterparty is unable to effectuate such a transfer within the time specified in the Cap Agreement, it will be required to provide collateral to secure its obligations as provided under the terms of the Cap Agreement.

As of the Closing Date, the aggregate significance percentage with respect to the Cap Counterparty will be less than 10%.

The Cap Counterparty. Barclays Bank PLC (“Barclays”) is a public limited company registered in England and Wales under number 1026167. The liability of the members of Barclays is limited. It has its registered head office at 1 Churchill Place, London, E14 5HP. Barclays was incorporated on 7 August 1925 under the Colonial Bank Act 1925 and on 4 October 1971 was registered as a company limited by shares under the Companies Act 1948 to 1967. Pursuant to The Barclays Bank Act 1984, on 1 January 1985, Barclays was re-registered as a public limited company and its name was changed from “Barclays Bank International Limited” to “Barclays Bank PLC”.

Barclays Bank PLC and its subsidiary undertakings (taken together, the “Group”) is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. The whole of the issued ordinary share capital of Barclays is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group and one of the largest financial services companies in the world by market capitalization.

The short term unsecured obligations of Barclays are rated A-1+ by S&P, P-1 by Moody’s and F1+ by Fitch and the long-term obligations of Barclays are rated AA by S&P, Aa1 by Moody’s and AA+ by Fitch.

Based on the Group’s audited financial information for the year ended 31 December 2006, the Group had total assets of £996,503 million (2005: £924,170 million), total net loans and advances1 of £313,226 million (2005: £300,001 million), total deposits2 of £336,316 million (2005: £313,811 million), and total shareholders’ equity of £27,106 million (2005: £24,243 million) (including minority interests of £1,685 million (2005: £1,578 million)). The profit before tax of the Group for the year ended 31 December 2006 was £7,197 million (2005: £5,311 million) after impairment charges on loans and advances, other credit provisions and on available for sale assets of £2,154 million (2005: £1,571 million). The financial information in this paragraph is extracted from the audited annual report of the Group for the year ended 31 December 2006.

1 Total net loans and advances include balances relating to both bank and customer accounts.
2 Total deposits include deposits from bank and customer accounts.

The information in the preceding four paragraphs has been provided by the Cap Counterparty for use in this prospectus supplement.

Basis Risk Shortfalls. With respect to each Distribution Date and any class of Offered Certificates (other than the Class A-IO Certificates), to the extent that the amount calculated under clause (1) of the applicable Interest Rate formula described under “Summary of Terms—Interest Payments” for that class exceeds the Pool 1 Available Funds Cap, in the case of the Group 1 Certificates, the Pool 2 Available Funds Cap, in the case of the Group 2 Certificates, or the Subordinate Available Funds Cap, in the case of the Subordinate Certificates (such excess, a “Basis Risk Shortfall”), that class will be entitled to the amount of the Basis Risk Shortfall or Unpaid Basis Risk Shortfall with interest thereon at the applicable Interest Rate (calculated without regard to the applicable Available Funds Cap) before the holders of the Class X, Class R and Class RL Certificates are entitled to any distributions. The affected class will be entitled to the amount of the Basis Risk Shortfall or Unpaid Basis Risk Shortfall from Excess Cashflow for the related Distribution Date, treated as paid from and to the extent that funds are on deposit in a reserve fund (the “Reserve Fund”). See “—Overcollateralization; Application of Excess Cashflow” below. The Reserve Fund will be an asset of the Supplemental Interest Trust described under “—Supplemental Interest Trust” below. The source of funds on deposit in the Reserve Fund will be limited to (1) an initial deposit of $1,000 by the Sponsor, (2) Excess Cashflow that would otherwise be distributed to the Class X Certificateholders, (3) any amounts received under the Cap Agreement for the related Distribution Date and (4) certain amounts received under the Swap Agreement for the related Distribution Date. Notwithstanding the foregoing, the amount of any Basis Risk Shortfall for any class of Offered Certificates (other than the Class A-IO Certificates) in respect of any Distribution Date may not exceed the amount, if any, by which (x) the amount payable at the applicable maximum Interest Rate exceeds (y) the amount payable at the applicable Available Funds Cap.

•
The “Unpaid Basis Risk Shortfall” for any class of Offered Certificates (other than the Class A-IO Certificates) for any Distribution Date will equal the total of all Basis Risk Shortfalls for that class remaining unpaid from all previous Distribution Dates, together with interest thereon at the applicable Interest Rate, computed without regard to the applicable Available Funds Cap.

The amount of Excess Cashflow distributable with respect to the Class X Certificates on any Distribution Date will be reduced by the amount of any Basis Risk Payment not satisfied from amounts, if any, received under the Cap Agreement or otherwise deposited into the Reserve Fund, or amounts, if any, received under the Swap Agreement. The “Basis Risk Payment” for any Distribution Date will be the sum of (1) any Basis Risk Shortfall, (2) any Unpaid Basis Risk Shortfall, and (3) the amount of any Reserve Fund Requirement for that Distribution Date, less any amounts previously received by the Trust Fund pursuant to the Cap Agreement, or previously received by the Supplemental Interest Trust pursuant to the Swap Agreement. The amount of the Basis Risk Payment for any Distribution Date cannot exceed the amount of Excess Cashflow otherwise distributable to the Class X Certificates.

Limited Credit Support. To the extent described under “—Allocation of Losses; Reserve Fund Draws” below, amounts remaining on deposit in the Reserve Fund will be applied to cover Realized Losses on the Mortgage Loans. The amount of Excess Cashflow distributable to the Class X Certificates on any Distribution Date will be reduced by the amount of any such draw on the Reserve Fund.

Determination of LIBOR

LIBOR for each Accrual Period other than the first such period will be determined by the Master Servicer on the second LIBOR Business Day immediately prior to the commencement of such Accrual Period (each, a “LIBOR Rate Adjustment Date”).

On each LIBOR Rate Adjustment Date, “LIBOR” will equal the rate for one-month United States dollar deposits that appears on the Reuters screen “LIBOR01” (or such other page as may replace the Reuters screen “LIBOR01” on that service for the purpose of displaying London interbank offered rates of major banks) as of 11:00 a.m., London time, on that LIBOR Rate Adjustment Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Master Servicer), the rate will be the Reference Bank Rate. The “Reference Bank Rate” will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Depositor) as of 11:00 a.m., London time, on the LIBOR Rate Adjustment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the total Class Principal Balance of the LIBOR Certificates then outstanding. The Master Servicer will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City selected by the Master Servicer, as of 11:00 a.m., New York City time, on that date for loans in U.S. Dollars to leading European banks for a period of one month. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date. “LIBOR Business Day” means any day other than (1) a Saturday or a Sunday or (2) a day on which banking institutions in the city of London, England or in the city of New York, New York are required or authorized by law to be closed.

The establishment of LIBOR by the Master Servicer and the Master Servicer’s subsequent calculation of the Interest Rates applicable to the LIBOR Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

LIBOR for the first Accrual Period will be determined two Business Days prior to the Closing Date.

Distributions of Principal

Distributions of principal on the Senior Certificates (other than the Class A-IO Certificates) will be made primarily from the Principal Distribution Amount for the related Mortgage Pool and secondarily from the Principal Distribution Amount for the unrelated Mortgage Pool, from Excess Cashflow from each Mortgage Pool, to the extent of such excess available funds, as described under “—Overcollateralization; Application of Excess Cashflow” below. Distributions of principal on the Subordinate Certificates will be made from the aggregate of the Principal Distribution Amount for both Mortgage Pools. The Class A-IO Certificates will not be entitled to receive any distributions of principal.

•
The “Principal Distribution Amount” for each Mortgage Pool for any Distribution Date will be equal to the Principal Remittance Amount for such Mortgage Pool for that Distribution Date minus the Overcollateralization Release Amount attributable to such Mortgage Pool (determined on the basis of the Principal Remittance Amount for such Mortgage Pool), if any, for that Distribution Date.

•
The “Group 1 Senior Principal Distribution Percentage” will equal, for any Distribution Date and the Group 1 Certificates, the percentage equivalent of a fraction, the numerator of which is the Principal Remittance Amount for Pool 1 and the denominator of which is the sum of the Principal Remittance Amounts for Pool 1 and Pool 2 for such Distribution Date.

•
The “Group 2 Senior Principal Distribution Percentage” will equal, for any Distribution Date and the Group 2 Certificates, the percentage equivalent of a fraction, the numerator of which is the Principal Remittance Amount for Pool 2 and the denominator of which is the sum of the Principal Remittance Amounts for Pool 1 and Pool 2 for such Distribution Date.

•
The “Principal Remittance Amount” for each Mortgage Pool for any Distribution Date will be equal, in general, to the sum of (1) all principal collected (other than Payaheads) or advanced or otherwise remitted in respect of Monthly Payments on the Mortgage Loans in such Mortgage Pool during the related Due Period, (2) all prepayments in full or in part received on the Mortgage Loans in such Mortgage Pool during the applicable Prepayment Period, (3) the portion of the purchase price allocable to principal of each Mortgage Loan that was purchased from such Mortgage Pool during the related Prepayment Period, (4) the portion of any Substitution Amount paid with respect to any replaced Mortgage Loan in such Mortgage Pool allocable to principal paid during the related Prepayment Period and, (5) all Net Liquidation Proceeds, including Subsequent Recoveries, and any other recoveries collected and remittances made during the related Prepayment Period with respect to the Mortgage Loans in such Mortgage Pool, to the extent allocable to principal, as reduced in each case, as provided in the Pooling and Servicing Agreement, by unreimbursed Advances with respect to the Mortgage Loans in such Mortgage Pool, to the extent allocable to principal, and the applicable Pool Percentage of other amounts due to the Master Servicer, the Servicers or the Trustee and not reimbursed from amounts allocable to interest on the related Mortgage Loans for that Distribution Date.

•
The “Overcollateralization Amount” for any Distribution Date will be equal to the amount, if any, by which (1) the Aggregate Pool Balance for that Distribution Date exceeds (2) the total Class Principal Balance of the Offered Certificates, after giving effect to distributions on that Distribution Date.

•
The “Overcollateralization Release Amount” for any Distribution Date will be equal to the lesser of (x) the Principal Remittance Amounts for both Mortgage Pools for that Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for that Distribution Date, assuming that 100% of the Principal Remittance Amounts for both Mortgage Pools for that Distribution Date is applied on that date in reduction of the Class Principal Balances of the Offered Certificates, exceeds (2) the Targeted Overcollateralization Amount for that Distribution Date.

•
The “Targeted Overcollateralization Amount” for any Distribution Date will be equal to (x) prior to the Stepdown Date, the product of 5.05% and the Aggregate Pool Balance as of the Cut-off Date (the “Cut-off Date Aggregate Pool Balance”), (y) on and after the Stepdown Date if a Trigger Event is not in effect, the greater of (1) the product of 10.10% and the Aggregate Pool Balance for such Distribution Date and (2) the Overcollateralization Floor for such Distribution Date and (z) on and after the Stepdown Date if a Trigger Event is in effect, the amount calculated under this definition for the immediately preceding Distribution Date.

•
The “Overcollateralization Floor” for any Distribution Date prior to August 2027 is equal to the product of (i) 0.50% and (ii) the Cut-off Date Aggregate Pool Balance. For any Distribution Date on or after August 2027, the Overcollateralization Floor is equal to the greater of (a) the product of (i) 0.50% and (ii) the Cut-off Date Aggregate Pool Balance and (b) the sum of (i) the aggregate Principal Balance of the Mortgage Loans with a remaining term to maturity as of the Cut-off Date greater than 30 years and (ii) the product of (x) 0.10% and (y) the Cut-off Date Aggregate Pool Balance.

•
The “Stepdown Date” is the latest to occur of (1) the Distribution Date in August 2010, (2) the first Distribution Date on which the Aggregate Pool Balance is equal to or less than 50% of the Cut-off Date Aggregate Pool Balance and (3) the first Distribution Date on which the Enhancement Percentage for each class of Offered Certificates (other than the Class A-IO Certificates) equals or exceeds the applicable percentage set forth below:

Class	Percentage
1-A1, 1-A2, 1-A3, 1-A4, 1-A5, 2-A1, 2-A2, 2-A3, 2-A4	37.60%
M-1	26.40%
M-2	23.20%
M-3	17.50%
M-4	14.90%
B-1	12.40%
B-2	10.10%

•
A “Trigger Event” will be in effect for any Distribution Date if a Delinquency Event, a Cumulative Loss Trigger Event or a Subordination Trigger Event has occurred with respect to that Distribution Date.

•
A “Delinquency Event” will have occurred with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding calendar month exceeds 11.75% provided that for purposes of determining a Delinquency Event, each Distribution Date will be deemed to occur on the 28th calendar day of the related month, regardless whether such day is a Business Day.

•
The “Rolling Three Month Delinquency Rate” for any Distribution Date will be an amount equal to the average of the 60-Day Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding months, provided that for purposes of determining the Rolling Three Month Delinquency Rate, each Distribution Date will be deemed to occur on the 28th calendar day of the related month, regardless whether such day is a Business Day.

•
The “60-Day Delinquency Rate” for any Due Period will be the fraction, expressed as a percentage, (1) the numerator of which is the sum of (a) the total outstanding principal balance of all Mortgage Loans 60 days or more delinquent, all Mortgage Loans in foreclosure and all Mortgage Loans relating to REO Property as of the close of business on the last day of that Due Period and (b) the sum of the total outstanding principal balance of all Mortgage Loans (i) modified within the 12 months preceding the related Distribution Date but after the Closing Date and (ii) repurchased within the 12 months preceding the related Distribution Date and (2) the denominator of which is the Aggregate Pool Balance on the last day of that Due Period.

•
A “Cumulative Loss Trigger Event” will have occurred with respect to any Distribution Date if the fraction, expressed as a percentage, obtained by dividing (1) the total amount of cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Due Period by (2) the Cut-off Date Aggregate Pool Balance, exceeds the applicable percentages set forth below for that Distribution Date:

Distribution Date	Loss Percentage
August 2010 through July 2011	2.65% for the first month, plus an additional 1/12th of 1.55% for each month thereafter.
August 2011 through July 2012	4.20% for the first month, plus an additional 1/12th of 0.80% for each month thereafter.
August 2012 through July 2013	5.00% for the first month, plus an additional 1/12th of 0.25% for each month thereafter.
August 2013 and thereafter	5.25%

•
A “Subordination Trigger Event” will have occurred with respect to any Distribution Date if the Enhancement Percentage for any class of Offered Certificates (other than the Class A-IO Certificates) becomes less than the applicable percentage set forth below:

Class	Percentage
1-A1, 1-A2, 1-A3, 1-A4, 1-A5, 2-A1, 2-A2, 2-A3, 2-A4	37.60%
M-1	26.40%
M-2	23.20%
M-3	17.50%
M-4	14.90%
B-1	12.40%
B-2	10.10%

•
The “Enhancement Percentage” for each class of Offered Certificates (other than the Class A-IO Certificates) for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of (1) the total Class Principal Balance of the Subordinate Certificates that are lower in priority of distribution than that class after giving effect to application of the Principal Distribution Amount for each Mortgage Pool for such Distribution Date, (2) the Overcollateralization Amount (which will be calculated on the basis of the assumption that the Principal Distribution Amounts have been distributed on that Distribution Date and no Trigger Event has occurred), and (3) amounts on deposit in the Reserve Fund after giving effect to withdrawals therefrom on that date, and the denominator of which is the Aggregate Pool Balance for that Distribution Date.

•
The “Class 1-A5 Priority Amount” for any Distribution Date will be equal to the product of (a) the applicable Class 1-A5 Lockout Percentage, (b) a fraction, the numerator of which is equal to the Class Principal Balance of the Class 1-A5 Certificates immediately prior to that Distribution Date and the denominator of which is equal to the sum of the Class Principal Balances of the Group 1 Certificates immediately prior to that Distribution Date and (c) any amounts to be distributed to the Group 1 Certificates on such Distribution Date pursuant to clauses A.(1)(b), A.(2)(c) and/or clause B.(c) under “—Principal Distribution Priorities” below and clause (1)(a), (2) or (4) under the heading “—Overcollateralization; Application of Excess Cashflow” below.

•	The “Class 1-A5 Lockout Percentage” for any Distribution Date will be equal to the following applicable percentages with respect to such Distribution Date:

Distribution Date	Class 1-A5 Lockout Percentage
August 2007 through July 2010	0%
August 2010 through July 2012	45%
August 2012 through July 2013	80%
August 2013 through July 2014	100%
August 2014 and thereafter	300%

Principal Distribution Priorities. On each Distribution Date (or, in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date), the Principal Distribution Amount for each Mortgage Pool will be distributed as follows:

A.  for each Distribution Date occurring (x) before the Stepdown Date or (y) on or after the Stepdown Date and for which a Trigger Event is in effect, concurrently, as follows:

(1) for Pool 1: Until the total Class Principal Balance of the Offered Certificates equals the Aggregate Pool Balance for that Distribution Date minus the Targeted Overcollateralization Amount for that Distribution Date, the Principal Distribution Amount for Pool 1 will be distributed in the following order of priority:

(a) for deposit into the Swap Account, any Net Swap Payment or Swap Termination Payment (to the extent not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty (to the extent not paid previously, from the Interest Remittance Amount in accordance with “—Distributions of Interest—Interest Distribution Priorities” above or from the Principal Distribution Amount for Pool 2 in accordance with clause A.(2)(a) below);

(b) to the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4 and Class 1-A5 Certificates, in the following order of priority:

(i) to the Class 1-A5 Certificates, the Class 1-A5 Priority Amount for such Distribution Date, in reduction of their Class Principal Balance, until the Class Principal Balance of that class has been reduced to zero; and

(ii) to the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4 and Class 1-A5 Certificates, sequentially in that order, in reduction of their respective Class Principal Balances, until the Class Principal Balances of those classes have been reduced to zero;

(c) to the Group 2 Certificates, in accordance with the Related Senior Priority (as defined below) for Group 2, after giving effect to distributions pursuant to clause A.(2)(b) below, until the Class Principal Balance of each class of Group 2 Certificates has been reduced to zero;

(d) to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1 and Class B-2 Certificates, sequentially in that order, in reduction of their respective Class Principal Balances, until the Class Principal Balances of those classes have been reduced to zero; and

(e) for application as part of Excess Cashflow for that Distribution Date, as described under “—Overcollateralization; Application of Excess Cashflow” below, any Principal Distribution Amount for Pool 1 remaining after application pursuant to clauses (a) through (d) above.

(2) for Pool 2: Until the total Class Principal Balance of the Offered Certificates equals the Aggregate Pool Balance for that Distribution Date minus the Targeted Overcollateralization Amount for that Distribution Date, the Principal Distribution Amount for Pool 2 will be distributed in the following order of priority:

(a) for deposit into the Swap Account, any Net Swap Payment or Swap Termination Payment (to the extent not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty (to the extent not paid previously or from the Interest Remittance Amount in accordance with “—Distributions of Interest—Interest Distribution Priorities” above);

(b) to the Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates, concurrently, as follows:

(i) a fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Balance of the Class 2-A1, Class 2-A2 and Class 2-A3 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Class Principal Balance of the Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates immediately prior to such Distribution Date (the “Allocation Percentage”), to the Class 2-A1, Class 2-A2 and Class 2-A3 Certificates, sequentially in that order, in reduction of their respective Class Principal Balances, until the Class Principal Balances of those classes have been reduced to zero; and

(ii) 100% minus the Allocation Percentage, to the Class 2-A4 Certificates, in reduction of their Class Principal Balance, until the Class Principal Balance thereof has been reduced to zero;

(c) to the Group 1 Certificates, in accordance with the Related Senior Priority for Group 1, after giving effect to distributions pursuant to clause A.(1)(b) above, until the Class Principal Balance of each class of Group 1 Certificates has been reduced to zero;

(d) to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1 and Class B-2 Certificates, sequentially in that order, in reduction of their respective Class Principal Balances, until the Class Principal Balances of those classes have been reduced to zero; and

(e) for application as part of Excess Cashflow for that Distribution Date, as described under “—Overcollateralization; Application of Excess Cashflow” below, any Principal Distribution Amount for Pool 2 remaining after application pursuant to clauses (a) through (d) above.

The priority of distributions on the Group 1 Certificates with respect to collections from Pool 1 described in clauses A.(1)(b)(i) and (ii) and the Group 2 Certificates with respect to collections from Pool 2 described in clauses A.(2)(b)(i) and (ii) is referred to in this prospectus supplement as the “Related Senior Priority” for each such group of Senior Certificates.

B.  for each Distribution Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, as follows:

(a) for Pool 2, for deposit into the Swap Account, any Net Swap Payment or Swap Termination Payment (to the extent not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty (to the extent not paid previously or from the Interest Remittance Amount in accordance with “—Distributions of Interest—Interest Distribution Priorities” above;

(b) for Pool 1, for deposit into the Swap Account, any Net Swap Payment or Swap Termination Payment (to the extent not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty (to the extent not paid previously, from the Interest Remittance Amount in accordance with “—Distributions of Interest—Interest Distribution Priorities” above or from clause B.(a) above;

(c) concurrently, to the Group 1 Certificates, as a group, the Group 2 Certificates and the Subordinate Certificates, pro rata, in reduction of their respective Class Principal Balances, until the Class Principal Balances of those classes have been reduced to zero; provided, that distributions between the Group 1 Certificates and Group 2 Certificates will be allocated on the basis of the Group 1 Senior Principal Distribution Percentage and the Group 2 Senior Principal Distribution Percentage, respectively, and will be made in accordance with the Related Senior Priority; and

(d) for application as part of Excess Cashflow for that Distribution Date, as described under “—Overcollateralization; Application of Excess Cashflow” below, any Principal Distribution Amount for either Mortgage Pool remaining after application pursuant to clauses B.(a) through (c) above.

Overcollateralization; Application of Excess Cashflow

As of the Closing Date, the Overcollateralization Amount is anticipated to be approximately $16,747,950. With respect to any Distribution Date, interest received on the Mortgage Loans during the related Due Period is generally expected (although it may not at any particular time) to exceed interest payable on the Certificates and fees and expenses of the Trust Fund, thus generating certain excess interest collections which, in the absence of delinquencies or losses, will not be necessary to fund interest distributions on the Certificates and fees and expenses of the Trust Fund. To the extent described below, Excess Interest will be applied on each Distribution Date in reduction of the Class Principal Balances of the Certificates. This application of interest collections as distributions of principal will cause the total principal balance of the Certificates to amortize more rapidly than the Aggregate Pool Balance, creating overcollateralization. However, Realized Losses will reduce overcollateralization.

As described herein, after the Targeted Overcollateralization Amount has been reached, a portion of the Principal Remittance Amount will not be applied in reduction of the principal balances of the Offered Certificates, but will instead be applied as described below.

On each Distribution Date, the sum (without duplication) of (1) Excess Interest, (2) the Overcollateralization Release Amount and (3) any amounts remaining after distribution of the Principal Distribution Amounts for both Mortgage Pools, as described under “—Distributions of Principal” above on that Distribution Date will be the “Excess Cashflow” for that Distribution Date, which will be distributed, together with payments (if any) received under the Cap Agreement and amounts (if any) on deposit in the Reserve Fund, in the following order of priority:

(1) to the extent of Excess Interest for that Distribution Date, for each Distribution Date occurring (x) before the Stepdown Date or (y) on or after the Stepdown Date and for which a Trigger Event is in effect, until (after giving effect to distributions of principal for that Distribution Date as described under “—Distributions of Principal” above) the total Class Principal Balance of the Offered Certificates equals the Aggregate Pool Balance for that Distribution Date minus the Targeted Overcollateralization Amount for that Distribution Date, in the following order of priority:

(a) concurrently, to the Group 1 Certificates, as a group, and the Group 2 Certificates, pro rata, in reduction of their respective Class Principal Balances, until the Class Principal Balances of those classes have been reduced to zero; provided, that distributions between the Group 1 Certificates and Group 2 Certificates will be allocated on the basis of the Group 1 Senior Principal Distribution Percentage and the Group 2 Senior Principal Distribution Percentage, respectively, and will be made in accordance with the Related Senior Priority;

(b) to the Class M-1 Certificates, in reduction of their Class Principal Balance, until the Class Principal Balance thereof has been reduced to zero;

(c) to the Class M-2 Certificates, in reduction of their Class Principal Balance, until the Class Principal Balance thereof has been reduced to zero;

(d) to the Class M-3 Certificates, in reduction of their Class Principal Balance, until the Class Principal Balance thereof has been reduced to zero;

(e) to the Class M-4 Certificates, in reduction of their Class Principal Balance, until the Class Principal Balance thereof has been reduced to zero;

(f) to the Class B-1 Certificates, in reduction of their Class Principal Balance, until the Class Principal Balance thereof has been reduced to zero; and

(g) to the Class B-2 Certificates, in reduction of their Class Principal Balance, until the Class Principal Balance thereof has been reduced to zero;

(2) to the extent of Excess Interest for that Distribution Date, for each Distribution Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, until (after giving effect to distributions of principal for that Distribution Date as described under “—Distributions of Principal” above) the total Class Principal Balance of the Offered Certificates equals the Aggregate Pool Balance for that Distribution Date minus the Targeted Overcollateralization Amount for that Distribution Date, concurrently, to the Group 1 Certificates, as a group, the Group 2 Certificates, as a group, and the Subordinate Certificates, pro rata, in reduction of their respective Class Principal Balances, until the Class Principal Balances of those classes have been reduced to zero; provided, that distributions between the Group 1 Certificates and Group 2 Certificates will be allocated on the basis of the Group 1 Senior Principal Distribution Percentage and the Group 2 Senior Principal Distribution Percentage, respectively, and will be made in accordance with the Related Senior Priority;

(3) to the extent of any amounts received in respect of the Cap Agreement for that Distribution Date, from the Reserve Fund, to the Offered Certificates in order of priority of distribution of interest, any unpaid Carryforward Interest for each such class for that Distribution Date;

(4) to the extent of any remaining amounts received in respect of the Cap Agreement for that Distribution Date, from the Reserve Fund, to the Offered Certificates in reduction of their Class Principal Balances in the order of priority specified in clause (1) or (2), as applicable, above, any Loss Amount for that Distribution Date;

(5) to the extent of any remaining amounts received in respect of the Cap Agreement for that Distribution Date, from the Reserve Fund, and together with any remaining Excess Interest for that Distribution Date, to the Offered Certificates (other than the Class A-IO Certificates) in order of priority of distribution of interest, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall for that class for that Distribution Date;

(6) to the extent of any remaining amounts received in respect of the Cap Agreement for that Distribution Date, from the Reserve Fund, and together with any remaining Excess Interest for that Distribution Date, to the Subordinate Certificates, in order of seniority, any Deferred Principal Amount for that class for that Distribution Date;

(7) as provided in the Pooling and Servicing Agreement, any fee payable in connection with the purchase of a substitute Cap Agreement, if any, for that Distribution Date;

(8) to the Swap Account (limited, with respect to any amounts on deposit in the Reserve Fund, to amounts in excess of the Reserve Fund Requirement for that Distribution Date after giving effect to any withdrawals from the Reserve Fund on such date), any Swap Termination Payment due to a Swap Counterparty Trigger Event;

(9) to the Swap Account (limited, with respect to any amounts on deposit in the Reserve Fund, to amounts in excess of the Reserve Fund Requirement for that Distribution Date after giving effect to any withdrawals from the Reserve Fund on such date), for distribution pursuant to priority (11) under “—Supplemental Interest Trust—Application of Deposits and Payments Received by the Supplemental Interest Trust” below; and

(10) as provided in the Pooling and Servicing Agreement, to the Residual Certificates, any remaining amount.

•
The “Deferred Principal Amount” for each class of Subordinate Certificates and each Distribution Date will be equal to the amount by which (1) the total of Applied Loss Amounts previously applied in reduction of the Class Principal Balance thereof, together with interest thereon at the applicable Interest Rate, exceeds (2) the sum of (a) the total of amounts previously distributed in reimbursement thereof and (b) the amount by which the Class Principal Balance of such Class has been increased due to any Subsequent Recovery.

•
The “Reserve Fund Requirement” for any Distribution Date, will be an amount equal to the greater of (1) zero and (2) the Targeted Overcollateralization Amount for that Distribution Date minus the Overcollateralization Amount for that Distribution Date.

Supplemental Interest Trust

The Interest Rate Swap Agreement. A separate trust created under the Pooling and Servicing Agreement (the “Supplemental Interest Trust”) will hold an interest rate swap agreement (which may be documented as one or more agreements) documented pursuant to an ISDA Master Agreement (Multicurrency—Cross Border) (the “ISDA Master Agreement”), together with a schedule and a confirmation (collectively, the “Swap Agreement”) between the Trustee, on behalf of the Supplemental Interest Trust, and Merrill Lynch Capital Services, Inc. (together with any successor, the “Swap Counterparty”).

Under the Swap Agreement, one Business Day prior to each Distribution Date commencing in August 2007, the Trustee, on behalf of the Supplemental Interest Trust, will be obligated to pay to the Swap Counterparty a fixed amount of interest equal to the product of (a) 5.406% per annum and (b) $91,000,000 (the “Swap Notional Amount”), calculated on the basis of a 360-day year consisting of twelve 30-day months (other than for the first period, which is calculated on the basis of the time from the Closing Date to the Distribution Date in August 2007), and the Swap Counterparty will be obligated to pay to the Trustee, on behalf of the Supplemental Interest Trust, a floating amount of interest equal to the product of (x) LIBOR (as determined pursuant to the Swap Agreement) and (y) the Swap Notional Amount, calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable calculation period. A net swap payment will be required to be made for the related Distribution Date (each such net swap payment, a “Net Swap Payment”) either (a) by the Supplemental Interest Trust to the Swap Counterparty, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Counterparty to the Supplemental Interest Trust, to the extent that the floating amount exceeds the corresponding fixed amount.

The Swap Agreement will terminate immediately following the Distribution Date in July 2011 unless terminated earlier upon the occurrence of a Swap Default or Swap Early Termination (each as defined below).

The Swap Agreement and any payments made by the Swap Counterparty thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

The Trustee will establish a Trust Account on behalf of the Supplemental Interest Trust (the “Swap Account”), into which the Sponsor will make an initial deposit of $1,000 on the Closing Date. The Trustee will deposit into the Swap Account any Interest Rate Swap Amount received by the Trustee, and the Trustee will distribute from the Swap Account any Interest Rate Swap Amount pursuant to the priority of payments set forth under “—Application of Deposits and Payments Received by the Supplemental Interest Trust” below.

The Swap Counterparty and the Trustee, on behalf of the Supplemental Interest Trust, will enter into a credit support annex in relation to the Swap Agreement to protect the Supplemental Interest Trust against future ratings downgrades of the Swap Counterparty that might otherwise hinder the ability of the Swap Counterparty to continue its obligations under the Swap Agreement. The Trustee, for the benefit of the Supplemental Interest Trust, will establish a segregated collateral account to hold any collateral required to be posted by the Swap Counterparty under such credit support annex. Where a termination event occurs with respect to the Swap Counterparty under the Swap Agreement, or where the Swap Counterparty fulfills certain obligations to the Supplemental Interest Trust such as finding a replacement swap counterparty or a guarantor that meets established criteria of the Rating Agencies, the Trustee may be required to make payments from such segregated collateral account to the Swap Counterparty if amounts are due to such party under the terms of such credit support annex.

The Trustee will deposit into such segregated collateral account any amounts posted as collateral by the Swap Counterparty and will remit interest earned on such amounts to the Swap Counterparty pursuant to the terms of such credit support annex and to the extent earned by the Trustee. Amounts held in such segregated collateral account will not be part of the Swap Account or the Trust Fund and will not be available for distribution to Certificateholders.

As of the Closing Date, the Swap Counterparty (or any credit support provider under the Swap Agreement) will be rated at or above the Minimum Credit Rating. However, there can be no assurance that such rating will be maintained. If the rating of the Swap Counterparty (or any credit support provider) is qualified, reduced or withdrawn, the ratings of the Offered Certificates may be reduced.

Subject to the terms of the Swap Agreement, if the rating of the Swap Counterparty drops below the Minimum Credit Rating, the Swap Counterparty will be required to transfer, at its expense, all of its rights and obligations under the Swap Agreement to a counterparty that satisfies such minimum credit rating. In the event that the Swap Counterparty is unable to effectuate such a transfer within the time specified in the Swap Agreement, it will be required to provide collateral to secure its obligations as provided under the terms of the Swap Agreement.

As of the Cut-off Date, the aggregate significance percentage with respect to the Swap Counterparty will be less than 10%.

The respective obligations of the Swap Counterparty and the Supplemental Interest Trust to pay specified amounts due under the Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default shall have occurred and be continuing with respect to the Swap Agreement and (2) no “Early Termination Date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Swap Agreement.

“Events of Default” under the Swap Agreement (each a “Swap Default”) include the following standard events of default under the ISDA Master Agreement:

•    “Failure to Pay,”

•    “Bankruptcy,” and

•    “Merger without Assumption” (but only with respect to the Swap Counterparty),

as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

“Termination Events” under the Swap Agreement (each a “Termination Event”) consist of the following standard events under the ISDA Master Agreement:

•	“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Swap Agreement),

•
“Tax Event” (which generally relates to either party to the Swap Agreement receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

•
“Tax Event Upon Merger” (which generally relates to the Swap Counterparty’s receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as provided in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement. In addition, there are “Additional Termination Events” (as defined in the Swap Agreement) relating to the Supplemental Interest Trust, including if the Supplemental Interest Trust or the Trust Fund should terminate, if the Pooling and Servicing Agreement is amended in a manner adverse to the Swap Counterparty without the prior written consent of the Swap Counterparty where written consent is required, if the Class Principal Amounts of the rated Certificates are reduced to zero or if, pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer exercises its option to purchase the Mortgage Loans. Pursuant to the terms of the Swap Agreement, an Additional Termination Event with respect to the Swap Counterparty will generally occur if any applicable short-term or long-term credit rating of the Swap Counterparty is downgraded below the specified levels set forth in the Swap Agreement and (i) the Swap Counterparty fails to post collateral securing its obligations under the Swap Agreement and/or fails to obtain a guarantor or a substitute swap counterparty acceptable to the Trustee and the Rating Agencies (if required under the Swap Agreement) that will assume the obligations of the Swap Counterparty under the Swap Agreement or (ii) the Swap Counterparty is defaulting on certain obligations imposed as a result of the downgrade and the Supplemental Interest Trust obtains a guarantor or secures a substitute swap counterparty acceptable to the Rating Agencies (if required under the Swap Agreement) that will assume the obligations of the Swap Counterparty under the Swap Agreement.

Upon the occurrence of any Swap Default under the Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events, an Early Termination Date may be designated by one of the parties (as specified in the Swap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Swap Agreement to a related entity within a specified period after notice has been given of the Termination Event, all as set forth in the Swap Agreement. The occurrence of an Early Termination Date under the Swap Agreement will constitute a “Swap Early Termination.”

Upon any Swap Early Termination, the Supplemental Interest Trust or the Swap Counterparty may be liable to make a termination payment (the “Swap Termination Payment”) to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Swap Agreement computed in accordance with the procedures set forth in the Swap Agreement taking into account the present value of the unpaid amounts that would have been owed by the Supplemental Interest Trust or the Swap Counterparty under the remaining scheduled term of the Swap Agreement. In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment, such payment will be paid from the Trust Fund on the Business Day prior to the related Distribution Date, and on the Business Day prior to any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.

A “Swap Counterparty Trigger Event” will have occurred upon the occurrence of any of the following events: (i) a Swap Default with respect to which the Swap Counterparty is a “Defaulting Party” (as defined in the Swap Agreement), (ii) a Termination Event with respect to which the Swap Counterparty is the sole “Affected Party” (as defined in the Swap Agreement) or (iii) an Additional Termination Event with respect to which the Swap Counterparty is the sole Affected Party.

The Swap Counterparty is permitted to transfer its rights and obligations to another party, provided, that such replacement swap counterparty assumes all the obligations of the Swap Counterparty as set forth in the Swap Agreement and the Rating Agencies confirm in writing (if required under the Swap Agreement) that as a result of such transfer, the Offered Certificates will not be downgraded, all as provided in the Swap Agreement.

The Swap Counterparty. Merrill Lynch Capital Services, Inc. (“MLCSI”) is a wholly owned subsidiary of Merrill Lynch & Co., Inc. Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, advisory, insurance and related products and services on a global basis. MLCSI’s principal executive offices are located at Four World Financial Center, New York, New York 10080. MLCSI is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the Underwriters.

The obligations of MLCSI under the Swap Agreement are guaranteed by Merrill Lynch & Co., Inc. which has a long-term rating of “AA-” from S&P, a long-term rating of “Aa3” from Moody’s and a long-term rating of “AA-” from Fitch.

The information in the preceding two paragraphs has been provided by the Swap Counterparty for use in this prospectus supplement.

Application of Deposits and Payments Received by the Supplemental Interest Trust. The sum of any Net Swap Payment and any Swap Termination Payment either (i) deposited in the Swap Account as described under “—Distributions of Interest—Interest Distribution Priorities” and “—Distributions of Principal—Principal Distribution Priorities” above or (ii) received from the Swap Counterparty pursuant to the terms of the Swap Agreement as described under “—The Interest Rate Swap Agreement” above for any Distribution Date will constitute the “Interest Rate Swap Amount” for such Distribution Date, and, together with any amounts deposited into the Swap Account pursuant to priority (8) and priority (9) under “—Overcollateralization; Application of Excess Cashflow” above, will, on each Distribution Date (or, in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date), be distributed from the Swap Account, after making all distributions under “—Overcollateralization; Application of Monthly Excess Cashflow” above, in the following order of priority:

(1) to the Swap Counterparty, any Net Swap Payment owed to the Swap Counterparty pursuant to the Swap Agreement for the related Distribution Date;

(2) to the Swap Counterparty, any unpaid Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement;

(3) to the Offered Certificates in order of priority of distribution of interest, any unpaid Carryforward Interest for each such class for that Distribution Date;

(4)  to the Offered Certificates in reduction of their Class Principal Balances in the order of priority specified in clause (1) or (2) under “—Overcollateralization; Application of Excess Cashflow” above, as applicable, any Loss Amount for that Distribution Date, to the extent unpaid;

(5) to the Class A Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such class and for such Distribution Date, in order of priority of distribution of interest, to the extent unpaid;

(6) to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1 and Class B-2 Certificates, sequentially and in that order, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such class and for such Distribution Date, to the extent unpaid;

(7) to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1 and Class B-2 Certificates, sequentially and in that order, any Deferred Principal Amount for each such class and such Distribution Date to the extent unpaid;

(8) if applicable, for application to the purchase of a replacement interest rate swap agreement;

(9) to the Reserve Fund, any amounts necessary to achieve the Reserve Fund Requirement;

(10) to the Swap Counterparty, any unpaid Swap Termination Payment triggered by a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement; and

(11) to the Class X Certificates, any amount deposited into the Swap Account as described under “—Overcollateralization; Application of Monthly Excess Cashflow” above and any remaining Interest Rate Swap Amount.

Allocation of Losses; Reserve Fund Draws

If a Mortgage Loan becomes a Liquidated Mortgage Loan during any Prepayment Period, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of such Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” A “Liquidated Mortgage Loan” is, in general, a defaulted Mortgage Loan as to which the applicable Servicer has determined that all amounts that it expects to recover in respect of such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

Realized Losses on the Mortgage Loans will have the effect of reducing amounts distributable in respect of the Subordinate Certificates in inverse order of seniority before reducing amounts distributable in respect of the Class A Certificates.

On each Distribution Date, an amount equal to the lesser of (1) the total of Realized Losses incurred during the related Prepayment Period and (2) funds remaining on deposit in the Reserve Fund after application pursuant to clause (3) under “—Overcollateralization; Application of Excess Cashflow” above (such amount, the “Loss Amount” for that Distribution Date) will be withdrawn from the Reserve Fund and distributed to Certificateholders in the order of priority specified in clause (4) under “—Overcollateralization; Application of Excess Cashflow” above.

To the extent that the Mortgage Loans experience losses in excess of amounts available for withdrawal from the Reserve Fund, these losses may reduce the Overcollateralization Amount. As described herein, the Overcollateralization Amount is created, increased and maintained by application of Excess Interest to make certain distributions of principal on the Offered Certificates entitled to receive distributions of principal.

If on any Distribution Date, after giving effect to all losses incurred with respect to Mortgage Loans during the related Prepayment Period and all distributions on the Certificates on that Distribution Date, (1) the total Class Principal Balance of the Offered Certificates exceeds (2) the Aggregate Pool Balance (such excess, an “Applied Loss Amount”), the Class Principal Balances of the Subordinate Certificates will be reduced to the extent of that excess in inverse order of seniority, as follows:

first, the Class B-2 Certificates, until their Class Principal Balance has been reduced to zero;

second, the Class B-1 Certificates, until their Class Principal Balance has been reduced to zero;

third, the Class M-4 Certificates, until their Class Principal Balance has been reduced to zero;

fourth, the Class M-3 Certificates, until their Class Principal Balance has been reduced to zero;

fifth, the Class M-2 Certificates, until their Class Principal Balance has been reduced to zero; and

sixth, the Class M-1 Certificates, until their Class Principal Balance has been reduced to zero.

The Class Principal Balances of the Class A Certificates will not be reduced by allocation of Applied Loss Amounts.

Holders of Subordinate Certificates will not receive any distributions in respect of Applied Loss Amounts except to the extent of available Excess Cashflow as described under “—Overcollateralization; Application of Excess Cashflow” above.

Early Termination of the Trust Fund

On the Optional Call Date, the Master Servicer will, as provided in the Pooling and Servicing Agreement, have the option to purchase all remaining Mortgage Loans and other property in the Trust Fund. If the assets of the Trust Fund are purchased as described above, the Certificates will be paid the amounts to which they are entitled as provided in the Pooling and Servicing Agreement to the extent of available funds after payment of certain expenses, and the Trust Fund will be terminated. If the assets of the Trust Fund are not purchased on the Optional Call Date, the Interest Rates of the Offered Certificates (other than the Class A-IO Certificates) will be increased as described herein.

See “The Agreements—Early Termination of the Trust Fund” in this prospectus supplement for a more detailed description of these early termination provisions.

Certain Yield and Prepayment Considerations

General

The yields to maturity (or early termination) and the total amount of distributions on the Offered Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans, by the amount and timing of borrower defaults resulting in Realized Losses and by adjustments to the Mortgage Rates of the Adjustable Rate Mortgage Loans. Yields on the Group 1 Certificates and the Group 2 Certificates will be affected by the rate of principal payments on the Mortgage Loans in the related Mortgage Pool, primarily, and to a lesser extent (if at all) by the rate of principal payments on the Mortgage Loans in the unrelated Mortgage Pool. Yields on the Class A-IO Certificates and the Subordinate Certificates will be affected by the rate of principal payments on the Mortgage Loans in both Mortgage Pools.

The yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of principal prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans, purchases of Mortgage Loans due to certain breaches of representations and warranties, and the sale of the Mortgage Loans by the Trustee or the exercise by the Master Servicer of its option to purchase Mortgage Loans, as described under “The Agreements—Early Termination of the Trust Fund” herein. The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of losses on the Mortgage Loans will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors, no assurance can be given as to such rate or the timing of principal distributions on the Offered Certificates.

Certain of the Mortgage Loans are subject to prepayment premiums as described under “Description of the Mortgage Pools—General” in this prospectus supplement. These prepayment premiums, to the extent not waived by the applicable Servicer, may have the effect of reducing the amount or the likelihood of prepayment of such loans during such intervals. Subject to any such prepayment premium, the Mortgage Loans generally may be prepaid in full or in part at any time.

The Servicers will generally be required to enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, except under certain circumstances as described under “The Agreements—The Pooling and Servicing Agreement and the Servicing Agreements—Due on Sale Clauses; Assumptions” in the Prospectus. The extent to which the Mortgage Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related borrowers in connection with the sales of the Mortgaged Properties will affect the weighted average lives of the Offered Certificates and may result in a prepayment experience of the Mortgage Loans that differs from that of other mortgage loans.

Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to holders of Offered Certificates of principal that would otherwise be distributed over the remaining terms of the Mortgage Loans. Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, changes in local, regional or national economic conditions, mortgage market interest rates and servicing decisions, as well as refinancing resulting from general solicitations by mortgage lenders. In addition, if prevailing mortgage rates fell significantly below the Mortgage Rates on the Mortgage Loans or the rates, the rate of prepayments (including refinancings) would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayments would be expected to decrease. The rate of prepayments on the Adjustable Rate Mortgage Loans with initial Mortgage Rates lower than the sum of the applicable Index and Gross Margin could also increase as the Mortgage Rates on those Mortgage Loans increase to the sum of the applicable Index and Gross Margin, even where the level of the Index remains constant or declines.

As described under “Description of the Certificates—Distributions of Principal” herein, the Class 1-A5 Certificates will generally receive no payments of principal for three years after the Closing Date, and thereafter the Class 1-A5 Certificates will receive principal generally in an increasing proportion for the next four years, thus accelerating the distributions on such Certificates while slowing the distribution of principal to the other Group 1 Certificates. Investors in the Group 1 Certificates should consider the effect of the Class 1-A5 Priority Amount on their Certificates.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. The Sponsor will have represented and warranted that each Mortgaged Property is free of material damage as of the Closing Date. In the event of an uncured breach of any such representation and warranty that materially and adversely affects the interests of Certificateholders, the Sponsor will be required to repurchase the affected Mortgage Loan, or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Sponsor will have no such obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by flooding and earthquakes, and flood or earthquake insurance may not have been obtained with respect to the Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal distributions on the Offered Certificates. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years, especially with respect to the Adjustable Rate Mortgage Loans, as increases in the monthly payments to an amount in excess of the monthly payment required at the time of origination may result in a default rate higher than that on level payment mortgage loans. It is likely that the borrower under each Adjustable Rate Mortgage Loan was qualified on the basis of the Mortgage Rate in effect at origination, and the repayment of these Mortgage Loans will be dependent on the ability of the borrower to make larger monthly payments as the Mortgage Rate increases. Furthermore, the rate of default on Mortgage Loans with high Original Loan-to-Value Ratios may be higher than for other types of mortgage loans. As a result of the relatively low credit quality of a substantial portion of the borrowers, the Mortgage Loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more reliable credit histories. In addition, because of certain of the borrowers’ relatively poor credit histories and their likely effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans, the Mortgage Loans may be serviced in a manner intended to result in a faster exercise of remedies in the event delinquencies and defaults occur than would be the case if the Mortgage Loans were serviced in accordance with such other programs. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and losses is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Certain of the Cooperative Loans are unrecognized by the related cooperative housing corporation due to violation of restrictions on the right of purchasers to obtain mortgage financing. In the event of a default by the borrower, the cooperative housing corporation may actively oppose the efforts of the Trust Fund to realize upon the cooperative shares and the related collateral, and the Trust Fund may realize no value on such Mortgage Loans. In addition, prepayments will occur if a cooperative housing corporation declares the borrower in default under the lease or occupancy agreement because of the unrecognized financing and terminates the lease or occupancy agreement.

Certain characteristics of the Mortgage Loans that may influence the likelihood that Realized Losses will be incurred are described herein under “Risk Factors” and “Description of the Mortgage Pools.”

To the extent that any losses are incurred on any of the Mortgage Loans that are not covered by the applicable credit enhancement, holders of the Subordinate Certificates will bear all risk of losses resulting from default by borrowers until the Class Principal Balances of the Subordinate Certificates have been reduced to zero. Even where the applicable credit enhancement covers losses incurred on the Mortgage Loans, the effect of losses may be to increase prepayment experience on the Mortgage Loans, thus reducing average weighted life and affecting yield.

The yields to investors on the Offered Certificates, particularly the Subordinate Certificates, may be adversely affected by Net Prepayment Interest Shortfalls or by application of the Relief Act.

The yields on the Offered Certificates will depend on, among other things, the price paid by the holders of such Certificates and the applicable Interest Rates. The extent to which the yield of an Offered Certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a security is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor’s actual yield to maturity (or early termination) will be lower than that anticipated at the time of purchase. Conversely, if a security is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield will be lower than that anticipated at the time of purchase.

The payment of Balloon Payments may result in lower yields on the Offered Certificates than would be the case if all the Mortgage Loans were fully amortizing. Balloon Mortgage Loans also pose a greater risk of default than fully amortizing Mortgage Loans because borrowers are required to pay the Balloon Payment upon maturity. A borrower’s ability to pay a Balloon Payment may depend on its ability to refinance the Mortgage Loan or sell the related Mortgaged Property. See “Risk Factors—Greater Risk Involving Balloon Mortgage Loans” in this prospectus supplement.

The yields of the Offered Certificates will be affected by the application of Excess Cashflow as described herein and by the amount of overcollateralization. The amount of Excess Cashflow will be affected by the delinquency, default and prepayment experience of the Mortgage Loans and the total Principal Balance and characteristics of the Mortgage Loans. There can be no assurance as to the rate at which overcollateralization will be increased, or whether overcollateralization will be created and maintained at the levels described herein.

The Interest Rates on the LIBOR Certificates are primarily affected by changes in LIBOR. Adjustments to the Mortgage Rates of the Adjustable Rate Mortgage Loans are based on the applicable Indices. Accordingly, the yield to investors in any class of LIBOR Certificates may be adversely affected by fluctuations in the indices applicable to the Adjustable Rate Mortgage Loans, to the extent that these fluctuations result in application of the Pool 2 Available Funds Cap or the Subordinate Available Funds Cap, as applicable, to reduce the Interest Rate applicable to one or more classes of LIBOR Certificates. Although the Mortgage Rate with respect to each Adjustable Rate Mortgage Loan will adjust to reflect changes in its Index, the Mortgage Rate is subject to any applicable Periodic Cap, Maximum Mortgage Rate and Minimum Mortgage Rate. Furthermore, because the Interest Rates on the LIBOR Certificates are subject to adjustment, the Interest Rates will generally decrease if the Indices applicable to the Adjustable Rate Mortgage Loans decline on any subsequent adjustment dates. Because there can be no assurance that the levels of the Indices will correlate with the levels of prevailing mortgage interest rates, it is possible that lower prevailing mortgage rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of any Index.

The inclusion in the Trust Fund of Mortgage Loans with a negative amortization feature may affect the yields on the Offered Certificates, because the amount of the Monthly Payment may be limited (subject in some cases to periodic adjustment), which may have the effect of reducing the Interest Remittance Amount or the amount of Excess Interest for any particular Distribution Date. The negative amortization feature could result in periodic increases in the Principal Balances of the related Mortgage Loans. These Mortgage Loans may experience a higher rate of delinquency and default and a greater severity of loss than Mortgage Loans without this feature.

The Interest Rates on the Offered Certificates may be adversely affected by a faster rate of prepayment of Mortgage Loans having relatively high Mortgage Rates, to the extent that these prepayments result in application of the applicable Available Funds Cap. In addition, the interest rate applicable to each component of the Class A-IO Certificates is subject to limitation as described under “Description of the Certificates—Distributions of Interest” in this prospectus supplement.

Amounts payable under the Cap Agreement will decline over time, as described herein, reducing amounts available to pay Basis Risk Shortfalls on the Offered Certificates. In addition, to the extent that LIBOR exceeds 12.32% on or after the Distribution Date occurring in August 2010, no payments will be made under the Cap Agreement in respect of that excess. There can be no assurance that Excess Interest or amounts payable under the Cap Agreement will be available in sufficient amounts to pay Basis Risk Shortfalls. The ratings of the Offered Certificates do not address the likelihood of payment of Basis Risk Shortfalls.

The yields on the Offered Certificates may be adversely affected by Net Swap Payments and Swap Termination Payments to the Swap Counterparty. Any Net Swap Payment or Swap Termination Payment payable to the Swap Counterparty will reduce amounts available for distribution to Certificateholders. If the rate of prepayments on the Mortgage Loans is faster than anticipated, the Swap Notional Amount may exceed the Aggregate Pool Balance, thereby increasing the relative proportion of interest (and possibly principal) collections on the Mortgage Loans that must be applied to make any Net Swap Payment to the Swap Counterparty and consequently, the combination of rapid rates of prepayment and low prevailing interest rates could adversely affect the yields on the Offered Certificates.

Yield Considerations Related to the Class A-IO Certificates

The Class A-IO Certificates will receive distributions of interest on the first 30 Distribution Dates and will not receive any distributions thereafter. If the property of the Trust Fund is sold on or after the Optional Call Date as described under “The Agreements—Early Termination of the Trust Fund,” and such action results in the retirement of the Certificates prior to the Distribution Date in January 2010, then the holders of the Class A-IO Certificates will be entitled to receive the Class A-IO Termination Amount but will not receive all 30 distributions of interest to which they otherwise would have been entitled. See “The Agreements—Early Termination of the Trust Fund” in this prospectus supplement.

The following table was prepared on the basis of the Modeling Assumptions and the additional assumptions that (i) the assumed purchase price (expressed as a percentage of the Class Notional Balance) for the Class A-IO Certificates is as set forth below, (ii) Current Interest for the Class A-IO Certificates is calculated as described herein and (iii) the Mortgage Loans and other property of the Trust Fund are purchased on the Optional Call Date, in the case of the “Yield to Optional Call.”

Pre-Tax Yield (%)* of the Class A-IO Certificates
Assumed Purchase Price Percentage: 3.83160%

	Percentage of CPR
	0%	21%	40%	60%	80%
Yield to Maturity*	6.137	6.137	6.137	6.137	(0.351)
Yield to Optional Call*	6.137	6.137	6.137	6.137	(26.409)
__________________
*	Corporate bond equivalent basis

Subordinate Certificates

The yield on each class of Subordinate Certificates, and particularly on those classes of Subordinate Certificates having lower distribution priorities, will be very sensitive to losses on the Mortgage Loans (and the timing thereof), to the extent that losses are not covered by excess interest, overcollateralization, by the Reserve Fund or by any class of Subordinate Certificates having a lower priority of distribution. Furthermore, as described herein, the timing of receipt of principal and interest by any class of Subordinate Certificates may be adversely affected by losses even if that class does not ultimately bear the loss.

Modeling Assumptions

For purposes of preparing the tables on pages S-112 through S-118 below, the following assumptions (the “Modeling Assumptions”) have been made: (1) all scheduled payments on the Mortgage Loans are timely received on the first day of each month, commencing August 1, 2007; (2) there are no defaults, losses or delinquencies on the Mortgage Loans; (3) no Mortgage Rate of an Adjustable Rate Mortgage Loan is converted to a fixed interest rate; (4) the closing date is July 27, 2007; (5) all principal prepayments represent prepayments in full of the Mortgage Loans and include 30 days of interest thereon; (6) there are no purchases of or substitutions for the Mortgage Loans; (7) all Mortgage Loans provide for payment of principal and/or interest on a monthly basis; (8) no early termination of the Trust Fund is effected (except in the case of “Weighted Average Life (in years) with Early Termination”); (9) cash distributions are received by the Certificateholders on the 28th day of each month, commencing in August 2007; (10) the minimum monthly payment is received on each Mortgage Loan that provides for the deferred payment of interest or negative amortization; (11) the principal and interest payment for each Mortgage Loan that provides for the deferred payment of interest or negative amortization was determined by using the current balance, current gross interest rate and remaining term to maturity; (12) scheduled payments on the assumed mortgage loans are due monthly; (13) no Swap Termination Payment occurs; (14) there is no initial deposit of $1,000 into the Swap Account or the Reserve Fund; (15) the fixed amount of interest that the Supplemental Interest Trust will be obligated to pay to the Swap Counterparty for the Distribution Date in August 2007 will be based on a calculation period of 31 days; (16) Accrual Periods with respect to the Certificates and accrual periods with respect to payments under the Swap Agreement and Cap Agreement have been calculated without regard to weekends and holidays; (17) the value of each Index remains constant at the per annum rates indicated below:

Index	Rate (%)

3 Month CMT	4.967%
6 Month CMT	5.085%
1 Year CMT	4.972%
3 Year CMT	4.770%
5 Year CMT	4.831%
1 Month LIBOR	5.320%
6 Month LIBOR	5.381%
COFI	4.293%
Prime Rate	8.250%

and (18) the Mortgage Pool consists of assumed mortgage loans having the following characteristics:

Assumed Mortgage Loan Characteristics of Pool 1

Loan Number	Rate Type	Principal Balance ($)	Mortgage Rate (%)	Net Mortgage Rate (%)(1)	Remaining Amortization Term (months)	Remaining Term (months)(2)	Remaining Interest- Only Term (months)(3)	Loan Age (months)	Index	Gross Margin (%)	Maximum Rate (%)	Rate Floor (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Rate Adjustment Frequency (months)	Months To Next Rate Adjustment Date	Months to Next Payment Adjustment Date(4)	Payment Adjustment Frequency (months)(5)	Neg AM %	Neg Am Payment Cap%	RECAST (months)(6)
1	FIXED RATE	119,187.32	9.25000	8.72700	354	356	2	4	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
2	FIXED RATE	88,631.70	7.50000	6.97700	229	237	8	3	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
3	FIXED RATE	99,951.84	9.61000	9.08700	357	368	11	1	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
4	FIXED RATE	511,120.00	11.30891	10.78591	336	358	22	2	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
5	FIXED RATE	206,510.67	8.00000	7.47700	NA	47	47	13	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
6	FIXED RATE	1,469,795.96	7.67414	7.15114	300	357	57	3	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
7	FIXED RATE	313,500.00	7.00000	6.47700	NA	59	59	2	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
8	ADJUSTABLE RATE	1,878,072.96	7.11072	6.58772	240	352	112	8	6 MO LIBOR	2.136	12.208	2.402	5.097	1.734	10	76	NA	NA	NA	NA	NA
9	FIXED RATE	1,280,367.94	7.39114	7.11814	240	261	21	99	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
10	FIXED RATE	1,129,786.25	7.00330	6.73030	240	292	52	68	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
11	FIXED RATE	3,586,752.53	7.52254	6.99954	240	353	113	7	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
12	FIXED RATE	1,054,795.00	10.00828	9.48528	240	356	116	4	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
13	FIXED RATE	843,499.59	7.37500	7.10200	120	293	173	67	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
14	ADJUSTABLE RATE	612,029.22	7.60690	7.08390	351	351	NA	9	6 MO LIBOR	2.779	12.607	2.779	5.000	1.395	8	89	NA	NA	NA	NA	NA
15	FIXED RATE	4,104,286.34	7.78632	7.28674	418	212	NA	14	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
16	FIXED RATE	3,932,837.74	7.02818	6.59358	118	118	NA	75	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
17	FIXED RATE	810,344.48	10.89245	10.45403	115	115	NA	122	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
18	FIXED RATE	3,089,292.77	7.29813	6.78724	235	235	NA	107	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
19	FIXED RATE	423,186.46	11.21797	10.71273	226	226	NA	70	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
20	FIXED RATE	10,745,187.70	6.87768	6.56301	295	295	NA	62	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
21	FIXED RATE	682,082.13	10.32831	9.91817	300	300	NA	57	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
22	FIXED RATE	30,292,292.34	8.03240	7.50940	354	354	NA	6	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
23	FIXED RATE	11,678,397.22	10.07023	9.54723	356	356	NA	4	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
24	FIXED RATE	210,172.31	8.50000	7.97700	472	472	NA	8	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
25	FIXED RATE	360,000.00	6.37500	5.85200	240	355	115	5	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
26	FIXED RATE	6,466.94	8.45000	7.92700	32	32	NA	328	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
27	FIXED RATE	18,225.86	11.25000	10.72700	85	85	NA	275	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
28	FIXED RATE	596,031.19	7.32439	6.95091	209	209	NA	151	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
29	FIXED RATE	332,359.36	6.90294	6.48136	307	307	NA	53	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
30	FIXED RATE	2,094,587.74	8.06483	7.54183	350	350	NA	10	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
31	FIXED RATE	1,741,626.06	10.24518	9.72218	357	357	NA	3	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
32	FIXED RATE	188,370.00	8.00000	7.47700	NA	20	20	5	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
33	FIXED RATE	619,760.43	7.00000	6.47700	NA	18	18	18	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
34	FIXED RATE	265,000.00	6.50000	5.97700	NA	36	36	12	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
35	FIXED RATE	400,000.00	7.00000	6.47700	NA	41	41	10	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
36	FIXED RATE	110,000.00	7.00000	6.47700	NA	52	52	2	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
37	FIXED RATE	98,686.64	7.00000	6.47700	NA	51	51	6	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
38	FIXED RATE	524,476.90	7.52533	7.00233	NA	37	37	21	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
39	FIXED RATE	325,000.00	8.00000	7.47700	NA	55	55	7	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
40	FIXED RATE	650,965.40	7.76007	7.23707	290	65	NA	17	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
41	FIXED RATE	1,106,360.56	7.27611	6.75311	124	124	NA	23	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
42	FIXED RATE	550,678.96	10.24939	9.72500	123	123	NA	56	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
43	FIXED RATE	169,261.67	6.90635	6.38335	210	210	NA	26	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
44	FIXED RATE	103,303.65	10.42382	9.90082	209	209	NA	43	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
45	FIXED RATE	328,383.58	10.39434	9.87134	310	310	NA	50	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
46	FIXED RATE	230,876.76	8.10961	7.58661	345	345	NA	15	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
47	FIXED RATE	608,029.78	10.59648	10.06050	337	337	NA	22	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
48	FIXED RATE	1,045,150.00	11.44575	10.92275	336	356	20	4	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
49	FIXED RATE	299,970.00	11.99000	11.46700	324	357	33	3	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
50	FIXED RATE	184,999.41	8.50000	7.97700	NA	33	33	11	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
51	FIXED RATE	304,622.83	8.99427	8.47127	NA	44	44	16	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
52	FIXED RATE	196,300.00	6.99000	6.46700	300	355	55	5	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
53	ADJUSTABLE RATE	999,999.00	6.62500	6.10200	240	349	109	11	1 YR CMT	2.750	11.625	2.750	5.000	2.000	12	109	NA	NA	NA	NA	NA
54	ADJUSTABLE RATE	459,996.17	6.75000	6.22700	240	355	115	5	6 MO LIBOR	2.250	11.750	2.250	5.000	2.000	12	115	NA	NA	NA	NA	NA
55	FIXED RATE	2,800,092.67	7.25085	6.72785	240	352	112	8	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
56	ADJUSTABLE RATE	991,445.73	9.69582	9.17282	344	344	NA	16	1 YR CMT	3.000	14.696	3.000	5.000	2.000	12	68	NA	NA	NA	NA	NA
57	ADJUSTABLE RATE	166,895.74	10.99000	10.46700	354	354	NA	6	6 MO LIBOR	3.000	17.990	10.999	3.000	1.500	6	78	NA	NA	NA	NA	NA

(1)	The weighted average current Net Mortgage Rate equals the weighted average current gross Mortgage Rate less the Aggregate Fee Rate.

(2)
The weighted average remaining term for each assumed mortgage loan generally has been calculated as the number of months remaining between (i) the stated maturity date at origination, or if the assumed mortgage loan has been modified, the maturity date of such assumed mortgage loan, as modified and (ii) the Cut-off Date. If the remaining term is greater than the sum of remaining amortization term and the remaining interest-only term, then the remaining term will be the sum of the remaining amortization term and the remaining interest-only term for modeling purposes.

(3)
The weighted average remaining interest-only term for each assumed mortgage loan generally has been calculated as the number of months remaining between (i) the stated end of the interest-only period at origination, or if the assumed mortgage loan has been modified, the stated end of the interest-only period of such assumed mortgage loan, as modified and (ii) the Cut-off Date.

(4)	Number of months until the next payment adjustment date on which the monthly payment due on a mortgage loan with a negative amortization feature will adjust.

(5)	Number of months between the next payment adjustment date on which the monthly payment due on a mortgage loan with a negative amortization feature will adjust and the previous payment adjustment date.

(6)
Number of months until the next payment adjustment date on which the monthly payment due on a mortgage loan with a negative amortization feature will adjust, without regard to any applicable interest rate adjustment limitations of the related mortgage note, to account for the amortization of all amounts due until maturity.

Loan Number	Rate Type	Principal Balance ($)	Mortgage Rate (%)	Net Mortgage Rate (%)(1)	Remaining Amortization Term (months)	Remaining Term (months)(2)	Remaining Interest- Only Term (months)(3)	Loan Age (months)	Index	Gross Margin (%)	Maximum Rate (%)	Rate Floor (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Rate Adjustment Frequency (months)	Months To Next Rate Adjustment Date	Months to Next Payment Adjustment Date(4)	Payment Adjustment Frequency (months)(5)	Neg AM %	Neg Am Payment Cap%	RECAST (months)(6)
58	FIXED RATE	6,653,827.13	8.43421	7.91744	400	177	NA	16	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
59	FIXED RATE	3,755,623.47	7.44397	6.98301	126	126	NA	58	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
60	FIXED RATE	2,190,329.19	11.02371	10.44534	114	114	NA	97	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
61	FIXED RATE	3,848,480.27	7.78690	7.28811	227	227	NA	108	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
62	FIXED RATE	3,582,616.49	11.34684	10.82090	244	244	NA	63	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
63	FIXED RATE	2,731,189.36	7.64464	7.18741	299	299	NA	54	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
64	FIXED RATE	5,979,539.41	11.14932	10.63772	302	302	NA	55	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
65	FIXED RATE	17,417,820.66	8.02796	7.50554	351	351	NA	9	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
66	FIXED RATE	17,528,761.47	10.83775	10.31739	351	351	NA	9	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
67	FIXED RATE	130,532.80	8.00000	7.47700	467	467	NA	13	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA

(1)	The weighted average current Net Mortgage Rate equals the weighted average current gross Mortgage Rate less the Aggregate Fee Rate.

(2)
The weighted average remaining term for each assumed mortgage loan generally has been calculated as the number of months remaining between (i) the stated maturity date at origination, or if the assumed mortgage loan has been modified, the maturity date of such assumed mortgage loan, as modified and (ii) the Cut-off Date. If the remaining term is greater than the sum of remaining amortization term and the remaining interest-only term, then the remaining term will be the sum of the remaining amortization term and the remaining interest-only term for modeling purposes.

(3)
The weighted average remaining interest-only term for each assumed mortgage loan generally has been calculated as the number of months remaining between (i) the stated end of the interest-only period at origination, or if the assumed mortgage loan has been modified, the stated end of the interest-only period of such assumed mortgage loan, as modified and (ii) the Cut-off Date.

(4)	Number of months until the next payment adjustment date on which the monthly payment due on a mortgage loan with a negative amortization feature will adjust.

(5)	Number of months between the next payment adjustment date on which the monthly payment due on a mortgage loan with a negative amortization feature will adjust and the previous payment adjustment date.

(6)
Number of months until the next payment adjustment date on which the monthly payment due on a mortgage loan with a negative amortization feature will adjust, without regard to any applicable interest rate adjustment limitations of the related mortgage note, to account for the amortization of all amounts due until maturity.

Assumed Mortgage Loan Characteristics of Pool 2

Loan Number	Rate Type	Principal Balance ($)	Mortgage Rate (%)	Net Mortgage Rate (%)(1)	Remaining Amortization Term (months)	Remaining Term (months)(2)	Remaining Interest Only Term (months)(3)	Loan Age (months)	Index	Gross Margin (%)	Maximum Rate (%)	Rate Floor (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Rate Adjustment Frequency (months)	Months To Next Rate Adjustment Date	Months to Next Payment Adjustment Date(4)	Payment Adjustment Frequency (months)(5)	Neg AM %	Neg Am Payment Cap%	RECAST (months)(6)
1	ADJUSTABLE RATE	597,967.18	9.66055	9.13755	336	351	15	9	6 MO LIBOR	7.097	16.972	7.097	2.656	1.328	6	15	NA	NA	NA	NA	NA
2	ADJUSTABLE RATE	6,092,480.57	8.36731	7.84431	300	354	54	6	6 MO LIBOR	5.634	14.471	6.766	2.396	1.209	7	24	NA	NA	NA	NA	NA
3	ADJUSTABLE RATE	2,389,351.61	7.45755	6.93455	300	354	54	6	6 MO LIBOR	3.637	13.129	5.822	3.608	1.760	7	54	NA	NA	NA	NA	NA
4	ADJUSTABLE RATE	600,736.81	8.12500	7.72700	296	296	NA	64	6 MO LIBOR	2.750	11.581	2.750	5.000	1.000	6	2	NA	NA	NA	NA	NA
5	ADJUSTABLE RATE	148,776.19	7.87500	7.35200	276	356	80	4	6 MO LIBOR	5.900	14.875	7.875	1.500	1.500	6	56	NA	NA	NA	NA	NA
6	ADJUSTABLE RATE	80,000.00	14.25000	13.72700	NA	114	114	6	PRIME	6.000	18.000	6.000	3.750	3.750	1	1	NA	NA	NA	NA	NA
7	ADJUSTABLE RATE	289,907.45	6.87500	6.60200	240	292	52	68	1 YR CMT	2.750	11.875	2.750	5.000	2.000	12	52	NA	NA	NA	NA	NA
8	ADJUSTABLE RATE	8,509,086.07	8.64133	8.11833	240	354	114	6	6 MO LIBOR	5.146	14.482	5.572	2.529	1.259	6	26	NA	NA	NA	NA	NA
9	ADJUSTABLE RATE	27,835,891.09	7.08613	6.62763	240	355	115	5	6 MO LIBOR	2.540	12.418	3.170	4.398	1.390	6	55	NA	NA	NA	NA	NA
10	ADJUSTABLE RATE	726,954.60	7.62500	7.22700	240	295	55	65	6 MO LIBOR	2.250	12.747	2.250	6.000	2.000	6	1	NA	NA	NA	NA	NA
11	ADJUSTABLE RATE	44,756.49	6.50000	5.97700	128	128	NA	232	COFI	2.250	13.375	2.250	NA	NA	1	1	9	12	2.569	7.500	60
12	ADJUSTABLE RATE	21,672.23	5.00000	4.72700	74	74	NA	286	5 YR CMT	2.450	NA	2.450	NA	NA	60	15	16	60	2.685	7.500	60
13	ADJUSTABLE RATE	30,675.92	7.25000	6.97700	83	83	NA	277	1 YR CMT	2.375	12.875	6.375	3.500	2.000	12	11	12	12	2.706	7.500	60
14	ADJUSTABLE RATE	27,693.08	6.87500	6.60200	81	81	NA	279	5 YR CMT	2.000	NA	2.000	NA	NA	6	3	10	12	2.765	7.500	36
15	ADJUSTABLE RATE	33,039.67	7.87500	7.35200	95	95	NA	265	1 YR CMT	2.750	13.625	2.750	NA	NA	12	11	12	12	2.480	7.500	348
16	ADJUSTABLE RATE	11,848.37	9.00000	8.72700	61	61	NA	299	6 MO CMT	4.000	NA	4.000	NA	NA	6	5	2	60	4.431	7.500	60
17	ADJUSTABLE RATE	19,309.93	7.50000	6.79700	78	78	NA	282	1 YR CMT	2.500	17.423	2.500	2.000	2.000	12	6	7	12	3.949	7.500	12
18	ADJUSTABLE RATE	30,841.56	7.50000	6.79700	66	66	NA	282	1 YR CMT	2.500	17.310	2.500	2.000	2.000	12	6	7	12	2.965	7.500	12
19	ADJUSTABLE RATE	8,303.66	5.87500	5.49700	83	83	NA	277	1 YR CMT	1.000	16.000	1.000	NA	NA	12	12	1	36	5.148	7.500	36
20	ADJUSTABLE RATE	25,880.26	4.56000	4.18200	67	67	NA	293	COFI	NA	NA	NA	NA	NA	12	7	8	12	3.864	7.500	12
21	ADJUSTABLE RATE	15,840.44	3.65000	3.27200	66	66	NA	294	COFI	NA	NA	NA	NA	NA	12	6	7	12	3.914	7.500	60
22	ADJUSTABLE RATE	24,332.41	6.00000	5.60200	77	77	NA	283	3 YR CMT	2.750	17.750	2.750	NA	NA	36	6	19	60	2.908	7.500	60
23	ADJUSTABLE RATE	40,753.48	7.37500	6.97700	97	97	NA	263	3 MO CMT	2.500	13.750	2.500	NA	NA	3	1	2	12	2.945	7.500	12
24	ADJUSTABLE RATE	26,432.12	12.12500	11.72700	65	65	NA	295	5 YR CMT	2.740	NA	2.740	NA	NA	60	17	18	60	2.246	7.500	60
25	ADJUSTABLE RATE	470,658.91	9.12500	8.60200	339	339	NA	21	1 YR CMT	4.075	10.700	4.075	NA	NA	1	1	4	12	1.095	7.500	60
26	ADJUSTABLE RATE	168,179.43	7.25000	6.72700	344	344	NA	16	COFI	3.000	9.950	3.000	NA	NA	1	1	9	12	1.079	7.500	12
27	ADJUSTABLE RATE	185,454.22	8.00000	7.47700	337	337	NA	23	1 MO LIBOR	2.625	12.000	2.625	NA	NA	1	1	2	12	1.048	7.500	60
28	ADJUSTABLE RATE	359,360.82	8.50000	7.97700	348	348	NA	12	1 YR CMT	3.450	10.450	3.450	NA	NA	1	1	1	12	1.113	7.500	60
29	ADJUSTABLE RATE	270,800.78	8.50000	7.97700	348	348	NA	12	1 YR CMT	3.450	9.950	3.450	NA	NA	1	1	1	12	1.111	7.500	60
30	ADJUSTABLE RATE	107,355.69	8.50000	7.97700	346	346	NA	14	1 YR CMT	3.530	9.950	3.530	NA	NA	1	1	11	12	4.178	7.500	60
31	ADJUSTABLE RATE	418,625.91	8.12500	7.60200	350	350	NA	10	1 YR CMT	3.100	9.950	3.100	NA	NA	1	1	3	12	1.127	7.500	60
32	ADJUSTABLE RATE	218,797.38	8.50000	7.97700	349	349	NA	11	1 YR CMT	3.500	9.950	3.500	NA	NA	1	1	2	12	1.066	7.500	60
33	ADJUSTABLE RATE	187,963.47	8.62500	8.10200	348	348	NA	12	1 YR CMT	3.575	9.950	3.750	NA	NA	1	1	1	12	1.114	7.500	60
34	ADJUSTABLE RATE	147,536.49	10.00000	9.47700	348	348	NA	12	1 MO LIBOR	4.625	19.900	4.625	NA	NA	1	1	49	12	1.107	7.500	60
35	ADJUSTABLE RATE	299,530.61	8.62500	8.10200	353	353	NA	7	1 YR CMT	3.625	10.950	3.625	NA	NA	1	1	6	12	1.083	7.500	60
36	ADJUSTABLE RATE	174,321.12	8.25000	7.72700	352	352	NA	8	1 YR CMT	3.250	9.950	3.250	NA	NA	1	1	5	12	1.079	7.500	60
37	ADJUSTABLE RATE	266,910.70	7.62500	7.10200	350	350	NA	10	1 YR CMT	2.625	10.950	2.625	NA	NA	1	1	3	12	1.080	7.500	60
38	ADJUSTABLE RATE	338,495.97	7.75000	7.22700	350	350	NA	10	1 YR CMT	2.750	10.950	2.750	NA	NA	1	1	3	12	1.072	7.500	60
39	ADJUSTABLE RATE	252,648.24	7.62500	7.10200	350	350	NA	10	1 YR CMT	2.625	10.950	2.625	NA	NA	1	1	3	12	1.080	7.500	60
40	ADJUSTABLE RATE	100,103.97	8.62500	8.10200	350	350	NA	10	1 YR CMT	3.625	9.950	3.625	NA	NA	1	1	3	12	1.099	7.500	60
41	ADJUSTABLE RATE	190,442.88	8.25000	7.72700	351	351	NA	9	1 YR CMT	3.250	10.950	3.250	NA	NA	1	1	4	12	1.078	7.500	60
42	ADJUSTABLE RATE	360,001.58	8.62500	8.10200	350	350	NA	10	1 YR CMT	3.625	9.950	3.625	NA	NA	1	1	3	12	1.069	7.500	60
43	ADJUSTABLE RATE	130,914.83	8.00000	7.47700	351	351	NA	9	1 YR CMT	3.000	9.950	3.000	NA	NA	1	1	4	12	1.084	7.500	60
44	ADJUSTABLE RATE	410,618.48	7.75000	7.22700	350	350	NA	10	1 YR CMT	2.750	9.950	2.750	NA	NA	1	1	3	12	1.072	7.500	60
45	ADJUSTABLE RATE	378,222.81	8.37500	7.85200	351	351	NA	9	1 YR CMT	3.375	9.950	3.375	NA	NA	1	1	4	12	1.082	7.500	60
46	ADJUSTABLE RATE	578,477.29	8.12500	7.60200	240	352	112	8	6 MO LIBOR	2.250	13.125	2.250	5.000	1.000	6	52	53	6	1.145	7.500	6
47	ADJUSTABLE RATE	333,390.99	7.00000	6.47700	240	353	113	7	6 MO LIBOR	2.250	12.000	2.250	5.000	1.000	6	53	54	6	1.145	7.500	6
48	ADJUSTABLE RATE	392,906.67	7.75000	7.22700	240	354	114	6	6 MO LIBOR	2.750	12.750	2.750	5.000	1.000	6	54	55	6	1.136	7.500	6
49	ADJUSTABLE RATE	124,896.95	8.25000	7.72700	473	473	NA	7	1 YR CMT	3.250	12.000	3.250	NA	NA	1	1	6	12	1.092	7.500	60
50	ADJUSTABLE RATE	456,155.04	8.25000	7.72700	353	353	NA	7	1 YR CMT	3.250	12.000	3.250	NA	NA	1	1	6	12	1.109	7.500	60
51	ADJUSTABLE RATE	143,781.11	8.62500	8.10200	355	355	NA	5	1 YR CMT	3.575	9.950	3.575	NA	NA	1	1	8	12	1.136	7.500	60
52	ADJUSTABLE RATE	187,861.84	8.75000	8.22700	345	345	NA	15	1 YR CMT	3.500	9.950	3.500	NA	NA	1	1	46	12	1.063	7.500	60
53	ADJUSTABLE RATE	222,280.39	8.12500	7.60200	349	349	NA	11	1 YR CMT	3.125	9.950	3.125	NA	NA	1	1	2	12	1.118	7.500	60
54	ADJUSTABLE RATE	404,655.43	7.50000	6.97700	354	354	NA	6	1 YR CMT	2.250	9.950	5.050	NA	NA	1	54	55	12	1.137	7.500	12
55	ADJUSTABLE RATE	120,953.66	7.87500	7.35200	355	355	NA	5	1 YR CMT	2.250	9.950	2.250	NA	NA	1	55	56	12	1.141	7.500	60
56	ADJUSTABLE RATE	381,733.28	7.87500	7.35200	240	353	113	7	6 MO LIBOR	2.250	12.875	2.250	5.000	1.000	6	53	54	6	1.133	7.500	60
57	ADJUSTABLE RATE	331,168.23	8.50000	7.97700	354	354	NA	6	1 YR CMT	3.500	12.000	3.500	NA	NA	1	1	7	12	1.089	7.500	60

(1)	The weighted average current Net Mortgage Rate equals the weighted average current gross Mortgage Rate less the Aggregate Fee Rate.

(2)
The weighted average remaining term for each assumed mortgage loan generally has been calculated as the number of months remaining between (i) the stated maturity date at origination, or if the assumed mortgage loan has been modified, the maturity date of such assumed mortgage loan, as modified and (ii) the Cut-off Date. If the remaining term is greater than the sum of remaining amortization term and the remaining interest-only term, then the remaining term will be the sum of the remaining amortization term and the remaining interest-only term for modeling purposes.

(3)
The weighted average remaining interest-only term for each assumed mortgage loan generally has been calculated as the number of months remaining between (i) the stated end of the interest-only period at origination, or if the assumed mortgage loan has been modified, the stated end of the interest-only period of such assumed mortgage loan, as modified and (ii) the Cut-off Date.

(4)	Number of months until the next payment adjustment date on which the monthly payment due on a mortgage loan with a negative amortization feature will adjust.

(5)	Number of months between the next payment adjustment date on which the monthly payment due on a mortgage loan with a negative amortization feature will adjust and the previous payment adjustment date.

(6)
Number of months until the next payment adjustment date on which the monthly payment due on a mortgage loan with a negative amortization feature will adjust, without regard to any applicable interest rate adjustment limitations of the related mortgage note, to account for the amortization of all amounts due until maturity.

Loan Number	Rate Type	Principal Balance ($)	Mortgage Rate (%)	Net Mortgage Rate (%)(1)	Remaining Amortization Term (months)	Remaining Term (months)(2)	Remaining Interest Only Term (months)(3)	Loan Age (months)	Index	Gross Margin (%)	Maximum Rate (%)	Rate Floor (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Rate Adjustment Frequency (months)	Months To Next Rate Adjustment Date	Months to Next Payment Adjustment Date(4)	Payment Adjustment Frequency (months)(5)	Neg AM %	Neg Am Payment Cap%	RECAST (months)(6)
58	ADJUSTABLE RATE	331,469.09	8.87500	8.35200	353	353	NA	7	1 MO LIBOR	3.500	12.000	3.500	NA	NA	1	1	6	12	1.075	7.500	60
59	ADJUSTABLE RATE	497,426.18	8.50000	7.97700	473	473	NA	7	1 YR CMT	3.500	9.950	3.500	NA	NA	1	1	6	12	1.120	7.500	60
60	ADJUSTABLE RATE	193,369.47	8.37500	7.85200	240	356	116	4	6 MO LIBOR	2.250	13.375	2.250	5.000	1.000	6	56	57	6	1.141	7.500	6
61	ADJUSTABLE RATE	164,248.00	8.25000	7.72700	348	348	NA	12	1 YR CMT	3.275	9.950	3.275	NA	NA	1	1	1	12	1.137	7.500	60
62	ADJUSTABLE RATE	262,624.47	7.50000	6.97700	240	355	115	5	6 MO LIBOR	2.250	12.500	2.250	5.000	1.000	6	55	56	6	1.139	7.500	6
63	ADJUSTABLE RATE	104,785.46	8.37500	7.85200	240	356	116	4	6 MO LIBOR	2.250	13.375	2.250	5.000	1.000	6	56	57	6	1.141	7.500	6
64	ADJUSTABLE RATE	104,785.38	8.25000	7.72700	240	356	116	4	6 MO LIBOR	2.250	13.250	2.250	5.000	1.000	6	56	57	6	1.141	7.500	6
65	ADJUSTABLE RATE	104,521.82	8.37500	7.85200	240	357	117	3	6 MO LIBOR	2.250	13.375	2.250	5.000	1.000	6	57	58	6	1.144	7.500	6
66	ADJUSTABLE RATE	338,321.82	8.47000	7.94700	354	354	NA	6	1 MO LIBOR	3.150	9.950	3.150	NA	NA	1	1	7	12	1.142	7.500	60
67	ADJUSTABLE RATE	354,473.41	7.12500	6.60200	355	355	NA	5	1 YR CMT	2.250	9.955	2.250	NA	NA	1	55	56	12	1.144	7.500	12
68	ADJUSTABLE RATE	469,976.21	7.25000	6.72700	355	355	NA	5	1 YR CMT	2.250	9.950	2.250	NA	NA	1	55	56	12	1.145	7.500	60
69	ADJUSTABLE RATE	66,182.57	7.87500	7.35200	354	354	NA	6	1 YR CMT	2.250	9.950	2.250	NA	NA	1	54	55	12	1.140	7.500	60
70	ADJUSTABLE RATE	417,621.49	7.75000	7.22700	356	356	NA	4	1 YR CMT	2.275	9.950	2.275	NA	NA	12	11	21	12	1.145	7.500	60
71	ADJUSTABLE RATE	317,584.77	7.25000	6.72700	240	356	116	4	6 MO LIBOR	2.250	12.250	2.250	5.000	1.000	6	56	57	6	1.095	7.500	6
72	ADJUSTABLE RATE	10,682,221.22	7.84372	7.32072	508	349	NA	7	6 MO LIBOR	5.477	13.864	6.715	2.796	1.065	6	20	NA	NA	NA	NA	NA
73	ADJUSTABLE RATE	1,095,701.92	10.05223	9.52923	559	356	NA	4	6 MO LIBOR	6.471	15.903	6.695	3.299	1.000	6	56	NA	NA	NA	NA	NA
74	ADJUSTABLE RATE	817,027.53	6.19248	5.67318	173	173	NA	118	1 YR CMT	1.502	12.525	1.493	2.007	1.889	35	23	NA	NA	NA	NA	NA
75	ADJUSTABLE RATE	684,144.87	7.06629	6.65279	276	276	NA	76	1 YR CMT	2.750	11.920	2.750	4.752	2.124	18	52	NA	NA	NA	NA	NA
76	ADJUSTABLE RATE	4,433,947.19	6.53493	6.09320	264	264	NA	80	1 YR CMT	2.554	12.263	2.566	1.995	1.870	17	4	NA	NA	NA	NA	NA
77	ADJUSTABLE RATE	19,453,658.94	8.68984	8.16684	354	354	NA	6	6 MO LIBOR	5.712	14.816	6.806	2.630	1.178	6	22	NA	NA	NA	NA	NA
78	ADJUSTABLE RATE	117,787.99	7.25000	6.72700	474	474	NA	6	6 MO LIBOR	5.250	13.250	7.250	1.000	1.000	6	18	NA	NA	NA	NA	NA
79	ADJUSTABLE RATE	5,999,381.29	8.55557	8.03789	356	356	NA	4	6 MO LIBOR	3.931	14.419	5.182	4.258	1.830	6	56	NA	NA	NA	NA	NA
80	ADJUSTABLE RATE	6,369,570.71	7.46811	7.05949	300	300	NA	60	6 MO LIBOR	2.565	12.627	2.565	5.425	1.767	6	2	NA	NA	NA	NA	NA
81	ADJUSTABLE RATE	63,379.36	6.67773	6.22190	104	104	NA	256	6 MO LIBOR	1.889	13.808	1.889	2.000	2.000	10	6	NA	NA	NA	NA	NA
82	ADJUSTABLE RATE	494,545.41	11.42690	10.90390	343	343	NA	17	PRIME	3.921	21.000	10.210	NA	NA	7	8	NA	NA	NA	NA	NA
83	FIXED RATE	785,202.38	3.54295	3.07665	418	173	NA	43	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
84	FIXED RATE	5,881,423.70	3.96186	3.65406	131	131	NA	154	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
85	FIXED RATE	15,438,395.24	3.79106	3.51251	224	224	NA	131	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
86	FIXED RATE	1,518,632.90	5.12488	4.64834	314	314	NA	46	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
87	FIXED RATE	1,460,930.52	5.50000	4.97700	338	338	NA	22	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
88	ADJUSTABLE RATE	810,099.93	8.17085	7.72423	240	353	113	7	6 MO LIBOR	2.947	13.560	2.947	4.039	1.119	6	53	NA	NA	NA	NA	NA
89	ADJUSTABLE RATE	136,518.59	7.77900	7.38100	305	305	NA	55	1 YR CMT	2.750	11.950	2.750	NA	NA	1	1	6	12	1.153	7.500	60
90	ADJUSTABLE RATE	674,755.48	8.99706	8.47406	357	357	NA	3	6 MO LIBOR	4.458	14.997	4.458	4.581	1.151	6	30	NA	NA	NA	NA	NA
91	ADJUSTABLE RATE	610,240.47	9.20329	8.68029	356	356	NA	4	6 MO LIBOR	4.367	14.981	4.367	5.025	2.000	7	56	NA	NA	NA	NA	NA
92	FIXED RATE	203,059.18	5.57612	5.05312	262	262	NA	98	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
93	FIXED RATE	159,460.41	5.62500	5.22700	307	307	NA	53	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
94	FIXED RATE	105,922.87	4.50000	3.97700	326	326	NA	34	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
95	ADJUSTABLE RATE	54,157.83	5.60000	5.07700	95	95	NA	145	1 YR CMT	1.000	11.880	1.000	1.500	1.500	36	35	NA	NA	NA	NA	NA
96	ADJUSTABLE RATE	20,625.09	7.62500	7.24700	146	146	NA	214	6 MO LIBOR	1.000	15.250	1.000	2.000	2.000	12	2	NA	NA	NA	NA	NA
97	ADJUSTABLE RATE	82,349.11	9.87500	9.35200	350	350	NA	10	PRIME	8.000	NA	9.885	NA	NA	12	2	NA	NA	NA	NA	NA
98	FIXED RATE	84,380.77	5.00000	4.47700	353	17	NA	7	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
99	FIXED RATE	299,633.05	4.43327	4.05195	132	132	NA	116	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
100	FIXED RATE	41,853.25	3.62500	3.35200	250	250	NA	111	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
101	FIXED RATE	437,308.15	5.00000	4.47700	345	345	NA	15	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
102	ADJUSTABLE RATE	80,000.00	11.50000	10.97700	336	359	23	1	1 YR CMT	6.500	17.500	11.500	2.000	2.000	12	11	NA	NA	NA	NA	NA
103	ADJUSTABLE RATE	3,333,539.08	10.49916	9.97616	336	356	20	4	6 MO LIBOR	5.541	16.620	7.326	2.269	1.429	6	20	NA	NA	NA	NA	NA
104	ADJUSTABLE RATE	291,827.19	7.55000	7.02700	336	340	4	20	6 MO LIBOR	7.550	14.550	7.550	1.500	1.500	6	4	NA	NA	NA	NA	NA
105	ADJUSTABLE RATE	373,000.00	11.99571	11.47271	336	356	20	4	PRIME	3.746	21.990	11.996	10.000	10.000	6	22	NA	NA	NA	NA	NA
106	ADJUSTABLE RATE	2,304,458.58	9.66958	9.14658	324	354	30	6	6 MO LIBOR	3.838	15.670	7.721	2.712	1.212	7	22	NA	NA	NA	NA	NA
107	ADJUSTABLE RATE	150,000.00	11.50000	10.97700	324	353	29	7	PRIME	3.740	21.500	11.500	10.000	10.000	12	28	NA	NA	NA	NA	NA
108	ADJUSTABLE RATE	5,016,165.60	8.61635	8.09335	300	354	54	6	6 MO LIBOR	6.196	14.773	7.645	2.368	1.048	6	19	NA	NA	NA	NA	NA
109	ADJUSTABLE RATE	1,763,485.69	9.05236	8.52936	300	356	56	4	6 MO LIBOR	3.898	14.719	3.999	2.763	1.519	6	56	NA	NA	NA	NA	NA
110	ADJUSTABLE RATE	356,400.00	9.27626	8.75326	300	340	40	20	6 MO LIBOR	5.361	15.276	9.276	3.000	1.399	6	4	NA	NA	NA	NA	NA
111	ADJUSTABLE RATE	3,720,445.28	7.55805	7.03505	240	349	109	11	6 MO LIBOR	4.323	13.263	5.081	2.579	1.306	6	27	NA	NA	NA	NA	NA
112	ADJUSTABLE RATE	7,999,380.15	7.67220	7.15682	240	355	115	5	6 MO LIBOR	2.854	13.290	4.656	4.222	1.598	6	55	NA	NA	NA	NA	NA
113	ADJUSTABLE RATE	117,923.98	7.62500	7.22700	240	296	56	64	6 MO LIBOR	2.250	12.625	2.250	6.000	2.000	6	2	NA	NA	NA	NA	NA
114	ADJUSTABLE RATE	59,241.10	6.62500	6.10200	163	163	NA	197	COFI	2.250	13.750	5.625	NA	NA	1	1	8	12	1.622	7.500	60
115	ADJUSTABLE RATE	100,881.48	6.87500	6.10200	196	196	NA	44	COFI	2.500	15.250	2.500	NA	NA	1	1	5	12	1.405	7.500	12
116	ADJUSTABLE RATE	96,619.04	6.62500	6.35200	138	138	NA	222	COFI	2.375	13.750	2.375	NA	NA	1	1	7	12	1.941	7.500	12
117	ADJUSTABLE RATE	2,800,000.00	7.62500	7.22700	120	297	177	63	6 MO LIBOR	2.250	13.625	2.250	6.000	2.000	6	3	NA	NA	NA	NA	NA
118	ADJUSTABLE RATE	46,276.60	7.67000	7.22200	171	171	NA	189	1 MO LIBOR	2.350	13.250	7.500	NA	NA	1	1	4	12	1.675	7.500	60

(1)	The weighted average current Net Mortgage Rate equals the weighted average current gross Mortgage Rate less the Aggregate Fee Rate.

(2)
The weighted average remaining term for each assumed mortgage loan generally has been calculated as the number of months remaining between (i) the stated maturity date at origination, or if the assumed mortgage loan has been modified, the maturity date of such assumed mortgage loan, as modified and (ii) the Cut-off Date. If the remaining term is greater than the sum of remaining amortization term and the remaining interest-only term, then the remaining term will be the sum of the remaining amortization term and the remaining interest-only term for modeling purposes.

(3)
The weighted average remaining interest-only term for each assumed mortgage loan generally has been calculated as the number of months remaining between (i) the stated end of the interest-only period at origination, or if the assumed mortgage loan has been modified, the stated end of the interest-only period of such assumed mortgage loan, as modified and (ii) the Cut-off Date.

(4)	Number of months until the next payment adjustment date on which the monthly payment due on a mortgage loan with a negative amortization feature will adjust.

(5)	Number of months between the next payment adjustment date on which the monthly payment due on a mortgage loan with a negative amortization feature will adjust and the previous payment adjustment date.

(6)
Number of months until the next payment adjustment date on which the monthly payment due on a mortgage loan with a negative amortization feature will adjust, without regard to any applicable interest rate adjustment limitations of the related mortgage note, to account for the amortization of all amounts due until maturity.

Loan Number	Rate Type	Principal Balance ($)	Mortgage Rate (%)	Net Mortgage Rate (%)(1)	Remaining Amortization Term (months)	Remaining Term (months)(2)	Remaining Interest Only Term (months)(3)	Loan Age (months)	Index	Gross Margin (%)	Maximum Rate (%)	Rate Floor (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Rate Adjustment Frequency (months)	Months To Next Rate Adjustment Date	Months to Next Payment Adjustment Date(4)	Payment Adjustment Frequency (months)(5)	Neg AM %	Neg Am Payment Cap%	RECAST (months)(6)
119	ADJUSTABLE RATE	49,960.93	7.62500	7.04700	77	77	NA	283	1 YR CMT	2.625	17.500	2.625	NA	NA	12	6	7	12	3.190	7.500	348
120	ADJUSTABLE RATE	27,778.24	7.50000	6.92200	81	81	NA	279	1 YR CMT	2.375	18.250	2.375	NA	NA	12	9	10	12	2.943	7.500	60
121	ADJUSTABLE RATE	17,359.63	7.62500	6.95200	76	76	NA	284	1 YR CMT	2.500	NA	2.500	2.000	2.000	12	4	5	12	3.352	7.500	60
122	ADJUSTABLE RATE	34,945.49	8.12500	7.74700	90	90	NA	270	1 YR CMT	3.000	17.500	3.000	NA	NA	12	6	31	60	3.928	7.500	60
123	ADJUSTABLE RATE	485,870.43	8.00000	7.47700	337	337	NA	23	1 YR CMT	3.025	9.950	3.025	NA	NA	1	1	2	12	1.094	7.500	60
124	ADJUSTABLE RATE	14,896.88	8.50000	7.97700	111	111	NA	249	6 MO CMT	3.455	13.625	3.455	NA	NA	36	9	10	36	2.349	7.500	36
125	ADJUSTABLE RATE	391,941.07	7.57900	7.05600	340	340	NA	20	1 YR CMT	2.550	9.950	2.550	NA	NA	1	1	5	12	1.100	7.500	60
126	ADJUSTABLE RATE	213,426.71	8.87500	8.35200	340	340	NA	20	1 YR CMT	3.875	9.950	3.875	NA	NA	1	1	5	12	1.080	7.500	60
127	ADJUSTABLE RATE	169,971.05	8.25000	7.72700	342	342	NA	18	1 YR CMT	3.275	9.950	3.275	NA	NA	1	1	7	12	1.091	7.500	60
128	ADJUSTABLE RATE	340,852.94	8.00000	7.47700	345	345	NA	15	1 YR CMT	2.950	9.950	2.950	NA	NA	1	1	10	12	1.120	7.500	60
129	ADJUSTABLE RATE	320,567.37	8.50000	7.97700	348	348	NA	12	1 YR CMT	3.525	9.950	3.525	NA	NA	1	1	1	12	1.121	7.500	60
130	ADJUSTABLE RATE	260,680.90	8.50000	7.97700	341	341	NA	19	1 YR CMT	3.450	9.950	3.450	NA	NA	1	1	6	12	1.092	7.500	60
131	ADJUSTABLE RATE	244,928.74	8.25000	7.72700	339	339	NA	21	1 YR CMT	3.250	9.950	3.250	NA	NA	1	1	4	12	1.092	7.500	60
132	ADJUSTABLE RATE	263,967.65	8.25000	7.72700	300	352	52	8	6 MO LIBOR	2.250	13.250	2.250	5.000	1.000	6	52	53	6	1.133	7.500	6
133	ADJUSTABLE RATE	348,870.00	8.50000	7.97700	240	350	110	10	6 MO LIBOR	2.250	13.500	2.250	5.000	1.000	6	50	51	6	1.147	7.500	6
134	ADJUSTABLE RATE	146,565.20	7.25000	6.72700	240	352	112	8	6 MO LIBOR	2.250	12.250	2.250	5.000	1.000	6	52	53	6	1.130	7.500	6
135	ADJUSTABLE RATE	186,904.63	8.50000	7.97700	347	347	NA	13	1 YR CMT	3.525	9.950	3.250	NA	NA	1	1	12	12	1.108	7.500	60
136	ADJUSTABLE RATE	404,551.88	8.75000	8.22700	468	468	NA	12	1 YR CMT	3.650	9.950	3.650	NA	NA	1	1	1	12	1.126	7.500	60
137	ADJUSTABLE RATE	17,304,339.13	8.55199	8.02899	509	353	NA	7	6 MO LIBOR	6.003	14.634	8.013	2.817	1.029	6	19	NA	NA	NA	NA	NA
138	ADJUSTABLE RATE	725,842.17	8.58316	8.06016	476	356	NA	4	6 MO LIBOR	4.540	14.335	4.540	4.596	1.000	6	56	NA	NA	NA	NA	NA
139	ADJUSTABLE RATE	708,299.42	6.20085	5.72836	227	227	NA	99	1 YR CMT	2.108	11.848	2.108	3.058	1.846	26	19	NA	NA	NA	NA	NA
140	ADJUSTABLE RATE	2,099,041.98	7.69866	7.24047	230	230	NA	111	1 YR CMT	2.931	12.327	3.046	2.947	2.036	14	6	NA	NA	NA	NA	NA
141	ADJUSTABLE RATE	19,547,463.20	9.51426	8.99126	353	353	NA	6	6 MO LIBOR	5.975	15.691	7.751	2.393	1.296	6	20	NA	NA	NA	NA	NA
142	ADJUSTABLE RATE	983,655.02	8.98841	8.46541	476	476	NA	4	6 MO LIBOR	6.891	14.988	6.891	2.296	1.000	6	20	NA	NA	NA	NA	NA
143	ADJUSTABLE RATE	1,490,034.95	8.40618	7.88318	355	355	NA	5	6 MO LIBOR	4.052	14.204	4.640	4.368	1.435	6	55	NA	NA	NA	NA	NA
144	ADJUSTABLE RATE	2,640,646.20	9.24039	8.71565	288	288	NA	72	6 MO LIBOR	4.498	14.483	5.697	2.985	1.334	6	4	NA	NA	NA	NA	NA
145	ADJUSTABLE RATE	2,807,246.91	10.37343	9.85043	337	337	NA	15	PRIME	4.536	19.684	10.368	8.405	8.405	11	9	NA	NA	NA	NA	NA
146	FIXED RATE	451,743.84	5.19808	4.67508	257	150	NA	30	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
147	FIXED RATE	517,954.53	3.81992	3.41496	124	124	NA	90	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
148	FIXED RATE	725,687.39	3.80535	3.51655	230	230	NA	120	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
149	FIXED RATE	155,259.50	5.24504	4.83738	291	291	NA	53	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
150	FIXED RATE	1,007,886.24	4.69826	4.17526	341	341	NA	19	FIXED RATE	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA

(1)	The weighted average current Net Mortgage Rate equals the weighted average current gross Mortgage Rate less the Aggregate Fee Rate.

(2)
The weighted average remaining term for each assumed mortgage loan generally has been calculated as the number of months remaining between (i) the stated maturity date at origination, or if the assumed mortgage loan has been modified, the maturity date of such assumed mortgage loan, as modified and (ii) the Cut-off Date. If the remaining term is greater than the sum of remaining amortization term and the remaining interest-only term, then the remaining term will be the sum of the remaining amortization term and the remaining interest-only term for modeling purposes.

(3)
The weighted average remaining interest-only term for each assumed mortgage loan generally has been calculated as the number of months remaining between (i) the stated end of the interest-only period at origination, or if the assumed mortgage loan has been modified, the stated end of the interest-only period of such assumed mortgage loan, as modified and (ii) the Cut-off Date.

(4)	Number of months until the next payment adjustment date on which the monthly payment due on a mortgage loan with a negative amortization feature will adjust.

(5)	Number of months between the next payment adjustment date on which the monthly payment due on a mortgage loan with a negative amortization feature will adjust and the previous payment adjustment date.

(6)
Number of months until the next payment adjustment date on which the monthly payment due on a mortgage loan with a negative amortization feature will adjust, without regard to any applicable interest rate adjustment limitations of the related mortgage note, to account for the amortization of all amounts due until maturity.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The models used herein are the “Constant Prepayment Rate” or “CPR” assumption, which represents an assumed annualized rate of prepayment relative to the then-outstanding balance of a pool of new mortgage loans, and the “Prepayment Assumption,” which represents an assumed annualized rate of prepayment of 21% CPR. An assumption that CPR or the Prepayment Assumption is equal to any particular percentage is an assumption that such percentage of the then-outstanding balance of a pool of mortgage loans is prepaid during the course of each year.

Neither CPR nor the Prepayment Assumption purports to be a historical description of prepayment experience or prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The percentages of the Prepayment Assumption in the tables below do not purport to be historical correlations of relative prepayment experience of the Mortgage Loans or predictions of the anticipated relative rate of prepayment of the Mortgage Loans. Variations in the prepayment experience and the balance of the related Mortgage Loans that prepay may increase or decrease the percentages of initial Class Principal Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of the Prepayment Assumption.

The performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cashflows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that the Mortgage Loans will prepay at the same rate, that the Pool 1 Mortgage Loans and the Pool 2 Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Any difference between the assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of initial Class Principal Balances outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the Prepayment Assumption.

Subject to the foregoing discussion and assumptions, the following tables set forth the percentages of the initial Class Principal Balances of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of the Prepayment Assumption and the corresponding weighted average lives.

The weighted average life of a class of Offered Certificates is determined by (1) multiplying the amount of each net reduction of Class Principal Balance by the number of years from the date of issuance of the Certificates to the related Distribution Date, (2) adding the results, and (3) dividing the sum by the aggregate of the net distributions described in (1) above.

  Percentage of Initial Class Principal Balance of the Offered Certificates
Outstanding at the Following Percentages of the Prepayment Assumption

	Class 1-A1						Class 1-A2
Distribution Date	0%	50%	100%	150%	200%	250%	0%	50%	100%	150%	200%	250%
Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100
July 2008	95	70	46	21	0	0	100	100	100	100	91	38
July 2009	91	45	4	0	0	0	100	100	100	30	0	0
July 2010	86	22	0	0	0	0	100	100	37	0	0	0
July 2011	80	3	0	0	0	0	100	100	8	0	0	0
July 2012	75	0	0	0	0	0	100	70	0	0	0	0
July 2013	70	0	0	0	0	0	100	46	0	0	0	0
July 2014	65	0	0	0	0	0	100	31	0	0	0	0
July 2015	62	0	0	0	0	0	100	24	0	0	0	0
July 2016	57	0	0	0	0	0	100	16	0	0	0	0
July 2017	53	0	0	0	0	0	100	7	0	0	0	0
July 2018	49	0	0	0	0	0	100	0	0	0	0	0
July 2019	45	0	0	0	0	0	100	0	0	0	0	0
July 2020	41	0	0	0	0	0	100	0	0	0	0	0
July 2021	36	0	0	0	0	0	100	0	0	0	0	0
July 2022	23	0	0	0	0	0	100	0	0	0	0	0
July 2023	17	0	0	0	0	0	100	0	0	0	0	0
July 2024	10	0	0	0	0	0	100	0	0	0	0	0
July 2025	0	0	0	0	0	0	96	0	0	0	0	0
July 2026	0	0	0	0	0	0	77	0	0	0	0	0
July 2027	0	0	0	0	0	0	59	0	0	0	0	0
July 2028	0	0	0	0	0	0	43	0	0	0	0	0
July 2029	0	0	0	0	0	0	30	0	0	0	0	0
July 2030	0	0	0	0	0	0	17	0	0	0	0	0
July 2031	0	0	0	0	0	0	2	0	0	0	0	0
July 2032	0	0	0	0	0	0	0	0	0	0	0	0
July 2033	0	0	0	0	0	0	0	0	0	0	0	0
July 2034	0	0	0	0	0	0	0	0	0	0	0	0
July 2035	0	0	0	0	0	0	0	0	0	0	0	0
July 2036	0	0	0	0	0	0	0	0	0	0	0	0
July 2037	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)
Without Early Termination	10.12	1.92	1.00	0.66	0.48	0.37	20.78	6.49	2.99	1.85	1.32	0.99
With Early Termination (10% Optional Call)(1)	10.12	1.92	1.00	0.66	0.48	0.37	20.78	6.49	2.99	1.85	1.32	0.99

(1)    Assuming that the Master Servicer exercises the option to purchase the Mortgage Loans and other property of the Trust Fund on the Optional Call Date.

Percentage of Initial Class Principal Balance of the Offered Certificates
    Outstanding at the Following Percentages of the Prepayment Assumption

	Class 1-A3						Class 1-A4
Distribution Date	0%	50%	100%	150%	200%	250%	0%	50%	100%	150%	200%	250%
Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100
July 2008	100	100	100	100	100	100	100	100	100	100	100	100
July 2009	100	100	100	100	0	0	100	100	100	100	68	0
July 2010	100	100	100	0	0	0	100	100	100	44	0	0
July 2011	100	100	100	0	0	0	100	100	100	16	0	0
July 2012	100	100	43	0	0	0	100	100	100	0	0	0
July 2013	100	100	0	0	0	0	100	100	92	0	0	0
July 2014	100	100	0	0	0	0	100	100	70	0	0	0
July 2015	100	100	0	0	0	0	100	100	69	0	0	0
July 2016	100	100	0	0	0	0	100	100	60	0	0	0
July 2017	100	100	0	0	0	0	100	100	48	0	0	0
July 2018	100	94	0	0	0	0	100	100	38	0	0	0
July 2019	100	61	0	0	0	0	100	100	29	0	0	0
July 2020	100	30	0	0	0	0	100	100	21	0	0	0
July 2021	100	1	0	0	0	0	100	100	15	0	0	0
July 2022	100	0	0	0	0	0	100	81	9	0	0	0
July 2023	100	0	0	0	0	0	100	69	5	0	0	0
July 2024	100	0	0	0	0	0	100	57	2	0	0	0
July 2025	100	0	0	0	0	0	100	45	0	0	0	0
July 2026	100	0	0	0	0	0	100	36	0	0	0	0
July 2027	100	0	0	0	0	0	100	28	0	0	0	0
July 2028	100	0	0	0	0	0	100	22	0	0	0	0
July 2029	100	0	0	0	0	0	100	15	0	0	0	0
July 2030	100	0	0	0	0	0	100	10	0	0	0	0
July 2031	100	0	0	0	0	0	100	5	0	0	0	0
July 2032	42	0	0	0	0	0	100	1	0	0	0	0
July 2033	0	0	0	0	0	0	91	0	0	0	0	0
July 2034	0	0	0	0	0	0	56	0	0	0	0	0
July 2035	0	0	0	0	0	0	19	0	0	0	0	0
July 2036	0	0	0	0	0	0	0	0	0	0	0	0
July 2037	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)
Without Early Termination	24.93	12.42	5.01	2.54	1.8	1.34	27.19	18.23	10.15	3.32	2.13	1.59
With Early Termination (10% Optional Call)(1)	24.93	12.42	5.01	2.54	1.8	1.34	27.19	16.27	8.31	3.32	2.13	1.59

(1)    Assuming that the Master Servicer exercises the option to purchase the Mortgage Loans and other property of the Trust Fund on the Optional Call Date.

 Percentage of Initial Class Principal Balance of the Offered Certificates
 Outstanding at the Following Percentages of the Prepayment Assumption

	Class 1-A5						Class 2-A1
Distribution Date	0%	50%	100%	150%	200%	250%	0%	50%	100%	150%	200%	250%
Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100
July 2008	100	100	100	100	100	100	96	71	45	20	0	0
July 2009	100	100	100	100	100	37	94	46	4	0	0	0
July 2010	100	100	100	100	0	0	91	24	0	0	0	0
July 2011	98	92	89	86	0	0	88	5	0	0	0	0
July 2012	97	83	79	68	0	0	85	0	0	0	0	0
July 2013	95	72	64	44	0	0	82	0	0	0	0	0
July 2014	92	63	49	29	0	0	79	0	0	0	0	0
July 2015	82	41	23	18	0	0	75	0	0	0	0	0
July 2016	73	26	10	10	0	0	71	0	0	0	0	0
July 2017	64	17	4	5	0	0	67	0	0	0	0	0
July 2018	57	11	2	2	0	0	61	0	0	0	0	0
July 2019	51	7	1	0	0	0	56	0	0	0	0	0
July 2020	44	4	*	0	0	0	50	0	0	0	0	0
July 2021	38	3	*	0	0	0	44	0	0	0	0	0
July 2022	25	1	*	0	0	0	37	0	0	0	0	0
July 2023	20	1	*	0	0	0	30	0	0	0	0	0
July 2024	16	*	*	0	0	0	22	0	0	0	0	0
July 2025	10	*	0	0	0	0	14	0	0	0	0	0
July 2026	7	*	0	0	0	0	5	0	0	0	0	0
July 2027	4	*	0	0	0	0	0	0	0	0	0	0
July 2028	3	*	0	0	0	0	0	0	0	0	0	0
July 2029	2	*	0	0	0	0	0	0	0	0	0	0
July 2030	1	*	0	0	0	0	0	0	0	0	0	0
July 2031	1	*	0	0	0	0	0	0	0	0	0	0
July 2032	*	0	0	0	0	0	0	0	0	0	0	0
July 2033	*	0	0	0	0	0	0	0	0	0	0	0
July 2034	*	0	0	0	0	0	0	0	0	0	0	0
July 2035	*	0	0	0	0	0	0	0	0	0	0	0
July 2036	0	0	0	0	0	0	0	0	0	0	0	0
July 2037	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)
Without Early Termination	12.35	7.73	6.72	6.17	2.68	1.99	12.03	1.97	1.00	0.65	0.47	0.36
With Early Termination (10% Optional Call)(1)	12.35	7.72	6.63	5.30	2.68	1.99	12.03	1.97	1.00	0.65	0.47	0.36

*       Indicates a value between 0.0% and 0.5%.

(1)    Assuming that the Master Servicer exercises the option to purchase the Mortgage Loans and other property of the Trust Fund on the Optional Call Date.

Percentage of Initial Class Principal Balance of the Offered Certificates
Outstanding at the Following Percentages of the Prepayment Assumption

	Class 2-A2						Class 2-A3
Distribution Date	0%	50%	100%	150%	200%	250%	0%	50%	100%	150%	200%	250%
Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100
July 2008	100	100	100	100	89	35	100	100	100	100	100	100
July 2009	100	100	100	29	0	0	100	100	100	100	66	15
July 2010	100	100	39	0	0	0	100	100	100	57	0	0
July 2011	100	100	6	0	0	0	100	100	100	42	0	0
July 2012	100	73	0	0	0	0	100	100	83	28	0	0
July 2013	100	46	0	0	0	0	100	100	64	19	0	0
July 2014	100	27	0	0	0	0	100	100	50	13	0	0
July 2015	100	11	0	0	0	0	100	100	39	9	0	0
July 2016	100	0	0	0	0	0	100	97	31	6	0	0
July 2017	100	0	0	0	0	0	100	85	24	4	0	0
July 2018	100	0	0	0	0	0	100	74	18	2	0	0
July 2019	100	0	0	0	0	0	100	65	14	1	0	0
July 2020	100	0	0	0	0	0	100	57	11	*	0	0
July 2021	100	0	0	0	0	0	100	50	8	0	0	0
July 2022	100	0	0	0	0	0	100	43	6	0	0	0
July 2023	100	0	0	0	0	0	100	37	4	0	0	0
July 2024	100	0	0	0	0	0	100	32	3	0	0	0
July 2025	100	0	0	0	0	0	100	28	2	0	0	0
July 2026	100	0	0	0	0	0	100	24	1	0	0	0
July 2027	94	0	0	0	0	0	100	20	0	0	0	0
July 2028	78	0	0	0	0	0	100	17	0	0	0	0
July 2029	64	0	0	0	0	0	100	14	0	0	0	0
July 2030	50	0	0	0	0	0	100	12	0	0	0	0
July 2031	35	0	0	0	0	0	100	10	0	0	0	0
July 2032	19	0	0	0	0	0	100	8	0	0	0	0
July 2033	3	0	0	0	0	0	100	5	0	0	0	0
July 2034	0	0	0	0	0	0	87	3	0	0	0	0
July 2035	0	0	0	0	0	0	70	1	0	0	0	0
July 2036	0	0	0	0	0	0	46	0	0	0	0	0
July 2037	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)
Without Early Termination	22.99	6.10	2.99	1.85	1.31	0.98	28.50	15.36	8.13	4.43	2.28	1.69
With Early Termination (10% Optional Call)(1)	22.99	6.10	2.99	1.85	1.31	0.98	28.36	13.75	7.13	3.98	2.28	1.69

*       Indicates a value between 0.0% and 0.5%.

(1)    Assuming that the Master Servicer exercises the option to purchase the Mortgage Loans and other property of the Trust Fund on the Optional Call Date.

Percentage of Initial Class Principal Balance of the Offered Certificates
Outstanding at the Following Percentages of the Prepayment Assumption

	Class 2-A4						Class M-1
Distribution Date	0%	50%	100%	150%	200%	250%	0%	50%	100%	150%	200%	250%
Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100
July 2008	98	85	73	60	47	35	100	100	100	100	100	100
July 2009	97	73	52	33	17	4	100	100	100	100	100	100
July 2010	95	62	35	15	0	0	100	100	100	100	99	0
July 2011	94	52	28	11	0	0	100	100	78	72	70	0
July 2012	93	43	22	7	0	0	100	100	61	49	40	0
July 2013	91	37	17	5	0	0	100	94	47	33	21	0
July 2014	89	33	13	4	0	0	100	82	36	22	11	0
July 2015	87	29	10	2	0	0	100	72	28	14	4	0
July 2016	86	25	8	2	0	0	100	63	22	9	1	0
July 2017	83	22	6	1	0	0	100	55	17	5	0	0
July 2018	80	20	5	1	0	0	100	48	13	3	0	0
July 2019	78	17	4	*	0	0	100	42	10	1	0	0
July 2020	75	15	3	*	0	0	100	36	7	*	0	0
July 2021	72	13	2	0	0	0	100	31	5	0	0	0
July 2022	68	11	2	0	0	0	100	26	4	0	0	0
July 2023	65	10	1	0	0	0	100	23	2	0	0	0
July 2024	61	8	1	0	0	0	100	19	2	0	0	0
July 2025	57	7	*	0	0	0	100	16	1	0	0	0
July 2026	52	6	*	0	0	0	100	14	*	0	0	0
July 2027	48	5	0	0	0	0	100	11	0	0	0	0
July 2028	45	5	0	0	0	0	97	9	0	0	0	0
July 2029	41	4	0	0	0	0	89	7	0	0	0	0
July 2030	38	3	0	0	0	0	80	6	0	0	0	0
July 2031	35	3	0	0	0	0	71	4	0	0	0	0
July 2032	31	2	0	0	0	0	61	3	0	0	0	0
July 2033	27	1	0	0	0	0	52	2	0	0	0	0
July 2034	23	1	0	0	0	0	41	1	0	0	0	0
July 2035	18	*	0	0	0	0	30	*	0	0	0	0
July 2036	12	0	0	0	0	0	19	0	0	0	0	0
July 2037	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)
Without Early Termination	18.93	6.46	3.34	1.93	1.14	0.86	25.91	12.22	6.85	5.63	5.02	2.47
With Early Termination (10% Optional Call)(1)	18.90	6.04	3.08	1.81	1.14	0.86	25.85	11.36	6.19	4.91	4.07	2.47

*       Indicates a value between 0.0% and 0.5%.

(1)    Assuming that the Master Servicer exercises the option to purchase the Mortgage Loans and other property of the Trust Fund on the Optional Call Date.

Percentage of Initial Class Principal Balance of the Offered Certificates
Outstanding at the Following Percentages of the Prepayment Assumption

	Class M-2						Class M-3
Distribution Date	0%	50%	100%	150%	200%	250%	0%	50%	100%	150%	200%	250%
Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100
July 2008	100	100	100	100	100	100	100	100	100	100	100	100
July 2009	100	100	100	100	100	100	100	100	100	100	100	100
July 2010	100	100	100	100	100	0	100	100	100	100	100	54
July 2011	100	100	78	72	70	0	100	100	78	72	70	45
July 2012	100	100	61	49	40	0	100	100	61	49	40	18
July 2013	100	94	47	33	22	0	100	94	47	33	22	6
July 2014	100	82	36	22	11	0	100	82	36	22	11	0
July 2015	100	72	28	14	5	0	100	72	28	14	5	0
July 2016	100	63	22	9	1	0	100	63	22	9	1	0
July 2017	100	55	17	5	0	0	100	55	17	5	0	0
July 2018	100	48	13	3	0	0	100	48	13	3	0	0
July 2019	100	42	10	1	0	0	100	42	10	1	0	0
July 2020	100	36	7	*	0	0	100	36	7	*	0	0
July 2021	100	31	5	0	0	0	100	31	5	0	0	0
July 2022	100	26	4	0	0	0	100	26	4	0	0	0
July 2023	100	23	2	0	0	0	100	23	2	0	0	0
July 2024	100	19	2	0	0	0	100	19	2	0	0	0
July 2025	100	16	1	0	0	0	100	16	1	0	0	0
July 2026	100	14	*	0	0	0	100	14	*	0	0	0
July 2027	100	11	0	0	0	0	100	11	0	0	0	0
July 2028	97	9	0	0	0	0	97	9	0	0	0	0
July 2029	89	7	0	0	0	0	89	7	0	0	0	0
July 2030	80	6	0	0	0	0	80	6	0	0	0	0
July 2031	71	4	0	0	0	0	71	4	0	0	0	0
July 2032	61	3	0	0	0	0	61	3	0	0	0	0
July 2033	52	2	0	0	0	0	52	2	0	0	0	0
July 2034	41	1	0	0	0	0	41	1	0	0	0	0
July 2035	30	*	0	0	0	0	30	*	0	0	0	0
July 2036	19	0	0	0	0	0	19	0	0	0	0	0
July 2037	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life (in years)
Without Early Termination	25.91	12.22	6.85	5.63	5.04	2.80	25.91	12.22	6.85	5.63	5.04	3.97
With Early Termination (10% Optional Call)(1)	25.85	11.36	6.19	4.91	4.08	2.80	25.85	11.36	6.19	4.91	4.08	3.08

*       Indicates a value between 0.0% and 0.5%.

(1)    Assuming that the Master Servicer exercises the option to purchase the Mortgage Loans and other property of the Trust Fund on the Optional Call Date.

Percentage of Initial Class Principal Balance of the Offered Certificates
Outstanding at the Following Percentages of the Prepayment Assumption

	Class M-4, B-1 and B-2
Distribution Date	0%	50%	100%	150%	200%	250%
Initial Percentage	100	100	100	100	100	100
July 2008	100	100	100	100	100	100
July 2009	100	100	100	100	100	100
July 2010	100	100	100	100	100	100
July 2011	100	100	78	72	70	82
July 2012	100	100	61	49	40	33
July 2013	100	94	47	33	22	10
July 2014	100	82	36	22	11	0
July 2015	100	72	28	14	5	0
July 2016	100	63	22	9	1	0
July 2017	100	55	17	5	0	0
July 2018	100	48	13	3	0	0
July 2019	100	42	10	1	0	0
July 2020	100	36	7	*	0	0
July 2021	100	31	5	0	0	0
July 2022	100	26	4	0	0	0
July 2023	100	23	2	0	0	0
July 2024	100	19	2	0	0	0
July 2025	100	16	1	0	0	0
July 2026	100	14	*	0	0	0
July 2027	100	11	0	0	0	0
July 2028	97	9	0	0	0	0
July 2029	89	7	0	0	0	0
July 2030	80	6	0	0	0	0
July 2031	71	4	0	0	0	0
July 2032	61	3	0	0	0	0
July 2033	52	2	0	0	0	0
July 2034	41	1	0	0	0	0
July 2035	30	*	0	0	0	0
July 2036	19	0	0	0	0	0
July 2037	0	0	0	0	0	0
Weighted Average Life (in years)
Without Early Termination	25.91	12.22	6.85	5.63	5.04	4.81
With Early Termination (10% Optional Call)(1)	25.85	11.36	6.19	4.91	4.08	3.17

*       Indicates a value between 0.0% and 0.5%.

(1)    Assuming that the Master Servicer exercises the option to purchase the Mortgage Loans and other property of the Trust Fund on the Optional Call Date.

Material Federal Income Tax Considerations

Tax Classification of the Trust Fund

The Pooling and Servicing Agreement provides that the assets of the Trust Fund (exclusive of the Reserve Fund, the Cap Agreement, the Swap Agreement and the Supplemental Interest Trust) will be designated as one or more REMICs. See “Material Federal Income Tax Considerations—Types of Securities—REMIC Securities Generally” in the Prospectus. The Pooling and Servicing Agreement will designate each of the Class R and Class RL Certificates as representing ownership of the residual interests in one or more REMICs. Upon the issuance of the Offered Certificates, McKee Nelson LLP, special counsel to the Depositor (“Tax Counsel”), will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, each REMIC created by and designated in the Pooling and Servicing Agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”) and the Class R and Class RL Certificates will represent ownership of the residual interests in one or more REMICs. In addition, Tax Counsel will deliver an opinion to the effect that each of the Reserve Fund and the Supplemental Interest Trust is an “outside reserve fund” that is beneficially owned by the beneficial owners of the Class X Certificates.

Tax Treatment of the Offered Certificates

For federal income tax purposes, a beneficial owner of an Offered Certificate will be treated (1) as holding an undivided interest in a REMIC regular interest corresponding to that Certificate and (2) as having entered into a limited recourse notional principal contract (the “Notional Principal Contract”). The REMIC regular interest corresponding to an Offered Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Offered Certificate to which it corresponds, except that any Swap Termination Payment will be treated as being payable only from Excess Cashflow and the maximum interest of such REMIC regular interest will equal the weighted average Net Mortgage Rate of all Mortgage Loans (adjusted, except in the case of the Class A-IO Certificates, to account for payments to the Class A-IO Certificates). Any amount paid on an Offered Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been paid on such certificate from the Supplemental Interest Trust pursuant to the Notional Principal Contract. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Offered Certificates to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Notional Principal Contract.

Consequently, each beneficial owner of an Offered Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under “Material Federal Income Tax Considerations—Types of Securities—REMIC Securities Generally” in the Prospectus. In addition, each beneficial owner of an Offered Certificate will be required to report net income with respect to the Notional Principal Contract component and will be permitted to recognize a net deduction with respect to the Notional Principal Contract component, subject to the discussion under “—Taxation of the Notional Principal Contract Components” below. Prospective investors are encouraged to consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Principal Certificate.

Allocations. A beneficial owner of an Offered Certificate must allocate its purchase price for the Certificate between its components—the REMIC regular interest component and the Notional Principal Contract component. For information reporting purposes, it will be assumed that the Notional Principal Contract components have nominal value. Each Notional Principal Contract is difficult to value, and the Internal Revenue Service (“IRS”) could assert that the value of a Notional Principal Contract component as of the closing date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Notional Principal Contract components.

Upon the sale, exchange, or other disposition of an Offered Certificate, the beneficial owner of the Certificate must allocate the amount realized between the components of the Certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Notional Principal Contract component. See “Material Federal Income Tax Considerations—Taxation of Securities Treated as Debt Instruments—Sale or Other Disposition” in the Prospectus and “—Taxation of the Notional Principal Contract Components” below.

It is possible that a beneficial owner of an Offered Certificate could be treated as having received a premium to enter into the related Notional Principal Contract. In such a case, the beneficial owner would be treated as having paid the premium as additional consideration for the REMIC regular interest corresponding to such certificate. The beneficial owner would be required to include the premium in income over the life of such Principal Certificate, taking into account the declining balance of the related REMIC regular interest. As stated above, however, the Notional Principal Contracts will be treated as having nominal value for tax information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert that a premium was received by a beneficial owner of an Offered Certificate. The remainder of this discussion assumes that no such premium will be received by a beneficial owner of an Offered Certificate in connection with its acquisition (or will be paid by a beneficial owner of an Offered Certificate in connection with its disposition).

Original Issue Discount. The REMIC regular interest component of the Class A-IO Certificate will be, and the REMIC regular interest component of any other Offered Certificate may be, issued with OID. A beneficial owner of an Offered Certificate must include any OID with respect to such component in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See “Material Federal Income Tax Considerations—Taxation of Securities Treated as Debt Instruments—Interest Income and OID” in the Prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount or bond premium with respect to the regular interest component of an Offered Certificate will be a rate equal to 21% CPR. See “Certain Yield and Prepayment Considerations” above. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate.

Class A-IO Termination Event. Each beneficial owner of a Class A-IO Certificate also will be treated as having entered into a contract for the transfer of its Certificate in connection with the optional purchase of the Mortgage Loans and other property of the Trust Fund as described under “The Agreements—Early Termination of the Trust Fund” above. Pursuant to that contract, each beneficial owner of a Class A-IO Certificate will have agreed to transfer the Certificate to the purchaser of the Mortgage Loans and other property of the Trust Fund for a price equal to the Class A-IO Termination Amount and that transfer will be treated as a sale of the Certificate to that purchaser. See “Material Federal Income Tax Consideration—Taxation of Securities Treated as Debt Instruments—Sale or Other Disposition” in the Prospectus. As a result, no Class A-IO Termination Amount will be treated as having been paid by any REMIC formed pursuant to the Pooling and Servicing Agreement, and no Class A-IO Termination Amount will be treated as an amount paid on a REMIC regular interest. Each beneficial owner of a Class A-IO Certificate will agree by their acquisition of a Class A-IO Certificate to treat the Class A-IO Termination Amount in this manner. For information reporting purposes, it will be assumed that each such contract has no more than a nominal value as of the issuance of the Class A-IO Certificates. Each contract is difficult to value, and the IRS could assert that the value of the contracts is greater than the value assumed for information reporting purposes. If the IRS were to succeed with that assertion, a beneficial owner may be treated as having paid a lesser amount for the REMIC regular interest represented by a Class A-IO Certificate, resulting in a greater amount of OID with respect to that REMIC regular interest. Prospective investors are encouraged to consult their own tax advisors regarding the tax consequences of the Class A-IO Termination Amount.

Taxation of the Notional Principal Contract Components

The portion of the overall purchase price of an Offered Certificate attributable to the Notional Principal Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method—the level yield constant interest method—the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal balance of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Notional Principal Contract component of an Offered Certificate.

Any payments to a beneficial owner of an Offered Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received on such certificate pursuant to the Notional Principal Contract, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Notional Principal Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Offered Certificates to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Notional Principal Contract, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to the Notional Principal Contract for such taxable year. Although not clear, net income or a net deduction with respect to the Notional Principal Contract should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to the Notional Principal Contract component is limited under Sections 67 and 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual’s trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Notional Principal Contract component in computing the beneficial owner’s alternative minimum tax liability.

Because a beneficial owner of an Offered Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Notional Principal Contract but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate may have income that exceeds cash distributions on the Offered Certificate, in any period and over the term of the Offered Certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Notional Principal Contract would be subject to the limitations described above.

Upon the sale, exchange, or other disposition of an Offered Certificate, the beneficial owner of the Certificate must allocate the amount realized between the components of the Certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Notional Principal Contract component. Assuming that the Offered Certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Notional Principal Contract component should be capital gain or loss.

Special Tax Attributes

The REMIC regular interest components of the Offered Certificates (exclusive of the right to receive the Class A-IO Termination Amount in the case of the Class A-IO Certificates) will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust Fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest components of the Offered Certificates will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. See “Material Federal Income Tax Considerations—Special Tax Attributes—REMIC Securities” in the Prospectus. The Notional Principal Contract components of the Offered Certificates and the right to receive the Class A-IO Termination Amount will not qualify, however, as assets described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Offered Certificates may not be a suitable investment for a REMIC.

ERISA Considerations

Any person purchasing an Offered Certificate otherwise eligible for purchase by Plans (as defined below) under the individual exemption issued to J.P. Morgan Securities Inc. (Prohibited Transaction Exemption (“PTE”) 90-23 as amended and restated by PTE 2007-5) (the “Exemption”), which Offered Certificate entitles the holder to receive payments under the Swap Agreement from the Supplemental Interest Trust, will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such Offered Certificate without the right to receive payments with respect to the Swap Agreement from the Supplemental Interest Trust, together with the right to receive such payments.

The Class A and Class A-IO Certificates (the “ERISA Eligible Certificates”) are eligible for relief under the Exemption, and may be purchased by an employee benefit plan or other retirement arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or to Section 4975 of the Code (collectively, a “Plan”) and that is an “accredited investor” within the meaning of Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), or by a person investing on behalf of or with plan assets of such a Plan. Such exemptive relief should apply to the acquisition and holding by such Plans of the Class A and Class A-IO Certificates and the operation and management of the Trust Fund and its assets (exclusive of the right to receive payments with respect to the Swap Agreement from the Supplemental Interest Trust).

A fiduciary of a Plan should carefully review with its legal advisors whether the purchase or holding of ERISA Eligible Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. See “ERISA Considerations” in the Prospectus for a description of the requirements for relief under the Exemption.

Because the loan-to-value-ratios of some of the Mortgage Loans exceed 100% and the Subordinate Certificates are subordinate to other classes of certificates with respect to the right to receive distributions in the event of defaults or delinquencies on the Trust Fund assets, they do not qualify as ERISA Eligible Certificates under the Exemption. In addition, the rating of an ERISA Eligible Certificate may change. If the rating of a class of an ERISA Eligible Certificate declines below the lowest permitted rating, Certificates of that class may no longer be eligible for relief under the Exemption (although a Plan that had purchased a Certificate of that class when the Certificate had a permitted rating would not be required to dispose of it). Consequently, transfers of any Subordinate Certificates (other than the Class M-4, Class B-1 and Class B-2 Certificates) or any ERISA Eligible Certificates whose rating is below “AA-”, or its equivalent, upon its acquisition (the “ERISA-Restricted Offered Certificates”) will not be registered by the Trustee unless the Trustee receives:

•
a representation from the transferee of the ERISA-Restricted Offered Certificate, acceptable to and in form and substance satisfactory to the Trustee, that the transferee is not a Plan, or a person acting on behalf of a Plan or using a Plan’s assets to effect the transfer;

•
if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the ERISA-Restricted Offered Certificate with funds contained in an “insurance company general account” (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of the ERISA-Restricted Offered Certificate are covered under Sections I and III of PTCE 95-60; or

•
an opinion of counsel satisfactory to the Trustee that the purchase and holding of the ERISA-Restricted Offered Certificate by a Plan, or any person acting on behalf of a Plan or using a Plan’s assets, will not result in non-exempt prohibited transactions under Title I of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Master Servicer, any Servicer, the Sponsor or the Depositor to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

Each transferee of an interest in an ERISA-Restricted Offered Certificate in book-entry form will be deemed to have made one of the representations set forth above.

If an Offered Certificate (including a Class M-4, Class B-1 or Class B-2 Certificate) has not been underwritten by an Underwriter, it will not be eligible to be purchased by Plans under the Exemption or PTCE 95-60, as applicable. However, in the event that such Offered Certificate is subsequently underwritten or placed by an Underwriter, or another underwriter that has obtained an individual exemption similar to the Exemption, such Offered Certificate may be acquired under the same conditions as are described above for other Offered Certificates that are eligible under the Exemption or PTCE 95-60, as applicable.

See “ERISA Considerations” in the Prospectus.

ERISA Considerations with respect to the Swap Agreement

The Exemption may not apply to the acquisition, holding or resale of the right to receive payments with respect to the Swap Agreement from the Supplemental Interest Trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Swap Counterparty is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, no Plan or other person using Plan assets may acquire or hold an ERISA Eligible Certificate otherwise eligible for the Exemption before the termination of the Swap Agreement or while any amounts received from the Swap Counterparty under the Swap Agreement remain on deposit in the Reserve Fund, unless such acquisition or holding is eligible for administrative or statutory relief. Administrative relief is available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the ERISA Eligible Certificates for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire the ERISA Eligible Certificates or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan. Plan fiduciaries should consult their legal counsel concerning this issue. Each beneficial owner of an ERISA Eligible Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the ERISA Eligible Certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such Certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions as required immediately above. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Swap Agreement, any ERISA Eligible Certificate whose rating has fallen to below “AA-”, or its equivalent, could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the Swap Agreement or while any amounts received from the Swap Counterparty under the Swap Agreement remain on deposit in the Reserve Fund.

If any ERISA Eligible Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an ERISA Eligible Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor, the Sponsor, the Trustee, the Master Servicer and any servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding. In the event that the representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan’s assets is attempted without an opinion of counsel, the attempted transfer or acquisition will be void and of no effect.

See “ERISA Considerations” in the Prospectus.

Legal Investment Considerations

The Offered Certificates will not constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions with legal authority to invest in mortgage related securities may not be legally authorized to invest in the Offered Certificates.

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors are encouraged to consult their own legal advisors to determine whether and to what extent the Certificates may be purchased by them.

See “Legal Investment Considerations” in the Prospectus.

Use of Proceeds

The net proceeds received from the sale of the Offered Certificates will be applied by the Depositor toward the purchase of the Mortgage Loans and the repayment of any related financing.

Method of Distribution

Subject to the terms and conditions set forth in the underwriting agreement relating to the Offered Certificates (the “Underwriting Agreement”), the Depositor has agreed to sell to J.P. Morgan Securities Inc, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the “Underwriters”), and the Underwriters have agreed, severally and not jointly, to purchase from the Depositor, the initial principal balance (or notional balance) of each class of Offered Certificates listed below (the “Underwritten Certificates”) as set forth opposite its name below.

Class	J.P. Morgan Securities Inc.		Citigroup Global Markets Inc.	Merrill Lynch, Pierce, Fenner & Smith Incorporated
A-IO	$79,896,934	(1)	$0	$0
1-A1	$47,727,110		$9,905,945	$9,905,945
1-A2	$21,979,954		$4,562,023	$4,562,023
1-A3	$5,234,938		$1,086,531	$1,086,531
1-A4	$9,366,778		$1,944,111	$1,944,111
1-A5	$9,367,486		$1,944,257	$1,944,257
2-A1	$40,039,356		$8,310,322	$8,310,322
2-A2	$18,681,970		$3,877,515	$3,877,515
2-A3	$20,984,976		$4,355,512	$4,355,512
2-A4	$49,466,200		$10,266,900	$10,266,900
M-1	$15,237,710		$3,162,645	$3,162,645
M-2	$4,353,732		$903,634	$903,634
M-3	$7,754,888		$1,609,556	$1,609,556
____________________

(1) Indicates the initial notional balance.

The Depositor has been advised by the Underwriters that they propose initially to offer the Underwritten Certificates to the public at the respective offering prices set forth on the front cover of this prospectus supplement, and to certain dealers at those prices less a concession not in excess of 0.60% per each class of Underwritten Certificates. The Underwriters may allow and such dealers may re-allow a concession not in excess of 0.60% per each class of Underwritten Certificates to certain other dealers. After the initial public offering, the public offering prices and concessions may be changed.

Until the distribution of the Underwritten Certificates is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Underwritten Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Underwritten Certificates. Those transactions consist of bids or purchased for the purpose of pegging, fixing or maintaining the price of the Underwritten Certificates.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

Neither the Depositor nor any Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Underwritten Certificates. In addition, neither the Depositor nor any Underwriter makes any representation that the Underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

The Underwriting Agreement provides that the Sponsor and the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

There can be no assurance that a secondary market for the Underwritten Certificates will develop or, if it does develop, that it will continue or provide Certificateholders with sufficient liquidity of investment.

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $1,800,000.

From time to time certain of the Underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, affiliates of the Depositor. Certain of the Underwriters or their affiliates have provided financing for certain of the Mortgage Loans. A portion of the proceeds of the sale of the Underwritten Certificates will be used to repay this financing.

The Class M-4, Class B-1 and Class B-2 Certificates may be offered by the Depositor from time to time directly or through underwriters or agents on terms described in a supplement to this prospectus supplement.

The Class X Certificates will initially be issued to Bayview Financial Acquisition Trust II, a Delaware statutory trust (“BFAT II”). The Class R and Class RL Certificates will be issued to BFLP.

BFAT II is an affiliate of the Depositor, the Sponsor, BLS and Interbay.

Legal Matters

Certain legal matters with respect to the Offered Certificates will be passed upon for the Depositor by McKee Nelson LLP, Washington, D.C., and for the Underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to the issuance of the Offered Certificates that they receive the applicable ratings from Fitch Ratings (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services (“S&P” and, together with Fitch and Moody’s, the “Rating Agencies”) indicated under “Initial Certificate Ratings” in the table on page S-1.

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A securities rating addresses the likelihood of the receipt by Certificateholders of payments in the amount of scheduled payments on the Mortgage Loans. A rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Certificates. The ratings assigned to the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments. In addition, the ratings do not address the likelihood that any Basis Risk Shortfall or Deferred Principal Amount will be paid to Certificateholders from Excess Interest.

A rating does not address the possibility that Certificateholders might suffer a lower than anticipated yield due to prepayments, or that holders of Class A-IO Certificates may fail to recoup their initial investments.

The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by any Rating Agency.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by the other rating agency. The rating assigned by the other rating agency to the Offered Certificates could be lower than the ratings assigned by the Rating Agencies.

No arrangement will be made for ongoing monitoring of the ratings on the Offered Certificates.

Index of Defined Terms

Defined Term	Page
60-Day Delinquency Rate	S-87
AB Servicing Criteria	S-64
Accrual Period	S-74
Additional Termination Events	S-96
Adjustable Rate Mortgage Loans	S-45
Adjustment Date	S-46
Advance	S-63
Advances	S-63
Affected Party	S-97
Aggregate Fee Rate	S-45
Aggregate Pool Balance	S-63
Agreements	S-56
A-IO(1) Component	S-72
A-IO(1) Component Interest Rate	S-75
A-IO(1) Component Net Funds Cap	S-75
A-IO(1) Component Notional Balance	S-72
A-IO(2) Component	S-72
A-IO(2) Component Interest Rate	S-75
A-IO(2) Component Net Funds Cap	S-75
A-IO(2) Component Notional Balance	S-72
Allocation Percentage	S-90
Applied Loss Amount	S-99
Assessment of Compliance	S-64
Balloon Mortgage Loans	S-44
Balloon Payment	S-44
Barclays	S-83
Basis Risk Payment	S-84
Basis Risk Shortfall	S-84
BFAT II	S-126
BFLP	S-60
BFPT II	S-42
BLS	S-41
Book-Entry Certificates	S-74
Business Day	S-74
Cap Agreement	S-82
Cap Counterparty	S-82
Carryforward Interest	S-77
Cede	S-74
Certificate Distribution Account	S-62
Certificate Group	S-72
Certificateholder	S-43
Certificates	S-71
Class 1-A5 Lockout Percentage	S-89
Class 1-A5 Priority Amount	S-89
Class A Certificates	S-72
Class A-IO Termination Amount	S-65
Class Notional Balance	S-72
Class Principal Balance	S-73
Clearstream	S-74
Closing Date	S-42
Code	S-119
Collection Account	S-62
Compensating Interest	S-81
Condominium Loans	S-42
Constant Prepayment Rate	S-111
Cooperative Loans	S-42
Cooperatives	S-42
CPR	S-111
Cumulative Loss Trigger Event	S-88
Current Interest	S-77
Current Loan-to-Value Ratio	S-44
Custodial Account	S-64
Custodian Fee	S-69
Custodian Fee Rate	S-69
Cut-off Date	S-42
Cut-off Date Aggregate Pool Balance	S-86
Defaulting Party	S-97
Deferred Principal Amount	S-94
Deleted Mortgage Loan	S-59
Delinquency Determination Date	S-45
Delinquency Event	S-87
Depositor	S-42
Distribution Date	S-73
DTC	S-74
Due Date	S-46
Due Period	S-77
Early Termination Date	S-95
Enhancement Percentage	S-88
ERISA	S-122
ERISA Eligible Certificates	S-122
ERISA-Restricted Offered Certificates	S-123
Euroclear	S-74
Event of Default	S-66
Excess Cashflow	S-92
Excess Interest	S-81
Exemption	S-122
Fitch	S-126
Fixed Rate Mortgage Loans	S-46

Gross Margin	S-46
Group	S-83
Group 1 Certificates	S-72
Group 1 Senior Principal Distribution Percentage	S-86
Group 2 Certificates	S-72
Group 2 Senior Principal Distribution Percentage	S-86
Index	S-46
Insurance Proceeds	S-78
Interbay	S-49
Interest Rate	S-75
Interest Rate Swap Amount	S-97
Interest Remittance Amount	S-77
Interest-Only Loans	S-48
IRS	S-119
ISDA	S-82
ISDA Master Agreement	S-94
Issuing Entity	S-69
LIBOR	S-85
LIBOR Business Day	S-85
LIBOR Certificates	S-72
LIBOR Rate Adjustment Date	S-85
Liquidated Mortgage Loan	S-98
Liquidation Expenses	S-78
Liquidation Proceeds	S-78
Long ARM Mortgage Loans	S-47
Loss Amount	S-98
M&T Bank	S-41
Master Servicer	S-40
Master Servicer Remittance Date	S-55
Master Servicing Fee	S-63
Master Servicing Fee Rate	S-63
Maximum Mortgage Rate	S-47
Minimum Credit Rating	S-83
Minimum Mortgage Rate	S-47
MLCSI	S-97
Modeling Assumptions	S-104
Monthly Payment	S-43
Moody’s	S-126
Mortgage Loan Diligence Agreement	S-58
Mortgage Loan Purchase Agreement	S-42
Mortgage Loans	S-42
Mortgage Note	S-43
Mortgage Pool	S-42
Mortgage Rate	S-45
Mortgaged Property	S-42
Net Liquidation Proceeds	S-78
Net Mortgage Rate	S-45
Net Prepayment Interest Shortfalls	S-81
Net Swap Payment	S-94
Notional Principal Contract	S-119
Offered Certificates	S-72
One-Year CMT	S-46
Optimal Interest Remittance Amount	S-75
Optional Call Date	S-65
Original Loan-to-Value Ratio	S-44
Overcollateralization Amount	S-86
Overcollateralization Floor	S-87
Overcollateralization Release Amount	S-86
Participant	S-74
Payahead	S-78
Periodic Cap	S-47
Plan	S-122
Pool 1	S-42
Pool 1 Adjustable Rate Mortgage Loans	S-45
Pool 1 Available Funds Cap	S-76
Pool 1 Excess Interest	S-80
Pool 1 Fixed Rate Mortgage Loans	S-45
Pool 1 Mortgage Loans	S-45
Pool 2	S-42
Pool 2 Adjustable Rate Mortgage Loans	S-45
Pool 2 Available Funds Cap	S-76
Pool 2 Excess Interest	S-81
Pool 2 Fixed Rate Mortgage Loans	S-45
Pool 2 Mortgage Loans	S-45
Pool 2 Net WAC	S-76
Pool Balance	S-78
Pool Percentage	S-78
Pooling and Servicing Agreement	S-56
Prepayment Assumption	S-111
Prepayment Interest Shortfall	S-81
Prepayment Period	S-79
Prime Rate	S-46
Principal Balance	S-79
Principal Distribution Amount	S-86
Principal Remittance Amount	S-86
PTE	S-122
PTE 95-60	S-123
Qualified Substitute Mortgage Loan	S-57
Rating Agencies	S-126
Realized Loss	S-98
Record Date	S-73
Reference Bank Rate	S-85
Related Senior Priority	S-91
Release	S-46
Relief Act	S-63
REMIC	S-73
Removable Mortgage Loan	S-43
REO Property	S-41
Reserve Fund	S-84
Reserve Fund Requirement	S-94

Residual Certificates	S-72
Re-Sold Mortgage Loans	S-42
Retained Interest	S-56
Retained Interest Rate	S-56
Revolving Trust	S-42
Rolling Three Month Delinquency Rate	S-87
S&P	S-126
Securities Act	S-122
Senior Available Funds Cap Percentage	S-76
Senior Certificates	S-72
Servicer Remittance Date	S-55
Servicers	S-41
Servicing Agreement	S-60
Servicing Fee	S-63
Servicing Fee Rate	S-63
Six-Month LIBOR	S-46
Sponsor	S-60
Statement of Compliance	S-64
Stepdown Date	S-87
Strike Rate	S-82
Subordinate Available Funds Cap	S-76
Subordinate Certificates	S-72
Subordination Trigger Event	S-88
Subsequent Recovery	S-79
Substitution Amount	S-79
Supplemental Interest Trust	S-94
Swap Account	S-94
Swap Agreement	S-94
Swap Counterparty	S-94
Swap Counterparty Trigger Event	S-97
Swap Default	S-95
Swap Early Termination	S-96
Swap Notional Amount	S-94
Swap Termination Payment	S-96
Targeted Overcollateralization Amount	S-86
Tax Counsel	S-119
Termination Events	S-96
Trigger Event	S-87
Trust Accounts	S-53
Trust Fund	S-72
Trustee Fee	S-69
Trustee Fee Rate	S-69
U.S. Bank	S-68
Underwriters	S-125
Underwriting Agreement	S-125
Underwritten Certificates	S-125
Unpaid Basis Risk Shortfall	S-84
Wells Fargo Bank	S-40

The following Annexes are explicitly incorporated into, and constitute a part of, this prospectus supplement and the prospectus dated July 6, 2007.

Annex A

Schedule of Cap Agreement Notional Amounts

Distribution Date occurring in	Notional Amount ($)
August 2007	107,108,429.52
September 2007	105,351,681.70
October 2007	103,623,747.33
November 2007	101,924,153.82
December 2007	100,252,436.33
January 2008	98,608,137.66
February 2008	96,990,808.08
March 2008	95,400,005.27
April 2008	93,835,294.15
May 2008	92,296,246.77
June 2008	90,782,442.20
July 2008	89,293,466.42
August 2008	87,828,912.20
September 2008	86,388,378.99
October 2008	84,971,472.81
November 2008	83,577,806.13
December 2008	82,206,997.79
January 2009	80,858,672.88
February 2009	79,532,462.63
March 2009	78,228,004.33
April 2009	76,944,941.20
May 2009	75,682,922.35
June 2009	74,441,602.60
July 2009	73,220,642.47
August 2009	72,019,708.01
September 2009	70,838,470.78
October 2009	69,676,607.70
November 2009	68,533,801.03
December 2009	67,409,738.19
January 2010	66,304,111.76
February 2010	65,216,619.35
March 2010	64,146,963.55
April 2010	63,094,851.79
May 2010	62,059,996.33
June 2010	61,042,114.14
July 2010	60,040,926.82
August 2010	59,056,160.57
September 2010	58,087,546.04
October 2010	57,134,818.32
November 2010	56,197,716.84
December 2010	55,275,985.31
January 2011	54,369,371.64
February 2011	53,477,627.87
March 2011	52,600,510.11

S-A-1

Distribution Date occurring in	Notional Amount ($)
April 2011	51,737,778.47
May 2011	50,889,196.99
June 2011	50,054,533.59
July 2011	49,233,559.99
August 2011	48,426,051.66
September 2011	47,631,787.75
October 2011	46,850,551.02
November 2011	46,082,127.81
December 2011	45,326,307.96
January 2012	44,582,884.75
February 2012	43,851,654.85
March 2012	43,132,418.29
April 2012	42,424,978.34
May 2012	41,729,141.53
June 2012	41,044,717.54
July 2012	40,371,519.20
August 2012	39,709,362.36
September 2012	39,058,065.95
October 2012	38,417,451.84
November 2012	37,787,344.80
December 2012	37,167,572.53
January 2013	36,557,965.49
February 2013	35,958,356.98
March 2013	35,368,583.00
April 2013	34,788,482.24
May 2013	34,217,896.06
June 2013	33,656,668.39
July 2013	33,104,645.74
August 2013	32,561,677.14
September 2013	32,027,614.08
October 2013	31,502,310.51
November 2013	30,985,622.74
December 2013	30,477,409.47
January 2014	29,977,531.70
February 2014	29,485,852.72
March 2014	29,002,238.06
April 2014	28,526,555.44
May 2014	28,058,674.77
June 2014	27,598,468.08
July 2014	27,145,809.51
August 2014	26,700,575.25
September 2014	26,262,643.55
October 2014	25,831,894.61
November 2014	25,408,210.65
December 2014	24,991,475.77
January 2015	24,581,576.00
February 2015	24,178,399.23
March 2015	23,781,835.21
April 2015	23,391,775.46

S-A-2

Distribution Date occurring in	Notional Amount ($)
May 2015	23,008,113.31
June 2015	22,630,743.82
July 2015	22,259,563.80
August 2015	21,894,471.71
September 2015	21,535,367.71
October 2015	21,182,153.58
November 2015	20,834,732.73
December 2015	20,493,010.13
January 2016	20,156,892.32
February 2016	19,826,287.37
March 2016	19,501,104.87
April 2016	19,181,255.88
May 2016	18,866,652.91
June 2016	18,557,209.93
July 2016	18,252,842.31
August 2016	17,953,466.80
September 2016	17,659,001.52
October 2016	17,369,365.94
November 2016	17,084,480.84
December 2016	16,804,268.30
January 2017	16,528,651.70
February 2017	16,257,555.64
March 2017	15,990,905.99
April 2017	15,728,629.82
May 2017	15,470,655.39
June 2017	15,216,912.15
July 2017	14,967,330.70
August 2017 and thereafter	N/A*
_____________________

*	Not applicable.

S-A-3

Annex B

Class A-IO Schedule

Distribution Date occurring in:	A-IO(1) Component Interest Rate (%):	A-IO(1) Component Notional Balance: the lesser of (i) the Pool Balance for Pool 1 and (ii) the following amounts ($):	A-IO(2) Component Interest Rate (%):	A-IO(2) Component Notional Balance: the lesser of (i) the Pool Balance for Pool 2 and (ii) the following amounts ($):
August 2007	1.887%	25,448,569.29	2.500%	54,448,365.14
September 2007	2.067%	24,163,237.60	3.500%	51,698,339.87
October 2007	2.143%	22,942,792.54	3.500%	49,087,142.47
November 2007	1.850%	21,783,724.05	3.500%	45,612,123.33
December 2007	2.160%	20,683,081.97	3.500%	45,247,529.12
January 2008	1.322%	19,637,921.73	3.500%	40,930,614.96
February 2008	1.552%	18,645,196.68	3.500%	37,268,691.79
March 2008	1.477%	17,701,864.47	3.500%	35,340,857.08
April 2008	1.152%	16,806,117.20	3.500%	34,148,103.17
May 2008	1.439%	15,955,539.14	3.500%	32,328,252.96
June 2008	1.541%	15,147,817.07	3.500%	30,690,562.26
July 2008	1.450%	14,380,798.97	3.500%	29,411,361.30
August 2008	2.815%	13,652,454.38	4.060%	29,210,043.67
September 2008	2.084%	12,871,734.11	4.060%	27,730,405.32
October 2008	1.120%	11,958,181.56	4.060%	26,325,406.59
November 2008	2.914%	11,109,341.86	4.060%	24,991,125.74
December 2008	1.890%	10,320,638.73	4.060%	24,357,516.65
January 2009	3.211%	9,587,819.02	4.060%	22,521,336.47
February 2009	3.150%	8,906,930.00	4.060%	21,379,092.72
March 2009	2.300%	8,274,298.00	4.060%	20,294,573.87
April 2009	3.950%	7,686,508.89	4.060%	19,898,115.59
May 2009	4.714%	7,140,389.74	4.060%	18,113,881.97
June 2009	4.817%	6,632,991.72	4.060%	17,012,208.81
July 2009	4.922%	6,161,574.36	4.060%	15,853,574.00
August 2009	4.540%	5,723,590.85	4.060%	14,601,013.76
September 2009	5.139%	5,316,674.39	4.060%	13,390,660.78
October 2009	5.176%	4,938,625.41	4.060%	12,260,197.25
November 2009	5.175%	4,587,399.81	4.060%	11,512,089.11
December 2009	5.544%	4,261,098.05	4.060%	10,366,431.66
January 2010	5.172%	3,957,954.86	4.060%	9,735,939.00
February 2010 and thereafter	0.000	0.00	0.000%	0.00

S-B-1

Annex C

Certain Characteristics of the Mortgage Loans

The Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from either Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Cut-off Date (except as otherwise indicated). All percentages of the Mortgage Loans are approximate percentages by total Principal Balance of the applicable Mortgage Loans (or the related Mortgage Pool) as of the Cut-off Date (except as otherwise indicated). Unless otherwise specified, all Principal Balances of the Mortgage Loans in a Mortgage Pool are as of the Cut-off Date and are rounded to the nearest dollar. In some instances, percentages may not add to 100% due to rounding.

S-C-1

All Loans

Original Principal Balances of the Mortgage Loans (All Loans)*

Original Principal Balances ($)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score**	Average Principal Balance	Weighted Average Current LTV

9,750.00 - 49,999.99	628	$14,985,629.12	3.89%	8.398%	660	$23,862.47	62.91%
50,000.00 - 99,999.99	913	57,464,849.21	14.92	8.543	645	62,940.69	77.73
100,000.00 - 149,999.99	467	51,432,411.79	13.36	8.165	657	110,133.64	76.91
150,000.00 - 199,999.99	249	40,540,355.02	10.53	8.281	651	162,812.67	77.24
200,000.00 - 249,999.99	173	36,587,329.43	9.50	8.242	654	211,487.45	76.07
250,000.00 - 299,999.99	126	33,392,492.46	8.67	8.110	672	265,019.78	79.49
300,000.00 - 349,999.99	101	30,982,486.21	8.05	8.023	683	306,757.29	78.60
350,000.00 - 399,999.99	61	21,312,062.18	5.53	7.749	663	349,378.07	77.53
400,000.00 - 449,999.99	58	23,976,873.77	6.23	7.891	676	413,394.38	81.37
450,000.00 - 499,999.99	33	15,349,389.72	3.99	7.623	670	465,133.02	78.62
500,000.00 - 549,999.99	14	7,308,422.10	1.90	7.519	665	522,030.15	82.54
550,000.00 - 599,999.99	16	8,977,908.69	2.33	8.176	699	561,119.29	78.06
600,000.00 - 649,999.99	10	5,738,623.82	1.49	7.477	711	573,862.38	73.87
650,000.00 - 699,999.99	9	5,861,454.84	1.52	8.187	715	651,272.76	74.97
700,000.00 - 749,999.99	7	4,881,462.50	1.27	7.956	677	697,351.79	73.41
750,000.00 - 799,999.99	6	4,180,912.47	1.09	6.969	680	696,818.75	63.07
800,000.00 - 849,999.99	1	65,053.22	0.02	7.625	799	65,053.22	2.28
850,000.00 - 899,999.99	1	814,355.51	0.21	6.750	778	814,355.51	35.41
900,000.00 - 949,999.99	5	4,198,969.42	1.09	9.063	729	839,793.88	80.33
950,000.00 - 2,800,000.00	13	16,997,908.11	4.41	7.507	702	1,307,531.39	70.99
TOTAL	2,891	$385,048,949.59	100.00%	8.112%	666	$133,188.84	76.72%
_____________________

*
This table reflects, generally, the range of principal balances of the Mortgage Loans at origination or, if the Mortgage Loan has been modified, as of the date of the modification, expressed as a percentage of the Cut-off Date Aggregate Pool Balance.

**	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

As of the Cut-off Date, the average Original Balance of the Mortgage Loans is approximately $143,902.

S-C-2

Principal Balances of the Mortgage Loans as of the Cut-off Date (All Loans)

Principal Balance as of Cut-off Date ($)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

2,796.79 - 49,999.99	871	$23,691,779.87	6.15%	7.496%	678	$27,200.67	56.52%
50,000.00 - 99,999.99	803	58,318,348.43	15.15	8.432	649	72,625.59	77.14
100,000.00 - 149,999.99	389	47,367,859.84	12.30	8.542	645	121,768.28	80.45
150,000.00 - 199,999.99	240	41,411,314.24	10.75	8.191	656	172,547.14	76.84
200,000.00 - 249,999.99	154	34,602,630.10	8.99	8.376	651	224,692.40	76.99
250,000.00 - 299,999.99	135	37,279,869.44	9.68	8.028	674	276,147.18	78.22
300,000.00 - 349,999.99	80	25,960,224.96	6.74	8.098	679	324,502.81	80.99
350,000.00 - 399,999.99	56	21,068,004.25	5.47	7.894	664	376,214.36	79.99
400,000.00 - 449,999.99	51	21,599,544.82	5.61	7.942	677	423,520.49	82.31
450,000.00 - 499,999.99	33	15,542,658.11	4.04	7.723	666	470,989.64	80.09
500,000.00 - 549,999.99	17	8,930,151.65	2.32	7.491	680	525,303.04	78.40
550,000.00 - 599,999.99	17	9,798,883.14	2.54	8.076	702	576,404.89	76.02
600,000.00 - 649,999.99	11	6,832,703.46	1.77	7.342	718	621,154.86	71.41
650,000.00 - 699,999.99	8	5,383,367.10	1.40	7.784	713	672,920.89	74.10
700,000.00 - 749,999.99	5	3,563,913.39	0.93	8.792	625	712,782.68	74.16
750,000.00 - 799,999.99	3	2,266,250.00	0.59	7.410	630	755,416.67	76.01
800,000.00 - 849,999.99	2	1,657,855.10	0.43	7.068	776	828,927.55	51.86
850,000.00 - 899,999.99	2	1,783,479.38	0.46	8.281	748	891,739.69	79.61
900,000.00 - 949,999.99	3	2,758,088.89	0.72	8.952	743	919,362.96	79.44
950,000.00 - 999,999.99	3	2,966,750.63	0.77	8.513	704	988,916.88	89.55
1,200,000.00 - 1,249,999.99	2	2,425,250.00	0.63	9.411	666	1,212,625.00	61.76
1,300,000.00 - 1,349,999.99	4	5,315,163.17	1.38	6.836	707	1,328,790.79	72.46
1,700,000.00 - 1,749,999.99	1	1,724,859.62	0.45	5.850	756	1,724,859.62	62.72
2,000,000.00 - 2,800,000.00	1	2,800,000.00	0.73	7.625	635	2,800,000.00	70.00
TOTAL	2,891	$385,048,949.59	100.00%	8.112%	666	$133,188.84	76.72%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

As of the Cut-off Date, the average Principal Balance of the Mortgage Loans is approximately $133,189.

S-C-3

Mortgage Rates of the Mortgage Loans as of the Cut-off Date (All Loans)*

Mortgage Rates (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score**	Average Principal Balance	Weighted Average Current LTV

1.000 - 3.999	244	$12,116,269.40	3.15%	3.531%	759	$49,656.84	47.93%
4.000 - 4.999	229	11,505,915.64	2.99	4.060	755	50,244.17	39.81
5.000 - 5.999	104	16,748,424.11	4.35	5.541	701	161,042.54	73.53
6.000 - 6.999	276	56,249,253.92	14.61	6.519	687	203,801.64	73.34
7.000 - 7.999	488	95,316,396.85	24.75	7.460	670	195,320.49	75.42
8.000 - 8.999	394	67,874,471.00	17.63	8.439	663	172,270.23	82.43
9.000 - 9.999	437	62,149,308.34	16.14	9.505	661	142,218.10	88.54
10.000 - 10.999	350	31,539,956.58	8.19	10.517	618	90,114.16	83.25
11.000 - 11.999	280	24,318,049.64	6.32	11.479	591	86,850.18	74.34
12.000 - 12.999	68	6,375,171.65	1.66	12.105	586	93,752.52	58.17
13.000 - 13.999	13	487,976.50	0.13	13.292	613	37,536.65	64.16
14.000 - 14.999	3	150,020.09	0.04	14.367	661	50,006.70	93.49
15.000 - 15.999	4	210,878.74	0.05	15.744	578	52,719.69	49.08
16.000 - 17.000	1	6,857.13	0.00	17.000	513	6,857.13	20.78
TOTAL	2,891	$385,048,949.59	100.00%	8.112%	666	$133,188.84	76.72%
_____________________

*
Reflects, generally, current Mortgage Rates for the Mortgage Loans. In some cases, the Mortgage Rates of Adjustable Rate Mortgage Loans that are delinquent in payment may not have been adjusted during the period of delinquency in accordance with the terms of the related Mortgage Note. The Mortgage Rates shown for approximately 17 Mortgage Loans having an aggregate Principal Balance as of the Cut-off Date of approximately $1,933,275 are subject to Retained Interest at a Retained Interest Rate ranging from 1.115% to 4.115%. The Mortgage Rates shown are reduced by the rate of the related Retained Interest (if any).

**	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans, as reduced by Retained Interest, as applicable, is approximately 8.112%.

S-C-4

Original Loan-to-Value Ratios of the Mortgage Loans (All Loans)

Original Loan- to-Value Ratios (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

3.64 - 10.00	40	$676,403.84	0.18%	3.857%	765	$16,910.10	4.83%
10.01 - 20.00	80	2,190,218.44	0.57	4.612	756	27,377.73	11.57
20.01 - 30.00	54	3,439,805.13	0.89	6.265	721	63,700.10	21.14
30.01 - 40.00	75	7,083,480.05	1.84	6.519	713	94,446.40	29.87
40.01 - 50.00	105	12,592,465.39	3.27	8.925	640	119,928.24	43.10
50.01 - 60.00	149	20,990,411.69	5.45	8.680	654	140,875.25	51.77
60.01 - 70.00	208	35,688,472.25	9.27	8.048	660	171,579.19	63.02
70.01 - 80.00	672	134,745,433.70	34.99	7.505	672	200,514.04	76.23
80.01 - 90.00	567	58,854,941.80	15.29	8.456	655	103,800.60	83.93
90.01 - 95.00	554	65,746,673.96	17.07	8.985	662	118,676.31	92.61
95.01 - 100.00	361	40,730,562.36	10.58	8.390	675	112,827.04	93.66
100.01 - 105.00	15	1,349,381.75	0.35	8.960	594	89,958.78	98.07
105.01 - 110.00	3	150,797.93	0.04	7.967	619	50,265.98	96.56
110.01 - 115.00	2	286,580.15	0.07	9.709	663	143,290.08	112.39
115.01 - 120.00	4	458,396.65	0.12	7.717	731	114,599.16	110.19
120.01 - 124.05	2	64,924.50	0.02	5.180	744	32,462.25	89.08
TOTAL	2,891	$385,048,949.59	100.00%	8.112%	666	$133,188.84	76.72%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

The minimum and maximum Original Loan-to-Value Ratios of the Mortgage Loans are approximately 3.64% and 124.05%, respectively, and the weighted average Original Loan-to-Value Ratio of the Mortgage Loans is approximately 79.80%.

S-C-5

Original Combined Loan-to-Value Ratios of the Mortgage Loans (All Loans)*

Original Loan- to-Value Ratios (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score**	Average Principal Balance	Weighted Average Current LTV

54.78 - 60.00	3	$813,798.07	0.94%	11.288%	545	$271,266.02	49.42%
60.01 - 70.00	3	956,477.86	1.11	9.287	584	318,825.95	60.04
70.01 - 80.00	2	1,312,901.22	1.52	7.477	686	656,450.61	69.23
80.01 - 90.00	37	12,967,523.07	15.02	7.191	692	350,473.60	73.24
90.01 - 95.00	61	9,959,853.11	11.54	8.065	658	163,276.28	79.79
95.01 - 100.00	243	58,026,940.39	67.20	7.485	662	238,793.99	79.72
100.01 - 105.00	9	1,544,271.88	1.79	6.125	676	171,585.76	81.47
105.01 - 110.00	2	188,376.07	0.22	8.575	646	94,188.04	86.15
110.01 - 115.00	2	457,470.77	0.53	6.023	630	228,735.39	74.36
120.01 - 125.00	1	115,872.53	0.13	8.990	606	115,872.53	99.89
TOTAL	363	$86,343,484.97	100.00%	7.535%	665	$237,860.84	78.14%
_____________________

*	Reflects the original combined loan-to-value ratios of the Mortgage Loans and any known related subordinate liens (which subordinate liens are not included in the Trust Fund).

**	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

The minimum and maximum original combined loan-to-value ratios of the Mortgage Loans and any know related subordinate liens are approximately 54.78% and 125.00%, respectively, and the weighted average Original Loan-to-Value Ratio of the Mortgage Loans is approximately 96.27%.

S-C-6

Current Loan-to-Value Ratios of the Mortgage Loans as of the Cut-off Date (All Loans)

Current Loan- to-Value Ratios (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

2.28 - 10.00	117	$2,111,496.33	0.55%	4.291%	769	$18,046.98	6.61%
10.01 - 20.00	114	3,736,149.93	0.97	4.959	746	32,773.25	15.29
20.01 - 30.00	127	7,391,708.03	1.92	6.052	731	58,202.43	26.48
30.01 - 40.00	135	9,749,080.25	2.53	6.392	714	72,215.41	35.60
40.01 - 50.00	170	17,108,120.60	4.44	8.129	661	100,636.00	46.08
50.01 - 60.00	177	25,683,350.64	6.67	8.600	657	145,103.68	56.01
60.01 - 70.00	237	41,616,738.60	10.81	7.835	670	175,598.05	66.56
70.01 - 80.00	578	118,267,103.29	30.71	7.506	664	204,614.37	78.18
80.01 - 90.00	563	62,521,656.12	16.24	8.619	656	111,050.90	86.29
90.01 - 95.00	491	64,095,303.43	16.65	9.040	659	130,540.33	94.08
95.01 - 100.00	168	30,967,721.91	8.04	9.074	673	184,331.68	99.09
100.01 - 105.00	8	991,959.51	0.26	8.924	601	123,994.94	102.28
105.01 - 110.00	3	405,102.99	0.11	7.827	746	135,034.33	109.64
110.01 - 115.00	2	286,580.15	0.07	9.709	663	143,290.08	112.39
115.01 - 116.88	1	116,877.81	0.03	9.750	596	116,877.81	116.88
TOTAL	2,891	$385,048,949.59	100.00%	8.112%	666	$133,188.84	76.72%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

The minimum and maximum Current Loan-to-Value Ratios of the Mortgage Loans are approximately 2.28% and 116.88%, respectively, and the weighted average Current Loan-to-Value Ratio of the Mortgage Loans is approximately 76.72%.

Delinquency Status of the Mortgage Loans (All Loans)*

Delinquency Status (in days)**	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score***	Average Principal Balance	Weighted Average Current LTV

Current	2,738	$360,470,904.76	93.62%	8.103%	665	$131,654.82	76.88%
30 - 59	153	24,578,044.83	6.38	8.252	681	160,640.82	74.34
TOTAL	2,891	$385,048,949.59	100.00%	8.112%	666	$133,188.84	76.72%
_____________________

*	The above table reflects the Principal Balance as of the Cut-off Date of the Mortgage Loans that were delinquent as of the related Delinquency Determination Date.

**
For 36.51% of the Mortgage Loans, the delinquency status is calculated on the information last reported to the Sponsor by the servicer prior to the Cut-off Date, as described under “Description of the Mortgage Pools—General.”

***	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

S-C-7

30-Day Delinquencies of the Mortgage Loans (All Loans)

Number of 30-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date*	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score**	Average Principal Balance	Weighted Average Current LTV

0	2,263	$300,631,851.85	78.08%	8.057%	670	$132,846.60	76.64%
1	303	50,364,281.81	13.08	8.202	670	166,218.75	78.09
2	102	13,553,110.00	3.52	8.296	633	132,873.63	75.96
3	63	7,512,065.76	1.95	8.367	657	119,239.14	78.21
4	33	2,681,119.31	0.70	8.597	597	81,246.04	76.81
5	36	3,877,618.50	1.01	8.233	612	107,711.63	81.40
6	24	2,048,479.50	0.53	9.753	596	85,353.31	65.74
7	20	1,246,941.26	0.32	8.702	568	62,347.06	71.37
8	18	1,546,660.73	0.40	8.387	650	85,925.60	67.54
9	16	1,058,402.24	0.27	8.795	600	66,150.14	62.00
10	9	358,569.17	0.09	9.765	581	39,841.02	74.51
11	3	149,126.07	0.04	8.694	614	49,708.69	56.47
12	1	20,723.39	0.01	9.650	NA	20,723.39	13.96
TOTAL	2,891	$385,048,949.59	100.00%	8.112%	666	$133,188.84	76.72%
_____________________

*
For 36.51% of the Mortgage Loans, the delinquency status is calculated on the information last reported to the Sponsor by the servicer prior to the Cut-off Date, as described under “Description of the Mortgage Pools—General.”

**	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

60-Day Delinquencies of the Mortgage Loans (All Loans)*

Number of 60-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date**	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score***	Average Principal Balance	Weighted Average Current LTV

0	2,765	$372,989,360.48	96.87%	8.097%	668	$134,896.69	76.76%
1	56	5,534,033.80	1.44	8.635	637	98,822.03	81.47
2	20	2,137,667.80	0.56	8.218	608	106,883.39	71.17
3	14	1,836,987.78	0.48	8.507	589	131,213.41	72.92
4	9	1,142,772.68	0.30	8.595	655	126,974.74	63.18
5	10	487,512.27	0.13	9.919	564	48,751.23	72.73
6	9	570,553.15	0.15	8.435	593	63,394.79	75.57
7	6	278,482.32	0.07	9.281	612	46,413.72	65.33
9	2	71,579.31	0.02	8.436	621	35,789.66	63.40
TOTAL	2,891	$385,048,949.59	100.00%	8.112%	666	$133,188.84	76.72%
_____________________

*
Includes those Mortgage Loans described in the table above entitled “30-Day Delinquencies of the Mortgage Loans ” that were 30 days delinquent for at least two consecutive months in the 12 months preceding the applicable delinquency determination date.

**
For 36.51% of the Mortgage Loans, the delinquency status is calculated on the information last reported to the Sponsor by the servicer prior to the Cut-off Date, as described under “Description of the Mortgage Pools—General.”

***	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

S-C-8

90-Day Delinquencies of the Mortgage Loans (All Loans)*

Number of 90-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date**	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score***	Average Principal Balance	Weighted Average Current LTV

0	2,843	$380,570,243.60	98.84%	8.108%	667	$133,862.20	76.78%
1	25	2,962,538.38	0.77	8.446	618	118,501.54	71.33
2	6	313,418.53	0.08	9.222	623	52,236.42	75.22
3	5	535,636.02	0.14	7.178	653	107,127.20	74.89
4	5	351,027.44	0.09	9.900	559	70,205.49	74.52
5	4	160,899.88	0.04	9.269	555	40,224.97	70.25
6	2	100,027.05	0.03	9.614	503	50,013.53	54.09
8	1	55,158.69	0.01	7.375	635	55,158.69	68.10
TOTAL	2,891	$385,048,949.59	100.00%	8.112%	666	$133,188.84	76.72%
_____________________

*
Includes those Mortgage Loans described in the tables above entitled “30-Day Delinquencies of the Mortgage Loans” and “60-Day Delinquencies of the Mortgage Loans” that were 30 days delinquent for at least three consecutive months in the 12 months preceding the applicable delinquency determination date.

**
For 36.51% of the Mortgage Loans, the delinquency status is calculated on the information last reported to the Sponsor by the servicer prior to the Cut-off Date, as described under “Description of the Mortgage Pools—General.”

***	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

120-Day Delinquencies of the Mortgage Loans (All Loans)*

Number of 120-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date**	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score***	Average Principal Balance	Weighted Average Current LTV

0	2,874	$383,727,844.78	99.66%	8.111%	667	$133,517.00	76.73%
1	5	484,880.30	0.13	7.027	609	96,976.06	77.11
2	3	302,836.54	0.08	8.505	655	100,945.51	77.59
3	6	378,202.23	0.10	10.397	578	63,033.71	70.54
5	2	100,027.05	0.03	9.614	503	50,013.53	54.09
7	1	55,158.69	0.01	7.375	635	55,158.69	68.10
TOTAL	2,891	$385,048,949.59	100.00%	8.112%	666	$133,188.84	76.72%
_____________________

*
Includes those Mortgage Loans described in the tables above entitled “30-Day Delinquencies of the Mortgage Loans,” “60-Day Delinquencies of the Mortgage Loans” and “90-Day Delinquencies of the Mortgage Loans” that were 30 days delinquent for at least four consecutive months in the 12 months preceding the applicable delinquency determination date.

**
For 36.51% of the Mortgage Loans, the delinquency status is calculated on the information last reported to the Sponsor by the servicer prior to the Cut-off Date, as described under “Description of the Mortgage Pools—General.”

***	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

S-C-9

150-Day Delinquencies of the Mortgage Loans (All Loans)*

Number of 150-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date**	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score***	Average Principal Balance	Weighted Average Current LTV

0	2,881	$384,298,565.69	99.81%	8.110%	666	$133,390.69	76.74%
1	3	315,281.15	0.08	8.149	670	105,093.72	75.16
2	4	279,917.01	0.07	11.238	585	69,979.25	70.42
4	2	100,027.05	0.03	9.614	503	50,013.53	54.09
6	1	55,158.69	0.01	7.375	635	55,158.69	68.10
TOTAL	2,891	$385,048,949.59	100.00%	8.112%	666	$133,188.84	76.72%
_____________________

*
Includes those Mortgage Loans described in the tables above entitled “30-Day Delinquencies of the Mortgage Loans,” “60-Day Delinquencies of the Mortgage Loans,” “90-Day Delinquencies of the Mortgage Loans” and “120-Day Delinquencies of the Mortgage Loans” that were 30 days delinquent for at least five consecutive months in the 12 months preceding the applicable delinquency determination date.

**
For 36.51% of the Mortgage Loans, the delinquency status is calculated on the information last reported to the Sponsor by the servicer prior to the Cut-off Date, as described under “Description of the Mortgage Pools—General.”

***	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

180-Day Delinquencies of the Mortgage Loans (All Loans)*

Number of 180-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date**	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score***	Average Principal Balance	Weighted Average Current LTV

0	2,884	$384,613,846.84	99.89%	8.110%	666	$133,361.25	76.73%
1	4	279,917.01	0.07	11.238	585	69,979.25	70.42
3	2	100,027.05	0.03	9.614	503	50,013.53	54.09
5	1	55,158.69	0.01	7.375	635	55,158.69	68.10
TOTAL	2,891	$385,048,949.59	100.00%	8.112%	666	$133,188.84	76.72%
_____________________

*
Includes those Mortgage Loans described in the tables above entitled “30-Day Delinquencies of the Mortgage Loans,” “60-Day Delinquencies of the Mortgage Loans,” “90-Day Delinquencies of the Mortgage Loans,” “120-Day Delinquencies of the Mortgage Loans” and “150-Day Delinquencies of the Mortgage Loans” that were 30 days delinquent for at least six consecutive months in the 12 months preceding the applicable delinquency determination date.

**
For 36.51% of the Mortgage Loans, the delinquency status is calculated on the information last reported to the Sponsor by the servicer prior to the Cut-off Date, as described under “Description of the Mortgage Pools—General.”

***	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

S-C-10

Original Terms to Maturity of the Mortgage Loans (All Loans)*

Original Term to maturity (in months)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score**	Average Principal Balance	Weighted Average Current LTV

24 - 59	30	$4,427,734.81	1.15%	7.080%	665	$147,591.16	77.40%
60 - 119	59	5,053,468.44	1.31	8.323	653	85,652.01	76.33
120 - 179	62	3,133,808.29	0.81	7.681	649	50,545.30	70.54
180 - 239	222	11,589,585.15	3.01	7.371	679	52,205.34	61.42
240 - 299	169	7,553,059.14	1.96	7.506	691	44,692.66	62.56
300 - 359	296	17,411,766.68	4.52	5.194	733	58,823.54	52.41
360 - 419	2,041	333,410,503.95	86.59	8.315	663	163,356.44	78.91
420 - 480	12	2,469,023.13	0.64	8.637	650	205,751.93	75.45
TOTAL	2,891	$385,048,949.59	100.00%	8.112%	666	$133,188.84	76.72%
_____________________

*	With respect to Mortgage Loans that have been modified, the original term to maturity is, generally, deemed to be from the date of modification.

**	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

As of the Cut-off Date, the weighted average original term to maturity of the Mortgage Loans is approximately 343 months.

Remaining Terms to Maturity of the Mortgage Loans as of the Cut-off Date (All Loans)*

Remaining Term to maturity (in months)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score**	Average Principal Balance	Weighted Average Current LTV

3 - 60	152	$9,218,161.02	2.39%	7.497%	665	$60,645.80	67.37%
61 - 120	254	10,752,748.84	2.79	7.645	680	42,333.66	54.09
121 - 180	229	14,011,665.56	3.64	6.478	698	61,186.31	60.55
181 - 240	327	19,452,424.79	5.05	5.804	720	59,487.54	52.89
241 - 300	319	42,769,024.59	11.11	7.348	704	134,072.18	66.41
301 - 360	1,597	286,275,949.82	74.35	8.496	656	179,258.58	81.84
361 - 479	13	2,568,974.97	0.67	8.675	653	197,613.46	75.23
TOTAL	2,891	$385,048,949.59	100.00%	8.112%	666	$133,188.84	76.72%
_____________________

*
The stated remaining term to maturity for a Mortgage Loan generally has been calculated as the number of months remaining between (i) the stated maturity date at origination, or if the Mortgage Loan has been modified, the maturity date of such Mortgage Loan, as modified and (ii) the Cut-off Date.

**	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans is approximately 316 months.

S-C-11

Seasoning of the Mortgage Loans as of the Cut-off Date (All Loans)*

Seasoning (in months)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score**	Average Principal Balance	Weighted Average Current LTV

0 - 5	885	$164,230,304.63	42.65%	8.748%	659	$185,570.97	81.97%
6 - 11	491	93,011,091.12	24.16	8.184	655	189,431.96	80.49
12 - 17	153	19,688,792.20	5.11	8.192	647	128,684.92	81.18
18 - 23	78	11,816,911.10	3.07	7.418	657	151,498.86	82.80
24 - 29	77	5,540,430.07	1.44	8.265	625	71,953.64	80.95
30 - 35	46	4,288,813.47	1.11	8.176	607	93,235.08	84.75
36 - 41	42	2,573,814.74	0.67	8.322	624	61,281.30	83.42
42 - 47	45	5,734,367.21	1.49	7.020	706	127,430.38	75.07
48 - 53	44	2,722,775.21	0.71	8.710	605	61,881.25	84.36
54 - 59	50	3,838,228.53	1.00	8.624	630	76,764.57	75.19
60 - 119	407	46,189,189.98	12.00	7.357	705	113,486.95	64.81
120 - 179	419	19,605,843.26	5.09	5.108	734	46,791.99	41.30
180 - 239	89	4,221,175.76	1.10	6.083	722	47,428.94	41.53
240 - 299	55	1,470,004.15	0.38	7.357	701	26,727.35	40.72
300 - 348	10	117,208.16	0.03	8.790	666	11,720.82	18.48
TOTAL	2,891	$385,048,949.59	100.00%	8.112%	666	$133,188.84	76.72%
_____________________

*	With respect to Mortgage Loans that have been modified, seasoning has been measured for purposes of this table, generally, as the number of months elapsed since modification.

**	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

As of the Cut-off Date, the weighted average seasoning of the Mortgage Loans is approximately 28 months.

S-C-12

Geographic Distribution of Mortgaged Properties—Mortgage Loans (All Loans)

Geographic Distribution	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

California	365	$81,513,612.42	21.17%	7.575%	676	$223,324.97	72.83%
Texas	734	61,708,022.31	16.03	9.342	640	84,070.88	85.70
Florida	340	42,375,287.82	11.01	8.378	661	124,633.20	75.28
Georgia	140	21,440,929.62	5.57	8.071	688	153,149.50	81.72
Arizona	97	17,583,897.58	4.57	8.078	667	181,277.29	78.13
New York	130	17,312,888.33	4.50	8.414	645	133,176.06	76.75
Nevada	48	11,809,115.18	3.07	7.760	653	246,023.23	80.54
New Jersey	57	11,422,265.23	2.97	8.888	641	200,390.62	68.01
Illinois	67	11,394,356.67	2.96	7.394	695	170,065.02	81.58
Maryland	40	10,027,815.89	2.60	8.025	628	250,695.40	74.55
Colorado	32	8,771,079.10	2.28	7.554	720	274,096.22	72.00
Minnesota	48	7,496,256.46	1.95	7.051	712	156,172.01	69.70
Virginia	37	6,966,859.13	1.81	8.109	656	188,293.49	72.94
Washington	48	6,496,465.83	1.69	7.144	675	135,343.04	73.68
North Carolina	54	6,074,304.50	1.58	7.636	674	112,487.12	74.59
Pennsylvania	58	5,343,937.47	1.39	7.577	679	92,136.85	74.87
Oregon	28	5,300,184.29	1.38	7.255	700	189,292.30	73.66
Louisiana	96	4,847,918.52	1.26	7.248	686	50,499.15	60.96
Utah	20	4,818,303.70	1.25	8.571	697	240,915.19	86.49
Massachusetts	16	3,642,898.30	0.95	8.120	626	227,681.14	77.68
Tennessee	48	3,506,577.70	0.91	7.426	683	73,053.70	77.24
South Carolina	32	3,184,075.66	0.83	8.001	673	99,502.36	68.05
Michigan	30	3,058,028.71	0.79	8.455	653	101,934.29	78.06
Ohio	34	2,745,771.60	0.71	8.593	667	80,757.99	80.42
Indiana	25	2,647,155.54	0.69	8.074	684	105,886.22	84.93
Missouri	24	2,435,530.28	0.63	8.862	681	101,480.43	88.18
Hawaii	6	2,339,897.30	0.61	8.078	691	389,982.88	65.20
Alabama	37	2,231,548.79	0.58	7.428	661	60,312.13	72.60
Connecticut	12	1,924,247.97	0.50	7.993	629	160,354.00	75.69
Mississippi	31	1,707,447.18	0.44	7.190	652	55,078.94	69.26
Kentucky	19	1,429,272.19	0.37	6.939	714	75,224.85	75.72
Rhode Island	6	1,202,771.08	0.31	8.474	627	200,461.85	79.50
West Virginia	19	1,144,411.15	0.30	6.231	696	60,232.17	64.91
Wisconsin	13	1,055,923.17	0.27	8.299	655	81,224.86	80.44
Alaska	9	917,792.78	0.24	5.977	703	101,976.98	72.69
New Hampshire	6	834,839.09	0.22	7.702	655	139,139.85	83.54
New Mexico	8	783,687.88	0.20	8.560	642	97,960.99	71.82
Arkansas	16	753,452.76	0.20	7.428	639	47,090.80	79.08
Virgin Islands	8	645,551.07	0.17	4.000	736	80,693.88	27.98
Idaho	6	579,987.55	0.15	7.215	667	96,664.59	71.01
South Dakota	4	532,615.86	0.14	6.918	669	133,153.97	74.14
Montana	5	530,951.46	0.14	7.882	706	106,190.29	80.83
District of Columbia	5	422,763.55	0.11	11.634	606	84,552.71	49.84
Oklahoma	7	375,481.65	0.10	7.944	650	53,640.24	81.77
Iowa	5	366,811.95	0.10	7.408	652	73,362.39	72.70
Delaware	3	331,202.42	0.09	9.291	571	110,400.81	66.75
North Dakota	5	315,035.86	0.08	4.746	757	63,007.17	39.82
Kansas	7	301,137.80	0.08	9.036	625	43,019.69	80.84
Maine	3	293,702.55	0.08	7.088	610	97,900.85	70.71
Puerto Rico	1	55,158.69	0.01	7.375	635	55,158.69	68.10
Nebraska	1	32,606.80	0.01	8.000	793	32,606.80	77.18
Vermont	1	17,113.20	0.00	3.813	644	17,113.20	28.52
TOTAL	2,891	$385,048,949.59	100.00%	8.112%	666	$133,188.84	76.72%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

No more than approximately 0.91% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

S-C-13

Loan Purpose of the Mortgage Loans (All Loans)

Loan Purpose	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

Purchase	1,773	$236,810,629.91	61.50%	8.305%	665	$133,564.94	83.93%
Cashout Refinance	484	95,975,898.89	24.93	8.566	651	198,297.31	68.72
Rate/Term Refinance	628	51,606,006.99	13.40	6.369	701	82,175.17	58.55
Rehabilitation	6	656,413.80	0.17	9.305	710	109,402.30	75.25
TOTAL	2,891	$385,048,949.59	100.00%	8.112%	666	$133,188.84	76.72%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

Amortization Types of the Mortgage Loans (All Loans)

Amortization Type	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

Fully Amortizing	2,646	$338,889,512.41	88.01%	8.110%	670	$128,076.16	76.21%
Balloon	245	46,159,437.18	11.99	8.132	637	188,405.87	80.51
TOTAL	2,891	$385,048,949.59	100.00%	8.112%	666	$133,188.84	76.72%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

Adjustment Type of the Mortgage Loans (All Loans)

Adjustment Type	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

Adjustable Rate	907	$199,023,930.74	51.69%	8.270%	661	$219,431.02	77.59%
Fixed Rate	1,984	186,025,018.85	48.31	7.943	672	93,762.61	75.79
TOTAL	2,891	$385,048,949.59	100.00%	8.112%	666	$133,188.84	76.72%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

S-C-14

Loan Type of the Mortgage Loans (All Loans)

Loan Type	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

Conventional Uninsured	2,693	$339,283,117.94	88.11%	8.006%	661	$125,987.05	74.49%
Conventional Insured	194	45,411,992.54	11.79	8.925	703	234,082.44	93.30
Uninsured FHA	4	353,839.11	0.09	6.213	640	88,459.78	91.07
TOTAL	2,891	$385,048,949.59	100.00%	8.112%	666	$133,188.84	76.72%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

Credit Scores of the Mortgage Loans (All Loans)*

Credit Score	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score**	Average Principal Balance	Weighted Average Current LTV

NA***	158	$14,413,823.09	3.74%	8.807%	NA	$91,226.73	75.01%
500 - 520	57	4,119,587.55	1.07	9.607	511	72,273.47	78.97
521 - 540	78	6,763,782.82	1.76	9.855	532	86,715.16	73.33
541 - 560	151	15,512,702.98	4.03	9.537	551	102,733.13	76.38
561 - 580	182	19,786,837.60	5.14	9.579	571	108,718.89	74.95
581 - 600	253	28,494,419.23	7.40	9.038	590	112,626.16	80.63
601 - 620	196	26,949,876.09	7.00	8.795	611	137,499.37	79.96
621 - 640	230	39,432,822.96	10.24	8.231	631	171,447.06	79.13
641 - 660	259	44,307,760.11	11.51	8.191	650	171,072.43	79.32
661 - 680	225	38,982,190.55	10.12	8.001	671	173,254.18	80.09
681 - 700	173	28,052,070.08	7.29	7.773	690	162,150.69	77.25
701 - 720	185	27,610,883.19	7.17	8.057	711	149,248.02	81.10
721 - 740	136	20,196,389.11	5.25	7.464	729	148,502.86	75.67
741 - 760	146	24,315,760.12	6.31	7.273	751	166,546.30	75.20
761 - 780	138	16,630,313.69	4.32	6.883	771	120,509.52	72.57
781 - 800	165	18,538,167.76	4.81	6.123	790	112,352.53	62.87
801 - 820	142	10,376,739.78	2.69	5.801	809	73,075.63	57.51
821 - 832	17	564,822.88	0.15	4.868	825	33,224.88	52.92
TOTAL	2,891	$385,048,949.59	100.00%	8.112%	666	$133,188.84	76.72%
_____________________

*
Credit score information was generally obtained by the Sponsor from one, two or three of the credit reporting bureaus; if three credit scores were obtained with respect to the primary borrower related to a Mortgage Loan, then the credit score reflected in this table is the median of such three scores; if two credit scores were obtained with respect to the primary borrower related to a Mortgage Loan, then the credit score reflected in this table is the higher of such two scores.

**	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

***	“NA” means “Not Available” or “Not Applicable.”

As of the Cut-off Date, the weighted average credit score of the Mortgage Loans with credit scores is approximately 666.

S-C-15

Mortgaged Property Types of the Mortgage Loans (All Loans)

Property Type	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

Single Family	2,170	$257,688,963.77	66.92%	8.102%	662	$118,750.67	75.72%
Planned Unit Development	277	66,323,129.97	17.22	7.777	671	239,433.68	80.74
Condominium	175	28,180,903.78	7.32	8.775	671	161,033.74	78.71
2 to 4 Family	86	19,394,385.73	5.04	8.550	694	225,516.11	76.17
Single Family (Other)**	183	13,461,566.34	3.50	7.949	683	73,560.47	72.66
TOTAL	2,891	$385,048,949.59	100.00%	8.112%	666	$133,188.84	76.72%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off-Date.

**	Single Family (Other) includes: cooperatives, duplexes, improved and unimproved land and townhouses/row houses.

Occupancy Types of the Mortgage Loans (All Loans)

Occupancy Type	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

Owner Occupied	2,174	$296,110,090.52	76.90%	8.044%	658	$136,205.19	76.24%
Investment	641	67,815,785.68	17.61	8.443	698	105,796.86	79.03
Second Home	76	21,123,073.39	5.49	8.010	682	277,935.18	76.02
TOTAL	2,891	$385,048,949.59	100.00%	8.112%	666	$133,188.84	76.72%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

Documentation Levels of the Mortgage Loans (All Loans)

Documentation Levels	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

Stated Documentation	967	$177,198,038.33	46.02%	8.425%	662	$183,245.13	79.05%
Limited Documentation	740	82,737,554.65	21.49	8.057	662	111,807.51	76.90
Full Documentation	888	79,119,130.39	20.55	7.112	686	89,098.12	68.97
Alternative Documentation	218	24,819,693.29	6.45	8.788	634	113,851.80	79.79
No Income Verified	75	20,929,344.71	5.44	8.674	686	279,057.93	81.82
No Assets Verified	3	245,188.22	0.06	7.124	616	81,729.41	87.17
TOTAL	2,891	$385,048,949.59	100.00%	8.112%	666	$133,188.84	76.72%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

S-C-16

Original Interest-Only Periods of the Interest-Only Mortgage Loans (All Loans)

Original Interest-Only Term (months)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

6 - 19	3	$307,770.86	0.30%	8.863%	734	$102,590.29	67.20%
20 - 25	28	6,420,973.45	6.31	10.532	613	229,320.48	62.85
32 - 37	15	3,374,189.01	3.32	9.467	607	224,945.93	64.58
44 - 49	2	449,999.41	0.44	7.322	580	224,999.71	86.03
50 - 55	3	510,000.00	0.50	7.000	746	170,000.00	76.82
56 - 61	88	19,596,480.93	19.27	8.278	653	222,687.28	78.41
62 - 67	1	325,000.00	0.32	8.000	NA	325,000.00	76.47
80 - 85	1	148,776.19	0.15	7.875	649	148,776.19	79.99
116 - 121	215	66,909,165.87	65.80	7.513	681	311,205.42	79.23
182 - 240	2	3,643,499.59	3.58	7.567	667	1,821,749.80	69.48
TOTAL	358	$101,685,855.31	100.00%	7.921%	668	$284,038.70	77.18%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

As of the Cut-off Date, the weighted average Original Interest-Only Term of the Interest-Only Mortgage Loans is approximately 103 months.

Remaining Interest-Only Terms of the Interest-Only Mortgage Loans (All Loans)

Remaining Interest-Only Term (months)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

Expired IO Period	2	$600,736.81	0.59%	8.125%	707	$300,368.41	78.14%
2 - 6	2	411,014.51	0.40	8.043	758	205,507.26	78.45
7 - 12	4	588,343.97	0.58	7.519	706	147,085.99	80.59
13 - 18	8	1,982,960.32	1.95	9.742	605	247,870.04	70.62
19 - 24	23	5,942,030.78	5.84	9.990	627	258,349.16	62.22
25 - 30	2	534,000.00	0.53	7.365	587	267,000.00	65.02
31 - 36	12	2,499,427.99	2.46	10.185	607	208,285.67	61.22
37 - 42	7	1,977,882.83	1.95	6.996	698	282,554.69	77.20
43 - 48	2	452,110.67	0.44	8.204	721	226,055.34	74.90
49 - 54	30	6,802,545.18	6.69	7.760	652	226,751.51	75.28
55 - 60	56	12,738,300.82	12.53	8.539	653	227,469.66	77.20
79 - 84	1	148,776.19	0.15	7.875	649	148,776.19	79.99
97 - 102	3	733,109.51	0.72	6.165	629	244,369.84	81.65
103 - 108	11	3,153,873.58	3.10	7.156	696	286,715.78	81.19
109 - 114	64	21,391,996.54	21.04	7.748	684	334,249.95	79.80
115 - 120	129	38,085,246.02	37.45	7.458	678	295,234.47	80.17
121 - 177	2	3,643,499.59	3.58	7.567	667	1,821,749.80	69.48
TOTAL	358	$101,685,855.31	100.00%	7.921%	668	$284,038.70	77.18%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

As of the Cut-off Date, the weighted average Remaining Interest-Only Term of the Interest-Only Mortgage Loans with an Interest-Only Term is approximately 92 months.

S-C-17

Set forth below is a description of certain additional characteristics of the Adjustable Rate Mortgage Loans as of the Cut-off Date (except as otherwise indicated). All percentages of the Adjustable Rate Mortgage Loans are approximate percentages by total Principal Balance of the applicable Adjustable Rate Mortgage Loans as of the Cut-off Date (except as otherwise indicated). Unless otherwise specified, all Principal Balances of the Adjustable Rate Mortgage Loans are as of the Cut-off Date and are rounded to the nearest dollar. In some instances, percentages may not add to 100% due to rounding.

Indices of the Adjustable Rate Mortgage Loans (All Loans)

Index	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

6 Month LIBOR	654	$164,256,387.87	82.53%	8.357%	656	$251,156.56	79.06%
1 Year CMT	105	21,309,931.41	10.71	7.820	692	202,951.73	74.85
3 Year CMT	64	1,809,672.81	0.91	5.819	722	28,276.14	42.50
Prime Rate	34	3,987,141.43	2.00	10.766	595	117,268.87	59.12
1 Year LIBOR	17	5,302,049.60	2.66	6.531	705	311,885.27	74.17
5 Year CMT	12	425,448.89	0.21	6.609	697	35,454.07	54.11
COFI	11	595,402.69	0.30	6.706	677	54,127.52	39.21
1 Month LIBOR	6	1,251,465.58	0.63	8.865	695	208,577.60	85.15
6 Month CMT	3	45,676.98	0.02	8.215	763	15,225.66	32.92
3 Month CMT	1	40,753.48	0.02	7.375	832	40,753.48	33.96
TOTAL	907	$199,023,930.74	100.00%	8.270%	661	$219,431.02	77.59%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

Frequency of Mortgage Rate Adjustment of the
Adjustable Rate Mortgage Loans as of the Cut-off Date (All Loans)

Rate Adjustment Frequency (in months)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

1	58	$13,921,136.84	6.99%	8.392%	681	$240,019.60	77.27%
3	1	40,753.48	0.02	7.375	832	40,753.48	33.96
6	658	164,116,644.36	82.46	8.367	656	249,417.39	79.12
12	112	18,677,959.60	9.38	7.606	688	166,767.50	68.50
36	68	1,880,018.72	0.94	5.858	721	27,647.33	41.96
60	10	387,417.74	0.19	6.636	698	38,741.77	55.76
TOTAL	907	$199,023,930.74	100.00%	8.270%	661	$219,431.02	77.59%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

S-C-18

Gross Margins of the Adjustable Rate Mortgage Loans (All Loans)

Gross Margins (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

No Margin	2	$41,720.70	0.02%	4.214%	805	$20,860.35	32.19%
0.750 - 1.000	19	564,253.56	0.28	6.701	681	29,697.56	31.69
1.001 - 2.000	58	3,122,857.87	1.57	6.732	702	53,842.38	60.32
2.001 - 3.000	289	73,033,097.86	36.70	7.318	688	252,709.68	75.15
3.001 - 4.000	82	20,158,369.58	10.13	8.360	650	245,833.78	75.18
4.001 - 5.000	88	19,473,679.60	9.78	8.671	668	221,291.81	81.12
5.001 - 6.000	134	31,721,861.64	15.94	8.417	648	236,730.31	82.37
6.001 - 7.000	181	40,950,975.91	20.58	9.331	632	226,248.49	78.08
7.001 - 8.000	43	8,457,096.14	4.25	10.010	634	196,676.65	86.03
8.001 - 9.000	8	1,185,796.81	0.60	9.330	642	148,224.60	80.58
9.001 - 10.000	2	164,221.07	0.08	11.963	658	82,110.54	71.72
10.001 - 10.590	1	150,000.00	0.08	15.990	555	150,000.00	41.67
TOTAL	907	$199,023,930.74	100.00%	8.270%	661	$219,431.02	77.59%

_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

As of the Cut-off Date, the weighted average Gross Margin of the Adjustable Rate Mortgage Loans is approximately 4.325% per annum.

S-C-19

Maximum Mortgage Rates of the Adjustable Rate Mortgage Loans (All Loans)*

Maximum Mortgage Rates (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score**	Average Principal Balance	Weighted Average Current LTV

No Maximum Rate	32	$2,886,912.37	1.45%	10.311%	609	$90,216.01	58.09%
8.500 - 8.999	1	153,934.36	0.08	6.000	566	153,934.36	91.15
9.000 - 9.999	36	10,236,208.98	5.14	7.928	689	284,339.14	78.66
10.000 - 10.999	21	6,411,942.62	3.22	6.731	696	305,330.60	79.96
11.000 - 11.999	98	21,900,606.26	11.00	6.463	692	223,475.57	73.65
12.000 - 12.999	141	29,697,444.09	14.92	7.181	679	210,620.17	73.61
13.000 - 13.999	152	41,332,479.38	20.77	7.583	655	271,924.21	75.18
14.000 - 14.999	138	30,925,806.96	15.54	8.404	655	224,100.05	83.75
15.000 - 15.999	143	29,945,924.71	15.05	9.379	665	209,412.06	87.56
16.000 - 16.999	60	11,137,474.10	5.60	10.395	630	185,624.57	81.73
17.000 - 17.999	42	7,812,168.30	3.93	11.294	616	186,004.01	67.37
18.000 - 18.999	33	5,318,358.20	2.67	11.919	589	161,162.37	59.50
19.000 - 19.999	2	166,189.63	0.08	10.323	657	83,094.82	82.56
20.000 - 23.885	8	1,098,480.78	0.55	11.735	576	137,310.10	52.84
TOTAL	907	$199,023,930.74	100.00%	8.270%	661	$219,431.02	77.59%
_____________________

*
The Mortgage Rates shown for approximately 17 Mortgage Loans having an aggregate Principal Balance as of the Cut-off Date of approximately $1,933,275 are subject to Retained Interest at a Retained Interest Rate ranging from 1.115% to 4.115%. The Mortgage Rates shown are reduced by the rate of the related Retained Interest (if any).

**	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans with Maximum Mortgage Rates is approximately 13.811% per annum.

S-C-20

Minimum Mortgage Rates of the Adjustable Rate Mortgage Loans (All Loans)*

Minimum Mortgage Rates (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score**	Average Principal Balance	Weighted Average Current LTV

No Minimum Rate	2	$41,720.70	0.02%	4.214%	805	$20,860.35	32.19%
0.750 - 0.999	1	8,633.71	0.00	5.440	760	8,633.71	18.72
1.000 - 1.999	42	1,998,172.73	1.00	6.336	732	47,575.54	61.84
2.000 - 2.999	265	63,249,188.21	31.78	7.160	688	238,676.18	73.68
3.000 - 3.999	69	15,062,459.17	7.57	8.225	665	218,296.51	79.45
4.000 - 4.999	41	12,074,113.00	6.07	8.197	679	294,490.56	85.88
5.000 - 5.999	77	17,459,459.26	8.77	9.069	670	226,746.22	81.31
6.000 - 6.999	90	22,678,273.53	11.39	9.030	646	251,980.82	75.39
7.000 - 7.999	98	24,651,877.98	12.39	7.942	640	251,549.78	80.21
8.000 - 8.999	88	18,259,376.36	9.17	8.545	641	207,492.91	79.49
9.000 - 9.999	69	13,017,330.40	6.54	9.590	631	188,656.96	85.64
10.000 - 12.600	65	10,523,325.69	5.29	11.179	602	161,897.32	71.32
TOTAL	907	$199,023,930.74	100.00%	8.270%	661	$219,431.02	77.59%
_____________________

*
The Mortgage Rates shown for approximately 17 Mortgage Loans having an aggregate Principal Balance as of the Cut-off Date of approximately $1,933,275 are subject to Retained Interest at a Retained Interest Rate ranging from 1.115% to 4.115%. The Mortgage Rates shown are reduced by the rate of the related Retained Interest (if any).

**	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

As of the Cut-off Date, the weighted average Minimum Mortgage Rate of the Adjustable Rate Mortgage Loans with Minimum Mortgage Rates is approximately 5.425% per annum.

Months to Next Rate Adjustment of the Adjustable Rate Mortgage Loans
as of the Cut-off Date (All Loans)

Months to Next Rate Adjustment	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

1- 6	160	$32,972,031.42	16.57%	7.997%	682	$206,075.20	68.99%
7- 12	53	3,372,621.01	1.69	8.769	657	63,634.36	62.47
13- 18	150	31,926,011.19	16.04	8.501	634	212,840.07	80.42
19- 24	200	46,162,119.75	23.19	9.220	635	230,810.60	76.66
25- 30	53	9,657,499.76	4.85	7.979	647	182,216.98	80.26
31- 36	49	10,127,244.72	5.09	8.695	675	206,678.46	85.47
37- 42	4	1,003,972.02	0.50	5.555	724	250,993.01	85.25
43- 48	7	1,901,930.54	0.96	7.304	685	271,704.36	80.11
49- 54	62	15,915,124.07	8.00	7.684	695	256,695.55	79.48
55- 60	149	40,876,937.44	20.54	7.576	680	274,341.86	80.48
61- 66	1	141,152.99	0.07	9.250	633	141,152.99	94.16
67- 72	10	1,627,934.64	0.82	8.470	679	162,793.46	90.43
73- 78	5	1,455,228.79	0.73	7.497	733	291,045.76	79.93
79- 84	1	182,400.00	0.09	8.500	679	182,400.00	74.15
85- 115	3	1,701,722.40	0.86	6.836	627	567,240.80	74.59
TOTAL	907	$199,023,930.74	100.00%	8.270%	661	$219,431.02	77.59%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

The weighted average remaining months to next Adjustment Date for the Adjustable Rate Mortgage Loans is approximately 29 months.

S-C-21

Periodic Caps of the Adjustable Rate Mortgage Loans (All Loans)

Periodic Cap (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

No Periodic Cap	100	$17,134,476.58	8.61%	8.564%	673	$171,344.77	74.09%
1.000 - 1.249	460	111,164,656.41	55.85	8.281	651	241,662.30	80.20
1.500 - 1.749	87	11,487,221.60	5.77	8.308	642	132,037.03	75.81
2.000 - 2.249	242	57,799,432.77	29.04	8.123	683	238,840.63	74.55
2.250 - 2.499	1	65,053.22	0.03	7.625	799	65,053.22	2.28
3.000 - 3.249	12	554,079.95	0.28	6.795	715	46,173.33	58.97
3.750 - 3.999	1	80,000.00	0.04	14.250	701	80,000.00	114.29
5.000 - 10.000	4	739,010.21	0.37	11.310	569	184,752.55	49.09
TOTAL	907	$199,023,930.74	100.00%	8.270%	661	$219,431.02	77.59%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

As of the Cut-off Date, the weighted average Periodic Cap of the Adjustable Rate Mortgage Loans with a Periodic Cap is approximately 1.394%.

Initial Periodic Caps of the Adjustable Rate Mortgage Loans (All Loans)

Initial Periodic Cap (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

No Initial Periodic Cap	100	$17,134,476.58	8.61%	8.564%	673	$171,344.77	74.09%
1.000 - 1.249	70	17,783,323.76	8.94	8.730	659	254,047.48	79.54
1.500 - 1.749	68	7,775,403.91	3.91	8.013	646	114,344.18	74.66
2.000 - 2.249	163	32,213,090.55	16.19	8.452	659	197,626.32	71.79
3.000 - 3.249	297	64,333,189.02	32.32	8.710	639	216,610.06	80.95
3.500 - 3.749	1	30,675.92	0.02	7.250	691	30,675.92	43.89
3.750 - 3.999	1	80,000.00	0.04	14.250	701	80,000.00	114.29
4.000 - 4.249	1	101,924.01	0.05	11.500	608	101,924.01	99.57
5.000 - 5.249	122	34,259,043.51	17.21	7.050	689	280,811.83	78.68
6.000 - 6.249	80	24,573,793.27	12.35	8.003	689	307,172.42	77.52
7.000 - 10.000	4	739,010.21	0.37	11.310	569	184,752.55	49.09
TOTAL	907	$199,023,930.74	100.00%	8.270%	661	$219,431.02	77.59%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

As of the Cut-off Date, the weighted average Initial Periodic Cap of the Adjustable Rate Mortgage Loans with an Initial Periodic Cap is approximately 3.375%.

S-C-22

Pool 1

Original Principal Balances of the Mortgage Loans (Pool 1)*

Original Principal Balances ($)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score**	Average Principal Balance	Weighted Average Current LTV

9,750.00-49,999.99	376	$10,279,592.26	6.35%	10.090%	619	$27,339.34	77.59%
50,000.00-99,999.99	611	41,362,303.80	25.55	9.381	623	67,696.08	85.18
100,000.00-149,999.99	230	26,462,377.39	16.35	8.683	639	115,053.81	84.16
150,000.00-199,999.99	90	14,801,863.24	9.14	8.244	656	164,465.15	80.92
200,000.00-249,999.99	54	10,580,004.60	6.54	8.127	663	195,926.01	76.00
250,000.00-299,999.99	31	8,073,937.76	4.99	8.718	651	260,449.61	75.77
300,000.00-349,999.99	39	11,397,199.02	7.04	8.128	689	292,235.87	75.56
350,000.00-399,999.99	20	6,295,124.40	3.89	7.659	667	314,756.22	74.20
400,000.00-449,999.99	21	8,515,482.00	5.26	8.426	710	405,499.14	82.08
450,000.00-499,999.99	11	5,024,267.50	3.10	7.989	657	456,751.59	80.46
500,000.00-549,999.99	1	483,690.21	0.30	6.750	740	483,690.21	68.13
550,000.00-599,999.99	7	3,866,891.60	2.39	7.684	741	552,413.09	77.51
600,000.00-649,999.99	3	1,851,050.47	1.14	6.622	717	617,016.82	78.96
650,000.00-699,999.99	4	2,633,973.73	1.63	8.242	729	658,493.43	86.64
700,000.00-749,999.99	1	674,510.19	0.42	6.500	763	674,510.19	58.65
750,000.00-799,999.99	2	1,358,782.03	0.84	7.155	690	679,391.02	71.55
850,000.00-899,999.99	1	814,355.51	0.50	6.750	778	814,355.51	35.41
900,000.00-949,999.99	3	2,393,490.70	1.48	8.858	733	797,830.23	82.59
950,000.00-1,225,250.00	5	4,989,827.34	3.08	7.371	711	997,965.47	72.16
TOTAL	1,510	$161,858,723.75	100.00%	8.632%	657	$107,191.21	80.46%
_____________________

*
This table reflects, generally, the range of principal balances of the Mortgage Loans at origination or, if the Mortgage Loan has been modified, as of the date of the modification, expressed as a percentage of the Cut-off Date Pool Balance of Pool 1.

**	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

As of the Cut-off Date, the average Original Balance of the Pool 1 Mortgage Loans is approximately $114,942.

S-C-23

Principal Balances of the Mortgage Loans as of the Cut-off Date (Pool 1)

Principal Balance as of Cut-off Date ($)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

2,796.79 -49,999.99	456	$13,122,661.36	8.11%	9.787%	623	$28,777.77	73.29%
50,000.00 -99,999.99	568	40,998,387.81	25.33	9.335	626	72,180.26	84.87
100,000.00 -149,999.99	216	26,025,429.46	16.08	8.696	636	120,488.10	84.79
150,000.00 -199,999.99	88	15,146,717.71	9.36	8.146	661	172,121.79	81.26
200,000.00 -249,999.99	49	11,015,104.67	6.81	8.322	656	224,798.05	76.26
250,000.00 -299,999.99	38	10,670,129.53	6.59	8.264	659	280,792.88	72.24
300,000.00 -349,999.99	25	8,084,408.41	4.99	8.196	686	323,376.34	81.13
350,000.00 -399,999.99	16	5,950,293.90	3.68	7.710	677	371,893.37	78.31
400,000.00 -449,999.99	17	7,167,548.59	4.43	8.716	724	421,620.51	84.51
450,000.00 -499,999.99	11	5,095,160.74	3.15	7.971	654	463,196.43	80.23
500,000.00 -549,999.99	3	1,568,219.39	0.97	6.916	776	522,739.80	57.22
550,000.00 -599,999.99	5	2,878,458.46	1.78	7.989	715	575,691.69	80.24
600,000.00 -649,999.99	6	3,757,592.41	2.32	7.162	728	626,265.40	78.68
650,000.00 -699,999.99	3	2,010,724.01	1.24	7.959	738	670,241.34	78.49
750,000.00 -799,999.99	1	750,000.00	0.46	6.875	639	750,000.00	76.92
800,000.00-849,999.99	2	1,657,855.10	1.02	7.068	776	828,927.55	51.86
850,000.00 - 899,999.99	1	899,500.66	0.56	8.925	767	899,500.66	99.94
900,000.00-949,999.99	2	1,836,588.89	1.13	7.936	755	918,294.45	71.63
950,000.00 -999,999.99	2	1,998,692.65	1.23	7.999	666	999,346.33	86.96
1,200,000.00- 1,225,250.00	1	1,225,250.00	0.76	7.375	679	1,225,250.00	68.83
TOTAL	1,510	$161,858,723.75	100.00%	8.632%	657	$107,191.21	80.46%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

As of the Cut-off Date, the average Principal Balance of the Pool 1 Mortgage Loans is approximately $107,191.

S-C-24

Mortgage Rates of the Mortgage Loans as of the Cut-off Date (Pool 1)

Mortgage Rates (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

5.875 - 5.999	10	$2,078,308.62	1.28%	5.895%	665	$207,830.86	67.03%
6.000 - 6.999	164	30,384,180.07	18.77	6.527	696	185,269.39	72.43
7.000 - 7.999	257	35,501,730.96	21.93	7.367	673	138,139.03	76.05
8.000 - 8.999	201	23,036,147.39	14.23	8.457	666	114,607.70	84.23
9.000 - 9.999	293	31,728,429.42	19.60	9.484	665	108,288.16	90.27
10.000 - 10.999	294	20,900,815.38	12.91	10.460	609	71,091.21	85.18
11.000 - 11.999	228	15,450,561.61	9.55	11.378	580	67,765.62	78.79
12.000 - 12.999	44	2,152,817.84	1.33	12.255	584	48,927.68	65.38
13.000 - 13.999	13	487,976.50	0.30	13.292	613	37,536.65	64.16
14.000 - 14.999	2	70,020.09	0.04	14.500	616	35,010.05	69.73
15.000 - 15.999	3	60,878.74	0.04	15.139	634	20,292.91	67.33
16.000 - 17.000	1	6,857.13	0.00	17.000	513	6,857.13	20.78
TOTAL	1,510	$161,858,723.75	100.00%	8.632%	657	$107,191.21	80.46%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date

As of the Cut-off Date, the weighted average Mortgage Rate of the Pool 1 Mortgage Loans, as reduced by Retained Interest, as applicable, is approximately 8.632%.

S-C-25

Original Loan-to-Value Ratios of the Mortgage Loans (Pool 1)

Original Loan- to-Value Ratios (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

15.79 - 20.00	3	$261,528.08	0.16%	6.714%	676	$87,176.03	14.72%
20.01 - 30.00	8	415,034.13	0.26	6.788	739	51,879.27	22.82
30.01 - 40.00	16	2,382,129.89	1.47	8.048	687	148,883.12	34.12
40.01 - 50.00	29	4,091,233.55	2.53	9.862	621	141,077.02	44.54
50.01 - 60.00	56	7,873,860.74	4.86	8.532	660	140,604.66	51.30
60.01 - 70.00	84	10,951,933.54	6.77	8.286	675	130,380.16	62.52
70.01 - 80.00	254	38,696,658.50	23.91	7.548	683	152,349.05	72.95
80.01 - 90.00	402	31,394,246.68	19.40	9.053	648	78,095.14	84.87
90.01 - 95.00	446	43,700,159.80	27.00	9.223	638	97,982.42	92.86
95.01 - 100.00	197	20,889,919.50	12.91	8.829	661	106,040.20	95.31
100.01 - 105.00	12	1,006,539.32	0.62	9.256	592	83,878.28	99.08
105.01 - 110.00	1	71,093.18	0.04	11.875	576	71,093.18	109.37
115.01 - 119.76	2	124,386.84	0.08	9.735	593	62,193.42	111.52
TOTAL	1,510	$161,858,723.75	100.00%	8.632%	657	$107,191.21	80.46%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

The minimum and maximum Original Loan-to-Value Ratios of the Pool 1 Mortgage Loans are approximately 15.79% and 119.76%, respectively, and the weighted average Original Loan-to-Value Ratio of the Pool 1 Mortgage Loans is approximately 83.58%.

S-C-26

Original Combined Loan-to-Value Ratios of the Mortgage Loans (Pool 1)*

Original Loan- to-Value Ratios (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score**	Average Principal Balance	Weighted Average Current LTV

56.00-60.00	1	$299,784.62	1.70%	10.990%	506	$299,784.62	47.97%
60.01-70.00	2	306,477.86	1.74	11.750	530	153,238.93	53.23
70.01-80.00	2	1,312,901.22	7.45	7.477	686	656,450.61	69.23
80.01-90.00	14	4,173,345.86	23.68	7.024	672	298,096.13	76.14
90.01-95.00	40	4,234,267.33	24.02	8.920	657	105,856.68	81.29
95.01-100.00	48	6,930,884.72	39.33	7.793	658	144,393.43	79.79
100.01-105.00	2	206,235.62	1.17	6.988	614	103,117.81	77.07
105.01-110.00	1	44,697.10	0.25	11.950	620	44,697.10	91.41
120.01-125.00	1	115,872.53	0.66	8.990	606	115,872.53	99.89
TOTAL	111	$17,624,466.86	100.00%	7.990%	657	$158,778.98	77.63%
_____________________

*	Reflects the original combined loan-to-value ratios of the Mortgage Loans and any known related subordinate liens (which subordinate liens are not included in the Trust Fund).

**	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

The minimum and maximum original combined loan-to-value ratios of the Mortgage Loans and any know related subordinate liens are approximately 56.00% and 125.00%, respectively, and the weighted average Original Loan-to-Value Ratio of the Mortgage Loans is approximately 92.36%.

S-C-27

Current Loan-to-Value Ratios of the Mortgage Loans as of the Cut-off Date (Pool 1)

Current Loan- to-Value Ratios (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

2.28 - 10.00	11	$163,296.10	0.10%	7.376%	696	$14,845.10	7.24%
10.01 - 20.00	31	827,970.15	0.51	7.648	684	26,708.71	15.03
20.01 - 30.00	31	1,223,553.78	0.76	7.648	720	39,469.48	27.02
30.01 - 40.00	37	3,762,776.21	2.32	7.958	689	101,696.65	36.17
40.01 - 50.00	56	6,451,294.57	3.99	8.906	654	115,201.69	46.69
50.01 - 60.00	78	8,841,711.19	5.46	8.719	654	113,355.27	55.95
60.01 - 70.00	116	17,642,347.14	10.90	7.947	685	152,089.20	66.48
70.01 - 80.00	216	31,725,885.25	19.60	7.625	670	146,879.10	76.67
80.01 - 90.00	419	31,902,020.42	19.71	9.254	646	76,138.47	87.24
90.01 - 95.00	410	42,320,142.21	26.15	9.121	636	103,219.86	93.92
95.01 - 100.00	96	16,097,675.14	9.95	8.953	673	167,684.12	98.60
100.01 - 105.00	7	712,080.60	0.44	8.898	613	101,725.80	102.19
105.01 - 110.00	1	71,093.18	0.04	11.875	576	71,093.18	109.37
115.01 - 116.88	1	116,877.81	0.07	9.750	596	116,877.81	116.88
TOTAL	1,510	$161,858,723.75	100.00%	8.632%	657	$107,191.21	80.46%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

The minimum and maximum Current Loan-to-Value Ratios of the Pool 1 Mortgage Loans are approximately 2.28% and 116.88%, respectively, and the weighted average Current Loan-to-Value Ratio of the Pool 1 Mortgage Loans is approximately 80.46%.

Delinquency Status of the Mortgage Loans (Pool 1)*

Delinquency Status (in days)**	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score***	Average Principal Balance	Weighted Average Current LTV

Current	1,413	$150,333,808.59	92.88%	8.642%	656	$106,393.35	80.85%
30 - 59	97	11,524,915.16	7.12	8.497	675	118,813.56	75.43
TOTAL	1,510	$161,858,723.75	100.00%	8.632%	657	$107,191.21	80.46%
_____________________

*	The above table reflects the Principal Balance as of the Cut-off Date of the Mortgage Loans that were delinquent as of the related Delinquency Determination Date.

**
For 32.70% of the Pool 1 Mortgage Loans, the delinquency status is calculated on the information last reported to the Sponsor by the servicer prior to the Cut-off Date, as described under “Description of the Mortgage Pools—General.”

***	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

S-C-28

30-Day Delinquencies of the Mortgage Loans (Pool 1)

Number of 30-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date*	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score**	Average Principal Balance	Weighted Average Current LTV

0	1,122	$125,014,696.78	77.24%	8.647%	664	$111,421.30	81.24%
1	165	18,866,839.79	11.66	8.521	654	114,344.48	79.55
2	61	5,840,596.64	3.61	8.539	633	95,747.49	74.05
3	47	4,365,885.11	2.70	8.414	646	92,891.17	76.67
4	25	1,896,025.93	1.17	9.400	585	75,841.04	80.94
5	23	2,293,225.49	1.42	8.055	603	99,705.46	83.32
6	13	659,357.75	0.41	10.306	576	50,719.83	73.54
7	18	1,046,657.46	0.65	8.058	563	58,147.64	73.99
8	12	818,595.21	0.51	8.368	614	68,216.27	73.36
9	13	630,956.07	0.39	9.941	569	48,535.08	64.06
10	8	295,442.78	0.18	10.115	581	36,930.35	74.18
11	2	109,721.35	0.07	9.078	614	54,860.68	59.74
12	1	20,723.39	0.01	9.650	NA	20,723.39	13.96
TOTAL	1,510	$161,858,723.75	100.00%	8.632%	657	$107,191.21	80.46%
_____________________

*
For 32.70% of the Pool 1 Mortgage Loans, the delinquency status is calculated on the information last reported to the Sponsor by the servicer prior to the Cut-off Date, as described under “Description of the Mortgage Pools—General.”

**	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

60-Day Delinquencies of the Mortgage Loans (Pool 1)*

Number of 60-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date**	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score***	Average Principal Balance	Weighted Average Current LTV

0	1,426	$155,553,923.46	96.10%	8.636%	660	$109,084.10	80.53%
1	40	2,855,422.27	1.76	8.788	606	71,385.56	79.63
2	11	1,184,910.86	0.73	7.589	607	107,719.17	75.73
3	9	1,165,217.38	0.72	8.089	592	129,468.60	82.11
4	3	146,011.66	0.09	8.929	543	48,670.55	59.45
5	8	303,498.70	0.19	10.011	544	37,937.34	75.16
6	8	413,170.12	0.26	9.252	552	51,646.27	83.83
7	3	164,989.99	0.10	9.003	614	54,996.66	82.23
9	2	71,579.31	0.04	8.436	621	35,789.66	63.40
TOTAL	1,510	$161,858,723.75	100.00%	8.632%	657	$107,191.21	80.46%
_____________________

*
Includes those Mortgage Loans described in the table above entitled “30-Day Delinquencies of the Mortgage Loans (Pool 1)” that were 30 days delinquent for at least two consecutive months in the 12 months preceding the applicable delinquency determination date.

**
For 32.70% of the Pool 1 Mortgage Loans, the delinquency status is calculated on the information last reported to the Sponsor by the servicer prior to the Cut-off Date, as described under “Description of the Mortgage Pools—General.”

***	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

S-C-29

90-Day Delinquencies of the Mortgage Loans (Pool 1)*

Number of 90-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date**	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score***	Average Principal Balance	Weighted Average Current LTV

0	1,481	$159,572,154.64	98.59%	8.637%	658	$107,746.22	80.44%
1	15	1,614,516.88	1.00	8.101	602	107,634.46	82.60
2	5	200,068.51	0.12	9.432	606	40,013.70	72.93
3	1	60,562.99	0.04	7.000	526	60,562.99	93.90
4	3	189,340.78	0.12	8.418	525	63,113.59	85.07
5	3	121,495.16	0.08	9.802	555	40,498.39	77.67
6	1	45,426.10	0.03	9.000	503	45,426.10	91.77
8	1	55,158.69	0.03	7.375	635	55,158.69	68.10
TOTAL	1,510	$161,858,723.75	100.00%	8.632%	657	$107,191.21	80.46%
_____________________

*
Includes those Mortgage Loans described in the tables above entitled “30-Day Delinquencies of the Mortgage Loans (Pool 1)” and “60-Day Delinquencies of the Mortgage Loans (Pool 1)” that were 30 days delinquent for at least three consecutive months in the 12 months preceding the applicable delinquency determination date.

**
For 32.70% of the Pool 1 Mortgage Loans, the delinquency status is calculated on the information last reported to the Sponsor by the servicer prior to the Cut-off Date, as described under “Description of the Mortgage Pools—General.”

***	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

120-Day Delinquencies of the Mortgage Loans (Pool 1)*

Number of 120-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date**	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score***	Average Principal Balance	Weighted Average Current LTV

0	1,502	$161,381,734.32	99.71%	8.632%	658	$107,444.56	80.45%
1	2	172,333.68	0.11	7.267	512	86,166.84	91.72
2	1	26,960.11	0.02	11.375	503	26,960.11	61.76
3	3	177,110.85	0.11	9.882	552	59,036.95	83.34
5	1	45,426.10	0.03	9.000	503	45,426.10	91.77
7	1	55,158.69	0.03	7.375	635	55,158.69	68.10
TOTAL	1,510	$161,858,723.75	100.00%	8.632%	657	$107,191.21	80.46%
_____________________

*
Includes those Mortgage Loans described in the tables above entitled “30-Day Delinquencies of the Mortgage Loans (Pool 1),” “60-Day Delinquencies of the Mortgage Loans (Pool 1)” and “90-Day Delinquencies of the Mortgage Loans (Pool 1)” that were 30 days delinquent for at least four consecutive months in the 12 months preceding the applicable delinquency determination date.

**
For 32.70% of the Pool 1 Mortgage Loans, the delinquency status is calculated on the information last reported to the Sponsor by the servicer prior to the Cut-off Date, as described under “Description of the Mortgage Pools—General.”

***	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

S-C-30

150-Day Delinquencies of the Mortgage Loans (Pool 1)*

Number of 150-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date**	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score***	Average Principal Balance	Weighted Average Current LTV

0	1,506	$161,639,908.61	99.86%	8.631%	658	$107,330.62	80.46%
2	2	118,230.35	0.07	10.695	555	59,115.18	81.72
4	1	45,426.10	0.03	9.000	503	45,426.10	91.77
6	1	55,158.69	0.03	7.375	635	55,158.69	68.10
TOTAL	1,510	$161,858,723.75	100.00%	8.632%	657	$107,191.21	80.46%
_____________________

*
Includes those Mortgage Loans described in the tables above entitled “30-Day Delinquencies of the Mortgage Loans (Pool 1),” “60-Day Delinquencies of the Mortgage Loans (Pool 1),” “90-Day Delinquencies of the Mortgage Loans (Pool 1)” and “120-Day Delinquencies of the Mortgage Loans (Pool 1)” that were 30 days delinquent for at least five consecutive months in the 12 months preceding the applicable delinquency determination date.

**
For 32.70% of the Pool 1 Mortgage Loans, the delinquency status is calculated on the information last reported to the Sponsor by the servicer prior to the Cut-off Date, as described under “Description of the Mortgage Pools—General.”

***	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

180-Day Delinquencies of the Mortgage Loans (Pool 1)*

Number of 180-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date**	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score***	Average Principal Balance	Weighted Average Current LTV

0	1,506	$161,639,908.61	99.86%	8.631%	658	$107,330.62	80.46%
1	2	118,230.35	0.07	10.695	555	59,115.18	81.72
3	1	45,426.10	0.03	9.000	503	45,426.10	91.77
5	1	55,158.69	0.03	7.375	635	55,158.69	68.10
TOTAL	1,510	$161,858,723.75	100.00%	8.632%	657	$107,191.21	80.46%
_____________________

*
Includes those Mortgage Loans described in the tables above entitled “30-Day Delinquencies of the Mortgage Loans (Pool 1),” “60-Day Delinquencies of the Mortgage Loans (Pool 1),” “90-Day Delinquencies of the Mortgage Loans (Pool 1),” “120-Day Delinquencies of the Mortgage Loans (Pool 1)” and “150-Day Delinquencies of the Mortgage Loans (Pool 1)” that were 30 days delinquent for at least six consecutive months in the 12 months preceding the applicable delinquency determination date.

**
For 32.70% of the Pool 1 Mortgage Loans, the delinquency status is calculated on the information last reported to the Sponsor by the servicer prior to the Cut-off Date, as described under “Description of the Mortgage Pools—General.”

***	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

S-C-31

Original Terms to Maturity of the Mortgage Loans (Pool 1)*

Original Term to maturity (in months)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score**	Average Principal Balance	Weighted Average Current LTV

24 - 59	28	$4,123,354.04	2.55%	7.379%	659	$147,262.64	79.90%
60 - 119	56	4,885,139.94	3.02	8.416	652	87,234.64	77.17
120 - 179	52	2,329,361.60	1.44	8.242	629	44,795.42	64.88
180 - 239	163	9,207,554.24	5.69	8.004	666	56,488.06	65.46
240 - 299	74	4,167,638.45	2.57	9.490	635	56,319.44	79.17
300 - 359	56	4,280,936.70	2.64	8.767	658	76,445.30	82.84
360 - 419	1,079	132,524,033.67	81.88	8.699	658	122,821.16	81.85
420 - 480	2	340,705.11	0.21	8.308	591	170,352.56	93.29
TOTAL	1,510	$161,858,723.75	100.00%	8.632%	657	$107,191.21	80.46%
_____________________

*	With respect to Mortgage Loans that have been modified, the original term to maturity is, generally, deemed to be from the date of modification.

**	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

As of the Cut-off Date, the weighted average original term to maturity of the Pool 1 Mortgage Loans is approximately 326 months.

Remaining Terms to Maturity of the Mortgage Loans as of the Cut-off Date (Pool 1)*

Remaining Term to maturity (in months)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score**	Average Principal Balance	Weighted Average Current LTV

3 - 60	120	$8,386,352.22	5.18%	7.805%	659	$69,886.27	70.50%
61 - 120	121	6,706,998.42	4.14	8.777	651	55,429.74	64.30
121 - 180	120	7,501,207.92	4.63	8.096	659	62,510.07	72.69
181 - 240	84	6,909,750.37	4.27	8.606	642	82,258.93	73.74
241 - 300	180	21,811,767.68	13.48	8.056	695	121,176.49	68.51
301 - 360	882	110,101,990.19	68.02	8.839	651	124,832.19	85.49
361 - 472	3	440,656.95	0.27	8.604	623	146,885.65	87.99
TOTAL	1,510	$161,858,723.75	100.00%	8.632%	657	$107,191.21	80.46%
_____________________

*
The stated remaining term to maturity for a Mortgage Loan generally has been calculated as the number of months remaining between (i) the stated maturity date at origination, or if the Mortgage Loan has been modified, the maturity date of such Mortgage Loan, as modified and (ii) the Cut-off Date.

**	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

As of the Cut-off Date, the weighted average remaining term to maturity of the Pool 1 Mortgage Loans is approximately 299 months.

S-C-32

Seasoning of the Mortgage Loans as of the Cut-off Date (Pool 1)*

Seasoning (in months)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score**	Average Principal Balance	Weighted Average Current LTV

0 - 5	508	$68,236,262.91	42.16%	9.128%	660	$134,323.35	85.98%
6 - 11	213	29,544,987.60	18.25	7.992	656	138,708.86	81.48
12 - 17	115	11,817,895.40	7.30	8.353	643	102,764.31	83.36
18 - 23	51	4,308,044.00	2.66	8.121	632	84,471.45	82.50
24 - 29	68	4,549,800.24	2.81	8.431	628	66,908.83	81.47
30 - 35	39	3,340,035.55	2.06	8.642	603	85,641.94	85.59
36 - 41	41	2,362,788.21	1.46	8.618	607	57,628.98	84.88
42 - 47	37	2,372,014.14	1.47	9.064	633	64,108.49	82.97
48 - 53	40	2,265,239.96	1.40	9.284	606	56,631.00	83.79
54 - 59	46	3,199,094.57	1.98	9.030	614	69,545.53	78.95
60 - 119	235	23,892,398.38	14.76	8.154	695	101,669.78	66.35
120 - 179	70	4,480,386.27	2.77	8.074	653	64,005.52	55.43
180 - 239	25	1,007,137.17	0.62	9.539	665	40,285.49	57.74
240 - 299	14	392,653.17	0.24	10.299	644	28,046.66	48.82
300 - 348	8	89,986.18	0.06	9.534	671	11,248.27	18.42
TOTAL	1,510	$161,858,723.75	100.00%	8.632%	657	$107,191.21	80.46%
_____________________

*	With respect to Mortgage Loans that have been modified, seasoning has been measured for purposes of this table, generally, as the number of months elapsed since modification.

**	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

As of the Cut-off Date, the weighted average seasoning of the Pool 1 Mortgage Loans is approximately 27 months.

S-C-33

Geographic Distribution of Mortgaged Properties—Mortgage Loans (Pool 1)

Geographic Distribution	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

Texas	660	$51,650,446.55	31.91%	9.731%	627	$78,258.25	87.75%
California	60	18,141,061.45	11.21	7.456	697	302,351.02	75.94
Florida	163	15,024,717.55	9.28	8.712	657	92,176.18	77.88
New York	110	12,638,648.56	7.81	7.980	648	114,896.81	77.59
Georgia	47	8,216,658.47	5.08	8.826	676	174,822.52	87.34
Arizona	43	5,425,813.17	3.35	8.071	702	126,181.70	76.04
Colorado	16	4,925,114.09	3.04	7.321	737	307,819.63	64.50
New Jersey	19	4,275,386.01	2.64	7.813	666	225,020.32	70.54
Maryland	19	3,731,611.65	2.31	8.734	609	196,400.61	66.19
Illinois	21	3,206,639.58	1.98	8.508	656	152,697.12	88.27
Pennsylvania	25	3,040,690.71	1.88	7.830	693	121,627.63	77.24
North Carolina	31	2,608,375.77	1.61	7.956	652	84,141.15	77.38
Tennessee	33	2,342,351.24	1.45	7.819	678	70,980.34	81.19
Louisiana	17	1,761,245.85	1.09	8.234	678	103,602.70	72.27
South Carolina	15	1,711,484.09	1.06	8.521	660	114,098.94	71.62
Missouri	17	1,704,133.61	1.05	8.926	680	100,243.15	90.68
Indiana	16	1,668,584.49	1.03	8.311	659	104,286.53	89.29
Michigan	16	1,589,543.18	0.98	8.199	651	99,346.45	79.05
Nevada	10	1,472,752.07	0.91	7.596	611	147,275.21	80.36
Ohio	18	1,276,525.52	0.79	8.826	666	70,918.08	81.97
Oregon	6	1,272,679.17	0.79	7.205	727	212,113.20	75.18
Utah	8	1,259,675.90	0.78	8.307	619	157,459.49	82.58
Virginia	11	1,177,917.82	0.73	7.841	700	107,083.44	62.82
Massachusetts	6	1,173,568.08	0.73	8.768	590	195,594.68	60.34
Connecticut	7	1,058,667.43	0.65	8.132	633	151,238.20	69.40
Hawaii	5	1,038,877.17	0.64	8.645	681	207,775.43	76.00
Alabama	17	997,916.60	0.62	9.919	607	58,700.98	81.22
Washington	7	957,069.37	0.59	7.799	686	136,724.20	75.03
Kentucky	11	830,028.34	0.51	7.363	722	75,457.12	79.51
Mississippi	11	767,299.71	0.47	8.205	649	69,754.52	73.43
Arkansas	14	694,551.60	0.43	7.726	641	49,610.83	78.81
Alaska	5	612,289.44	0.38	7.002	680	122,457.89	84.05
Wisconsin	4	484,239.84	0.30	8.038	689	121,059.96	93.50
Rhode Island	2	466,276.66	0.29	8.011	649	233,138.33	79.70
New Mexico	4	389,612.24	0.24	7.837	679	97,403.06	67.24
Montana	2	381,202.04	0.24	7.984	727	190,601.02	81.82
Kansas	6	290,067.63	0.18	9.228	621	48,344.61	83.07
West Virginia	9	270,914.42	0.17	7.262	717	30,101.60	63.36
Oklahoma	4	259,441.25	0.16	7.236	672	64,860.31	88.06
Maine	2	186,210.75	0.12	6.966	596	93,105.38	65.56
Idaho	2	181,332.53	0.11	7.767	585	90,666.27	63.53
Minnesota	1	177,119.14	0.11	10.750	689	177,119.14	79.78
New Hampshire	1	143,449.19	0.09	6.250	726	143,449.19	79.69
District of Columbia	3	113,808.63	0.07	11.493	611	37,936.21	48.01
Delaware	2	69,112.63	0.04	7.361	577	34,556.32	54.83
Iowa	1	56,112.32	0.03	8.500	505	56,112.32	71.03
Puerto Rico	1	55,158.69	0.03	7.375	635	55,158.69	68.10
North Dakota	1	49,734.75	0.03	9.000	588	49,734.75	65.44
Nebraska	1	32,606.80	0.02	8.000	793	32,606.80	77.18
TOTAL	1,510	$161,858,723.75	100.00%	8.632%	657	$107,191.21	80.46%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

No more than approximately 2.17% of the Pool 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

S-C-34

Loan Purpose of the Mortgage Loans (Pool 1)

Loan Purpose	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

Purchase	1,227	$119,199,061.91	73.64%	8.762%	654	$97,146.75	85.43%
Cashout Refinance	189	30,782,001.21	19.02	8.273	666	162,867.73	66.85
Rate/Term Refinance	88	11,221,246.83	6.93	8.198	662	127,514.17	65.28
Rehabilitation	6	656,413.80	0.41	9.305	710	109,402.30	75.25
TOTAL	1,510	$161,858,723.75	100.00%	8.632%	657	$107,191.21	80.46%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

Amortization Types of the Mortgage Loans (Pool 1)

Amortization Type	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

Fully Amortizing	1,397	$146,908,718.00	90.76%	8.696%	659	$105,160.14	80.50%
Balloon	113	14,950,005.75	9.24	8.004	645	132,300.94	80.08
TOTAL	1,510	$161,858,723.75	100.00%	8.632%	657	$107,191.21	80.46%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

Adjustment Type of the Mortgage Loans (Pool 1)

Adjustment Type	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

Fixed Rate	1,490	$156,750,284.93	96.84%	8.663%	657	$105,201.53	80.42%
Adjustable Rate	20	5,108,438.82	3.16	7.671	675	255,421.94	81.68
TOTAL	1,510	$161,858,723.75	100.00%	8.632%	657	$107,191.21	80.46%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

S-C-35

Loan Type of the Mortgage Loans (Pool 1)

Loan Type	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

Conventional Uninsured	1,393	$135,362,622.76	83.63%	8.570%	649	$97,173.45	77.95%
Conventional Insured	115	26,412,783.72	16.32	8.954	697	229,676.38	93.30
Uninsured FHA	2	83,317.27	0.05	7.605	655	41,658.64	86.67
TOTAL	1,510	$161,858,723.75	100.00%	8.632%	657	$107,191.21	80.46%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

Credit Scores of the Mortgage Loans (Pool 1)*

Credit Score	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score**	Average Principal Balance	Weighted Average Current LTV

NA***	121	$10,234,091.80	6.32%	9.221%	NA	$84,579.27	78.89%
500 - 520	56	3,909,721.15	2.42	9.637	512	69,816.45	80.46
521 - 540	71	5,632,963.25	3.48	9.831	532	79,337.51	74.72
541 - 560	112	8,136,511.04	5.03	9.805	550	72,647.42	79.59
561 - 580	114	7,651,015.98	4.73	10.024	571	67,114.18	83.63
581 - 600	183	14,487,793.54	8.95	9.398	590	79,168.27	84.88
601 - 620	111	10,695,216.11	6.61	8.915	611	96,353.30	85.73
621 - 640	116	14,533,808.46	8.98	8.188	632	125,291.45	80.91
641 - 660	126	13,526,351.78	8.36	8.770	650	107,352.00	83.43
661 - 680	118	16,838,766.19	10.40	8.189	672	142,701.41	80.55
681 - 700	81	10,687,467.36	6.60	8.299	690	131,944.04	79.53
701 - 720	103	14,307,985.39	8.84	8.260	710	138,912.48	84.13
721 - 740	46	5,677,425.74	3.51	7.983	731	123,422.30	78.82
741 - 760	47	7,933,128.20	4.90	7.952	750	168,789.96	80.40
761 - 780	36	6,999,797.67	4.32	7.680	771	194,438.82	73.83
781 - 800	40	6,449,849.37	3.98	7.128	789	161,246.23	69.58
801 - 820	27	4,075,496.74	2.52	7.470	808	150,944.32	67.35
821 - 830	2	81,333.98	0.05	9.371	827	40,666.99	83.53
TOTAL	1,510	$161,858,723.75	100.00%	8.632%	657	$107,191.21	80.46%
_____________________

*
Credit score information was generally obtained by the Sponsor from one, two or three of the credit reporting bureaus; if three credit scores were obtained with respect to the primary borrower related to a Mortgage Loan, then the credit score reflected in this table is the median of such three scores; if two credit scores were obtained with respect to the primary borrower related to a Mortgage Loan, then the credit score reflected in this table is the higher of such two scores.

**	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

***	“NA” means “Not Available” or “Not Applicable.”

As of the Cut-off Date, the weighted average credit score of the Pool 1 Mortgage Loans with credit scores is approximately 657.

S-C-36

Mortgaged Property Types of the Mortgage Loans (Pool 1)

Property Type	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

Single Family	1,124	$113,577,130.98	70.17%	8.723%	650	$101,047.27	81.27%
Planned Unit Development	103	20,188,088.65	12.47	8.304	656	196,000.86	80.21
Condominium	84	11,664,713.16	7.21	8.776	692	138,865.63	81.62
Single Family (Other)**	162	9,865,087.13	6.09	8.172	683	60,895.60	74.09
2-4 Family	37	6,563,703.83	4.06	8.507	697	177,397.40	74.75
TOTAL	1,510	$161,858,723.75	100.00%	8.632%	657	$107,191.21	80.46%
_____________________

*	The weighted average credit scored includes only credit scores for which information is available as of the Cut-off-Date.

**	Single Family (Other) includes: cooperatives, duplexes, improved and unimproved land and townhouses/row houses.

Occupancy Types of the Mortgage Loans (Pool 1)

Occupancy Type	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

Owner Occupied	1,101	$122,192,937.96	75.49%	8.681%	645	$110,983.59	80.26%
Investment	375	32,214,605.01	19.90	8.659	697	85,905.61	82.41
Second Home	34	7,451,180.78	4.60	7.718	700	219,152.38	75.33
TOTAL	1,510	$161,858,723.75	100.00%	8.632%	657	$107,191.21	80.46%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

Documentation Levels of the Mortgage Loans (Pool 1)

Documentation Levels	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

Limited Documentation	537	$71,833,145.80	44.38%	8.548%	668	$133,767.50	82.35%
Full Documentation	505	40,087,623.46	24.77	8.433	651	79,381.43	77.60
Stated Documentation	283	28,974,204.49	17.90	8.719	659	102,382.35	78.22
Alternative Documentation	149	12,219,089.64	7.55	9.414	610	82,007.31	85.23
No Income Verified	35	8,581,844.43	5.30	8.890	671	245,195.56	78.57
No Assets Verified	1	162,815.93	0.10	6.750	581	162,815.93	93.04
TOTAL	1,510	$161,858,723.75	100.00%	8.632%	657	$107,191.21	80.46%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

S-C-37

Original Interest-Only Periods of the Interest-Only Mortgage Loans (Pool 1)

Original Interest-Only Term (months)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

6 - 19	3	$307,770.86	1.41%	8.863%	734	$102,590.29	67.20%
20 - 25	8	1,744,640.00	8.02	11.034	618	218,080.00	56.64
32 - 37	5	919,730.43	4.23	8.627	662	183,946.09	73.32
44 - 49	2	449,999.41	2.07	7.322	580	224,999.71	86.03
50 - 55	3	510,000.00	2.34	7.000	746	170,000.00	76.82
56 - 61	30	3,113,893.00	14.31	7.667	700	103,796.43	80.35
62 - 67	1	325,000.00	1.49	8.000	NA	325,000.00	76.47
116 - 121	39	13,549,862.52	62.26	7.424	685	347,432.37	77.16
182 - 240	1	843,499.59	3.88	7.375	774	843,499.59	67.75
TOTAL	92	$21,764,395.81	100.00%	7.814%	684	$236,569.52	75.47%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

As of the Cut-off Date, the weighted average Original Interest-Only Term of the Pool 1 Interest-Only Mortgage Loans is approximately 99 months.

Remaining Interest-Only Terms of the Interest-Only Mortgage Loans (Pool 1)

Remaining Interest-Only Term (months)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

2 - 6	1	$119,187.32	0.55%	9.250%	710	$119,187.32	74.96%
7 - 12	4	588,343.97	2.70	7.519	706	147,085.99	80.59
19 - 24	11	3,149,484.84	14.47	9.354	655	286,316.80	61.92
31 - 36	5	969,969.41	4.46	8.693	628	193,993.88	72.67
37 - 42	3	969,622.83	4.46	7.413	630	323,207.61	69.36
43 - 48	1	206,510.67	0.95	8.000	785	206,510.67	68.84
49 - 54	8	1,722,219.85	7.91	7.562	718	215,277.48	61.57
55 - 60	23	2,055,849.00	9.45	7.465	700	89,384.74	86.78
103 - 108	5	1,380,443.04	6.34	7.251	711	276,088.61	82.80
109 - 114	14	5,886,610.45	27.05	7.102	684	420,472.18	79.83
115 - 120	16	3,872,654.84	17.79	8.109	662	242,040.93	80.94
121 - 173	1	843,499.59	3.88	7.375	774	843,499.59	67.75
TOTAL	92	$21,764,395.81	100.00%	7.814%	684	$236,569.52	75.47%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

As of the Cut-off Date, the weighted average Remaining Interest-Only Term of the Pool 1 Interest-Only Mortgage Loans with an Interest-Only Term is approximately 81 months.

S-C-38

Set forth below is a description of certain additional characteristics of the Adjustable Rate Mortgage Loans as of the Cut-off Date (except as otherwise indicated). All percentages of the Adjustable Rate Mortgage Loans are approximate percentages by total Principal Balance of the applicable Adjustable Rate Mortgage Loans as of the Cut-off Date (except as otherwise indicated). Unless otherwise specified, all Principal Balances of the Adjustable Rate Mortgage Loans are as of the Cut-off Date and are rounded to the nearest dollar. In some instances, percentages may not add to 100% due to rounding.

Indices of the Adjustable Rate Mortgage Loans (Pool 1)

Index	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

1 Year CMT	10	$1,991,444.73	38.98%	8.154%	616	$199,144.47	83.75%
6 Month LIBOR	6	1,218,847.73	23.86	8.414	697	203,141.29	80.23
1 Year LIBOR	4	1,898,146.36	37.16	6.687	724	474,536.59	80.45
TOTAL	20	$5,108,438.82	100.00%	7.671%	675	$255,421.94	81.68%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

Frequency of Mortgage Rate Adjustment of the
Adjustable Rate Mortgage Loans as of the Cut-off Date (Pool 1)

Rate Adjustment Frequency (in months)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

6	6	$1,218,847.73	23.86%	8.414%	697	$203,141.29	80.23%
12	14	3,889,591.09	76.14	7.438	669	277,827.94	82.14
TOTAL	20	$5,108,438.82	100.00%	7.671%	675	$255,421.94	81.68%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

S-C-39

Gross Margins of the Adjustable Rate Mortgage Loans (Pool 1)

Gross Margins (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

1.875 - 2.000	1	$571,422.96	11.19%	6.750%	775	$571,422.96	89.99%
2.001 - 3.000	18	4,295,288.63	84.08	7.782	664	238,627.15	80.68
3.001 - 3.250	1	241,727.23	4.73	7.875	643	241,727.23	79.78
TOTAL	20	$5,108,438.82	100.00%	7.671%	675	$255,421.94	81.68%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

As of the Cut-off Date, the weighted average Gross Margin of the Pool 1 Adjustable Rate Mortgage Loans is approximately 2.539% per annum.

Maximum Mortgage Rates of the Adjustable Rate Mortgage Loans (Pool 1)

Maximum Mortgage Rates (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

11.125 - 11.999	5	$2,820,501.18	55.21%	6.574%	696	$564,100.24	78.75%
12.000 - 12.999	2	447,946.17	8.77	7.875	681	223,973.09	79.56
13.000 - 13.999	2	499,250.00	9.77	8.250	713	249,625.00	74.99
14.000 - 14.999	7	877,374.45	17.18	9.252	631	125,339.21	89.93
15.000 - 15.999	3	296,471.28	5.80	10.274	579	98,823.76	92.23
17.000 - 17.990	1	166,895.74	3.27	10.990	613	166,895.74	94.83
TOTAL	20	$5,108,438.82	100.00%	7.671%	675	$255,421.94	81.68%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Pool 1 Adjustable Rate Mortgage Loans with Maximum Mortgage Rates is approximately 12.772% per annum.

S-C-40

Minimum Mortgage Rates of the Adjustable Rate Mortgage Loans (Pool 1)

Minimum Mortgage Rates (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

1.875 - 1.999	1	$571,422.96	11.19%	6.750%	775	$571,422.96	89.99%
2.000 - 2.999	6	2,637,697.16	51.63	6.771	680	439,616.19	76.04
3.000 - 3.999	12	1,732,422.96	33.91	9.025	643	144,368.58	86.26
10.000 - 10.999	1	166,895.74	3.27	10.990	613	166,895.74	94.83
TOTAL	20	$5,108,438.82	100.00%	7.671%	675	$255,421.94	81.68%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

As of the Cut-off Date, the weighted average Minimum Mortgage Rate of the Pool 1 Adjustable Rate Mortgage Loans with Minimum Mortgage Rates is approximately 2.898% per annum.

Months to Next Rate Adjustment of the Adjustable Rate Mortgage Loans
as of the Cut-off Date (Pool 1)

Months to Next Rate Adjustment	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

66 - 72	11	$1,769,087.63	34.63%	8.532%	675	$160,826.15	90.72%
73 - 78	5	1,455,228.79	28.49	7.497	733	291,045.76	79.93
79 - 84	1	182,400.00	3.57	8.500	679	182,400.00	74.15
85 - 115	3	1,701,722.40	33.31	6.836	627	567,240.80	74.59
TOTAL	20	$5,108,438.82	100.00%	7.671%	675	$255,421.94	81.68%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

The weighted average remaining months to next Adjustment Date for the Pool 1 Adjustable Rate Mortgage Loans is approximately 86 months.

S-C-41

Periodic Caps of the Adjustable Rate Mortgage Loans (Pool 1)

Periodic Cap (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

1.000 - 1.249	4	$869,551.99	17.02%	7.902%	716	$217,388.00	78.70%
1.500 - 1.749	1	166,895.74	3.27	10.990	613	166,895.74	94.83
1.800 - 2.000	15	4,071,991.09	79.71	7.486	669	271,466.07	81.78
TOTAL	20	$5,108,438.82	100.00%	7.671%	675	$255,421.94	81.68%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

As of the Cut-off Date, the weighted average Periodic Cap of the Pool 1 Adjustable Rate Mortgage Loans with a Periodic Cap is approximately 1.813%.

Initial Periodic Caps of the Adjustable Rate Mortgage Loans (Pool 1)

Initial Periodic Cap (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

3.000 - 3.249	1	$166,895.74	3.27%	10.990%	613	$166,895.74	94.83%
5.000 - 5.249	18	4,759,143.08	93.16	7.523	678	264,396.84	81.51
5.300 - 6.000	1	182,400.00	3.57	8.500	679	182,400.00	74.15
TOTAL	20	$5,108,438.82	100.00%	7.671%	675	$255,421.94	81.68%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

As of the Cut-off Date, the weighted average Initial Periodic Cap of the Pool 1 Adjustable Rate Mortgage Loans with an Initial Periodic Cap is approximately 4.970%.

S-C-42

Pool 2

Original Principal Balances of the Mortgage Loans (Pool 2)*

Original Principal Balances ($)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score**	Average Principal Balance	Weighted Average Current LTV

13,500.00-49,999.99	252	$4,706,036.86	2.11%	4.702%	742	$18,674.75	30.83%
50,000.00-99,999.99	302	16,102,545.41	7.21	6.393	697	53,319.69	58.58
100,000.00-149,999.99	237	24,970,034.40	11.19	7.616	676	105,358.79	69.23
150,000.00-199,999.99	159	25,738,491.78	11.53	8.302	649	161,877.31	75.12
200,000.00-249,999.99	119	26,007,324.83	11.65	8.289	650	218,548.95	76.10
250,000.00-299,999.99	95	25,318,554.70	11.34	7.917	678	266,511.10	80.67
300,000.00-349,999.99	62	19,585,287.19	8.78	7.961	680	315,891.73	80.37
350,000.00-399,999.99	41	15,016,937.78	6.73	7.787	662	366,266.78	78.93
400,000.00-449,999.99	37	15,461,391.77	6.93	7.597	658	417,875.45	80.98
450,000.00-499,999.99	22	10,325,122.22	4.63	7.444	676	469,323.74	77.73
500,000.00-549,999.99	13	6,824,731.89	3.06	7.573	660	524,979.38	83.57
550,000.00-599,999.99	9	5,111,017.09	2.29	8.549	667	567,890.79	78.49
600,000.00-649,999.99	7	3,887,573.35	1.74	7.884	708	555,367.62	71.44
650,000.00-699,999.99	5	3,227,481.11	1.45	8.143	703	645,496.22	65.44
700,000.00-749,999.99	6	4,206,952.31	1.88	8.189	663	701,158.72	75.78
750,000.00-799,999.99	4	2,822,130.44	1.26	6.879	673	705,532.61	58.98
800,000.00-849,999.99	1	65,053.22	0.03	7.625	799	65,053.22	2.28
900,000.00-949,999.99	2	1,805,478.72	0.81	9.335	724	902,739.36	77.34
950,000.00-2,800,000.00	8	12,008,080.77	5.38	7.564	698	1,501,010.10	70.51
TOTAL	1,381	$223,190,225.84	100.00%	7.735%	673	$161,614.94	74.01%
_____________________

*
This table reflects, generally, the range of principal balances of the Mortgage Loans at origination or, if the Mortgage Loan has been modified, as of the date of the modification, expressed as a percentage of the Cut-off Date Pool Balance of Pool 2.

**	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

As of the Cut-off Date, the average Original Balance of the Pool 2 Mortgage Loans is approximately $175,567.

S-C-43

Principal Balances of the Mortgage Loans as of the Cut-off Date (Pool 2)

Principal Balance as of Cut-off Date ($)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

3,944.16-49,999.99	415	$10,569,118.51	4.74%	4.650%	743	$25,467.76	35.70%
50,000.00-99,999.99	235	17,319,960.62	7.76	6.294	700	73,701.96	58.85
100,000.00-149,999.99	173	21,342,430.38	9.56	8.355	655	123,366.65	75.16
150,000.00-199,999.99	152	26,264,596.53	11.77	8.217	653	172,793.40	74.29
200,000.00-249,999.99	105	23,587,525.43	10.57	8.402	648	224,643.10	77.34
250,000.00-299,999.99	97	26,609,739.91	11.92	7.934	680	274,327.22	80.62
300,000.00-349,999.99	55	17,875,816.55	8.01	8.054	676	325,014.85	80.93
350,000.00-399,999.99	40	15,117,710.35	6.77	7.967	659	377,942.76	80.65
400,000.00-449,999.99	34	14,431,996.23	6.47	7.557	656	424,470.48	81.22
450,000.00-499,999.99	22	10,447,497.37	4.68	7.602	672	474,886.24	80.02
500,000.00-549,999.99	14	7,361,932.26	3.30	7.614	659	525,852.30	82.91
550,000.00-599,999.99	12	6,920,424.68	3.10	8.113	697	576,702.06	74.27
600,000.00-649,999.99	5	3,075,111.05	1.38	7.562	704	615,022.21	62.53
650,000.00-699,999.99	5	3,372,643.09	1.51	7.680	697	674,528.62	71.48
700,000.00-749,999.99	5	3,563,913.39	1.60	8.792	625	712,782.68	74.16
750,000.00-799,999.99	2	1,516,250.00	0.68	7.675	626	758,125.00	75.56
850,000.00-899,999.99	1	883,978.72	0.40	7.625	729	883,978.72	58.93
900,000.00-949,999.99	1	921,500.00	0.41	10.975	720	921,500.00	95.00
950,000.00-999,999.99	1	968,057.98	0.43	9.575	781	968,057.98	94.91
1,200,000.00-1,249,999.99	1	1,200,000.00	0.54	11.490	652	1,200,000.00	54.55
1,300,000.00-1,349,999.99	4	5,315,163.17	2.38	6.836	707	1,328,790.79	72.46
1,700,000.00-1,749,999.99	1	1,724,859.62	0.77	5.850	756	1,724,859.62	62.72
2,000,000.00-2,800,000.00	1	2,800,000.00	1.25	7.625	635	2,800,000.00	70.00
TOTAL	1,381	$223,190,225.84	100.00%	7.735%	673	$161,614.94	74.01%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

As of the Cut-off Date, the average Principal Balance of the Pool 2 Mortgage Loans is approximately $161,615.

S-C-44

Mortgage Rates of the Mortgage Loans as of the Cut-off Date (Pool 2)*

Mortgage Rates (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score**	Average Principal Balance	Weighted Average Current LTV

1.000- 3.999	244	$12,116,269.40	5.43%	3.531%	759	$49,656.84	47.93%
4.000- 4.999	229	11,505,915.64	5.16	4.060	755	50,244.17	39.81
5.000- 5.999	94	14,670,115.49	6.57	5.491	706	156,065.06	74.45
6.000- 6.999	112	25,865,073.85	11.59	6.510	676	230,938.16	74.40
7.000- 7.999	231	59,814,665.89	26.80	7.515	668	258,937.95	75.04
8.000- 8.999	193	44,838,323.61	20.09	8.430	662	232,322.92	81.51
9.000- 9.999	144	30,420,878.92	13.63	9.527	658	211,256.10	86.73
10.000-10.999	56	10,639,141.20	4.77	10.629	636	189,984.66	79.45
11.000-11.999	52	8,867,488.03	3.97	11.654	607	170,528.62	66.57
12.000-12.999	24	4,222,353.81	1.89	12.028	587	175,931.41	54.49
14.000-14.999	1	80,000.00	0.04	14.250	701	80,000.00	114.29
15.000-15.999	1	150,000.00	0.07	15.990	555	150,000.00	41.67
TOTAL	1,381	$223,190,225.84	100.00%	7.735%	673	$161,614.94	74.01%
_____________________

*
Reflects, generally, current Mortgage Rates for the Mortgage Loans. In some cases, the Mortgage Rates of Adjustable Rate Mortgage Loans that are delinquent in payment may not have been adjusted during the period of delinquency in accordance with the terms of the related Mortgage Note. The Mortgage Rates shown for approximately 17 Pool 2 Mortgage Loans having an aggregate Principal Balance as of the Cut-off Date of approximately $1,933,275 are subject to Retained Interest at a Retained Interest Rate ranging from 1.115% to 4.115%. The Mortgage Rates shown are reduced by the rate of the related Retained Interest (if any).

**	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

As of the Cut-off Date, the weighted average Mortgage Rate of the Pool 2 Mortgage Loans, as reduced by Retained Interest, as applicable, is approximately 7.735%.

S-C-45

Original Loan-to-Value Ratios of the Mortgage Loans (Pool 2)

Original Loan- to-Value Ratios (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

3.64-10.00	40	$676,403.84	0.30%	3.857%	765	$16,910.10	4.83%
10.01-20.00	77	1,928,690.36	0.86	4.327	766	25,047.93	11.14
20.01-30.00	46	3,024,771.00	1.36	6.193	718	65,755.89	20.91
30.01-40.00	59	4,701,350.16	2.11	5.744	726	79,683.90	27.72
40.01-50.00	76	8,501,231.84	3.81	8.474	649	111,858.31	42.41
50.01-60.00	93	13,116,550.95	5.88	8.769	650	141,038.18	52.06
60.01-70.00	124	24,736,538.71	11.08	7.942	654	199,488.22	63.24
70.01-80.00	418	96,048,775.20	43.03	7.488	667	229,781.76	77.55
80.01-90.00	165	27,460,695.12	12.30	7.774	663	166,428.46	82.85
90.01-95.00	108	22,046,514.16	9.88	8.513	707	204,134.39	92.13
95.01-100.00	164	19,840,642.86	8.89	7.928	691	120,979.53	91.92
100.01-105.00	3	342,842.43	0.15	8.091	599	114,280.81	95.11
105.01-110.00	2	79,704.75	0.04	4.480	657	39,852.38	85.14
110.01-115.00	2	286,580.15	0.13	9.709	663	143,290.08	112.39
115.01-120.00	2	334,009.81	0.15	6.966	782	167,004.91	109.69
120.01-124.05	2	64,924.50	0.03	5.180	744	32,462.25	89.08
TOTAL	1,381	$223,190,225.84	100.00%	7.735%	673	$161,614.94	74.01%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

The minimum and maximum Original Loan-to-Value Ratios of the Pool 2 Mortgage Loans are approximately 3.64% and 124.05%, respectively, and the weighted average Original Loan-to-Value Ratio of the Pool 2 Mortgage Loans is approximately 77.07%.

S-C-46

Original Combined Loan-to-Value Ratios of the Mortgage Loans (Pool 2)*

Original Loan- to-Value Ratios (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score**	Average Principal Balance	Weighted Average Current LTV

54.78-60.00	2	$514,013.45	0.75%	11.461%	568	$257,006.73	50.26%
60.01-70.00	1	650,000.00	0.95	8.125	609	650,000.00	63.25
80.01-90.00	23	8,794,177.21	12.80	7.271	701	382,355.53	71.87
90.01-95.00	21	5,725,585.78	8.33	7.432	660	272,646.94	78.69
95.01-100.00	195	51,096,055.67	74.36	7.443	663	262,031.05	79.72
100.01-105.00	7	1,338,036.26	1.95	5.992	686	191,148.04	82.14
105.01-110.00	1	143,678.97	0.21	7.525	654	143,678.97	84.52
110.01-114.73	2	457,470.77	0.67	6.023	630	228,735.39	74.36
TOTAL	252	$68,719,018.11	100.00%	7.419%	667	$272,694.52	78.27%
_____________________

*	Reflects the original combined loan-to-value ratios of the Mortgage Loans and any known related subordinate liens (which subordinate liens are not included in the Trust Fund).

**	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

The minimum and maximum original combined loan-to-value ratios of the Mortgage Loans and any know related subordinate liens are approximately 54.78% and 114.73%, respectively, and the weighted average Original Loan-to-Value Ratio of the Mortgage Loans is approximately 97.27%.

S-C-47

Current Loan-to-Value Ratios of the Mortgage Loans as of the Cut-off Date (Pool 2)

Current Loan- to-Value Ratios (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

2.28- 10.00	106	$1,948,200.23	0.87%	4.032%	776	$18,379.25	6.56%
10.01- 20.00	83	2,908,179.78	1.30	4.194	762	35,038.31	15.36
20.01- 30.00	96	6,168,154.25	2.76	5.735	733	64,251.61	26.38
30.01- 40.00	98	5,986,304.04	2.68	5.408	730	61,084.74	35.24
40.01- 50.00	114	10,656,826.03	4.77	7.658	665	93,480.93	45.71
50.01- 60.00	99	16,841,639.45	7.55	8.538	659	170,117.57	56.04
60.01- 70.00	121	23,974,391.46	10.74	7.753	659	198,135.47	66.62
70.01- 80.00	362	86,541,218.04	38.77	7.463	662	239,064.14	78.73
80.01- 90.00	144	30,619,635.70	13.72	7.957	665	212,636.36	85.31
90.01- 95.00	81	21,775,161.22	9.76	8.883	701	268,829.15	94.37
95.01-100.00	72	14,870,046.77	6.66	9.205	672	206,528.43	99.62
100.01-105.00	1	279,878.91	0.13	8.990	572	279,878.91	102.52
105.01-110.00	2	334,009.81	0.15	6.966	782	167,004.91	109.69
110.01-114.29	2	286,580.15	0.13	9.709	663	143,290.08	112.39
TOTAL	1,381	$223,190,225.84	100.00%	7.735%	673	$161,614.94	74.01%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

The minimum and maximum Current Loan-to-Value Ratios of the Pool 2 Mortgage Loans are approximately 2.28% and 114.29%, respectively, and the weighted average Current Loan-to-Value Ratio of the Pool 2 Mortgage Loans is approximately 74.01%.

Delinquency Status of the Mortgage Loans (Pool 2)*

Delinquency Status (in days)**	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score***	Average Principal Balance	Weighted Average Current LTV

Current	1,325	$210,137,096.17	94.15%	7.717%	672	$158,594.03	74.05%
30 -59	56	13,053,129.67	5.85	8.035	686	233,091.60	73.38
TOTAL	1,381	$223,190,225.84	100.00%	7.735%	673	$161,614.94	74.01%
_____________________

*	The above table reflects the Principal Balance as of the Cut-off Date of the Mortgage Loans that were delinquent as of the related Delinquency Determination Date.

**
For 39.28% of the Pool 2 Mortgage Loans, the delinquency status is calculated on the information last reported to the Sponsor by the servicer prior to the Cut-off Date, as described under “Description of the Mortgage Pools—General.”

***	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

S-C-48

30-Day Delinquencies of the Mortgage Loans (Pool 2)

Number of 30-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date*	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score**	Average Principal Balance	Weighted Average Current LTV

0	1,141	$175,617,155.07	78.68%	7.637%	674	$153,915.12	73.37%
1	138	31,497,442.02	14.11	8.012	679	228,242.33	77.21
2	41	7,712,513.36	3.46	8.112	632	188,110.08	77.40
3	16	3,146,180.65	1.41	8.302	671	196,636.29	80.35
4	8	785,093.38	0.35	6.657	623	98,136.67	66.85
5	13	1,584,393.01	0.71	8.491	626	121,876.39	78.62
6	11	1,389,121.75	0.62	9.490	603	126,283.80	62.04
7	2	200,283.80	0.09	12.065	594	100,141.90	57.67
8	6	728,065.52	0.33	8.409	691	121,344.25	60.99
9	3	427,446.17	0.19	7.105	673	142,482.06	58.96
10	1	63,126.39	0.03	8.125	NA	63,126.39	76.06
11	1	39,404.72	0.02	7.625	NA	39,404.72	47.36
TOTAL	1,381	$223,190,225.84	100.00%	7.735%	673	$161,614.94	74.01%
_____________________

*
For 39.28% of the Pool 2 Mortgage Loans, the delinquency status is calculated on the information last reported to the Sponsor by the servicer prior to the Cut-off Date, as described under “Description of the Mortgage Pools—General.”

**	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

60-Day Delinquencies of the Mortgage Loans (Pool 2)*

Number of 60-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date**	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score***	Average Principal Balance	Weighted Average Current LTV

0	1,339	$217,435,437.02	97.42%	7.711%	673	$162,386.44	74.07%
1	16	2,678,611.53	1.20	8.473	668	167,413.22	83.43
2	9	952,756.94	0.43	9.001	610	105,861.88	65.50
3	5	671,770.40	0.30	9.232	584	134,354.08	56.98
4	6	996,761.02	0.45	8.546	663	166,126.84	63.73
5	2	184,013.57	0.08	9.767	598	92,006.79	68.72
6	1	157,383.03	0.07	6.290	690	157,383.03	53.90
7	3	113,492.33	0.05	9.686	588	37,830.78	40.77
TOTAL	1,381	$223,190,225.84	100.00%	7.735%	673	$161,614.94	74.01%
_____________________

*
Includes those Mortgage Loans described in the table above entitled “30-Day Delinquencies of the Mortgage Loans (Pool 2)” that were 30 days delinquent for at least two consecutive months in the 12 months preceding the applicable delinquency determination date.

**
For 39.28% of the Pool 2 Mortgage Loans, the delinquency status is calculated on the information last reported to the Sponsor by the servicer prior to the Cut-off Date, as described under “Description of the Mortgage Pools—General.”

***	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

S-C-49

90-Day Delinquencies of the Mortgage Loans (Pool 2)*

Number of 90-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date**	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score***	Average Principal Balance	Weighted Average Current LTV

0	1,362	$220,998,088.96	99.02%	7.726%	673	$162,259.98	74.14%
1	10	1,348,021.50	0.60	8.859	637	134,802.15	57.83
2	1	113,350.02	0.05	8.850	653	113,350.02	79.27
3	4	475,073.03	0.21	7.201	670	118,768.26	72.47
4	2	161,686.66	0.07	11.636	599	80,843.33	62.16
5	1	39,404.72	0.02	7.625	NA	39,404.72	47.36
6	1	54,600.95	0.02	10.125	NA	54,600.95	22.75
TOTAL	1,381	$223,190,225.84	100.00%	7.735%	673	$161,614.94	74.01%
_____________________

*
Includes those Mortgage Loans described in the tables above entitled “30-Day Delinquencies of the Mortgage Loans (Pool 2)” and “60-Day Delinquencies of the Mortgage Loans (Pool 2)” that were 30 days delinquent for at least three consecutive months in the 12 months preceding the applicable delinquency determination date.

**
For 39.28% of the Pool 2 Mortgage Loans, the delinquency status is calculated on the information last reported to the Sponsor by the servicer prior to the Cut-off Date, as described under “Description of the Mortgage Pools—General.”

***	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

120-Day Delinquencies of the Mortgage Loans (Pool 2)*

Number of 120-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date**	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score***	Average Principal Balance	Weighted Average Current LTV

0	1,372	$222,346,110.46	99.62%	7.733%	673	$162,059.85	74.04%
1	3	312,546.62	0.14	6.895	663	104,182.21	69.05
2	2	275,876.43	0.12	8.224	670	137,938.22	79.13
3	3	201,091.38	0.09	10.850	599	67,030.46	59.26
5	1	54,600.95	0.02	10.125	NA	54,600.95	22.75
TOTAL	1,381	$223,190,225.84	100.00%	7.735%	673	$161,614.94	74.01%
_____________________

*
Includes those Mortgage Loans described in the tables above entitled “30-Day Delinquencies of the Mortgage Loans (Pool 2),” “60-Day Delinquencies of the Mortgage Loans (Pool 2)” and “90-Day Delinquencies of the Mortgage Loans (Pool 2)” that were 30 days delinquent for at least four consecutive months in the 12 months preceding the applicable delinquency determination date.

**
For 39.28% of the Pool 2 Mortgage Loans, the delinquency status is calculated on the information last reported to the Sponsor by the servicer prior to the Cut-off Date, as described under “Description of the Mortgage Pools—General.”

***	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

S-C-50

150-Day Delinquencies of the Mortgage Loans (Pool 2)*

Number of 150-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date**	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score***	Average Principal Balance	Weighted Average Current LTV

0	1,375	$222,658,657.08	99.76%	7.731%	673	$161,933.57	74.03%
1	3	315,281.15	0.14	8.149	670	105,093.72	75.16
2	2	161,686.66	0.07	11.636	599	80,843.33	62.16
4	1	54,600.95	0.02	10.125	NA	54,600.95	22.75
TOTAL	1,381	$223,190,225.84	100.00%	7.735%	673	$161,614.94	74.01%
_____________________

*
Includes those Mortgage Loans described in the tables above entitled “30-Day Delinquencies of the Mortgage Loans (Pool 2),” “60-Day Delinquencies of the Mortgage Loans (Pool 2),” “90-Day Delinquencies of the Mortgage Loans (Pool 2)” and “120-Day Delinquencies of the Mortgage Loans (Pool 2)” that were 30 days delinquent for at least five consecutive months in the 12 months preceding the applicable delinquency determination date.

**
For 39.28% of the Pool 2 Mortgage Loans, the delinquency status is calculated on the information last reported to the Sponsor by the servicer prior to the Cut-off Date, as described under “Description of the Mortgage Pools—General.”

***	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

180-Day Delinquencies of the Mortgage Loans (Pool 2)*

Number of 180-Day Delinquencies in the 12 Months Preceding the Delinquency Determination Date**	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score***	Average Principal Balance	Weighted Average Current LTV

0	1,378	$222,973,938.23	99.90%	7.732%	673	$161,809.82	74.03%
1	2	161,686.66	0.07	11.636	599	80,843.33	62.16
3	1	54,600.95	0.02	10.125	NA	54,600.95	22.75
TOTAL	1,381	$223,190,225.84	100.00%	7.735%	673	$161,614.94	74.01%
_____________________

*
Includes those Mortgage Loans described in the tables above entitled “30-Day Delinquencies of the Mortgage Loans (Pool 2),” “60-Day Delinquencies of the Mortgage Loans (Pool 2),” “90-Day Delinquencies of the Mortgage Loans (Pool 2),” “120-Day Delinquencies of the Mortgage Loans (Pool 2)” and “150-Day Delinquencies of the Mortgage Loans (Pool 2)” that were 30 days delinquent for at least six consecutive months in the 12 months preceding the applicable delinquency determination date.

**
For 39.28% of the Pool 2 Mortgage Loans, the delinquency status is calculated on the information last reported to the Sponsor by the servicer prior to the Cut-off Date, as described under “Description of the Mortgage Pools—General.”

***	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

S-C-51

Original Terms to Maturity of the Mortgage Loans (Pool 2)*

Original Term to maturity (in months)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score**	Average Principal Balance	Weighted Average Current LTV

24- 59	2	$304,380.77	0.14%	3.027%	716	$152,190.39	43.53%
60-119	3	168,328.50	0.08	5.614	694	56,109.50	52.09
120-179	10	804,446.69	0.36	6.055	693	80,444.67	86.93
180-239	59	2,382,030.91	1.07	4.924	738	40,373.41	45.78
240-299	95	3,385,420.69	1.52	5.064	744	35,636.01	42.12
300-359	240	13,130,829.98	5.88	4.030	757	54,711.79	42.49
360-419	962	200,886,470.28	90.01	8.062	665	208,821.69	76.97
420-480	10	2,128,318.02	0.95	8.689	660	212,831.80	72.59
TOTAL	1,381	$223,190,225.84	100.00%	7.735%	673	$161,614.94	74.01%
_____________________

*	With respect to Mortgage Loans that have been modified, the original term to maturity is, generally, deemed to be from the date of modification.

**	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

As of the Cut-off Date, the weighted average original term to maturity of the Pool 2 Mortgage Loans is approximately 356 months.

Remaining Terms to Maturity of the Mortgage Loans as of the Cut-off Date (Pool 2)*

Remaining Term to maturity (in months)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score**	Average Principal Balance	Weighted Average Current LTV

13- 60	32	$831,808.80	0.37%	4.389%	715	$25,994.03	35.84%
61-120	133	4,045,750.42	1.81	5.769	730	30,419.18	37.16
121-180	109	6,510,457.64	2.92	4.614	742	59,728.97	46.55
181-240	243	12,542,674.42	5.62	4.260	752	51,615.94	41.41
241-300	139	20,957,256.91	9.39	6.612	713	150,771.63	64.22
301-360	715	176,173,959.63	78.93	8.281	659	246,397.15	79.55
361-479	10	2,128,318.02	0.95	8.689	660	212,831.80	72.59
TOTAL	1,381	$223,190,225.84	100.00%	7.735%	673	$161,614.94	74.01%
_____________________

*
The stated remaining term to maturity for a Mortgage Loan generally has been calculated as the number of months remaining between (i) the stated maturity date at origination, or if the Mortgage Loan has been modified, the maturity date of such Mortgage Loan, as modified and (ii) the Cut-off Date.

**	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

As of the Cut-off Date, the weighted average remaining term to maturity of the Pool 2 Mortgage Loans is approximately 328 months.

S-C-52

Seasoning of the Mortgage Loans as of the Cut-off Date (Pool 2)*

Seasoning (in months)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score**	Average Principal Balance	Weighted Average Current LTV

0 -5	377	$95,994,041.72	43.01%	8.477%	659	$254,626.11	79.13%
6 -11	278	63,466,103.52	28.44	8.274	655	228,295.34	80.03
12 -17	38	7,870,896.80	3.53	7.949	654	207,128.86	77.89
18 -23	27	7,508,867.10	3.36	7.015	669	278,106.19	82.98
24 -29	9	990,629.83	0.44	7.504	615	110,069.98	78.59
30 -35	7	948,777.92	0.43	6.537	631	135,539.70	81.82
36 -41	1	211,026.53	0.09	5.000	808	211,026.53	66.99
42 -47	8	3,362,353.07	1.51	5.578	755	420,294.13	69.50
48 -53	4	457,535.25	0.20	5.865	605	114,383.81	87.19
54 -59	4	639,133.96	0.29	6.592	704	159,783.49	56.39
60 -119	172	22,296,791.60	9.99	6.503	715	129,632.51	63.17
120 -179	349	15,125,456.99	6.78	4.229	754	43,339.42	37.11
180 -239	64	3,214,038.59	1.44	5.000	740	50,219.35	36.45
240 -299	41	1,077,350.98	0.48	6.285	720	26,276.85	37.77
300 -343	2	27,221.98	0.01	6.331	656	13,610.99	18.69
TOTAL	1,381	$223,190,225.84	100.00%	7.735%	673	$161,614.94	74.01%
_____________________

*	With respect to Mortgage Loans that have been modified, seasoning has been measured for purposes of this table, generally, as the number of months elapsed since modification.

**	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

As of the Cut-off Date, the weighted average seasoning of the Pool 2 Mortgage Loans is approximately 28 months.

S-C-53

Geographic Distribution of Mortgaged Properties—Mortgage Loans (Pool 2)

Geographic Distribution	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

California	305	$63,372,550.97	28.39%	7.609%	671	$207,778.86	71.94%
Florida	177	27,350,570.27	12.25	8.194	664	154,523.00	73.85
Georgia	93	13,224,271.15	5.93	7.603	695	142,196.46	78.24
Arizona	54	12,158,084.41	5.45	8.081	651	225,149.71	79.06
Nevada	38	10,336,363.11	4.63	7.784	657	272,009.56	80.57
Texas	74	10,057,575.76	4.51	7.341	700	135,913.19	75.18
Illinois	46	8,187,717.09	3.67	6.957	710	177,993.85	78.96
Minnesota	47	7,319,137.32	3.28	6.962	713	155,726.33	69.46
New Jersey	38	7,146,879.22	3.20	9.532	627	188,075.77	66.49
Maryland	21	6,296,204.24	2.82	7.604	639	299,819.25	79.50
Virginia	26	5,788,941.31	2.59	8.164	648	222,651.59	75.00
Washington	41	5,539,396.46	2.48	7.030	673	135,107.23	73.45
New York	20	4,674,239.77	2.09	9.588	636	233,711.99	74.49
Oregon	22	4,027,505.12	1.80	7.271	691	183,068.41	73.18
Colorado	16	3,845,965.01	1.72	7.852	699	240,372.81	81.60
Utah	12	3,558,627.80	1.59	8.664	725	296,552.32	87.87
North Carolina	23	3,465,928.73	1.55	7.395	691	150,692.55	72.48
Louisiana	79	3,086,672.67	1.38	6.685	691	39,071.81	54.51
Massachusetts	10	2,469,330.22	1.11	7.812	644	246,933.02	85.92
Pennsylvania	33	2,303,246.76	1.03	7.244	660	69,795.36	71.74
South Carolina	17	1,472,591.57	0.66	7.397	688	86,623.03	63.91
Ohio	16	1,469,246.08	0.66	8.390	667	91,827.88	79.06
Michigan	14	1,468,485.53	0.66	8.733	655	104,891.82	77.00
Hawaii	1	1,301,020.13	0.58	7.625	700	1,301,020.13	56.57
Alabama	20	1,233,632.19	0.55	5.413	700	61,681.61	65.63
Tennessee	15	1,164,226.46	0.52	6.635	693	77,615.10	69.28
Indiana	9	978,571.05	0.44	7.670	727	108,730.12	77.51
Mississippi	20	940,147.47	0.42	6.362	654	47,007.37	65.85
West Virginia	10	873,496.73	0.39	5.912	690	87,349.67	65.40
Connecticut	5	865,580.54	0.39	7.823	624	173,116.11	83.39
Rhode Island	4	736,494.42	0.33	8.767	613	184,123.61	79.38
Missouri	7	731,396.67	0.33	8.715	684	104,485.24	82.36
New Hampshire	5	691,389.90	0.31	8.003	639	138,277.98	84.33
Virgin Islands	8	645,551.07	0.29	4.000	736	80,693.88	27.98
Kentucky	8	599,243.85	0.27	6.352	703	74,905.48	70.47
Wisconsin	9	571,683.33	0.26	8.520	627	63,520.37	69.38
South Dakota	4	532,615.86	0.24	6.918	669	133,153.97	74.14
Idaho	4	398,655.02	0.18	6.964	688	99,663.76	74.41
New Mexico	4	394,075.64	0.18	9.274	608	98,518.91	76.36
Iowa	4	310,699.63	0.14	7.211	678	77,674.91	73.00
District Of Columbia	2	308,954.92	0.14	11.686	604	154,477.46	50.52
Alaska	4	305,503.34	0.14	3.923	749	76,375.84	49.93
North Dakota	4	265,301.11	0.12	3.948	788	66,325.28	35.02
Delaware	1	262,089.79	0.12	9.800	570	262,089.79	69.89
Montana	3	149,749.42	0.07	7.623	654	49,916.47	78.31
Oklahoma	3	116,040.40	0.05	9.527	603	38,680.13	67.69
Maine	1	107,491.80	0.05	7.300	634	107,491.80	79.62
Arkansas	2	58,901.16	0.03	3.911	621	29,450.58	82.23
Vermont	1	17,113.20	0.01	3.813	644	17,113.20	28.52
Kansas	1	11,070.17	0.00	4.000	713	11,070.17	22.41
TOTAL	1,381	$223,190,225.84	100.00%	7.735%	673	$161,614.94	74.01%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

No more than approximately 1.25% of the Pool 2 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

S-C-54

Loan Purpose of the Mortgage Loans (Pool 2)

Loan Purpose	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

Purchase	546	$117,611,568.00	52.70%	7.842%	675	$215,405.80	82.40%
Cashout With Refinance	295	65,193,897.68	29.21	8.705	644	220,996.26	69.60
Cashout No Refinance	540	40,384,760.16	18.09	5.861	712	74,786.59	56.68
TOTAL	1,381	$223,190,225.84	100.00%	7.735%	673	$161,614.94	74.01%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

Amortization Types of the Mortgage Loans (Pool 2)

Amortization Type	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

Fully Amortizing	1,249	$191,980,794.41	86.02%	7.661%	679	$153,707.60	72.92%
Balloon	132	31,209,431.43	13.98	8.193	634	236,435.09	80.72
TOTAL	1,381	$223,190,225.84	100.00%	7.735%	673	$161,614.94	74.01%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

Adjustment Type of the Mortgage Loans (Pool 2)

Adjustment Type	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

Adjustable Rate	887	$193,915,491.92	86.88%	8.286%	661	$218,619.49	77.48%
Fixed Rate	494	29,274,733.92	13.12	4.088	750	59,260.59	51.00
TOTAL	1,381	$223,190,225.84	100.00%	7.735%	673	$161,614.94	74.01%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

S-C-55

Loan Type of the Mortgage Loans (Pool 2)

Loan Type	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

Conventional Uninsured	1,300	$203,920,495.18	91.37%	7.631%	669	$156,861.92	72.19%
Conventional Insured	79	18,999,208.82	8.51	8.885	711	240,496.31	93.31
Uninsured FHA	2	270,521.84	0.12	5.785	635	135,260.92	92.42
TOTAL	1,381	$223,190,225.84	100.00%	7.735%	673	$161,614.94	74.01%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

Credit Scores of the Mortgage Loans (Pool 2)*

Credit Score	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score**	Average Principal Balance	Weighted Average Current LTV

NA***	37	$4,179,731.29	1.87%	7.793%	NA	$112,965.71	65.50%
503-520	1	209,866.40	0.09	9.050	503	209,866.40	51.19
521-540	7	1,130,819.57	0.51	9.974	533	161,545.65	66.44
541-560	39	7,376,191.94	3.30	9.241	552	189,133.13	72.83
561-580	68	12,135,821.62	5.44	9.298	571	178,467.97	69.48
581-600	70	14,006,625.69	6.28	8.666	590	200,094.65	76.25
601-620	85	16,254,659.98	7.28	8.717	611	191,231.29	76.17
621-640	114	24,899,014.50	11.16	8.256	631	218,412.41	78.09
641-660	133	30,781,408.33	13.79	7.937	650	231,439.16	77.52
661-680	107	22,143,424.36	9.92	7.858	671	206,947.89	79.74
681-700	92	17,364,602.72	7.78	7.449	691	188,745.68	75.84
701-720	82	13,302,897.80	5.96	7.839	712	162,230.46	77.84
721-740	90	14,518,963.37	6.51	7.260	729	161,321.82	74.44
741-760	99	16,382,631.92	7.34	6.944	752	165,481.13	72.68
761-780	102	9,630,516.02	4.31	6.303	771	94,416.82	71.65
781-800	125	12,088,318.39	5.42	5.586	790	96,706.55	59.29
801-820	115	6,301,243.04	2.82	4.722	810	54,793.42	51.15
821-832	15	483,488.90	0.22	4.110	824	32,232.59	47.77
TOTAL	1,381	$223,190,225.84	100.00%	7.735%	673	$161,614.94	74.01%
_____________________

*
Credit score information was generally obtained by the Sponsor from one, two or three of the credit reporting bureaus; if three credit scores were obtained with respect to the primary borrower related to a Mortgage Loan, then the credit score reflected in this table is the median of such three scores; if two credit scores were obtained with respect to the primary borrower related to a Mortgage Loan, then the credit score reflected in this table is the higher of such two scores.

**	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

***	“NA” means “Not Available” or “Not Applicable.”

As of the Cut-off Date, the weighted average credit score of the Pool 2 Mortgage Loans with credit scores is approximately 673.

S-C-56

Mortgaged Property Types of the Mortgage Loans (Pool 2)

Property Type	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

Single Family	1,046	$144,111,832.79	64.57%	7.612%	671	$137,774.22	71.35%
Planned Unit Development	174	46,135,041.32	20.67	7.547	677	265,143.92	80.97
Condominium	91	16,516,190.62	7.40	8.774	657	181,496.60	76.66
2-4 Family	49	12,830,681.90	5.75	8.572	692	261,850.65	76.90
Single Family (Other)**	21	3,596,479.21	1.61	7.338	681	171,260.91	68.72
TOTAL	1,381	$223,190,225.84	100.00%	7.735%	673	$161,614.94	74.01%
_____________________

*	The weighted average credit scored includes only credit scores for which information is available as of the Cut-off-Date.

**	Single Family (Other) includes: cooperatives, duplexes, improved and unimproved land and townhouses/row houses.

Occupancy Types of the Mortgage Loans (Pool 2)

Occupancy Type	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

Owner Occupied	1,073	$173,917,152.56	77.92%	7.596%	667	$162,084.95	73.42%
Investment	266	35,601,180.67	15.95	8.249	699	133,839.03	75.96
Second Home	42	13,671,892.61	6.13	8.170	673	325,521.25	76.40
TOTAL	1,381	$223,190,225.84	100.00%	7.735%	673	$161,614.94	74.01%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

Documentation Levels of the Mortgage Loans (Pool 2)

Documentation Levels	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

Stated Documentation	430	$105,364,892.53	47.21%	8.341%	659	$245,034.63	76.81%
Full Documentation	605	50,144,925.90	22.47	6.184	701	82,884.18	63.62
Limited Documentation	235	42,649,931.19	19.11	7.702	672	181,489.07	76.25
Alternative Documentation	69	12,600,603.65	5.65	8.181	658	182,617.44	74.52
No Income Verified	40	12,347,500.28	5.53	8.523	697	308,687.51	84.08
No Assets Verified	2	82,372.29	0.04	7.865	684	41,186.15	75.55
TOTAL	1,381	$223,190,225.84	100.00%	7.735%	673	$161,614.94	74.01%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

S-C-57

Original Interest-Only Periods of the Interest-Only Mortgage Loans (Pool 2)

Original Interest-Only Term	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

24 - 25	20	$4,676,333.45	5.85%	10.344%	611	$233,816.67	65.17%
32- 37	10	2,454,458.58	3.07	9.781	593	245,445.86	61.31
56- 61	58	16,482,587.93	20.62	8.393	645	284,182.55	78.04
80- 85	1	148,776.19	0.19	7.875	649	148,776.19	79.99
116-121	176	53,359,303.35	66.76	7.535	680	303,177.86	79.76
182-240	1	2,800,000.00	3.50	7.625	635	2,800,000.00	70.00
TOTAL	266	$79,921,459.50	100.00%	7.950%	665	$300,456.61	77.64%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

As of the Cut-off Date, the weighted average Original Interest-Only Term of the Pool 2 Interest-Only Mortgage Loans is approximately 104 months.

Remaining Interest-Only Terms of the Interest-Only Mortgage Loans (Pool 2)

Remaining Interest-Only Term	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

Expired IO Period	2	$600,736.81	0.75%	8.125%	707	$300,368.41	78.14%
4- 6	1	291,827.19	0.37	7.550	778	291,827.19	79.87
13- 18	8	1,982,960.32	2.48	9.742	605	247,870.04	70.62
19- 24	12	2,792,545.94	3.49	10.708	597	232,712.16	62.55
25- 30	2	534,000.00	0.67	7.365	587	267,000.00	65.02
31- 36	7	1,529,458.58	1.91	11.132	594	218,494.08	53.96
37- 42	4	1,008,260.00	1.26	6.595	709	252,065.00	84.74
43- 48	1	245,600.00	0.31	8.375	668	245,600.00	80.00
49- 54	22	5,080,325.33	6.36	7.828	630	230,923.88	79.93
55- 60	33	10,682,451.82	13.37	8.746	646	323,710.66	75.35
79- 84	1	148,776.19	0.19	7.875	649	148,776.19	79.99
97- 102	3	733,109.51	0.92	6.165	629	244,369.84	81.65
103- 108	6	1,773,430.54	2.22	7.082	685	295,571.76	79.94
109- 114	50	15,505,386.09	19.40	7.993	684	310,107.72	79.80
115- 120	113	34,212,591.18	42.81	7.385	680	302,766.29	80.09
121- 177	1	2,800,000.00	3.50	7.625	635	2,800,000.00	70.00
TOTAL	266	$79,921,459.50	100.00%	7.950%	665	$300,456.61	77.64%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

As of the Cut-off Date, the weighted average Remaining Interest-Only Term of the Pool 2 Interest-Only Mortgage Loans with an Interest-Only Term is approximately 95 months.

S-C-58

Set forth below is a description of certain additional characteristics of the Adjustable Rate Mortgage Loans as of the Cut-off Date (except as otherwise indicated). All percentages of the Adjustable Rate Mortgage Loans are approximate percentages by total Principal Balance of the applicable Adjustable Rate Mortgage Loans as of the Cut-off Date (except as otherwise indicated). Unless otherwise specified, all Principal Balances of the Adjustable Rate Mortgage Loans are as of the Cut-off Date and are rounded to the nearest dollar. In some instances, percentages may not add to 100% due to rounding.

Indices of the Adjustable Rate Mortgage Loans (Pool 2)

Index	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

6 Month LIBOR	648	$163,037,540.14	84.08%	8.357%	656	$251,601.14	79.05%
1 Year CMT	95	19,318,486.68	9.96	7.786	700	203,352.49	73.94
3 Year CMT	64	1,809,672.81	0.93	5.819	722	28,276.14	42.50
Prime Rate	34	3,987,141.43	2.06	10.766	595	117,268.87	59.12
1 Year LIBOR	13	3,403,903.24	1.76	6.443	694	261,838.71	70.68
5 Year CMT	12	425,448.89	0.22	6.609	697	35,454.07	54.11
COFI	11	595,402.69	0.31	6.706	677	54,127.52	39.21
1 Month LIBOR	6	1,251,465.58	0.65	8.865	695	208,577.60	85.15
6 Month CMT	3	45,676.98	0.02	8.215	763	15,225.66	32.92
3 Month CMT	1	40,753.48	0.02	7.375	832	40,753.48	33.96
TOTAL	887	$193,915,491.92	100.00%	8.286%	661	$218,619.49	77.48%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

Frequency of Mortgage Rate Adjustment of the
Adjustable Rate Mortgage Loans as of the Cut-off Date (Pool 2)

Rate Adjustment Frequency (in months)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

1	58	$13,921,136.84	7.18%	8.392%	681	$240,019.60	77.27%
3	1	40,753.48	0.02	7.375	832	40,753.48	33.96
6	652	162,897,796.63	84.00	8.367	656	249,843.25	79.12
12	98	14,788,368.51	7.63	7.650	693	150,901.72	64.91
36	68	1,880,018.72	0.97	5.858	721	27,647.33	41.96
60	10	387,417.74	0.20	6.636	698	38,741.77	55.76
TOTAL	887	$193,915,491.92	100.00%	8.286%	661	$218,619.49	77.48%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

S-C-59

Gross Margins of the Adjustable Rate Mortgage Loans (Pool 2)

Gross Margins (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

No Margin	2	$41,720.70	0.02%	4.214%	805	$20,860.35	32.19%
0.750-1.000	19	564,253.56	0.29	6.701	681	29,697.56	31.69
1.001-2.000	57	2,551,434.91	1.32	6.728	685	44,762.02	53.67
2.001-3.000	271	68,737,809.23	35.45	7.289	689	253,645.05	74.80
3.001-4.000	81	19,916,642.35	10.27	8.366	650	245,884.47	75.13
4.001-5.000	88	19,473,679.60	10.04	8.671	668	221,291.81	81.12
5.001-6.000	134	31,721,861.64	16.36	8.417	648	236,730.31	82.37
6.001-7.000	181	40,950,975.91	21.12	9.331	632	226,248.49	78.08
7.001-8.000	43	8,457,096.14	4.36	10.010	634	196,676.65	86.03
8.001-9.000	8	1,185,796.81	0.61	9.330	642	148,224.60	80.58
9.001-10.000	2	164,221.07	0.08	11.963	658	82,110.54	71.72
10.001-10.590	1	150,000.00	0.08	15.990	555	150,000.00	41.67
TOTAL	887	$193,915,491.92	100.00%	8.286%	661	$218,619.49	77.48%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

As of the Cut-off Date, the weighted average Gross Margin of the Pool 2 Adjustable Rate Mortgage Loans is approximately 4.372% per annum.

S-C-60

Maximum Mortgage Rates of the Adjustable Rate Mortgage Loans (Pool 2)*

Maximum Mortgage Rates (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score**	Average Principal Balance	Weighted Average Current LTV

No Maximum Rate	32	$2,886,912.37	1.49%	10.311%	609	$90,216.01	58.09%
8.500- 8.999	1	153,934.36	0.08	6.000	566	153,934.36	91.15
9.000- 9.999	36	10,236,208.98	5.28	7.928	689	284,339.14	78.66
10.000-10.999	21	6,411,942.62	3.31	6.731	696	305,330.60	79.96
11.000-11.999	93	19,080,105.08	9.84	6.446	692	205,162.42	72.89
12.000-12.999	139	29,249,497.92	15.08	7.171	679	210,428.04	73.51
13.000-13.999	150	40,833,229.38	21.06	7.575	654	272,221.53	75.18
14.000-14.999	131	30,048,432.51	15.50	8.379	656	229,377.35	83.57
15.000-15.999	140	29,649,453.43	15.29	9.370	666	211,781.81	87.51
16.000-16.999	60	11,137,474.10	5.74	10.395	630	185,624.57	81.73
17.000-17.999	41	7,645,272.56	3.94	11.300	616	186,470.06	66.77
18.000-18.999	33	5,318,358.20	2.74	11.919	589	161,162.37	59.50
19.000-19.999	2	166,189.63	0.09	10.323	657	83,094.82	82.56
20.000-23.885	8	1,098,480.78	0.57	11.735	576	137,310.10	52.84
TOTAL	887	$193,915,491.92	100.00%	8.286%	661	$218,619.49	77.48%
_____________________

*
The Mortgage Rates shown for approximately 17 Pool 2 Adjustable Rate Mortgage Loans having an aggregate Principal Balance as of the Cut-off Date of approximately $1,933,275 are subject to Retained Interest at a Retained Interest Rate ranging from 1.115% to 4.115%. The Mortgage Rates shown are reduced by the rate of the related Retained Interest (if any).

**	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Pool 2 Adjustable Rate Mortgage Loans with Maximum Mortgage Rates is approximately 13.839% per annum.

S-C-61

Minimum Mortgage Rates of the Adjustable Rate Mortgage Loans (Pool 2)*

Minimum Mortgage Rates (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score**	Average Principal Balance	Weighted Average Current LTV

No Minimum Rate	2	$41,720.70	0.02%	4.214%	805	$20,860.35	32.19%
0.750- 0.999	1	8,633.71	0.00	5.440	760	8,633.71	18.72
1.000- 1.999	41	1,426,749.77	0.74	6.170	714	34,798.77	50.56
2.000- 2.999	259	60,611,491.05	31.26	7.176	689	234,021.20	73.58
3.000- 3.999	57	13,330,036.21	6.87	8.121	668	233,860.28	78.57
4.000- 4.999	41	12,074,113.00	6.23	8.197	679	294,490.56	85.88
5.000- 5.999	77	17,459,459.26	9.00	9.069	670	226,746.22	81.31
6.000- 6.999	90	22,678,273.53	11.69	9.030	646	251,980.82	75.39
7.000- 7.999	98	24,651,877.98	12.71	7.942	640	251,549.78	80.21
8.000- 8.999	88	18,259,376.36	9.42	8.545	641	207,492.91	79.49
9.000- 9.999	69	13,017,330.40	6.71	9.590	631	188,656.96	85.64
10.000-12.600	64	10,356,429.95	5.34	11.182	601	161,819.22	70.94
TOTAL	887	$193,915,491.92	100.00%	8.286%	661	$218,619.49	77.48%
_____________________

*
The Mortgage Rates shown for approximately 17 Pool 2 Adjustable Rate Mortgage Loans having an aggregate Principal Balance as of the Cut-off Date of approximately $1,933,275 are subject to Retained Interest at a Retained Interest Rate ranging from 1.115% to 4.115%. The Mortgage Rates shown are reduced by the rate of the related Retained Interest (if any).

**	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

As of the Cut-off Date, the weighted average Minimum Mortgage Rate of the Pool 2 Adjustable Rate Mortgage Loans with Minimum Mortgage Rates is approximately 5.491% per annum.

Months to Next Rate Adjustment of the Adjustable Rate Mortgage Loans
as of the Cut-off Date (Pool 2)

Months to Next Rate Adjustment	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

1- 6	160	$32,972,031.42	17.00%	7.997%	682	$206,075.20	68.99%
7-12	53	3,372,621.01	1.74	8.769	657	63,634.36	62.47
13-18	150	31,926,011.19	16.46	8.501	634	212,840.07	80.42
19-24	200	46,162,119.75	23.81	9.220	635	230,810.60	76.66
25-30	53	9,657,499.76	4.98	7.979	647	182,216.98	80.26
31-36	49	10,127,244.72	5.22	8.695	675	206,678.46	85.47
37-42	4	1,003,972.02	0.52	5.555	724	250,993.01	85.25
43-48	7	1,901,930.54	0.98	7.304	685	271,704.36	80.11
49-54	62	15,915,124.07	8.21	7.684	695	256,695.55	79.48
55-59	149	40,876,937.44	21.08	7.576	680	274,341.86	80.48
TOTAL	887	$193,915,491.92	100.00%	8.286%	661	$218,619.49	77.48%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

The weighted average remaining months to next Adjustment Date for the Pool 2 Adjustable Rate Mortgage Loans is approximately 28 months.

S-C-62

Periodic Caps of the Adjustable Rate Mortgage Loans (Pool 2)

Periodic Cap (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

No Periodic Cap	100	$17,134,476.58	8.84%	8.564%	673	$171,344.77	74.09%
1.000- 1.249	456	110,295,104.42	56.88	8.284	651	241,875.23	80.21
1.500- 0.749	86	11,320,325.86	5.84	8.269	642	131,631.70	75.53
2.000- 2.249	227	53,727,441.68	27.71	8.171	684	236,684.77	74.00
2.250- 2.499	1	65,053.22	0.03	7.625	799	65,053.22	2.28
3.000- 3.249	12	554,079.95	0.29	6.795	715	46,173.33	58.97
3.750- 3.999	1	80,000.00	0.04	14.250	701	80,000.00	114.29
5.000- 10.000	4	739,010.21	0.38	11.310	569	184,752.55	49.09
TOTAL	887	$193,915,491.92	100.00%	8.286%	661	$218,619.49	77.48%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

As of the Cut-off Date, the weighted average Periodic Cap of the Pool 2 Adjustable Rate Mortgage Loans with a Periodic Cap is approximately 1.382%.

Initial Periodic Caps of the Adjustable Rate Mortgage Loans (Pool 2)

Initial Periodic Cap (%)	Number of Mortgage Loans	Total Principal Balance	Percentage of Total Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score*	Average Principal Balance	Weighted Average Current LTV

No Initial Periodic Cap	100	$17,134,476.58	8.84%	8.564%	673	$171,344.77	74.09%
1.000- 1.249	70	17,783,323.76	9.17	8.730	659	254,047.48	79.54
1.500- 1.749	68	7,775,403.91	4.01	8.013	646	114,344.18	74.66
2.000- 2.249	163	32,213,090.55	16.61	8.452	659	197,626.32	71.79
3.000- 3.249	296	64,166,293.28	33.09	8.704	639	216,778.02	80.92
3.500- 3.749	1	30,675.92	0.02	7.250	691	30,675.92	43.89
3.750- 3.999	1	80,000.00	0.04	14.250	701	80,000.00	114.29
4.000- 4.249	1	101,924.01	0.05	11.500	608	101,924.01	99.57
5.000- 5.249	104	29,499,900.43	15.21	6.974	691	283,652.89	78.23
6.000- 6.249	79	24,391,393.27	12.58	7.999	689	308,751.81	77.54
7.000- 10.000	4	739,010.21	0.38	11.310	569	184,752.55	49.09
TOTAL	887	$193,915,491.92	100.00%	8.286%	661	$218,619.49	77.48%
_____________________

*	The weighted average credit score includes only credit scores for which information is available as of the Cut-off Date.

As of the Cut-off Date, the weighted average Initial Periodic Cap of the Pool 2 Adjustable Rate Mortgage Loans with an Initial Periodic Cap is approximately 3.329%.

S-C-63

Prospectus

Asset-Backed Notes/Asset-Backed Certificates
(Issuable in Series)

Bayview Financial Securities Company, LLC
Depositor

The Trusts:

•	may periodically issue asset-backed notes or asset-backed pass-through securities, in each case in one or more series with one or more classes; and

•
will be established from time to time as separate trusts to hold assets transferred to a trust by Bayview Financial Securities Company, LLC in connection with each series of securities. These assets may include:

•
mortgage loans, including loans secured by one-to four-family residential properties, manufactured housing, shares in a cooperative corporation, multifamily properties, mixed use residential and commercial properties, or unimproved land; and

•	various forms of credit enhancement of the types described in this prospectus.

The assets in your trust will be specified in the prospectus supplement for your securities. The types of assets that may be included in a trust, whether or not included in your trust, are described in this prospectus.

The Securities:

•	will be offered for sale pursuant to this prospectus and the related prospectus supplement;

•	will evidence beneficial ownership of, or be secured by, the assets in the related trust and will be paid only from the trust assets described in the applicable prospectus supplement;

•	will have the benefit of one or more forms of credit enhancement; and

•	will represent obligations of the issuing entity only and will not represent interests in or obligations of the sponsor, the depositor or any other entity.

You should carefully consider the risk factors beginning on page 1 of this prospectus and under “Risk Factors” in the accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 6, 2007

Table of Contents

Page

Risk Factors	1
The Trusts and the Trust Assets	44
General	44
Mortgage Loans	46
Manufactured Housing Contracts	59
Pre-Funding	61
Revolving Account	61
Assignment of Primary Assets	62
Bayview Financial, L.P. - The Sponsor	66
General	66
Securitization Program	67
The Depositor	67
The Issuing Entity	69
Affiliations and Certain Relationships and Related Transactions	69
Use of Proceeds	69
Origination, Acquisition and Servicing of Loans	69
Origination and Acquisition of Loans	69
Servicing	71
The Securities	72
General	72
Payments on the Securities	73
Optional Termination	76
Optional Purchase of Securities	76
Other Purchases or Redemption	77
Book-Entry Registration	77
Credit Enhancement	83
Financial Guaranty Insurance Policies; Surety Bonds	83
Letters of Credit	83
Subordinate Securities	85
Shifting Interest	85
Overcollateralization	86
Derivative Instruments	86
Loan Purchase Obligations	86
Reserve Funds	87
Performance Bond	89
Derivatives	90
Insurance	91
Primary Mortgage Insurance Policies	92
FHA Insurance and VA Guarantees	94
Standard Hazard Insurance Policies on Mortgage Loans	94
Standard Hazard Insurance Policies on Manufactured Homes	95
Environmental Insurance	96
Pool Insurance Policies	97

Special Hazard Insurance Policies	99
Mortgagor Bankruptcy Bond	100
Certain Yield and Prepayment Considerations	101
Yield	101
Maturity and Prepayment	105
The Agreements	108
General	108
Assignment of Primary Assets	109
The Pooling and Servicing Agreement and the Servicing Agreements	115
The Trustee	129
The Indenture	131
The Indenture Trustee	135
The Trust Agreement	137
Reports to Securityholders	139
The Trustees; Agents	141
Loss Mitigation Advisor; Investment Manager; Other Parties	142
Certain Legal Aspects of Loans and Contracts	142
Mortgage Loans	142
Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries	143
Cooperatives	145
Manufactured Housing Contracts	146
Foreclosure	149
Realizing Upon Cooperative Security	150
Rights of Redemption	151
Anti-Deficiency Legislation and Other Limitations on Lenders	152
Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico	155
Bankruptcy Laws	155
Due-on-Sale Clauses	158
Enforceability of Certain Provisions	158
Environmental Considerations	159
Servicemembers Civil Relief Act	161
Alternative Mortgage Instruments	162
Consumer Protection Laws	162
Applicability of Usury Laws	163
Multifamily and Mixed Use Loans	164
Leases and Rents	165
Default Interest and Limitations on Prepayment	165
Secondary Financing; Due-on-Encumbrance Provisions	166
Certain Laws and Regulations	166
Type of Mortgaged Property	167
Americans with Disabilities Act	167
FHA Insurance and VA Guaranty	167
Material Federal Income Tax Considerations	170
Types of Securities	172
Taxation of Securities Treated as Debt Instruments	174
REMIC Residual Certificates	182

Grantor Trust Certificates	190
Partner Certificates	193
Special Tax Attributes	196
Backup Withholding	199
Reportable Transactions	199
State and Local Tax Considerations	200
ERISA Considerations	200
General	200
Debt Securities	201
Underwriters’ Exemptions Applicable to Purchase of Certificates and Debt Securities	202
Other Considerations	209
Legal Investment Considerations	209
Accounting Considerations	212
Method of Distribution	212
Legal Matters	213
Financial Information	213
Static Pool Information	213
Additional Information	214
Incorporation of Certain Information by Reference	215
Reports to Securityholders and to the SEC	215
Ratings	215
Index of Defined Terms	217
Annex I Global Clearance, Settlement and Tax Documentation Procedures	I-1

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered securities. You should also carefully consider the information set forth under “Risk Factors” in the prospectus supplement. In addition, you should consider the potential effects on the mortgage loans or on particular classes of offered certificates if several of the risks described below and in the related prospectus supplement occur in combination.

Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have
Higher Expected Delinquencies
Unless otherwise provided in the related prospectus supplement, a substantial majority of the mortgage loans to be included in the trust will have been acquired by the sponsor from various unaffiliated savings institutions, finance companies and other sellers. Although neither the sponsor nor the depositor will have, in many cases, information available to it as to the underwriting standards that were applied in originating these mortgage loans, it is likely that these mortgage loans will have been originated according to underwriting guidelines that do not comply with Fannie Mae or Freddie Mac guidelines. These types of mortgage loans are sometimes referred to as “subprime,” “non-prime” or “non-conforming” mortgage loans. Whereas “prime” loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, subprime loans are typically made to borrowers who are perceived as deficient in either or both of these respects. The borrowers may have imperfect credit histories, ranging from minor delinquencies to bankruptcy, or relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. While lenders consider a borrower’s credit history when determining whether a loan is other than prime, they also consider the mortgage loan characteristics, such as loan-to-value ratio, or attributes of the property that may cause the loan to carry elevated credit risk.

Compared with prime loans, subprime loans typically have higher loan-to-value ratios, reflecting the greater difficulty that subprime borrowers have in making down payments and the propensity of these borrowers to extract equity during refinancing. Historically, subprime borrowers pay higher rates of interest, go into delinquency more often and have their properties foreclosed at a higher rate than either prime borrowers or borrowers of mortgage loans originated in accordance with Fannie Mae or Freddie Mac guidelines. A significant portion of the mortgage loans in the trust may have been classified in these relatively low (i.e., relatively higher risk) credit categories.

Rising unemployment, higher interest rates, or a decline in housing prices generally or in certain regions of the United States may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of subprime mortgage loans and other mortgage loans of relatively low credit quality than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans. These risks are magnified with respect to adjustable payment mortgage loans, interest-only mortgage loans, loans with balloon payments and loans that provide for negative amortization.

See “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” for a discussion of risks related to economic conditions generally and adjustable payment mortgage loans.

Consequently, mortgage loans originated according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines may be likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

See the related prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Information Regarding Historical Performance of Mortgage Loans May Not Be Indicative of the Performance of the Loans in the
Trust
A variety of factors may affect the performance of any pool of mortgage loans during any particular period of time. In addition, differing loan characteristics or external factors may cause the performance of the mortgage loans included in the trust to differ from the performance of other loans of a similar type. When examining data regarding the historical performance of pools of mortgage loans, prospective investors should consider, among other things:

•     differences in loan type;

•     the relative seasoning of the pools;

•     differences in interest rates, credit quality and any of various other material pool characteristics, both at formation of a pool and over time;

•     the extent to which the loans in a pool have prepayment penalties;

•     whether the loans were originated by different lenders, and the extent to which the underwriting guidelines differed; and

•     whether the loans were serviced by different servicers.

In particular, prospective investors should consider that, both in the case of comparable pools of mortgage loans and of the mortgage loans in the trust, historical loan performance during a period of rising home values may differ significantly from the future performance of similar loans during a period of stable or declining home values.

Aspects of the Mortgage Loan Origination Process May Result in
Higher Expected Delinquencies
Various factors in the process of originating the mortgage loans in the trust may have the effect of increasing delinquencies and defaults on the mortgage loans. These factors may include any or all of the following:

Appraisal quality: During the mortgage loan underwriting process, appraisals are generally obtained on each prospective mortgaged property. The quality of these appraisals may vary widely in accuracy and consistency. Because in most cases the appraiser is selected by the mortgage loan broker or lender, the appraiser may feel pressure from that broker or lender to provide an appraisal in the amount necessary to enable the originator to make the loan, whether or not the value of the property justifies such an appraised value. Inaccurate or inflated appraisals may result in an increase in the number and severity of losses on the mortgage loans.

Stated income underwriting guidelines: Most underwriting guidelines applied in the origination of mortgage loans have several different levels of documentation requirements applicable to prospective borrowers. There has recently been an increasing number of mortgage loans originated under “stated income” programs, which permit an applicant to qualify for a mortgage loan based upon monthly income as stated on the mortgage loan application, if the applicant meets certain criteria. Typically no verification of monthly income is required under stated income programs, which increases the risk that these borrowers have overstated their income and may not have sufficient income to make their monthly mortgage loan payments. You should consider the risk that a higher number of mortgage loans originated under stated income programs may result in increased delinquencies and defaults on the mortgage loans in the trust.

Underwriting guideline exceptions: Although mortgage originators generally underwrite mortgage loans in accordance with their pre-determined loan underwriting guidelines, from time to time and in the ordinary course of business, originators will make exceptions to these guidelines. Loans originated with exceptions may result in a higher number of delinquencies and loss severities than loans originated in strict compliance with the designated underwriting guidelines.

Non-owner occupied properties: Mortgage Loans secured by properties acquired by investors for the purposes of rental income or capital appreciation, or properties acquired as second homes, tend to have higher severities of default than properties that are regularly occupied by the related borrowers. In a default, real property investors who do not occupy the mortgaged property may be more likely to abandon the related mortgaged property, increasing the severity of the default.

Broker and correspondent origination versus retail origination: Mortgage loans that have been originated on behalf of the originators by unaffiliated brokers or correspondents rather than directly by the originators themselves may experience a higher rate of delinquencies and defaults. In particular, a substantial number of subprime mortgage loans are originated by brokers rather than directly by the related originators.

Fraud: Fraud committed in the origination process may increase delinquencies and defaults on the mortgage loans. For example, a borrower may present fraudulent documentation to a lender during the mortgage loan underwriting process, which may enable the borrower to qualify for a higher balance or lower interest rate mortgage loan than the borrower would otherwise qualify for. In addition, increasingly frequent incidences of identity theft involving borrowers, particularly in the case of mortgage loans originated by brokers and under streamlined origination programs, may result in an increased number of fraudulent mortgage loans that are not secured by a mortgaged property. To the extent that the trust includes any mortgage loans originated electronically over the Internet, these originations are more likely to be fraudulent. You should consider the potential effect of fraud by borrowers, brokers and other third parties on the yield on your securities.

Self-employed borrowers: Self-employed borrowers may be more likely to default on their mortgage loans than salaried or commissioned borrowers and generally have less predictable income. In addition, many self-employed borrowers are small business owners who may be personally liable for their business debt. Consequently, you should consider that a higher number of self-employed borrowers may result in increased defaults on the mortgage loans in the trust.

First time borrowers: First time buyers are often younger, have shorter credit histories, are more highly leveraged and have less experience with undertaking mortgage debt and maintaining a property than other borrowers. The presence of loans with first time buyers in the mortgage pool may increase the number of defaults on the mortgage loans.

Although the aspects of the mortgage loan origination process described above may be indicative of the performance of the mortgage loans, information regarding these factors may not be available for the mortgage loans in the trust, unless specified in the prospectus supplement.

See the related prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various
Types
Recently, an increasingly large proportion of mortgage loans originated in the United States have been adjustable payment mortgage loans, including loans that have interest-only or negative amortization features. Mortgage loans that are referred to generally as adjustable payment or adjustable rate mortgage loans may include any of the following types of loans:

•     mortgage loans whose interest rate adjusts on the basis of a variable index plus a margin, with the initial adjustment typically occurring six months after origination of the related mortgage loan and adjustments occurring every six months thereafter; these loans may or may not have a low introductory interest rate;

•     “hybrid” mortgage loans, whose interest rate is fixed for the initial period specified in the related mortgage note, and thereafter adjusts periodically based on the related index;

•     “interest-only” mortgage loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate;

•     “negative amortization” mortgage loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest; and

•     “option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the loan).

If specified in the related prospectus supplement, the trust may include significant concentrations of these types of adjustable payment mortgage loans, which present special default and prepayment risks.

The primary attraction to borrowers of these adjustable payment mortgage loan products is that initial monthly mortgage loan payments can be significantly lower than fixed rate or level pay mortgage loans under which the borrower pays both principal and interest at an interest rate fixed for the life of the mortgage loan. As a result, many borrowers are able to incur substantially greater mortgage debt using one of these adjustable payment mortgage loan products than if they used a standard amortizing fixed rate mortgage loan.

In addition, a substantial number of these adjustable payment mortgage loans have been originated in regions of the United States that have seen substantial real estate price appreciation over the past few years, such as California and major metropolitan areas in other states. Many borrowers in these markets have used adjustable payment mortgage loan products to purchase properties that are comparatively larger or more expensive than they would otherwise have purchased with a fixed rate mortgage loan with relatively higher monthly payments. These borrowers may have taken out these mortgage loan products in the expectation that either (1) their income will rise by the time their fixed rate period or interest-only period expires, thus enabling them to make the higher monthly payments, or (2) in an appreciating real estate market, they will be able to sell their property for a higher price or will be able to refinance the mortgage loan before the expiration of the fixed rate or interest-only period.

Borrowers with adjustable payment mortgage loans will likely be exposed to increased monthly payments (1) when the mortgage interest rate adjusts upward from a low introductory rate to the rate computed in accordance with the applicable index and margin, (2) if interest rates rise significantly, (3) in the case of interest-only mortgage loans, from the large increases in monthly payments when the interest-only terms expire and the monthly payments on these loans are recalculated to amortize the outstanding principal balance over the remaining term or (4) in the case of loans with negative amortization features, from the large increases in monthly payments when the payments are recalculated to amortize the outstanding principal balance.

When evaluating a mortgage loan application from a prospective borrower for an adjustable payment or interest-only mortgage loan, many mortgage originators determine the amount of loan that borrower can afford based on the borrower’s initial scheduled monthly payments, or the scheduled monthly payments on the first mortgage interest rate reset date, rather than based on the adjusted monthly payments as of future mortgage interest reset dates (in the case of adjustable rate mortgage loans) or the principal amortization date (in the case of interest-only mortgage loans). Unless otherwise specified in the related prospectus supplement, mortgage loan characteristics and debt-to-income ratios set forth in the prospectus supplement will reflect the scheduled mortgage loan payments due or being made as of the “cut-off date,” and will not reflect the mortgage loan payment resets that will occur during the life of the mortgage loan. These origination practices may increase the sensitivity of mortgage loan performance and defaults to changes in U.S. economic conditions.

As the fixed interest rates on hybrid mortgage loans expire and convert to adjustable rates, borrowers may find that the new minimum monthly payments are considerably higher, and they may not be able to make those payments. Furthermore, in recent years, mortgage interest rates have been at historically low levels. Although short-term interest rates have increased from their lowest levels, long-term interest rates have remained low. If mortgage interest rates rise, borrowers will experience increased monthly payments on their adjustable rate mortgage loans.

In addition, without regard to changes in interest rates, the monthly payments on mortgage loans with interest-only or negative amortization features will increase substantially when the principal must be repaid.

Any of these factors, or a combination of these factors, could cause mortgage loan defaults to increase substantially.

Borrowers who intend to avoid increased monthly payments by refinancing their mortgage loans may find that lenders may not in the future be willing or able to offer these adjustable payment mortgage loan products, or to offer these products at relatively low interest rates. A decline in real estate prices generally or in certain regions of the United States could also leave borrowers with insufficient equity in their property to permit them to refinance. In addition, if the recent rapid increase in real estate prices ceases or real estate prices decline, borrowers who intend to sell their properties on or before the expiration of the fixed rate periods or interest-only periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans, especially in the case of negative amortization mortgage loans. These events could cause borrowers to default on their mortgage loans.

Rising unemployment and slow wage growth in certain regions of the United States or generally could also impact the ability of many borrowers with adjustable payment mortgage loans to make the higher monthly payments resulting from the expiration of fixed rate periods or interest-only periods, or from increases in interest rates. If borrowers become unemployed in a slowing economy, or if they find that expected increases in personal income have not occurred, they may be unable to make the higher monthly mortgage payments.

It is likely that borrowers with adjustable payment mortgage loans will over the next several years be required to spend a larger proportion of their income to service their mortgage debt. This increase could, in the absence of strong wage growth, come at the expense of other expenditures by these borrowers, particularly consumer spending. It is possible that a decline in consumer spending could cause the U.S. economy to slow or decline, which could give rise to increased unemployment and falling property values. These factors would negatively impact the ability of many borrowers to meet their increased monthly mortgage payments as described above. As a consequence, defaults on adjustable payment mortgage loans may increase significantly.

Any of the factors described above, alone or in combination, could adversely affect the yield on your securities. Depending upon the type of security purchased and the price paid, the adverse yield effect could be substantial.

These risks are magnified with respect to mortgage loans made on the basis of relatively low credit standards.

See “—Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies” for a discussion of risks related to mortgage loans that are sometimes referred to as “subprime” or “non-conforming” or are otherwise originated in accordance with credit standards that do not conform to those of Fannie Mae or Freddie Mac.

Several types of adjustable payment mortgage loans discussed above, in particular “option ARMs” and interest-only mortgage loans, have only been originated in any significant numbers in relatively recent years. Consequently, there is no material statistical information showing payment and default trends under a variety of macroeconomic conditions. In particular, it is unclear how these mortgage loan products will perform in a declining housing market or under other negative macroeconomic conditions.

See “—Risks Associated with Loans Providing for Interest-Only Payments” and “—Risks Related to of Mortgage Loans that Provide for Negative Amortization” for further discussion of mortgage loans with interest-only or negative amortization features, respectively.

Prepayment Premiums May Affect a Borrower’s Ability to Sell a Mortgaged Property or Refinance a Mortgage Loan, and May Affect
the Yields on Your Securities
Many residential mortgage loans, particularly adjustable rate mortgage loans, negative amortization mortgage loans and subprime mortgage loans, require the payment of a prepayment premium in connection with voluntary prepayments of the mortgage loan made during the period specified in the related mortgage note. These prepayment premiums may discourage borrowers from refinancing their mortgage loans, and in many cases, may discourage borrowers from selling the related mortgaged property, during the applicable period. Borrowers who wish to refinance their properties to take advantage of lower interest rates, or who want to sell their mortgaged property, may not be able to afford the prepayment premium and may be more likely to default. You should consider the effect of these prepayment premiums on borrowers and the resulting effect on the yields of your securities.

The Subprime Mortgage Loan Market has Experienced Increasing Levels of Delinquencies and Defaults; the Rate of Defaults May Be Higher Where Other Risk Factors Are
Present
In recent months, the rate of payment delinquencies and defaults by borrowers under subprime mortgage loans has increased significantly. Delinquencies and defaults may continue at these relatively high rates for some period of time, or may increase further. You should consider the heightened risk associated with purchasing offered certificates backed by pools of subprime mortgage loans, and that your investment in those certificates may perform worse than you anticipate.

See “Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies” above.

This risk is compounded if subprime borrowers have financed their homes with adjustable rate mortgage loans or other alternative mortgage loan products that in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. As described under “Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” above, many of these products feature relatively low monthly payments during an initial period that increase (in some cases significantly) over the loan term.

In addition, as discussed under “Prepayment Premiums May Affect a Borrower’s Ability to Sell a Mortgaged Property or Refinance a Mortgage Loan, and May Affect the Yields on Your Securities” above, many subprime loans also include prepayment premiums, which may have the effect of preventing a borrower from selling the related mortgaged property or refinancing into a more affordable mortgage loan.

In addition, a borrower whose home has declined in value since origination of the mortgage loan may be left with insufficient equity in the home, and may be unable to afford to refinance.

Where two or more of these factors are combined, the rate of delinquencies and defaults in a pool of mortgage loans may be significantly higher than anticipated.

A variety of factors may affect the performance of any pool of mortgage loans during any particular period of time. In addition, differing loan characteristics or external factors may cause the performance of the mortgage loans included in the trust to differ from the performance of other loans of a similar type. When examining data regarding the historical performance of pools of mortgage loans, prospective investors should consider, among other things:

•     differences in loan type;
•     the relative seasoning of the pools;
•     differences in interest rates, credit quality and any of various other material pool characteristics, both at formation of a pool and over time;
•     the extent to which the loans in a pool have prepayment premiums;
•     whether the loans were originated by different lenders, and the extent to which the underwriting guidelines differed; and
•     whether the loans were serviced by different servicers.

In particular, prospective investors should consider that, both in the case of comparable pools of mortgage loans and of the mortgage loans in the trust, historical loan performance during a period of rising home values may differ significantly from the future performance of similar loans during a period of stable or declining home values.

Risks Associated with Loans Providing for Interest-Only
Payments
If specified in the related prospectus supplement, some of the mortgage loans to be included in the trust may provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period following origination specified in the related prospectus supplement. Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate.

If applicable, the presence of these mortgage loans in the trust will, absent other considerations, result in longer weighted average lives of the related securities than would have been the case had these loans not been included in the trust. In addition, borrowers may view the absence of any obligation to make a payment of principal during the interest-only period following origination specified in the related prospectus supplement as a disincentive to prepayment. Conversely, however, borrowers may be more likely to refinance their mortgage loans when the related interest-only period expires, resulting in increased prepayments.

After a borrower’s monthly payment has been increased to include principal amortization, and assuming the borrower does not refinance the related mortgage loan, delinquency or default may be more likely.

See also “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” for a discussion of risks related to interest-only mortgage loans and economic conditions.

Risks Related to Mortgage Loans that Provide for Negative
Amortization
If specified in the related prospectus supplement, the trust may include mortgage loans that provide for so-called “negative amortization.” Negative amortization mortgage loans generally provide the borrower with a low initial introductory interest rate. Thereafter, the mortgage interest rate is calculated at the index specified in the related mortgage note plus the applicable margin. However, the borrower is only required to make (or may elect to make) for the period specified in the related mortgage note a minimum monthly payment on the mortgage loan that may be sufficient to amortize the principal balance of the mortgage loan over the remaining term but not to pay all accrued interest, or may be insufficient to pay accrued interest and not amortize the principal balance at all.

At the end of this initial period, and periodically thereafter, the borrower’s minimum monthly payment is adjusted to reflect the prevailing interest rate, consisting of the current applicable index plus the applicable margin, plus a principal amount sufficient to amortize the mortgage loan over the remaining applicable term. Typically, the borrower’s monthly payment will not be increased or decreased by more than a periodic cap and is subject to a maximum interest rate, as specified in the related mortgage note. Nevertheless, although each year’s recalculated monthly payment will be based on the prevailing rate of the applicable index at the time of the annual payment adjustment date, this index may continue to adjust up or down throughout the course of the year.

During a period of rising interest rates, as well as before the annual adjustment to the minimum monthly payment made by the borrower, the amount of interest accruing on the principal balance of the related mortgage loan may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on the related mortgage loan may become deferred interest that will be added to its principal balance and will also bear interest at the applicable interest rate.

In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is generally limited and may not be sufficient to amortize fully the unpaid principal balance of a negative amortization mortgage loan over its remaining term to maturity.

Generally, under the circumstances and at the intervals provided in the related mortgage note, the monthly payment due on a negative amortization mortgage loan will be “recast” without regard to the related payment cap in order to provide for payment of the outstanding balance of the mortgage loan over its remaining term.

In summary, then, as interest rates increase (or, in some cases, even if market interest rates remain stable), the principal balance of a negative amortization mortgage loan will increase over time, thereby increasing the monthly payments to be paid by the borrower when principal must be repaid, making refinancing more difficult and increasing the potential adverse effect of macroeconomic trends.

See “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” above.

In addition, any deferral of interest on negative amortization mortgage loans will result in a reduction of the amount of interest available to be distributed as interest to the securities. If specified in the related prospectus supplement, the reduction in interest collections may be offset, in part, by applying certain prepayments received on the mortgage loans to interest payments on the securities. In that case, the excess of any deferred interest on the mortgage loans over the prepayments received on the mortgage loans, or net deferred interest, will be allocated among the classes of securities in an amount equal to the excess of the interest accrued on each such class at its applicable interest rate over the amount of interest that would have accrued if the applicable interest rate for each class had been equal to a rate adjusted for net deferred interest on the related mortgage loans, as described in the related prospectus supplement. Any such allocation of net deferred interest could, as a result, affect the weighted average maturity of the affected class of securities.

Early or Multiple Payment Defaults May Be Indicative of Higher Rates of Delinquencies and Losses in the
Future
As specified in the related prospectus supplement, a certain number of mortgage loans included in the trust may be delinquent as of the applicable cut-off date or may have been delinquent in payment in the last twelve months on one or more due dates.

Prior delinquencies and, in particular, first or early payment defaults, may be an indication of underwriting errors in assessing the financial means and/or credit history of the borrower or of an adverse change in the financial status of the borrower. These mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more favorable payment histories.

Mortgage Loans with High Original Loan-to-Value Ratios May Present a Greater Risk of Loss
As specified in the related prospectus supplement, some of the mortgage loans included in the trust may have original loan-to-value ratios of greater than 80%. Mortgage loans with high loan-to-value ratios, particularly those in excess of 100%, may be more likely to experience default and foreclosure than mortgage loans with low original loan-to-value ratios.

Moreover, mortgage loans with high original loan-to-value ratios are more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios. If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, none of the servicers or the master servicer will be required to advance funds in respect of relieved amounts, and any related loss may reduce the amount available to be paid to securityholders. In such event, holders of subordinate classes of securities may suffer losses.

Special Default Risk of Junior
Lien Mortgage Loans
If the related prospectus supplement specifies that the trust includes mortgage loans that are secured by junior liens on the related mortgaged properties, these junior lien mortgage loans will be subordinate to the rights of the mortgagee under the related first mortgages. Generally, the holder of a junior lien mortgage loan will be subject to a loss of its mortgage if the holder of the first mortgage is successful in foreclosure of its mortgage, because no junior liens or encumbrances survive such a foreclosure. In addition, due to the priority of the first mortgage, the holder of the junior lien mortgage may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Furthermore, any liquidation, insurance or condemnation proceeds received on the junior lien mortgage will be available to satisfy the outstanding balance of the mortgage loan only to the extent that the claim of the related first mortgage has been satisfied in full, including any foreclosure costs. Accordingly, if liquidation proceeds are insufficient to satisfy the mortgage loan secured by the junior lien and all prior liens in the aggregate, and if the credit enhancement provided by any excess interest and overcollateralization (if applicable) has been exhausted or is otherwise unavailable to cover the loss, securityholders will bear the risk of delay in payments while any deficiency judgment against the borrower is sought and the risk of loss if the deficiency judgment is not pursued, cannot be obtained or is not realized for any other reason.

Risks Related to Simultaneous Second Liens and Other Borrower Debt

At the time of origination of any first lien mortgage loans in the trust, the originators or other lenders may also have made second lien loans to the same borrowers that will not be included in the trust. In addition, other borrowers whose first lien loans are included in the trust may have obtained secondary mortgage financing following origination of the first lien loans. In addition, borrowers may increase their aggregate indebtedness substantially by assuming consumer debt of various types. Consequently, investors should consider that borrowers who have less equity in their homes, or who have substantial mortgage and consumer indebtedness, may be more likely to default and may be more likely to submit to foreclosure proceedings.

In addition, the nature of any second lien may influence the prepayment characteristics of the first lien included in the trust. Borrowers may be more likely to refinance and prepay the first lien when any secondary mortgage financing becomes due in full, and consequently investors should be aware that the rate of prepayment of the first lien mortgage loans in the trust may be affected by any associated second lien loans.

Credit Scoring Models May Not Provide an Accurate Risk
Assessment of Borrowers
Credit scoring models are intended to provide a means for evaluating information about a prospective borrower. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. A credit score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender. A borrower with a higher credit score is statistically expected to be less likely to default in payment than a borrower with a lower credit score.

In addition, credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, such as the loan-to-value ratio, the collateral for the mortgage loan, or the debt-to-income ratio. We cannot assure you that the credit scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any borrower’s credit score would not be lower if obtained as of the date of the related prospectus supplement.

Geographic Concentration of
Mortgage Loans
The mortgage loans to be included in the trust may be concentrated in one or more states, as specified in the related prospectus supplement. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions will have a disproportionate impact on the mortgage loans in general:

• Weak economic conditions in those states, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

•     Declines in the real estate market in those states may reduce the values of similar properties located in those states, which would result in an increase in the loan-to-value ratios of the related mortgage loans.

•     Properties in California, Florida and the Gulf of Mexico coast, in particular, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as hurricanes, as well as earthquakes, floods, wildfires, mudslides and other natural disasters.

•     Predatory lending laws or other laws which tend to restrict the availability of credit in certain cities, counties or states may limit a borrower’s refinancing options and increase the chances of default and foreclosure.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans.

For additional information regarding the geographic concentration of the mortgage loans to be included in the trust, see the geographic distribution table or tables in the prospectus supplement.

Risks Related to Certain Features of
Balloon Loans
If specified in the related prospectus supplement, the mortgage loans to be included in the trust may include balloon loans. Balloon loans pose a special payment risk because the borrower must pay a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance such amount, you may suffer a loss if the collateral for the loan is insufficient and the applicable forms of credit enhancement are insufficient or unavailable to cover the loss.

Default Risk on High Balance Mortgage Loans

If specified in the related prospectus supplement, a certain percentage of the mortgage loans included in the trust may have a principal balance as of the cut-off date in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the trust as a whole.

Special Risks Associated with Multifamily and Mixed Use
Mortgage Loans
If specified in the related prospectus supplement, mortgage loans in the trust may be secured by liens on multifamily properties and mixed residential/commercial properties. Mixed use loans, mixed use loans and multifamily loans may have a greater likelihood of delinquency and foreclosure, and therefore a greater likelihood of loss, than mortgage loans secured by single-family residential properties. The ability of a borrower to repay a single-family loan typically depends primarily on the borrower’s household income rather than on the capacity of the property to produce income, and (other than in geographic areas where employment is dependent upon a particular employer or industry) the borrower’s income tends not to reflect directly the value of their property. A decline in the income of a borrower on a loan secured by a single family property may therefore adversely affect the performance of the loan, but may not affect the liquidation value of that property. In contrast, the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily on the successful operation and management of that property rather than on any independent income or assets of the borrower and thus, in general, the value of the income-producing property also is directly related to the net operating income derived from that property. In some cases, the borrower may have no material assets other than the mortgaged property. Consequently, if the net operating income of the property is reduced (for example, if rental or occupancy rates decline, competition increases or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired, and the liquidation value of the related property also may be adversely affected. In addition, in some cases the loans will have been made on a nonrecourse basis, so that in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

There are various risks associated with multifamily and mixed use loans. In general, factors such as location, changing demographics or traffic patterns, increases in operating expenses, competitive factors and economic conditions generally, may affect the value of a mixed use property. Factors such as the management skill, experience and financial resources of the operator (which may be other than the borrower), national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due. Hospitals, nursing homes and other health care properties may receive a substantial portion of their revenues from government programs, which are subject to statutory and regulatory changes and funding limitations. In addition, you should consider the following risks:

Multifamily Loans. The performance of a multifamily loan and the value of the related mortgaged property may be affected by factors such as local and regional economic conditions, the physical condition of the property, the types of services and amenities provided, the tenant population (for example, predominantly students or elderly persons, or workers in a particular industry), availability of alternative rental properties, changes in the surrounding neighborhood, management, the level of mortgage interest rates, dependence upon government rent subsidies, any applicable rent control laws and state and local regulations.

The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to mixed use loans than with respect to residential mortgage loans.

See “— Environmental Risks” below.

Combination or “Layering” of Multiple Risk Factors May Significantly Increase Your Risk of
Loss
Although the various risks discussed in this prospectus and the accompanying prospectus supplement are generally described separately, prospective investors in any class of securities should consider the potential effects on those securities of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor may be significantly increased.

For example, a particular mortgage loan pool may include loans that not only have relatively high loan-to-value ratios but also provide for negative amortization, or were originated concurrently with second lien loans not included in the trust. Many of these loans may also have been originated in regions that are experiencing home price depreciation. An investor in subordinated securities may be particularly exposed to such a potential combination of risks.

There are many other circumstances in which layering of multiple risks with respect to an asset pool and the related securities may magnify the effect of those risks. In considering the potential effects of layered risks, prospective investors should carefully review the descriptions of the pooled assets and the securities offered in the accompanying prospectus supplement.

Environmental Risks
Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against the related property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), a lender may be liable, as an “owner” or “operator,” for the costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner.

See “Certain Legal Aspects of Loans and Contracts — Environmental Considerations” in this prospectus.

A lender also risks such liability on foreclosure of the mortgage. Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower. In addition, some environmental laws impose liability for releases of asbestos or other hazardous substances into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead paint, radon or other hazardous substances. Property owners in some areas have recently been subject to liability claims associated with mold.

If provided in the related prospectus supplement, certain of the multifamily and mixed-use loans will be covered by a limited environmental insurance policy.

See “Insurance — Environmental Insurance” in this prospectus.

Mortgage Loan Interest Rates May Limit Interest Rates on
the Variable Rate Securities
The securities generally will have either fixed or variable interest rates. However, as specified in the related prospectus supplement, the interest rates on your securities may be subject to certain limitations, generally based on the weighted average interest rates of the mortgage loans in the trust or as otherwise described in the related prospectus supplement, net of certain allocable fees and expenses of the trust and any payments owed on derivative instruments. The mortgage loans to be included in the trust will have interest rates that either are fixed or adjust based on a variable index, as described in the related prospectus supplement.

Any adjustable rate mortgage loans in the trust may also have periodic maximum and minimum limitations on adjustments to their interest rates, and may have the first adjustment to their interest rates a number of years after their first payment dates. In addition, adjustable rate mortgage loans generally have lifetime maximum interest rates. As a result, your variable rate securities may accrue less interest than they would accrue if their interest rates were solely based on the specified index plus the specified margin.

A variety of factors could limit the interest rates and adversely affect the yields to maturity on the variable rate securities. Some of these factors are described below.

•     The interest rates for your securities may adjust monthly based on the one-month LIBOR index or another index, while the interest rates on the mortgage loans to be included in the trust may either adjust less frequently, adjust based on a different index or not adjust at all. Consequently, the limits on the interest rates on these securities may prevent increases in the interest rates for extended periods in a rising interest rate environment.

•     The interest rates on adjustable rate mortgage loans may respond to economic and market factors that differ from those that affect the one-month LIBOR index or the index applicable to your variable rate securities. It is possible that the interest rates on any adjustable rate mortgage loans may decline while the interest rates on the related securities are stable or rising. It is also possible that the interest rates on any adjustable rate mortgage loans and the interest rates on the related securities may both decline or increase during the same period, but that the interest rates on your securities may decline or may increase more slowly or rapidly.

•     To the extent that fixed rate or adjustable rate mortgage loans are subject to default or prepayment, the interest rates on the related securities may be reduced as a result of the net funds cap limitations described in the related prospectus supplement.

See “Certain Yield and Prepayment Considerations” in this prospectus and the related prospectus supplement and see the prospectus supplement for a description of the interest rates applicable to your securities and for a general description of the interest rates of the related mortgage loans.

Potential Inadequacy of Credit Enhancement

If specified in the related prospectus supplement, the features of subordination and loss allocation, excess interest, overcollateralization and limited cross-collateralization, together with any primary mortgage insurance and financial guaranty insurance policies, are intended to enhance the likelihood that holders of more senior classes of securities will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the related mortgage loans.

Subordination and Allocation of Losses. If the applicable subordination is insufficient to absorb losses, then securityholders will likely incur losses and may never receive all of their principal payments. You should consider that

•     if you buy a subordinate security and losses on the related mortgage loans exceed the total principal amount of any securities subordinate to your securities (if any), plus, if applicable to the trust and as specified in the related prospectus supplement, any excess interest and any overcollateralization that has been created, the principal amount of your securities will be reduced proportionately with the principal amounts of the other securities of your class by the amount of that excess; and

•     if specified in the related prospectus supplement, after the total principal amount of the subordinate securities has been reduced zero, losses on the mortgage loans may reduce the principal amounts (or notional amounts) of the senior securities.

Losses on the related mortgage loans will reduce the loss protection provided by the subordinate securities to the senior securities and will increase the likelihood that the senior securities will not receive all of their expected principal payments.

If the securities have the benefit of overcollateralization and excess interest, and if overcollateralization is maintained at the required amount and the related mortgage loans generate interest in excess of the amount needed to pay interest and principal on your securities, the fees and expenses of the trust and any payments owed to a derivatives counterparty, then excess interest may be used to pay you and the other securityholders of the related securities the amount of any reduction in the aggregate principal balance of the mortgage loans caused by application of losses. These payments will generally be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, unless otherwise specified in the related prospectus supplement, no interest will be paid to you on the amount by which the principal amount of your securities was reduced because of the application of losses.

See “Credit Enhancement” in this prospectus and see the descriptions of credit enhancement, subordination and application of realized losses in the prospectus supplement.

Excess Interest and Overcollateralization. If the securities have the benefit of excess interest and overcollateralization, as specified in the related prospectus supplement, then in order to create and maintain overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the related securities, as well as any fees and expenses of the trust and any payments owed to a derivative counterparty. If the securities have the benefit of excess interest and/or overcollateralization, we expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the interest rates on the related securities plus the weighted average aggregate expense rate. Any remaining interest generated by the mortgage loans will be used to absorb losses on the mortgage loans and to maintain overcollateralization. In addition, on the closing date, the total scheduled principal balance of the mortgage loans may exceed the total principal amount of the securities. This excess is referred to as “overcollateralization” and will be available to absorb losses. We cannot assure you, however, that the mortgage loans will generate enough excess interest to maintain this overcollateralization level as set by the applicable rating agencies. In addition, there may be no amounts available from any interest rate derivative agreement described in the related prospectus supplement to cover shortfalls. The following factors will affect the amount of excess interest that the related mortgage loans will generate:

•     Prepayments. Every time a mortgage loan is prepaid in whole or in part, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest. The effect of this reduction on your securities will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans. Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

•     Defaults, Delinquencies and Liquidations. If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest available for overcollateralization or to absorb losses will be reduced. Every time a mortgage loan is liquidated or charged off, excess interest will be reduced because that mortgage loan will no longer be outstanding and generating interest.

See “Credit Enhancement” in this prospectus and see the descriptions of excess interest and overcollateralization in the prospectus supplement.

Limited Cross-Collateralization. The trust may contain two or more separate mortgage pools, as specified in the related prospectus supplement. Principal payments on the senior securities will depend, for the most part, on collections on the mortgage loans in the related pool. However, as specified in the related prospectus supplement, the senior securities may have the benefit of credit enhancement in the form of subordination from one or more of the other pools. That means that even if the rate of losses on mortgage loans in the pool related to your class of senior securities is low, losses in an unrelated pool may reduce the loss protection for your securities.

Interest Rate Derivative Agreements. If specified in the related prospectus supplement, any amounts received under any interest rate cap or swap agreement will generally be applied as described in the related prospectus supplement to pay interest shortfalls and, if applicable, to maintain overcollateralization and cover losses. However, we cannot assure you that any amounts will be received under that interest rate derivative agreement, or that any such amounts that are received will be sufficient to maintain any required overcollateralization or to cover interest shortfalls and losses on the mortgage loans.

See “Credit Enhancement” in this prospectus and see the description of any interest rate cap agreement or swap agreement, as applicable, in the prospectus supplement.

Primary Mortgage Insurance. If specified in the related prospectus supplement, some of the first lien mortgage loans which have original loan-to-value ratios greater than 80% may be covered by existing borrower-paid primary mortgage insurance policies. The existing borrower-paid primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to 60%.

In addition, if specified in the related prospectus supplement, one or more loan-level primary mortgage insurance policies may be acquired on behalf of the trust from primary mortgage insurance providers, providing the initial insurance coverage specified in the related prospectus supplement for those first lien mortgage loans with original loan-to-value ratios greater than 80%.

These loan-level primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to approximately 60%.

However, these policies will only cover first lien mortgage loans and will be subject to various other limitations and exclusions. In addition, borrower-paid primary mortgage insurance may be subject to cancellation by the related borrower. As a result, coverage may be rescinded or denied on some mortgage loans. Primary mortgage insurance providers will generally curtail the insured payments on a foreclosed mortgage loan if the related servicer does not foreclose that mortgage loan within a limited time period determined by the insurance provider. In addition, because the amount of coverage under these policies depends on the loan-to-value ratio of the related mortgaged property at the inception of these policies, a decline in the value of the related mortgaged property will not result in increased coverage, and the trust may still suffer a loss on a covered mortgage loan. Accordingly, these primary mortgage insurance policies will provide only limited protection against losses on the mortgage loans.

See “Insurance — Primary Mortgage Insurance Policies” in this prospectus and see the descriptions of any primary mortgage insurance policies in the prospectus supplement.

Effect of Creditworthiness of Primary Mortgage Insurers on
Ratings of Securities
If the related prospectus supplement specifies that one or more loan-level primary mortgage insurance policies have been acquired on behalf of the trust from one or more primary mortgage insurance providers, then the ratings assigned to your securities by the applicable rating agencies will be based in part on the financial strength ratings assigned to the insurer or insurers providing the primary mortgage insurance coverage described above. However, these financial strength ratings assigned to the insurer or insurers could be qualified, reduced or withdrawn at any time. In addition, you should consider that a credit rating does not assure you that the insurer or insurers will not default on their obligations.

Any qualification, reduction or withdrawal of the financial strength ratings assigned to the insurer or insurers could result in reduction of the ratings assigned to your securities, which could in turn affect the liquidity and market value of your securities.

See “Insurance — Primary Mortgage Insurance Policies” in this prospectus and see the descriptions of any primary mortgage insurance providers in the prospectus supplement.

Risks Related to any Interest Rate Swap Agreement

If the related prospectus supplement specifies that the trust includes one or more interest rate swap agreements, then any net swap payment payable to the swap counterparty under the terms of those interest rate swap agreements will reduce amounts available for payment to securityholders, and may reduce payments of interest on the securities. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amounts on which payments due under the interest rate swap agreements are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty. Therefore, a rapid rate of prepayments during periods in which the trust makes net payments to a swap counterparty could adversely affect the yields on the securities.

Effect of Creditworthiness of Swap Counterparty on
Ratings of Securities
If the related prospectus supplement specifies that the trust includes one or more interest rate swap agreements, in the event that the trust, after application of all interest and principal received on the related mortgage loans, cannot make the required swap payments to the swap counterparty, a swap termination payment as described in the related prospectus supplement may be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of any interest rate swap agreement will likely reduce amounts available for payment to securityholders.

If the related prospectus supplement specifies that the trust includes one or more interest rate swap agreements, the ratings on your securities will be dependent in part upon the credit ratings of the swap counterparty or its credit support provider. If a credit rating of the swap counterparty or its credit support provider is qualified, reduced or withdrawn, or if the swap counterparty or its credit support provider defaults on its obligations, and a substitute counterparty or credit support provider is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of your securities may be qualified, reduced or withdrawn. In such event, the value and marketability of those securities will be adversely affected.

See the descriptions of any interest rate swap agreement and the swap counterparty in the prospectus supplement.

Special Risks for Certain Classes of Securities

The related prospectus supplement may specify that certain classes of securities are interest-only or principal-only securities. These securities will have yields to maturity (or early termination)—the yield you will receive if you hold a security until it has been paid in full—that are highly sensitive to prepayments on the related mortgage loans.

If you purchase any of these classes of securities, you should consider the risk that you may receive a lower than expected yield under the following circumstances:

• in the case of any interest-only securities, a faster than expected rate of prepayments on the mortgage loans in the trust; and

• in the case of any principal-only securities, a slower than expected rate of prepayments on the mortgage loans in the trust.

Prepayments on the mortgage loans, including liquidations, purchases and insurance payments, could result in the failure of investors in any interest-only securities to fully recover their initial investments. Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers, including the sponsor and its affiliates and any master servicer or servicer.

Exercise by a party that has a right to purchase the mortgage loans, as described in the related prospectus supplement, will adversely affect the yields on any interest-only securities.

Military Action and Terrorist Attacks

The effects that military action by U.S. forces in Iraq, Afghanistan or other regions, terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans in the trust or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the related mortgage loans. Federal agencies and non-government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by possible future events. In addition, the activation of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act or similar state or local laws. The amount of interest available for payment to securityholders will be reduced by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or similar state or local laws and no servicer, master servicer nor any other party will be required to fund any interest shortfall caused by any such reduction.

Unpredictability and Effect of Prepayments

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

Borrowers may prepay their mortgage loans in whole or in part at any time; however, some or all of the mortgage loans to be included in the trust may require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from the periods specified in the related prospectus supplement. These prepayment premiums may discourage borrowers from prepaying their mortgage loans during the applicable period.

Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan originators, including the sponsor and its affiliates, the servicer or servicers, as applicable, and any master servicer. In addition, the availability of newer mortgage products with more flexible payment terms or that require lower monthly payments, such as “option ARMs,” may result in an increase in the number of borrowers who prepay their mortgage loans to take advantage of new products.

The timing of prepayments of principal may also be affected by liquidations of or insurance payments on the mortgage loans. In addition, the sponsor may be required to purchase mortgage loans from the trust in the event that certain breaches of representations and warranties made with respect to the mortgage loans are not cured. These purchases will have the same effect on securityholders as prepayments of mortgage loans.

A prepayment of a mortgage loan will usually result in a payment of principal on the securities:

•     If you purchase securities at a discount, especially any principal-only securities, and principal prepayments on the related mortgage loans are received at a rate slower than you anticipate, then your yield may be lower than you anticipate.

•     If you purchase securities at a premium, especially any interest-only securities, and principal prepayments on the related mortgage loans are received at a rate faster than you anticipate, then your yield may be lower than you anticipate.

The prepayment experience of the mortgage loans to be included in the trust may differ significantly from that of other first and junior lien residential mortgage loans.

See “Certain Yield and Prepayment Considerations” in this prospectus and in the related prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Risks Related to Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May be Less Than
Mortgage Balance
Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made by a servicer and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to securityholders. If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover the loss.

Servicers May Be Subject to Litigation, Governmental Proceedings or Adverse Economic
Conditions
The mortgage servicing business involves the collection of numerous accounts and compliance with various federal, state and local laws that regulate consumer lending. Servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business. It is impossible to predict the outcome of any particular actions, investigations or inquiries or the resulting legal and financial liability. In addition, recent adverse economic conditions in the residential housing market have resulted in serious financial difficulties for, and in some cases, bankruptcy of, numerous mortgage servicers, particularly those also involved with the origination of subprime loans.

If any legal or governmental proceeding were determined adversely to a servicer of mortgage loans included in a trust and were to have a material adverse effect on its financial condition, or if the servicer experiences serious financial difficulties, the ability of the affected servicer to service the mortgage loans in accordance with the applicable servicing agreement could be impaired.

The Servicers’ Collections Procedures May Affect the Timing of Collections on the Mortgage
Loans
In order to reduce borrower defaults, the servicer or servicers may from time to time use servicing and collections practices that have the effect of accelerating or deferring prepayments or borrower defaults of mortgage loans. The servicers may generally waive, modify or vary any term of any mortgage loan, or postpone strict compliance by the borrower with any term of any mortgage loan, so long as that waiver, modification or postponement is not materially adverse to the trust. For example, qualifying borrowers might be permitted to skip a payment or be offered other benefits that have the effect of deferring or otherwise altering the timing of the trust’s receipt of interest or principal payments.

See the related prospectus supplement for a description of the collection procedures applicable to each servicer.

Risks Relating to Defaults or Resignation of the Master Servicer
or a Servicer
If the master servicer or a servicer were to default in their obligations under the related master servicing or servicing agreement, the trustee or the sponsor may attempt to terminate the defaulting party. However, certain aspects of the servicing of mortgage loans are subject to various interpretations of what actions are “accepted” or “market standard” practices, and the parties’ determination of what servicing actions are in the best interest for the securityholders may, at such times, be in disagreement between the trustee and the sponsor, on the one hand, and the master servicer or the applicable servicer, as applicable, on the other. As a consequence, if the trustee or the sponsor attempts to terminate a defaulting master servicer or servicer, the master servicer or servicer may challenge that termination. While such a dispute is being resolved, the performance of the servicing function of the master servicer or servicer may continue to suffer and may adversely affect the mortgage loans.

If the master servicer or servicer were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the relevant agreements under the bankruptcy laws, thus forcing the trustee to appoint a successor servicer or master servicer.

If the master servicer or servicer resigns or is in default and the cost of servicing the mortgage loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the relevant governing agreement. These circumstances might cause the trustee to seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer. If that approval was not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust. Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

Delinquencies May Be Higher Due to Servicing Transfers

Servicing of mortgage loans may be transferred in the future to other servicers in accordance with the provisions of the pooling and servicing agreement or transfer and servicing agreement, as applicable, and the related servicing agreement as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under a servicing agreement or (2) the exercise by the sponsor of its right to terminate a servicer without cause.

All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, inadequate borrower notification, system incompatibilities and other reasons. As a result, the affected mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yields on the securities.

See the related prospectus supplement for a description of any servicing transfers.

Violation of Various Federal, State and Local Laws May Result in
Losses on the Mortgage Loans
Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of brokers and lenders. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of mortgage loans.

Mortgage loans are also subject to various federal laws, including:

• the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to borrowers regarding the terms of their mortgage loans;

•     the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

• the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Violations of certain provisions of these federal laws may limit the ability of the servicers to collect all or part of the principal of or interest on the related mortgage loans and in addition could subject the trust to damages and administrative enforcement.

The sponsor will represent in the mortgage loan purchase agreement that each mortgage loan was originated in compliance with applicable federal, state and local laws and regulations. In the event of a breach of this representation, the sponsor will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the related prospectus supplement and under “The Agreements—Repurchase and Substitution of Non-Conforming Loans” in this prospectus.

Risks Related to Predatory Lending Laws/High Cost Loans

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. The federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of certain provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the origination of mortgage loans. Some states have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA.

In addition, under the anti-predatory lending laws of some states, the origination of certain mortgage loans (including loans that are not classified as “high cost” loans under applicable law) must satisfy a net tangible benefits test with respect to the related borrower. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the related originator reasonably believed that the test was satisfied.

Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust, as an assignee of the related mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts.

The sponsor will represent that the trust does not include any mortgage loans that are subject to HOEPA or that would be classified as “high cost” loans under any similar state or local predatory or abusive lending law. There may be mortgage loans in the trust that are subject to the state or local requirement that the loan provide a net tangible benefit (however denominated) to the borrower; the sponsor will represent that these mortgage loans are in compliance with applicable requirements. If it is determined that the trust includes loans subject to HOEPA or otherwise classified as high cost loans, or which do not comply with applicable net tangible benefit requirements, the sponsor will be required to repurchase the affected loans and to pay any liabilities incurred by the trust due to any violations of these laws. If the loans are found to have been originated in violation of predatory or abusive lending laws and the sponsor does not repurchase the affected loans and pay any related liabilities, securityholders could incur losses.

Bankruptcy or Insolvency Proceedings Could Delay or Reduce Payments
on the Securities
Each transfer of a mortgage loan to the sponsor, from the sponsor or another seller to the depositor and, in turn, to the related trust, will be intended to be an absolute and unconditional sale of that mortgage loan and will be reflected as such in the applicable documents. However, in the event of the bankruptcy or insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by the insolvent party as a borrowing secured by a pledge of the mortgage loan. Such an attempt, even if unsuccessful, could result in delays in payments on the securities. If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity. In the case of the bankruptcy or insolvency of the applicable transferor, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

Limited Ability to Resell Securities

The underwriter will not be required to assist in resales of the securities, although it may do so. A secondary market for any class of securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities.

Limited Obligations
The assets of the trust are the sole source of payments on the related securities. The securities are not the obligations of any other entity. None of the sponsor, the depositor, any underwriter, the trustee, any administrator, any master servicer, any servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the applicable ratings of the securities. If credit enhancement is not available, holders of securities may suffer losses on their investments.

Ratings on the Securities Are Dependent on Assessments by the
Rating Agencies
The ratings on the securities depend primarily on an assessment by the rating agencies of the mortgage loans and other assets of the trust, any credit enhancement and the ability of the servicers and the master servicer to service the loans. The ratings of the securities by the rating agencies:

•     only address the likelihood of receipt by holders of securities of distributions in the amount of scheduled payments on the mortgage loans;

•     do not take into consideration any of the tax aspects associated with the securities;

•     do not address the possibility that, as a result of principal prepayments, the yield on your securities may be lower than anticipated;

•     do not address the payment of any basis risk shortfalls with respect to the securities; and

•     do not comment as to the market price or suitability of the securities for a particular investor.

Ratings are not recommendations to buy, sell or hold the securities. A rating may be changed or withdrawn at any time by the assigning rating agency.

The Securities May Not Be Suitable Investments

The securities may not be a suitable investment if you require a regular or predictable schedule of payment, or payment on any specific date. Because the mortgage loans in the trust may include a substantial proportion of loans as to which the borrowers have blemished credit histories (including prior bankruptcy proceedings) or loans whose future performance is difficult to predict, such as adjustable payment mortgage loans, interest-only loans, and for the other factors relating to the mortgage loans discussed above, the yields and the aggregate amount and timing of distributions on your securities may be subject to substantial variability from period to period and over the lives of the securities. An investment in these types of securities involves significant risks and uncertainties and should only be considered by sophisticated investors who, either alone or with their financial, tax and legal advisors, have carefully analyzed the mortgage loans and the securities and understand the risks. In addition, investors should not purchase classes of securities that are susceptible to special risks, such as subordinate securities, interest-only securities and principal-only securities, unless the investors have the financial ability to absorb a substantial loss on their investment.

The Trusts and the Trust Assets

General

Notes will be secured by a pledge of the assets of the applicable trust, or one or more subgroups of trust assets (each an “Asset Group”), and certificates will represent beneficial ownership interests in the assets of the applicable trust, or an individual Asset Group, each as specified in the related prospectus supplement. The securities of a series will be non-recourse obligations of the trust. Holders of notes may only proceed against the assets of the trust as collateral in the case of a default, and then only to the extent provided in the indenture, and may not proceed against any assets of the depositor or its affiliates, or assets of the trust not pledged to secure the notes, or against the assets of any trustee or any other party other than a party, such as an insurer, that expressly undertakes to guarantee payments on securities.

Each trust will be administered by a trustee identified in the applicable prospectus supplement, which may be referred to as the trustee, the owner trustee or the managing trustee. In addition, in the case of a series of securities that include notes issued pursuant to an indenture, the prospectus supplement will identify the trustee under the indenture, generally referred to as the indenture trustee, and any co-indenture trustee. References in this prospectus to “trustee” are intended to refer as to any particular series of securities to the trustee, owner trustee, managing trustee or co-indenture trustee, as applicable, unless the context requires otherwise.

If specified in the applicable prospectus supplement, the trust for a series will be a special purpose statutory trust organized under the laws of the state of Delaware or such other state as is specified.

The property or the trust for each series of securities will generally consist of (including any combination of):

•	mortgage loans or manufactured housing contracts secured by properties of the types described in this prospectus;

•	amounts due and payable with respect to the Primary Assets (as defined herein) as of the cut-off date specified in the prospectus supplement;

•	amounts held from time to time in the collection account, distribution account or other account established for a series of securities;

•	mortgaged properties that secured a mortgage loan and that are acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession;

•	any reserve fund established pursuant to the agreements for a series of securities, if specified in the prospectus supplement;

•
any security insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, interest rate cap agreement, interest rate swap agreement, market value swap agreement, currency swap or currency option agreement or other form of credit enhancement described in this prospectus and specified in the applicable prospectus supplement;

•	any servicing agreements relating to mortgage loans in the trust, to the extent that these agreements are assigned to the trustee;

•	any primary mortgage insurance policies, FHA insurance, or VA guarantee relating to mortgage loans in the trust;

•	any environmental insurance policy relating to multifamily or mixed use properties;

•	investments held in any fund or account or any guaranteed investment contract and income from the reinvestment of these funds, if specified in the prospectus supplement; and

•	any other asset, instrument or agreement relating to the trust, described in this prospectus and specified in the prospectus supplement.

For convenience of reference, we sometimes refer in this prospectus to mortgage loans and manufactured housing contracts collectively as “Loans.”

The prospectus supplement may specify that a certain amount or percentage of a Primary Asset (for example, a portion of the interest otherwise payable on each Primary Asset) will not be sold by the sponsor to the depositor, or by the depositor to the trust, because the seller of that Primary Asset retained ownership of such right (the “retained interest”). Therefore, amounts received with respect to retained interest in a Primary Asset included in the trust for a series will not be included in the trust but will be payable to the seller of the respective asset, free and clear of the interest of the securityholders under the agreements. The holder of the retained interest and the servicing rights owner with respect to the Primary Assets may be the same party.

The “Primary Assets” in the trust for a series of securities may consist of any combination of the following, to the extent and as specified in the prospectus supplement:

•	mortgage loans; and

•	manufactured housing contracts.

If so specified in the applicable prospectus supplement, the depositor, an affiliate of the depositor or an unaffiliated loan seller will have the right or obligation to purchase, or to substitute other assets for, Primary Assets due to breaches of representations and warranties, default or such other reason as is specified in the prospectus supplement. If so specified in the applicable prospectus supplement, the depositor, an affiliate of the depositor, a servicer or the master servicer will have the right to purchase a specified amount or percentage of the Primary Assets, or specified Primary Assets, under the circumstances described in the prospectus supplement.

Generally, unless otherwise specified in the related prospectus supplement, Primary Assets are selected for inclusion in the trust for a series of securities based on certain factors, which may include from time to time:

•          the type of property related to the loan;

•          the outstanding principal balance of the loan;

•          the related loan-to-value ratio;

•          the related property’s geographic location and whether it is located in a recently-designated FEMA disaster area (and, if so, whether the sponsor can determine that the specific property is free from damage, notwithstanding the natural disaster afflicting the area as a whole);

•          the related borrower’s credit score;

•          the related borrower’s debt-to-income ratio;

•          whether it is discovered that there are any material documentation defects related to the loan;

•          the identity of the related servicer;

•          whether the loan is secured by a senior or a junior lien; and

•          whether, and if so how long, the related borrower has been delinquent in meeting scheduled payments of principal and interest, as applicable.

Mortgage Loans

General

If stated in the prospectus supplement with respect to a series, the trust for that series may include one or more pools containing:

•	conventional one- to four-family residential, fixed and/or adjustable rate, first and/or junior lien mortgage loans;

•
cooperative loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a cooperative and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular cooperative dwelling;

•	mortgage loans secured by multifamily property;

•	mortgage loans secured by mixed use property;

•	mortgage loans secured by unimproved land;

•	mortgage loans secured by properties located outside the territorial United States;

•	mortgage loans insured by the FHA or partially guaranteed by the VA;

•	manufactured housing conditional sales contracts and installment loan agreements;

•
“balloon” mortgage loans, which provide for (1) equal monthly scheduled payments of principal and interest that will not reduce the scheduled principal balance of the mortgage loan to zero at its maturity date and (2) a larger monthly payment due at its maturity date equal to the unpaid scheduled principal balance of that mortgage loan; or

•	any combination of the foregoing.

The mortgage loans and contracts will be newly originated or seasoned, and will be purchased by the depositor, either directly or through affiliates, from one or more affiliates or from sellers unaffiliated with the depositor. Mortgage loans and contracts may have been originated by an affiliate of the depositor or by a variety of originators pursuant to varying underwriting guidelines.

The mortgage loans will be evidenced by notes (“mortgage notes”). Generally, the mortgage loans will be secured by mortgages or deeds of trust or other similar security instruments creating a first lien or (if so specified in the prospectus supplement) a junior lien on mortgaged property owned in fee simple by the borrower. In some cases, mortgage loans may be secured by security instruments creating a lien on borrowers’ leasehold interests in real property, if the depositor determines the mortgage loans are commonly acceptable to institutional mortgage investors. A mortgage loan secured by a leasehold interest in real property is secured not by a fee simple interest in the mortgaged property but rather by a leasehold interest under which the mortgagor has the right, for a specified term, to use the related real estate and the improvement or improvements located on the real estate. Generally, a mortgage loan will be secured by a leasehold interest only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease, and the term of the lease ends at least five years beyond the maturity date of the mortgage loan.

Single family property will consist of one-to four-family residential dwelling units including single family detached homes, attached homes, single family units having a common wall, individual units located in condominiums and cooperative dwellings. Multi-family property may include multifamily residential rental properties, condominium projects and apartment buildings owned by cooperative housing corporations. Attached homes may consist of duplexes or units connected to more than one other unit (multifamily structures where each borrower owns the land upon which the unit is built with the remaining adjacent land owned in common). Multifamily property may include, and mixed use property will consist of, mixed commercial and residential buildings. The mortgaged properties may include investment properties and vacation and second homes. If specified in the applicable prospectus supplement, borrowers may not be United States residents and mortgaged properties may be located in any state or territory of the United States or outside of the United States. Mortgage loans secured by multifamily property or mixed use property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgaged properties, or by personal guarantees of the borrowers or principals of the borrowers, to the extent specified in the applicable prospectus supplement. Mortgage loans may be secured by additional collateral such as securities or accounts, to the extent specified in the applicable prospectus supplement.

If stated in the applicable prospectus supplement, a trust may include mortgage loans with adjustable mortgage rates. Any mortgage loan with an adjustable mortgage rate may provide that on the day on which the mortgage rate adjusts, the amount of the monthly payment on the mortgage loan will be adjusted to provide for the payment of the remaining principal balance of the mortgage loan with level monthly payments of principal and interest at the new mortgage rate to the maturity date of the mortgage loan. Alternatively, the mortgage loan may provide that the mortgage rate adjusts more frequently than the monthly payment. As a result, a greater or lesser portion of the monthly payment will be applied to the payment of principal on the mortgage loan, thus increasing or decreasing the rate at which the mortgage loan is repaid. See “Yield and Prepayment Considerations” in this prospectus. In the event that an adjustment to the mortgage rate causes the amount of interest accrued in any month to exceed the amount of the monthly payment on such mortgage loan, the excess or “deferred” interest may be added to the principal balance of the mortgage loan, unless otherwise paid by the borrower, and will bear interest at the mortgage rate in effect from time to time. The amount by which the mortgage rate or monthly payment may increase or decrease and, if applicable, the total amount of deferred interest on any mortgage loan may be subject to certain limitations, as described in the related prospectus supplement. Types of adjustable rate mortgage loans that may be included in a trust include the following:

•
mortgage loans whose interest rate adjusts on the basis of a variable index plus a margin, with the initial adjustment typically occurring less than a year after origination of the related mortgage loan and adjustments occurring periodically thereafter;

•
“hybrid” mortgage loans, whose interest rate is fixed for the initial period specified in the related mortgage note (typically for a period of a year or more after origination), and thereafter adjusts periodically based on the related index;

•
“interest-only” mortgage loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable interest rate borne by such mortgage loan;

•
“negative amortization” mortgage loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest; and

•
“option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the mortgage loan).

If stated in the applicable prospectus supplement, the mortgage rate on certain adjustable rate mortgage loans will be convertible from an adjustable rate to a fixed rate, or from a fixed rate to an adjustable rate, in accordance with the terms of the related mortgage note or at the option of the borrower under certain circumstances. If stated in the related prospectus supplement, the related agreements will provide that the seller from which the depositor (or its affiliate) acquired the convertible adjustable rate mortgage loans, or the master servicer or servicer, will be obligated to repurchase from the trust any adjustable rate mortgage loan as to which the conversion option has been exercised, at a purchase price set forth in the related prospectus supplement. The amount of the purchase price will be required to be deposited in the distribution account and will be distributed to the securityholders on the distribution date in the month following the month of the exercise of the conversion option. The obligation of the related seller or other party to repurchase converted adjustable rate mortgage loans may or may not be supported by cash, letters of credit, insurance policies, third party guarantees or other similar arrangements.

An adjustable rate mortgage loan may adjust in accordance with one or more of the following indices as specified in the applicable prospectus supplement:

•
U.S. Dollar LIBOR (“LIBOR”), which is the average of the London Interbank Offer Rate, a rate at which banks in London, England lend U.S. dollars to other banks in the U.S. dollar wholesale or interbank money markets for a specified duration.

•
EURIBOR (“EURIBOR”), which is the average of the Euro Interbank Offer Rate, a rate at which banks offer to lend Euros to other banks in the Euro wholesale or interbank money markets for a specified duration.

•
GBP LIBOR (“GBP LIBOR”), which is the average of the British Pounds Sterling London Interbank Offer Rate, a rate at which banks in London, England lend British Pounds Sterling to other banks in the British Pounds Sterling wholesale or interbank money markets for a specified duration.

•
London Interbank Offer Swap Rate (“LIBORSWAP”), a rate which is the difference between the negotiated and fixed rate of a swap, with the spread determined by characteristics of market supply and creditor worthiness.

•
SIBOR (“SIBOR”), which is the average of the Singapore Interbank Offer Rate, a rate at which banks in Asia lend U.S. dollars to other banks in the Singapore wholesale or interbank money markets for a specified duration.

•	Constant Maturity Treasury (“CMT”) Indices, which is an average yield on United States Treasury securities adjusted to a specified constant maturity, as by the Federal Reserve Board.

•
Treasury Bill (“T-Bill”) Indices, which is a rate based on the results of auctions that the U.S. Department of Treasury holds for its Treasury bills, notes or bonds or is derived from its daily yield curve.

•	Federal Funds Rate (“Fed Funds Rate”), which is the interest rate that banks charge each other on overnight loans made between them, as determined by the Federal Reserve Bank.

•
Prime Rate (“Prime Rate”) Index, which is an index based on the interest rate that banks charge to their most credit-worthy customers for short-term loans. The Prime Rate may differ among financial institutions.

•
Monthly Treasury Average (“MTA”), which is a per annum rate equal to the 12-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board.

•
Cost of Funds Index (“COFI”), which is a weighted average cost of funds for savings institutions that are member institutions of various federal banking districts, most commonly by 11th District members of the Federal Home Loan Bank of San Francisco.

•	National Monthly Median Cost of Funds Index (“National Monthly Median COFI”), which is the median COFI of all federal banking districts, or the midpoint value, of institutions’ COFI ratios.

•
Cost of Savings Index (“COSI”), which is a weighted average of the rates of interest on the deposit accounts of the federally insured depository institution subsidiaries of Golden West Financial Corporation, which operates under the name World Savings.

•
Consumer Price Index (“CPI”), which is an inflationary indicator published monthly by the U.S. Bureau of Labor Statistics that measures the change in the cost of a fixed basket of products and services, including housing, electricity, food and transportation.

•
Certificate of Deposit Indices (“CODI”), which are indices based on the averages of the nationally published secondary market interest rates on nationally traded certificates of deposit, as published by the Federal Reserve Board. The certificates of deposit are issued by banks and other financial institutions and pay a fixed rate of interest for specified maturities.

•
National Average Contract Mortgage Rate (“National Average Contract Mortgage Rate”), which is an index based on a weighted average rate of initial mortgage interest rates paid by home buyers for conventional fixed and adjustable rate single-family homes reported by a sample of mortgage lenders for loans closed for the last five working days of the month. The weightings are determined by the type, size and location of the lender and are reported monthly by the Federal Housing Finance Board.

•	Federal Home Loan Bank Index (“FHLB Index”), which is the average interest rate that member banks pay when they borrow money from a Federal Home Loan Bank.

•
A rate or index chosen by the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), which rate or index is generally based upon certain medians and averages of other indices.

If stated in the applicable prospectus supplement, a trust may include mortgage loans that provide for payments at monthly intervals or at bi-weekly, semi-monthly, quarterly, semi-annual, annual or other intervals, or that provide for payments of interest only for a period of time; and that have terms to maturity of more than 40 years; or that have such other characteristics as are specified in the applicable prospectus supplement.

If stated in the applicable prospectus supplement, a trust may include mortgage loans that provide that the lender will be required to make future advances to the borrowers, in incremental amounts up to the maximum amount specified under the terms of the related mortgage loan, if the borrowers satisfy certain requirements that generally involve making certain repairs or improvements to the related mortgaged property (“partially disbursed loans”), mortgage loans with respect to which a portion of the loan proceeds may be held in a custodial account by the applicable servicer, an escrow agent or an attorney for disbursement to the related borrowers when certain repairs or improvements to the related mortgaged properties have been completed (“holdback loans”) or mortgage loans that otherwise provide for future advances to the borrowers. Additional advances under partially disbursed loans will be funded or acquired by the trust by withdrawals from a fund established by the depositor, by application of amounts that would otherwise be payable as principal to securityholders, or as otherwise described in the applicable prospectus supplement.

A trust may include VA loans or FHA loans. VA loans will be partially guaranteed by the United States Department of Veteran’s Affairs (the “VA”), under the Servicemen’s Readjustment Act of 1944, as amended. FHA loans will be insured by the Federal Housing Administration (the “FHA”), as authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one-to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA 221 and 223 programs to finance certain multifamily residential rental properties.

With respect to any trust that contains mortgage loans, the prospectus supplement for the series of securities related to that trust will contain information as to the types of mortgage loans that will comprise the related mortgage pool. The related prospectus supplement will also contain information, to the extent material to investors, as to:

•	the original principal balance of the Loans;

•	the total principal balance of the Loans as of the applicable cut-off date;

•	the types and percentages of mortgaged properties securing the Loans;

•	the range of original terms to maturity of the Loans;

•	the range of principal balances and average principal balance of the Loans;

•	the earliest origination date and latest maturity date of the Loans;

•	Loans having loan-to-value ratios at origination exceeding 80%;

•	the interest rate or range of interest rates borne by the Loans;

•	the geographical distribution of the Loans;

•	the total principal balance of buydown loans or GPM loans, if applicable;

•	the delinquency status of the Loans as of the cut-off date;

•
with respect to adjustable rate Loans, the adjustment dates, the highest, lowest and weighted average margin, the limitations on the adjustment of the interest rates on any adjustment date and over the life of the loans;

•
whether the Loan provides for an interest only period and whether the principal balance of that Loan is fully amortizing or is amortized on the basis of a period of time that extends beyond the maturity date of the Loan;

•	if applicable, the aggregate of any capitalized or uncapitalized accrued interest on the Loans;

•	the range of ages or seasoning of the Loans, including the weighted average thereof;

•	the weighted average term-to-stated maturity of the Loans and the range of remaining terms-to-stated maturity;

•	the servicer distribution, if different servicers are servicing the Loans;

•	the amortization period;

•	the purpose of the Loans (e.g. whether a purchase or refinance);

•	the range of loan-to-value ratios for the Loans and if applicable, combined loan-to-value ratios;

•	the intended use of the Loan;

•	the percentage of Loans (by outstanding principal balance as of the cut-off date) that are not covered by primary mortgage insurance policies;

•	any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Loans;

•	the number and range of any prepayment premiums or any other similar fees;

•	the originator distribution, if more than one originator originated the Loans in the trust;

•	the level and type of origination documentation provided for the Loans; and

•	the range of credit scores applicable to the borrowers of the related Loans.

The total principal balance of the mortgage loans or contracts in a trust as stated in the related prospectus supplement is subject to a permitted variance of plus or minus five percent.

No assurance can be given that values of the mortgaged properties securing mortgage loans have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans and any secondary financing on the mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing cooperative loans and the delinquency rate with respect to cooperative loans could be adversely affected if the current favorable tax treatment of cooperative stockholders were to become less favorable. See “Certain Legal Aspects of Loans and Contracts — Cooperatives” in this prospectus. To the extent that such losses are not covered by the methods of credit enhancement or the insurance policies described in this prospectus or by alternative forms of credit enhancement described in this prospectus and specified in the applicable prospectus supplement, they will be borne by holders of the securities of the related series.

The depositor will cause the mortgage loans included in each trust to be assigned to the trustee named in the applicable prospectus supplement for the benefit of the holders of the securities of that series. The master servicer, servicer or servicers identified in the applicable prospectus supplement will service the mortgage loans, either directly or through other mortgage servicing institutions, if any, or a special servicer, if any, pursuant to the agreements for the series or a separate servicing agreement, and will receive a fee for those services. With respect to those mortgage loans subserviced by a subservicer, the subservicer will service the related mortgage loans on behalf of the servicer and will receive a fee for its services, but the servicer will remain liable for its servicing obligations under the related servicing agreement as if the servicer alone were servicing the related mortgage loans. Bayview Financial, L.P. (“BFLP”) or its affiliates, or third parties from which mortgage loans were acquired, may retain ownership of the servicing rights related to mortgage loans included in a trust. The servicing of the mortgage loans is generally described under “Origination, Acquisition and Servicing of Loans” and “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements” in this prospectus.

If stated in the applicable prospectus supplement, the depositor will make certain limited representations and warranties regarding the mortgage loans, but its assignment of the mortgage loans to the trustee will be without recourse. As described in this prospectus, the sponsor will make certain representations and warranties with respect to the mortgage loans, which will generally be assigned to the trustee. Upon a breach of any representation and warranty that materially and adversely affects the interest of the securityholders in a mortgage loan, the sponsor will generally be obligated either to cure the breach in all material respects or to purchase the mortgage loan or, if stated in the related prospectus supplement, to substitute another mortgage loan. This repurchase or substitution obligation (and any related indemnity, if applicable) will constitute the sole remedy available to the securityholders or the trustee for a breach of representation and warranty by the sponsor.

Single Family Mortgage Loans

The applicable prospectus supplement will specify the types of mortgaged properties securing single family mortgage loans, the original principal balances of the single family mortgage loans, the original maturities of the mortgage loans and the loan-to-value ratios of the mortgage loans. Single family mortgage loans may be fully-amortizing mortgage loans or balloon mortgage loans. If stated in the related prospectus supplement, a mortgage pool may also include adjustable rate mortgage loans with a mortgage interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an index described in this prospectus under “The Trusts and the Trust Assets—Mortgage Loans” and identified in the related prospectus supplement, subject to any applicable restrictions on those adjustments. In addition, if stated in the related prospectus supplement, a mortgage pool may contain mortgage loans that provide for an initial interest-only period prior to the amortization of principal.

If provided for in the applicable prospectus supplement, a trust may contain mortgage loans under which the monthly payments made by the borrower during the early years following origination will be less than the scheduled monthly payment on that mortgage loan (“buydown loans”). The resulting difference in payment on a buydown loan will be compensated for from amounts on deposit in the related buydown fund or as described in the applicable prospectus supplement. In lieu of a cash deposit, if stated in the related prospectus supplement, a letter of credit or guaranteed investment contract may be delivered to the trustee to fund the buydown fund. Buydown loans included in a mortgage pool will provide for a reduction in monthly interest payments by the borrower for an initial period of the term of such mortgage loans.

If provided for in the applicable prospectus supplement, a trust may contain mortgage loans under which the monthly payments by the borrower during the early years following origination are less than the amount of interest that would otherwise be payable (“GPM loans”). GPM loans generally provide for a schedule of fixed, gradually increasing monthly payments over time. If stated in the related prospectus supplement, the resulting difference in payment on the early payments due under a GPM loan will be compensated for from amounts on deposit in a segregated fund (a “GPM fund”). In lieu of cash deposit, the depositor may deliver to the trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the related rating agency to fund the GPM fund.

If specified in the related prospectus supplement, a trust may contain “re-performing loans,” which are generally previously delinquent loans that have been brought current, mortgage loans that are subject to a repayment plan or bankruptcy plan and that had arrearages of at least three monthly payments when the repayment plan or bankruptcy plan was entered into, and mortgage loans that have been modified. These mortgage loans may be acquired from a wide variety of sources through bulk or periodic sales. The rate of default on re-performing mortgage loans may be higher than the rate of default on mortgage loans that have not previously been in arrears.

If specified in the applicable prospectus supplement, the mortgage loans may include “step-down” mortgage loans, which permit the servicer to reduce the interest rate on the mortgage loan if the borrower has been current in its monthly payments of principal and interest. The amount by which the mortgage rate may be reduced and the period during which the mortgage loan must have been current will be specified in the mortgage note.

If specified in the applicable prospectus supplement, a trust may include “reverse mortgage loans” that do not provide for monthly payments of principal and interest by the borrower. Instead, these mortgage loans will provide generally either for the accrual of interest on a monthly basis and the repayment of principal, interest and, in some cases, certain amounts calculated by reference to the value, or the appreciation in value of the related mortgaged property, or for payment in lieu of interest of an amount calculated by reference to the appreciation in value of the related mortgaged property, or for payments calculated as otherwise specified in the related mortgage note, in each case upon the occurrence of specified maturity events. Maturity events will generally include:

•	the death of the borrower, or the last living of two co-borrowers;

•	the borrower, or the last living of two co-borrowers, ceasing to use the related mortgaged property as his or her principal residence; or

•	the sale of the related Mortgaged Property.

The maturity of a reverse mortgage loan may be accelerated upon the occurrence of certain events, such as deterioration in the condition of the mortgaged property.

Multifamily and Mixed Use Mortgage Loans

The multifamily mortgage loans and mixed use mortgage loans will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in multifamily residential property; cooperatively owned multifamily properties and/or mixed residential and commercial property; and related property and interests.

Certain of the multifamily and mixed use mortgage loans may be simple interest loans, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

Multifamily and mixed use mortgage loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the mortgaged property and in some cases by certain letters of credit, personal guarantees or both, and/or other collateral. Pursuant to an assignment of leases and rents, the related borrower assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed. See “Certain Legal Aspects of Loans and Contracts — Leases and Rents” in this prospectus.

Certain of the multifamily and mixed use mortgage loans may require the borrower to make an initial escrow deposit and/or an ongoing monthly deposit to fund a reserve for any of a variety of purposes, including repairs to the mortgaged property or replacement of fixtures or equipment, tenant improvements, and payment in the event of certain lease contingencies. In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit. These amounts may be held in a custodial account by the applicable servicer or an agent. The loan documents will generally provide for release of the reserve amounts to the borrowers from time to time upon the satisfaction of certain conditions.

Such amounts may not continue to be escrowed in the future. In some instances, the borrower may be released from its obligation to fund a monthly reserve upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached or a certain tenant signing or extending its lease. Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events. In the event of default by a borrower, amounts in a related reserve account may generally be applied to pay amounts owed on the mortgage loan.

Multifamily and mixed use mortgage loans may be originated by an affiliate of the depositor. Other originators of multifamily and mixed use mortgage loans may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers, which may apply varying underwriting criteria in connection with originating mortgage loans.

Multifamily and mixed use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Multifamily and mixed use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower’s ability to repay the loan may be impaired. Multifamily and mixed use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, which impact the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to multifamily and mixed use real estate lending.

A borrower (or the borrowers) under a multifamily or mixed use loan may be one or more individuals or may be a corporation or other registered organization. In some cases a borrower, such as a special purpose entity, will have no material assets other than the mortgaged property. In addition, in some cases the loans will have been made on a non-recourse basis — in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

There are various risks associated with different types of multifamily and mixed use loans. For example, the performance of a multifamily loan and the value of the related mortgaged property may be affected by many factors, including:

•	local and regional economic conditions;

•	the physical condition of the property;

•	the types of services and amenities provided;

•	the tenant population — i.e., predominantly students or elderly persons, or workers in a particular industry;

•	availability of alternative rental properties;

•	changes in the surrounding neighborhood;

•	management;

•	the level of mortgage interest rates;

•	dependence upon government rent subsidies;

•	any applicable rent control laws; and

•	state and local regulations.

The value of a multifamily or mixed use property may also be affected by a variety of other factors.

Unimproved land generates no current income to support payment of the related mortgage loan and other expenses, may prove to be unsuitable for its intended purpose and may be difficult to sell for an amount at least equal to the unpaid principal balance of the related loan.

Leasehold mortgages are subject to risks not associated with mortgage loans secured by a lien on the fee estate of a borrower. If the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. However, such leases generally require the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, and permit the leasehold estate to be assigned to and by the leasehold mortgagee.

The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to mixed use loans than with respect to residential mortgage loans. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), a lender may be liable, as an “owner” or “operator,” for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. See “Certain Legal Aspects of Loans and Contracts — Environmental Considerations” in this prospectus. A lender also risks such liability on foreclosure of the mortgage. Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower. In addition, certain environmental laws impose liability for releases of asbestos into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead paint, radon or other hazardous substances. Property owners in some areas have been subject to liability claims associated with mold.

No single multifamily or mixed use loan will have a principal balance equal as of the applicable cut-off date to ten percent of more of the total principal balance of the loans in the trust.

Balloon Loans

A borrower’s ability to pay the balloon amount at maturity, which may be a substantial amount, will typically depend on the borrower’s ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the borrower’s financial situation, the level of available mortgage loan interest rates, the borrower’s equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. Neither the depositor, the master servicer or servicer, the trustee, or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

Simple Interest Loans

If specified in the related prospectus supplement, a portion of the loans underlying a series of securities may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a balloon mortgage loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

Monthly payments on most mortgage loans are computed and applied on an actuarial basis. Monthly payments on actuarial loans are applied first to interest, generally in an amount equal to one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

Manufactured Housing Contracts

If stated in the prospectus supplement with respect to a series, the trust for that series may include manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the depositor. The contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each contract will be secured by a manufactured home. The contracts may be fully amortizing or provide for a balloon payment at maturity, and will bear interest at a fixed annual percentage rate or a variable rate described in the applicable prospectus supplement.

The manufactured homes securing the contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a “manufactured home” as “a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter.”

The depositor will cause the contracts to be assigned to the trustee named in the related prospectus supplement for the benefit of the related securityholders. The servicer specified in the related prospectus supplement will service the contracts, either directly or through subservicers. BFLP or its affiliates, or third parties from which contracts were acquired, may retain ownership of the servicing rights related to contracts included in a trust. See “Origination, Acquisition and Servicing of Loans” in this prospectus. With respect to those contracts serviced by the servicer through a subservicer, the servicer will remain liable for its servicing obligations as if the servicer alone were servicing the related contracts. If stated in the related prospectus supplement, the contract documents may be held for the benefit of the trustee by a custodian appointed pursuant to the pooling and servicing agreement, transfer and servicing agreement or a custodial agreement.

The related prospectus supplement will specify for the contracts contained in the related contract pool, among other things:

•	the range of dates of origination of the contracts;

•	the weighted average annual percentage rate on the contracts;

•	the range of outstanding principal balances as of the cut-off date;

•	the average outstanding principal balance of the contracts as of the cut-off date;

•	the weighted average term to maturity as of the cut-off date; and

•	the range of original maturities of the contracts.

As described in this prospectus, each seller of the contracts will make certain representations and warranties with respect to the contracts, which will generally be assigned to the trustee. Upon a breach of any representation and warranty that materially and adversely affects the interest of the securityholders in a mortgage loan, the sponsor will generally be obligated either to cure the breach in all material respects or to purchase the affected contract or, if stated in the related prospectus supplement, to substitute another contract. This repurchase or substitution obligation (and any related indemnity, if applicable) will constitute the sole remedy available to the securityholders or the trustee for a breach of representation and warranty by the sponsor.

Pre-Funding

If stated in the related prospectus supplement, a portion of the issuance proceeds of the securities of a particular series will be deposited in a pre-funding account to be established with the trustee, which will be used to acquire additional Primary Assets from time to time during the time period specified in the related prospectus supplement (such additional Primary Assets, “Subsequent Loans”). Prior to the application of amounts on deposit in the related pre-funding account to purchase Subsequent Loans, those amounts may be invested in one or more investments permitted under the applicable agreements. See “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements — Investment of Funds” for a description of the types of eligible investments that may be permitted under the applicable agreements.

Subsequent Loans that are purchased with amounts on deposit in a pre-funding account will be required to satisfy certain eligibility criteria set forth in the related prospectus supplement. The eligibility criteria for Subsequent Loans will be consistent with the eligibility criteria of the Primary Assets included in the related trust as of the closing date subject to the exceptions stated in the related prospectus supplement.

Although the specific parameters of a pre-funding account with respect to any issuance of securities will be specified in the related prospectus supplement, it is anticipated that:

•
the period during which Subsequent Loans may be purchased from amounts on deposit in the related pre-funding account will not exceed 90 days from the related closing date, unless otherwise specified; and

•
the Subsequent Loans to be acquired by the related trust will be subject to the same representations and warranties as the Primary Assets included in the related trust on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement.

In no event will the period during which Subsequent Loans may be purchased exceed one year. In addition, no more than 50% of the proceeds of the offering of a particular series may be used to fund the pre-funding account.

Revolving Account

If so provided in the related prospectus supplement, the trustee may establish and maintain an account (the “Revolving Account”), in the name of the related trustee on behalf of the related securityholders, into which the trustee will deposit certain amounts in respect of principal and/or excess interest (the “Revolving Deposits”) on each distribution date during the Revolving Period. On each Distribution Date the trustee will withdraw cash from the Revolving Account in an amount necessary to acquire additional Primary Assets (the “Revolving Amount”). Funds in the Revolving Account will be applied by the trustee during the period from the closing date to a date not more than three years after the closing date (the “Revolving Period”) to pay the purchase price for loans purchased during the Revolving Period (the “Revolving Loans”). Funds on deposit in the Revolving Account will not be available to cover losses on or in respect of the related Loans. Funds on deposit in the Revolving Account may be invested in Eligible Investments under the circumstances and in the manner described in the related Agreement. See “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements — Investment of Funds” for a description of the types of investments that may constitute “Eligible Investments.” Earnings on investment of funds in the Revolving Account will be added to amounts on deposit in the Revolving Account for the purchase of Revolving Loans or, upon termination of the Revolving Period, will be deposited into the related Security Account or such other trust account as is specified in the related prospectus supplement. Any amounts remaining in the Revolving Account at the end of the Revolving Period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement.

Prior to or concurrently with each distribution on a distribution date during the Revolving Period, the trustee will furnish to each securityholder of record of the related series of securities a statement setting forth the amount of the Revolving Deposits and the amount of the Revolving Amount deployed by the trustee to purchase Revolving Loans during the preceding collection period. See “The Agreements — Reports to Securityholders.” The underwriting standards for the Revolving Loans will not differ materially from the underwriting standards for the mortgage loans initially included in the trust.

Assignment of Primary Assets

General

In general, the Primary Assets will be originated by affiliates of the depositor or will be acquired from various third parties, and will be assigned by the depositor to the trustee or the trust. The applicable prospectus supplement will specify whether the documents evidencing the Primary Assets will be held by the trustee or by a custodian on behalf of the trustee, and, to the extent applicable, whether those documents will be endorsed or otherwise marked to indicate their assignment to the trustee.

For more information, see “The Agreements — Assignment of Primary Assets” in this prospectus.

Representations and Warranties

Unless otherwise specified in the applicable prospectus supplement, the sponsor will make certain representations and warranties as to each Loan, including representations and warranties to the effect that, among other things:

•	the seller has good title to and is the sole owner and holder of the Loan;

•
immediately prior to the transfer and assignment to the purchaser, the mortgage note and the mortgage were not subject to an assignment or pledge, other than with respect to which a release has been obtained in connection with such transfer, and the seller has full right and authority to sell and assign the Loan;

•	the seller is transferring the Loan to the purchaser free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the Loan;

•	the information set forth on the closing schedule is true and correct in all material respects as of the related cut-off date or such other date as may be indicated in such schedule;

•
the Loan complies in all material respects with all applicable federal, state and local laws, including, but not limited to, all applicable predatory and abusive lending laws, and has been acquired, serviced, collected and otherwise dealt with in compliance with all applicable federal, state and local laws and regulations, including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws, and the terms of the related mortgage note and mortgage;

•
none of the Loans is a “high-cost” or “covered” loan as defined under any applicable federal, state or local predatory and abusive lending laws. No Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary) and no Loan originated on or after October 1, 2002, and prior to March 7, 2003, is governed by the Georgia Fair Lending Act. With respect to Loans subject to the laws of the State of New Jersey, no Loan is a High-Cost Home Loan, as defined in the New Jersey predatory and abusive lending law (NJ High-Cost Home Loans). With respect to Loans subject to the laws of the State of Massachusetts, no Loan is a “High Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act of 2004. No Loan is subject to the Kentucky House Bill 287, the New Mexico Home Loan Protection Act or New York Banking Law § 6-1, as amended. No Loan is a “High Cost Home Loan” as defined in the Indiana Home Loan Practices Act (Ind. Code Ann. § 24-9-1 et seq.);

•
the related mortgage note and mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

•
if applicable, the related mortgage is a valid and enforceable first lien on the related mortgaged property, which mortgaged property is free and clear of all encumbrances and liens (including mechanics liens) having priority over such lien except for: (i) liens for real estate taxes and assessments not yet due and payable; (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected or considered in the lender’s title insurance policy delivered to the originator of the Loan and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such mortgage;

•
any security agreement, pledge agreement, chattel mortgage or equivalent document related to such Loan establishes and creates a valid and enforceable lien on the property described therein, including any additional collateral;

•	no payment due on any Loan was more than 59 days past due as of the applicable date set forth on the loan schedule;

•
the seller has not impaired, waived, altered or modified the related mortgage or mortgage note in any material respect, or satisfied, canceled, rescinded or subordinated such mortgage or mortgage note in whole or in part or released all or any material portion of the mortgaged property from the lien of the mortgage, or executed any instrument of release, cancellation, rescission or satisfaction of the mortgage note or mortgage, in each case other than pursuant to a written agreement or instrument contained in the mortgage file;

•
the mortgage has not been satisfied, canceled or subordinated, in whole, or rescinded, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part (except for a release that does not materially impair the security of the Loan or a release the effect of which is reflected in the loan-to-value ratio for the Loan as set forth in the closing schedule);

•
no condition exists with respect to a Loan which could give rise to any right of rescission, set off, counterclaim, or defense including, without limitation, the defense of usury, and no such right has been asserted;

•	there is no proceeding pending for the total or partial condemnation of any mortgaged property and there are no eminent domain proceedings pending affecting any mortgaged property;

•
each Loan other than a cooperative loan is covered by either (i) a mortgage title insurance policy or other generally acceptable form of insurance policy customary in the jurisdiction where the mortgaged property is located or (ii) if generally acceptable in the jurisdiction where the mortgaged property is located, an attorney’s opinion of title given by an attorney licensed to practice law in the jurisdiction where the mortgaged property is located. All of the seller’s rights under such policies, opinions or other instruments shall be transferred and assigned to the purchaser upon sale and assignment of the Loans hereunder. The title insurance policy has been issued by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, insuring the original lender, its successor and assigns, as to the first priority lien or second priority lien, as applicable, of the mortgage in the original principal amount of the Loan, subject to the exceptions contained in such policy. The seller is the sole insured of such mortgagee title insurance policy, and such mortgagee title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated. The seller has not made, and the seller has no knowledge of, any claims under such mortgagee title insurance policy. The seller is not aware of any action by a prior holder and the seller has not done, by act or omission, anything that could impair the coverage or enforceability of such mortgagee title insurance policy or the accuracy of such attorney’s opinion of title;

•
other than delinquency in payment, there is no material default, breach, violation or event of acceleration existing under the related mortgage or the related mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration. The seller has not waived any material default, breach, violation or event of acceleration;

•
with respect to any Loan that provides for an adjustable interest rate, all rate adjustments have been performed in accordance with the terms of the related mortgage note, subsequent modifications, if any, and all applicable law;

•
there are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges, affecting the related mortgaged property;

•
the Loan obligates the mortgagor thereunder to maintain a hazard insurance policy in an amount at least equal to the maximum insurable value of any improvements made to the related mortgaged property, and, if it was in place at origination of the Loan, flood insurance, at the mortgagor’s cost and expense. If the mortgaged property is in an area identified in the Federal Register by the Federal Emergency Management Agency (FEMA) as having special flood hazards, a flood insurance policy is in effect which met the requirements of FEMA at the time such policy was issued. The mortgage obligates the mortgagor to maintain the hazard insurance and, if applicable, flood insurance policy at the mortgagor’s cost and expense, and on the mortgagor’s failure to do so, authorizes the holder of the mortgage to obtain and maintain such insurance at the mortgagor’s cost and expense, and to seek reimbursement therefor from the mortgagor. The mortgaged property is covered by hazard insurance (unless such mortgaged property is unimproved land);

•
except as set forth in the appraisal or other written valuation which forms part of the related mortgage file or servicing file, the mortgaged property, normal wear and tear excepted, is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect materially and adversely the value of the mortgaged property as security for the Loan or the use for which the premises were intended; and

•
as of the closing date, either (i) no mortgaged property securing a Loan is subject to an environmental hazard that would have to be eliminated under applicable law before the sale of, or which could otherwise affect the marketability of, such mortgaged property or which would subject the owner or operator of such mortgaged property or a lender secured by such mortgaged property to liability under applicable law, and there are no liens which relate to the existence of any clean-up of a hazardous substance (and no circumstances are existing that under law would give rise to any such lien) affecting the mortgaged property which are or may be liens prior to or on a parity with the lien of the related mortgage, or (ii) a secured lender’s environmental insurance policy is in effect with respect to each mortgaged property.

The agreements will generally provide that the only remedies of the trustee or securityholders for a breach of these representations and warranties will be (1) to the extent provided in the applicable agreements, the obligation of the sponsor to repurchase the affected Primary Assets for the applicable repurchase price, or, if so specified, to substitute another Primary Asset for the defective mortgage loan, and (2) if and to the extent provided in the applicable agreements, recovery under any applicable indemnity by the sponsor for losses due to breaches of representations and warranties.

Status of the Loans and Related Assets in the Event of Insolvency of the Seller

Each transfer of a Loan to the applicable seller, from the seller to the depositor and from the depositor to the trust, will have been intended to be an absolute and unconditional sale of such Loan. However, in the event of bankruptcy or insolvency of a prior owner of a Loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that Loan by such insolvent party as a borrowing secured by a pledge of the Loan. Such an attempt, even if unsuccessful, could result in delays in payments on the securities of the related series. If such an attempt were successful, it is possible that the affected Loans could be sold in order to liquidate the assets of the insolvent entity. In the case of the bankruptcy or insolvency of the seller, there can be no assurance that the proceeds of such liquidation would be sufficient to repay the securities in full.

In addition, the bankruptcy or insolvency of a servicer or subservicer that remains, for purposes of FHA administration, the record owner of an FHA mortgage loan could result in delays in receipt of payments under the related FHA insurance or failure to recover such payments.

Bayview Financial, L.P. - The Sponsor

BFLP is a Delaware limited partnership and, unless otherwise indicated in the related prospectus supplement, will act as sponsor.

General

BFLP is a finance company specializing in the mortgage banking industry. BFLP began business in 1978 under the name Reserve Financial providing valuation, servicing brokerage and merger and acquisition advisory services to the mortgage banking industry. In 1994, BFLP began purchasing and selling mortgage loans as principal. As of December 31, 2006, BFLP had acquired approximately $15.2 billion in principal balance of mortgage loans since 1995.

Securitization Program

BFLP has been engaged in the securitization of financial assets since 1998. In connection with these activities, BFLP uses special purpose entities, such as the depositor, primarily for (but not limited to) the securitization of commercial and residential mortgage loans.

During fiscal years 2006, 2005 and 2004, BFLP and its affiliates securitized approximately $2.056 billion, $0.954 billion and $1.428 billion, respectively, in offerings of residential and commercial mortgage loans, including $1.989 billion, $0.884 billion and $1.243 billion of residential mortgage loans and $0.67 billion, $0.110 billion and $0.185 billion of commercial mortgage loans, respectively. In addition, BFLP and its affiliates also securitized during the same timeframes approximately $2.743 billion, $1.835 billion and $1.328 billion, respectively, in offerings of commercial mortgage loans.

BFLP and its affiliates also originate, acquire and service commercial, multifamily, mixed use and residential mortgage loans as an extension of BFLP’s securitization activities. See “— Origination, Acquisition and Servicing of Loans” below. In this regard, BFLP and its affiliates originated or acquired approximately $1.709 billion, $1.312 billion and $1.020 billion of commercial mortgage loans, approximately $0.677 billion, $0.583 billion and $0.402 billion of multifamily mortgage loans, approximately $0.475 billion, $0.391 billion and $0.276 billion of mixed use mortgage loans and approximately $1.759 billion, $1.714 billion and $1.438 billion of residential mortgage loans in 2006, 2005 and 2004, respectively. If specified in the prospectus supplement, the trust may include Loans serviced by an affiliate of BFLP.

Employees of BFLP or its affiliates structure securitization transactions in which Primary Assets originated or acquired by BFLP are sold to the depositor. The depositor causes the issuance of the securities supported by the cash flows generated by the Primary Assets and secured by the Primary Assets. If specified in the prospectus supplement and as described under “— Assignment of Primary Assets — Representations and Warranties” above, BFLP will make certain representations and warranties to the depositor and the trustee regarding the Primary Assets. If it is later determined that the Primary Assets fail to conform to the specified representations and warranties, BFLP may be obligated to repurchase such Primary Assets from the depositor (or directly from the trustee) or it may be obligated to indemnify the depositor (or the trustee) against any losses on the Primary Assets. To mitigate these risks, however, to the extent the Primary Assets being securitized have been originated by third parties, BFLP may obtain appropriate representations and warranties from these third parties upon the acquisition of such Primary Assets. See “The Trusts and the Trust Assets — Assignment of Primary Assets — Representations and Warranties” above.

The Depositor

Bayview Financial Securities Company, LLC, a Delaware limited liability company, was organized on March 21, 2003 for the limited purposes of establishing trusts; acquiring, owning and transferring Primary Assets and other property; selling securities evidencing interests in or obligations secured by Primary Assets; and engaging in related activities. Neither the depositor nor any of the depositor’s affiliates will insure or guarantee payments on any securities.

The depositor is a wholly owned subsidiary of Bayview Financial, L.P. (the depositor’s equity member) and is managed by Bayview Financial Securities Management Company, a Delaware corporation (the depositor’s non-equity member). There are no other members of the depositor. The principal executive offices of the depositor are located at 4425 Ponce de Leon Boulevard, 5th Floor, Coral Gables, Florida 33146. Its telephone number is (305) 341-5632.

After the issuance of a series of securities, the depositor may be required (to the extent specified in the related agreements) to perform certain actions on a continual basis, including but not limited to:

•
upon the discovery of the breach of any representation or warranty made by the sponsor in respect of a Loan that materially and adversely affects the value of that Loan, to enforce the sponsor’s representation and warranty to repurchase Loan from the trustee or deliver a qualified substitute mortgage loan as described above under “The Trusts and the Trust Assets — Assignment of Primary Assets — Representations and Warranties”;

•
to cause to be made all initial filings establishing or creating a security interest over the mortgage loans and any other related assets and make all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC (as defined herein) to perfect the trustee’s security interest in or lien on the Loans and any such related assets;

•
if applicable, to arrange for replacement interest rate cap contracts, interest rate swap agreements and yield supplement agreements in the event the applicable derivative instrument is terminated early;

•
to appoint a successor trustee or master servicer, as applicable, in the event either the trustee or the master servicer resigns, is removed or becomes ineligible to continue serving in such capacity under the related agreement;

•	to prepare and file, or cause the preparation and filing of, any reports required under the Exchange Act;

•	to notify the rating agencies and any other relevant parties of the occurrence of any event of default or other event specified in the related agreements; and

•	to provide the trustee and the master servicer with any information such entity may reasonably require to comply with the terms of the agreements.

Generally, however, it is expected that the actions listed above will be provided by the depositor’s agents, or one or more of the applicable trustee, master servicer or administrator in accordance with the related agreements.

The Issuing Entity

As more fully described in the related prospectus supplement, the issuing entity generally will be established either as a common law trust created under the related pooling and servicing agreement and formed under the laws of the State of New York (or other specified state) or as a statutory trust created under the related trust agreement and formed under the laws of the State of Delaware (or other specified state) (in each case, the “Issuing Entity”). The Issuing Entity will not have any employees, officers or directors. The trustee, the depositor and the servicer, and any of an administrator, master servicer, subservicer and certain other parties, if applicable and as described in the related prospectus supplement, will each act on behalf of the Issuing Entity and may only perform those actions on behalf of the Issuing Entity that are specified in the applicable agreement(s) and described in the related prospectus supplement.

Affiliations and Certain Relationships and Related Transactions

As more fully described under “Bayview Financial, L.P. - The Sponsor” and “The Depositor” above, the depositor is a wholly owned subsidiary of BFLP which, unless otherwise specified in the related prospectus supplement, will act as sponsor. As more fully described under “Origination, Acquisition and Servicing of Loans - Servicing - Bayview Loan Servicing” below, it is expected that Bayview Loan Servicing, LLC (“BLS”), an affiliate of BFLP, will act as a servicer or subservicer of certain of the Loans to be included in a trust. If so provided in the related prospectus supplement, one or more affiliates of BFLP may also be originators. Any such affiliations, and any affiliations, material relationships and related transactions, if any, among the sponsor, the depositor, an issuing entity, any servicer or any other entity involved in the servicing function (including a master servicer), a trustee, an originator that originated, or is expected to originate, 10% or more of the related pool assets, a significant obligor, an enhancement or support provider or any other material parties, or an affiliate of any of the sponsor, the depositor, an issuing entity, any servicer or any other entity involved in the servicing function (including a master servicer), a trustee, an originator that originated, or is expected to originate, 10% or more of the related pool assets, a significant obligor, an enhancement or support provider or any other material parties, will be described, to the extent applicable, in the related prospectus supplement.

Use of Proceeds

The depositor will apply all or substantially all of the proceeds from the sale of the securities of each series to purchase the related Primary Assets and certain other property, to fund any applicable credit enhancement and to pay fees and expenses associated with the issuance of the securities.

Origination, Acquisition and Servicing of Loans

Origination and Acquisition of Loans

BFLP and other affiliates of the depositor acquire pools of loans from a wide variety of sources, including, for example, banks, savings institutions, finance companies, leasing companies, mortgage companies, mortgage brokers, insurance companies and governmental agencies. BFLP and its affiliates generally obtain information on available pools of loans from several sources, including referrals from sellers with whom BFLP has transacted business in the past. Pools of loans generally are acquired in negotiated transactions or through competitive bids.

Prior to making an offer to purchase a pool of loans, BFLP (or an affiliate) generally conducts an evaluation of the individual loans comprising the pool of mortgage loans and/or the separate parcels of real estate or other collateral in the pool. If this evaluation proves satisfactory, BFLP (or an affiliate) will make an offer to purchase the pool of loans, which offer is subject to further diligence with respect to the mortgage pool. If the offer is accepted, diligence typically consists of an analysis of the information provided by the seller of the loans (generally, the credit and collateral files for the loans), other relevant material that may be available (including tax records) and the underlying collateral. The purchaser either performs its own diligence or engages third party to perform the reunderwriting of the credit files and review of collateral documentation. BFLP (or affiliated purchaser) obtains broker price value opinions from third parties if it determines that they are necessary, and, in some cases, conducts site inspections. The purchaser may also review information on the local economy and real estate markets including the amount of time generally required to complete foreclosure on real property in the jurisdiction in which the property is located. The credit score is reviewed if available. In connection with its review of a pool of loans being considered for acquisition, BFLP (or its affiliate) generally reviews each loan or property in such pool of loans and designs a preliminary servicing plan for each loan and property that is intended to maximize the cash flow from such loan or property. In some cases, however, review of loans purchased by BFLP and its affiliates will be more limited than described above.

Upon completion of the diligence process and confirmation to the purchaser’s satisfaction that the information supplied by the seller of the loans is accurate, the seller of the loans and BFLP (or an affiliate) will generally enter into a loan purchase agreement containing representations and warranties by the seller of the loans concerning the loans being sold (which representations and warranties will generally not be assigned to the trustee). In some cases BFLP and its affiliates will purchase loans on an “as is” basis, receiving only very limited (or no) representations and warranties from the seller.

BFLP and its affiliates, including Interbay Funding, LLC (“Interbay”), Silver Hill Financial, LLC (“Silver Hill”), Bayview Financial Small Business Funding, LLC and other lending affiliates (such affiliates, the “Lending Affiliates”) also originate commercial, multifamily, mixed use and residential mortgage loans. If loans originated by BFLP or the Lending Affiliates constitute a substantial portion of the Loans included in a trust, the applicable prospectus supplement will include a summary description of the underwriting process.

Loans originated by BFLP or the Lending Affiliates will generally be serviced initially by such affiliates, or an affiliated servicer, although the related servicing rights may subsequently be sold, or the servicing may be transferred, to a third party. Loans acquired by BFLP and its affiliates may be purchased on a servicing-released basis, meaning that the purchaser acquires the servicing rights, or on a servicing-retained basis, meaning that the seller retains the servicing rights. In either case the seller or a third party may service the loans, or they may be serviced by the Lending Affiliates. BFLP or an affiliate may retain ownership of servicing rights with respect to Loans included in a trust.

Servicing

The agreements for a series of securities may provide for a master servicer that will be responsible (to the extent described in the applicable prospectus supplement) for enforcement of the servicing obligations of various servicers (and that may or may not service loans directly), or for a servicer that may service loans directly or may do so through one or more subservicers. References in this prospectus to “master servicer” under an agreement are intended to refer as to any particular series of securities to the master servicer or, if there is no master servicer, to the servicer under the related agreements, as applicable, unless the context requires otherwise. Similarly, references to obligations of the “servicer” for a series may apply to the master servicer.

Unless otherwise specified in the applicable prospectus supplement, the servicers will service the mortgage loans, directly or through subservicers, under the supervision of the master servicer, to the extent provided in the pooling and servicing agreement or transfer and servicing agreement and consistent with the applicable servicing agreements. The master servicer will generally not be ultimately responsible for the servicing of the mortgage loans except to the limited extent described under “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements — Advances” in this prospectus, and will generally not be responsible for the supervision of loss mitigation functions, including collection efforts with respect to defaulted mortgage loans, workouts, discounted payoffs, foreclosure, and disposition of REO property. However, if the master servicer becomes aware that a servicer is not fulfilling its obligations under the servicing agreement with respect to such matters, the master servicer will be obligated to terminate the servicer and, within 90 days of such termination (or such other period of time as is specified in the applicable agreements), appoint a successor servicer that satisfies the eligibility requirements set forth in the applicable agreements. Following termination of a servicer and prior to the appointment of a successor, the master servicer will assume the obligation to make Advances.

BFLP or its affiliates, or third parties, will, if specified in the applicable prospectus supplement, retain ownership of the servicing rights related to Loans included in a trust. These parties, referred to as “servicing rights owners,” will have the right, to the extent provided in the applicable agreements, to sell the servicing rights or to transfer the servicing of the related Loans to one or more third parties, subject to the limitations set forth in the applicable agreements.

Bayview Loan Servicing. It is anticipated that BLS will be a servicer or a subservicer of certain of the Loans to be included in the related trust. BLS is a wholly owned subsidiary of BFLP. Its principal offices are located at 4425 Ponce de Leon Boulevard, 4th Floor, Coral Gables, Florida 33146. BLS is approved to service single-family mortgage loans for Fannie Mae and Freddie Mac. BLS has been servicing mortgage loans since June 2004, and as of November 1, 2006, services or subservices mortgage loans for 31 securitization trusts of BFLP’s.

As of November 1, 2006, BLS was the servicer of a portfolio of approximately 24,926 mortgage loans totaling approximately $4.41 billion (excluding loans for which BLS is the contractual servicer but which are subserviced by third parties). As of November 1, 2006, BLS serviced approximately 18,482 residential mortgage loans totaling approximately $1.65 billion, an increase of approximately 27.26 percent over 2005, and approximately 9,281 commercial mortgage loans totaling approximately $2.76 billion, an increase of approximately 13.18 percent over 2005.

If specified in the related prospectus supplement, Manufacturers and Traders Trust Company (a/k/a M&T Bank) (as successor by merger to M&T Mortgage Corporation), a New York banking corporation (“M&T Bank”), may be a servicer or subservicer of certain of the Loans. BLS acts as subservicer for M&T Bank with respect to mortgage loans that are 90 or more days delinquent in payment, in the case of residential loans, or 60 days or more delinquent, in the case of commercial loans, or that have such features as relatively low credit quality or complex payment characteristics.

As of November 1, 2006, BLS had approximately 201 employees located in two offices in Florida and Texas and its managers had an average of approximately 18.7 years of mortgage industry experience, as well as access to proprietary systems designed to facilitate collection, loss mitigation, foreclosure, bankruptcy and REO activities.

BLS may from time to time utilize subservicers with respect to any of the mortgage loans for which it is the contractual servicer, and employs various service providers to perform such functions as monitoring maintenance of hazard insurance and flood insurance by borrowers. In circumstances in which a borrower fails to maintain required insurance coverage, BLS will force-place the required insurance. Multiple attempts are made to contact the borrower and obtain proof of insurance coverage before action is taken to obtain alternative coverage. Custodial responsibilities for documents related to mortgage loans serviced by BLS are generally performed by an independent custodian.

The Securities

General

The asset-backed certificates of each series (including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the trust created pursuant to the related agreements. A series of securities may also include asset-backed notes (referred to together with the certificates of a series as the “securities”) that will represent indebtedness of the related trust and will be issued pursuant to an indenture. See “The Agreements” in this prospectus.

Each series of securities will consist of one or more classes of securities, one or more of which may:

•	accrue interest based on a variable or adjustable rate;

•
provide for the accrual of interest, which is periodically added to the principal balance of the securities, but on which no interest or principal is payable except during any periods specified in the prospectus supplement;

•	be entitled to payments of principal but not to any payments of interest;

•	be entitled to payments of interest but not to any payments of principal;

•
be entitled to a greater percentage of interest on the assets underlying or comprising the Primary Assets for the series than the percentage of principal on the Primary Assets to which the securities are entitled;

•
be entitled to a greater percentage of principal on the Loans underlying or comprising the Primary Assets for the series than the percentage of interest on the Loans to which the securities are entitled;

•
not be entitled to principal until the earlier of the date specified in or determined as described in the prospectus supplement or the date on which the principal of all securities of the series having an earlier final scheduled distribution date have been paid in full;

•	be entitled to payments of principal in accordance with a schedule;

•	be entitled to payments of interest for a specified period of time;

•	be entitled to a portion of interest and principal collections on some, but not all, of the Primary Assets in a trust; and/or

•
be subordinate to one or more other classes of securities in respect of receiving distributions of principal and interest, to the extent and under the circumstances specified in the prospectus supplement.

If specified in the prospectus supplement, distributions on one or more classes of a series of securities may be limited to collections from a designated portion of the assets in the related trust.

Each class of securities offered by this prospectus and the prospectus supplement (the “offered securities”) will be issued in the minimum original principal balance or notional balance (or percentage interest) for securities of that class specified in the prospectus supplement. The transfer of any offered securities may be registered, and those securities may be exchanged, without the payment of any service charge. The classes of securities of a series may be issued in fully registered, certificated form (“definitive securities”) or issued in book-entry form only (“book-entry securities”) in specified minimum denominations and integral multiples thereof, as provided in the prospectus supplement. See “— Book-Entry Registration” below.

Payments on the Securities

General

Payments on the securities of each series will be made by or on behalf of the trustee from the available distribution amount for that series, on each distribution date, as specified in the prospectus supplement. Payments (other than the final payment) will be made to the persons in whose names the securities are registered on the close of business on the record date specified in the prospectus supplement. Payments will be made by check mailed to the registered owners at their addresses appearing on the applicable security register, or by wire transfer in certain circumstances described in the prospectus supplement; provided, however, that the final payment in retirement of a security will be made only upon presentation and surrender of the security at the corporate trust office of the trustee or as otherwise specified in the prospectus supplement. Advance notice of the final distribution on a security will be provided to the securityholders.

As described in the prospectus supplement for a series, payments of interest on securities entitled to receive interest will be made periodically at the intervals and on the basis of the interest rates specified therein or determined in accordance with an index described under “The Trusts and the Trust Assets — Mortgage Loans — General” in this prospectus. The interest rate for a class of securities may be subject to an available funds cap, net weighted average rate cap or other limitation described in the prospectus supplement. Shortfalls in interest payments to securityholders due to application of such a limitation will be referred to as “basis risk shortfalls” or such other term as is used in the applicable prospectus supplement, and, will be payable to securityholders on future distribution dates only if so specified in the prospectus supplement, and then only to the extent of funds available for such payments. Interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months, unless the prospectus supplement specifies a different basis. Distributions of principal on each class of securities in a series that are entitled to receive principal will be made on a pro rata or random lot basis among all of the securities of the class, or as otherwise specified in the prospectus supplement.

The funds in the distribution account (together with any amounts transferred from any reserve fund or applicable credit enhancement) may be insufficient to make the full distribution to securityholders on a distribution date. In that case, the funds available for payment to the securityholders of each class will be distributed in accordance with their respective interests. However, as described in the prospectus supplement, holders of senior securities will receive their current payments and past amounts due but unpaid to them before holders of subordinate securities are paid (in each case, these amounts will be calculated as described in the prospectus supplement). The difference between the amount that the securityholders would have received if there had been sufficient eligible funds available for payment and the amount actually distributed will be included in the calculation of the amount that the securityholders are entitled to receive on the next distribution date.

For a description of the reports to be furnished to securityholders concerning a distribution, see “The Agreements — Reports to Securityholders” in this prospectus.

Single Class Securities Generally

With respect to a series of securities that is not a multi-class series, distributions on the securities on each distribution date will generally be allocated to each security entitled to payment on the basis of the undivided percentage interest evidenced by the security, or on the basis of the security’s outstanding principal balance or notional balance (subject to any subordination of the rights of any classes of subordinate securities to receive current distributions), as specified in the prospectus supplement. See “— Subordinate Securities” below.

If the Primary Assets for a series of securities have adjustable or variable interest rates, then the rate at which interest accrues on the principal balance of the securities or on a class in the series (the “interest rate”) may also vary, due to changes in prevailing interest rates and due to prepayments on Loans comprising or underlying the Primary Assets. If the Primary Assets for a series have fixed interest rates, then the interest rate on securities of a series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate of the Primary Assets. If the Primary Assets have lifetime or periodic adjustment caps on their respective rates, then the interest rate on the securities of the related series may also reflect those caps.

Multi-Class Series

A series of securities may include fixed and floating rate securities, accrual securities, accretion directed securities, component certificates, interest-only and principal-only securities, planned amortization securities, classes of subordinate securities and senior securities, and classes of securities of various types described in the prospectus supplement (a “multi-class series”). For a series of securities that is not a multi-class series, each class is designated to receive a particular portion of future principal or interest cash flows on the Primary Assets. This designation does not change over the term of the securities unless the series has a subordination feature in one or more classes of subordinate securities that protects one or more classes of senior securities in the event of failure of timely payment of the Primary Assets. Unless otherwise specified in the prospectus supplement, each security (or component thereof) of a multi-class series will have a principal balance or a notional balance and a specified interest rate (that may be zero). Interest distributions on a multi-class series will be made on each security (or component thereof) entitled to an interest distribution on each distribution date at the interest rate specified in or determined in accordance with the prospectus supplement, to the extent funds are available in the distribution account, subject to any subordination of the rights of any classes of subordinate securities to receive current distributions. See “ — Subordinate Securities” below and “Credit Enhancement — Subordinate Securities” in this prospectus.

Distributions of interest on accrual securities will begin only after the related accretion termination date specified in the prospectus supplement. On each distribution date on or before the accretion termination date, interest otherwise payable on the accrual securities is instead paid in respect of principal on one or more classes of accretion directed securities, and the amount of interest accrued on the accrual securities is added to the principal balance of such accrual security. On each distribution date after the accretion termination date, interest distributions will be made on classes of accrual securities as described in the prospectus supplement, and the accretion directed securities will no longer receive payments in respect of principal from the amount of interest payable on the accrual securities.

A multi-class series may include one or more classes of floating rate securities. The interest rate of a floating rate security will be a variable or adjustable rate, which may be subject to a maximum floating rate, a minimum floating rate or both, as specified in the prospectus supplement. For each class of floating rate securities, the prospectus supplement will set forth the initial floating rate (or the method of determining it), the period during which the floating rate applies, and the formula, index, or other method by which the floating rate for each period will be determined.

A multi-class series may also include one or more classes consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics, but together the related components constitute a single class. Each component of a class of component securities may have fixed or floating rate, accrual, accretion directed, interest-only, principal-only or planned amortization payment characteristics. The component securities may be subordinate or senior securities.

Subordinate Securities

A series of securities may include one or more classes of subordinate securities that provide some or all of the credit enhancement for the senior securities in the series. The rights of holders of some classes of securities (the “subordinate securities”) to receive distributions will be subordinate in right and priority to the rights of holders of senior securities of the series (the “senior securities”) but only to the extent described in the prospectus supplement. If the Primary Assets are divided into separate Asset Groups, evidenced by separate classes, credit enhancement may be provided by a cross-support feature. This feature requires in general that distributions be made to senior securities prior to making distributions on subordinate securities backed by assets in another Asset Group within the trust. Unless rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each, a “rating agency”), subordinate securities will not be offered by this prospectus or the prospectus supplement. See “Credit Enhancement — Subordinate Securities” in this prospectus.

Optional Termination

If specified in the prospectus supplement for a series of securities, the depositor, the servicer or master servicer, or any other designated entity may, at its option, purchase or direct the sale of a portion of the Primary Assets of the trust, or cause an early termination of the trust by purchasing all of the Primary Assets from the trust or directing the sale of the Primary Assets. This termination may occur on a date on or after the date on which either (1) the total principal balance of the Primary Assets is less than a specified percentage of the initial total principal balance, or (2) the total principal balance of the securities (or of certain classes in a series) is less than a specified percentage of their initial total principal balance, or on or after another date, as described in the prospectus supplement. If specified in the prospectus supplement, the trustee or other specified party will, either upon direction of a specified party or parties or upon the occurrence of a specified date or event, solicit bids for purchase of the assets of the trust. This bid process may be subject to a minimum bid price.

The optional termination described in this section will be in addition to terminations that may result from other events. See “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements — Master Servicer Default” and “— Optional Purchase or Substitution of Assets; Termination” in this prospectus.

Optional Purchase of Securities

The prospectus supplement for a series of securities may provide that one or more classes of the series may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated entity (including holders of another class of securities), at specified times and purchase prices, and under particular circumstances. Notice of any purchase must be given by the trustee or other specified party prior to the optional purchase date, as specified in the prospectus supplement.

Other Purchases or Redemption

If specified in the prospectus supplement for a series, any class of securities in the series may be subject to redemption or subject to mandatory purchase by the depositor, the servicer or master servicer, or another designated entity. The terms and conditions of any redemption or mandatory purchase with respect to a class of securities will be described in the prospectus supplement.

The depositor may also have the option to obtain for any series of securities one or more guarantees from a company or companies acceptable to the rating agencies. As specified in the prospectus supplement, these guarantees may provide for one or more of the following for any series of securities:

•	call protection for any class of securities of a series;

•	a guarantee of a certain prepayment rate of some or all of the Loans underlying the series; or

•	certain other guarantees described in the prospectus supplement.

The related prospectus supplement will identify as “callable” any class of securities with an optional redemption or termination feature that may be exercised when 25% or more of the original principal balance of the Primary Assets is still outstanding.

Book-Entry Registration

General

If provided for in the prospectus supplement, one or more classes of the offered securities of any series will be issued as book-entry securities, and each of these classes will be represented by one or more single securities registered in the name of a nominee for the depository, The Depository Trust Company (“DTC”) and, if provided in the prospectus supplement, additionally through Clearstream Banking Luxembourg (referred to herein as “Clearstream”) or the Euroclear System (“Euroclear”). Each class of book-entry securities will be issued in one or more securities or notes, as the case may be, that equal the initial principal balance of the related class of offered securities and will initially be registered in the name of Cede & Co. or another nominee. Non-U.S. dollar denominated securities may be held in book-entry form by Deutsche Bank AG London as common depository for Clearstream and Euroclear. Investors’ interests in non-U.S. dollar denominated securities in book-entry form will be represented in financial institutions acting on their behalf as direct and indirect participants in Clearstream or Euroclear. As a result, DTC will hold positions in non-U.S. dollar denominated securities on behalf of its participants through its depositories, which in turn will hold positions in accounts as participants of Clearstream or Euroclear.

No person acquiring an interest in a book-entry security (each, a “Beneficial Owner”) will be entitled to receive a definitive security, except as set forth below under “— Definitive Securities.” Unless and until definitive securities are issued for the book-entry securities under the limited circumstances described in the related prospectus supplement or this prospectus, all references to actions by securityholders with respect to the book-entry securities will refer to actions taken by DTC, Clearstream or Euroclear upon instructions from their participants (as defined below), and all references herein to distributions, notices, reports and statements to securityholders with respect to the book-entry securities will refer to distributions, notices, reports and statements to DTC, Clearstream or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream and Euroclear.

Beneficial Owners will hold their book-entry securities through DTC in the United States, or, if the offered securities are offered for sale globally, through Clearstream or Euroclear in Europe if they are participating organizations (“participants”) of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Clearstream and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

DTC

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC was created to hold securities for its participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its participants in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing DTC and its participants as in effect from time to time.

Clearstream

Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in United States dollars or in certain foreign currencies. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Participants of Clearstream are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant of Clearstream, either directly or indirectly.

Euroclear

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in United States dollars or in certain foreign currencies. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of JPMorgan Chase Bank, National Association (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “cooperative corporation”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the cooperative corporation. The cooperative corporation establishes policy for Euroclear on behalf of its participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a participant of Euroclear, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System, and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of its participants, and has no record of or relationship with persons holding through participants of Euroclear.

Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold positions in customers’ securities accounts in the depositaries names on the books of DTC. Citibank will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear (individually the “Relevant Depositary” and collectively, the “European Depositaries”).

Beneficial Ownership of Book-Entry Securities

Except as described below or as otherwise described in the prospectus supplement, no Beneficial Owner will be entitled to receive a physical certificate representing a security. Unless and until definitive securities are issued, it is anticipated that the only “securityholder” of the offered securities will be Cede & Co., as nominee of DTC. Beneficial Owners will not be “Certificateholders,” “Noteholders” or “Securityholders” as those terms are used in the related agreements. Beneficial Owners are only permitted to exercise their rights indirectly through participants, DTC, Clearstream or Euroclear, as applicable.

The Beneficial Owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the Beneficial Owner’s account for that purpose. In turn, the financial intermediary’s ownership of a book-entry security will be recorded on the records of DTC (or of a participant that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner’s financial intermediary is not a participant of DTC and on the records of Clearstream or Euroclear, as appropriate).

Beneficial Owners will receive all distributions of principal of, and interest on, the offered securities from the trustee through DTC and its participants. While the offered securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the offered securities and is required to receive and transmit distributions of principal of, and interest on, the offered securities. Participants and indirect participants with whom Beneficial Owners have accounts with respect to offered securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess securities or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

Beneficial Owners will not receive or be entitled to receive securities or notes representing their respective interests in the offered securities, except under the limited circumstances described below. Unless and until definitive securities are issued, Beneficial Owners who are not participants may transfer ownership of offered securities only through participants and indirect participants by instructing the participants and indirect participants to transfer offered securities, by book-entry transfer, through DTC for the account of the purchasers of the offered securities, which account is maintained with their respective participants. Under the Rules and in accordance with DTC’s normal procedures, transfer of ownership of book-entry securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

Because of time zone differences, any credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant participants of Clearstream or Euroclear on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a participant of Clearstream or Euroclear to a participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the securities, see “Material Federal Income Tax Considerations” in this prospectus and, if the book-entry securities are globally offered and the prospectus supplement so provides, see “Global Clearance, Settlement and Tax Documentation Procedures — Certain U.S. Federal Income Tax Documentation Requirements” in Annex I attached to this prospectus.

Transfers between participants of DTC will occur in accordance with DTC Rules. Transfers between participants of Clearstream or Euroclear will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants of Clearstream or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. participants of Clearstream or Euroclear may not deliver instructions directly to the European Depositaries.

Distributions on the book-entry securities will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable participants of DTC in accordance with DTC’s normal procedures. Each participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the book-entry securities that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the Beneficial Owners of the book-entry securities that it represents.

Under a book-entry format, Beneficial Owners of the book-entry securities may experience some delay in their receipt of payments, because the distributions will be forwarded by the trustee to Cede & Co. Any distributions on securities held through Clearstream or Euroclear will be credited to the cash accounts of participants of Clearstream or Euroclear in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Considerations” in this prospectus. Because DTC can only act on behalf of financial intermediaries, the ability of a Beneficial Owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of book-entry securities, may be limited due to the lack of physical securities for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.

Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry securities of Beneficial Owners are credited.

Generally, DTC will advise the applicable trustee that unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the related agreements, only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include the book-entry securities. If the book-entry securities are globally offered, Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the related agreements, on behalf of a participant of Clearstream or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some offered securities that conflict with actions taken with respect to other offered securities.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Securities

Securities initially issued in book-entry form will be issued as definitive securities to Beneficial Owners or their nominees, rather than to DTC or its nominee only (1) if DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the securities and the depositor is unable to locate a qualified successor or (2) in accordance with any other provisions described in the prospectus supplement.

Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all participants of the availability through DTC of definitive securities for the Beneficial Owners. Upon surrender by DTC of the security or securities representing the book-entry securities, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the definitive securities to which they are entitled, and thereafter the trustee will recognize the holders of those definitive securities as securityholders under the related agreements.

Credit Enhancement

Credit enhancement for a series of securities may be provided by one or more financial guaranty insurance policies, surety bonds, letters of credit, the issuance of subordinated classes or subclasses of securities, utilization of shifting interest credit enhancement or overcollateralization, derivative instruments, arrangements for loan purchase obligations, the establishment of a reserve fund, performance bonds or any combination of the foregoing, in addition to, or in lieu of, insurance arrangements of the types set forth in this prospectus under “Insurance.” The amount and method of credit enhancement will be described in the prospectus supplement with respect to a series of securities.

Financial Guaranty Insurance Policies; Surety Bonds

The depositor may obtain one or more financial guaranty insurance policies or surety bonds issued by insurers or other parties acceptable to the rating agency or agencies rating the securities of a series. Any such policy or surety bond may provide payments to the holders of only one or more classes of securities of a series, as specified in the applicable prospectus supplement.

Unless specified in the prospectus supplement, a financial guaranty insurance policy or surety bond will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to these holders will be received by the trustee or its agent on behalf of the holders for payment on each payment date. The specific terms of any financial guaranty insurance policy or surety bond will be described in the accompanying prospectus supplement. A financial guaranty insurance policy or surety bond may have limitations and, in most cases, will not insure the obligation of the sponsor or the depositor to purchase or substitute for a defective trust asset and will not guarantee any specific rate of principal prepayments or cover specific interest shortfalls. In most cases, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Letters of Credit

The letters of credit, if any, with respect to a series of securities will be issued by the bank or other financial institution specified in the related prospectus supplement. The maximum obligation of the letter of credit bank under the related letter of credit will be to honor requests for payment in a total fixed dollar amount, net of unreimbursed payments previously made under the letter of credit, equal to the percentage of the total principal balance on the related cut-off date of the mortgage loans or contracts evidenced by each series specified in the prospectus supplement for that series. The duration of coverage and the amount and frequency of any reduction in coverage provided by the letter of credit with respect to a series of securities will be in compliance with the requirements established by the related rating agency and will be set forth in the prospectus supplement relating to that series of securities. The amount available under the letter of credit in all cases will be reduced to the extent of the unreimbursed payments previously made under the letter of credit. The obligations of the letter of credit bank under the letter of credit for each series of securities will expire 30 days (or such other period of time as is specified in the applicable prospectus supplement) after the latest of the scheduled final maturity dates of the mortgage loans or contracts in the related pool or the repurchase of all mortgage loans or contracts in the pool, or on another date specified in the related prospectus supplement.

If stated in the applicable prospectus supplement, under the related agreements, the master servicer will be required not later than three business days prior to each distribution date to determine whether a payment under the letter of credit will be necessary on the distribution date and will, no later than the third business day prior to that distribution date, advise the letter of credit bank and the trustee of its determination, stating the amount of any required payment. On the distribution date, the letter of credit bank will be required to honor the trustee’s request for payment in an amount equal to the lesser of (unless otherwise specified):

•	the remaining amount available under the letter of credit; and

•
the outstanding principal balances of any liquidating loans to be assigned on that distribution date, together with accrued and unpaid interest thereon at the related mortgage rate to the related due date.

The proceeds of payments under the letter of credit will be deposited into the distribution account and will be distributed to securityholders, in the manner specified in the related prospectus supplement, on that distribution date, except to the extent of any unreimbursed Advances, servicing compensation due to the master servicer and the servicers and other amounts payable to the depositor or the person or entity named in the applicable prospectus supplement.

If at any time the letter of credit bank makes a payment in the amount of the full outstanding principal balance and accrued interest on a liquidating loan, it will be entitled to receive an assignment by the trustee of that liquidating loan, and the letter of credit bank will thereafter own the liquidating loan free of any further obligation to the trustee or the securityholders with respect to that loan. Payments made to the distribution account by the letter of credit bank under the letter of credit with respect to a liquidating loan will be reimbursed to the letter of credit bank only from the proceeds, net of liquidation costs, of that liquidating loan. The amount available under the letter of credit will be increased to the extent it is reimbursed for those payments.

To the extent the proceeds of liquidation of a liquidating loan acquired by a letter of credit bank in the manner described in the preceding paragraph exceed the amount of payments made with respect thereto, the letter of credit bank will be entitled to retain the proceeds as additional compensation for issuance of the letter of credit.

Prospective purchasers of securities of a series with respect to which credit enhancement is provided by a letter of credit must look to the credit of the letter of credit bank, to the extent of its obligations under the letter of credit, in the event of default by obligors on the Assets in the trust. If the amount available under the letter of credit is exhausted, or the letter of credit bank becomes insolvent, and amounts in the reserve fund, if any, with respect to that series are insufficient to pay the entire amount of the loss and still be maintained at the level specified in the related prospectus supplement, the securityholders, in the priority specified in the related prospectus supplement, will thereafter bear all risks of loss resulting from default by obligors, including losses not covered by insurance or other credit enhancement, and must look primarily to the value of the properties securing defaulted mortgage loans or contracts for recovery of the outstanding principal and unpaid interest.

Subordinate Securities

To the extent of the subordinated amount as specified in the applicable prospectus supplement, credit enhancement may be provided by the subordination of the rights of the holders of one or more classes or subclasses of securities to receive distributions with respect to the mortgage loans or contracts in the pool underlying that series, to the rights of senior securityholders or holders of one or more classes or subclasses of subordinated securities of that series to receive distributions. In such a case, credit enhancement may also be provided by the establishment of a reserve fund, as described under “— Reserve Funds.” If stated in the related prospectus supplement, the subordinated amount will decline over time in accordance with a schedule that will also be set forth in the related prospectus supplement.

If specified in the applicable prospectus supplement, losses on particular Primary Assets or on a pool of Primary Assets will be allocated to reduce the principal balances of the securities, or of the subordinate securities, in inverse order of seniority. If the principal balance of the most subordinate class of securities outstanding will be reduced by an amount equal to the amount by which the total principal balance of the securities exceeds the total principal balance of the Loans, the amount of such reduction will be referred to as an “applied loss amount” or other term specified in the applicable prospectus supplement.

Shifting Interest

If stated in the prospectus supplement for a series of securities for which credit enhancement is provided by shifting interest as described in this section, the rights of the holders of subordinated securities of that series to receive distributions with respect to the mortgage loans or contracts in the related trust will be subordinated to the right of the holders of senior securities of that series to receive distributions to the extent described in that prospectus supplement. This subordination feature is intended to enhance the likelihood of regular receipt by holders of senior securities of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of senior securities against losses due to borrower defaults.

The protection afforded to the holders of senior securities of a series by the shifting interest subordination feature will be effected by distributing to the holders of senior securities a disproportionately greater percentage of prepayments of principal on the related mortgage loans or contracts. The initial percentage of principal to be received by the senior securities for a series will be the percentage specified in the related prospectus supplement and will decrease in accordance with the schedule and subject to the conditions stated in that prospectus supplement. This disproportionate distribution of prepayments of principal on the related mortgage loans or contracts will have the effect of accelerating the amortization of the senior securities while increasing the respective interest of the subordinated securities in the pool. Increasing the respective interest of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the benefits of the subordination provided by the subordinated securities.

Overcollateralization

If stated in the applicable prospectus supplement, interest collections on the mortgage loans or contracts may exceed interest payments on the securities for the related distribution date. To the extent such excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the total outstanding balance of the mortgage loans or contracts, thereby creating overcollateralization and additional protection for the securityholders, if and to the extent specified in the accompanying prospectus supplement.

If stated in the applicable prospectus supplement, the total principal balance of the mortgage loans or contracts (or other assets of the trust) may exceed the total principal balance of the securities of that series on the date of issuance.

Derivative Instruments

If specified in the related prospectus supplement, the trust may include one or more derivative instruments that are intended to provide credit support. Derivative instruments included in any trust for that purpose will be used only in a manner that reduces or alters risk resulting from the loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of mortgage loans or other assets in the pool. Derivative instruments included to provide credit support may include (1) interest rate swaps (or caps, floors or collars) or yield supplement agreements, (2) currency swaps or currency options and (3) market value swaps.

For a further description of these derivative instruments, see “Derivatives” below.

Loan Purchase Obligations

Some of the mortgage loans or contracts and classes of securities of any series, if specified in the related prospectus supplement, may be subject to a purchase obligation. Such an obligation may be included with respect to a particular series, for example, if the characteristics of the pool assets, by their terms, change materially at or about a particular date following issuance of the securities, such as would be the case with hybrid adjustable rate mortgage loans (“hybrid ARMs”). An issuance of securities backed by a pool of hybrid ARMs that convert from fixed rate to adjustable rate at approximately the same time could include an obligation by a third party to purchase, for example, the senior securities, which would remain outstanding.

The terms and conditions of any such purchase obligation, including the purchase price, timing and payment procedure, will be described in the related prospectus supplement. A purchase obligation with respect to mortgage loans or contracts may apply to the related mortgage loans or contracts or to the related securities. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company or other party. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. Each purchase obligation with respect to mortgage loans or contracts will be payable solely to the trustee for the benefit of the securityholders of the related series, or if stated in the related prospectus supplement, to some other person. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which the obligations relate.

Reserve Funds

If stated in the related prospectus supplement, credit enhancement with respect to a series of securities may be provided by the establishment and maintenance with the trustee, in trust, of one or more reserve funds for certain classes of that series. The reserve fund for a series may or may not be included in the trust for that series. The reserve fund for each series will be created by the depositor and will be funded by:

•	the retention by the servicer of certain payments on the mortgage loans or contracts;

•
the deposit with the trustee, in escrow, by the depositor of a pool of mortgage loans or contracts or other assets with the total principal balance, as of the related cut-off date, set forth in the related prospectus supplement;

•	an initial deposit;

•	any combination of the foregoing; or

•	some other manner as specified in the related prospectus supplement.

Unless otherwise described in the applicable prospectus supplement, following the initial issuance of the securities of a series and until the balance of the reserve fund first equals or exceeds the required amount, the servicer will retain specified distributions on the mortgage loans or contracts, and/or on the mortgage loans or contracts in a segregated pool, otherwise distributable to the holders of securities and deposit those amounts in the reserve fund. After the amount in the reserve fund for a series first equals or exceeds the applicable required amount, the trustee will deposit in the reserve fund only so much of future collections as may be necessary, after the application of distributions to amounts due and unpaid on the applicable securities of that series, to maintain the reserve fund at the required amount. The balance in the reserve fund in excess of the required amount will be paid to the applicable class or subclass of securities, or to another specified person or entity, as set forth in the related prospectus supplement, and will be unavailable thereafter for future distribution to securityholders of any class. The prospectus supplement for each series will set forth the amount of the required amount applicable from time to time. The amount required to be maintained in the reserve fund may decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement, or otherwise. A reserve fund may be funded and maintained in any other manner described in the applicable prospectus supplement.

Amounts held in the reserve fund for a series from time to time will continue to be the property of the securityholders of the classes or subclasses specified in the related prospectus supplement, if so specified, until withdrawn from the reserve fund and transferred to the distribution account as described below. If on any distribution date the amount in the distribution account available to be applied to distributions on the senior securities of that series, after giving effect to any delinquency advances made by the master servicer or the servicer on the related distribution date, is less than the amount required to be distributed to the senior securityholders on that distribution date, or as otherwise described in the applicable prospectus supplement, the servicer will withdraw from the reserve fund and deposit into the distribution account or pay directly to securityholders the lesser of:

•	the entire amount on deposit in the reserve fund available for distribution to the senior securityholders, which amount will not in any event exceed the required amount, or

•
the amount necessary to increase the funds in the distribution account eligible for distribution to the senior securityholders on that distribution date to the amount required to be distributed to the senior securityholders on that distribution date, or such other amount as is described in the applicable prospectus supplement.

In some cases, whenever amounts on deposit in a reserve fund are less than the required amount, holders of the subordinated securities of the applicable class or subclass will not receive any distributions with respect to the mortgage loans or contracts other than amounts attributable to any income resulting from investment of the reserve fund as described below; however, if stated in the related prospectus supplement, holders of securities of the applicable class or subclass may receive distributions with respect to the mortgage loans or contracts when amounts on deposit in the reserve fund are less than the required amount. If specified in the applicable prospectus supplement, whether or not amounts on deposit in the reserve fund exceed the required amount on any distribution date, the holders of securities of the applicable class or subclass will be entitled to receive from the distribution account their share of the proceeds of any mortgage loan or contract, or any property acquired in respect thereof, repurchased by reason of defective documentation or the breach of a representation or warranty pursuant to the agreements.

If specified in the applicable prospectus supplement, amounts in the reserve fund will be applied in the following order:

(1)
to the reimbursement of Advances determined by the master servicer and the servicers to be otherwise unrecoverable, and the reimbursement of liquidation expenses incurred by the master servicer and the servicers if sufficient funds for reimbursement are not otherwise available in the related servicing accounts and distribution account;

(2)
to the payment to the holders of the senior securities of that series of amounts distributable to them on the related distribution date in respect of scheduled payments of principal and interest due on the related due date to the extent that sufficient funds in the distribution account are not available therefor; and

(3)
to the payment to the holders of the senior securities of that series of the principal balance or purchase price, as applicable, of mortgage loans or contracts repurchased, liquidated or foreclosed during the period ending on the day prior to the due date to which that distribution relates and interest thereon at the related interest rate, to the extent that sufficient funds in the distribution account are not available therefor.

If so specified in the applicable prospectus supplement, amounts in the reserve fund will be applied in any other manner so specified.

Amounts in the reserve fund in excess of the required amount, including any investment income on amounts in the reserve fund, as set forth below, will then be released to the holders of the subordinated securities, or to some other person as is specified in the applicable prospectus supplement.

Funds in the reserve fund for a series may generally be invested in the eligible investments described under “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements — Investment of Funds.” The earnings on those investments will be withdrawn and paid to the holders of the applicable class or subclass of subordinated securities in accordance with their respective interests in the reserve fund in the priority specified in the related prospectus supplement, or if specified in the applicable prospectus supplement will be paid to the trustee, an affiliate of the depositor or some other party. Investment income in the reserve fund will not available for distribution to the holders of the senior securities of that series or otherwise subject to any claims or rights of the holders of the applicable class or subclass of senior securities unless specified in the applicable prospectus supplement. Eligible investments for monies deposited in the reserve fund will be specified in the agreements for a series of securities for which a reserve fund is established and generally will be limited to investments acceptable to the related rating agencies as being consistent with the ratings of the securities. See “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements — Investment of Funds.”

The time necessary for the reserve fund of a series to reach and maintain the applicable required amount at any time after the initial issuance of the securities of that series and the availability of amounts in the reserve fund for distributions on the related securities will be affected by the delinquency, foreclosure and prepayment experience of the mortgage loans or contracts in the related trust and/or in the segregated pool and therefore cannot be accurately predicted.

Performance Bond

If stated in the related prospectus supplement, the master servicer may be required to obtain a performance bond that would provide a guarantee of the performance by the master servicer of one or more of its obligations under the related agreements, including its obligation to advance delinquent installments of principal and interest on mortgage loans or contracts and its obligation to repurchase mortgage loans or contracts in the event of a breach by the master servicer or servicer of a representation or warranty contained in the related agreements. In the event that the outstanding credit rating of the obligor of the performance bond is lowered by the related rating agency, with the result that the outstanding rating on the securities would be reduced by the related rating agency, the master servicer may be required to secure a substitute performance bond issued by an entity with a rating sufficient to maintain the outstanding rating on the securities or to deposit and maintain with the trustee cash in the amount specified in the applicable prospectus supplement.

Derivatives

If specified in the related prospectus supplement, the trust may include one or more derivative instruments, as described in this section. Derivate instruments included in any trust will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include (1) interest rate swaps (or caps, floors or collars) or yield supplement agreements, (2) currency swaps or currency options and (3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust or to a class of offered securities, as described below.

An interest rate swap is an agreement between two parties to exchange one stream of interest payments on an agreed hypothetical or “notional” principal amount for another. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates, including LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates). An interest rate cap, floor or collar is an agreement pursuant to which the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate, as specified in such agreement, generally in exchange for a fixed amount paid to the counterparty at the time such agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above. The counterparty under a floor agreement may be an affiliate of the depositor.

The trustee on behalf of a trust may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates, or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into in order to supplement the sources available to make interest payments on one or more classes of securities of any series.

A market value swap might be used in a structure in which the pooled assets are mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee, which will be independent of the depositor, the underwriters or any of their affiliates, and will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of the securities.

The terms of credit derivatives and any other derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities) the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or take certain other measures intended to assure performance of those obligations.

Derivative contracts will generally be documented based upon the standard forms provided by the International Swaps and Derivatives Association, Inc. (“ISDA”). These forms generally consist of an ISDA master agreement, a schedule to the master agreement and a confirmation, although in some cases the schedule and the confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference.

There can be no assurance that the trust will be able to enter into derivative instruments at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivative instruments may provide for termination under various circumstances, there can be no assurance that the trust will be able to terminate a derivative instrument when it would be economically advantageous to the trust to do so.

If a trust includes derivative instruments, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If described in the prospectus supplement, such derivative instruments may be held for tax or ERISA purposes by a separate trust and any amounts payable from such derivative instruments may be paid by the derivative counterparty into a separate reserve fund (which shall be a trust account in the name of the trustee) before payment to holders of Securities. A provider of a derivative instrument may, if specified in the related prospectus supplement, be an affiliate of an underwriter.

Insurance

To the extent described in the applicable prospectus supplement, the real property or manufactured home that secures a mortgage loan or contract will be covered by a standard hazard insurance policy and other insurance policies. Mortgage loans will be covered by primary mortgage insurance policies to the extent described in the applicable prospectus supplement. In addition, other forms of insurance, such as environmental insurance or pool insurance, may be applicable if described in the applicable prospectus supplement. The most common forms of insurance are described below. The terms of particular insurance policies will differ from these general descriptions; material terms of each policy, to the extent different from these descriptions, will be described in the applicable prospectus supplement.

Primary Mortgage Insurance Policies

To the extent specified in the related prospectus supplement, the agreements for the related series will require that the master servicer or the applicable servicer cause a primary mortgage insurance policy to be maintained in full force and effect with respect to each mortgage loan that is secured by a single family property requiring the insurance and to act on behalf of the insured with respect to all actions required to be taken by the insured under each primary mortgage insurance policy. Generally, a primary mortgage insurance policy covers the amount of the unpaid principal balance of the mortgage loan over 75% (or such other percentage as is specified in the related prospectus supplement) of the value of the mortgaged property at origination. Primary mortgage insurance policies are generally permitted or required to be terminated when the unpaid principal balance of the mortgage loan is reduced to 80% of the value of the mortgaged property at the time of origination. Primary mortgage insurance may be obtained on a loan-by-loan basis or with respect to a specified group of loans. A policy for a group of loans may be obtained by the depositor or an affiliate of the depositor, or by the trustee. Any primary credit insurance policies relating to the contracts underlying a series of securities will be generally described in the related prospectus supplement.

Although the terms of a particular policy may differ, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan generally will consist of the insured portion of the unpaid principal balance of the covered mortgage loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

•	all rents or other payments collected or received by the related insured, other than the proceeds of hazard insurance, that are derived from or in any way related to the mortgaged property;

•	hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the related mortgage loan;

•	amounts expended but not approved by the primary mortgage insurer;

•	claim payments previously made by the primary mortgage insurer; and

•	unpaid premiums.

As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan in the related mortgage pool, the related insured generally will be required to, in the event of default by the borrower:

(1)	advance or discharge:

(A)	all hazard insurance premiums; and

(B)	as necessary and approved in advance by the primary mortgage insurer:

•	real estate property taxes;

•
all expenses required to preserve, repair and prevent waste to the mortgaged property so as to maintain the mortgaged property in at least as good a condition as existed at the effective date of such primary mortgage insurance policy, ordinary wear and tear excepted;

•	property sales expenses;

•	any outstanding liens, as defined in the related primary mortgage insurance policy, on the mortgaged property; and

•	foreclosure costs, including court costs and reasonable attorneys’ fees;

(2)
in the event of a physical loss or damage to the mortgaged property, have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the related primary mortgage insurance policy, ordinary wear and tear excepted; and

(3)	tender to the primary mortgage insurer good and merchantable title to and possession of the mortgaged property.

Other provisions and conditions of each primary mortgage insurance policy covering a mortgage loan in the related mortgage pool generally will provide that:

(1)	no change may be made in the terms of the related mortgage loan without the consent of the primary mortgage insurer;

(2)
written notice must be given to the primary mortgage insurer within 10 days (or another specified period) after the related insured becomes aware that a borrower is delinquent in the payment of a sum equal to the total of two scheduled monthly payments due under the related mortgage loan or that any proceedings affecting the borrower’s interest in the mortgaged property securing the mortgage loan have commenced, and thereafter the insured must report monthly to the primary mortgage insurer the status of any mortgage loan until the mortgage loan is brought current, those proceedings are terminated or a claim is filed;

(3)
the primary mortgage insurer will have the right to purchase the related mortgage loan, at any time subsequent to the notice period described in (2) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal balance of the mortgage loan, plus accrued and unpaid interest and reimbursable amounts expended by the related insured for the real estate taxes and fire and extended coverage insurance on the mortgaged property for a period not exceeding 12 months, and less the sum of any claim previously paid under the primary mortgage insurance policy and any due and unpaid premiums with respect to that policy;

(4)
the insured must commence proceedings at certain times specified in the primary mortgage insurance policy and diligently proceed to obtain good and merchantable title to and possession of the mortgaged property;

(5)
the related insured must notify the primary mortgage insurer of the price specified in (3) above at least 15 days prior to the sale of the mortgaged property by foreclosure, and bid that amount unless the primary mortgage insurer specifies a lower or higher amount; and

(6)
the related insured may accept a conveyance of the mortgaged property in lieu of foreclosure with written approval of the primary mortgage insurer provided the ability of the insured to assign specified rights to the primary mortgage insurer are not thereby impaired or the specified rights of the primary mortgage insurer are not thereby adversely affected.

Any rents or other payments collected or received by the related insured which are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

A primary mortgage insurance policy covering a group of loans may be subject to an aggregate loss coverage limitation or other limitation if specified in the applicable prospectus supplement.

FHA Insurance and VA Guarantees

Any FHA insurance or VA guarantees relating to contracts underlying a series of securities will be described in the related prospectus supplement, to the extent not described in this prospectus. Further information regarding FHA insurance and VA guarantees applicable to mortgage loans is provided under “Certain Legal Aspects of Loans and Contracts — FHA Insurance and VA Guaranty” in this prospectus.

Standard Hazard Insurance Policies on Mortgage Loans

The agreements for a series will generally require that standard hazard insurance policies covering the mortgage loans provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to mortgage loans will be underwritten by different insurers and will cover mortgaged properties located in various states, those policies will not contain identical terms and conditions. The most significant terms of these policies, however, generally will be determined by state law and generally will be similar.

Most standard hazard insurance policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudslides, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

The standard hazard insurance policies covering mortgaged properties securing mortgage loans typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the dwellings, structures and other improvements on the mortgaged property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the coinsurance clause will provide that the insurer’s liability in the event of partial loss will not exceed the greater of (unless otherwise specified):

•	the actual cash value, the replacement cost less physical depreciation, of the dwellings, structures and other improvements damaged or destroyed; or

•
the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the related dwellings, structures and other improvements.

The agreements will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan or on a condominium unit. Generally, the cooperative (or condominium project) itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower’s cooperative dwelling or that cooperative’s building could significantly reduce the value of the collateral securing the related cooperative loan to the extent not covered by other credit enhancement; the same would be true for a condominium.

Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudslides and, with respect to mortgaged properties located in areas other than HUD designated flood areas, floods, or insufficient hazard insurance proceeds and any hazard losses incurred with respect to cooperative loans could affect distributions to securityholders.

With respect to mortgage loans secured by mixed use property and multifamily property, certain additional insurance policies may be required; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, business interruption insurance and rent loss insurance to cover income losses following damage or destruction of the mortgaged property. The related prospectus supplement will specify the required types and amounts of additional insurance that may be required in connection with mortgage loans secured by mixed use property and multifamily property and will describe the general terms of such insurance and conditions to payment thereunder.

Standard Hazard Insurance Policies on Manufactured Homes

The agreements for a series will generally require that the servicer cause to be maintained with respect to each contract one or more standard hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount which is not less than the maximum insurable value of that manufactured home or the principal balance due from the borrower, whichever is less; provided, however, that the amount of coverage provided by each standard hazard insurance policy will be sufficient to avoid the application of any coinsurance clause contained in the related standard hazard insurance policy. When a manufactured home’s location was, at the time of origination of the related contract, within a federally designated flood area, the servicer also shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each standard hazard insurance policy will contain a standard loss payee clause in favor of the servicer and its successors and assigns. If any borrower is in default in the payment of premiums on its standard hazard insurance policy or policies, the servicer shall pay the premiums out of its own funds, and may add separately the premium to the borrower’s obligation as provided by the contract, but may not add the premium to the remaining principal balance of the contract.

The master servicer or applicable servicer may maintain, in lieu of causing individual standard hazard insurance policies to be maintained with respect to each manufactured home, and shall maintain, to the extent that the related contract does not require the borrower to maintain a standard hazard insurance policy with respect to the related manufactured home, one or more blanket insurance policies covering losses on the borrower’s interest in the contracts resulting from the absence or insufficiency of individual standard hazard insurance policies. Any blanket policy will be substantially in the form and in the amount carried by the servicer as of the date of the applicable agreements. The master servicer or applicable servicer will pay the premium for the policy on the basis described in that policy and will pay any deductible amount with respect to claims under the policy relating to the contracts. If the insurer thereunder ceases to be acceptable to the master servicer or servicer, the master servicer or servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the original policy.

Environmental Insurance

If specified in the applicable prospectus supplement, the trust or trustee will be the beneficiary, for the benefit of the securityholders, of insurance policies (“Environmental Policies”) providing limited coverage against certain environmental risks with respect to the mortgaged properties securing certain multifamily and mixed use loans. Subject to various exceptions and exclusions (including asbestos and lead paint), Environmental Policies will generally cover losses, clean-up costs, third-party claims and legal expenses up to pre-determined limits. Subject to the terms of the applicable policy, if a mortgaged property securing a covered loan is subject to environmental contamination, in the event of default by the borrower the outstanding principal balance of the loan, plus accrued interest, will be payable under the applicable Environmental Policy.

Pool Insurance Policies

If stated in the related prospectus supplement, the servicer will obtain a pool insurance policy for a mortgage pool, or a specified portion of a pool, underlying securities of that series. The pool insurance policy will be issued by the pool insurer named in the applicable prospectus supplement. Each pool insurance policy will cover any loss, subject to the limitations described below and in the applicable prospectus supplement, by reason of default to the extent the related mortgage loan is not covered by any primary mortgage insurance policy, FHA insurance or VA guarantee. The amount of the pool insurance policy, if any, with respect to a series will be specified in the related prospectus supplement. A pool insurance policy, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below. Any pool insurance policies relating to the mortgage loans or contracts will be described in the related prospectus supplement.

A pool insurance policy generally will provide that as a condition precedent to the payment of any claim the insured will be required:

(1)	to advance hazard insurance premiums on the mortgaged property securing the defaulted mortgage loan;

(2)	to advance as necessary and approved in advance by the pool insurer:

•	real estate property taxes;

•
all expenses required to preserve and repair the mortgaged property, to protect the mortgaged property from waste, so that the mortgaged property is in at least as good a condition as existed on the date upon which coverage under the pool insurance policy with respect to the related mortgaged property first became effective, ordinary wear and tear excepted;

•	property sales expenses;

•	any outstanding liens on the mortgaged property; and

•	foreclosure costs including court costs and reasonable attorneys’ fees; and

(3)
if there has been physical loss or damage to the mortgaged property, to restore the mortgaged property to its condition, reasonable wear and tear excepted, as of the issue date of the pool insurance policy.

It also will be a condition precedent to the payment of any claim under the pool insurance policy that the related insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all mortgage loans that have loan-to-value ratios at the time of origination in excess of 80%. FHA insurance and VA guarantees will be considered to be an acceptable primary mortgage insurance policy under the pool insurance policy.

Assuming satisfaction of these conditions, the related pool insurer will pay to the related insured the amount of loss, but not more than the remaining amount of coverage under the pool insurance policy determined, unless otherwise specified, as follows:

(1)	the amount of the unpaid principal balance of the related mortgage loan immediately prior to the Approved Sale of the mortgaged property;

(2)	the amount of the accumulated unpaid interest on the related mortgage loan to the date of claim settlement at the applicable mortgage rate; and

(3)	advances as described above, less:

•
all rents or other payments, excluding proceeds of fire and extended coverage insurance, collected or received by the related insured, which are derived from or in any way related to the mortgaged property;

•
amounts paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and repairing the mortgaged property and which have not been applied to the payment of the related mortgage loan;

•	any claims payments previously made by the pool insurer on the related mortgage loan;

•	due and unpaid premiums payable with respect to the pool insurance policy; and

•	all claim payments received by the related insured pursuant to any primary mortgage insurance policy.

The related pool insurer must be provided with good and merchantable title to the mortgaged property as a condition precedent to the payment of any amount of a claim for benefits under a primary mortgage insurance policy. If any mortgaged property securing a defaulted mortgage loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the mortgaged property to a condition sufficient to permit recovery under the pool insurance policy, the servicer of the related mortgage loan will not be required to expend its own funds to restore the damaged mortgaged property unless it is determined:

•	that the restoration will increase the proceeds to the securityholders of the related series on liquidation of the mortgage loan, after reimbursement of the expenses of the master servicer; and

•
that the expenses will be recoverable by it through payments under the financial guaranty insurance policy, surety bond or letter of credit, if any, with respect to that series, liquidation proceeds, insurance proceeds, amounts in the reserve fund, if any, or payments under any other form of credit enhancement described in this prospectus and specified in the applicable prospectus supplement, if any, with respect to that series.

No pool insurance policy will insure, and many primary mortgage insurance policies may not insure, against loss sustained by reason of a default arising from, among other things:

(1)
fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the borrower, any unaffiliated seller, the originator or other persons involved in the origination thereof; or

(2)	the exercise by the related insured of a “due-on-sale” clause or other similar provision in the mortgage loan.

Depending upon the nature of the event, a breach of representation made by the depositor or the sponsor may also have occurred. Such a breach, if it materially and adversely affects the interests of the securityholders of that series and cannot be cured, would give rise to a repurchase obligation on the part of the depositor or sponsor as more fully described under “The Agreements — Assignment of Primary Assets.”

The original amount of coverage under the pool insurance policy will be reduced over the life of the securities of the related series by the total dollar amount of claims paid less the total of the net amounts realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby.

The amount of claims paid will include certain expenses incurred by the master servicer or the servicer of the defaulted mortgage loan as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if total net claims paid under a pool insurance policy reach the original policy limit, coverage under the pool insurance policy will lapse and any further losses will be borne by the holders of the securities of that series. In addition, unless the servicer could determine that an advance in respect of a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of that mortgage loan or otherwise, the servicer would not be obligated to make an advance respecting any delinquency, since the advance would not be ultimately recoverable to it from either the pool insurance policy or from any other related source. See “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements — Advances” in this prospectus.

Any pool insurance policy for a contract pool underlying a series of securities will be described in the related prospectus supplement.

Special Hazard Insurance Policies

If stated in the related prospectus supplement, the trustee or servicer obtain a special hazard insurance policy for the mortgage pool underlying a series of securities. A special hazard insurance policy for a mortgage pool underlying the securities of a series will be issued by the special hazard insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to the limitations described below, protect against loss by reason of damage to mortgaged properties caused by certain hazards, including vandalism and earthquakes and, except where the borrower is required to obtain flood insurance, floods and mudflows, not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located. The special hazard insurance policy will not cover losses occasioned by war, certain governmental actions, nuclear reaction and certain other perils. Coverage under a special hazard insurance policy will be at least equal to the amount set forth in the related prospectus supplement.

Subject to the foregoing limitations, each special hazard insurance policy will provide that, when there has been damage to the mortgaged property securing a defaulted mortgage loan and to the extent the damage is not covered by the standard hazard insurance policy, if any, maintained by the borrower or the servicer, the special hazard insurer will pay the lesser of:

•	the cost of repair or replacement of the mortgaged property; or

•
upon transfer of the mortgaged property to the special hazard insurer, the unpaid balance of the related mortgage loan at the time of acquisition of the mortgaged property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement, excluding late charges and penalty interest, and certain expenses incurred in respect of the mortgaged property.

No claim may be validly presented under a special hazard insurance policy unless:

•
hazard insurance on the mortgaged property has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid, all of which must be approved in advance as necessary by the related insurer; and

•	the related insured has acquired title to the mortgaged property as a result of default by the borrower.

If the sum of the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the mortgaged property. Any amount paid as the cost of repair of the mortgaged property will further reduce coverage by that amount.

The terms of the related agreements will require the master servicer to maintain the special hazard insurance policy in full force and effect throughout the term of the agreements. If a pool insurance policy is required to be maintained pursuant to the related agreements, the special hazard insurance policy will be designed to permit full recoveries under the pool insurance policy in circumstances where recoveries would otherwise be unavailable because the related mortgaged property has been damaged by a cause not insured against by a standard hazard insurance policy. In that event, the related agreements will provide that, if the related pool insurance policy shall have terminated or been exhausted through payment of claims, the servicer will be under no further obligation to maintain the special hazard insurance policy.

Any special hazard insurance policies for a contract pool underlying a series of securities will be described in the related prospectus supplement.

Mortgagor Bankruptcy Bond

In the event of a personal bankruptcy of a borrower, a bankruptcy court may establish the value of the related mortgaged property or cooperative dwelling at an amount less than the then outstanding principal balance of the related mortgage loan. The amount of the secured debt could be reduced to that lesser value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent the outstanding principal balance of that mortgage loan exceeds the value so assigned to the related mortgaged property or cooperative dwelling by the bankruptcy court. In addition, certain other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding. If stated in the related prospectus supplement, losses resulting from a bankruptcy proceeding affecting the Loans in a pool will be covered under a borrower bankruptcy bond, or any other instrument that will not result in a downgrading of the rating of the securities of a series by the related rating agencies. Any borrower bankruptcy bond will provide for coverage in an amount acceptable to the related rating agency, which will be set forth in the related prospectus supplement. Subject to the terms of the mortgagor bankruptcy bond, the issuer thereof may have the right to purchase any mortgage loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal balance of that mortgage loan plus accrued and unpaid interest thereon. The coverage of the mortgagor bankruptcy bond with respect to a series of securities may be reduced as long as any reduction will not result in a reduction of the outstanding rating of the securities of that series by the related rating agency.

Certain Yield and Prepayment Considerations

Yield

The yield to maturity of a security will depend on the price paid by the holder of the security, the interest rate if the security is entitled to payments of interest, the rate and timing of principal payments on the related Primary Assets, including prepayments, liquidations and repurchases, and the allocation of principal payments to reduce the principal balance or notional balance of the security, among other factors.

In general, if a security is purchased at a premium over its face amount and payments of principal on the related loan occur at a rate faster than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than that assumed at the time of purchase. This is particularly true for interest-only securities. In addition, if a class of securities is purchased at a discount from its face amount and payments of principal on the related loan occur at a rate slower than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than assumed. This is particularly true for principal-only securities. The effect of principal prepayments, liquidations and purchases of Loans on yield will be particularly significant in the case of a class of securities entitled to payments of interest only or disproportionate payments of interest. In addition, the total return to investors of securities evidencing a right to distributions of interest at a rate that is based on the weighted average net loan rate of the loans from time to time will be adversely affected by principal prepayments on loans with loan rates higher than the weighted average loan rate on the loans. In general, loans with higher loan rates prepay at a faster rate than loans with lower loan rates. In some circumstances rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with a interest rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related loans than other classes of securities.

A class of securities may be entitled to payments of interest at a fixed, variable or adjustable interest rate, or any combination of interest rates, each as specified in the accompanying prospectus supplement, or may not be entitled to payments of interest at all. A variable interest rate may be calculated based on the weighted average of the net loan rates, net of servicing fees and any excess spread, of the related loans for the month preceding the distribution date. An adjustable interest rate may be calculated by reference to an index described in this prospectus under “The Trusts and the Trust Assets—Mortgage Loans—General” and identified in the related prospectus supplement, or otherwise.

The total payments of interest on a class of securities, and the yield to maturity on that security, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional balance of securities entitled to payments of interest only, and, in the case of securities evidencing interests in adjustable rate mortgage loans, by changes in the net loan rates on the adjustable rate mortgage loans. The yields on the securities will also be affected by liquidations of loans following borrower defaults and by purchases of Loans in the event of breaches of representations made for the loans by the sponsor and others, or conversions of adjustable rate mortgage loans to a fixed interest rate.

In general, defaults on mortgage loans and contracts are expected to occur with greater frequency in their early years. The rate of default on cash out refinance, limited documentation or no documentation mortgage loans, and on loans with high loan-to-value ratios or combined loan-to-value ratios, as applicable, may be higher than for other types of loans. Likewise, the rate of default on loans that have been originated under lower than traditional underwriting standards may be higher than those originated under traditional standards. A trust may include mortgage loans or contracts that are one month or more delinquent at the time of offering of the related series of securities or which have recently been several months delinquent. The rate of default on delinquent mortgage loans or mortgage loans or contracts with a recent history of delinquency, including re-performing loans, is likely to be higher than the rate of default on loans that have a current payment status.

The rate of defaults and the severity of losses on mortgage loans or contracts with document deficiencies may be higher than for mortgage loans or contracts with no documentation deficiencies. To the extent that any document relating to a loan is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the timing and the amount of liquidation proceeds received by the trustee.

The risk of loss may also be greater on mortgage loans or contracts with loan-to-value ratios or combined loan-to-value ratios greater than 80% and no primary insurance policies. The yield on any class of securities and the timing of principal payments on that class may also be affected by modifications or actions that may be taken or approved by the master servicer, the servicer or any of their affiliates as described in this prospectus under “The Agreements — The Pooling and Servicing Agreement,” in connection with a mortgage loan or contract that is in default, or if a default is reasonably foreseeable.

In addition, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

For some loans, including adjustable rate mortgage loans, the loan rate at origination may be below the rate that would result if the index and margin relating to those loans were applied at origination. Under the applicable underwriting standards, the borrower under each of the loans usually will be qualified on the basis of the loan rate in effect at origination which reflects a rate significantly lower than the maximum rate. The repayment of any loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate. In addition, the periodic increase in the amount paid by the borrower of a buydown loan during or at the end of the applicable buydown period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default for the related loan.

For any loan secured by a junior lien on the related mortgaged property, the inability of the borrower to pay off the balance thereof may be affected by the ability of the borrower to obtain refinancing of any related senior loan, thereby preventing a potential improvement in the borrower’s circumstances.

The holder of a loan secured by a junior lien on the related mortgaged property will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim, including any related foreclosure costs, is not paid in full, since no junior liens or encumbrances survive such a foreclosure. Also, due to the priority of the senior mortgage, the holder of a loan secured by a junior lien on the related mortgaged property may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Investors should be aware that any liquidation, insurance or condemnation proceeds received relating to any loans secured by junior liens on the related mortgaged property will be available to satisfy the outstanding balance of such loans only to the extent that the claims of the holders of the senior mortgages have been satisfied in full, including any related foreclosure costs. For loans secured by junior liens that have low balances relative to the amount secured by more senior mortgages, foreclosure costs may be substantial relative to the outstanding balance of the loan, and the amount of any liquidation proceeds available to securityholders may be smaller as a percentage of the outstanding balance of the loan than would be the case for a first lien residential loan. In addition, the holder of a loan secured by a junior lien on the related mortgaged property may only foreclose on the property securing the related loan subject to any senior mortgages, in which case the holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

Similarly, a borrower of a balloon loan will be required to pay the balloon amount at maturity. Those loans pose a greater risk of default than fully-amortizing loans, because the borrower’s ability to make such a substantial payment at maturity will in most cases depend on the borrower’s ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower’s personal economic circumstances, the borrower’s equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. None of the depositor, the sponsor, any seller or any of their affiliates will be obligated to refinance or repurchase any loan or to sell any mortgaged property, unless that obligation is specified in the accompanying prospectus supplement.

The loans rates on adjustable rate mortgage loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently. Because initial loan rates are typically lower than the sum of the indices applicable at origination and the related margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest that will be added to their principal balance and will bear interest at the applicable loan rate.

If stated in the accompanying prospectus supplement, a trust may contain GPM loans or buydown loans that have monthly payments that increase during the first few years following origination. Borrowers in most cases will be qualified for those loans on the basis of the initial monthly payment. To the extent that the related borrower’s income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

Manufactured homes, unlike residential real estate properties, in most cases depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home may be lower than the principal balance outstanding under the related contract.

If credit enhancement for a series of securities is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, that credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its security. In the event of a default under the terms of a letter of credit, insurance policy or bond, any realized losses on the loans not covered by the credit enhancement will be applied to a series of securities in the manner described in the accompanying prospectus supplement and may reduce an investor’s anticipated yield to maturity.

The accompanying prospectus supplement may describe other factors concerning the Primary Assets underlying a series of securities or the structure of that series that will affect the yield on the securities.

No assurance can be given that the value of the mortgaged property securing a loan has remained or will remain at the level existing on the date of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties in a particular pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

Generally, when a full prepayment is made on a mortgage loan or contract, the borrower under the mortgage loan or the borrower under a contract, is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, at a daily interest rate determined by dividing the mortgage rate or contract rate by 365. Full prepayments will reduce the amount of interest paid by the related borrower or borrower because interest on the principal balance of any mortgage loan or contract so prepaid will be paid only to the date of prepayment instead of for a full month; however, unless otherwise provided in the applicable prospectus supplement, the servicer with respect to a series will be required to pay from its own funds the portion of any interest at the related mortgage rate or contract rate, in each case less the servicing fee rate, that is not so received. Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made. Accordingly, to the extent not covered by the servicer, prepayments will reduce the yield to maturity of the securities. See “— Maturity and Prepayment” below.

Maturity and Prepayment

The original terms to maturity of the loans in a given trust will vary depending on the types of loans included in that trust. The prospectus supplement for a series of securities will contain information regarding the types and maturities of the loans in the related trust. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations for the related loans will affect the weighted average life of and yield on the related series of securities.

Prepayments on loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of securities may describe one or more prepayment standards or models and may contain tables setting forth the projected yields to maturity on each class of securities or the weighted average life of each class of securities and the percentage of the original principal balance of each class of securities of that series that would be outstanding on the specified distribution dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the loans are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the loans underlying a series of securities will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

The following is a list of some of the factors that may affect prepayment experience:

•	homeowner mobility;

•	economic conditions;

•	changes in borrowers’ housing needs;

•	job transfers;

•	unemployment;

•	borrowers’ equity in the properties securing the mortgages;

•	servicing decisions;

•	enforceability of due-on-sale clauses;

•	mortgage market interest rates;

•	mortgage recording taxes;

•	solicitations and the availability of mortgage funds; and

•	the obtaining of secondary financing by the borrower.

All statistics known to the depositor that have been compiled for prepayment experience on loans indicate that while some loans may remain outstanding until their stated maturities, a substantial number will be paid significantly earlier than their respective stated maturities. The rate of prepayment for conventional fixed-rate loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the loan rates on the loans underlying a series of securities, the prepayment rate of those loans is likely to be significantly higher than if prevailing rates remain at or above the rates borne by those loans. Conversely, when prevailing interest rates increase, borrowers are less likely to prepay their loans.

Some mortgage loans may only be prepaid by the borrowers during specified periods upon the payment of a prepayment fee or penalty. The requirement to pay a prepayment fee or penalty may, to the extent that the prepayment penalty is enforceable under applicable law, discourage some borrowers from prepaying their mortgage loans or contracts. The servicer will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the securities, except to the extent specified in the related prospectus supplement. However, some states’ laws restrict the imposition of prepayment charges even when the mortgage loans or contracts expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on mortgage loans or contracts that provide for the payment of these charges.

The inclusion in a trust of mortgage loans with a negative amortization feature may affect the yields on the securities of the related series, because the amount of the borrower’s monthly payment may be limited (subject in some cases to periodic adjustment) which may have the effect of reducing the amount of interest collections for any particular distribution date. The negative amortization feature could result in periodic increases in the principal balances of the related mortgage loans. Those mortgage loans may experience a higher rate of delinquency and default and a greater severity of loss than mortgage loans without this feature.

The addition of any deferred interest to the principal balance of any related class of securities may lengthen the weighted average life of that class of securities and may adversely affect yield to holders of those securities.

Mortgage loans and contracts with fixed interest rates, except in the case of FHA and VA loans, generally contain due-on-sale clauses permitting the mortgagee or obligee to accelerate the maturity thereof upon conveyance of the mortgaged property. In most cases, the servicer may permit proposed assumptions of mortgage loans and contracts where the proposed buyer meets the underwriting standards applicable to that mortgage loan or contract. This assumption would have the effect of extending the average life of the mortgage loan or contract. FHA loans and VA loans are not permitted to contain “due on sale” clauses, and are freely assumable.

An adjustable rate mortgage loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the loan and, in the reasonable judgment of the servicer, the security for the adjustable rate mortgage loan would not be impaired by the assumption. The extent to which adjustable rate mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities. See “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements — Due on Sale Clauses; Assumptions,” and “Certain Legal Aspects of Loans and Contracts — Enforceability of Certain Provisions” in this prospectus for a description of provisions of each agreement and legal developments that may affect the prepayment rate of loans.

The terms of the agreements for a specific series generally will require the related servicer or special servicer, if applicable, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property or cooperative dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted. See “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements — Due on Sale Clauses; Assumptions” and “Certain Legal Aspects of Loans and Contracts” in this prospectus for a description of certain provisions of the agreements and certain legal developments that may affect the prepayment experience on the related mortgage loans.

At the request of the related borrowers, the servicer may refinance the mortgage loans in any pool by accepting prepayments on those mortgage loans and making new loans secured by a mortgage on the same property. Upon any refinancing, the new loans will not be included in the related pool and the related servicer will be required to repurchase the affected mortgage loan. A borrower may be legally entitled to require the servicer to allow a refinancing. Any repurchase of a refinanced mortgage loan will have the same effect as a prepayment in full of the related mortgage loan.

For any index used in determining the rate of interest applicable to any series of securities or loan rates of the underlying mortgage loans or contracts, there are a number of factors that affect the performance of that index and may cause that index to move in a manner different from other indices. If an index applicable to a series responds to changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to securityholders due to those rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, that index may remain higher than other market interest rates which may result in a higher level of prepayments of the loans, which adjust in accordance with that index, than of mortgage loans or contracts which adjust in accordance with other indices.

Mortgage loans made with respect to multifamily properties and mixed use properties may have provisions that prohibit prepayment entirely or for certain periods and/or require payment of premium or yield maintenance penalties, and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan. Prepayments of these mortgage loans may be affected by these and other factors, including changes in interest rates and the relative tax benefits associated with ownership of multifamily property and mixed use property.

If stated in the prospectus supplement relating to a specific series, the depositor or other specified entity will have the option to repurchase the assets included in the related trust under the conditions stated in the related prospectus supplement. For any series of securities for which the depositor has elected to treat the trust as a REMIC, any optional repurchase of assets will be effected in compliance with the requirements of Section 860F(a)(4) of the Code (as defined herein) so as to constitute a “qualifying liquidation” thereunder. In addition, the depositor will be obligated, under certain circumstances, to repurchase certain assets of the related trust. The sponsor will also have certain repurchase obligations, as more fully described in this prospectus.

The Agreements

The following summaries describe certain material provisions of the agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements. Where particular provisions or terms used in the agreements are referred to, these provisions or terms are as specified in the related agreements.

General

Primary Assets will generally, unless otherwise specified in the applicable prospectus supplement, be conveyed by the sponsor or applicable seller or sellers to the depositor pursuant to a sale agreement or similar document (the “sale agreement”). Pass-through certificates representing interests in a trust, or an Asset Group, that the trustee will elect to have treated as a REMIC or a grantor trust will be issued, and the related trust will be created, pursuant to a pooling and servicing agreement or trust agreement among the depositor, the trustee and the master servicer or servicer, and any other parties identified in the applicable prospectus supplement, or a trust agreement among the depositor, the trustee and any other parties identified in the applicable prospectus supplement. A series of notes issued by a trust will be issued pursuant to an indenture between the related trust and an indenture trustee named in the prospectus supplement. In the case of a series of notes, the trust, the depositor and any other parties identified in the applicable prospectus supplement will also enter into an agreement, which may be referred to as a sale and servicing agreement, transfer and servicing agreement, or sale and collection agreement, with the indenture trustee.

The sale agreement or other similar document, pooling and servicing agreement, trust agreement, indenture, sale and servicing agreement, transfer and servicing agreement, servicing agreement and sale and collection agreement, to the extent applicable to securities of a particular series, are referred to collectively as the “agreements” for that series. In addition, the pooling and servicing agreement, sale and servicing agreement or transfer and servicing agreement, as applicable, are referred to as the “pooling and servicing agreement” for the applicable series. In the case of a series of notes, the trust will be established either as a statutory trust under the law of the state specified in the prospectus supplement or as a common law trust under the law of the state specified in the prospectus supplement pursuant to a trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of notes. The Primary Assets of a trust will be serviced in accordance with the agreements or one or more underlying servicing agreements. In some cases, provisions regarding the servicing of Loans that are described in this prospectus as being included in the agreements may appear in the related servicing agreement.

Assignment of Primary Assets

General

The sponsor or applicable seller or sellers will convey the Primary Assets to the depositor pursuant to a sale agreement. Unless otherwise specified in the applicable prospectus supplement, the depositor will assign its rights under the sale agreement to the trust or trustee. The trustee will have no recourse directly against the depositor except to the limited extent, if any, provided in the pooling and servicing agreement.

Mortgage Loans

The depositor will cause the Loans to be included in a trust to be assigned to the trustee, together with (generally) all principal and interest received on or with respect to those mortgage loans after the cut-off date, but not including principal and interest due on or before the cut-off date. The trustee will, concurrently with the assignment of mortgage loans, deliver the securities to the depositor or its designee in exchange for the Loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to a related agreement. The schedule will include information such as the adjusted principal balance of each mortgage loan as of the cut-off date, as well as information respecting the interest rate, the currently scheduled monthly, or other periodic, payment of principal and interest, the maturity date of the mortgage note and the loan-to-value ratio of the mortgage loan.

In some cases, in accordance with the rules of membership of MERSCORP, Inc. and/or Mortgage Electronic Registration Systems, Inc., or MERS, assignments of mortgages for a mortgage loan in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS System. For trust assets registered through the MERS System, MERS will serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those trust assets.

In addition, unless otherwise specified in the applicable prospectus supplement the depositor will, as to each mortgage loan that is not a cooperative loan, deliver or cause to be delivered to the trustee, or to its custodian, the mortgage note endorsed to the order of the trustee or in blank, the mortgage with evidence of recording indicated thereon and, except in the case of a mortgage registered with MERS, an assignment of the mortgage in recordable form. With respect to any mortgage not returned from the public recording office, the depositor will, unless otherwise specified in the applicable prospectus supplement, deliver a copy of the mortgage together with its certificate stating that the original of the mortgage was delivered to the recording office. Unless otherwise specified in the applicable prospectus supplement, assignments of the mortgage loans to the trustee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, a recording is not required to protect the trustee’s interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan. In other cases, the mortgage notes and mortgages may be retained by sellers unaffiliated with the depositor or the servicer under the circumstances described in the related prospectus supplement, and the assignments of mortgage into the name of the trustee will only be recorded under the circumstances described in the related prospectus supplement. In addition, with respect to any multifamily mortgage loans and mixed-use mortgage loans, unless otherwise specified in the applicable prospectus supplement the depositor will deliver or cause to be delivered to the trustee or its custodian, if applicable, the assignment of leases, rents and profits, if separate from the mortgage, and an executed re-assignment of assignment of leases, rents and profits.

Unless otherwise specified in the applicable prospectus supplement, the depositor will cause to be delivered to the trustee, its agent or a custodian, with respect to any cooperative loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers. A financing statement will be filed in the appropriate office evidencing the trustee’s security interest in each cooperative loan.

The trustee or a custodian on behalf of the trustee will, within a specified number of days after receipt, review the mortgage loan documents. If the sponsor or another entity specified in the related prospectus supplement cannot cure any material omission or defect in the mortgage loan documents within the time period specified in the related prospectus supplement, the sponsor or other entity will be obligated as provided in the related agreements to either substitute the affected mortgage loan for a substitute mortgage loan or loans, or to repurchase the related mortgage loan from the trust within the time period specified in the related prospectus supplement at a price equal (unless otherwise specified) to the principal balance thereof as of the date of purchase or, in the case of a series as to which an election has been made to treat the related trust as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable mortgage rate to the first day of the month following the repurchase, plus the amount of any unreimbursed Advances (as defined herein) made by the servicer in respect of the related mortgage loan. This purchase obligation and any related indemnity will constitute the sole remedy available to the securityholders or the trustee for a material omission or defect in a constituent document. If stated in the related prospectus supplement, mortgage loans will not be required to be repurchased or substituted for upon the discovery of certain omissions or defects in a constituent document.

If stated in the applicable prospectus supplement, with respect to the mortgage loans in a pool, the depositor or the sponsor will make representations and warranties as to certain matters regarding the related mortgage loans and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each mortgage loan. See “The Trusts and the Trust Assets — Assignment of Primary Assets” in this prospectus. In addition, if stated in the related prospectus supplement, the depositor or the sponsor will represent and warrant that, as of the cut-off date for the related series of securities, no mortgage loan is more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation or warranty by the depositor or the sponsor that materially and adversely affects the interest of securityholders, the depositor or the sponsor, as applicable, will be obligated either to cure the breach in all material respects or to purchase the mortgage loan at the purchase price set forth in the previous paragraph. In some cases, the depositor or the sponsor may substitute for mortgage loans as described in the succeeding paragraph. This repurchase or substitution obligation and any related indemnity will constitute the sole remedy available to securityholders or the trustee for a breach of representation or warranty by the depositor or the sponsor.

Within the period, if any, specified in the related prospectus supplement following the date of issuance of a series of securities, the sponsor or applicable seller or the depositor may deliver to the trustee substitute mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, or as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of securityholders. The required characteristics of any substitute mortgage loan and any additional restrictions relating to the substitution of mortgage loans will generally be as described in the prospectus supplement.

If stated in related prospectus supplement, mortgage loans may be transferred to the trust with documentation of defects or omissions, such as missing notes or mortgages or missing title insurance policies. If stated in the related prospectus supplement, none of the sponsor, the depositor or any other person will be required to cure those defects or repurchase those mortgage loans if the defect or omission is not cured.

If a custodian is not identified on the closing date the trustee will be authorized, with the consent of the depositor and the servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the mortgage loans as the agent of the trustee.

Pursuant to each agreement, the master servicer or servicer, either directly or through subservicers, or a special servicer, if applicable, will service and administer the mortgage loans assigned to the trustee as more fully set forth below. The special servicer may also be a party to the agreements with respect to a series of securities, in which case the related prospectus supplement will describe the duties and responsibilities of the special servicer.

Contracts

The depositor will cause the contracts constituting the contract pool to be assigned to the trustee, together (generally) with principal and interest due on or with respect to the contracts after the cut-off date, but not including principal and interest due on or before the cut-off date. If the depositor is unable to obtain a perfected security interest in a contract prior to transfer and assignment to the trustee, the related unaffiliated seller will be obligated to repurchase that contract. The trustee will, concurrently with the assignment of contracts, deliver the securities to the depositor or its designee in exchange for the contracts. Each contract will be identified in a schedule appearing as an exhibit to a related agreement. That contract schedule will specify, with respect to each contract, among other things:

•	the original principal balance and the adjusted principal balance as of the close of business on the cut-off date;

•	the annual percentage rate;

•	the current scheduled monthly level payment of principal and interest; and

•	the maturity of the contract.

In addition, unless otherwise specified in the applicable prospectus supplement the depositor, as to each contract, will deliver or cause to be delivered to the trustee or its custodian, the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. In other cases, the contract and other documents and instruments may be retained by sellers unaffiliated with the depositor or the servicer under the circumstances described in the related prospectus supplement. In order to give notice of the right, title and interest of the securityholders to the contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor identifying the trustee as the secured party and identifying all contracts as collateral. If stated in the related prospectus supplement, the contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trust. However, in most cases the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust. Therefore, if a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trustee, the interest of the securityholders in the contracts could be defeated. See “Certain Legal Aspects of Loans and Contracts — Manufactured Housing Contracts” in this prospectus.

The trustee, or a custodian on behalf of the trustee, will review the contract documents within the number of days specified in the related prospectus supplement after receipt. If any contract document is found to be defective in any material respect as provided in the related agreements, the related seller unaffiliated with the depositor must cure that defect within 90 days, or within some other period that is specified in the related prospectus supplement. If the defect is not cured, the related seller will be required to repurchase the related contract or any property acquired in respect thereof from the trustee at a price equal (unless otherwise specified) to:

•	the remaining unpaid principal balance of the defective contract; or

•	in the case of a repossessed manufactured home, the unpaid principal balance of the defective contract immediately prior to the repossession; or

•
in the case of a series as to which an election has been made to treat the related trust as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code;

in each case together with accrued but unpaid interest to the first day of the month following repurchase, plus any unreimbursed Advances respecting the defective contract. The repurchase obligation and any related indemnity constitutes the sole remedy available to the securityholders or the trustee for a material defect in a contract document.

If stated in the applicable prospectus supplement, with respect to the contracts in a pool, the depositor or the sponsor will make representations and warranties as to certain matters regarding the related contracts and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each contract. See “The Trusts and the Trust Assets — Assignment of Primary Assets” in this prospectus. In addition, if stated in the related prospectus supplement, the depositor or the sponsor will represent and warrant that, as of the cut-off date for the related series of securities, no contract is more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation or warranty by the depositor or the sponsor that materially and adversely affects the interest of securityholders, the depositor or the sponsor, as applicable, will be obligated as provided in the related documents either to cure the breach in all material respects or to purchase the contract at the purchase price set forth in the previous paragraph. In some cases, the depositor or the sponsor may substitute for mortgage loans as described in the succeeding paragraph. This repurchase or substitution obligation and any related indemnity will constitute the sole remedy available to securityholders or the trustee for a breach of representation or warranty by the depositor or the sponsor.

If stated in the related prospectus supplement, the depositor may make certain limited representations with respect to the contracts.

If stated in related prospectus supplement, contracts may be transferred to the trust with documentation of defects or omissions, such as missing documents. If stated in the related prospectus supplement, none of the sponsor, the depositor or any other person will be required to cure those defects or repurchase those contracts if the defect or omission is not cured.

If a custodian is not identified on the closing date the trustee will be authorized, with the consent of the depositor and the servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the contracts as the agent of the trustee.

Pursuant to each agreement, the master servicer or servicer, either directly or through subservicers, or a special servicer, if applicable, will service and administer the contracts assigned to the trustee as more fully set forth below. The special servicer may also be a party to the agreement with respect to a series of securities, in which case the related prospectus supplement will describe the duties and responsibilities of the special servicer.

Conveyance of Subsequent Loans

With respect to a series of securities for which a pre-funding arrangement is provided, in connection with any conveyance of Subsequent Loans to the trust after the issuance of the related securities, the related agreement will require the sponsor and the depositor to satisfy the conditions specified in the applicable prospectus supplement, which may include, among others:

•
each Subsequent Loan purchased after the applicable closing date must satisfy the representations and warranties contained in the subsequent transfer agreement to be entered into by the depositor, the sponsor and the trustee and in the related agreement;

•	the sponsor will not select the Subsequent Loans in a manner that it believes is adverse to the interests of the securityholders;

•
as of the related cut-off date, all of the Loans in the loan pool at that time, including the Subsequent Loans purchased after the closing date, will satisfy the criteria set forth in the related agreement;

•	the Subsequent Loans will have been approved by any third party provider of credit enhancement, if applicable; and

•
before the purchase of each Subsequent Loan, the trustee will perform an initial review of certain related loan file documentation for the loan and issue an initial certification for which the required documentation in the loan file has been received with respect to each Subsequent Loan.

The Subsequent Loans, on an aggregate basis, will have characteristics similar to the characteristics of the initial pool of Loans as described in the related prospectus supplement. Each acquisition of any Subsequent Loans will be subject to the review of the aggregate statistical characteristics of the related loan pool for compliance with the applicable statistical criteria set forth in the related agreement, which will be conducted by any third party provider of credit enhancement, if applicable, the rating agencies and the sponsor’s accountants.

Notwithstanding the foregoing provisions, with respect to a trust for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code. See “The Trusts and the Trust Assets — Pre-Funding” above.

Acquisition by Trust of Revolving Loans

With respect to a series of securities for which a Revolving Period arrangement is provided, in connection with any acquisition of Revolving Loans by the trust after the issuance of the related securities, the related agreement will require the sponsor and the depositor to satisfy the conditions specified in the applicable prospectus supplement, which may include, among others:

•
each Revolving Loan acquired by the trust after the applicable closing date must satisfy the representations and warranties contained in the subsequent transfer agreement to be entered into by the depositor, the sponsor and the trustee and in the related agreement;

•	neither the sponsor nor the trustee will select the Revolving Loans in a manner that it believes is adverse to the interests of the securityholders;

•
as of the related cut-off date, all of the loans in the loan pool at that time, including the Revolving Loans purchased after the closing date, will satisfy the criteria set forth in the related agreement;

•	the Revolving Loans will have been approved by any third party provider of credit enhancement, if applicable; and

•
before the purchase of each Revolving Loan, the trustee will perform an initial review of certain related loan file documentation for the loan and issue an initial certification for which the required documentation in the loan file has been received with respect to each Revolving Loan.

The Revolving Loans, on an aggregate basis, will have characteristics similar to the characteristics of the initial pool of loans as described in the related prospectus supplement. Each acquisition of any Revolving Loans will be subject to the review of the aggregate statistical characteristics of the related loan pool for compliance with the applicable statistical criteria set forth in the related agreement, which will be conducted by any third party provider of credit enhancement, if applicable, the rating agencies and the sponsor’s accountants.

Notwithstanding the foregoing provisions, with respect to a trust for which a REMIC election is to be made, no purchase or substitution of a Revolving Loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code. See “The Trusts and the Trust Assets — Revolving Account” above.

Assignment of Depositor’s Rights with Respect to Representations and Warranties

At the time of issuance of the securities of a series, the depositor will assign to the Trustee all the depositor’s right, title and interest with respect to the representations and warranties made by the sponsor in respect of the Loans and the remedies provided for breach of such representations and warranties. For a description of these representations and warranties, see “The Trusts and the Trust Assets — Assignment of Primary Assets — Representations and Warranties” above.

The Pooling and Servicing Agreement and the Servicing Agreements

The provisions of this section will generally be applicable, unless otherwise specified in the related prospectus supplement, to a pooling and servicing agreement, sale and servicing agreement, transfer and servicing agreement or sale and collection agreement, and to the servicing agreements.

General

If the securities of a series consist of pass-through certificates, the certificates will be issued pursuant to the pooling and servicing agreement. If the securities of a series consist of notes and certificates, the notes will be issued pursuant to an indenture and the certificates will be issued pursuant to a trust agreement.

The pooling and servicing agreement for a series of securities may provide for a master servicer that will be responsible (to the extent described in the applicable prospectus supplement) for enforcement of the servicing obligations of various servicers (and that may or may not service loans directly), or for a servicer that may service loans directly or may do so through one or more subservicers.

Servicing

Each servicer will be required to service the Loans in accordance with the provisions of the applicable servicing agreement under the supervision of the master servicer, to the extent provided in the pooling and servicing agreement and consistent with the applicable servicing agreement. Unless otherwise specified in the applicable prospectus supplement, the master servicer will not be ultimately responsible for the performance of the servicing activities by any servicer, except, unless otherwise specified in the applicable prospectus supplement, as described under “— Advances” below. In addition, unless otherwise specified in the applicable prospectus supplement, the master servicer will not be responsible for the supervision of the activities of the servicers related to resolution of defaulted mortgage loans, including collections, modifications, foreclosure and disposition of real property to which title has been taken by the servicer by foreclosure, deed-in-lieu of foreclosure or otherwise (“REO property”). If a servicer fails to fulfill its obligations under the applicable servicing agreement, the master servicer will be obligated to terminate that servicer and, within 90 days of such termination (or such other period of time as is specified in the applicable agreement), appoint a successor servicer that satisfies the eligibility requirements set forth in the servicing agreement.

A servicer will be permitted, subject to the provisions of the servicing agreement, to modify the terms of a mortgage loan in order to prevent default or to mitigate a loss. These modifications could include, for example, changes in the applicable mortgage loan interest rate, monthly payment amount or maturity date (provided, however, that no maturity date may be extended past the maturity date of the mortgage loan with the latest maturity date as of the closing date), or forgiveness of defaulted payments.

A servicer may have the discretion to waive prepayment premiums (if any) as provided in the related servicing agreement.

The depositor or an affiliate of the depositor may retain ownership of the servicing rights with respect to certain of the mortgage loans, and may transfer those servicing rights, subject to the conditions set forth in the pooling and servicing agreement, and may transfer the servicing related thereto to one or more successor servicers at any time, subject to the conditions set forth in the applicable servicing agreement and the pooling and servicing agreement, including the requirement that, in the case of transfers to a successor servicer other than a servicer identified in the applicable prospectus supplement, each rating agency confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the securities of the related series.

Affiliates of the depositor may undertake certain limited loss mitigation and foreclosure efforts with respect to defaulted mortgage loans.

Certain of the FHA mortgage loans and VA mortgage loans in a trust will, if specified in the applicable prospectus supplement, be serviced on a full recourse basis. See “— Full Recourse Servicing of Certain FHA and VA Mortgage Loans” below.

A servicer will, to the extent permitted by law and if provided in the applicable servicing agreement and the related loan documents, establish and maintain an escrow in which borrowers will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items and will, if provided in the applicable servicing agreement, make advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a mortgaged property due to a tax sale or the foreclosure thereof as a result of a tax lien. This obligation may, but is not required to, be satisfied by the provision of insurance coverage against loss occasioned by the failure to escrow insurance premiums rather than causing escrows to be made. Withdrawals from an escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in that escrow account, if required, and to clear and terminate that escrow account. The servicer will be responsible for the administration of each escrow account and will be obligated, to the extent provided in the applicable servicing agreement, to make advances to those accounts when a deficiency exists in any of those escrow accounts. Alternatively, in lieu of establishing an escrow account, the servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the related rating agency, covering loss occasioned by the failure to escrow such amounts.

Collections and Remittances

Each servicing agreement will require that the applicable servicer remit to the master servicer for deposit in a segregated account (the “collection account”) on a monthly basis collections and other recoveries in respect of the Mortgage Loans, as reduced by the servicing fees for the related period and by the amount of any prior Advances and expenses reimbursable to such servicer. The master servicer may make withdrawals from the collection account, to the extent provided in the pooling and servicing agreement, for the following purposes:

•	to withdraw amounts deposited in error;

•	to make distributions of retained interest to any retained interest holder;

•	if so provided in the applicable prospectus supplement, to pay itself income earned (net of losses) on investment of funds in the collection account;

•	to reimburse itself or a servicer for outstanding Advances;

•	to reimburse itself or a servicer for liquidation expenses and other amounts related to operation, maintenance and disposition of REO property;

•	to pay itself the master servicing fee;

•	to reimburse itself and other parties for expenses;

•	to reimburse a successor master servicer for amounts incurred in connection with the termination of a prior master servicer;

•	to make such other payments as are provided for in the pooling and servicing agreement;

•	to remit amounts to the trustee; and

•	to clear and terminate the collection account upon termination of the trust.

The master servicer will be required to remit to the trustee on the date specified in the pooling and servicing agreement amounts for distribution to securityholders, as provided in the pooling and servicing agreement.

The trustee will establish and maintain a segregated account (the “distribution account”) on behalf of securityholders into which amounts released from the collection account will be deposited and from which distributions to securityholders will be made. If notes are issued pursuant to an indenture, the trustee will establish separate distribution accounts for amounts payable to noteholders and certificateholders.

Investment of Funds

Funds on deposit in the collection account, distribution account and any other accounts for a series that may be invested by or on behalf of the trustee or the master servicer (or by the servicer, if any), may be invested only in “Eligible Investments” acceptable to each Rating Agency, which may include, without limitation:

•
direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

•	repurchase obligations pursuant to a written agreement with respect to any security described in the first clause above that meet certain ratings criteria;

•
federal funds, certificates of deposit, time deposits and bankers’ acceptances of any United States depository institution or trust company incorporated under the laws of the United States or any state thereof that meet certain ratings criteria;

•	commercial paper (having original maturities of not more than 30 days) of any corporation incorporated under the laws of the United States or any state thereof that meet certain ratings criteria;

•	securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that meet certain ratings criteria;

•	securities of money market funds or mutual funds that meet certain ratings criteria; and

•	any other demand, money market or time deposit or obligation, security or investment as would not adversely affect the then current rating by the Rating Agencies.

Funds held in a reserve fund may be invested as described above under “Credit Enhancement— Reserve Funds.”

Eligible Investments with respect to a series will include only obligations or securities that mature on or before the date on which the amounts in the related trust account for the related series are required to be remitted to the trustee, the master servicer, a securities administrator or another trust account, as applicable, or are required or may be anticipated to be required to be applied for the benefit of securityholders of the series.

If so provided in the prospectus supplement, the reinvestment income from such trust accounts may be property of the trustee, the master servicer, a securities administrator, a servicer or another party and not available for distributions to securityholders. See “Origination, Acquisition and Servicing of Loans.”

Standard Hazard Insurance

Unless otherwise provided in the applicable prospectus supplement, the terms of the servicing agreements will generally require each servicer to cause to be maintained for each mortgage loan that it services (consistent with the terms of such mortgage loan) a standard hazard insurance policy covering the mortgaged property in an amount that is at least equal to the maximum insurable value of the improvements securing the mortgage loan or the principal balance of such mortgage loan, whichever is less. Unless otherwise provided in the applicable prospectus supplement, each servicer will also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any mortgage loan, a Standard Hazard Insurance Policy in an amount that is at least equal to the lesser of (1) the replacement cost of the improvements that are a part of the mortgaged property and (2) the outstanding principal balance of the mortgage loan at the time it was acquired. Any amounts collected by a servicer under the policies (other than amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with normal servicing procedures) will be deposited in the related servicing account and remitted to the master servicer for deposit in the collection account. Unless otherwise provided in the applicable prospectus supplement, any cost incurred in maintaining any such insurance will not, for the purpose of calculating monthly distributions to securityholders, be added to the amount owing under the mortgage loan, notwithstanding that the terms of the mortgage loan may so permit. This cost will be recoverable by a servicer only by withdrawal of funds from the custodial account as provided in the applicable servicing agreement. Unless otherwise provided in the applicable prospectus supplement, no earthquake or other additional insurance is to be required of any borrower or maintained on property acquired in respect of a mortgage loan, other than pursuant to the related mortgage loan documents or to such applicable laws and regulations as may at any time be in force and as shall require such additional insurance. Unless otherwise provided in the applicable prospectus supplement, when the mortgaged property is located in a federally designated flood area, the applicable servicer will use reasonable efforts to cause the related borrower to maintain flood insurance, to the extent available.

Unless otherwise provided in the applicable prospectus supplement, the agreements will not require that a Standard Hazard Insurance Policy or a flood insurance policy be maintained on a condominium unit relating to any condominium loan. See “Insurance — Standard Hazard Insurance Policies on Mortgage Loans” in this prospectus.

Any losses incurred with respect to mortgage loans due to uninsured risks (including earthquakes, mudflows and, with respect to Mortgaged Properties located other than in FEMA designated flood areas, floods) or insufficient hazard insurance proceeds and any hazard losses incurred with respect to the condominium loans could affect distributions to securityholders.

In the event that a servicer obtains and maintains a blanket policy insuring against hazard losses on all of the related mortgage loans, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a Standard Hazard Insurance Policy for each mortgage loan. This blanket policy may contain a deductible clause, in which case such servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible, deposit in the custodial account, the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

Because the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to fully restore the damaged mortgaged property. With respect to the mixed use loans and the multifamily loans, certain additional insurance policies may be required; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation and rent loss insurance to cover income losses following damage or destruction of the mortgaged property.

See “Insurance — Standard Hazard Insurance Policies on Mortgage Loans” and “Insurance — Standard Hazard Insurance Policies on Manufactured Homes” in this prospectus.

Primary Mortgage Insurance

To the extent specified in the applicable prospectus supplement, the servicer will be required to keep in force and effect for each mortgage loan secured by single family property serviced by it a primary mortgage insurance policy issued by a qualified insurer with regard to each mortgage loan for which coverage is required pursuant to the applicable pooling and servicing agreement and to act on behalf of the trustee, or “insured,” under each primary mortgage insurance policy. The servicer will not be permitted to cancel or refuse to renew any primary mortgage insurance policy in effect at the date of the initial issuance of a series of securities that is required to be kept in force under the related pooling and servicing agreement unless a replacement primary mortgage insurance policy for the cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the related rating agencies. See “Insurance — Primary Mortgage Insurance Policies” in this prospectus.

If specified in the applicable prospectus supplement, a pool level primary mortgage insurance policy will be obtained for a specified group of Loans.

Other Insurance

Unless otherwise specified in the applicable prospectus supplement, the agreements will not provide for special hazard insurance or other insurance coverage for the Loans.

Due on Sale Clauses; Assumptions

Unless otherwise specified in the applicable prospectus supplement, the servicing agreements will provide that, when any mortgaged property has been conveyed by the borrower, the servicer will, to the extent it has knowledge of the conveyance, exercise its rights on behalf of the trustee to accelerate the maturity of the mortgage loan under any due-on-sale clause applicable thereto, if any, unless (1) it reasonably believes that such enforcement is not exercisable under applicable law or regulations, or that the borrower generally is likely to bring a legal action to challenge such acceleration, (2) in certain cases, the servicer determines that such enforcement would adversely affect collectibility of the mortgage loans or would not be in the best economic interest of the securityholders. In either such case, where the due-on-sale clause will not be exercised, a servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such mortgaged property has been or is about to be conveyed, pursuant to which that person becomes liable under the mortgage note and, unless prohibited by applicable state law, the borrower remains liable thereon, provided that the mortgage loan will continue to be covered by any related Primary Mortgage Insurance Policy. In the case of an FHA mortgage loan, such an assumption can occur only with HUD approval of the substitute borrower. Each servicer will also be authorized, with the prior approval of the insurer under any required insurance policies, to enter into a substitution of liability agreement with such person, pursuant to which the original borrower is released from liability and such person is substituted as borrower and becomes liable under the mortgage note. See “Certain Legal Aspects of Loans and Contracts — Due-on-Sale Clauses.”

Prepayment Interest Shortfalls

When a borrower prepays a mortgage loan in full or in part between due dates, the borrower generally is required to pay interest on the amount prepaid only from the last scheduled due date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. To the extent specified in the applicable prospectus supplement, if, on any distribution date, as a result of principal prepayments in full, but not in part, on the mortgage loans during the applicable prepayment period, the amount of interest due on the affected mortgage loans is less than a full month’s interest, the applicable servicer (or other party under contract with the trustee or the master servicer), will be required to remit the amount of such insufficiency. To the extent specified in the applicable prospectus supplement, this obligation will be limited to the amount of the applicable servicer’s servicing fee for the related period or to some lesser amount. Generally, neither the servicers nor the master servicer will be obligated to remit the amount of any such insufficiency due to a prepayment in part.

Advances

The information in the following three paragraphs applies generally to the servicing of mortgage loans other than FHA mortgage loans and VA mortgage loans that are serviced on a full recourse basis, as described below.

Unless otherwise provided in the applicable prospectus supplement, prior to each distribution date, each servicer (or other party under contract with the trustee or the master servicer) will be required to make advances (out of its own funds or funds held in its servicing account for future distribution or withdrawal) with respect to any monthly payments (net of the related servicing fees) that were due on the mortgage loans it services during the immediately preceding due period and delinquent at the close of business on the related determination date (each, a “delinquency advance”); provided, however, that with respect to delinquent balloon payments a servicer’s obligation to make a delinquency advance will be limited to an amount equal to the assumed monthly payment that would have been due on the related due date based on the original principal amortization schedule for the related balloon mortgage loan. References in this prospectus to delinquency advances do not include amounts advanced by a servicer in respect of a full recourse mortgage loan, as described below.

Delinquency advances will be required to be made only to the extent they are deemed by a servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making delinquency advances is to maintain a regular cash flow to the securityholders, rather than to guarantee or insure against losses. The servicers will not be required to make any advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to debt service reductions or the application of the Relief Act.

The servicers generally will also be obligated to make servicing advances in respect of certain taxes, insurance premiums and, if applicable, property protection expenses not paid by borrowers on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney’s fees (collectively, “servicing advances”). Property protection expenses are certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO property or the sale of defaulted mortgage loans or REO properties.

We refer to delinquency advances and servicing advances collectively as “Advances.” If a servicer fails to make an Advance as required under the applicable servicing agreement, unless otherwise specified in the applicable prospectus supplement the master servicer, if it becomes successor servicer, will be obligated to make any such Advance, subject to the master servicer’s determination of recoverability and otherwise in accordance with the terms of the pooling and servicing agreement.

All Advances will be reimbursable to the servicers and master servicer on a first priority basis from either late collections, insurance proceeds or liquidation proceeds from the mortgage loan as to which the unreimbursed Advance was made. In addition, any Advances previously made that are deemed by the servicers or the master servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the servicers out of any funds in the custodial account prior to remittance to the master servicer and reimbursed to the master servicer out of any funds in the collection account prior to distribution on the securities.

Full Recourse Servicing of Certain FHA and VA Mortgage Loans

To the extent provided in the applicable prospectus supplement, a servicer will be required under the related servicing agreement to make certain payments from its own funds in respect of delinquencies and defaults on FHA and VA mortgage loans, and will not be reimbursed from the assets of the trust for those payments. We refer to these FHA and VA mortgage loans as “full recourse mortgage loans.”

In general, if a servicer is required to make such payments, prior to each distribution date the servicer will be required to make advances (out of its own funds or funds held in its custodial account for future distribution or withdrawal) with respect to any monthly payments (net of the related servicing fees) that were due on the full recourse mortgage loans during the immediately preceding due period and delinquent at the close of business on the related determination date. The servicer will be required to advance such amounts without regard to whether such amounts are deemed to be recoverable from related late collections, insurance proceeds or liquidation proceeds, and without any right of reimbursement from the related custodial account or the collection account except as described below. In addition, the servicer will be required under the related servicing agreement to remit to the master servicer on a monthly basis, from its own funds, the amount of any realized loss incurred during the related due period with respect to a full recourse mortgage loan, and the amount, generally, of any loss incurred as the result of a buydown of a VA mortgage loan.

When a full recourse mortgage loan is liquidated, the servicer will be entitled to reimbursement to the extent that the total of all amounts collected and advanced with respect to such mortgage loan exceeds the sum of Monthly Payments received thereon and the outstanding principal balance thereof (plus interest accrued and unpaid) at the time of liquidation.

As described under “— Servicing” above, if the servicer fails to fulfill its obligations with respect to the servicing of the full recourse mortgage loans, the master servicer will be obligated to terminate the servicer as servicer and appoint a successor servicer that satisfies the eligibility requirements set forth in the related servicing agreement. If the master servicer is unable to identify a successor servicer that is willing to service such mortgage loans on a full recourse basis, then the full recourse mortgage loans will be serviced generally as described elsewhere in this prospectus and not as described above. Unless otherwise specified in the applicable prospectus supplement, neither the master servicer nor its affiliates will be obligated under any circumstances to service any mortgage loan on a full recourse basis.

Foreclosure and Other Disposition

Under the servicing agreements, each servicer will be required to use its best efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the related Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, in connection with such foreclosure or other conversion, each servicer will follow such practices and procedures as are deemed necessary or advisable in accordance with generally accepted servicing customs and practices of the mortgage servicing industry, or as otherwise set forth in the related servicing agreement, except when, in the case of FHA mortgage loans or VA mortgage loans, applicable regulations require otherwise. However, a servicer will not be required to expend its own funds towards the restoration of any property unless it determines that such restoration will increase the proceeds of liquidation of the related Loan to securityholders after reimbursement to itself for such expenses, and that such expenses will be recoverable to it either through liquidation proceeds, insurance proceeds or otherwise.

As an alternative to foreclosure, a servicer may sell a defaulted Loan if such servicer determines that such a sale is likely to increase the net proceeds of liquidation.

REO properties may be purchased by an affiliate of the depositor, provided that sale of each such REO property maximizes proceeds to the related trust. In order to ensure that any such sale is a bona fide arm’s length transaction, (1) the price paid by the affiliated purchaser must be not less than the higher of two broker price opinions obtained from parties satisfactory to the applicable servicer and (2) the servicer (or subservicer) must solicit bids in a commercially reasonable manner for the purchase of each such REO property, and the price paid by such affiliated purchaser must be higher than any other bid received.

Evidence as to Compliance

The applicable agreement will require the trustee, the securities administrator, the master servicer, each custodian, each servicer, each subservicer and any other party that is participating in the servicing function with respect to at least five percent of the Primary Assets or any pool of Primary Assets to provide to the depositor and any other party specified in the applicable agreement, on an annual basis on or before the date specified in the applicable agreement, a report on assessment of compliance with servicing criteria for asset-backed securities together with a copy of an attestation report from a registered public accounting firm regarding such party’s assessment of compliance. In addition, the applicable agreement will require each of the master servicer, each servicer and each subservicer to provide to the depositor and any other party specified in the applicable agreement, on an annual basis on or before the date specified in the applicable agreement a statement of compliance, signed by an authorized officer, to the effect that (a) a review of the party’s activities during the reporting period and of its performance under the applicable agreement has been made under such officer’s supervision and (b) to the best of such officer’s knowledge, based on such review, such party has fulfilled all of its obligations under the agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

Errors and Omissions Coverage

The master servicer will be required, and the servicers will generally be required, to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Servicing Compensation and Payment of Expenses

The master servicer will be paid the compensation specified in the applicable prospectus supplement. This may be a monthly fee calculated as a fixed percentage on the principal balance of the Loans in the trust, investment income on funds on deposit in the collection account, a combination of these or another form of compensation specified in the prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, each servicer will be paid a monthly fee (the “servicing fee”) calculated as a fixed percentage on the principal balance of the Loans serviced by it. A special servicer may be paid an additional fee calculated as a percentage of recoveries on liquidated mortgage loans or such other method as is described in the prospectus supplement. If an affiliate of the depositor owns the servicing rights relating to particular Loans, the servicing fee may be paid to the sponsor, and the sponsor will be responsible for paying the fees of the related servicer, which may be less than the related servicing fee described above.

Each servicer will also be entitled to receive, to the extent provided in the applicable servicing agreement, additional compensation in the form of any interest or other income earned on funds it has deposited in a custodial account (a “servicing account”) pending remittance to the master servicer, as well as late charges and certain fees paid by borrowers.

The master servicer and the servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Securityholders.

Master Servicer Default

A “master servicer event of default” under the pooling and servicing agreement will consist of: (1) any failure by the master servicer to make a timely required deposit to the collection account, or to timely deposit any amounts required to be deposited in the note distribution account; (2) any failure by the master servicer to observe or perform any other of its covenants or agreements in the pooling and servicing agreement or a failure to comply with accepted master servicing practices, which failure materially and adversely effects the rights of securityholders and which continues for 30 days after receipt of notice thereof as provided in the pooling and servicing agreement; (3) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer, and (4) any failure by the master servicer to deliver a certification or report expressly required by the pooling and servicing agreement, including those required by Regulation AB under the Securities Act, and the continuation of such failure for a period of three business days (or such other period of time as is specified in the prospectus supplement) after the date upon which written notice of such failure has been given to the master servicer by the sponsor, the depositor, or the trustee.

Rights Upon Master Servicer Event of Default

So long as any master servicer event of default remains unremedied, the trustee may, and at the direction of securityholders evidencing not less than 51% of the voting rights, the trustee must, by written notification to the master servicer and to the depositor, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any rights of the master servicer as securityholder) and in and to the mortgage loans and the proceeds thereof (other than amounts owed to the master servicer prior to such termination), whereupon the trustee shall appoint a successor master servicer or, if no such successor master servicer is appointed by the trustee within 60 days (or such other period of time as provided in the pooling and servicing agreement), the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a servicer satisfying the requirements of the pooling and servicing agreement to act as successor to the master servicer. Pending such appointment, the trustee (unless prohibited by law from so acting) will be obligated to act in such capacity. The trustee and such successor master servicer may agree upon the servicing compensation to be paid to such successor, provided that the master servicing compensation applicable to the successor master servicer will not exceed any applicable limitation set forth in the pooling and servicing agreement.

During the continuance of a master servicer event of default under the pooling and servicing agreement, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the securityholders, and securityholders evidencing not less than 51% of the voting rights may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers if the trustee reasonably believes it may not obtain compensation or reimbursement for any expenses and liabilities that may be incurred by the trustee by taking such action. Also, the trustee may decline to follow the direction if the Trustee determines that the action or proceeding so directed conflicts with any rule of law or with the pooling and servicing agreement.

No securityholder, solely by virtue of that holder’s status as a securityholder, will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, unless that securityholder previously has given to the trustee written notice of default and unless the holders of securities evidencing not less than 51% of the class principal amount (or percentage interest) of each class of securities affected thereby have made a written request upon the trustee to institute a proceeding in its own name as trustee thereunder, and have offered to the trustee reasonable indemnity, and the trustee for the number of days specified in the pooling and servicing agreement has neglected or refused to institute such a proceeding.

Amendment

In general, subject to the provisions of the particular agreement, the pooling and servicing agreement may be amended by the parties to that agreement, without the consent of the securityholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision of that agreement or with this prospectus or the applicable prospectus supplement or to correct any error, (iii) to obtain or maintain a rating for a class of securities from a nationally recognized statistical rating organization, (iii) to change the timing and/or nature of deposits in the collection account or any distribution account or to change the name in which an account is maintained (except that (x) deposits into the distribution account must be made no later than the related distribution date, and (y) either (1) such change may not adversely affect in any material respect the interests of any securityholder, as evidenced by an opinion of counsel or (2) such change may not adversely affect the then-current rating of any rated classes of securities, as evidenced by letters from the rating agencies), (v) to modify, eliminate or add to any of its provisions (x) to the extent necessary to avoid or minimize the risk of imposition of any tax on the trust, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to avoid or minimize such risk and (2) such action will not adversely affect in any material respect the interests of any securityholder or (y) to restrict the transfer of any residual interest certificate, provided that the depositor has determined that such change would not adversely affect the applicable ratings of any rated classes of securities, as evidenced by letters from the rating agencies and (vi) to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement, provided that such action will not adversely affect in any material respect the interests of any securityholder as evidenced by either an opinion of counsel or by letters from the rating agencies to the effect that such change will not adversely affect the then current ratings of any rated class of securities.

The pooling and servicing agreement may also be amended by the parties with the consent of the holders of securities of each class affected by the amendment, in each case evidencing not less than 66 2/3% of the aggregate percentage interests constituting such class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the securityholders; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, collections of payments on the Loans or distributions that are required to be made on a security of any class without the consent of the holder of such security or (ii) reduce the percentage of securities of any class the holders of which are required to consent to any such amendment unless the holders of all securities of such class have consented to the change in such percentage.

Optional Purchase or Substitution of Assets; Termination

To the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will provide that the master servicer, the holder of the residual interest in the trust and/or another specified party will have the right to purchase all of the property of the trust on a specified date, or upon the occurrence of a certain event such as the reduction of the total principal balance of the Loans or securities to a specified level. The purchase price will be specified in the applicable prospectus supplement. In addition, to the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will provide that upon the direction of a specified proportion of securityholders (or of certain securityholders) or another specified party, or upon the occurrence of a certain event, the trustee or its agent will solicit bids for sale of the property of the trust to the highest bidder. This auction may or may not be subject to a minimum bid price.

To the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will also provide that the depositor, an affiliate of the depositor or another party will have the right to purchase certain Loans or a specified proportion of Loans, or to substitute new loans for certain Loans, on the conditions and in accordance with the procedures set forth in the pooling and servicing agreement.

Voting Rights; Limitations on Exercise of Rights

Voting rights under the pooling and servicing agreement will be allocated among securityholders as provided in the applicable prospectus supplement. If specified in the applicable prospectus supplement, voting rights of some or all securityholders will be exercised by an insurer or other party identified in the prospectus supplement.

Limitations on Rights of Securityholders

Unless otherwise specified in the applicable prospectus supplement, no securityholder will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) securityholders having not less than 51% of the voting rights under the pooling and servicing agreement have made written request to the trustee to institute proceedings in respect of a master servicer event of default in its own name as trustee; (2) the trustee, for 30 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and (3) no direction inconsistent with such written request has been given to the trustee during such 30-day period by securityholders having not less than 51% of the voting rights. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the securityholders covered by the pooling and servicing agreement, unless such securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred thereby.

Certain Risks

If the master servicer or servicer were to become a debtor in a bankruptcy or insolvency proceeding, it could seek to reject its obligations under the pooling and servicing agreement pursuant to Section 365 of the United States Bankruptcy Code (the “Bankruptcy Code”) or the applicable provisions of the applicable insolvency law, thus forcing the trustee to appoint a successor servicer.

If the master servicer or servicer resigns or is in default and the cost of servicing the Loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the applicable pooling and servicing agreement. These circumstances might cause the trustee to seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer. If such approval were not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust. Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

The Trustee

In the case of certificates issued pursuant to a pooling and servicing agreement and unless otherwise specified in the related prospectus supplement, the following will be applicable to a trustee in connection with a pooling and servicing agreement.

Duties of the Trustee

The trustee will serve as paying agent and certificate registrar. The trustee will make payments to Certificateholders based solely on the payment date statements prepared by or on behalf of the master servicer. The trustee will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information.

The trustee will be required to perform only those duties specifically required of it under the pooling and servicing agreement unless a master servicer event of default has occurred, in which case the trustee may take such additional actions as described above under “The Pooling and Servicing Agreement and the Servicing Agreements — Rights Upon Master Servicer Event of Default.” Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the pooling and servicing agreement; however, the trustee will not be responsible for the accuracy or content of any documents furnished to the trustee by the master servicer or any other party.

The trustee will not have any liability arising out of or in connection with the pooling and servicing agreement, except that the trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in a master servicer event of default, and the trustee will not be deemed to have notice of any master servicer event of default unless an officer of the trustee has actual knowledge of the master servicer event of default or written notice of a master servicer event of default is received by the trustee at its corporate trust office. See “The Pooling and Servicing Agreement and the Servicing Agreements — Master Servicer Default” above. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the pooling and servicing agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

The trustee will have no duties under the pooling and servicing agreement with respect to any claim or notice it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Loan under the pooling and servicing agreement. None of the provisions in the pooling and servicing agreement shall in any event require the trustee to perform, or be responsible for the manner of performance of, any of the obligations of the master servicer. The trustee will not be responsible for any act or omission of the master servicer, the depositor or any other party.

The trustee will not be responsible for (a) any recording or filing of any agreement or of any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing which may have been made, or the validity, priority, perfection or sufficiency of the security for the securities, (b) the payment of any insurance related to the securities or the Loans or (c) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the trust, other than from funds available in any trust account. The trustee is not responsible for the validity of the pooling and servicing agreement or the securities or the validity, priority, perfection or sufficiency of the security for the securities.

Expenses and Indemnities of the Trustee.

The trustee will be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by the trustee in accordance with the pooling and servicing agreement, except for expenses, disbursements and advances incurred by the trustee in the routine administration of its duties under the pooling and servicing agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The trustee will also be entitled to indemnification from the trust for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the pooling and servicing agreement or in connection with the performance of its duties under the pooling and servicing agreement, the sale agreement and any servicing agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the pooling and servicing agreement.

The trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from collections, prior to distribution of any amounts to securityholders, provided that unless specified otherwise in the related prospectus supplement, such reimbursable amounts will not exceed $100,000 in the aggregate per year from the applicable closing date to the first anniversary of the closing date and for each subsequent anniversary year thereafter, but the trustee may seek reimbursement for any unreimbursed amounts in subsequent anniversary years or as provided in the applicable agreement.

Resignation of Trustee.

The trustee may, upon written notice to the depositor and the master servicer, resign at any time, in which event the depositor will appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after the trustee’s notice of resignation, the resigning trustee, the depositor or securityholders evidencing not less than 51% of the voting rights may petition any court of competent jurisdiction for appointment of a successor trustee.

The trustee may be removed at any time by the depositor if the trustee ceases to be eligible to continue to act as trustee under the pooling and servicing agreement or becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee is appointed.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee, whereupon the predecessor trustee will mail notice of the succession of the successor trustee to all securityholders; the expenses of the mailing are to be borne by the predecessor trustee. The predecessor trustee will be required to assign to the successor trustee its interest under all mortgage loan files, and will be required to assign and pay over to the successor trustee the entire trust, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect that transfer. In addition, the master servicer and the predecessor trustee will be required to execute and deliver such other instruments and do such other things as may reasonably be required to vest in the successor trustee all such rights, powers, duties and obligations.

The Indenture

Modification of Indenture

If a trust has issued notes pursuant to an indenture, the trust and the indenture trustee may, with the consent of holders of 66 2/3% (or such other percentage as is specified) by principal balance (or as is otherwise specified) of the outstanding notes of the related series (or of one or more specified classes of notes), execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify (except as provided below) in any manner the rights of the noteholders.

Without the consent of noteholders, the trust and the trustee may enter into supplemental indentures for the purposes of, among other things, conform any provision of the indenture to the provisions of the applicable prospectus supplement and this prospectus, or to effect the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). However, without the consent of each noteholder affected by the provisions of a supplemental indenture, no supplemental indenture will:

•	change the amount of, or delay the timing of, payments on any note;

•	alter the obligation of the master servicer or indenture trustee to make Advances or alter the servicing standards set forth in the transfer and servicing agreement;

•	reduce the proportion of notes required to consent to a supplemental indenture; or

•	permit the creation of any lien on any collateral prior to or on parity with the lien of the indenture.

In addition, the trustee will not enter into any supplemental indenture unless the trustee has first received an opinion of counsel as to certain tax matters as provided in the indenture.

Events of Default Under the Indenture

Events of default under an indenture (each, an “indenture default”) will generally consist, unless otherwise specified, of:

•	a default for five days or more in the payment of any interest on any note of the class of notes then outstanding that has the highest priority of payment of interest (the “highest priority class”);

•	a default in the payment of the entire principal of any note having a principal balance or the entire amount due on any interest-only notes on the applicable maturity date;

•
a default in the observance or performance of any covenant or agreement of the Issuing Entity made in the indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Issuing Entity as provided in the indenture;

•
any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect when made, and such breach not having been cured within 30 days after notice thereof is given to the Issuing Entity as provided in the indenture; or

•	certain events of bankruptcy, insolvency, receivership or liquidation of the trust.

If an indenture default occurs and is continuing, the indenture trustee or holders of a majority by percentage interest of the highest priority class notes then outstanding may declare the principal of the notes having principal balances, and all amounts due on any interest-only notes, to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority by percentage interest of such highest priority class notes. The “highest priority class notes” is the class of notes then outstanding that has the highest priority of payment of interest.

If the notes are declared immediately due and payable following an indenture default, the indenture trustee may institute proceedings to collect amounts due or foreclose on collateral pledged to secure the notes, exercise remedies as a secured party, sell the Loans and other assets of the trust pledged to secure the notes, or elect to have the trust maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the indenture trustee is prohibited from selling the Loans and related assets following an indenture default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any highest priority class note, unless (1) the holders of all outstanding notes consent to such sale, (2) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding notes at the date of such sale or (3) the indenture trustee determines that the proceeds of the Loans and the other property of the trust would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if such obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% (or such other percentage as is specified) of the aggregate outstanding principal balance of the notes.

If the collateral securing the notes is sold following an indenture default, proceeds of such sale will be applied in the order of priority provided in the indenture. In such event, holders of any classes of certificates issued pursuant to the related trust agreement will not receive any distributions of interest until all notes remaining outstanding have been repaid in full.

If an indenture default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority in principal amount of the notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

Except as described above in the case of an indenture default, no holder of a note will have the right to institute any proceeding with respect to the indenture, unless:

•	such holder previously has given to the indenture trustee written notice of a continuing indenture default;

•	the holders of not less than 25% in principal amount of the outstanding notes have made written request to the indenture trustee to institute such proceeding in its own name as indenture trustee;

•	such holder or holders have offered the indenture trustee reasonable indemnity;

•	the indenture trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding; and

•	no direction inconsistent with such written request has been given to the indenture trustee during such 60-day period by the holders of a majority in principal amount of such outstanding notes.

Covenants

Each indenture will provide generally that the related trust will not, among other things:

•	so long as any notes are outstanding, dissolve or liquidate in whole or in part or merge or consolidate with any other entity;

•
except as expressly permitted by the indenture or the transfer and servicing agreement, sell, transfer or otherwise dispose of the assets of the trust, unless directed to do so by the indenture trustee;

•
claim any credit on, or make any deduction from the principal or interest payable in respect of, the notes of the related series(other than amounts withheld under the Code) or assert any claim against any present or former securityholder by reason of the payment of taxes levied or assessed upon any part of the collateral;

•
permit the validity or effectiveness of the related indenture to be impaired, or permit the indenture to be amended, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture, except as expressly provided by the indenture;

•	permit any lien or other encumbrance to be created on or otherwise burden the collateral (other than by operation of law as provided in the indenture); or

•	take any other action that may cause the trust to be taxable as an association, a publicly traded partnership or a taxable mortgage pool pursuant to the Code.

In addition, the indenture trustee and the securityholders, by accepting the securities, will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

None of the indenture trustee, the owner trustee, the master servicer or any securities or trust administrator in their respective individual capacities, any holder of a certificate representing an ownership interest in the trust or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in any indenture.

Annual Compliance Statement

Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the applicable indenture.

Indenture Trustee’s Annual Report

To the extent required under the Trust Indenture Act, the indenture trustee for each applicable trust will be required to send to all related noteholders annually a brief report as to its eligibility and qualification to continue as indenture trustee under the related indenture; any amounts advanced by it under the indenture; the amount, interest rate and maturity date of specified indebtedness owing by the trust to the applicable indenture trustee in its individual capacity; the property and funds physically held by the indenture trustee; and any action taken by the indenture trustee that materially affects the related notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the indenture trustee for cancellation of all of those notes or, with specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment of all of the notes.

Redemption.

The notes are subject to redemption under the circumstances described in the related prospectus supplement.

The indenture will be discharged upon the delivery to the note registrar for cancellation of all notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes. Upon the payment in full of all outstanding notes and the discharge of the indenture, the owner trustee will succeed to all the rights of the indenture trustee, the master servicer and the securities or trust administrator, if any, and the holder of the ownership certificate issued pursuant to the trust agreement will succeed to all the rights of the securityholders pursuant to the transfer and servicing agreement.

Issuance of Future Classes of Notes.

The indenture will provide that another class of notes subordinate to the notes offered by the related prospectus supplement may be issued in the future. Any class of notes issued in the future would be owned entirely by the holder of the ownership certificate issued pursuant to the trust agreement unless an opinion of counsel is delivered to the indenture trustee concluding that such class of notes will be treated as debt for federal income tax purposes.

The Indenture Trustee

In the case of notes issued pursuant to an indenture and unless otherwise specified in the related prospectus supplement, the following will be applicable to an indenture trustee in connection with an indenture.

Duties of the Indenture Trustee

If no indenture default has occurred, the indenture trustee will be required to perform only those duties specifically required of it under the indenture and the transfer and servicing agreement. As described under “— The Trustees; Agents” below, a securities administrator may perform on behalf of the indenture trustee certain administrative functions required under the indenture and the transfer and servicing agreement.

Upon receipt of the various certificates, statements and opinions required to be furnished to it, the indenture trustee will be required to examine them to determine whether they are in the form required by the indenture; however, the indenture trustee will not be responsible for the accuracy or content of any certificates, statements or opinions furnished to it by the issuing entity, the depositor, a securities administrator, if any, the master servicer or any other party and, in the absence of bad faith on its part, may conclusively rely on such certificates, statements and opinions.

The indenture trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the indenture trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an indenture default, and the indenture trustee will not be deemed to have notice of any indenture default unless an officer of the indenture trustee has actual knowledge of the indenture default or written notice of an indenture default is received by the indenture trustee at its corporate trust office. See “— The Indenture — Events of Default under the Indenture” above. The indenture trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Indenture, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

Expenses and Indemnities of the Indenture Trustee.

The indenture trustee will be entitled to reimbursement of all reasonable expenses incurred by it and any disbursements or advances made by it in accordance with the indenture or the transfer and servicing agreement, except for expenses incurred or any disbursements and advances made by it in the routine administration of its duties under the indenture and the transfer and servicing agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The indenture trustee will also be entitled to indemnification from the trust for any claim, loss, liability or expense, including reasonable attorneys’ fees, incurred by it in connection with the administration of the trust and the performance of its duties under the indenture, the transfer and servicing agreement or any other document or agreement to which the indenture trustee is a party.

The indenture trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from amounts allocable to interest and principal on the mortgage loans, prior to payment of any amounts to securityholders.

Resignation or Removal of Indenture Trustee.

The indenture trustee may, upon 90 days’ advance written notice to the master servicer, the depositor, the issuing entity, each securityholder and each rating agency, resign at any time, in which event the issuing entity will appoint a successor indenture trustee that satisfies the eligibility requirements provided in the indenture. The indenture trustee may also be removed at any time by the issuing entity if (a) the indenture trustee ceases to be eligible to continue to act as indenture trustee under the indenture; (b) the indenture trustee is adjudged bankrupt or insolvent; (c) a receiver or other public officer takes charge of the indenture trustee or its property; or (d) the indenture trustee otherwise becomes incapable of acting. If the indenture trustee is removed the issuing entity will promptly appoint a successor indenture trustee. If a successor indenture trustee does not take office within 30 days after the retiring indenture trustee resigns or is removed, the retiring indenture trustee, the issuing entity or the holders of more than 50% of the aggregate class principal amount of the outstanding notes may petition any court of competent jurisdiction for appointment of a successor indenture trustee.

Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee, whereupon the successor indenture trustee will mail notice of its succession to all securityholders. The predecessor indenture trustee will be required to transfer all property held by it as indenture trustee to the successor indenture trustee.

Any fees and expenses owed to the retiring indenture trustee in connection with such resignation or removal will be paid as described in the related prospectus supplement.

The Trust Agreement

General.

Each trust that is an obligor on notes issued under an indenture will be organized pursuant to a trust agreement as a statutory trust or a common law trust, as specified in the applicable prospectus supplement, for the limited purposes of, generally:

•	issuing notes pursuant to an indenture and to conducting an offering of the notes;

•	issuing certificates pursuant to a trust agreement and conducting an offering or a private placement of the certificates;

•	acquiring Loans and other property from the depositor and, pursuant to an indenture, pledging the Loans to the indenture trustee as security for the trust’s obligations under the notes;

•
entering into and performing its obligations under the transfer and servicing agreement or other applicable agreement, the trust agreement, the indenture, the servicing agreements, the sale agreement, the custodial agreement the administration agreement and any other applicable agreements;

•	entering into any applicable interest rate cap or swap agreements;

•	such other purposes as are described in the applicable prospectus supplement;

•	engaging in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

•	engaging in such other activities as may be appropriate in connection with conservation of the trust estate and the making of payments to securityholders.

Under the terms of the related trust agreement, each trust will be prohibited from, among other things, incurring any debt other than as contemplated by the indenture, the transfer and servicing agreement and related documents.

Duties of the Owner Trustee.

The owner trustee will be required to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of the trust agreement and any other document or agreement to which the issuing entity or the owner trustee is a party and will administer the trust in the interest of the holder of the ownership certificate issued pursuant to the trust agreement, in accordance with the provisions of the trust agreement. If provided in the related prospectus supplement, a securities or trust administrator, the indenture trustee and the depositor may perform on behalf of the owner trustee and the trust certain administrative functions required under the trust agreement, the indenture and the transfer and servicing agreement.

The owner trustee, in its individual capacity, may be held liable for its own willful misconduct, gross negligence or bad faith in performing its duties as owner trustee; provided, however, that the owner trustee, in its individual capacity, will not be liable for any error of judgment made in good faith by an officer of the owner trustee or with respect to any action taken or omitted to be taken by the owner trustee in accordance with the instructions of the holder of the ownership certificate. The owner trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of the owner trustee’s duties under the trust agreement or any other document or agreement to which the issuing entity or the owner trustee is a party, or in the exercise of any of the owner trustee’s rights or powers, if the owner trustee has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured or provided to it.

Expenses and Indemnities of the Owner Trustee.

The owner trustee will be entitled to reimbursement of all reasonable expenses incurred by it in accordance with the trust agreement. Such reimbursement will be paid from amounts allocable to interest and principal on the mortgage loans, prior to payment of any amounts to securityholders. The owner trustee will also be entitled to indemnification from the trust for any claim, loss, liability or expense incurred by it in connection with the administration of the trust and the performance of its duties under the trust agreement or any other document or agreement to which the issuing entity or the owner trustee is a party, except to the extent that any such claim, loss, liability or expense arises out of or results from the owner trustee’s own willful misconduct, fraud or gross negligence or results from any of the other circumstances that are specified in the trust agreement. Any amounts payable in connection with such indemnification will be paid from the certificate distribution account prior to payment of any amounts distributable to the ownership certificate under the transfer and servicing agreement.

Resignation or Removal of Owner Trustee.

The owner trustee may, upon 30 days’ advance written notice to the depositor, the holder of the ownership certificate and the indenture trustee, resign at any time, in which event the depositor will appoint a successor owner trustee that satisfies the eligibility requirements provided in the trust agreement. The owner trustee may also be removed at any time by the depositor if (a) the owner trustee ceases to be eligible to continue to act as owner trustee under the trust agreement, (b) the owner trustee is legally unable to act or is adjudged bankrupt or insolvent or (c) a receiver or other public officer takes charge of the owner trustee or its property. If the owner trustee is removed the depositor will promptly appoint a successor owner trustee. If a successor owner trustee does not take office within 30 days after the retiring owner trustee resigns or is removed, the retiring owner trustee may petition any court of competent jurisdiction for appointment of a successor owner trustee.

Any resignation or removal of the owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee, whereupon the indenture trustee will provide notice (or cause notice to be provided) of such resignation and appointment to the holder of the ownership certificate, the securityholders and the rating agencies.

Any fees and expenses owed to the retiring owner trustee in connection with such resignation or removal will be paid as described in the related prospectus supplement.

Reports to Securityholders

The pooling and servicing agreement or transfer and servicing agreement will provide that on each distribution date, the trustee will make available (or cause to be made available) to each securityholder of record a statement or statements, based (if applicable) on information provided by the master servicer, setting forth generally the following information, to the extent applicable and to the extent specified in the pooling and servicing agreement:

•	any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period;

•	the amount of cashflows received and the sources thereof for distributions, fees and expenses;

•
the amount of fees and expenses accrued and paid, the purpose of such fees and expenses and the identification of each payee, including the amount of fees paid to the trustee, the custodian, the master servicer, any securities or trust administrator, the servicers and any subservicers for such distribution date;

•	the amount of the distribution with respect to each class of securities;

•	the amount of such distributions allocable to principal, separately identifying the aggregate amount of any prepayments or other unscheduled recoveries of principal included in such amount;

•	the amount of such distributions allocable to interest;

•
the class principal balance of each class of securities (other than interest-only securities) as of such distribution date together with the principal balance of the securities of the related class (based on a security in the original principal balance of $1,000), after giving effect to any payment of principal on such distribution date;

•
the class notional balance of each class of interest-only securities as of such distribution date together with the principal balance of the securities of the related class (based on a security in the original principal balance of $1,000), after giving effect to any payment of principal on such distribution date;

•
if applicable, a statement that interest payable on one or more classes of securities on such distribution date represents interest accrued on those classes at a rate equal to the applicable available funds cap, net weighted average cap or other limitation;

•	if applicable, the level of LIBOR and the interest rates applicable to any LIBOR securities;

•
the amount, terms and general purpose of any Advances for such distribution date, including the general use of funds advanced and the general source of funds for reimbursements, and the amount of any outstanding Advances remaining after such distribution date;

•	the purchase price deposited into the collection account with respect to any mortgage loan;

•
the total number of mortgage loans and the aggregate principal balances thereof, together with the number and aggregate principal balances of mortgage loans (a) 30-59 days delinquent, (b) 60-89 days delinquent and (c) 90 or more days delinquent;

•
the number and aggregate principal balance of mortgage loans in foreclosure proceedings (and whether any such mortgage loans are also included in any of the statistics described in the preceding clause);

•
with respect to any Subsequent Loan or Revolving Loan, if applicable, the number and aggregate scheduled principal balance of any such mortgage loan included in the trust on such distribution date and the amounts of any funds on deposit in the Pre-Funding Account and the Revolving Account;

•	the pool balance as of such distribution;

•	any applied loss amount for any class of securities;

•	the amount of any basis risk shortfall with respect to any class of securities;

•	the amount of excess cash flow or excess spread and the disposition of such excess cash flow or excess spread;

•	the overcollateralization amount for such distribution date;

•
the amount of any shortfalls in distributions of interest with respect to each class of securities on such distribution date and the cumulative amount of any unreimbursed shortfalls in distributions of interest from prior distribution dates;

•	any amounts drawn on any credit enhancement or other support, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable;

•	delinquency and loss information for the distribution period with respect to the Primary Assets in the pool;

•	the number of properties and the unpaid principal balance with respect to each property relating to defaulted mortgage loans in the trust;

•	the beginning and ending balances of the distribution account, reserve account or other transaction account and any material account activity during the related period;

•	any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time;

•	information with respect to material breaches of pool asset representations or warranties or transaction covenants;

•	information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met;

•	information regarding any changes to the Primary Assets in the pool, including any additions or removals in connection with a pre-funding or revolving period, repurchases or substitutions;

•	the amounts on deposit in any Pre-Funding Account or Revolving Account;

•
information regarding any material changes in the solicitation, credit granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select additional Primary Assets acquired during a pre-funding or revolving period or in connection with a substitution; and

•	such other information as is required under the pooling and servicing agreement.

In addition, within a reasonable period of time after the end of each calendar year, the trustee will furnish a report to each person that was a holder of record of any class of securities at any time during such calendar year. This report will include information as to the aggregate of amounts reported pursuant to the first three clauses above for such calendar year or, in the event such person was a holder of record of a class of securities during a portion of such calendar year, for the applicable portion of such year.

The trustee or such other party specified in the related prospectus supplement will make available each month, to any interested party, the monthly statements to securityholders via the trustee’s (or such other party’s) Internet website. Securityholders will be entitled to receive paper copies of monthly statements by mail if they so request.

The Trustees; Agents

The trustee under the pooling and servicing agreement for a series, or, if applicable, the indenture trustee under the indenture and the owner trustee or managing trustee under the trust agreement for a series, will be identified in the applicable prospectus supplement. References in this prospectus to “trustee” are intended to refer as to any particular series of securities to the trustee, indenture trustee, owner trustee or managing trustee, as applicable, unless the context requires otherwise.

Each trustee’s liability in connection with the issuance and sale of securities of a series and its administration of the trust will be limited as provided in the applicable agreements, and each trustee will be indemnified by the related trust for losses and expenses it may incur, to the extent provided in the applicable agreements. Unless otherwise provided in the applicable agreements a trustee may resign at any time, in which event the depositor, master servicer or other party so designated will be obligated to appoint a successor trustee. A trustee may be removed by the depositor or the master servicer or by a majority or supermajority of securityholders, to the extent provided in the applicable agreements.

To the extent specified in the applicable prospectus supplement, a securities administrator, paying agent or other party may be appointed to perform certain functions that would otherwise be performed by the trustee. Such a party will be entitled to compensation as described in the prospectus supplement. In addition, the pooling and servicing agreement or indenture will provide that the trustee may appoint agents to perform certain functions from time to time.

Loss Mitigation Advisor; Investment Manager; Other Parties

The agreements or other documents for a series may provide for the appointment of (1) a loss mitigation advisor that will perform the functions described in the applicable prospectus supplement, which may include analysis of Loan performance data and advising the servicer regarding servicing of defaulted loans, (2) an investment manager, which may be an affiliate of the depositor, for the limited purposes described in the prospectus supplement, or (3) such other parties performing such other functions as are described in the prospectus supplement. Such parties will be entitled to compensation as described in the prospectus supplement.

Certain Legal Aspects of Loans and Contracts

The following discussion contains summaries of certain legal aspects of mortgage loans and manufactured housing contracts that are general in nature. Because these legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.

Mortgage Loans

The mortgage loans are secured by first or junior mortgages and deeds of trust. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the borrower, who is the obligor under the loan and the property owner, and the mortgagee, which is the lender. In a mortgage state, the borrower delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower-property owner called the trustor (similar to a borrower), a lender called the beneficiary (similar to a mortgagee) and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid.

Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries

The rights of the trustee (and therefore the securityholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, thereby extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the applicable servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness may either be paid to the borrower or applied to the indebtedness of a junior mortgage or deed of trust. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In those states, the borrower or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a future advance clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Cooperatives

Cooperative loans are evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations’ buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

A corporation which is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage (or mortgages) on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property borrower, is also responsible for meeting these mortgage or rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See “— Realizing Upon Cooperative Security.”

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder” (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under such section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Manufactured Housing Contracts

General

A manufactured housing contract evidences both:

•	the obligation of the borrower to repay the loan evidenced by the contract; and

•	the grant of a security interest in the manufactured home to secure repayment of the loan.

Certain aspects of both features of manufactured housing contracts are described below.

Security Interests in Manufactured Homes

The law governing perfection of a security interest in a manufactured home varies from state to state. Security interests in manufactured homes may be perfected either by notation of the secured party’s lien on the certificate of title or by delivery of the required documents and payments of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection under the provisions of the Uniform Commercial Code in the applicable jurisdiction (the “UCC”) is required. The lender or the servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing contract is registered. If the servicer or the lender fails to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the securityholders may not have a first priority security interest in the manufactured home securing a manufactured housing contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must record a mortgage, deed of trust or deed to secure debt, as applicable, under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. In some cases, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the sponsor’s security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site or if a court determines that a manufactured home is real property, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by the sponsor and transferred to the depositor. In certain cases, the servicer or the subservicer, as applicable, may be required to perfect a security interest in the manufactured home under applicable real estate laws. If the real estate recordings are not required and if any of the foregoing events were to occur, the only recourse of the related securityholders would be against the sponsor under its repurchase obligation for breach of representations or warranties.

The depositor will assign its security interests in the manufactured homes to the trustee on behalf of the securityholders. See “The Agreements — Assignment of Primary Assets” in this prospectus. If stated in the applicable prospectus supplement, if a manufactured home is governed by the applicable motor vehicle laws of the relevant state the depositor or the trustee will amend the certificates of title to identify the trustee as the new secured party. In most cases however, if a manufactured home is governed by the applicable motor vehicle laws of the relevant state neither the depositor nor the trustee will amend the certificates of title to identify the trustee as the new secured party. Accordingly, the depositor or any other entity that may be specified in the prospectus supplement will continue to be named as the secured party on the certificates of title relating to the manufactured homes. However, there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest may not be held effective against subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home or creditors of the assignor.

If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered and if steps are not taken to re-perfect the trustee’s security interest in the state, the security interest in the manufactured home will cease to be perfected. While in many circumstances the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation, there can be no assurance that the trustee will be able to do so.

When a borrower under a manufactured housing contract sells a manufactured home, the trustee or the servicer on behalf of the trustee must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related lien before release of the lien. The ability to accelerate the maturity of the related contract will depend on the enforceability under state law of the clause permitting acceleration on transfer. The Garn-St. Germain Depository Institutions Act of 1982 (the “Garn-St. Germain Act”) preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of these clauses applicable to manufactured homes. To the extent the exceptions and conditions apply in some states, the servicer may be prohibited from enforcing the clause in respect of certain manufactured homes.

Under the laws of most states, liens for repairs performed on a manufactured home take priority over a perfected security interest. The applicable seller typically will represent that it has no knowledge of any liens for any manufactured home securing payment on any manufactured housing contract. However, liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or securityholders if a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the related agreements.

To the extent that manufactured homes are not treated as real property under applicable state law, manufactured housing contracts in most cases are “chattel paper” as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreements, the sponsor or the depositor, as the case may be, will transfer physical possession of the manufactured housing contracts to the trustee or its custodian, unless otherwise specified in the applicable prospectus supplement. In addition, the servicer will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee’s ownership of the manufactured housing contracts. If stated in the accompanying prospectus supplement, the manufactured housing contracts will be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. In most cases however, the manufactured housing contracts will not be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the manufactured housing contracts without notice of the assignment, the trustee’s interest in the manufactured housing contracts could be defeated. Even if unsuccessful, these claims could delay payments to the related trust and securityholders. If successful, losses to the related trust and securityholders also could result. To the extent that manufactured homes are treated as real property under applicable state law, contracts will be treated in a manner similar to that described above with regard to mortgage loans. See “— Mortgage Loans” above.

Foreclosure

Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale. If the mortgage covered the tenant’s interest in a lease and leasehold estate, the purchaser will acquire such tenant’s interest subject to the tenant’s obligations under the lease to pay rent and perform other covenants contained therein.

Though a deed of trust may also be foreclosed by judicial action, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon a default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. If the loan is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of a number of factors, including the difficulty a potential buyer at the sale would have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see “— Rights of Redemption” below) and the fact that the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for a credit bid less than or equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying operating expenses and real estate taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The costs of operating and maintaining mixed use property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties that are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s (including franchisors’) perception of the quality of such operations. Frequently, the lender employs a third-party management company to manage and operate the property. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds or proceeds from FHA insurance or a VA guaranty.

In addition to applicable state law, a mortgagee’s ability to foreclose on an FHA mortgage loan or a VA mortgage loan is limited by the regulations promulgated and procedures prescribed by such agencies.

Realizing Upon Cooperative Security

The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder’s shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.

In New York, lenders generally have realized upon the pledged shares and proprietary lease or occupancy agreement given to secure a cooperative loan by public sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “— Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a building that was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elect to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Rights of Redemption

In some states, after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to a sale following judicial foreclosure, and not a sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Borrowers under installment contracts generally do not have the benefits of redemption periods such as exist in the same jurisdiction for mortgage loans. Where redemption statutes do exist under state laws for installment contracts, the redemption period is usually far shorter than for mortgages.

Anti-Deficiency Legislation and Other Limitations on Lenders

Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

In the case of cooperative loans, lenders generally realize on cooperative shares and the accompanying proprietary lease or occupancy agreement given to secure a cooperative loan under Article 9 of the UCC. Some courts have construed the provisions of the UCC regarding a secured party’s right to dispose of collateral after default to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and frequently, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay, an action the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor (a subordinate lender secured by a mortgage on the property) may stay the senior lender from taking action to foreclose. In certain circumstances, subject to the court’s approval, a debtor in a case under the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.

In addition, under the Bankruptcy Code, if a court determines that the value of the mortgaged property is less than the principal balance of the loan, the amount of the secured indebtedness will be reduced to the value of the mortgaged property as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and, except in the case of a mortgage loan secured by an individual debtor’s principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor’s principal residence.

The Bankruptcy Code and the laws of some states provide priority to certain tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

The mortgage securing each mortgage loan relating to multifamily property or mixed use property will contain an assignment of rents and an assignment of leases, pursuant to which the borrower assigns its right, title and interest as landlord under each lease and the income derived therefrom to the applicable lender, while retaining a license to collect the rents so long as there is no default. In the event the borrower defaults, the license terminates and the trustee (as the assignee of such assignment) is entitled to collect the rents. The trustee may enforce its right to such rents by seeking the appointment of a receiver to collect the rents immediately after giving notice to the borrower of the default.

Federal Bankruptcy Laws Relating to Mortgage Loans Secured by Multifamily Property

Section 365(a) of the Bankruptcy Code generally provides that a bankruptcy trustee or a debtor-in-possession in a bankruptcy or reorganization case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering such case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to such executory contract or unexpired lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related mortgage loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for such damages from the termination of a lease of real property will be limited to the sum of (1) the rent reserved by such lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the filing of the petition and the date on which such lender repossessed, or the lessee surrendered, the leased property, and (2) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date.

Under Section 365(f) of the Bankruptcy Code, if a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign such executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions such assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease. Thus, an undetermined third party may assume the obligations of the lessee or a borrower under a lease in the event of commencement of a case under the Bankruptcy Code with respect to the lessee or a borrower, as applicable.

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in- possession, may, despite the provisions of the related mortgage loan to the contrary, sell the mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale.

Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico

Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary civil action filed in the Superior Court for the district where the mortgaged property is located. If the borrower does not contest the action filed, a default judgment is rendered for the mortgagee and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the borrower is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the borrower contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of those actions. The process may be expedited if the mortgagee can obtain the consent of the borrower to the execution of a deed in lieu of foreclosure.

Under Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (a) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (b) is occupied by the borrower as his principal residence, the borrower has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property. The borrower can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of liquidation proceeds available to satisfy a defaulted mortgage loan, and may increase the amount of any realized loss on such a loan.

Bankruptcy Laws

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all collection and enforcement actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor, including, without limitation, any junior mortgagee or beneficiary, may stay the senior lender from taking action to foreclose on such junior lien. Certain of the mortgaged properties may have a junior “wraparound” mortgage or deed of trust encumbering such mortgaged property. In general terms, a “wraparound” mortgage is a junior mortgage where the full amount of the mortgage is increased by an amount equal to the principal balance of the senior mortgage and where the junior lender agrees to pay the senior mortgage out of the payments received from the borrower under the wraparound mortgage. As with other junior mortgages, the filing of a petition under the Bankruptcy Code by or on behalf of such a wraparound mortgagee may stay the senior lender from taking action to foreclose upon such junior wraparound mortgage.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the lender’s security interest), thus leaving the lender holding a general unsecured claim for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), or an extension (or reduction) of the final maturity date. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. In addition, under the Bankruptcy Code a bankruptcy court may permit a debtor through its plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

A “deficient valuation” with respect to any mortgage loan is, generally, the excess of (a)(1) the then outstanding principal balance of the mortgage loan, plus (2) accrued and unpaid interest and expenses reimbursable under the terms of the related note to the date of the bankruptcy petition (collectively, the “outstanding balance”), over (b) a valuation by a court of competent jurisdiction of the mortgaged property which reduces the principal balance receivable on such mortgage loan to an amount less than the outstanding balance of the mortgage loan, which valuation results from a proceeding initiated under the Bankruptcy Code. As used in this prospectus, “deficient valuation” means, with respect to any mortgage loan, the deficient valuation described in the preceding sentence, without giving effect to clause (a)(2) thereof. If the terms of a court order in respect of any retroactive deficient valuation provide for a reduction in the indebtedness of a mortgage loan, and the earlier maturity thereof, the term deficient valuation includes an additional amount equal to the excess, if any, of (a) the amount of principal that would have been due on such mortgage loan, for each month retroactively affected, based on the original payment terms and amortization schedule of such mortgage loan over (b) the amount of principal due on such mortgage loan, for each such retroactive month (assuming the effect of such retroactive application according to such mortgage loan’s revised amortization schedule). A “debt service reduction” with respect to any mortgage loan, is, generally, a reduction in the scheduled monthly payment for such mortgage loan, by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a deficient valuation.

Federal bankruptcy law may also interfere with or affect the ability of the secured mortgage lender to enforce an assignment by a borrower of rents and leases related to the mortgaged property if the related borrower is a debtor in a bankruptcy case. Under Section 362 of the Bankruptcy Code, the mortgagee will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time-consuming and may result in significant delays in the receipt of the rents. Rents may also escape an assignment thereof (1) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy case, (2) to the extent such rents are used by the borrower to maintain the mortgaged property, or for other court authorized expenses or (3) to the extent other collateral may be substituted for the rents.

To the extent a borrower’s ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee’s petition.

In addition, federal bankruptcy law generally provides that a trustee or debtor in possession in a liquidation or reorganization case under the Bankruptcy Code may, subject to approval of the court, either assume the lease and retain it or assign it to a third party or reject the lease. If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. Furthermore, there is likely to be a period of time between the date upon which a lessee files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently on a lease of non-residential real property during the post-petition period, there is a risk that such payments will not be made due to the lessee’s poor financial condition. In addition, for leases of residential real property that a trustee or the lessee as debtor in possession rejects, the lessee is only obligated to pay an amount equal to the rental value of the premises (regardless of the contractual rent) to the lessor during the period from the filing of the petition to the rejection of the lease. Further, if the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must relet the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited.

In a bankruptcy or similar proceeding action may be taken seeking the recovery as a preferential transfer of any payments made by the borrower under the related mortgage loan. Payments on long-term debt may be protected from recovery as preferences if they are payments made in the ordinary course of business according to ordinary business terms on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

Under Section 364(d)(1) of the Bankruptcy Code, the bankruptcy court may authorize a borrower who is a debtor in bankruptcy to incur new indebtedness secured by a new lien on the debtor’s mortgaged property that is senior or equal to the lien of an existing mortgage loan if the court determines that there is “adequate protection” of the existing mortgagee’s interest. To the extent that a mortgage loan is secured only by a mortgage on the debtor’s principal residence, other sections of the Bankruptcy Code may prevent the granting of a new lien with such “superpriority” status pursuant to a reorganization plan under Chapter 11 or Chapter 13 of the Bankruptcy Code, but there has been no definitive judicial resolution of this question.

Due-on-Sale Clauses

The enforceability of “due-on-sale” clauses has been subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St. Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St. Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St. Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

Enforceability of Certain Provisions

Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. State and federal statutes or regulations may also limit a lender’s right to collect a prepayment penalty when the prepayment is caused by the lender’s acceleration of the loan pursuant to a due-on-sale clause. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Pursuant to the agreements, late charges and certain other fees (to the extent permitted by law and not waived by the applicable servicer) may be retained by the applicable servicer or master servicer as additional servicing compensation.

Some of the multifamily loans and mixed use loans included in a trust will include a “debt-acceleration” clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The courts of any state, however, may refuse to permit foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting such defaulted payments.

State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of installment contracts. For example, a lender’s practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an installment contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain or insure the property or the borrower executing a junior mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

Environmental Considerations

Real property pledged as security to a lender may be subject to potential environmental risks Such environmental risks may give rise to a diminution in value of property securing any mortgage loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Under the laws of certain states where the mortgaged properties are located, the owner’s failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by the state. In several states such lien has priority over the lien of an existing mortgage against such property. Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

Under some circumstances, cleanup costs, or the obligation to take remedial actions, can be imposed on a secured party such as the trustee. Under the laws of some states and under CERCLA, current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing prior or current releases or threatened releases of hazardous substances on that property. Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property may, by virtue of holding such indicia, fall within the literal terms of the definition of “owner” or “operator”; consequently, such laws often specifically exclude such a secured lender from the definitions of “owner” or “operator,” provided that the lender does not participate in the management of the facility.

Whether actions taken by a secured creditor would constitute such participation in the management of a facility or property, so that the lender loses the protection of the secured creditor exclusion, would be determined on a case by case basis, depending on the actions of the particular lender.

Under amendments to CERCLA enacted in 1996, known as the “Asset Conservation Act,” a lender must actually participate in the operational affairs of the property or the borrower, in order to be deemed to have “participated in the management of the facility.” The Asset Conservation Act also provides that participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices or assumes day-to-day management of all operational functions of the secured property.

It should be noted that the secured creditor exclusion does not govern liability for cleanup costs under state law or under federal laws other than CERCLA. CERCLA’s jurisdiction extends to the investigation and remediation of releases of “hazardous substances.” The definition of “hazardous substances” under CERCLA specifically excludes petroleum products. Under federal law, the operation and management of underground petroleum storage tanks (excluding heating oil) is governed by Subtitle I of the Resource Conservation and Recovery Act (“RCRA”). Under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. However, liability for cleanup of petroleum contamination will most likely be governed by state law, which may not provide any specific protection for secured creditors or alternatively, may not impose liability on secured creditors.

Unless otherwise stated in the applicable prospectus supplement, the sponsor will represent, as of the applicable date described in this prospectus, that either (1) to the best of its knowledge no mortgaged property securing a multifamily loan or a mixed use loan is subject to an environmental hazard that would have to be eliminated under applicable law before the sale of, or which could otherwise affect the marketability of, such mortgaged property or which would subject the owner or operator of such mortgaged property or a lender secured by such mortgaged property to liability under applicable law, and there are no liens which relate to the existence of any clean-up of a hazardous substance (and to the best of its knowledge no circumstances are existing that under law would give rise to any such lien) affecting the mortgaged property which are or may be liens prior to or on a parity with the lien of the related mortgage, or (2) an environmental insurance policy is in effect with respect to each affected mortgaged property. In many cases the agreements will provide that the servicers, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation if such servicer has notice or knowledge of toxic or hazardous substances on such property unless such servicer has determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (1) the mortgaged property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the mortgaged property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (2) there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any federal, state or local law or regulation, or that, if any hazardous substances are present for which such action would be required, taking such actions with respect to the affected mortgaged property is in the best economic interest of securityholders. Such requirements effectively preclude enforcement of the security for the related mortgage note until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that the trust will become liable for any environmental conditions affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by a servicer will detect all possible environmental conditions or that the other requirements of the agreements, even if fully observed by the servicers will in fact insulate the trust from liability for environmental conditions.

If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see “— Anti-Deficiency Legislation and Other Limitations on Lenders” above) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, as amended (together with any similar state or local law or regulation, the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower’s active duty status, unless a court orders otherwise upon application of the lender. Any shortfall in interest collections on the related mortgage loans resulting from the application of the Relief Act (“Relief Act shortfalls”), to the extent not covered by any applicable enhancements, could result in losses to the holders of the securities. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Certain persons not covered by the Relief Act may be eligible for similar loan payment relief under applicable state law. Because the Relief Act applies to borrowers who enter military service (including reservists who are later called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act. In addition, the Relief Act imposes limitations that would impair the ability of the servicers to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under certain circumstances, during an additional three months thereafter. Thus, in the event that such a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the “NCUA”) with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII authorized any state to reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

Consumer Protection Laws

The Reigle Community Development and Regulatory Improvement Act of 1994 (the “Reigle Act”) incorporates the Home Ownership and Equity Protection Act of 1994, which adds certain additional provisions to Regulation Z, the implementing regulation of the Truth-in-Lending Act (“TILA”). These provisions impose additional disclosure and other requirements on creditors with respect to high cost loans. In general, mortgage loans within the purview of the Reigle Act have annual percentage rates over 8% greater than the yield on United States Treasury securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $455. The provisions of the Reigle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of a creditor, including the trust and the trustee, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

Mortgage loans are also subject to various other federal laws, including (1) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; (2) the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and (3) the Fair Credit Reporting Act, which regulates the use and reporting of information related to borrowers’ credit experience. Violations of certain provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages.

State laws applicable to mortgage loans generally regulate interest rates and other charges and require certain disclosures to borrowers. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of mortgage loans. Depending upon the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle borrowers to a refund of amounts previously paid and could subject the trust to damages.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of home improvement first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

The depositor has been advised by counsel that a court interpreting Title V would hold that residential mortgage loans related to a series originated on or after January 1, 1980, are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the residential mortgage loans, any such limitation under the state’s usury law would not apply to the residential mortgage loans.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loans originated after the date of the state action will be eligible as Trust Assets if the mortgage loans bear interest or provide for discount points or charges in excess of permitted levels. No mortgage loan originated prior to January 1, 1980, will bear interest or provide for discount points or charges in excess of permitted levels.

Multifamily and Mixed Use Loans

The market value of any multifamily or mixed use property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the commercial portion of mixed use properties or renting the dwelling units, or such other factors as are considered by the originator. Because a default on a multifamily loan or mixed use loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit enhancement described in this prospectus and specified in the applicable prospectus supplement, a loss may be experienced. With respect to multifamily property consisting of an apartment building owned by a cooperative, the cooperative’s ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The cooperative’s ability to pay the principal balance of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, the sponsor and the master servicer will have no obligation to provide refinancing for any such mortgage loan.

Some of the multifamily and mixed use loans are secured by an assignment of leases (each, a “lease”) and rents of one or more lessees (each, a “lessee”), either through a separate document of assignment or as incorporated in the mortgage. Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender’s interest in rents may result in the loss of a substantial pool of funds that could otherwise serve as a source of repayment for the loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender’s security interest.

Leases and Rents

A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower without a hearing or the lender’s consent, or unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See “—Bankruptcy Laws” above.

Default Interest and Limitations on Prepayment

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

Secondary Financing; Due-on-Encumbrance Provisions

Some of the mortgage loans secured by mixed use property or multifamily property do not restrict secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans. Some of the mortgage loans secured by mixed use property or multifamily property preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the mortgaged property) or may require the consent of the senior lender to any second or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. Unless otherwise specified in the applicable prospectus supplement, the related agreement will provide that if any mortgage loan contains a provision in the nature of a due-on-encumbrance clause, which by its terms: (1) provides that such mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any lien or other encumbrance on the related mortgaged property; or (2) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related mortgaged property, then for so long as such mortgage loan is included in the applicable trust, the applicable servicer, on behalf of the trustee, will be requested to exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such mortgage loan to (x) accelerate the payments thereon, or (y) withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the agreements.

Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subject to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal balance of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Certain Laws and Regulations

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property that could, together with the possibility of limited alternative uses for a particular mortgaged property, result in a failure to realize the full principal balance of the related mortgage loan.

Type of Mortgaged Property

Securityholders may be subject to additional risk depending upon the type and use of the mortgaged property in question. Mortgages on mortgaged properties that are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the person(s) appointed or elected by the condominium unit owners to govern the affairs of the condominium. A “condominium form” of ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building (other than the individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. In addition, mortgaged properties that are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), owners of public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and useable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable Person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing secured party who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FHA Insurance and VA Guaranty

The benefits of the FHA insurance and VA guaranty are limited, as described below. To the extent that amounts payable under the applicable Policy are insufficient to cover losses in respect of the related mortgage loan, any such loss in excess of the applicable credit enhancement described in this prospectus and specified in the applicable prospectus supplement will be borne by securityholders.

Under both the FHA and VA programs the servicers must follow certain prescribed procedures in submitting claims for payment. Failure to follow such procedures could result in delays in receipt of the amount of proceeds collected in respect of any liquidated mortgage loan under the applicable FHA insurance or VA guaranty (“FHA/VA Claim Proceeds”) and reductions in FHA/VA Claim Proceeds received.

FHA Insurance

FHA, a division of HUD, is responsible for administering federal mortgage insurance programs authorized under the National Housing Act of 1934, as amended (the “National Housing Act”), and the United States Housing Act of 1937, as amended. FHA mortgage loans are insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units as well as to refinance an existing mortgage. These programs generally limit the principal balance of the mortgage loans insured. Mortgage loans originated prior to October 21, 1998, and insured by the FHA generally require a minimum down payment of approximately 3% to 5% of the acquisition cost, which includes the lesser of the appraised value or sales price, plus eligible closing costs, subject to a maximum loan-to-value ratio of approximately 97%. Mortgage loans originated on or after October 21, 1998, and insured by the FHA generally require a minimum cash investment of 3% of the lesser of appraised value or sales price, subject to a maximum loan-to-value ratio (generally, approximately 97.75%) that is determined based on the loan amount and the state in which the mortgaged property is located.

The monthly or periodic insurance premiums for FHA mortgage loans will be collected by the servicers and paid to FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable upon foreclosure (or other acquisition or possession) and in general, conveyance of the mortgaged property to HUD. With respect to a defaulted FHA mortgage loan, a servicer is limited in its ability to initiate foreclosure proceedings. Servicers of FHA mortgage loans are required to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of loss mitigation plans with the borrower. Such relief may involve forbearance, the reduction or suspension of monthly payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage loan, loan modification and the rescheduling or other adjustment of payments due under the mortgage loan up to or beyond the scheduled maturity date. In addition, in certain instances, HUD may provide relief by making partial claim payment for the delinquent amounts due under the mortgage loan (which payments, under certain circumstances, are to be repaid by the borrower to HUD). With certain exceptions, at least three full installments must be due and unpaid under the mortgage loan before a servicer may initiate foreclosure proceedings.

HUD monitors the servicing of insured mortgage loans and reviews servicers to ensure that they are offering appropriate loss mitigation options to borrowers in accordance with HUD requirements. In cases in which HUD determines that servicers are not properly servicing insured mortgage loans and are not offering loss mitigation options to delinquent borrowers, HUD may seek to require the servicer to indemnify HUD against any losses it sustains.

To help ensure that mortgagees provide the required assistance to borrowers and offer them appropriate loss mitigation alternatives, Congress amended the National Housing Act to include the failure to engage in loss mitigation actions as grounds for the imposition of a civil money penalty against a mortgagee. The penalty for failing to engage in loss mitigation activities is set by statute at three times the amount of any insurance benefits claimed by the mortgagee with respect to any mortgage loan for which the mortgagee failed to engage in such loss mitigation actions. Implementing regulations which restate the statute were issued by HUD on April 26, 2005, and became effective on May 26, 2005.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Current practice is to pay such claims in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The related servicer will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA mortgage loan for an amount equal to the principal balance of such debenture.

The amount of insurance benefits generally paid by the FHA is equal to the unpaid principal balance of the defaulted mortgage loan, plus amounts to reimburse the mortgagee for certain costs and expenses, less certain amounts received or retained by the mortgagee after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the mortgagee is compensated for no more than two-thirds of its foreclosure costs, and for interest accrued and unpaid from a date 60 days after the borrower’s first uncorrected failure to perform any obligation or make any payment due under the mortgage loan, at the applicable HUD debenture interest rate, provided all applicable HUD requirements have been met.

Although FHA insurance proceeds include accrued and unpaid interest on the defaulted mortgage loan, the amount of interest paid may be substantially less than such accrued interest. As described above, FHA will reimburse interest at the applicable debenture interest rate, which will generally be lower than the mortgage rate on the related mortgage loan. Such negative interest spread between the debenture rate and the mortgage rate, as well as the failure of FHA insurance to cover the first 60 days of accrued and unpaid interest and all foreclosure expenses as described above, could result in losses to securityholders. The interest payable may be curtailed if a servicer has not met FHA’s timing requirements for certain actions during the foreclosure and conveyance process. When a servicer exceeds the timing requirements and has not obtained an extension from FHA, FHA will pay interest only to the date the particular action should have been completed.

VA Guaranty

VA mortgage loans are partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, which permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit or to refinance an existing guaranteed loan. The program requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years’ duration. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal balance of the mortgage loan. At present, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan is 50% of the unpaid principal balance of a loan of $45,000 or less, the lesser of $36,000 or 40% of the principal balance of a loan of more than $45,000 but less than $144,000, subject to a minimum guaranty amount of $22,500, and, for loans of more than $144,000, the lesser of 25% of the principal balance of the mortgage loan or $60,000.

With respect to a defaulted VA guaranteed mortgage loan, the mortgagee is, absent exceptional circumstances, authorized to foreclose only after the default has continued for three months. Generally, a claim for the guarantee is submitted after foreclosure and after the mortgagee files with the VA a notice of election to convey the related mortgaged property to the VA.

In instances where the net value of the mortgaged property securing a VA guaranteed mortgage loan is less than the unguaranteed portion of the indebtedness outstanding (including principal, accrued interest and certain limited foreclosure costs and expenses) on the related mortgage loan, the VA may notify the mortgagee that it will not accept conveyance of the mortgaged property (a “No-Bid”). In the case of a No-Bid, the VA will pay certain guaranty benefits to the mortgagee and the mortgagee will generally take title to and liquidate the mortgaged property. The guaranty benefits payable by the VA in the case of a No-Bid will be an amount equal to the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness (which may include accrued and unpaid interest and certain expenses of the mortgagee, including foreclosure expenses) up to the amount originally guaranteed.

When the mortgagee receives the VA’s No-Bid instructions with respect to a defaulted mortgage loan, the mortgagee has the right (but not the obligation) to waive or satisfy a portion of the indebtedness outstanding with respect to such defaulted mortgage loan by an amount that would cause the unguaranteed portion of the indebtedness (including principal, accrued interest and certain limited foreclosure costs and expenses) after giving effect to such reduction to be less than the net value of the mortgaged property securing the mortgage loan (a “buydown”). In the case of a buydown, the VA will accept conveyance of the mortgaged property and the mortgagee will suffer a loss to the extent of the indebtedness that was satisfied or waived in order to effect the buydown, in addition to any other losses resulting from unreimbursed foreclosure costs and expenses and interest that may have accrued beyond the applicable VA cut-off date.

In the event the VA elects a No-Bid, the amount paid by the VA cannot exceed the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness, as described above. As a result of such limitations, losses associated with defaulted VA mortgage loans could be substantial.

Material Federal Income Tax Considerations

The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion has been prepared with the advice of McKee Nelson LLP, special counsel to the depositor. This discussion is based on authorities currently in effect, all of which are subject to change or differing interpretations. Any such change or differing interpretation could be applied retroactively. No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

This discussion is directed solely to Security Owners (as defined herein) that purchase securities at issuance and hold them as “capital assets” within the meaning of Section 1221 of the Code. The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

In addition, this discussion does not address the state, local, foreign or other tax consequences of the purchase, ownership and disposition of securities. We encourage you to consult your own tax advisor in determining the state, local, foreign and other tax consequences of the purchase, ownership and disposition of securities. Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

In this discussion, when we use the term:

•	“Security Owner,” we mean any person holding a beneficial ownership interest in securities;

•	“Code,” we mean the Internal Revenue Code of 1986, as amended;

•	“IRS,” we mean the Internal Revenue Service;

•
“AFR,” we mean the applicable federal rate, which is an average of current yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

•	“Foreign Person,” we mean any person other than a U.S. Person; and

•
“U.S. Person,” we mean (1) a citizen or resident of the United States; (2) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (3) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (4) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (5) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

Types of Securities

This discussion addresses the following four types of securities:

•	REMIC securities;

•	notes issued by a trust, including a trust for which an election to treat such entity as a “real estate investment trust” within the meaning of Section 856(a) of the Code (a “REIT”) has been made; and

•	trust securities issued by trusts for which a REMIC election is not made.

The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement. Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities. The discussions under “— Special Tax Attributes,” “— Backup Withholding” and “— Reportable Transactions” below address all types of securities.

REMIC Securities Generally

With respect to each series of REMIC securities, McKee Nelson LLP will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement or other applicable agreement, the related trust will comprise one or more “REMICs” within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be “regular interests” or “residual interests” in a REMIC within the meaning set out in Section 860G(a) of the Code. The prospectus supplement for REMIC securities will identify the regular interests and residual interest in the REMIC.

A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest. We refer to a REMIC security representing a regular interest in a REMIC as a “REMIC regular security.” REMIC regular securities generally will be treated for federal income tax purposes as debt instruments issued by the REMIC. The tax treatment of securities treated as debt instruments, including REMIC regular securities, is discussed under “—Taxation of Securities Treated as Debt Instruments” below. You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular security in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

We refer to a REMIC security representing a residual interest in a REMIC as a “REMIC residual certificate” and the owner of a beneficial interest in a REMIC residual certificate as a “Residual Owner.” The tax treatment of REMIC residual securities is discussed under “—REMIC Residual Certificates” below.

A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions. In general, a “prohibited transaction” means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC securities. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects “net income from foreclosure property” to tax at the highest corporate rate. We do not anticipate that any REMIC with respect to which we will offer securities will engage in any such transactions or receive any such income.

If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the securities issued by the entity may not be accorded the status described under “— Special Tax Attributes” below. In the case of an inadvertent termination of REMIC status, the United States Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity’s income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract. This can occur, for instance, if the applicable pooling and servicing agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In such a case, the pooling and servicing agreement may provide for a reserve fund that will be held as part of the trust but not as an asset of any REMIC created pursuant to the pooling and servicing agreement (an “outside reserve fund”). The outside reserve fund typically would be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

Issuance of Notes Generally

For each issuance of notes by a trust that does not make a REMIC election, McKee Nelson LLP will deliver its opinion that, assuming compliance with the pooling and servicing agreement and the indenture, the notes will constitute debt instruments for federal income tax purposes. Generally, no regulations, published rulings or judicial decisions exist that definitively characterize for federal income tax purposes securities with terms substantially the same as the notes. The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes. The tax treatment of securities treated as debt instruments is discussed under “— Taxation of Securities Treated as Debt Instruments” below. If, contrary to the opinion of McKee Nelson LLP, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under “—Taxation of Securities Treated as Debt Instruments.”

With respect to certain trusts that issue notes, an election may be made to treat the trust as a REIT. In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code. The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

Classification of Trust Securities Generally

With respect to each series of trust securities for which no REMIC election is made, McKee Nelson LLP will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the pooling and servicing agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a security will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a “Grantor Trust” and to the securities issued by the trust as “Grantor Trust Certificates”); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a security issued by the trust will be a partner in that partnership (we refer to such securities as “Partner Certificates”). The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes. The proper characterization of the arrangement involving Grantor Trust Certificates or Partner Certificates may not be clear, because there may be no authority on closely comparable transactions. For a discussion of the tax treatment of Grantor Trust Certificates, see “—Grantor Trust Certificates” below, and for a discussion of the tax treatment of Partner Certificates, see “— Partner Certificates” below.

Taxation of Securities Treated as Debt Instruments

When we refer to “Debt Securities” in the discussion that follows, we mean (1) REMIC regular securities and (2) notes issued by a trust that does not make a REMIC election. This discussion is based in part on the regulations applicable to original issue discount (the “OID Regulations”) and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”). Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities. To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Prospective investors are encouraged to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount with respect to Debt Securities.

Interest Income and OID

Debt Securities may be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Code (“OID”). A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price and such excess is more than a de minimis amount. Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below. A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Debt Security also includes any amount paid by an beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate (“Qualified Stated Interest”). Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an “accrual class”), or a class the interest on which is substantially disproportionate to its principal balance (a “super premium class”).

To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular securities, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner’s method of tax accounting. If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security’s stated redemption price at maturity. Qualified Stated Interest payable on a REMIC regular security must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security. This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the “PAC Method”). Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day. The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each distribution date as the accrual period.

The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity. The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust’s assets.

For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust’s assets. The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes. No representation, however, is made as to the rate at which principal payments or recoveries on the trust’s assets actually will occur.

Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust’s assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security. It is possible, although not certain, that a Security Owner might be permitted to recognize a loss in such a situation to the extent the Security Owner’s basis in the Debt Security exceeds the maximum amount of payments that it could ever receive with respect to that Debt Security. However, such a loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Debt Securities that are interest-only classes or super-premium classes, because they can have negative yields if the underlying loans held by the trust prepay more quickly than anticipated.

Under the OID Regulations, OID of only a de minimis amount, other than de minimis OID attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of (i) the total amount of the de minimis OID and (ii) a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the Debt Security.

Variable Rate Securities

Debt Securities may provide for interest based on a variable rate. The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under “—Interest Income and OID” above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security. It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class. OID reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Acquisition Premium

If a Security Owner purchases a Debt Security for a price that is greater than its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an “acquisition premium” as that term is defined in Section 1272(a)(7) of the Code. The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium. Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security. Security Owners should be aware that this fixed fraction methodology will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security’s stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

Market Discount

If a purchaser acquires a Debt Security at a price that is less than its outstanding principal balance (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a “market discount bond”). If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the Debt Security and (3) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See “—Interest Income and OID” above.

Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we encourage prospective investors to consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.

The Code grants the United States Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (1) the market discount that remains to be accrued as of the beginning of the accrual period and (2) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (1) the market discount that remains to be accrued as of the beginning of the accrual period and (2) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

Amortizable Bond Premium

A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under Section 171 of the Code. If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner’s income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount. The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it. The election may be revoked only with the consent of the IRS.

Non-Pro Rata Securities

A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a “non-pro rata security”). In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above. However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole. Prospective investors are encouraged to consult their tax advisors as to this treatment.

Election to Treat All Interest as OID

The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a “constant yield election”). It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner’s acquisition would apply. If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above. Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in Section 1278(b) of the Code, which is described above. A constant yield election may be revoked only with the consent of the IRS.

Treatment of Losses

Security Owners that own REMIC regular securities, or in the case of Debt Securities for which a REMIC election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust’s assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible. In addition, potential investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code. As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

Although not entirely clear, it appears that: (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security’s partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security’s complete worthlessness. Security Owners are encouraged to consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

Sale or Other Disposition

If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner’s adjusted tax basis in the Debt Security. The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner’s cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security’s stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

Gain from the sale of a REMIC regular security that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner’s income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner’s income.

Foreign Persons

Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered “portfolio interest” and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (1) is not actually or constructively a 10 percent shareholder of the issuing entity of the Debt Securities or a controlled foreign corporation with respect to which the issuing entity of the Debt Securities is a related person (all within the meaning of the Code) and (2) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the “withholding agent”) with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the Foreign Person that owns the Debt Security. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed. If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. We encourage Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity to consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (1) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (2) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

Information Reporting

Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under “— Market Discount” above.

Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

REMIC Residual Certificates

If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under “— Basis Rules and Distributions” below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner. The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no securities of any class of the related series outstanding. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter. The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss. Income derived from a REMIC residual certificate will be “portfolio income” for purposes of Section 469 of the Code governing passive loss limitations.

Taxable Income or Net Loss of the REMIC

Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting. There are, however, certain modifications. First, a deduction is allowed for accruals of interest and OID on the REMIC regular securities issued by the REMIC. Second, market discount will be included in income as it accrues, based on a constant yield to maturity method. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account. Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code. Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees. See, however, “— Pass Through of Certain Expenses” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter. For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

Pass Through of Certain Expenses

A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections 67 and 68 of the Code. See “— Grantor Trust Certificates — Trust Expenses” below for a discussion of the limitations of Sections 67 and 68 of the Code. Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC. In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

Excess Inclusions

Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules. For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC’s taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate. If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions. The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

For Residual Owners, an excess inclusion may not be offset by deductions, losses or loss carryovers. Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner’s excess inclusions for the year. Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner’s excess inclusions for the year. Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

Taxable Income May Exceed Distributions

In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year. The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand. If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests. When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal balance of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal balance of that loan. Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under “—Excess Inclusions” above. The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC securities, may have a significant adverse effect upon a Residual Owner’s after-tax rate of return.

Basis Rules and Distributions

A Residual Owner’s adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (1) the daily portions of REMIC net loss taken into account by the Residual Owner and (2) distributions made by the REMIC to the Residual Owner.

A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner’s adjusted basis in the REMIC residual certificate immediately before the distribution. The distribution will reduce the Residual Owner’s adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the Residual Owner’s adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate. See “— Sales of REMIC Residual Certificates” below.

A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner’s adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate. See “— Sales of REMIC Residual Certificates” below.

Sales of REMIC Residual Certificates

If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC residual certificate. If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

Inducement Payments

The IRS recently issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest (“inducement fees”). The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that inducement fees constitute income from sources within the United States. The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Certificate.

Disqualified Organizations

If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see “—Taxation of Securities Treated as Debt Instruments — Interest Income and OID” above for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the pooling and servicing agreement. The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The pooling and servicing agreement for each series of REMIC securities will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity (1) such holder’s social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a “pass through entity” means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity. Moreover, in the case of any “electing large partnership,” within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income. Finally, an exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

Noneconomic REMIC Residual Certificates

A transfer of a “noneconomic” REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust. See “-Taxation of Securities Treated as Debt Instruments — Interest Income and OID” above for a discussion concerning prepayment assumptions.

All transfers of REMIC residual securities will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable prospectus supplement will disclose whether offered REMIC residual securities may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

Treasury regulations provide a safe harbor for transfers of REMIC residual securities and if the safe harbor is satisfied, the transfer is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor set out in the regulations, (1) the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due, (2) the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC residual certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due, (3) the transferee must represent that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer and (4) either (i) the amount received by the transferee must be no less on a present value basis than the present value of the net tax detriment attributable to holding the REMIC residual certificate reduced by the present value of the projected payments to be received on the REMIC residual certificate or (ii) the transfer must be to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporation sin transactions that qualify for the same “safe harbor” provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the REMIC residual certificate will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations providing this safe harbor generally are applicable to transfers of residual interest on or after February 4, 2000, but certain provisions only apply to transfers of residual interests occurring on or after August 19, 2002. The safe harbor rules contain additional detail regarding their application. If you are a Residual Owner, we encourage you to consult your tax advisor concerning the safe harbor rules before undertaking a transfer of a REMIC residual certificate.

Restrictions on Transfers of Residual Certificates to Foreign Persons

Transfers to a Foreign Person of REMIC residual securities that have tax avoidance potential are disregarded for all federal income tax purposes. If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate. A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate. The pooling and servicing agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

Foreign Persons

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Owners may qualify as “portfolio interest,” subject to the conditions described in “— Taxation of Securities Treated as Debt Instruments — Foreign Persons” above, but only to the extent that (1) the mortgage loans were issued after July 18, 1984, and (2) the trust to which the REMIC residual certificate relates consists of obligations issued in “registered form” within the meaning of Section 163 (f)(1) of the Code. Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form. Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “—Excess Inclusions” above. If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates. If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of ) under rules similar to withholding upon disposition of Debt Securities that have OID. See “— Restrictions on Transfers of Residual Certificates to Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential.” Potential investors who are Foreign Persons are encouraged to consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual securities.

Administrative Provisions

The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC’s returns. Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC’s residual interest. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax mattes person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC’s tax affairs, although other holders of the REMIC residual securities of the same series would be able to participate in those proceedings in appropriate circumstances.

Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC’s return if the holder owns 100 percent of the REMIC residual securities for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC’s return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the Code expenses (see “— Pass Through of Certain Expenses” above) allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC’s assets meeting the qualified asset tests described under “—Special Tax Attributes—REMIC Securities” below.

Mark-to-Market Rule

Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

Grantor Trust Certificates

For purposes of this discussion, we refer to two types of securities issued by a Grantor Trust: “Standard Certificates” and “Stripped Certificates.” Each security issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

Classification of Stripped Certificates

There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate. First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only securities, all the securities of that trust likely will be Stripped Certificates. Second, if the sponsor, depositor or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the securities issued by the trust could be Stripped Certificates. Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the securities of the trust could be Stripped Certificates.

Taxation of Stripped Certificates

Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the “Stripped Bond Rules”). Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. A beneficial owner of a Stripped Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments.

Generally, if a taxpayer acquires an interest in “stripped coupons” or “stripped bonds,” the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid. As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument. The tax consequences of holding a debt instrument are discussed generally under “— Taxation of Securities Treated as Debt Instruments” above.

Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments. Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under “—Taxation of Securities Treated as Debt Instruments — Interest Income and OID,” and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under “—Taxation of Securities Treated as Debt Instruments — Information Reporting.” Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt. We encourage a prospective investor in Stripped Certificates to consult his or her own tax advisor concerning the application of these rules to Stripped Certificates.

For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates. However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities, except as set forth in the prospectus supplement. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under “—Taxation of Standard Certificates” below. In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner’s recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner’s Stripped Certificate. While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust. Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period. The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under “—Trust Expenses” below, subject to the limitation described therein.

Purchase of More Than One Class of Stripped Certificates

When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Taxation of Standard Certificates

For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust. As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate. Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the security would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner’s method of accounting. In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust’s assets. Those losses would be deductible generally only as described under “— Taxation of Securities Treated as Debt Instruments — Treatment of Losses” above.

For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

Trust Expenses

Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust’s expenses, as described above. Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust’s assets and paid directly its share of the servicing and related fees and expenses. Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust. In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor’s adjusted gross income. In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (1) 3 percent of the excess, if any, of adjusted gross income over $139,500 ($69,750 in the case of a married individual filing a separate return) (in each case, the figures shown are for 2003 and will be adjusted for inflation), and (2) 80 percent of the amount of itemized deductions otherwise allowable for that year. This reduction is currently scheduled to be phased-out over a five-year period beginning 2006. As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates. In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

Sales of Grantor Trust Certificates

If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner’s adjusted tax basis in the Grantor Trust Certificate. Such tax basis will equal the Security Owner’s cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income. See “— Taxation of Securities Treated as Debt Instruments — Sale or Other Disposition” above. Any remaining gain or any loss will be capital gain or loss. Capital losses generally may be used only to offset capital gains.

Trust Reporting

Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns. The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

Foreign Persons

The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities. See the discussion of the tax and withholding rules under “—Taxation of Securities Treated as Debt Instruments — Foreign Persons” above.

Partner Certificates

If a trust is classified as a partnership for federal income tax purposes, the trust will not be subject to an entity level federal income tax. Instead, pursuant to the terms of the pooling and servicing agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates. Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust’s income for the taxable year of the trust that ends with or within the Security Owner’s taxable year. The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

Security Owner’s Distributive Share

The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in Section 703(a)(2) of the Code are not allowed. The trustee will allocate that taxable income among the Partner Certificates. The method of allocation will be described in the applicable prospectus supplement.

A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under “— Grantor Trust Certificates — Trust Expenses” above. Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

Distributions

A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner’s adjusted basis in the Partner Certificate. If the amount of cash distributed exceeds a Security Owner’s basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate. If, upon receipt of a cash distribution in liquidation of a Security Owner’s interest in the trust, the Security Owner’s adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

A Security Owner’s adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution. The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

Sale or Exchange of a Partner Certificate

If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner’s adjusted basis in the Partner Certificate at the time of sale. Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

Section 708 Terminations

Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners. The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners. If the Partner Certificates are book entry certificates, the trust most likely will not be able to monitor whether the termination provisions of Section 708 of the Code apply due to lack of information concerning the transfer of interests in the trust.

Section 754 Election

If a Security Owner were to sell its Partner Certificate at a profit (loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller. The trust’s adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code. To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement. As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a “substantial built-in loss” immediately after a transfer of a partner’s interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a “securitization partnership.” The applicable prospectus supplement will address whether any partnership in which a Partner Certificate represents an interest will constitute a securitization partnership for this purpose.

Foreign Persons

Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (1) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (2) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

Information Reporting

Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust. The trust will report each Security Owner’s allocable share of the trust’s items of income and expense to the Security Owner and to the IRS on Schedules K-1. The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates. Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates. In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates. The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year. Brokers and nominees who fail to provide the information may be subject to penalties. However, a clearing agency registered under Section 17A of the Exchange Act is not required to furnish that information statement to the trust.

Administrative Matters

Unless another designation is made, the depositor will be designated as the tax matters partner in the pooling and servicing agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment also could result in an audit of a beneficial owner’s returns and adjustments of items not related to the income and losses of the partnership.

Special Tax Attributes

In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

REMIC Securities

REMIC securities held by a domestic building and loan association will constitute “regular or residual interests in a REMIC” within the meaning of Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x). If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC securities in that REMIC will so qualify.

In addition, REMIC securities held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of “real estate assets,” then the portion of the REMIC securities that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets. Similarly, income on the REMIC securities will be treated as “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

REMIC regular securities also will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMIC within the periods required by the Code.

The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the “SBJPA of 1996”) repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of “qualifying real property loans” in former Section 593(d) of the Code for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that these institutions must “recapture” a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in “residential loans” under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

For some series of REMIC securities, two or more separate elections may be made to treat designated portions of the related trust as REMICs (“Tiered REMICs”) for federal income tax purposes. Solely for purposes of determining whether the REMIC securities will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on those Securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

As described above, certain REMIC regular securities will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement. See “Types of Securities — REMIC Securities Generally” above. Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

Non-REMIC Debt Securities

Debt Securities that are not REMIC regular securities and that are owned by domestic building and loan associations and other thrift institutions will not be considered “loans secured by an interest in real property” or “qualifying real property loans.” Moreover, such Debt Securities owned by a REIT will not be treated as “real estate assets” nor will interest on the Debt Securities be considered “interest on obligations secured by mortgages on real property.” In addition, such Debt Securities will not be “qualified mortgages” for REMICs.

Grantor Trust Certificates

Standard Certificates held by a domestic building and loan association will constitute “loans secured by interests in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates. We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

Partner Certificates

For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs, a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the capital accounts.

Backup Withholding

Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient’s federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

Reportable Transactions

Recent legislation imposes a penalty on a taxpayer that fails to disclose a “reportable transaction.” The IRS has issued guidance defining the term “reportable transaction” for this purpose. Although a description of that term is beyond the scope of this summary, a reportable transaction includes a transaction that meets requirements outlined in the IRS guidance and that involves:

•
a sale or exchange of a security resulting in a loss in excess of (i) $10 million in any single year or $20 million in any combination of years in the case of a security held by a corporation or a partnership with only corporate partners or (ii) $2 million in any single year or $4 million in any combination of years in the case of a security held by any other partnership or an S corporation, trust or individual;

•
a significant difference between the U.S. federal income tax reporting for an item from the transaction and its treatment for book purposes (generally under U.S. generally accepted accounting principles); or

•	any other characteristic described by the IRS.

A taxpayer discloses a reportable transaction by filing IRS Form 8886 with its federal income tax return. The penalty for failing to disclose a reportable transaction is $10,000 in the case of a natural person and $50,000 in any other case. Prospective investors in the securities are encouraged to consult their own tax advisors concerning any possible disclosure obligations with respect to their ownership or disposition of a security in light of their particular circumstances.

State and Local Tax Considerations

In addition to the federal income tax consequences described above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

For example, a REMIC or non-REMIC trust may be characterized as a corporation, a partnership or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the trust. We encourage prospective investors to consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

ERISA Considerations

General

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a pension, profit-sharing or other employee benefit plan or other retirement plan or arrangement that is subject to ERISA or Section 4975 of the Code, including a so-called “Keogh” plan, or an individual retirement account, or any entity deemed to hold the assets of the foregoing (each a “Benefit Plan”). ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that investments of any such Benefit Plan be made in accordance with the documents governing the Benefit Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Benefit Plan is considered to be fiduciary of the Benefit Plan.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA) if no election has been made under Section 410(d) of the Code, are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the securities subject to the provisions of applicable federal law, and in the case of any plan that is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the restrictions imposed under Section 503 of the Code. Governmental plans are not subject to ERISA requirements but may be subject to state or local laws substantially similar to ERISA or Section 4975 of the Code (“Similar Law”).

In addition to imposing general fiduciary standards, ERISA and Section 4975 of the Code prohibit a broad range of “prohibited transactions” involving assets of Benefit Plans and, as relevant here, the acquisition, holding and disposition of the securities between a Benefit Plan and persons that are “parties in interest” as described in Section 3(14) of ERISA or “disqualified persons” as described in Section 4975 of the Code (collectively, “parties in interest”) with respect to such Benefit Plan and impose taxes and/or other penalties under ERISA and/or Section 4975 of the Code on such transactions, unless a statutory or regulatory exception or administrative exemption applies.

In addition, certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchases securities issued by that trust if assets of the trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the “DOL”) (the “Plan Assets Regulation”), the assets of a trust would be treated as plan assets of the Benefit Plan for the purposes of ERISA and Section 4975 of the Code only if the Benefit Plan acquired an “equity interest” in the trust and none of the exceptions contained in the Plan Assets Regulation or Section 3(42) of ERISA was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. A certificate will normally be treated as an equity interest for these purposes.

Debt Securities

Although there is little guidance on how the definition of “equity interest” described above applies, the depositor may from time to time determine that, at the time of their issuance, that the notes of a particular series should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination will be based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

The acquisition or holding of notes by or on behalf of a Benefit Plan could be considered to give rise to a direct prohibited transaction upon its acquisition from a party in interest such as the depositor, the underwriter or the trustee or their respective affiliates or an indirect prohibited transaction if the trust, the owner of 50% or more of the equity interests in the trust, the owner trustee, the indenture trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. However, a number of prohibited transaction class exemptions (or “PTCEs”) issued by the DOL might apply to exempt a prohibited transaction arising by virtue of the purchase or holding of a note by or on behalf of, or with the assets of a Benefit Plan: PTCE 96-23 (class exemption for plan asset transactions determined by in-house asset managers), PTCE 95-60 (class exemption for certain transactions involving insurance company general accounts), PTCE 91-38 (class exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (class exemption for certain transactions involving insurance company pooled separate accounts) or PTCE 84-14 (class exemption for plan asset transactions determined by independent qualified professional asset managers). There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the notes for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire the notes or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan. Adequate consideration means fair market value as determined in good faith by the Plan fiduciary pursuant to regulations to be promulgated by the DOL. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts in connection with an investment in the notes that might be construed as prohibited transactions. There can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving the notes.

To the extent provided in the applicable prospectus supplement, each purchaser and transferee of a note will be deemed to represent and warrant to the issuing entity that either (1) it is not a Benefit Plan or (2) it is a Benefit Plan and its acquisition and holding of such note satisfy the requirements for exemptive relief under PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14, or a similar administrative or statutory exemption, or, in the case of a Benefit Plan subject to Similar Law, will not result in a violation of Similar Law, and to further represent, warrant and covenant that it will not transfer such note in violation of the foregoing.

Notes of a series should also not be purchased with the assets of a Benefit Plan if BFLP, the sponsor, the depositor, the indenture trustee, the owner trustee, the master servicer, any other servicer, the cap or swap counterparty, any underwriter or any of their affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan, unless such purchase and acquisition would be covered by an applicable prohibited transaction exemption.

Underwriters’ Exemptions Applicable to Purchase of Certificates and Debt Securities

The DOL has granted to certain underwriters individual administrative exemptions (the “Underwriter Exemptions” or the collectively the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, holding and subsequent resale by Benefit Plans of both certificate and debt securities issued by entities that hold certain fixed pools of receivables, loans and other obligations of the types held by the trust and the servicing, operation and management of such entities, provided that the conditions and requirements of the applicable Underwriter Exemption are met. Although the Exemption is an individual exemption separately granted to a specific underwriter, when it or its affiliate acts as the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent, the terms and conditions that generally apply to each Exemption are substantially similar and are described below.

General Conditions of the Underwriter Exemptions

Benefit Plans acquiring securities may be eligible for protection under the Exemption if:

(1)
at the time of the acquisition, the class of securities acquired by the Benefit Plan has received a rating rated in one of the three,(or in the case of “designated transactions” described below, four) highest generic rating categories by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., Fitch, Inc., DBRS Limited or DBRS, Inc. (each a “rating agency,” as defined herein);

(2)
the trustee is not an affiliate of any member of the “Restricted Group” other than the underwriter. The “Restricted Group” includes BFLP, the depositor, any underwriter, any trustee, any master servicer or servicer, any insurer with respect to any group of Loans, the obligor under any other form of credit enhancement described in this prospectus and specified in the applicable prospectus supplement or the counterparty under any interest rate cap or swap agreement, an obligor with respect to any obligation constituting more than five percent of the total unamortized principal balance of the assets of the related trust on the date of issuance of the related securities, or any affiliate of those parties;

(3)
the applicable series of securities evidences ownership in assets of a particular trust that may include Loans, certain asset-backed securities, certain contracts (including manufactured housing contracts) or, if certain conditions specified in the applicable prospectus supplement are satisfied, a pre-funding account, interest rate swap or yield supplement agreement;

(4)
the class of securities acquired by the Benefit Plan is not subordinated to other classes of securities of that trust with respect to the right to receive payments in the event of defaults or delinquencies on the underlying assets of the related trust unless none of the Loans has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100% (i.e., “fully secured”);

(5)
the Loans held by the trust must be fully secured (other than one-to-four family residential mortgage loans and home equity loans backing certain types of securities in “designated transactions” described below);

(6)	the Benefit Plan is an “accredited investor,” as defined in Rule 501(a)(1) of Regulation D under the Securities Act;

(7)
the acquisition of the securities by a Benefit Plan is on terms, including the price for the securities, that are at least as favorable to the Benefit Plan as they would be in an arm’s length transaction with an unrelated party;

(8)
the sum of all payments made to and retained by the related underwriter or members of any underwriting syndicate in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities;

(9)	the sum of all payments made to and retained by the seller pursuant to the sale of the assets of the trust to the trust represents not more than the fair market value of those assets;

(10)
the sum of all payments made to and retained by the master servicer and each servicer represents not more than reasonable compensation for their services and reimbursement of their reasonable expenses; and

(11)
assets of the type included as assets of a particular trust have been included in other investment pools; and securities evidencing interests in those other pools have been both: (i) rated in one of the three (or in the case of a designated transaction, four) highest generic rating categories by a rating agency and (ii) purchased by investors other than Benefit Plans for at least one year prior to a Benefit Plan’s acquisition of securities in reliance upon the Exemption.

Designated Transactions

In the case where the securities are backed by trust assets which are fully secured one-to-four family residential, home equity, manufactured housing, multifamily, mixed use, cooperative or commercial loans which are described and defined in the Exemption as “designated transactions,” the Exemption permits the securities issued by the trust in such transactions to be rated in one of the highest four generic rating categories by a rating agency and/or to be subordinated. The assets will be considered “designated transactions” for purposes of the Exemption unless otherwise specified in the prospectus supplement. In addition, one subset of designated transactions, residential (one- to-four family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by securities issued in such designated transactions are:

(1)	not subordinated to the rights and interests evidenced by securities of the same trust;

(2)	such securities acquired by the Benefit Plan have received a rating from a rating agency at the time of such acquisition that is in one of the two highest generic rating categories; and

(3)
any Loan included in the corpus or assets of the trust is secured by collateral whose loan-to-value ratio or combined loan-to-value ratio at the time of issuance of the securities does not exceed 125%.

Insurance Company General Accounts

In the event that securities do not meet the requirements of the Exemption solely because they are subordinate securities or fail to meet a minimum rating requirement under the Exemption, certain Benefit Plans may be eligible to purchase certificates (but not debt securities) pursuant to PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

Certain Permitted Assets

The Exemption permits interest-rate swaps and yield supplement agreements to be assets of the trust subject to certain conditions. An interest-rate swap (or if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted trust asset if it:

(1)	is an “eligible Swap”;

(2)	is with an “eligible counterparty”;

(3)	is purchased by a “qualified plan investor”;

(4)	meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap”; and

(5)	permits the trust to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or seller.

An “eligible Swap” is one which:

(1)	is denominated in U.S. dollars;

(2)
pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”);

(3)
has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“Allowable Notional Amount”);

(4)
is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”);

(5)	has a final termination date that is either the earlier of the date on which the issuing entity terminates or the related class of securities are fully repaid; and

(6)	does not incorporate any provision that could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency.

A “qualified plan investor” is a Benefit Plan or Benefit Plans where the decision to buy such class of securities is made on behalf of the Benefit Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either:

(1)	a “qualified professional asset manager” (“QPAM”) under PTCE 84-14;

(2)	an “in-house asset manager” under PTCE 96-23; or

(3)	has total assets (both Benefit Plan and non-Benefit Plan) under management of at least $100 million at the time the certificates are acquired by the Benefit Plan.

In “ratings dependent Swaps” (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the pooling and servicing agreement:

(1)
obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

(2)
cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then current rating by the rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year).

In the event that the servicer fails to meet these obligations, Benefit Plan securityholders must be notified in the immediately following periodic report which is provided to securityholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by a Benefit Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

(1)
obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

(2)	cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

(3)	terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust (“EYS Agreement”). If the EYS Agreement has a notional principal amount and/or is written on an ISDA form, the EYS Agreement may only be held as an asset of the trust with respect to certificates purchased by Benefit Plans if it meets the following conditions:

(1)	it is denominated in U.S. dollars;

(2)	it pays an Allowable Interest Rate;

(3)	it is not Leveraged;

(4)	it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

(5)	it is entered into between the trust and an eligible counterparty and

(6)	it has an Allowable Notional Amount.

Pre-Funding Accounts

The Exemption permits transactions using pre-funding accounts (“Pre-Funding Account”) whereby a portion of the Loans are transferred to the trust within a specified period following the closing date (“DOL Pre-Funding Period”) (see below) instead of requiring that all such Loans be either identified or transferred on or before the closing date, provided that the following conditions are met:

(1)	The ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the securities being offered (“Pre-Funding Limit”) must not exceed twenty-five percent (25%).

(2)
All Loans transferred after the closing date (referred to here as “additional Loans”) must meet the same terms and conditions for eligibility as the original Loans used to create the trust, which terms and conditions have been approved by the rating agency.

(3)
The transfer of such additional Loans to the trust during the DOL Pre-Funding Period must not result in the securities receiving a lower credit rating from the rating agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

(4)
Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the “average interest rate”) for all of the Loans in the trust at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Loans which were transferred to the trust on the closing date.

(5)
Either: (i) the characteristics of the additional Loans must be monitored by an insurer or other credit support provider which is independent of the seller; or (ii) an independent accountant retained by the seller must provide the seller with a letter (with copies provided to the rating agency, the underwriter and the trustee) stating whether or not the characteristics of the additional Loans conform to the characteristics described in the prospectus or prospectus supplement (“Offering Documents”) and/or the pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Loans which were transferred as of the closing date.

(6)
The DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the pooling and servicing agreement or an event of default occurs under the pooling and servicing agreement.

(7)
Amounts transferred to any Pre-Funding Account and/or capitalized interest account used to hold funds temporarily invested pending the purchase of the additional Loans (“Capitalized Interest Account”) used in connection with the pre-funding may be invested only in investments which are permitted by the rating agency. Such investments must consist only of: (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) be rated (or the obligor has been rated) in one of the three highest generic rating categories by the rating agency.

(8)	Certain disclosure requirements must be met.

Limitations on Scope of Relief

The Underwriter Exemption will not apply to a Benefit Plan’s investment in securities if the Benefit Plan fiduciary responsible for the decision to invest in the securities is a borrower or obligor with respect to obligations representing no more than five percent of the fair market value of the obligations constituting the assets of the related trust, or an affiliate of such an obligor, unless:

(1)
in the case of an acquisition in connection with the initial issuance of any series of securities, at least 50% of each class of securities in which Benefit Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

(2)	the Benefit Plan’s investment in any class of securities does not exceed 25% of the outstanding securities of that class at the time of acquisition;

(3)
immediately after the acquisition, no more than 25% of the Benefit Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in securities evidencing interests in trusts sponsored or containing assets sold or serviced by the same entity; and

(4)   the Benefit Plan is not sponsored by any member of the Restricted Group.

Whether the conditions of an Underwriter Exemption will be satisfied as to the securities of any particular class will depend upon the relevant facts and circumstances existing at the time the Benefit Plan acquires the securities. Any Benefit Plan investor that proposes to use assets of a Benefit Plan to acquire securities in reliance upon an Underwriter Exemption should determine whether the Benefit Plan satisfies all of the applicable conditions and consult with its counsel regarding other factors that may affect the applicability of an Underwriter Exemption.

Other Considerations

Any member of the Restricted Group, a borrower or obligor, or any of their affiliates might be considered or might become a Party in Interest with respect to a Benefit Plan. In that event, the acquisition or holding of securities of the applicable series or class by, on behalf of or with assets of that Benefit Plan might be viewed as giving rise to a prohibited transaction under ERISA and Section 4975 of the Code, unless an Underwriter Exemption or another exemption is available. Accordingly, before a Benefit Plan investor makes the investment decision to purchase, to commit to purchase or to hold securities of any series or class, the Benefit Plan investor should determine whether an Underwriter Exemption is applicable and adequate exemptive relief is available or whether any other prohibited transaction exemption, if required, is available under ERISA and Section 4975 of the Code.

Prospective Benefit Plan investors in securities should consult with their legal advisors concerning the impact of ERISA and the Code, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in securities. Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan’s investment portfolio.

The sale of any of the securities to a Benefit Plan will not constitute a representation by the depositor, the underwriters or the trustee that such an investment meets all relevant legal requirements relating to investments by Benefit Plans generally or by any particular Benefit Plan, or that such an investment is appropriate for Benefit Plans generally or for any particular Benefit Plan.

All Benefit Plan investors should also consult the ERISA discussion, if any, in the applicable prospectus supplement for further information regarding the application of ERISA to any particular security.

Legal Investment Considerations

The applicable prospectus supplement for a series of securities will specify whether a class or subclass of those securities, as long as it is rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, will constitute a “mortgage related security” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). That class or subclass, if any, constituting a “mortgage related security” will be a legal investment for persons, trusts, corporations, partnerships, associations, statutory trusts and business entities, including depository institutions, insurance companies, trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities.

Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in “mortgage related securities,” in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by the legislation will be authorized to invest in securities qualifying as “mortgage related securities” only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to any regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain series, classes or subclasses of securities), except under limited circumstances.

The Office of Thrift Supervision, or the OTS, has issued Thrift Bulletin 13a, entitled “Management of Pass-Through Rate Risk, Investment Securities, and Derivatives Activities,” or “TB 13a,” which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS. One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

•	conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives; and

•	conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative.

For the purposes of TB 13a, “complex security” includes among other things any collateralized mortgage obligation or REMIC security, other than any “plain vanilla” mortgage pass-through security, that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features. One or more classes of the securities offered by this prospectus and the accompanying prospectus supplement may be viewed as “complex securities.” The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

The predecessor to the OTS issued a bulletin entitled “Mortgage Derivative Products and Mortgage Swaps” applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain “high-risk” mortgage derivative securities and limitations on the use of those securities by insolvent, undercapitalized or otherwise “troubled” institutions. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

On April 23, 1998, the Federal Financial Institutions Examination Council issued its 1998 Policy Statement. The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or the NCUA, and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any securities, as certain series, classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in certain instances irrespective of SMMEA.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying,” and, with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of securities as “mortgage related securities,” no representation is made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities, may adversely affect the liquidity of the securities.

Investors should consult their own legal advisers in determining whether and to what extent securities offered by this prospectus and the accompanying prospectus supplement constitute legal investments for them.

Accounting Considerations

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of asset-backed securities. Accounting standards, and the application and interpretation of such standards, are subject to change from time to time. Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the securities.

Method of Distribution

Each series of securities offered hereby and by means of the related prospectus supplement may be sold directly by the depositor or may be offered through an underwriter or underwriting syndicates represented by one or more lead underwriters. The prospectus supplement with respect to each series of securities will set forth the terms of the offering of that series of securities and each subclass within that series, including the name or names of the underwriters, the proceeds to the depositor, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the underwriters will sell the securities will be determined.

Generally, the underwriters will be obligated to purchase all of the offered securities of a series described in the prospectus supplement with respect to that series if any securities are purchased. The offered securities may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If stated in the applicable prospectus supplement, the underwriters will not be obligated to purchase all of the offered securities of a series described in the prospectus supplement with respect to that series if any securities are purchased.

If stated in the prospectus supplement, the depositor will authorize underwriters or other persons acting as the depositor’s agents to solicit offers by certain institutions to purchase the offered securities from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which those contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by the depositor. The obligation of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of those contracts.

The depositor may also sell the securities offered by means of this prospectus and the related prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The depositor may effect those transactions by selling securities to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of securities for whom they may act as agents.

The place and time of delivery for each series of securities offered hereby and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to that series.

If and to the extent required by applicable law or regulation, this prospectus and the attached prospectus supplement will also be used by the underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which the underwriter acts as principal. Sales will be made at negotiated prices determined at the time of those sales.

One or more of the underwriters with respect to a series of securities, or affiliates of the underwriters, may engage in financing transactions with the depositor or affiliates of the depositor, including loans or repurchase agreements to provide financing of loans or other assets pending the transfer of those assets to a trust.

Legal Matters

Certain legal matters in connection with the securities offered by this prospectus will be passed upon for the depositor by McKee Nelson LLP, Washington, D.C. Certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

Financial Information

The depositor has determined that its financial statements are not material to investors in the securities offered by this prospectus. The securities will not represent an interest in or an obligation of the depositor.

A new trust will be formed for each series of securities, and no trust will engage in any business activities or have any material assets or obligations before the issuance of the securities of the related series. Accordingly, no financial statements for any trust will be included in this prospectus or in the applicable prospectus supplement.

Static Pool Information

Static pool information with respect to the sponsor’s prior securitized pools, to the extent material, will be available online at an Internet website address specified in the applicable prospectus supplement. In addition, to the extent material, static pool information with respect to the prior securitized pools, presented by pool, or the portfolio of mortgage loans originated or purchased by one or more originators, presented by vintage year, will be similarly available, if specified in the applicable prospectus supplement. The static pool information related to a trust will include information, to the extent material, relating to:

•	payment delinquencies of the mortgage loans;

•	cumulative losses with respect to the mortgage loans; and

•	prepayments of the mortgage loans;

in each case presented in periodic increments.

In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans, as applicable, will be provided. This information may include, among other things (in each case by pool or vintage year): the number of securitized mortgage loans or of originated or purchased mortgage loans; the original pool balance for each securitized pool or the total original balance of the originated or purchased mortgage loans; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average and minimum and maximum credit score; the product type(s); the loan purposes; the weighted average loan-to-value ratio; the distribution of mortgage loans by interest rate; and information regarding the geographic distribution of the mortgage loans.

Static pool information is not deemed part of this prospectus or of the Registration Statement of which the prospectus is a part to the extent that the static pool information relates to (a) any trust that was established by the depositor or any other party before January 1, 2006, (b) information with respect to the portfolio of mortgage loans originated or purchased by an originator for periods before January 1, 2006 or (c) in the case of any information regarding the mortgage loans of any trust established on or after January 1, 2006, information regarding those mortgage loans for periods before January 1, 2006.

Static pool information made available via an Internet website in connection with an offering of securities of any series will remain available on that website for at least five years following commencement of the offering.

Additional Information

The depositor has filed the registration statement with the Securities and Exchange Commission (the “SEC”) (Registration No. 333-143754). The depositor is also subject to some of the information requirements of the Exchange Act, and, accordingly, will file reports thereunder with the SEC. The registration statement and the exhibits thereto, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 233 Broadway, New York, New York 10279 and electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval System at the SEC’s website (http://www.sec.gov).

Incorporation of Certain Information by Reference

The SEC allows the depositor to “incorporate by reference” the information filed with the SEC by the depositor, under Section 13(a), 13(c) or 15(d) of the Exchange Act, that relates to the trust for the securities. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust for any series of securities will automatically update and supersede this information. All current reports on Form 8-K with respect to a trust, including any amendments to such reports, filed by the depositor subsequent to the date of the related prospectus supplement and prior to the termination of the offering of the related securities, shall be deemed to be incorporated by reference into the related prospectus supplement.

The submission of the documents and reports identified above will be accomplished by the depositor, or if applicable, the party specified in the applicable agreement, as described in the related prospectus supplement.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of securities, on written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of securities, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Legal Department, Bayview Financial Securities Company, LLC.

Reports to Securityholders and to the SEC

Periodic reports concerning the trust will be made available to securityholders on the website of the party identified in the related prospectus supplement under the heading “Additional Information.” For a description of these reports, see “The Agreements — Reports to Securityholders.”

Additionally, periodic and annual reports will be filed with the SEC required by the Exchange Act and may be inspected and copied at the public reference facilities maintained by the SEC or viewed electronically via the SEC’s website, in each case as described above under “Additional Information.” In addition, these reports will be available on the website of the party identified in the related prospectus supplement under the heading “Additional Information.”

Ratings

It is a condition to the issuance of the securities of each series offered by this prospectus that at the time of issuance they will have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

Ratings on securities address the likelihood of the receipt by securityholders of their allocable share of principal and interest on the underlying Primary Assets. These ratings address such factors as:

•	structural and legal aspects associated with the securities;

•	the extent to which the payment stream on the underlying assets is adequate to make payments required by the securities; and

•	the credit quality of the credit enhancer or guarantor, if any.

Ratings on the securities do not, however, constitute a statement regarding:

•	the likelihood of principal prepayments by borrowers;

•	the degree by which the rate of prepayments made by borrowers might differ from that originally anticipated; or

•	whether the yields originally anticipated by investors of any series of securities may be adversely affected as a result of those prepayments.

As a result, investors in securities of any series might suffer a lower than anticipated yield.

A rating on any or all of the securities of any series by certain other rating agencies, if assigned at all, may be lower than the rating or ratings assigned to the securities by the rating agency or agencies specified in the related prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

Index of Defined Terms

Page

1986 Act	174
accrual class	175
acquisition premium	177
ADA	167
Advances	122
AFR	171
agreements	109
Allowable Interest Rate	205
Allowable Notional Amount	205
applied loss amount	85
Asset Conservation Act	160
Asset Group	44
Bankruptcy Code	128
basis risk shortfalls	74
Beneficial Owner	78
Benefit Plan	200
BLS	69
book-entry securities	73
buydown	170
buydown loans	54
CERCLA	58
clearing agency	78
clearing corporation	78
Clearstream	77
CMT	50
Code	171
CODI	50
COFI	50
coinsurance	95
collection account	117
condominium form	167
constant yield election	179
cooperative corporation	79
COSI	50
CPI	50
credit limit	144
Debt Securities	174
debt service reduction	156
debt-acceleration	158
deficient valuation	156
definitive securities	73
delinquency advance	122
distribution account	118
DOL	201
DTC	77
due-on-sale	99
electing large partnership	186
eligible counterparty	204
Eligible Investments	118
eligible Swap	204
eligible yield supplement agreement	206
Environmental Policies	96
ERISA	200
EURIBOR	49
Euroclear	77
Euroclear Operator	79
European Depositaries	79
excess inclusion	189
Exchange Act	78
Exemption	202
Fannie Mae	51
Fed Funds Rate	50
FHA	51
FHA/VA Claim Proceeds	167
FHLB Index	51
Foreign Person	171
Freddie Mac	51
full recourse mortgage loans	123
future advance	144
Garn-St. Germain Act	148
GBP LIBOR	49
GPM fund	55
GPM loans	55
Grantor Trust	174
Grantor Trust Certificates	174
hazardous substances	160
highest priority class	132
highest priority class notes	132
holdback loans	51
hybrid ARMs	86

indenture default	131
indirect participants	78
in-house asset manager	205
Interbay	70
interest rate	75
IRS	171
ISDA	91
Issuing Entity	69
lease	164
Lending Affiliates	70
lessee	164
Leveraged	205
LIBOR	49
LIBORSWAP	49
Loans	45
M&T Bank	72
market discount bond	177
master servicer	71
master servicer event of default	125
mortgage notes	47
MTA	50
multi class series	75
National Average Contract Mortgage Rate	51
National Housing Act	168
National Monthly Median COFI	50
NCUA	162
No-Bid	170
noneconomic	186
non-pro rata security	179
Non-ratings dependent Swaps	206
notional	90
obligatory	144
offered securities	73
OID	175
OID Regulations	174
optional	144
outside reserve fund	173
outstanding balance	156
PAC Method	176
partially disbursed loans	51
participants	78
parties in interest	200
Partner Certificates	174
pass through entity	186
Plan Assets Regulation	201
pooling and servicing agreement	109
Pre-Funding Account	207
Pre-Funding Limit	207
Primary Assets	45
Prime Rate	50
prohibited transaction	172
PTCEs	201
QPAM	205
qualified mortgages	197
qualified plan investor	204
Qualified Stated Interest	175
qualifying liquidation	108
rating agency	76
ratings dependent Swaps	206
RCRA	160
real estate assets	197
regular interests	172
Reigle Act	162
Relevant Depositary	79
Relief Act	161
Relief Act shortfalls	162
REMIC regular security	172
REMIC residual certificate	172
REO property	116
residual interests	172
Residual Owner	172
Restricted Group	202
retained interest	45
Revolving Account	61
Revolving Amount	62
Revolving Deposits	61
Revolving Loans	62
Revolving Period	62
Rules	80
sale agreement	108
SBJPA of 1996	197
securities	72
Security Owner	171
securityholder	80
senior securities	76
servicer	71
servicing account	125
servicing advances	122
servicing fee	125
servicing rights owners	71
SIBOR	50
Silver Hill	70

Similar Law	200
SMMEA	209
Standard Certificates	190
Stripped Bond Rules	190
stripped bonds	190
Stripped Certificates	190
subordinate securities	76
Subsequent Loans	61
super-premium class	175
Swap	204
Swap Agreement	204
tax matters person	189
T-Bill	50
Terms and Conditions	79
Tiered REMICs	198
TILA	162
Title V	163
Title VIII	162
Trust Indenture Act	131
U.S. Person	171
UCC	147
Underwriter Exemptions	202
VA	51
withholding agent	181

Annex I

Global Clearance, Settlement and Tax
Documentation Procedures

Except in certain limited circumstances, the globally offered mortgage loan asset backed securities (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed securities issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Global Securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holder meets certain requirements and delivers appropriate U.S. tax documents to the securities clearing organizations or their participants.

1.	Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed securities issues. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock-up or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

2.	Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed securities issues in same-day funds.

Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)           borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)           borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c)           staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a United States person within the meaning of Section 7701(a)(30) of the Code holding a book-entry security through Clearstream Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the trustee or to the U.S. entity required to withhold tax (the “U.S. Withholding Agent”) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

I.           the trustee or the U.S. Withholding Agent receives a statement —

(a)           from the holder on IRS Form W-8BEN (or any successor form) that —

(i)           is signed by the securityholder under penalties of perjury,

(ii)          certifies that such owner is not a United States person, and

(iii)         provides the name and address of the securityholder, or

(b)           from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that —

(i)           is signed under penalties of perjury by an authorized representative of the financial institution,

(ii)          states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the securityholder or that another financial institution acting on behalf of the securityholder has received such IRS Form W-8BEN (or any successor form),

(iii)         provides the name and address of the securityholder, and

(iv)         attaches the IRS Form W-8BEN (or any successor form) provided by the securityholder;

II.           the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the trustee or the U.S. Withholding Agent;

III.          the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the trustee or the U.S. Withholding Agent; or

IV.          the holder is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the trustee or the U.S. Withholding Agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; such holders are encouraged to consult with their tax advisors when purchasing the Global Securities.

A holder holding book-entry securities through Clearstream Luxembourg or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry securities, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number (a “TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all holders holding book-entry securities through Clearstream Luxembourg, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

I.           provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

II.          provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III.         is a corporation, within the meaning of Section 7701(a) of the Code, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Code. Such investors are encouraged to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry securities.

The term “United States person” means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5)to the extent provided in regulations, certain trusts in existence on August 20, 1996, that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

$368,301,000
(Approximate)

Bayview Financial Mortgage Pass-Through Trust 2007-B
Mortgage Pass-Through Certificates, Series 2007-B

Bayview Financial Mortgage Pass-Through Trust 2007-B, Issuing Entity
Bayview Financial, L.P., Sponsor
Bayview Financial Securities Company, LLC, Depositor
Wells Fargo Bank, N.A., Master Servicer

_______________

Prospectus Supplement
July 24, 2007
_______________

JPMorgan

Citigroup

Merrill Lynch & Co.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference to other public filings made by the depositor. We have not authorized anyone to provide you with any other information.

We are not offering the certificates in any state where the offer is not permitted. We do not represent that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.